UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

TMS International Corp.

(Name of Registrant as Specified in its Charter)

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NOTICE OF WRITTEN CONSENT AND APPRAISAL RIGHTS

AND

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED

NOT TO SEND US A PROXY.

September 26, 2013

Dear Stockholder:

This notice of action by written consent and appraisal rights and information statement is being furnished to the holders of shares of common stock of TMS International Corp. (“we”, “us”, “TMS” or the “Company”) in connection with the Agreement and Plan of Merger, dated as of August 23, 2013 (the “merger agreement”), among TMS, Crystal Acquisition Company, Inc., a Delaware corporation (“Parent”), and Crystal Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Sub”), pursuant to which Sub will merge with and into TMS, with TMS continuing as the surviving corporation and a wholly-owned subsidiary of Parent (the “merger”). Parent and Sub were formed by entities controlled by family business interests of Thomas J. Pritzker and Gigi Pritzker. A copy of the merger agreement is attached as Annex A to this information statement.

If the merger is completed, each of your shares of Class A common stock, par value $0.001 per share (“Class A common stock”), and Class B common stock, par value $0.001 per share (“Class B common stock” and, together with the Class A common stock, “Company common stock” or “our common stock”), of the Company, excluding (1) treasury stock, (2) Company common stock owned by Parent or Sub and (3) Company common stock with respect to which appraisal rights have been properly demanded under Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”) and not withdrawn, will be converted into the right to receive $17.50 per share in cash, without interest and less any withholding or other applicable taxes (the “merger consideration”).

Our board of directors, at a meeting duly called and held, unanimously adopted resolutions (1) authorizing and approving the execution, delivery and performance of the merger agreement and the transactions contemplated thereby, including the merger, (2) approving and declaring advisable the merger agreement, the merger, the support agreement among Parent, Sub and the Principal Stockholders (defined below) and the other transactions contemplated by the merger agreement, (3) declaring that the terms of the merger agreement and the transactions contemplated thereby, including the merger, on the terms and subject to the conditions set forth in the merger agreement, are fair to and in the best interests of the stockholders of the Company, (4) directing that the adoption of the merger agreement be submitted to the stockholders of the Company and (5) recommending that the stockholders of the Company adopt the merger agreement.

The adoption of the merger agreement by our stockholders required the affirmative vote or written consent of the holders of shares of Company common stock having a majority of the voting power of all outstanding shares of Company common stock. On August 23, 2013, following execution and delivery of the merger agreement by the parties thereto, Onex Corporation, Onex Partners II LP, 1597257 Ontario Inc., Onex Partners II GP LP, Onex US Principals LP and Tube City EI II Ltd. (collectively, the “Principal Stockholders”), which on such date owned shares of Company common stock representing approximately 60% of the outstanding shares of Company common stock and approximately 90% of the voting power of the outstanding shares of Company common stock, delivered an irrevocable written consent to the Company adopting and approving in all respects the merger agreement and the transactions and agreements contemplated thereby, including the merger. As a result, no further approval of our stockholders is required to adopt and approve the merger agreement and the transactions contemplated thereby, and we have not solicited, and will not be soliciting, your vote for adoption of the merger agreement and will not be calling a stockholders’ meeting for purposes of voting on the adoption of the merger agreement. The first date on which the merger may be consummated is October 16, 2013. This notice and information statement constitute notice to you from TMS of the action by written consent taken by the Principal Stockholders contemplated by Section 228 of the DGCL.

Under Section 262 of the DGCL, if the merger is completed, subject to compliance with the requirements of Section 262 of the DGCL, holders of shares of Company common stock have the right, in lieu of receiving the merger consideration, to commence a proceeding to have the fair value of their shares of Company common stock determined by the Court of Chancery of the State of Delaware, and to receive that value plus interest. In order to exercise your appraisal rights, you must demand in writing an appraisal of your shares no later than 20 days after the mailing of this information statement, or October 16, 2013, and comply with the other procedures set forth in Section 262 of the DGCL, which are summarized in the accompanying information statement. A copy of Section 262 of the DGCL is attached to the accompanying information statement as Annex B. This notice and information statement constitute notice to you from TMS of the availability of appraisal rights under Section 262 of the DGCL. The record date for purposes of determining the stockholders entitled to receive this notice under Section 262 of the DGCL is September 25, 2013.

We urge you to read this entire information statement carefully. Please do not send in your stock certificates at this time. If the merger is completed, you will receive instructions regarding the surrender of your stock certificates and payment for your shares of Company common stock.

By order of the board of directors,

Raymond S. Kalouche

President and Chief Executive Officer

Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in this notice and information statement. Any representation to the contrary is a criminal offense.

The information statement is dated September 26, 2013 and is first being mailed to stockholders on or about September 26, 2013.

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SUMMARY

This Summary, together with the “Questions and Answers About the Merger”, highlights selected information in this information statement and may not contain all of the information about the merger that is important to you. We encourage you to read carefully this entire information statement, its annexes and the documents we refer to in this information statement. Each item in this Summary includes a page reference directing you to a more complete description of that topic. See “Where You Can Find More Information” beginning on page 79. In this information statement, the terms “TMS”, the “Company”, “we”, “our” and “us” refer to TMS International Corp. and its subsidiaries, unless the context requires otherwise. We refer to Crystal Acquisition Company, Inc. as Parent, and Crystal Merger Sub, Inc. as Sub. We refer to Onex Corporation, a corporation existing under the laws of Ontario, Canada, as Onex, and we refer to Onex, Onex Partners II LP, 1597257 Ontario Inc., Onex Partners II GP LP, Onex US Principals LP and Tube City EI II Ltd. collectively as the Principal Stockholders. When we refer to the merger agreement, we mean the Agreement and Plan of Merger, dated as of August 23, 2013, among Parent, Sub and the Company.

The Parties to the Merger (page 17)

TMS International Corp. TMS is the largest provider of outsourced industrial services to steel mills in North America as measured by revenue and has a substantial and growing international presence. TMS offers the most comprehensive suite of outsourced industrial services to the steel industry and its employees and equipment are embedded at customer sites and are integral throughout the steel production process other than steel making itself. TMS’s services are critical to its customers’ 24-hour-a-day operations, enabling them to generate substantial operational efficiencies and cost savings while focusing on their core business of steel making. TMS provides mill services at 81 customer sites in 11 countries across North America, Europe, Latin America and Africa and operate 36 brokerage offices from which it buys and sells raw materials across five continents. Over the past 80 years TMS has established long-standing customer relationships and has served its top 10 customers, on average, for over 35 years. Its diversified customer base includes 12 of the top 15 largest global steel producers, including United States Steel, ArcelorMittal, Gerdau, Nucor, Baosteel, POSCO and Tata Steel.

Crystal Acquisition Company, Inc. Parent is a newly-formed Delaware corporation that was formed by family business interests of Thomas J. Pritzker and Gigi Pritzker (collectively, the “Investors”). Parent has not carried on any business operations to date, except for activities incidental to its formation, in connection with the financing of the merger and as otherwise contemplated by the merger agreement. Upon completion of the merger, the Company will be a wholly-owned subsidiary of Parent.

Crystal Merger Sub, Inc. Sub, a newly-formed Delaware corporation, is a wholly-owned subsidiary of Parent and has not conducted any business operations except for activities incidental to its formation, in connection with the financing of the merger and as otherwise contemplated by the merger agreement. Upon completion of the merger, Sub will cease to exist and the Company will continue as the surviving corporation.

The Merger (page 18)

On August 23, 2013, the Company entered into the merger agreement with Parent and Sub. Upon the terms and subject to the conditions of the merger agreement, at the time the certificate of merger is filed with the Secretary of State of the State of Delaware, or at such later time as is agreed by Parent and TMS as specified in the certificate of merger (the “effective time”), Sub will merge with and into TMS, with TMS continuing as the surviving corporation and a wholly-owned subsidiary of Parent (the “merger”). The merger agreement is attached as Annex A to this information statement, and we encourage you to read it carefully and in its entirety because it is the legal document that governs the merger.

Merger Consideration (page 53)

If the merger is completed, each of your shares of Class A common stock, par value $0.001 per share (“Class A common stock”), and Class B common stock, par value $0.001 per share (“Class B common stock” and, together with the Class A common stock, the “Company common stock” or “our common stock”), of the Company, excluding (1) treasury stock, (2) Company common stock owned by Parent or Sub and (3) Company common stock with respect to which appraisal rights have been properly demanded under Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”) and not withdrawn, will be converted into the right to receive $17.50 per share in cash, without interest and less any withholding or other applicable taxes (the “merger consideration”).

When the Merger is Expected to be Completed (page 53)

We currently anticipate that the merger will be completed in the fourth quarter of 2013. However, there can be no assurance that the merger will be completed at all or, if completed, that it will be completed in the fourth quarter of 2013.

Treatment of Restricted Stock and Stock Options (page 54)

Restricted Stock. Immediately prior to the effective time, each then outstanding share of restricted Class A common stock will automatically vest and be converted in the merger into the right to receive the merger consideration, without interest and less any withholding or other applicable taxes.

Stock Options. Under the merger agreement, we have agreed that our board of directors will adopt such resolutions and take such other actions as may be required to provide that each unexercised option to purchase shares of Company common stock, whether vested or unvested, that is outstanding immediately prior to the effective time will be vested and canceled, with the holder of the stock option becoming entitled to receive from the surviving corporation an amount in cash, without interest, equal to (1) the excess of the merger consideration over the exercise price per share of the option, multiplied by (2) the number of shares of Company common stock subject to the option, less any withholding or other applicable taxes.

Reasons for the Merger; Recommendation of Our Board of Directors (page 28)

After consideration of various factors as discussed in “The Merger — Reasons for the Merger; Recommendation of our Board of Directors” beginning on page 28, our board of directors unanimously:

•	authorized and approved the execution, delivery and performance of the merger agreement and the transactions contemplated by it, including the merger;
•

approved and declared advisable the merger agreement, the merger, the support agreement among Parent, Sub and the Principal Stockholders, and the other transactions contemplated by the merger agreement;

•

declared that the terms of the merger agreement and the transactions contemplated by it, including the merger, on the terms and subject to the conditions set forth in the merger agreement, are fair to and in the best interests of the stockholders of the Company;

•	directed that the adoption of the merger agreement be submitted to the stockholders of the Company; and
•	recommended that the stockholders of the Company adopt the merger agreement.

For a discussion of the material factors considered by our board of directors in making its recommendation, see “The Merger — Reasons for the Merger; Recommendation of our Board of Directors” beginning on page 28.

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Support Agreement (page 41)

Concurrently with the execution and delivery of the merger agreement, Parent, Sub and the Principal Stockholders executed and delivered a support agreement pursuant to which the Principal Stockholders agreed to, among other things,

•	execute and deliver to the Company an irrevocable written consent evidencing their adoption and approval of the merger agreement and the transactions contemplated thereby, including the merger;
•

refrain from voting or delivering consents with respect to their shares of Company common stock with respect to any acquisition proposal, approval of any other merger agreement or merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution or liquidation of or by the Company, and any proposal that would be expected to result in the Company’s breach of, or failure to fulfill a condition to, the merger agreement;

•	not to dispose of any or all of their Company common stock except to certain affiliated parties;
•

not to (1) solicit from a third party or initiate, knowingly facilitate or knowingly encourage the submission of any acquisition proposal; (2) participate in any discussions or negotiations with a third party concerning, or provide any non-public information regarding the Company or any of its subsidiaries or afford access to the books, records or officers of the Company or any of its subsidiaries to any third party that is seeking (to the knowledge of such Principal Stockholder) to make, could reasonably be expected to make, or has made, an acquisition proposal; (3) approve, endorse, recommend or enter into any alternative acquisition agreement; or (4) agree to do any of the foregoing, except (in each case) to the extent the Company is permitted to engage in such discussions under the merger agreement;

•

waive any appraisal rights with respect to the merger and not commence or participate in any claims against Parent, Sub, the Company or any of their respective successors, directors, employees or affiliates relating to the support agreement or the merger agreement or the consummation of the merger;

•

consent to the termination of that certain Investor Stockholder Agreement, dated as of January 25, 2007, among Metal Services Acquisition Corp., Onex Partners II LP, the stockholders listed on the signature pages to such agreement and such other stockholders as, from time to time, become parties to such agreement, and that certain Registration Agreement, dated as of January 25, 2007, among Metal Services Acquisition Corp. and the persons listed on Schedule A thereto and such other stockholder as, from time to time, become parties to such agreement; and

•	subject to certain exceptions, not to solicit for employment or employ certain employees of the Company for a three-year period following the date of the closing of the merger (the “closing date”).

The support agreement terminates upon the earliest to occur of (1) the termination of the merger agreement, (2) the effective time and (3) the mutual written consent of Parent and the Principal Stockholders; provided that, certain covenants of the Principal Stockholders, including the non-solicitation of employees covenant described immediately above, will survive the termination upon the effective time.

Stockholder Action by Written Consent (page 62)

The merger requires the adoption and approval of the merger agreement and the transactions contemplated thereby by the holders of Company common stock representing at least a majority of the voting power of the outstanding shares of Company common stock. On August 23, 2013, following the execution and delivery of the merger agreement by Parent, Sub and the Company, the Principal Stockholders, which on such date owned shares of Company common stock representing approximately 90% of the voting power of the outstanding shares of Company common stock, delivered a written consent adopting and approving in all respects the merger agreement and the transactions and agreements contemplated by it, including the merger. As a result, no further approval of our stockholders is required to adopt and approve the merger agreement and the transactions contemplated by it.

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Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated (page 32)

In connection with the merger, Merrill Lynch, Pierce, Fenner & Smith Incorporated (“BofA Merrill Lynch”), the Company’s financial advisor, delivered to the Company’s board of directors an oral opinion, which was subsequently confirmed by delivery of a written opinion, dated August 23, 2013, as to the fairness, from a financial point of view and as of the date of the opinion, of the merger consideration to be received by the holders of the Class A common stock. The full text of the written opinion, dated August 23, 2013, of BofA Merrill Lynch, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex C to this information statement and is incorporated by reference herein in its entirety. BofA Merrill Lynch provided its opinion to the Company’s board of directors (in its capacity as such) for the benefit and use of the Company’s board of directors in connection with and for purposes of its evaluation of the merger consideration from a financial point of view. BofA Merrill Lynch’s opinion does not address any other aspect of the merger, including the fairness, from a financial point of view, of the merger consideration to be received by the holders of the Class B common stock, and no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to the Company or in which the Company might engage or as to the underlying business decision of the Company to proceed with or effect the merger. BofA Merrill Lynch’s opinion does not constitute a recommendation to any stockholder as to how to act in connection with the proposed merger or any related matter.

Financing of the Merger (page 42)

We estimate that the total amount of funds necessary to complete the merger and the other transactions contemplated by the merger agreement, including the payment of related fees and expenses, will be approximately $1.0 billion. Parent has obtained debt and equity financing commitments, each dated as of August 23, 2013, to finance the merger and the other transactions contemplated by the merger agreement.

The debt financing commitment, obtained from JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC, Goldman Sachs Bank USA, Deutsche Bank AG New York Branch, Deutsche Bank AG Cayman Islands Branch, HSBC Bank USA, National Association and Wells Fargo Bank, National Association, provides for (1) a senior secured asset-based revolving credit facility in an aggregate principal amount of up to $175 million, (2) a senior secured term loan facility in an aggregate principal amount of $400 million and (3) up to $300 million of senior unsecured bridge loans under a senior unsecured credit facility, if and to the extent that less than $300 million of gross cash proceeds from the sale of senior unsecured notes by Sub in a Rule 144A or other private placement are available on the closing date to finance the merger and the other transactions contemplated by the merger agreement. The debt financing is subject to the satisfaction of the conditions set forth in the commitment letter pursuant to which such financing will be provided. For a description of these conditions, please see the section titled “The Merger — Financing of the Merger” beginning on page 42.

For a description of certain covenants in the merger agreement pertaining to the debt financing commitments, please see the section titled “The Merger Agreement — Financing Covenant” beginning on page 63.

The equity financing commitments were obtained, severally, but not jointly, from the Investors in an aggregate amount of $314 million. The Company is a third party beneficiary under the equity financing commitments and has the ability to specifically enforce the equity financing commitments if (1) Parent and Sub are required to consummate the merger on account of the closing conditions having been satisfied, (2) the debt financing (or alternative financing if the debt financing becomes unavailable on the agreed upon terms and conditions) has been funded or will be funded at the closing if the equity financing is funded at the closing, in each case as described in the section titled “The Merger Agreement — Break-Up Fees and Remedies” beginning on page 67, and (3) the Company has irrevocably confirmed that all of the conditions of the Company to effect the merger have been satisfied or waived and it is prepared to consummate the merger. The Investors may assign a portion of the equity financing commitments to other parties, although no assignment of the equity commitment to other parties will affect the Investors’ obligations under the equity financing commitments. The equity financing

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commitments will terminate upon the earliest to occur of (1) the effective time (at which time the Investors’ obligations thereunder will be discharged), (2) the termination of the merger agreement and (3) the Company, Onex or any of Onex’s controlled affiliates asserting a claim against the applicable Investor, Parent, Sub or their respective affiliates in connection with the merger agreement, the equity financing commitments or otherwise, other than a claim to specifically enforce the equity financing commitment or the merger agreement in accordance with their respective terms.

We believe that the amounts committed under the debt and equity commitment letters will be sufficient to complete the merger, but we cannot assure you of that. Those amounts might be insufficient if, among other things, one or more of the parties to the commitment letters fails to fund the respective financing or if the conditions to such commitments are not met. The obligations of Parent and Sub to close the merger are not conditioned upon the consummation of the financings. A failure of Parent and Sub to close the merger resulting from a failure or inability to consummate the financings when Parent and Sub are otherwise required to close the merger under the merger agreement would constitute a breach for purposes of the merger agreement, the remedies for which available to the Company are (1) the right to receive the reverse break-up fee and (2) under the circumstances set forth in the previous paragraph, the right to specifically enforce the equity financing commitments and the merger agreement, in each case as described in the section titled “The Merger Agreement — Break-Up Fees and Remedies” beginning on page 67.

Interests of the Company’s Directors and Officers in the Merger (page 45)

In considering the recommendation of our board of directors, you should be aware that some of our directors and officers have interests in the merger that may be different from, or in addition to, your interests as a stockholder and that may present actual or potential conflicts of interest. These interests include, among others:

•

the vesting of all outstanding options to purchase shares of Company common stock held by our officers and directors, which will be canceled and converted into the right to receive from the surviving corporation an amount in cash ($3,581,985 in the aggregate), without interest, equal to (1) the excess of the merger consideration over the exercise price per share of the option, multiplied by (2) the number of shares of Company common stock subject to the option, less any withholding or other applicable taxes;

•	the vesting of all shares of restricted Class A common stock ($284,550 in the aggregate) held by our directors;
•	continued indemnification and directors’ and officers’ liability insurance applicable to the period prior to completion of the merger; and
•	the continued employment of our officers and the possibility of them entering into new compensation arrangements with Parent following the closing.

Our board of directors was aware of these interests and considered them, among other matters, prior to making its determination to recommend the adoption of the merger agreement to our stockholders.

Restrictions on Solicitations by the Company (page 59)

The merger agreement contains a “no-shop” provision that prohibits the Company from initiating, soliciting or knowingly facilitating or encouraging competing acquisition proposals, engaging in discussions relating to an acquisition proposal or taking certain steps in furtherance of an acquisition proposal. However, until 11:59 p.m. (Eastern time) on September 27, 2013, or, if later, 24 hours following conclusion of the Parent match right (see “The Merger Agreement — Acquisition Proposals” beginning on page 59 for a description of the “Parent match right”), the Company may, subject to the terms and conditions set forth in the merger agreement, furnish information to, and engage in discussions and negotiations with, any third party that makes an unsolicited bona fide, written acquisition proposal, if, among other things, the board of directors of the Company determines in

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good faith (1) that such acquisition proposal either constitutes a superior proposal (see “The Merger Agreement —Acquisition Proposals” beginning on page 59 for a description of the definition of superior proposal) or would reasonably be expected to result in a superior proposal and (2) that the failure to do so would be inconsistent with its fiduciary duties to the holders of Company common stock under applicable law. In addition, until 11:59 p.m. (Eastern time) on September 27, 2013, or, if later, 24 hours following conclusion of the Parent match right, the Company is permitted to terminate the merger agreement to enter into a definitive agreement with respect to such superior proposal, except that the Company must, among other things, notify Parent at least four days in advance of its intention to take such action, negotiate in good faith with Parent, and, concurrently with terminating the merger agreement, pay Parent the break-up fee described under “The Merger Agreement — Break-Up Fees and Remedies” beginning on page 67. As of the date of this information statement, the Company has not received any such acquisition proposals.

Governmental and Regulatory Approvals (page 48)

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), the merger may not be completed until the Company and Parent each file a notification and report form under the HSR Act with the Federal Trade Commission (the “FTC”) and the Antitrust Division of the Department of Justice (the “DOJ”), and the applicable waiting period has expired or been terminated. The notification and report forms under the HSR Act were filed with the FTC and DOJ on August 29, 2013 and the FTC and DOJ granted early termination of the HSR waiting period on September 9, 2013. Notwithstanding the foregoing, at any time before or after the completion of the merger, the DOJ, the FTC or any state may still challenge the merger on antitrust grounds. Private parties and non-U.S. governmental authorities may also institute legal actions under the antitrust laws under some circumstances.

Conditions to the Completion of the Merger (page 64)

Each party’s obligation to complete the merger is subject to the satisfaction or waiver of the following conditions:

•	the stockholder approval having been obtained (which occurred when the Principal Stockholders delivered a written consent on August 23, 2013);
•	this information statement having been cleared by the Securities and Exchange Commission (the “SEC”) and mailed to the Company’s stockholders at least 20 days prior to the closing date;
•	the expiration or termination of the waiting period under the HSR Act; and
•	the absence of any restraining order, injunction, law or other order preventing the consummation of the merger.

The respective obligations of Parent and Sub to effect the merger are subject to the satisfaction or waiver of the following conditions:

•

the Company’s representations and warranties in the merger agreement being true and correct to the extent described in the section titled “The Merger Agreement — Conditions to the Merger” beginning on page 64;

•	the Company having performed or complied in all material respects with all of the obligations required to be performed or complied by it under the merger agreement at or prior to the effective time;
•

the absence since the date of the merger agreement of any change, event, effect, state of facts or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect (see “The Merger Agreement — Material Adverse Effect Definition” beginning on page 56 for a description of the definition of material adverse effect); and

•

Parent having received a certificate signed on behalf of the Company by the chief executive officer or chief financial officer certifying that each of the three preceding conditions has been satisfied.

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The obligation of the Company to effect the merger is subject to the satisfaction or waiver of the following conditions:

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the representations and warranties of Parent and Sub set forth in the merger agreement being true and correct in all material respects as of the date of the merger agreement and as of the effective time (or, if given as of some other time, as of such other time);

•

Parent and Sub having each performed or complied in all material respects with all of the obligations required to be performed or complied with by it under the merger agreement at or prior to the closing; and

•	the Company having received a certificate signed on behalf of Parent by the chief executive officer or chief financial officer certifying that each of the two preceding conditions has been satisfied.

Termination of the Merger Agreement (page 66)

The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time:

•	by mutual written consent of the Company and Parent;
•	by either the Company or Parent if:
•	a governmental entity has taken action preventing, prohibiting or making illegal the transactions contemplated by the merger agreement and such action has become final and nonappealable;
•

under certain circumstances, if the transactions contemplated by the merger agreement have not been consummated on or before January 31, 2014 (the “outside date,” which date may be extended to February 21, 2014 if there is an order issued pursuant to the HSR Act or other antitrust laws); or

•

if there is a breach by Parent or Sub, on the one hand, or the Company, on the other hand, of its representations, warranties, covenants or obligations contained in the merger agreement, which breach would result in the failure to satisfy one or more of the mutual conditions to closing or the conditions to the non-breaching party’s obligations to close, and such breach is incapable of being cured or, if capable of being cured, is not cured by the earlier of (1) thirty days after providing written notice of such breach to the breaching party and (2) the outside date;

•	by the Company:
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if (1) all of the mutual conditions to closing and the conditions to the Parent’s and Sub’s obligations to close have been satisfied, (2) the Company irrevocably confirms by written notice to Parent that all of the conditions to the Company’s obligation to close have been satisfied or waived and it is prepared to consummate the merger, and (3) Parent and Sub fail to consummate the merger within two business days following the later of the delivery of such notice and the last day of the marketing period (see “The Merger Agreement — Effective Time; Marketing Period” beginning on page 53); or

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prior to 11:59 p.m. (Eastern time) on September 27, 2013, or, if later, 24 hours following conclusion of the Parent match right, in order to accept a superior proposal and enter into the alternative acquisition agreement providing for such superior proposal (see “Merger Agreement — Acquisition Proposals” beginning on page 59); provided that the Company pays Parent the break-up fee prior to or concurrently therewith (see “The Merger Agreement — Break-Up Fees and Remedies” beginning on page 67);

•	by Parent in the event that any of the following occurs:
•

a change of recommendation by the Company’s board of directors (see “The Merger Agreement — Acquisition Proposals” beginning on page 59 for a description of the actions constituting a “change of recommendation”);

•	a breach by the Company in any material respect of its obligations with respect to acquisition proposals (see “Merger Agreement — Acquisition Proposals” beginning on page 59); or

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•	the authorization or public proposal by the Company, the Company’s board of directors or any committee of the board of directors to make a change of recommendation.

Break-Up Fees and Remedies (page 67)

If the merger agreement is terminated, in certain circumstances (1) Parent may be required to pay the Company a reverse break-up fee equal to $45,126,722 and (2) the Company may be required to pay to Parent a break-up fee equal to $26,034,647, in each case as described in the section titled “The Merger Agreement — Break-Up Fees and Remedies” beginning on page 67.

The parties will be entitled to injunctions to prevent or restrain breaches or threatened breaches of the merger agreement and to specifically enforce the performance of the terms and provisions of the merger agreement. However, the Company may seek specific performance of Parent’s right to cause the equity financing to be funded and to consummate the merger only in the event that:

•	Parent and Sub are required to close the merger on account of their respective closing conditions having been satisfied and they fail to complete the closing by the closing date;
•	the debt financing has been funded or will be funded at closing if the equity financing is funded at the closing; and
•	the Company irrevocably confirms by written notice to Parent that all conditions to the Company’s obligation to close have been satisfied or waived and it is prepared to consummate the merger.

Except for the right to specific performance described above, the Company’s right to receive the reverse break-up fee is the sole and exclusive remedy for the Company and its related parties against Parent and Sub and their related parties for all damages with respect to the merger agreement.

Except for the right to specific performance described above, Parent’s right to receive the break-up fee is the sole and exclusive remedy for Parent and its related parties against the Company and its related parties in circumstance in which the break-up fee is payable. However, in certain other circumstances where the break-up fee is not payable, the Company is not relieved of liability to Parent and its related parties for willful and intentional breaches of the merger agreement.

Limited Guaranties (page 44)

Concurrently with the execution of the merger agreement, each of the Investors executed and delivered a limited guaranty in favor of the Company, pursuant to which, subject to the terms and conditions thereof, the Investors guaranteed the payment of their respective pro rata portions of the reverse break-up fee and certain expense and indemnification obligations of Parent under the merger agreement.

Payment of Merger Consideration and Surrender of Stock Certificates (page 41)

You will be sent a letter of transmittal by the paying agent with related instructions promptly after the completion of the merger describing how you may exchange your shares of Company common stock for the consideration to be paid pursuant to the merger agreement. If your shares of Company common stock are held in “street name” by your bank, brokerage firm or other nominee, you will receive instructions from your bank, brokerage firm or other nominee as to how to effect the surrender of your “street name” shares of Company common stock in exchange for the consideration to be paid pursuant to the merger agreement. You should not return your certificates to the paying agent without a letter of transmittal, and you should return your certificates only to the paying agent and not to the Company.

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Material United States Federal Income Tax Consequences (page 48)

For U.S. federal income tax purposes, if you are a U.S. holder, your receipt of cash in exchange for your shares of Company common stock in the merger generally will result in your recognizing gain or loss measured by the difference, if any, between the cash you receive in the merger (plus the amount, if any, of taxes withheld) and your tax basis in your shares of Company common stock. The merger will generally not be a taxable transaction to non-U.S. holders under U.S. federal income tax laws unless the non-U.S. holder has certain connections to the United States, but may be a taxable transaction under foreign tax laws. You should read “The Merger — Material United States Federal Income Tax Consequences” beginning on page 48 for the definition of “U.S. holder” and “non-U.S. holder” and for a more detailed discussion of the U.S. federal income tax consequences of the merger. You should also consult your tax advisor for a complete analysis of the effect of the merger on your U.S. federal, state, local and/or foreign taxes.

Accounting Treatment (page 48)

The merger will be accounted for as a purchase transaction for financial accounting purposes.

Delisting and Deregistration of Company Common Stock (page 40)

Shares of the Class A common stock are currently traded on the New York Stock Exchange (the “NYSE”) under the stock symbol “TMS.” Upon completion of the merger all shares of the Class A common stock will cease to be listed for trading on the NYSE and will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Market Price of the Class A Common Stock (page 78)

The closing sale price of our Class A common stock on the NYSE on August 23, 2013, the last trading day prior to our public announcement that we had entered into the merger agreement, was $15.57 per share. On September 23, 2013, the most recent practicable trading date prior to the date of this information statement, the closing sale price of our Class A common stock on the NYSE was $17.44 per share.

Appraisal Rights (page 69)

If the merger is consummated, holders of the Company common stock may elect, in lieu of accepting the merger consideration, to pursue appraisal rights under Section 262 of the DGCL and to receive the judicially determined “fair value” of their shares, which could be more or less than, or the same as, the merger consideration, but only if they comply with the procedures required by Section 262 of the DGCL. In order to perfect these rights, you must make a written demand for appraisal by no later than October 16, 2013, which is the date that is 20 days following the mailing of this information statement, and otherwise comply with the procedures set forth in Section 262 of the DGCL for exercising appraisal rights. For a summary of these procedures, see “Appraisal Rights” beginning on page 69. A copy of Section 262 of the DGCL is also included as Annex B to this information statement. Failure to follow the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights.

Litigation Related to the Merger (page 50)

The Company and its board of directors are named as defendants in a purported class action lawsuit filed in the Court of Chancery of the State of Delaware on August 30, 2013 brought by an individual who claims to be a minority stockholder of the Company. The stockholder action alleges, among other things, that the Company’s board of directors breached its fiduciary duties owed to the Company’s stockholders and seeks, among other things, to enjoin the defendants from completing the merger on the agreed upon terms or, in the event that the merger is consummated, to recover damages resulting from defendants’ alleged wrongful conduct.

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Additional Information (page 79)

You can find more information about the Company in the periodic reports and other information we file with the U.S. Securities and Exchange Commission, or the SEC. The information is available at the SEC’s public reference facilities and at the website maintained by the SEC at www.sec.gov. For a more detailed description of the additional information available, see “Where You Can Find More Information” beginning on page 79.

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QUESTIONS AND ANSWERS ABOUT THE MERGER

The following questions and answers address briefly some questions you may have regarding the merger and the merger agreement. These questions and answers may not address all questions that may be important to you as a stockholder of TMS. Please refer to the more detailed information contained elsewhere in this information statement and the annexes to this information statement.

Q:	Why am I receiving these materials?
A:	As a result of entering into the merger agreement, applicable laws and regulations require us to provide notice that on August 23, 2013, the Principal Stockholders, which on that date held approximately 90% of the voting power of the shares of Company common stock outstanding on that date, delivered to the Company a written consent adopting and approving in all respects the merger agreement and the transactions and agreements contemplated thereby, including the merger. As a result, your vote is not required and is not being sought. We are not asking you for a proxy and you are requested not to send us a proxy. This information statement also constitutes notice to you of the availability of appraisal rights under Section 262 of the DGCL, a copy of which is attached to this information statement as Annex B to this information statement.

Q:	What is the proposed transaction?
A:	The proposed transaction is the acquisition of the Company by Parent pursuant to the merger agreement. Under the terms of the merger agreement, upon the satisfaction or waiver of the closing conditions (to the extent such conditions are waivable) contained in the merger agreement, at the effective time, Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and as a wholly-owned subsidiary of Parent. After the merger, shares of the Class A common stock will cease to be traded on the NYSE.

Q:	Why did our board of directors approve the merger and adopt the merger agreement?
A:	After careful consideration and evaluation of the merger, and in consideration of, among other things, the opinion of the Company’s financial advisor that the merger consideration to be paid to the holders of Class A common stock pursuant to the merger agreement was fair, from a financial point of view, to the holders of shares of Class A common stock, our board of directors approved, adopted and declared advisable the merger agreement and the transactions contemplated thereby, including the merger. To review our board of directors’ reasons for recommending and approving the merger agreement and the transactions contemplated thereby, including the merger, see “The Merger — Reasons for the Merger; Recommendation of Our Board of Directors” on page 28.

Q:	What will I receive for my shares of Company common stock in the merger?
A:	Upon completion of the merger, you will receive the $17.50 per share merger consideration in cash, without interest and less any withholding or other applicable taxes, for each share of our common stock that you own. This does not apply to (1) shares held by any of our stockholders who are entitled to and who properly demand appraisal rights under Section 262 of the DGCL, (2) treasury shares and (3) shares held by Parent or Sub. From and after the effective time, you will not own shares of stock in TMS or Parent.

Q:	Will I owe taxes as a result of the merger?
A:

The merger generally will be a taxable transaction for U.S. holders of Company common stock. As a result, assuming you are a U.S. holder, any gains you recognize as a result of the merger will be subject to United States federal income tax and also may be taxed under applicable state, local or other tax laws. In general, you will recognize gain or loss equal to the difference between (1) the merger consideration and (2) the adjusted tax basis of the shares of Company common stock you surrender in the merger. The merger generally will not be a taxable transaction to non-U.S. holders under U.S. federal income tax laws unless the

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non-U.S. holder has certain connections to the United States, but may be a taxable transaction under foreign tax laws. In addition, under certain circumstances, a portion of the merger consideration received may be subject to withholding under applicable tax laws. Any withheld amounts will be treated for all purposes as having been paid to the holder in respect of whose shares the withholding was made.

You should read “The Merger — Material United States Federal Income Tax Consequences” beginning on page 48 for a more complete discussion of the U.S. federal income tax consequences of the merger. Tax matters can be complicated, and the tax consequences of the merger to you will depend on your particular tax situation. We urge you to consult your tax advisor for a complete analysis of the effect of the merger on your federal, state, local and/or foreign taxes.

Q:	How will the restricted stock be treated in the merger?
A:	Immediately prior to the effective time, each then-outstanding share of restricted Class A common stock will automatically vest and be converted in the merger into the right to receive the merger consideration, without interest and less any withholding or other applicable taxes.

Q:	How will the Company’s stock options be treated in the merger?
A:	Under the merger agreement, we have agreed that our board of directors will adopt such resolutions and take such other actions as may be required to provide that each unexercised option to purchase shares of Company common stock, whether vested or unvested, that is outstanding immediately prior to the effective time is vested and canceled, with the holder of the stock option becoming entitled to receive from the surviving corporation an amount in cash, without interest, equal to (1) the excess of the merger consideration over the exercise price per share of the option, multiplied by (2) the number of shares of Company common stock subject to the option, less any withholding or other applicable taxes.

Q:	When do you expect the merger to be completed? What is the “marketing period”?
A:	We are working toward completing the merger as quickly as possible, and we anticipate that it will be completed in the fourth quarter of 2013. In order to complete the merger, the closing conditions under the merger agreement must be satisfied or waived (to the extent such conditions are waivable). Neither we nor Parent and Sub are obligated to complete the merger unless and until the closing conditions in the merger agreement have been satisfied or waived (to the extent such conditions are waivable). These closing conditions are described in “The Merger Agreement — Conditions to the Merger” beginning on page 64.

In addition, the closing date could be affected by, among other things, the marketing period for Sub’s debt financing. The “marketing period” means the first period of 15 consecutive business days after the date of the merger agreement throughout which Parent and Sub have received the financial and other information required to be provided by the Company under the merger agreement in connection with the arrangement of debt financing; provided that the marketing period will not commence prior to the mailing of the information statement to the Company’s stockholders. If the marketing period would not end prior to December 20, 2013, then it will not commence until after January 6, 2014. November 29, 2013 will not be included as a business day in determining the marketing period. See “The Merger Agreement — Financing Covenant” beginning on page 63 and “The Merger Agreement — Effective Time; Marketing Period” on page 53.

Q:	What effects will the proposed merger have on the Company?
A:	Upon completion of the proposed merger, the Company will cease to be a publicly traded company and will be a wholly-owned subsidiary of Parent. As a result, you will no longer have any interest in our future earnings or growth, if any. Following completion of the proposed merger, the registration of our Class A common stock and our reporting obligations with respect to our Class A common stock under the Exchange Act are expected to be terminated. In addition, upon completion of the proposed merger, shares of our Class A common stock will no longer be listed on the NYSE or any other stock exchange or quotation system.

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Q:	Will I continue to receive regular quarterly dividends?
A:	A cash dividend in the amount of $0.10 per share was declared on July 26, 2013 and paid on September 20, 2013. However, any additional dividends may only be declared and paid with the prior written consent of Parent. The Company does not anticipate declaring or paying any additional quarterly or other dividends prior to the closing of the merger.

Q:	Will the merger consideration I receive in the merger increase if the Company’s results of operations improve or if the price of the Company’s common stock increases above the current merger consideration?
A:	No. The merger consideration is fixed at $17.50 in cash per share, without interest and subject to withholding and other applicable taxes. The merger agreement does not contain any provision that would adjust the merger consideration (in either direction) based on fluctuations in the price of the Company’s common stock or based on the results of operations of the Company prior to the consummation of the merger.

Q:	What happens if the merger is not consummated?
A:	If the merger is not consummated for any reason, our stockholders will not receive any payment for their shares pursuant to the merger agreement. Instead, TMS will remain a public company and our Class A common stock will continue to be registered under the Exchange Act and listed for trading on the NYSE.

Q:	Why am I not being asked to vote on the merger?
A:	Consummation of the merger requires the adoption and approval of the merger agreement by the holders of shares of Company common stock having a majority of the voting power of all outstanding shares of Company common stock. The requisite stockholder approval was obtained on August 23, 2013 when, following the execution and delivery of the merger agreement by Parent, Sub and the Company, the Principal Stockholders, which on such date owned shares of Company common stock representing approximately 60% of the outstanding shares of Company common stock and approximately 90% of the voting power of the outstanding shares of Company common stock entitled to vote on the adoption of the merger agreement, delivered an irrevocable written consent to the Company adopting and approving in all respects the merger agreement and the transactions and agreements contemplated thereby, including the merger. As a result, no further approval of our stockholders is required to adopt and approve the merger agreement and the transactions contemplated thereby.

Q:	What happens if a third party makes an offer to acquire the Company before the merger is completed?
A:	If a third party makes an unsolicited bona fide, written acquisition proposal to the Company prior to 11:59 p.m. (Eastern time) on September 27, 2013, or, if later, 24 hours following conclusion of the Parent match right, the Company may, prior to such date, negotiate and discuss the proposal with the third party under certain circumstances specified in the merger agreement. If our board of directors determines in good faith that such acquisition proposal constitutes a superior proposal and the Company notifies Parent and complies with certain additional requirements of the merger agreement, including, if requested by Parent, negotiating with Parent during a period of four days so that Parent has the opportunity to submit a matching or topping proposal, and Parent does not submit a matching or topping proposal during such four day period, then the Company may terminate the merger agreement to accept the superior proposal before 11:59 p.m. (Eastern time) on September 27, 2013, or, if later, 24 hours following conclusion of the four day period described above. The Company must pay Parent the break-up fee prior to or concurrently with such termination. See “The Merger Agreement — Termination of the Merger Agreement” beginning on page 66. As of the date of this information statement, the Company has not received any such acquisition proposals.

Q:	Did our board of directors approve and recommend the merger agreement?
A.	Yes. Our board of directors unanimously approved the merger agreement and the merger and recommended that the Company’s stockholders adopt the merger agreement.

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Q:	Are the Principal Stockholders receiving the same consideration per share in the merger as the other stockholders?
A:	Yes. Each share of Class A common stock and each share of Class B common stock will be converted in the merger into the right to receive $17.50 per share in cash, without interest and less any withholding or other applicable taxes.

Q:	Am I entitled to appraisal rights in connection with the merger?
A:	Yes. You are entitled to exercise your appraisal rights in accordance with the procedures specified in Section 262 of the DGCL in connection with the merger. For further information, please see “Appraisal Rights” beginning on page 69.

Q:	What happens if I sell my shares before completion of the merger?
A:	If you transfer your shares of Company common stock before completion of the merger, you will have transferred the right to receive the consideration to be paid pursuant to the merger agreement. In order to receive such consideration, you must hold your shares through the completion of the merger.

Q:	Should I send in my stock certificates now?
A:	No. After the effective time, the paying agent will mail to each person who was, as of immediately prior to the effective time, a holder of record of shares of Company common stock a letter of transmittal and instructions for use in effecting the surrender of the certificates in exchange for the merger consideration. The paying agent will pay each holder of record the per share merger consideration upon its receipt of (1) surrendered certificates or book-entry shares and (2) a signed letter of transmittal and any other items specified by the paying agent. Interest will not be paid or accrue in respect of the merger consideration. Parent, the surviving corporation or the paying agent will be entitled to reduce the amount of any merger consideration paid to you by any applicable withholding taxes. YOU SHOULD NOT RETURN YOUR CERTIFICATES TO THE PAYING AGENT WITHOUT A LETTER OF TRANSMITTAL, AND YOU SHOULD NOT RETURN YOUR CERTIFICATES TO THE COMPANY.

If you hold your shares of Company common stock in “street name” through a broker, bank or other nominee, then you will receive instructions from your broker, bank or other nominee as to how to effect the surrender of your “street name” shares in exchange for the merger consideration.

Q:	Who can help answer my other questions?
A:	If you have more questions about the merger, or would like additional copies of this information statement, you should contact Corporate Secretary in writing at TMS International Corp., 12 Monongahela Avenue, Glassport, Pennsylvania 15045, or by telephone at (412) 678-6141.

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FORWARD-LOOKING STATEMENTS

Certain statements in this information statement regarding the proposed transaction, the expected timetable for completing the transaction, benefits of the transaction, future opportunities for the Company and any other statements regarding the Company’s future expectations, beliefs, goals or prospects contained in this information statement constitute “forward-looking statements” under Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be preceded by, followed by or include the words “may,” “will,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “could,” “might,” or “continue” or the negative or other variations thereof or comparable terminology. You should not place undue reliance on any of these forward-looking statements.

Many factors could cause actual results to differ materially from those indicated by the forward-looking statements or could contribute to such differences, including:

•

North American and global steel production volumes and demand for steel are impacted by regional and global economic conditions and by conditions in our key end-markets, including automotive, consumer appliance, industrial equipment and construction markets;

•	we rely on a number of significant customers and contracts, the loss of any of which could have a material adverse effect on our results of operations;
•	some of our operations are subject to market price and inventory risk arising from changes in commodity prices;
•	if we fail to make accurate estimates in bidding for long-term contracts, our profitability and cash flow could be materially adversely affected;
•	operating in various international jurisdictions subjects us to a variety of risks;
•	our international expansion strategy may be difficult to implement and may not be successful;
•

our business involves a number of personal injury and other operating risks, and our failure to properly manage these risks could result in liabilities and loss of future business not fully covered by insurance and loss of future business and could have a material adverse effect on results of operations;

•

we are subject to concentrated credit risk and we could become subject to constraints on our ability to fund our planned capital investments and/or maintain adequate levels of liquidity and working capital under our senior secured ABL facility as a result of concentrated credit risk, declines in raw material selling prices or declines in steel production volumes;

•

if we experience delays between the time we procure raw materials and the time we sell them, we could become subject to constraints on our ability to maintain adequate levels of liquidity and working capital;

•	our estimates of future production volumes may not result in actual revenue or translate into profits;
•	counterparties to agreements with us may not perform their obligations;
•	exchange rate fluctuations or decreases in exports of steel may materially adversely impact our business;
•	an increase in our debt service obligations may materially adversely affect our earnings and available cash and could make it more difficult to refinance our existing debt;
•

the terms of our credit facilities and senior subordinated notes may restrict our current and future operations, particularly our ability to finance additional growth or take some strategic or operational actions;

•	we expend significant funds and resources to embed ourselves at our customers’ sites, but we may not receive significant profits for a period of time following such efforts;
•	increases in costs of maintenance and repair of our equipment or increases in energy prices could increase our operating costs and reduce profitability;
•

higher than expected claims under our self-insured health plans, under which we retain a portion of the risk, and our large deductible workers’ compensation program could adversely impact our results of operations and cash flows;

•	we are exposed to work stoppages and increased labor costs resulting from labor union activity among our employees and those of our customers;
•	we could be exposed to unknown or unmanaged risks or losses due to employee misconduct or fraud;

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•	our pension and other post-employment benefit plans are currently underfunded or unfunded and we have to make cash payments, which may reduce the cash available for our business;
•	higher than expected claims that are in excess of the amount of our coverage under insurance policies would increase our costs;
•

equipment failure, failure of our computer, information processing, or communications hardware, software, systems or infrastructure or other events could cause business interruptions that could have a material adverse effect on our results of operations;

•

we are subject to acquisition risks. If we are not successful in integrating companies that we acquire or have acquired, we may not achieve the expected benefits and our profitability and cash flow could suffer. In addition, the cost of evaluating and pursuing acquisitions may not result in a corresponding benefit;

•

our business is subject to environmental and health and safety regulations that could expose us to liability, increase our cost of operations, or otherwise have a material adverse effect on our results of operations;

•	failure to comply with the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act, and similar regulations could subject us to penalties and other adverse consequences;
•	we may see increased costs arising from health care reform;
•	rapidly growing supply in China and other developing economies may grow faster than demand in those economies, which may result in additional excess worldwide capacity and falling steel prices;
•	a downgrade in our credit ratings would make it more difficult for us to raise capital and would increase the cost of raising capital;
•	we face significant competition in the markets we serve;
•	we may not be able to sustain our competitive advantages in the future;
•	we may not be able to successfully adapt to changes in the scrap trading industry;
•	the future success of our business depends on retaining existing and attracting new key personnel;
•

future conditions might require us to make substantial write-downs in our assets, including requiring us to incur goodwill impairment charges, which could materially adversely affect our balance sheet and results of operations;

•	we may be subject to potential asbestos-related and other liabilities associated with former businesses;
•	certain of our operations are dependent on access to freight transportation;
•	our tax liabilities may substantially increase if the tax laws and regulations in the jurisdictions in which we operate change or become subject to adverse interpretations or inconsistent enforcement;
•	increased use of materials other than steel may have a material adverse effect on our business;
•	regulation of greenhouse gas emissions and climate change issues may materially adversely affect our operations and markets;
•	if we fail to protect our intellectual property and proprietary rights adequately or infringe the intellectual property of others, our business could be materially adversely affected;
•	the results and impact of the announcement of the merger;
•	the timing for satisfying the conditions to the consummation of the merger;
•	the failure to obtain, delays in obtaining or adverse conditions contained in any required regulatory or other approvals in connection with the merger;
•	the failure to consummate or delay in consummating the merger for any reason;
•	the outcome of any legal proceedings that have been or may be instituted against the Company and others related to the merger agreement;
•	the failure to obtain the necessary equity or debt financing set forth in financing commitments received in connection with the merger; and
•	the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this information statement, in the most recent Annual Report on Form 10-K of the Company and elsewhere in the Company’s filings with the SEC. We assume no obligation to update any forward-looking statements after the date of this information statement as a result of new information, future events or developments except as required by federal securities laws.

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THE PARTIES TO THE MERGER

The Company

TMS International Corp.

12 Monongahela Avenue

Glassport, Pennsylvania 15045

(412) 678-6141

TMS is the largest provider of outsourced industrial services to steel mills in North America as measured by revenue and has a substantial and growing international presence. TMS offers the most comprehensive suite of outsourced industrial services to the steel industry and its employees and equipment are embedded at customer sites and are integral throughout the steel production process other than steel making itself. TMS’s services are critical to its customers’ 24-hour-a-day operations, enabling them to generate substantial operational efficiencies and cost savings while focusing on their core business of steel making. TMS provides mill services at 81 customer sites in 11 countries across North America, Europe, Latin America and Africa and operate 36 brokerage offices from which it buys and sells raw materials across five continents. Over the past 80 years TMS has established long-standing customer relationships and has served its top 10 customers, on average, for over 35 years. Its diversified customer base includes 12 of the top 15 largest global steel producers, including United States Steel, ArcelorMittal, Gerdau, Nucor, Baosteel, POSCO and Tata Steel.

For more information about us, please visit our website at www.tmsinternationalcorp.com. The information provided on our website is not part of this information statement, and therefore is not incorporated by reference. Detailed descriptions about our business and financial results are contained in our annual report on Form 10-K for the fiscal year ended December 31, 2012, which is attached to this information statement as Annex D.

Our Class A common stock is publicly traded on the NYSE under the symbol “TMS”.

Parent and Sub

Crystal Acquisition Company, Inc.

Crystal Merger Sub, Inc.

71 South Wacker Drive, Suite 4700

Chicago, Illinois 60606

Parent is a newly-formed Delaware corporation that was formed by entities controlled by the Investors. Parent has not carried on any business operations to date, except for activities incidental to its formation, in connection with the financing of the merger and as otherwise contemplated by the merger agreement. Upon completion of the merger, the Company will be a wholly-owned subsidiary of Parent.

Sub, a newly-formed Delaware corporation, is a wholly-owned subsidiary of Parent and has not carried on any business operations to date, except for activities incidental to its formation, in connection with the financing of the merger and as otherwise contemplated by the merger agreement. Upon completion of the merger, Sub will cease to exist and the Company will continue as the surviving corporation.

The Investors are F.L.P. Trust #14, P.G. Gigi Trust M, F.L.P. Trust #11, P.G. Tom Trust M and P.G. Tom Trust, trusts for the benefit of Thomas J. Pritzker and Gigi Pritzker and their respective lineal descendants, which are advised by the The Pritzker Organization, L.L.C. (“TPO”). TPO is the merchant bank for the family business interests of certain members of the Pritzker family, including the Investors.

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THE MERGER

Background of the Merger

On March 25, 2013 our board of directors’ decided to explore a formal sale process. This decision was made in the context of the Company’s on-going review of strategic alternatives with a view toward improving shareholder value; the review included a number of discussions with competitors of the Company, which we refer to as “strategic buyers.”

Starting in 2010, members of our board of directors and senior management held discussions with respect to potential business combinations and other strategic transactions, including a sale of the Company, with one strategic buyer, which we refer to as “Strategic Buyer 1.” In April and May 2010, an investment banker (other than BofA Merrill Lynch) arranged a series of contacts between Strategic Buyer 1 and the Company during which Strategic Buyer 1 and the Company entered into a nondisclosure agreement, exchanged high-level due diligence materials, and discussed the possibility of an acquisition of the Company by Strategic Buyer 1. The same investment banker arranged another series of discussions during the summer of 2012. As part of those discussions, Strategic Buyer 1 and the Company entered into a new nondisclosure agreement and exchanged high-level due diligence information. During the summer of 2012, members of the respective senior management teams of Strategic Buyer 1 and the Company met in person to discuss the possibility of a business combination between Strategic Buyer 1 and the Company. Following the meeting, the investment banker informed the Company that Strategic Buyer 1 was not ready to move forward with any further discussions due to impending changes in management of Strategic Buyer 1. Following the conclusion of those management changes, in October 2012, the investment banker reported to the Company that he had made a presentation to one or more members of the new senior management team of Strategic Buyer 1 with respect to the business combination of Strategic Buyer 1 and the Company. In November 2012, at the recommendation of the investment banker, a member of our board of directors placed a telephone call to the chief executive officer of Strategic Buyer 1 to propose renewing discussions, but the chief executive officer did not return the telephone call. In early February 2013, another investment banker independently reached out to the chief executive officer of Strategic Buyer 1 to discuss a potential strategic transaction between Strategic Buyer 1 and the Company. The investment banker reported to the Company that he had encouraged the chief executive officer of Strategic Buyer 1 to contact members of the Company’s senior management team, and also encouraged the Company’s chief executive officer to contact the chief executive officer of Strategic Buyer 1. The Company’s chief executive officer contacted Strategic Buyer 1’s chief executive officer asking to speak to him, but Strategic Buyer 1’s chief executive officer did not respond. Additional contacts were made with Strategic Buyer 1 after March 2013 and are included in the description of the sale process below.

During 2012 and 2013, members of our board of directors held discussions with respect to a business combination with another strategic buyer, which we refer to as “Strategic Buyer 2.” In April 2012, an investment banker (other than BofA Merrill Lynch and not the same investment bankers who arranged the meetings with Strategic Buyer 1 described above) arranged on his own initiative for two members of our board of directors to meet with principals of the controlling stockholder of Strategic Buyer 2. The conversation was introductory in nature. In January 2013, the same investment banker arranged for the same persons to meet again and the persons in attendance discussed a potential business combination between Strategic Buyer 2 and the Company. The Company offered a further meeting to continue the discussions, but Strategic Buyer 2 did not respond. In February 2013, the same investment banker who had arranged the earlier meetings contacted Strategic Buyer 2 to determine whether there was any interest in pursuing a business combination or other strategic transaction with the Company. The investment banker reported to the Company that Strategic Buyer 2 was not interested in discussing a strategic transaction with the Company at the time. Additional contacts occurred with Strategic Buyer 2 after March 2013 and are included in the description of the sale process below.

During the three years leading up to and during the sale process, members of the Company’s senior management team held discussions from time to time with respect to potential strategic transactions with another strategic buyer, which we refer to as “Strategic Buyer 3.” In 2010, Strategic Buyer 3 and the Company entered into a

18

nondisclosure agreement and held a meeting between members of their respective senior management teams. In September and November 2012, members of the respective senior management teams of Strategic Buyer 3 and the Company met to discuss potential transactions. An additional contact occurred with Strategic Buyer 3 after March 2013 and is included in the description of the sale process below.

In addition to pursuing a potential sale of the Company, business combinations and other strategic transactions, during November 2012, March 2013 and May 2013, members of our board of directors and senior management met with various investment bankers during this time period to explore other alternatives for improving shareholder value, such as follow-on equity offerings, dividend recapitalizations and dividend programs.

On March 25, 2013, our board of directors held a meeting and discussed two initiatives to increase shareholder value: a dividend program and a potential sale process. Our board of directors formed a consensus that it would enhance the value of the Company common stock to begin paying a regular quarterly dividend and our board of directors determined that it would be in the best interests of our stockholders for the Company to commence the payment of a quarterly dividend of $0.10 per share on the Class A common stock and Class B common stock. Our board of directors ultimately declared the Company’s first quarterly dividend on April 24, 2013. At the March 25, 2013 board meeting, members of our board of directors also stated their view that the Company common stock was undervalued. On March 22, 2013, the last trading day prior to the board meeting, the Class A common stock had a closing price of $13.38 per share and a volume weighted average price for the previous one month, three months, six months and 12 months of $13.63, $13.39, $11.65 and $11.41 per share, respectively. Our directors discussed informal conversations that certain directors had with various investment banks regarding a potential sale of the Company. As part of those conversations, the investment banks shared their informal impressions of potential sale prices, which ranged from $15 to $20 per share. Our board of directors also discussed the current environment for acquisitions, including the lack of high quality companies for purchase in the private equity market and favorable credit markets. Our board of directors determined that the Company’s stockholders would be best served by the Company exploring whether a strategic transaction would maximize shareholder value. Our board of directors also determined that a transaction committee consisting of a small group of directors who were not members of management, had the appropriate experience and could meet as frequently as necessary, often with limited advance notice, could most effectively manage a potential sale process and direct the activities of the Company’s financial and legal advisors and manage the other aspects of a potential sale process, subject to oversight by and the ultimate authority of our board of directors. Our board of directors formed a transaction committee consisting of Messrs. Connelly, Duncanson, Osborne and Srivastava to direct and manage a potential sale process and report to our full board of directors at such times as our board of directors requested or such other times as the transaction committee determined was appropriate to do so.

On March 27, 2013, the transaction committee held its first meeting and discussed the exploratory meetings that members of the transaction committee had held with three investment banks concerning various possible value-maximizing strategies for the Company, including a sale of the Company.

On April 4, 2013, the transaction committee held a meeting with representatives of BofA Merrill Lynch at which BofA Merrill Lynch discussed a potential sale process. Following that meeting, the transaction committee determined to engage BofA Merrill Lynch, subject to reaching an appropriate agreement on fees and other relevant terms. The transaction committee selected BofA Merrill Lynch as the Company’s financial advisor on the basis of BofA Merrill Lynch’s experience in transactions similar to the merger, its reputation in the investment community and its familiarity with the Company and its business.

During the weeks of March 31, 2013 and April 7, 2013, the transaction committee negotiated the fee structure for BofA Merrill Lynch to serve as the Company’s financial advisor in connection with the potential sale of the Company. On April 10, 2013, BofA Merrill Lynch and the transaction committee agreed in principle on the fee structure.

On April 25, 2013, the Company announced its results for the fiscal quarter ended March 31, 2013.

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On April 26, 2013, an investment banker that had not been retained by the Company advised the Company that he had met with the chief executive officer of Strategic Buyer 1 about the potential benefits of a business combination between Strategic Buyer 1 and the Company. The investment banker informed the Company that Strategic Buyer 1’s chief executive officer acknowledged the potential benefits of a business combination and indicated that he would contact the Company in a few months. The investment banker reported to the Company that he encouraged Strategic Buyer 1’s chief executive officer to contact the Company more promptly.

From April 13 through May 3, 2013, the transaction committee negotiated the terms of an engagement letter with BofA Merrill Lynch. The Company’s regular outside transactional counsel, Kaye Scholer LLP, participated in the negotiations of the engagement letter on behalf of the Company.

On May 3, 2013, following approval by the transaction committee, the Company entered into the engagement letter with BofA Merrill Lynch.

On May 13, 2013, the transaction committee held a meeting, at which BofA Merrill Lynch and Kaye Scholer were present, to discuss potential buyers to be invited to participate in the sale process. After reviewing a list of potential buyers and their likely interest and ability to participate in such sale process, and in light of the previous discussion with strategic buyers described above, the transaction committee determined that it was best to invite only financial buyers to participate at that time, but they would continue to consider whether to initiate additional contacts with strategic buyers. The transaction committee’s decision not to invite the strategic buyers to participate in the sale process at that time was based on the transaction committee’s belief that there was a low likelihood that any of the strategic buyers would make an acceptable bid for the Company and that involvement of strategic buyers in a formal sale process would likely result in the process becoming known to the Company’s customers and employees.

Also on May 13, 2013, members of senior management of the Company met with members of senior management of Strategic Buyer 3 to discuss areas where the two companies could expand their commercial dealings, as well as potential business combinations. Strategic Buyer 3 did not follow up with the Company after the meeting even though Strategic Buyer 3 had stated that it would do so.

On May 14, 2013, the transaction committee met with Kaye Scholer with respect to various aspects of the sale process. The transaction committee was aware that Kaye Scholer had represented the Company in significant transactional and other matters since the Company was acquired by affiliates of Onex in 2007. At that meeting, the members of the transaction committee affiliated with Onex confirmed that Onex would not be participating as a buyer in the sale process and that Onex would not seek differential consideration for the Class B common stock, which carries 10 votes per share, as compared to the Class A common stock listed on the NYSE, which carries one vote per share. The transaction committee noted that absent a separate class vote of the holders of Class A common stock, the Company’s certificate of incorporation provided that the Class A common stock and Class B common stock received the same consideration. The transaction committee was aware that Kaye Scholer would also be acting as counsel to Onex in connection with the strategic and financial options under consideration and that Kaye Scholer was representing Onex and its other portfolio companies in a variety of other matters and had done so for more than 25 years. After discussion, the transaction committee determined that the interests of Onex in any potential transaction were aligned with the interests of the Company’s other stockholders and that Kaye Scholer’s concurrent representation of the Company and Onex did not present a conflict of interest.

On May 15, 2013, following authorization from the transaction committee, BofA Merrill Lynch began contacting potential buyers. By the end of May 2013, BofA Merrill Lynch had initiated contact with 25 parties and, at the direction of the transaction committee, distributed nondisclosure agreements to 18 parties. As discussed below, representatives of The Pritzker Organization, L.L.C., which we refer to as “TPO,” subsequently initiated contact with BofA Merrill Lynch on June 28, 2013 to express an interest in participating in the sale process and TPO subsequently was invited to participate. TPO is the merchant bank for the interests of certain members of the

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Pritzker family, including the Investors, and acted as an advisor to the Investors, Parent and Sub in connection with their review, evaluation and negotiation of the proposed transaction and the merger agreement.

On May 22, 2013, following authorization from the transaction committee, BofA Merrill Lynch began distributing confidential information memoranda to the 17 potential bidders who had signed nondisclosure agreements, each of which contained substantially similar terms.

Between May 28 and June 10, 2013, eight potential bidders participated in presentations delivered by the Company’s senior management.

On June 2, 2013, a first round process letter with invitations for submission of indications of interest was sent to 14 potential bidders who had received confidential information memoranda and indicated that they remained interested in participating in the sale process. The letter was sent to an additional potential bidder on June 11, 2013 and, as described below, this same letter was sent to representatives of TPO on July 8, 2013. The letter instructed potential bidders to base their indications of interest on an illustrative financing structure proposed by BofA Merrill Lynch. The letter stated that potential bidders were not required to use BofA Merrill Lynch financing for an acquisition of the Company and would be provided an opportunity to work with other sources of debt financing in preparing final bids at a time approved by the Company.

On June 17 and June 18, 2013, the Company received indications of interest from four potential purchasers, including the purchase price ranges indicated below:

•	Bidder A: $16.50 — $18.00 per share

•	Bidder B: $17.00 — $18.00 per share

•	Bidder C: $18.00 — $19.00 per share

•	Bidder D: $17.00 per share

On June 17, 2013, the day the indications of interest were due, the Class A common stock had a closing price of $15.83 per share and a volume weighted average price for the previous one month, three months, six months and 12 months of $15.20, $14.34, $13.76 and $12.10 per share, respectively.

On June 18, 2013, our board of directors held a meeting at which the transaction committee and BofA Merrill Lynch updated our board of directors on the status of the sale process, including the number of potential bidders approached and the number of nondisclosure agreements signed. Members of senior management of the Company described the eight executive presentations that had been delivered to certain bidders. Our board of directors, with the assistance of BofA Merrill Lynch, then reviewed the four initial indications of interest that had been received and discussed the financial sponsors that had submitted them. Our board of directors then discussed with BofA Merrill Lynch potential next steps in the sale process if it decided to progress the sale process. Further, our board of directors discussed with representatives of BofA Merrill Lynch the current state of the equity and debt markets. In addition, our board of directors, together with representatives of BofA Merrill Lynch, discussed that upon beginning the second round of the process, potential purchasers would be permitted to contact financing sources, which would increase the risk the sale process would become known to the Company’s competitors. At this meeting, our board of directors decided to proceed to a second round and to permit all four potential purchasers to participate. Kaye Scholer gave a presentation to our board of directors with respect to its fiduciary duties in the context of a potential sale process. In addition, at this meeting, our board of directors also discussed whether to invite strategic buyers to participate in the sale process at this point in the process. Members of our board of directors, together with its advisors and certain members of the senior management team, reviewed the possibility of certain strategic buyers engaging in the process and submitting potentially acceptable proposals. The factors discussed by our board of directors and its advisors included, but were not limited to, each such strategic buyer’s (1) management situation, (2) financial and operational stability, (3) likelihood of sale or divestiture, (4) recent willingness to engage in acquisition transactions, (5) ability to

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finance an acquisition of the Company, and (6) prior discussions with the Company regarding possible business combinations (discussed in more detail above). Our board of directors and certain members of the management team also discussed the potential confidentiality, competitive and antitrust concerns that might arise by reaching out to strategic buyers, including the possible negative reaction of customers if news of the sale process became known to them and the existence of a change of control provision in an agreement with one of the Company’s largest customers that would have been triggered by a business combination with one of the strategic buyers. Members of senior management of the Company then excused themselves from the meeting and the remaining members of our board of directors continued the discussion of whether to invite strategic buyers to participate in the sale process. Our board of directors determined that strategic buyers should not be invited to participate in the sale process at this time as our board of directors believed that the likelihood of strategic buyers submitting acceptable proposals was low and did not warrant the risks inherent in providing strategic buyers material, non-public information about the Company but that it would continue to evaluate the risks and benefits of doing so.

On June 25, 2013, a principal of the controlling stockholder of Strategic Buyer 2 telephoned a member of the transaction committee and informed him that Strategic Buyer 2 had been contacted by a number of investment banks and was aware of the Company’s sale process, including the identity of the Company’s financial advisor. The transaction committee member neither confirmed nor denied those statements. Such principal did not indicate that Strategic Buyer 2 was interested in participating in the sale process.

Also on June 25, 2013, a member of Strategic Buyer 2’s senior management team contacted a member of the Company’s senior management team and informed him that he had become aware of the Company’s sale process, but did not express any interest in participating in the sale process.

From June 25 through June 28, 2013, presentations by the Company’s senior management team were delivered to the four potential purchasers (including their financing sources, consultants and legal and financial advisors) that submitted indications of interest.

On June 28, 2013, representatives of TPO, having learned of the sale process, contacted BofA Merrill Lynch on behalf of the Investors and indicated an interest in participating in the sale process. On July 1, 2013, the transaction committee determined to include the Investors in the process and TPO was provided with a nondisclosure agreement by BofA Merrill Lynch.

On June 30, 2013, representatives from Bidders A, B, C and D were given access to an electronic data room containing due diligence materials established by the Company.

On July 2, 2013, Latham & Watkins LLP, counsel to the Investors, TPO, Parent and Sub, provided comments on the proposed nondisclosure agreement to BofA Merrill Lynch to be shared with the Company. On July 2, 2013 and July 3, 2013, Kaye Scholer and Latham & Watkins negotiated the nondisclosure agreement, which was then executed by the Company on July 3, 2013 and by TPO on July 8, 2013. Upon execution of the nondisclosure agreement by TPO, BofA Merrill Lynch, at the direction of the transaction committee, sent a confidential information memorandum to representatives of TPO.

On July 5, 2013, an investment banker working with Strategic Buyer 1 contacted two members of the transaction committee. The investment banker stated that Strategic Buyer 1 was working on a range of alternatives and believed a business combination with the Company would be compelling. The transaction committee members requested the investment banker to have Strategic Buyer 1 confirm that the investment banker was authorized to represent Strategic Buyer 1 in this matter and the chief executive officer of Strategic Buyer 1 sent a confirming email on July 5, 2013. The transaction committee members then advised the investment banker to contact BofA Merrill Lynch.

During the week of July 15, 2013, due diligence conference calls and meetings commenced between Company management and Bidder A and Bidder B, respectively, and Bidder A also visited one of the Company’s sites.

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On July 15, 2013, representatives of TPO submitted a preliminary indication of interest on behalf of the Investors containing a price based upon 6.5x to 7.5x last twelve months Adjusted EBITDA of $147 million, which range indicated a per share price range around $17.75.

Also on July 15, 2013, a proposed form of merger agreement prepared by Kaye Scholer was provided to the transaction committee for review and comment.

On July 16, 2013, BofA Merrill Lynch distributed final bid process letters to Bidders A, B, C and D requesting final bids on August 9, 2013, and representatives of TPO were given access to the Company’s electronic data room.

During the week of July 22, 2013, due diligence meetings and conference calls were held between Company management and potential bidders, including representatives of TPO and Bidders A and B, and Bidder A visited a different Company site. Representatives of TPO and Bidders A and B also submitted written due diligence requests and the Company responded to such requests.

On July 22, 2013, the transaction committee met with members of senior management, BofA Merrill Lynch and Kaye Scholer. BofA Merrill Lynch reported on correspondence from an investment banker who had contacted them on behalf of Strategic Buyer 1. BofA Merrill Lynch reported to the transaction committee that the investment banker stated that Strategic Buyer 1 would be interested in exploring a combination with the Company and believed that there were significant potential synergies between their two businesses. The investment banker sent a short presentation to BofA Merrill Lynch, which presentation did not include proposed pricing or any other terms for a transaction. Rather, the presentation set forth summaries of the following three alternative transaction structures that could be utilized in a possible combination: all-cash, cash and stock, and a Reverse Morris Trust pursuant to which a division of Strategic Buyer 1 would be spun-off and combined with the Company. No timing for a transaction was included, although the portion describing the all-cash structure was noted as “Timing not ideal.” BofA Merrill Lynch stated that Strategic Buyer 1’s investment banker had also indicated that timing was not ideal for Strategic Buyer 1 for any transaction structure that included cash as a primary component. BofA Merrill Lynch and the transaction committee reviewed the components of Strategic Buyer 1’s presentation and noted several potential deficiencies in the analysis. The transaction committee discussed the process necessary to address the valuation, due diligence, antitrust and other complexities raised by the Reverse Morris Trust structure and a structure comprised primarily of stock of Strategic Buyer 1. The transaction committee observed that the process would require a significant delay that would likely jeopardize the current sale process. After further discussion, the unanimous consensus of the transaction committee was that Strategic Buyer 1 had not made a proposal that the Company could meaningfully evaluate. The transaction committee directed BofA Merrill Lynch to ask Strategic Buyer 1’s investment banker for a definitive proposal that the Company could evaluate, including an analysis as to potential antitrust issues that might arise in connection with a business combination transaction between the two companies. The transaction committee also discussed the recent and upcoming meetings with representatives of TPO and Bidders A, B, C and D.

On July 24, 2013, BofA Merrill Lynch, at the direction of the transaction committee, distributed a final bid process letter to representatives of TPO in the same form that had been delivered to Bidders A, B, C and D.

On July 25, 2013, BofA Merrill Lynch, at the direction of the transaction committee, distributed to representatives of TPO and Bidders A, B, C and D a proposed form of merger agreement, related Company disclosure schedules and a proposed form of support agreement, with instructions to provide any requested changes to those documents with their bid. The proposed form of merger agreement included a so-called “go shop” period of 60 days following execution of the merger agreement during which the Company could actively seek superior proposals and a fiduciary out permitting our board of directors to negotiate unsolicited offers through the effective time of the merger. During its review of the draft merger agreement, the members of the transaction committee and Kaye Scholer discussed the fact that, in light of the sale process, the “go shop” provision was not likely to survive negotiations with the successful bidder. The transaction committee had

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requested that Onex permit it to offer the support agreement because, in light of Onex’s approximately 90% voting power, any potential bidder would likely require such an agreement since the merger agreement would otherwise be viewed as giving Onex an option to sell. Onex agreed to offer the support agreement to provide an incentive for bidders to propose the highest value for the Company in the sale process.

Also on July 25, 2013, the chief executive officer of Strategic Buyer 1 initiated a telephone conversation with the chief executive officer of the Company. The chief executive officer of Strategic Buyer 1 stated that he was aware of the Company’s sale process and had asked an investment banker to assist Strategic Buyer 1 in analyzing a potential business combination with the Company. The chief executive officer of Strategic Buyer 1 stated that he intended to discuss the topic with his company’s board of directors. The Company’s chief executive officer invited a proposal from Strategic Buyer 1 that the Company’s board of directors could evaluate. Following the meeting, the Company and Strategic Buyer 1 extended the term of the nondisclosure agreement that they had entered into in 2012. Such nondisclosure agreement did not include a standstill provision.

On July 26, 2013, the Company’s board of directors held its regularly scheduled quarterly meeting. As part of this board meeting, the transaction committee updated our board of directors on the status of the sale process.

Also on July 26, 2013, following our board of directors meeting, the Company announced that our board of directors had declared a cash dividend of $0.10 per share of Company common stock payable on September 20, 2013 to stockholders of record as of the close of business on August 16, 2013.

During the week of July 29, 2013, due diligence meetings and conference calls were held between Company senior management and representatives of TPO and Bidder A, respectively.

On July 30, 2013, Latham & Watkins and Kaye Scholer had a preliminary telephone call to discuss certain initial questions and concerns of TPO regarding the Company’s proposed form of merger agreement.

On August 1, 2013, the Company announced its results for the quarter and six months ended June 30, 2013 and revised its full-year guidance for 2013 adjusted EBITDA to a range of $150 to $155 million from its original guidance of $152 to $160 million.

During the week of August 5, 2013, due diligence meetings and conference calls were held between Company senior management and representatives of TPO and Bidder A, respectively, and representatives of TPO visited one of the Company’s sites.

On August 6, 2013, the chief executive officer of Strategic Buyer 1 called the Company’s chief executive officer and reported that he spoke to his company’s board of directors about various strategic initiatives but that Strategic Buyer 1 had no proposal to make with respect to the Company at the time and did not wish to disrupt the Company’s current sale process. Strategic Buyer 1’s chief executive officer also inquired about the timing of the Company’s sale process and the Company’s chief executive officer referred him to BofA Merrill Lynch.

On August 7, 2013, a member of the transaction committee met with an investment banker on unrelated business. The investment banker stated that he had become aware of the Company’s sale process and that one of his clients may be interested in participating in the Company’s sale process. The investment banker reported that his client was engaged in a business that has some features similar to, but not competitive with, the Company. The transaction committee member referred the investment banker to BofA Merrill Lynch and, following a discussion between the investment banker and BofA Merrill Lynch, the investment banker informed BofA Merrill Lynch that his client would not enter the sale process.

On August 9, 2013, representatives of TPO submitted a revised proposal on behalf of the Investors, which included a purchase price of $17.35 per share, revised drafts of the merger agreement and support agreement, a form of equity commitment letter, a form of limited guaranty, and debt commitment letters. TPO’s proposed

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changes to the merger agreement and support agreement contemplated a deal structure in which the Onex entities holding more than a majority of the voting power of the outstanding Company common stock would approve the merger agreement by written consent immediately after the merger agreement was signed. TPO’s draft merger agreement deleted the “go shop” provisions proposed by the Company and replaced them with a “no solicitation” provision, which would become effective on signing of the merger agreement, and a so-called “no shop” provision, which would become effective immediately following the execution of the written stockholder consent. TPO’s proposed structure had the effect of eliminating our board of directors’ ability to terminate the merger agreement if it received a superior proposal.

Also on August 9, 2013, Bidder A submitted a revised draft of the merger agreement and a draft debt commitment letter, but did not submit a bid letter or indicate a proposed purchase price. Bidder A’s mark-up of the draft merger agreement had fewer comments and reflected a less definitive position as to deal structure when compared to TPO’s draft merger agreement. For example, Bidder A’s revised draft of the merger agreement included footnotes requesting to discuss whether to utilize a written consent approval structure or a tender offer mechanism to effectuate the transaction, and also noted that many sections of the draft merger agreement remained subject to due diligence and further review by Bidder A’s advisors.

On August 11, 2013, our board of directors, together with BofA Merrill Lynch and Kaye Scholer, held a meeting at which our board of directors reviewed the sale process and bid materials that had been received from the Investors and Bidder A. Our board of directors, together with BofA Merrill Lynch and Kaye Scholer, reviewed the proposal submitted by the Investors in detail, including pricing, financing provisions of the bid, the confirmatory due diligence still to be undertaken and approvals to which the bid was subject, proposed timing, requested exclusivity and bid expiration. Our board of directors, together with BofA Merrill Lynch, discussed the premium that the proposal from the Investors represented as compared to the then current price of the Class A common stock. Our board of directors, together with representatives of BofA Merrill Lynch and Kaye Scholer, also reviewed the key terms of the equity and debt commitments included with the Investors’ proposal. BofA Merrill Lynch reported that Bidder A had not yet submitted a bid but was intending to submit a bid the next day. A member of the transaction committee informed our board of directors that he had a phone conversation with Bidder A, in which Bidder A informed the transaction committee member that it planned to submit a bid that Bidder A believed was not likely to be deemed acceptable to the Company, and that Bidder A would be open to discussions on structured alternatives. The transaction committee member informed Bidder A that it should submit its bid as soon as possible if it wanted to have such bid considered by our Board alongside any other bids received. Kaye Scholer discussed with our board of directors the changes to the merger agreement and other transaction documents proposed by representatives of TPO, noting in particular that the transaction would be approved by the written consent of the stockholders holding a majority of the voting power of the outstanding Company common stock immediately following execution of the merger agreement, rather than at a special meeting of stockholders, and that this proposed structure would have the effect of eliminating the Company’s ability to terminate the merger agreement if it were to receive a superior proposal prior to the receipt of the shareholder adoption and approval of the merger agreement. This proposal also included a request to discuss compensation arrangements with certain members of the Company’s senior management team. Kaye Scholer also discussed the proposed changes to the merger agreement that Bidder A had submitted. Following discussion, our board of directors instructed BofA Merrill Lynch to go back to representatives of TPO to seek an increased bid price from the Investors and seek inclusion of a termination right to pursue superior proposals following the execution of the merger agreement, but prior to the receipt of the shareholder adoption and approval of the merger agreement. BofA Merrill Lynch stated that they did not expect to receive bids from Bidders B, C and D due to the recent lack of activity of such bidders in the due diligence process.

Also on August 11, 2013, Bidder A submitted a final bid of $785 million on an enterprise value basis, equivalent to approximately $13.00 per share.

On August 12, 2013 and August 13, 2013, BofA Merrill Lynch had several telephone conversations with representatives of TPO to discuss the proposal submitted by the Investors.

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On August 13, 2013, Kaye Scholer and Latham & Watkins had a preliminary telephone call concerning the revisions to the merger agreement proposed by TPO and its representatives. Later that day, Kaye Scholer and the Company’s in-house legal team had a telephone call to review these proposed revisions to the merger agreement.

On August 14, 2013, the transaction committee met, together with BofA Merrill Lynch and Kaye Scholer, and BofA Merrill Lynch reported on its conversations with representatives of TPO, which revolved primarily around the price and stockholder approval structure. Kaye Scholer then reviewed the proposed written consent approval structure, including how a so-called “fiduciary out” might work in such structure. The transaction committee discussed the offer delivered by TPO and the proposed timetable, decided to make a counteroffer and requested that BofA Merrill Lynch provide to representatives of TPO a counteroffer approved by the transaction committee. The transaction committee then reviewed Bidder A’s bid, determined that it was inadequate and determined that it was advisable not to respond to Bidder A. After the transaction committee meeting, BofA Merrill Lynch, at the direction of the transaction committee, contacted representatives of TPO and presented a counteroffer, which included a price of $17.75 per share and a 35-day post-signing period to exercise a termination right for a superior proposal.

Later on August 14, 2013, representatives of TPO submitted a modified written proposal on behalf of the Investors to BofA Merrill Lynch providing for, among other things, (1) a purchase price of $17.50 per share, (2) a 35-day post-signing period to exercise a termination right for a superior proposal, and (3) details of the “bring down” condition for representations and warranties, non-solicitation provisions, matching rights and break-up fees. Representatives of TPO clarified that the reference in the Investors’ proposal that it would require discussions with management did not mean that definitive employment agreements with management would be a condition to closing of the merger, and TPO’s request to discuss compensation arrangements with certain members of the Company’s senior management team was subsequently agreed to by our board of directors. The modified proposal also included a timetable that called for exclusivity through August 26, 2013. Representatives of TPO had provided BofA Merrill Lynch with a proposed exclusivity letter agreement along with the initial proposal on August 9, 2013.

On August 15, 2013, the transaction committee, together with BofA Merrill Lynch and Kaye Scholer, met to review the modified proposal submitted on behalf of the Investors. The transaction committee reviewed the proposal and decided to move forward on the basis proposed, but subject to negotiations of the detailed proposals pertaining to other issues in the merger agreement. The transaction committee then discussed the request for exclusivity and the proposed exclusivity letter. The transaction committee decided that while it was willing to agree to exclusivity, certain aspects of the proposed exclusivity letter were not acceptable and requested that Kaye Scholer negotiate the proposed exclusivity letter agreement with representatives of TPO. The transaction committee also instructed BofA Merrill Lynch and Kaye Scholer to make themselves available to update the other members of our board of directors prior to the next board meeting.

Also on August 15, 2013, Kaye Scholer and Latham & Watkins negotiated the exclusivity letter, which was executed by TPO and the Company later that day. Pursuant to the terms of the exclusivity letter, the Company granted exclusivity to the Investors through August 26, 2013.

Also on August 15, 2013, Kaye Scholer provided revised drafts of the merger agreement, support agreement, equity commitment letter and limited guaranty to Latham & Watkins.

On August 16, 2013, Kaye Scholer, Latham & Watkins and Fried, Frank, Harris, Shriver & Jacobson LLP (who had worked on the Company’s existing debt facility) conducted a telephone call concerning the Company’s comments to the proposed debt commitment letters.

Also on August 16, 2013, Latham & Watkins provided revised drafts of the merger agreement and other transaction documents to Kaye Scholer.

On August 17, 2013, Kaye Scholer and Latham & Watkins had a conference call to discuss issues raised in the current drafts of the merger agreement and other transaction documents. The Company’s management team

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joined part of the call to discuss open items related to the material contracts representations and interim operating covenants. Kaye Scholer, BofA Merrill Lynch and members of the transaction committee then had a conference call at which Kaye Scholer reviewed the open issues in the merger agreement and other transaction documents.

Early on August 18, 2013, Kaye Scholer provided revised drafts of the merger agreement and other transaction documents to Latham & Watkins. The drafts of the merger agreement, support agreement, form of equity commitment letter and form of limited guaranty, which were then provided to the Company’s board of directors. Our board of directors also received materials from BofA Merrill Lynch. Later that evening, Latham & Watkins provided revised drafts of the merger agreement and other transaction documents to Kaye Scholer.

On August 19, 2013, our board of directors held a meeting, together with BofA Merrill Lynch and Kaye Scholer, at which the proposed merger agreement and other transaction documents were reviewed. At that meeting, BofA Merrill Lynch presented a preliminary financial analysis of the merger consideration to our board of directors. Kaye Scholer gave a presentation on the terms of the merger agreement and ancillary documents, including the proposed changes reflected in the drafts most recently received from Latham & Watkins. After a thorough discussion, our board of directors expressed their unanimous consensus that the Company should proceed with the proposed transaction with the Investors.

Also on August 19, 2013, Kaye Scholer had a conference call with the Company’s in-house legal team to review the proposed changes to the merger agreement and Kaye Scholer subsequently delivered to Latham & Watkins revised drafts of the merger agreement and other transaction documents.

On August 20, 2013, Kaye Scholer, the transaction committee and Latham & Watkins held a conference call to discuss and negotiate outstanding issues in the merger agreement and other transaction documents.

Also on August 20, 2013, BofA Merrill Lynch received from TPO, in response to the Company’s request that TPO demonstrate the Investors’ capacity to perform the obligations that they would have under the equity commitments and limited guaranties, the Investors’ financial information. On August 21, 2013, the transaction committee held a meeting, together with BofA Merrill Lynch and Kaye Scholer, to review the Investors’ financial information that had been provided. At the direction of the transaction committee, Kaye Scholer subsequently called Latham & Watkins to request additional information and reported back to the transaction committee the results of this call at a meeting that evening. Also that evening, Latham & Watkins delivered a revised version of the merger agreement and other transaction documents to Kaye Scholer.

On August 21, 2013, Kaye Scholer and Latham & Watkins held a conference call to discuss remaining issues in the merger agreement and other transaction documents.

On August 22, 2013, representatives of TPO were permitted to start contacting certain Company customers as part of its confirmatory due diligence, which calls took place on August 22, 2013 and August 23, 2013.

Also on August 22, 2013, Kaye Scholer and Latham & Watkins exchanged drafts of the merger agreement and transaction documents and Latham & Watkins provided Kaye Scholer with final draft equity commitment letters and limited guaranties from the Investors. Kaye Scholer and Latham & Watkins held a number of calls to discuss remaining issues in the merger agreement and other transaction documents. Also on August 22, 2013, Kaye Scholer delivered the substantially final versions of the merger agreement, support agreement, equity commitment letters, limited guaranties and debt commitment letter to the Company’s board of directors.

On August 23, 2013, Kaye Scholer and Latham & Watkins concluded revising the merger agreement and transaction documents, and the finalized documents were sent to our board of directors together with a presentation from BofA Merrill Lynch and a draft of a written fairness opinion of BofA Merrill Lynch to our board of directors as to the fairness, from a financial point of view, of the merger consideration to be received by holders of the Class A common stock.

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Later the same day, our board of directors held a meeting, together with BofA Merrill Lynch and Kaye Scholer, at which the proposed merger agreement and other transaction documents were reviewed. BofA Merrill Lynch reviewed with our board of directors its financial analysis of the merger consideration and delivered to our board of directors an oral opinion, which was confirmed by delivery of a written opinion, dated August 23, 2013, to the effect that, as of that date and based on and subject to various assumptions and limitations described in its opinion, the merger consideration to be received by holders of the Class A common stock was fair from a financial point of view to such holders. The full text of BofA Merrill Lynch’s written opinion to our board of directors, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex C to this information statement and is incorporated by reference herein in its entirety. Our board of directors also discussed the merger consideration to be paid to the holders of the Class B common stock in the merger, in light of the fact that affiliates of Onex owning approximately 97% of the outstanding shares of Class B common stock (which shares collectively represented approximately 90% of the voting power of the outstanding shares of Company common stock) had agreed to support the proposed transaction without the benefit of a fairness opinion, that the Class B common stock provided for automatic conversion to Class A common stock upon transfer (which would prevent the holders of the Class B common stock from transferring the excess voting power in the Class B common stock to any third party and meant that holders of Class B common stock essentially held the right to acquire Class A common stock) and that the Company’s certificate of incorporation required a separate class vote of the holders of the Class A common stock in the event the outstanding shares of Class B common stock received differential consideration in the merger. Our board of directors also observed that, consistent with the terms of the merger agreement, BofA Merrill Lynch’s financial analysis of the merger consideration did not make a distinction between the treatment of the Class A common stock and the Class B common stock. Kaye Scholer then gave a presentation of the merger agreement and transaction documents, including the changes that had been made to the documents from the drafts presented at our board of directors’ meeting on August 19, 2013. The board members asked questions throughout the presentations. After these presentations, Messrs. Duncanson, Srivastava and Tolbert, the board members who are employees of entities affiliated with Onex, were temporarily excused from the meeting to permit discussion among the other directors and their advisors. After discussion, these members re-joined the meeting. Following additional discussion, our board of directors unanimously approved, and authorized the execution and delivery of, the merger agreement and other transaction documents (including the support agreement) in the forms presented. The merger agreement and other transaction documents were executed and delivered by the parties thereto later the same day. On August 23, 2013, following the execution and delivery of the merger agreement by the parties thereto, the Principal Stockholders delivered to the Company a written consent adopting and approving in all respects the merger agreement and the transactions and agreements contemplated thereby, including the merger. The written consent of stockholders was delivered by the Company to representatives of TPO on the evening of August 23, 2013.

On August 26, 2013, the Company and TPO issued a joint press release announcing the transaction.

Reasons for the Merger; Recommendation of Our Board of Directors

Our board of directors, with the assistance of the Company’s legal and financial advisors, evaluated the proposed merger, including the terms and conditions of the merger agreement. At a meeting on August 23, 2013, our board of directors unanimously adopted resolutions (1) authorizing and approving the execution, delivery and performance of the merger agreement and the transactions contemplated thereby, including the merger, (2) approving and declaring advisable the merger agreement, the merger, the support agreement among Parent, Sub and the Principal Stockholders and the other transactions contemplated by the merger agreement, (3) declaring that the terms of the merger agreement and the transactions contemplated thereby, including the merger, on the terms and subject to the conditions set forth in the merger agreement, are fair to and in the best interests of the stockholders of the Company, (4) directing that the adoption of the merger agreement be submitted to the stockholders of the Company and (5) recommending that the stockholders of the Company adopt the merger agreement.

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In the course of reaching its determination and recommendation, our board of directors consulted with Company management, as well as the Company’s legal and financial advisors, and considered the following potentially positive or favorable factors (which are not intended to be exhaustive and are not listed in any relative order of importance):

•

the belief of our board of directors that the price of $17.50 per share reflects the highest value per share of our common stock reasonably attainable in light of the sale process conducted by our board of directors, as more fully discussed under “The Merger — Background of the Merger” beginning on page 18;

•

the fact that our board of directors had discussions with a broad group of potential bidders, including financial and strategic investors, 19 of whom entered into nondisclosure agreements with the Company and received information related to the Company;

•

the fact that the merger consideration of $17.50 per share to be received by the stockholders of the Company in the merger represents a significant premium over the market price at which shares of Class A common stock traded before our board of directors’ meeting to approve the merger agreement, including the fact that the merger consideration of $17.50 per share represented a premium of approximately:

•	13.9% over the closing price of shares of Class A common stock on August 22, 2013, the last trading day before our board of directors’ meeting to approve the merger agreement;
•	2.0% over the 52-week high price of shares of Class A common stock as of August 22, 2013, the last trading day before our board of directors’ meeting to approve the merger agreement;
•	78.8% over the 52-week low price of shares of Class A common stock as of August 22, 2013, the last trading day before our board of directors’ meeting to approve the merger agreement;
•	34.6% over the Company’s initial public offering price on April 14, 2011; and
•

10.0%, 12.9%, 18.1% and 33.0% over the volume weighted average price of shares of Class A common stock over the one month, three month, six month and 12 month period immediately prior to August 22, 2013, respectively;

•	the fact that the price of $17.50 was higher than the highest closing price of shares of Class A common stock since the Class A common stock was first publicly listed;
•

the fact that the merger consideration is all cash, which allows the Company’s stockholders to immediately realize a certain value for all shares of their Company common stock compared to (1) a transaction in which our stockholders would receive stock and (2) the uncertainty inherent in executing the Company’s standalone business plans, which the Company’s stockholders would be subject to in the event the merger were not to occur;

•

the opinion of BofA Merrill Lynch, dated August 23, 2013, to the Company’s board of directors as to the fairness, from a financial point of view and as of the date of the opinion, of the merger consideration to be received by holders of the Class A common stock, as more fully described below in the section entitled “Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated”;

•

the fact that affiliates of Onex owning approximately 97% of the outstanding shares of Class B common stock (which shares collectively represented approximately 90% of the voting power of the outstanding shares of Company common stock) had agreed to support the proposed transaction without the benefit of a fairness opinion, that the Class B common stock provided for automatic conversion to Class A common stock upon transfer (which would prevent the holders of the Class B common stock from transferring the excess voting power in the Class B common stock to any third party and meant that holders of Class B common stock essentially held the right to acquire Class A common stock), that the Company’s certificate of incorporation required a separate class vote of the holders of the Class A common stock in the event the outstanding shares of Class B common stock received differential consideration in the merger, and, as observed by our board of directors and consistent with the terms of the merger agreement, BofA Merrill Lynch’s financial analysis of the merger consideration did not make a distinction between the treatment of the Class A common stock and the Class B common stock;

•	the fact that Parent and Sub obtained committed equity and debt financing for the transaction, the limited number and nature of the conditions to the equity and debt financing, and the obligation of

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Parent to use its reasonable best efforts to enforce the debt commitment letter and, if Parent fails to complete the merger under certain circumstances, to pay the Company a reverse break-up fee of $45,126,722;

•

the limited guaranties of the Investors in favor of the Company with respect to the payment by Parent of the reverse break-up fee and certain expense and indemnification obligations of Parent under the merger agreement;

•

the other terms and conditions of the merger agreement, described under “The Merger Agreement” beginning on page 52 of this information statement, which our board of directors, after consulting with its legal counsel, considered to be reasonable and consistent with precedents it deemed relevant, including:

•

the limited number and nature of the conditions to Parent’s and Sub’s obligations to consummate the merger, including that Parent’s and Sub’s obligation to complete the merger is not subject to any financing condition;

•

the provisions allowing the Company’s board of directors, under certain circumstances, prior to 11:59 p.m. (Eastern time) on September 27, 2013, or, if later, 24 hours following conclusion of the Parent match right, to provide information to, and participate in discussions and negotiations with, third parties regarding unsolicited bona fide written acquisition proposals, as well as the Company’s ability, under certain circumstances, to terminate the merger agreement in order to enter into a definitive agreement related to a superior proposal, subject to paying Parent a break-up fee of $26,034,647 prior to or concurrently therewith, as more fully described in “The Merger Agreement — Termination of the Merger Agreement” beginning on page 66;

•

the obligation of Parent under the merger agreement to pay to the Company a reverse break-up fee of $45,126,722, upon termination of the merger agreement under certain circumstances, increasing the likelihood of the merger being successfully consummated as described more fully under “The Merger Agreement — Break-Up Fees” beginning on page 67;

•

the outside date under the merger agreement, January 31, 2014 (and the ability of the Company (or Parent) to extend such date to February 21, 2014 as a result of an order issued pursuant to the HSR Act or other antitrust laws), which allows for sufficient time to complete the merger;

•

the ability of the Company, under certain circumstances, to seek specific performance to prevent certain breaches of the merger agreement by Parent and Sub and (in addition to the Company’s rights to enforce directly the equity commitment letters) to cause Parent and Sub to enforce specifically the terms of the equity commitment letters; and

•

the terms of the merger agreement provide the Company with sufficient operating flexibility to conduct its business in the ordinary course between signing the merger agreement and the closing of the merger;

•	the fact that the merger agreement contains customary terms and was the product of arm’s-length negotiations;
•

the consideration for the merger and the other terms of the merger agreement resulted from negotiations between our board of directors and its advisors, on the one hand, and Parent and its advisors, on the other hand;

•

the likelihood, considering the reputation, proven experience in completing similar transactions, and financial and capital resources of the Investors and TPO, that the merger would be completed, and completed in a reasonably prompt time frame;

•

our board of directors’ understanding of the business, operations, financial conditions, earnings and prospects of the Company, the possible alternatives to the sale of the Company, including continuing to operate the Company as an independent public company, and the range of potential benefits to the stockholders of the Company of these alternatives, as well as the assessment of our board of directors that none of these alternatives was reasonably likely to present superior opportunities for the Company to create greater value for our stockholders, taking into account the timing and the likelihood of accomplishing such alternatives, the need for additional investment resources to accomplish such alternatives and the risks of successfully effecting such alternatives, including the business, competitive, industry and market risks that would apply to the Company;

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•	the prospective risks to the Company as an independent public company, including the risks and uncertainties with respect to:
•

achieving the Company’s growth plans in light of the current and foreseeable market conditions, including the risks and uncertainties in the U.S. and global economy generally and the steel industry specifically; and

•	the “risk factors” set forth in the Company’s Form 10-K for the fiscal year ended December 31, 2012;
•	all stockholders of the Company, including the Principal Stockholders, will receive the same form and amount of consideration per share of our common stock in connection with the merger;
•

the support of the Principal Stockholders, as evidenced by their execution and delivery of the support agreement concurrently with the merger agreement and the fact that representatives of the Principal Stockholders informed our board of directors that they could execute and deliver a written consent adopting and approving the merger agreement and the transactions contemplated thereby, including the merger, immediately following execution and delivery of the merger agreement;

•

the perceived lack of material antitrust risk associated with the merger and the obligations of Parent to take all steps it is capable of taking to avoid impediments under antitrust laws to enable the closing to occur prior to January 31, 2014 (or, if applicable, February 21, 2014) under the circumstances set out in the merger agreement, as more fully described under “The Merger Agreement — Efforts to Complete the Merger” beginning on page 62;

•	the likelihood of the Company satisfying the other conditions to Parent’s and Sub’s obligations to complete the merger; and
•

the availability of appraisal rights to the stockholders of the Company who comply with all of the procedures required by Section 262 of the DGCL for exercising such rights, which allow holders who have not consented to the merger to seek appraisal of the fair value of their shares of Company common stock as determined by the Court of Chancery of the State of Delaware in lieu of receiving the merger consideration.

Our board of directors did not believe that the Company’s current financial situation or near-term future prospects indicated a need to sell the Company at the present time. However, for the foregoing reasons, it believed that the proposed merger is fair to and in the best interests of the Company’s stockholders, and is the best alternative available for the Company’s stockholders at this time.

In the course of reaching its determination and recommendation, our board of directors also considered a number of potentially negative factors in its deliberations concerning the merger, including, but not limited to, the following factors (which are not intended to be exhaustive and are not listed in any relative order of importance):

•

following the completion of the merger, we will no longer exist as a public company and the stockholders will not participate in any future earnings or growth of our business and will not benefit from any appreciation in our value, including any appreciation in value that could be realized as a result of improvements to our operations;

•

the possibility that Parent will be unable to obtain all or a portion of the financing for the merger and related transactions, including the debt financing proceeds contemplated by the debt commitment letter it received from the lenders party thereto and the equity financing proceeds contemplated by the equity commitment letters it received from the Investors;

•

the limitations on the ability of the Company to obtain specific performance of the merger agreement to require Parent to complete the merger and enforce its equity financing commitments, except under specific circumstances;

•	the restrictions on the Company’s ability to solicit or engage in discussions or negotiations with a third party regarding an acquisition proposal;
•

the requirement that we pay a break-up fee of $26,034,647 if we enter into a definitive agreement related to a superior proposal or the merger agreement is terminated under certain other circumstances;

•

the fact that even in the event of a willful and intentional breach of the merger agreement by Parent or Sub, the Company’s available damages against Parent, Sub and the Investors would be limited to $45,126,722;

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•	the fact that the Company has incurred and will incur substantial expenses related to the transactions contemplated by the merger agreement, regardless of whether the merger is consummated;
•	the fact that an all cash transaction would be taxable to the stockholders that are U.S. persons for U.S. federal income tax purposes;
•	the fact that Parent and Sub are newly-formed entities with no material assets other than the equity commitments of the Investors and the debt financing commitment of the lenders party thereto;
•

the possibility of disruption to our operations following announcement of the merger, the fact that the merger agreement identifies certain actions which may not be taken by the Company without the consent of Parent in the period before the completion of the merger and that these restrictions limit the Company’s flexibility to manage its business outside of the ordinary course during that period, and the possible effect on the Company’s operating results, the trading price of our Class A common stock and our ability to attract and retain key personnel and customers if the merger does not close; and

•

while the merger is expected to be completed, there is no assurance that all conditions to the parties’ respective obligations to complete the merger will be satisfied or waived, and as a result, it is possible that the merger may not be completed, as described under “The Merger Agreement — Conditions to the Merger” beginning on page 64.

In addition, our board of directors was aware of and considered the interests that certain of our directors and officers have with respect to the merger that differ from, or are in addition to, their interests as stockholders of the Company, as described in “— Interests of the Company’s Directors and Officers in the Merger” beginning on page 45.

The foregoing discussion of the information and factors considered by our board of directors is not intended to be exhaustive, but includes the material factors considered by our board of directors. In view of the wide variety of factors considered by our board of directors in evaluating the merger agreement and the merger, our board of directors did not find it practicable, and did not attempt, to quantify, rank or otherwise assign relative weights to the foregoing factors in reaching its conclusion. In addition, our board of directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate decision, but rather our board of directors conducted an overall analysis of the factors described above, including discussions with the Company’s management and its financial and legal advisors. Also, individual members of our board of directors may have given different weights to different factors and may have viewed some factors more positively or negatively than others. Our board of directors’ determination and recommendation described above were based upon the totality of the information presented to and considered by it.

Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated

The Company has retained BofA Merrill Lynch to act as the Company’s financial advisor in connection with the merger. BofA Merrill Lynch is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Company selected BofA Merrill Lynch to act as the Company’s financial advisor in connection with the merger on the basis of BofA Merrill Lynch’s experience in transactions similar to the merger, its reputation in the investment community and its familiarity with the Company and its business.

On August 23, 2013, at a meeting of the Company’s board of directors held to evaluate the merger, BofA Merrill Lynch delivered to the Company’s board of directors an oral opinion, which subsequently was confirmed by delivery of a written opinion, dated August 23, 2013, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in its opinion, the merger consideration to be received by the holders of the Class A common stock was fair, from a financial point of view, to such holders. A draft of the written opinion had been delivered to the directors before the meeting.

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The full text of BofA Merrill Lynch’s written opinion to the Company’s board of directors, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex C to this information statement and is incorporated by reference herein in its entirety. The following summary of BofA Merrill Lynch’s opinion is qualified in its entirety by reference to the full text of the opinion. BofA Merrill Lynch delivered its opinion to the Company’s board of directors for the benefit and use of the Company’s board of directors (in its capacity as such) in connection with and for purposes of its evaluation of the merger consideration from a financial point of view. BofA Merrill Lynch’s opinion does not address any other aspect of the merger, including the fairness, from a financial point of view, of the merger consideration to be received by the holders of the Class B common stock, and no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to the Company or in which the Company might engage or as to the underlying business decision of the Company to proceed with or effect the merger. BofA Merrill Lynch’s opinion does not constitute a recommendation to any stockholder as to how to act in connection with the proposed merger or any related matter.

In connection with rendering its opinion, BofA Merrill Lynch:

(i)	reviewed certain publicly available business and financial information relating to the Company;

(ii)	reviewed certain internal financial and operating information with respect to the business, operations and prospects of the Company furnished to or discussed with BofA Merrill Lynch by the management of the Company, including certain financial forecasts relating to the Company prepared by the management of the Company (the “Company Financial Forecasts”);

(iii)	discussed the past and current business, operations, financial condition and prospects of the Company with members of senior management of the Company;

(iv)	reviewed the trading history for the Class A common stock and a comparison of that trading history with the trading histories of other companies BofA Merrill Lynch deemed relevant;

(v)	compared certain financial and stock market information of the Company with similar information of other companies BofA Merrill Lynch deemed relevant;

(vi)	compared certain financial terms of the merger to financial terms, to the extent publicly available, of other transactions BofA Merrill Lynch deemed relevant;

(vii)	considered the results of BofA Merrill Lynch’s efforts on behalf of the Company to solicit, at the direction of the Company, indications of interest and definitive proposals from third parties with respect to a possible acquisition of the Company;

(viii)	reviewed the merger agreement; and

(ix)	performed such other analyses and studies and considered such other information and factors as BofA Merrill Lynch deemed appropriate.

In arriving at its opinion, BofA Merrill Lynch assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with it and relied upon the assurances of the management of the Company that they were not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Company Financial Forecasts, BofA Merrill Lynch was advised by the Company, and assumed, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company as to the future financial performance of the Company. BofA Merrill Lynch did not make and was not provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor did it make any physical inspection of the properties or assets of the Company. BofA Merrill Lynch did not evaluate the solvency or fair value of the Company or Parent under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. BofA Merrill Lynch assumed, at the direction of the Company, that the merger would be consummated in accordance with its terms, without waiver, modification or amendment of any material term,

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condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, would be imposed that would have an adverse effect on the Company or the contemplated benefits of the merger.

BofA Merrill Lynch expressed no view or opinion as to any terms or other aspects of the merger (other than the merger consideration to the extent expressly specified in its opinion), including, without limitation, the form or structure of the merger. BofA Merrill Lynch’s opinion was limited to the fairness, from a financial point of view, of the merger consideration to be received by the holders of the Class A common stock and no opinion or view was expressed with respect to any consideration received in connection with the merger by the holders of any other class of securities, creditors or other constituencies of any party. In addition, no opinion or view was expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the merger, or class of such persons, relative to the merger consideration. Furthermore, no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to the Company or in which the Company might engage or as to the underlying business decision of the Company to proceed with or effect the merger. In addition, BofA Merrill Lynch expressed no opinion or recommendation as to how any stockholder should vote or act in connection with the merger or any related matter. Except as described above, the Company imposed no other limitations on the investigations made or procedures followed by BofA Merrill Lynch in rendering its opinion.

BofA Merrill Lynch’s opinion was necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to BofA Merrill Lynch as of, the date of its opinion. It should be understood that subsequent developments may affect its opinion, and BofA Merrill Lynch does not have any obligation to update, revise or reaffirm its opinion. The issuance of BofA Merrill Lynch’s opinion was approved by BofA Merrill Lynch’s Americas Fairness Opinion Review Committee.

The following represents a brief summary of the material financial analyses presented by BofA Merrill Lynch to the Company’s board of directors in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by BofA Merrill Lynch, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by BofA Merrill Lynch. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by BofA Merrill Lynch.

TMS Financial Analyses.

Selected Publicly Traded Companies Analysis. BofA Merrill Lynch reviewed publicly available financial and stock market information for the Company and the following seven publicly traded companies, which BofA Merrill Lynch selected in its professional judgment and experience, based on among other things, the fact that the companies operated in the industrial services industry or the equipment rental industry:

Company	2013 EV/EBITDA	2014 EV/EBITDA	2013 EV/EBITDA — Capex	2014 EV/EBITDA — Capex
Industrial Services Industry
• Harsco Corporation	• 6.9x	• 6.1x	• 17.8x	• 12.5x
• Team, Inc.	• 10.5x	• 8.9x	• 14.7x	• 11.6x
• Boart Longyear Limited	• 4.9x	• 4.7x	• 7.9x	• 9.1x
• Matrix Service Company	• 7.2x	• 5.9x	• 10.5x	• 7.6x
• Furmanite Corporation	• 9.6x	• 8.0x	• 14.7x	• 11.9x
Equipment Rental Industry
• United Rentals, Inc.	• 5.6x	• 5.0x	• 10.6x	• 8.8x
• Ashtead Group plc	• 7.3x	• 6.4x	• 40.1x	• 18.3x

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BofA Merrill Lynch reviewed, among other things, enterprise values of the selected companies as a multiple of calendar years 2013 and 2014 estimated earnings before interest, taxes, depreciation and amortization, or EBITDA. BofA Merrill Lynch also reviewed implied enterprise values of the selected companies as a multiple of calendar years 2013 and 2014 EBITDA less capital expenditures, or EBITDA — CapEx. BofA Merrill Lynch then applied multiples of 5.0x-6.5x calendar year 2013 estimated EBITDA and 5.0x-6.0x calendar year 2014 estimated EBITDA derived from the selected publicly traded companies to corresponding data of the Company. In addition, BofA Merrill Lynch reviewed the amount of the capital expenditures used in connection with operation of the business of each of the companies and used as a reference the resulting implied multiples of 12.0x-15.6x calendar year 2013 EBITDA — CapEx and 10.7x-12.8x calendar year 2014 EBITDA — CapEx as a reference for the multiples of calendar year 2013 estimated EBITDA and calendar year 2014 estimated EBITDA. Estimated financial data of the selected publicly traded companies were based on publicly available research analysts’ estimates, and estimated financial data of the Company were based on the Company Financial Forecasts adjusted to reflect the burden of $2 million of costs associated with a public company and $1 million for Onex’s management fee. This analysis indicated the following approximate implied per share equity value reference ranges for the Company, as compared to the merger consideration:

Implied Per Share Equity Value Reference Ranges for the Company		Merger Consideration
2013E EV/EBITDA	2014E EV/EBITDA
$12.67 – $18.31	$15.78 – $20.14	$17.50

No company used in this analysis is identical or directly comparable to the Company. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which the Company was compared.

Selected Precedent Transactions Analysis. BofA Merrill Lynch reviewed, to the extent publicly available, financial information relating to the following four selected transactions involving the mill services sector and the raw materials and optimization sector, which, based on its professional judgment and experience, BofA Merrill Lynch deemed relevant to consider in relation to the Company and the merger:

Announcement Date	Acquiror	Target	Transaction Value ($mm)	EV/LTM EBITDA
November 2006	• Onex	• the Company	• $628	• 6.9x
December 2005	• Harsco Corporation	• Brambles Industries Limited’s Northern Hemisphere steel mill services operations	• $229	• 6.2x
October 2007	• Steel Dynamics, Inc.	• OmniSource Corporation	• $1,078	• 6.8x
February 2008	• Nucor Corporation	• The David J. Joseph Company	• $1,440	• 7.3x

BofA Merrill Lynch reviewed transaction values, calculated as the enterprise value implied for the target company, based on the consideration payable in the selected transaction, as a multiple of the target company’s last 12 months, or LTM, EBITDA. BofA Merrill Lynch then applied multiples of 6.0x-7.0x LTM EBITDA in the case of the mill services sector and 6.5x-7.5x LTM EBITDA in the case of the raw materials and optimization sector derived from the selected transactions to the Company’s actual LTM EBITDA, as of June 30, 2013. Estimated financial data of the selected transactions were based on public filings and other publicly available information. This analysis indicated the following approximate implied per share equity value reference range for the Company, as compared to the merger consideration:

Implied Per Share Equity Value Reference Range for the Company	Merger Consideration
$15.85 – $19.42	$17.50

No company, business or transaction used in this analysis is identical or directly comparable to the Company or the merger. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this

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analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or other values of the companies, business segments or transactions to which the Company and the merger were compared.

Discounted Cash Flow Analysis. BofA Merrill Lynch performed a discounted cash flow analysis of the Company to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that the Company was forecasted to generate from August 1, 2013 to December 31, 2013 and during the Company’s fiscal years 2014 through 2017 based on the Company Financial Forecasts adjusted to reflect the burden of $2 million of costs associated with a public company and $1 million for Onex’s management fee. BofA Merrill Lynch calculated terminal values for the Company by applying perpetuity growth rates ranging from 2.0% to 3.0%. The cash flows and terminal values were then discounted to present value as of July 31, 2013 using discount rates ranging from 10.5% to 13.0%, which were based on an estimate of the Company’s weighted average cost of capital. This analysis indicated the following approximate implied per share equity value reference range for the Company as compared to the merger consideration:

Implied Per Share Equity Value Reference Range for the Company	Merger Consideration
$14.17 – $23.70	$17.50

Other Factors.

In rendering its opinion, BofA Merrill Lynch also reviewed and considered other factors, including:

•	historical trading prices and trading volumes of the Class A common stock during the period commencing on April 11, 2011 and ending on August 22, 2013; and
•	historical ratio of enterprise value to next twelve months EBITDA for the Company since April 2011 and ending on August 2013.

Miscellaneous

As noted above, the discussion set forth above is a summary of the material financial analyses presented by BofA Merrill Lynch to the Company’s board of directors in connection with its opinion and is not a comprehensive description of all analyses undertaken by BofA Merrill Lynch in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. BofA Merrill Lynch believes that its analyses summarized above must be considered as a whole. BofA Merrill Lynch further believes that selecting portions of its analyses and the factors considered or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying BofA Merrill Lynch’s analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.

In performing its analyses, BofA Merrill Lynch considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company and Parent. The estimates of the future performance of the Company in or underlying BofA Merrill Lynch’s analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by BofA Merrill Lynch’s analyses. These analyses were prepared solely as part of BofA Merrill Lynch’s analysis of the fairness, from a financial point of view, of the merger consideration to be received by the holders of the Class A common stock and were provided to the Company’s board of directors in connection with the delivery of BofA Merrill Lynch’s opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or

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may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be BofA Merrill Lynch’s view of the actual values of the Company.

The type and amount of consideration payable in the merger was determined through negotiations between the Company and Parent, rather than by any financial advisor, and was approved by the Company’s board of directors. The decision to enter into the merger agreement was solely that of the Company’s board of directors. As described above, BofA Merrill Lynch’s opinion and analyses were only one of many factors considered by the Company’s board of directors in its evaluation of the proposed merger and should not be viewed as determinative of the views of the Company’s board of directors or management with respect to the merger or the merger consideration.

The Company has agreed to pay BofA Merrill Lynch for its services in connection with the merger an approximate aggregate fee of $8,800,000, $7,800,000 of which is contingent upon the completion of the merger. The Company also has agreed to reimburse BofA Merrill Lynch for its expenses incurred in connection with BofA Merrill Lynch’s engagement and to indemnify BofA Merrill Lynch, any controlling person of BofA Merrill Lynch and each of their respective directors, officers, employees, agents and affiliates against specified liabilities, including liabilities under the federal securities laws.

BofA Merrill Lynch and its affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of their businesses, BofA Merrill Lynch and its affiliates invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in the equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of the Company and certain of its affiliates, including Onex and certain of its affiliates and portfolio companies (collectively, the “Onex Group”) and Parent and certain of its affiliates, including TPO and certain of its affiliates and portfolio companies and other individuals and entities affiliated with the Pritzker family business interests (defined below) (collectively, the “TPO Group”).

BofA Merrill Lynch and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to the Company and certain of its affiliates, including certain members of the Onex Group, and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as financial advisor to the Company and certain of its affiliates, including certain members of the Onex Group, in connection with certain mergers and acquisitions transactions, (ii) having acted or acting as administrative agent, bookrunner and/or arranger for, and/or as a lender under, certain term loans, letters of credit and credit and leasing facilities and other credit arrangements of the Company and certain of its affiliates, including certain members of the Onex Group (including in connection with the financing of various acquisition transactions), (iii) having acted or acting as joint bookrunner and/or underwriter for various equity and/or debt offerings undertaken by the Company and certain of its affiliates, including certain members of the Onex Group, (iv) having provided or providing certain derivatives, foreign exchange and other trading services to the Company and certain of its affiliates, including certain members of the Onex Group, (v) having provided or providing certain managed institutional investment products or services to the Company and certain of its affiliates, including certain members of the Onex Group, and (vi) having provided or providing certain treasury management and trade services and products to the Company and certain of its affiliates, including certain members of the Onex Group. In addition, BofA Merrill Lynch and certain of its affiliates have maintained, currently are maintaining, and in the future may maintain, commercial (including vendor and/or customer) relationships with the Company and certain of its affiliates, including certain members of the Onex Group. BofA Merrill Lynch has advised us that, from January 1, 2011 through July 31, 2013, BofA Merrill Lynch and its affiliates received or derived, directly or indirectly, aggregate revenues for commercial, corporate or investment banking services of (1) approximately $7 million from the

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Company and its subsidiaries and (2) approximately $146 million from certain affiliates and portfolio companies of Onex (other than the Company and its subsidiaries) identified to BofA Merrill Lynch by Onex.

BofA Merrill Lynch and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Parent and the TPO Group, and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as financial advisor to certain members of the TPO Group in connection with certain mergers and acquisitions transactions, (ii) having acted or acting as administrative agent, bookrunner and/or arranger for, and/or as a lender under, certain term loans, letters of credit and credit and leasing facilities and other credit arrangements of certain members of the TPO Group (including in connection with the financing of various acquisition transactions), (iii) having provided or providing certain derivatives and other trading services to certain members of the TPO Group and (iv) having provided or providing certain treasury management and trade services and products to certain members of the TPO Group. “Pritzker family business interests” means (w) Thomas J. Pritzker and Gigi Pritzker Pucker; (x) various lineal descendants of the individuals described in clause (w) and spouses and adopted children of such individuals; (y) various trusts for the benefit of the individuals described in clauses (w) and (x) and trustees thereof; and (z) various entities owned and/or controlled, directly and/or indirectly, by the individuals and trusts described in clauses (w), (x) and (y). BofA Merrill Lynch has advised us that, from January 1, 2011 through July 31, 2013, BofA Merrill Lynch and its affiliates received no fees directly from Parent, Sub, any of the Investors or TPO for commercial, corporate or investment banking services rendered by BofA Merrill Lynch and its affiliates. Over that time period, BofA Merrill Lynch and its affiliates did receive or derive, directly or indirectly, aggregate revenues of approximately $21 million for commercial, corporate or investment banking services rendered by BofA Merrill Lynch and its affiliates to certain other entities which were affiliated with the Pritzker family business interests over that period, but which entities BofA Merrill Lynch has been advised are not currently affiliated with the Investors or TPO.

Certain Projections

The Company does not as a matter of course publicly disclose long-term forecasts or internal projections as to future performance, revenue, earnings or financial condition due to, among other things, the unpredictability of the underlying assumptions and estimates. However, certain projected financial information was prepared by the Company’s management and made available to the Company’s board of directors for purposes of evaluating the merger and to Merrill Lynch, Pierce, Fenner & Smith Incorporated in connection with its rendering of its fairness opinion to the Company’s board of directors and performing its related financial analyses, as described under the caption “The Merger — Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated.” The same projected financial information in a different format was also provided to Parent and its financial advisors during the due diligence process.

The financial projections are subjective in many respects and thus susceptible to various interpretations based on actual experience and business developments. The financial projections were based on numerous variables and assumptions (including, but not limited to, those related to industry performance and competition and general business, economic, market and financial conditions) that are inherently uncertain and are beyond the control of the Company’s management. The financial projections are forward-looking statements. Important factors that may affect actual results and cause these projections not to be achieved include, but are not limited to, risks and uncertainties relating to the Company’s business (including its ability to achieve strategic goals, objectives and targets over applicable periods), industry performance, general business and economic conditions and other factors described under “Forward-Looking Statements.” These projections also reflect assumptions as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in these projections. Accordingly, there can be no assurance that the projected results provided below will be realized.

The financial projections were prepared solely for internal use and not with a view toward public disclosure or toward complying with GAAP, the published guidelines of the SEC regarding projections or the guidelines

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established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. In addition, the Company’s independent auditor has not examined, compiled or performed any procedures with respect to the financial projections and, accordingly, does not express any opinion or any other form of assurance with respect thereto. Furthermore, the financial projections set forth below do not take into account any circumstances or events occurring after the date they were prepared or which may occur in the future and, in particular, do not take into account any revised prospects of the Company’s business, changes in general business, regulatory or economic conditions, competition or any other transaction or event that has occurred since the date on which such information was prepared or which may occur in the future.

The Company does not intend to make publicly available any update or other revisions to the financial projections, whether to reflect circumstances existing after the date of the projections, to reflect the occurrence of future events or for any other reason. Neither the Company’s independent registered public accounting firm nor any of its representatives assumes any responsibility for the validity, reasonableness, accuracy or completeness of the financial projections and the Company has made no representation to Parent or Sub and makes no representation to potential investors or the Company’s stockholders regarding such information. The inclusion of financial projections in this information statement should not be regarded as an indication that the Company, our board of directors, their respective financial advisors or any other person considers or believes the financial projections to be material or predictive of actual future events or that the financial projections should be relied on by any person for that purpose or for any other purpose. For the reasons stated above, as well as in light of the uncertainties inherent in any forward-looking or projected data, the Company’s stockholders are cautioned not to rely on the projections for any purpose.

The financial projections provided below do not take into account any of the transactions contemplated by the merger agreement, including the merger, which might also cause actual results to differ materially. The financial forecasts are not fact and should not be relied upon as being necessarily indicative of future results. Readers of this information statement are cautioned not to place undue reliance on this information and to review the Company’s most recent SEC filings for a description of the Company’s reported financial results.

The following table presents a summary of the financial projections:

Summary Financial Projections

(dollars in millions)

	Fiscal Year Ending December 31,
	2013E	2014E	2015E	2016E	2017E
Total Revenue	$2,484	$2,672	$2,843	$2,984	$3,113
Revenue After Raw Materials Costs(1)	$623	$683	$741	$791	$857
EBITDA(2)	$152	$178	$196	$211	$230
Depreciation and Amortization	$80	$85	$89	$87	$93
Capital Expenditures	$89	$95	$96	$97	$100
Change in Net Working Capital	$3	$(3)	$(3)	$(5)	$(6)
Free Cash Flow(3)	$63	$83	$101	$114	$129

(1)	Revenue After Raw Materials Costs represents Total Revenue minus Cost of Raw Materials Shipments.

(2)	EBITDA reflects $2 million per annum of public company costs and $1 million per annum of management fees payable to an Onex affiliate. The projections provided to Parent and its financial advisors were adjusted to exclude these costs in the last six months of 2013E and each of the years from 2014E through and including 2017E.

(3)	Free cash flow defined as EBITDA minus capital expenditures.

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Certain Effects of the Merger

If the conditions to the closing of the merger are either satisfied or waived and the merger is consummated as contemplated by the merger agreement, Sub will be merged with and into TMS with TMS continuing as the surviving corporation and as a wholly-owned subsidiary of Parent.

Following the merger, all of the equity in the surviving corporation will be owned by entities controlled by the Investors. If the merger is completed, such parties will be the sole beneficiaries of our future earnings and growth, if any, and will be entitled to vote on corporate matters affecting TMS following the merger. Similarly, such parties will also bear the risks of ongoing operations, including the risks of any decrease in our value after the merger and the operational and other risks related to the incurrence by the surviving corporation of significant additional debt as described below under “— Financing of the Merger”.

In connection with the merger, certain members of the Company’s management will receive benefits and be subject to obligations in connection with the merger that are different from, or in addition to, the benefits and obligations of our stockholders generally, as described in more detail under “— Interests of the Company’s Directors and Officers in the Merger”. The incremental benefits may include, among others, their continued employment and the possibility of them entering into new compensation arrangements with Parent following closing.

Our Class A common stock is currently registered under the Exchange Act and is quoted on the NYSE under the symbol “TMS”. As a result of the merger, TMS will be a privately-held corporation, and there will be no public market for our common stock. After the merger, our Class A common stock will cease to be listed on the NYSE or any other stock exchange or quotation system. In addition, registration of our Class A common stock under the Exchange Act is expected to be terminated.

Upon consummation of the merger, the directors of Sub will be the initial directors of the surviving corporation, and the officers of TMS will be the initial officers of the surviving corporation. All directors and officers of the surviving corporation will hold their positions until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The certificate of incorporation of TMS will become the certificate of incorporation of the surviving corporation until thereafter changed or amended as provided in the certificate of incorporation or by applicable law. The by-laws of TMS will be amended as a result of the merger to read in their entirety as set forth in Exhibit 2.05(b) of the merger agreement and will be the by-laws of the surviving corporation until thereafter changed or amended as provided in the by-laws or by applicable law.

Effects on the Company if the Merger is Not Completed

If the merger is not completed for any reason, our stockholders will not receive any payment for their shares of our common stock pursuant to the merger agreement. Instead, we will remain a public company and our Class A common stock will continue to be registered under the Exchange Act and listed on the NYSE. In addition, if the merger is not completed, we expect that our management will operate our business in a manner similar to that in which it is being operated today and that our stockholders will continue to be subject to the same risks and opportunities to which they currently are subject, including, among other things, the nature of the steel industry on which our business largely depends, and general industry, economic, regulatory and market conditions.

If the merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of our common stock. In the event the merger is not completed, our board of directors will continue to evaluate and review our business operations, prospects and capitalization, make such changes as are deemed appropriate and seek to identify acquisitions, joint ventures or strategic alternatives to enhance stockholder value. If the merger is not consummated for any reason, there can be no assurance that any other transaction acceptable to us will be offered or that our business, prospects or results of operations will not be adversely impacted.

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If the merger agreement is terminated under certain other circumstances, we will be obligated to pay to Parent the break-up fee of $26,034,647. Parent will have to pay us the reverse break-up fee of $45,126,722 if the merger agreement is terminated under certain other circumstances. For a description of the circumstances triggering payment of these break-up and reverse break-up fees, see “The Merger Agreement — Break-Up Fees” beginning on page  67.

Payment of Merger Consideration and Surrender of Stock Certificates

As promptly as reasonably practicable after the effective time, the paying agent will mail to each person who was, as of immediately prior to the effective time, a holder of record of shares of Company common stock a letter of transmittal and instructions for use in effecting the surrender of the certificates in exchange for the merger consideration. The paying agent will pay each holder of record the per share merger consideration upon its receipt of (1) surrendered certificates or book-entry shares and (2) a signed letter of transmittal and any other items specified by the paying agent. Interest will not be paid or accrue in respect of the merger consideration. Parent, the surviving corporation or the paying agent will be entitled to reduce the amount of any merger consideration paid to you by any applicable withholding taxes. YOU SHOULD NOT RETURN YOUR CERTIFICATES TO THE PAYING AGENT WITHOUT A LETTER OF TRANSMITTAL, AND YOU SHOULD NOT RETURN YOUR CERTIFICATES TO THE COMPANY.

In the event of a transfer of ownership of Company common stock which is not registered in the transfer records of the Company, payment of the merger consideration may be made to a person other than the person in whose name the certificate so surrendered is registered, but only if such certificate is properly endorsed or otherwise is in proper form for transfer and the person requesting such payment pays any transfer or other similar taxes required by reason of the payment of the merger consideration to a person other than the registered holder of such certificate or establish to the reasonable satisfaction of Parent that such tax has been paid or is not applicable; except that payment of the merger consideration with respect to shares held in book-entry form will only be made to the person in whose name such book-entry shares are registered.

If your shares of Company common stock are held in “street name” by your broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee as to how to effect the surrender of your “street name” shares of Company common stock in exchange for the merger consideration.

Support Agreement

Concurrently with the execution of the merger agreement, Parent, Sub and the Principal Stockholders entered into a support agreement. In the support agreement, among other things, the Principal Stockholders agree:

•

to execute and deliver to the Company an irrevocable written consent evidencing their adoption and approval of the merger agreement and the transactions and agreements contemplated thereby, including the merger;

•

to refrain from voting or delivering consents with respect to their shares of Company common stock with respect to (1) any acquisition proposal; (2) approval of any other merger agreement or merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company; and (3) any proposal or agreement that would reasonably be expected to result in a breach of any covenant, representation, warranty or other obligation of the Company under the merger agreement or result in any of the conditions to the merger agreement not being fulfilled;

•	subject to certain exceptions, not to sell transfer, encumber or otherwise dispose of any or all of their shares of Company common stock;
•

not to (1) solicit from a third party or initiate, knowingly facilitate or knowingly encourage the submission of any acquisition proposal; (2) participate in any discussions or negotiations with a third party concerning, or provide any non-public information regarding the Company or any of its subsidiaries or afford access to the books, records or officers of the Company or any of its subsidiaries

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to any third party that is seeking (to the knowledge of such Principal Stockholder) to make, could reasonably be expected to make, or has made, an acquisition proposal; (3) approve, endorse, recommend or enter into any alternative acquisition agreement; and (4) agree to do any of the foregoing, except (in each case) to the extent the Company is permitted to engage in such discussions under the merger agreement;

•

to waive any rights of appraisal or rights to dissent from the merger and not to commence or participate in any claim against Parent, Sub, the Company or any of their respective successors, directors, employees or affiliates relating to the support agreement or the merger agreement or the consummation of the merger;

•

to consent to the termination of (1) the Investor Stockholder Agreement, dated as of January 25, 2007, among Metal Services Acquisition Corp., Onex Partners II LP, the stockholders listed on the signature pages to such agreement and such other stockholders as, from time to time, become parties to such agreement and (2) the Registration Agreement, dated as of January 25, 2007, among Metal Services Acquisition Corp. and the persons listed on Schedule A thereto and such other stockholder as, from time to time, become parties to such agreement; and

•	subject to certain exceptions, for a period of three years following the closing date, not to solicit for employment or employ certain employees of the Company.

In addition, in the support agreement, Parent agreed to cause the surviving corporation to provide to the Principal Stockholders any non-privileged information concerning the surviving corporation and its subsidiaries for periods prior to the effective time as the Principal Stockholders may reasonably require for tax or regulatory purposes that is reasonably available to the surviving corporation, subject to the Principal Stockholders entering into a customary confidentiality agreement with the surviving corporation.

The Support Agreement will terminate upon the earliest to occur of (1) the termination of the merger agreement, (2) the effective time and (3) the mutual written consent of Parent and the Principal Stockholders; provided that, certain covenants of the parties including the employee non-solicitation and tax and regulatory information covenants described above, shall survive the effective time.

Financing of the Merger

Parent has obtained debt and equity financing commitments for the purposes of financing the merger and the other transactions contemplated by the merger agreement, as detailed below.

We believe that the amounts committed under the debt and equity commitment letters will be sufficient to complete the merger, but we cannot assure you of that. Those amounts might be insufficient if, among other things, one or more of the parties to the commitment letters fails to fund the respective financing or if the conditions to such commitments are not met. Although obtaining the proceeds of any financing, including financing under the commitment letters, is not a condition to the completion of the merger, the failure of Parent and Sub to obtain any portion of the committed financing (or alternative financing) is likely to result in the failure of the merger to be completed. In that case, Parent may be obligated to pay the Company a reverse break-up fee, as described under “The Merger Agreement — Break-Up Fees and Remedies” beginning on page 67.

Debt Financing

Pursuant to the amended and restated debt financing commitment, dated as of September 11, 2013, JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC, Goldman Sachs Bank USA, Deutsche Bank AG New York Branch, Deutsche Bank AG Cayman Islands Branch, HSBC Bank USA, National Association and Wells Fargo Bank, National Association, have agreed to lend certain amounts subject to the terms and conditions set forth in the debt financing commitment. The debt financing commitment provides for (1) a senior secured asset-based revolving credit facility in an aggregate principal amount of up to $175 million (the “ABL Facility”), (2) a senior secured term loan facility in an aggregate principal amount of $400 million (the “Bank Term Facility” and, together with the ABL Facility, the “Bank Facilities”) and (3) up to $300 million of senior unsecured bridge

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loans under a senior unsecured credit facility (the “Bridge Facility”), if and to the extent that less than $300 million of gross cash proceeds from the sale of senior unsecured notes by Sub in a Rule 144A or other private placement are available on the closing date to finance the merger and the other transactions contemplated by the merger agreement.

The debt financing commitment is subject to certain conditions, including, among others:

•

the execution and delivery of definitive documentation meeting standards set forth in the debt commitment letter in connection with the debt financing and the receipt of certain closing documents, opinions, certificates and other deliverables;

•

delivery of a certificate of the chief financial officer of the borrower under the Bank Facilities and Bridge Facility confirming the solvency of such borrower and its subsidiaries on a consolidated basis after giving effect to the transactions contemplated by the merger agreement;

•	the accuracy of certain merger agreement representations and credit facility representations;
•	the absence of a material adverse effect with respect to the Company since December 31, 2012;
•

simultaneous consummation of the merger in accordance with the terms of the merger agreement, without giving effect to any modifications, amendments, consents or waivers thereto that are material and adverse to the interests of the lenders or the joint bookrunners and that have not been approved by the joint bookrunners;

•	funding of the equity financing;
•	the refinancing or repayment of certain of the Company’s outstanding debt and the delivery of customary pay-off letters;
•	delivery of certain historical financial statements of the Company;
•	delivery of certain pro forma financial statements of the borrower under the Bank Facilities and its subsidiaries (including the Company);
•	delivery of certain pro forma financial statements of Parent and the Company;
•

with respect to the Bank Facilities, all documents required to create and perfect the security interests in the relevant collateral have been executed and delivered and, if applicable, be in proper form for filing;

•

the lenders’ receipt, at least three business days prior to the closing date, of all documentation and other information that are required by regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations that have been requested in writing by such lenders at least ten business days prior to the closing date;

•	the payment of all fees and expenses payable under the debt financing commitment and related fee letter to the extent invoiced at least three business days prior to the closing date;
•

with respect to the Bridge Facility, the expiration of 15 consecutive business days (subject to tolling for certain holidays and customary blackout periods) following Parent’s delivery of a high yield offering memorandum; and

•

the completion of a marketing period of at least 15 consecutive business days (subject to tolling for certain holidays and customary blackout periods) following the receipt by the lenders of certain historical financial statements and a customary confidential information memorandum; provided that such marketing period will not commence prior to the mailing of this information statement to the Company’s stockholders.

Although the debt financing commitment described in this information statement is not subject to the lenders’ satisfaction with their due diligence or a “market out,” such financing might not be funded on the closing date because of the failure to meet the specified closing conditions. As of the date of this information statement, no alternative financing arrangements or alternative financing plans have been made in the event the debt financing described herein is not available as anticipated. The definitive documentation governing the debt financing facilities has not been finalized, and accordingly, the actual terms may differ from those described in this information statement.

For a description of certain covenants in the merger agreement pertaining to such financing commitment, please see the section titled “The Merger Agreement – Financing Covenant” beginning on page 63.

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Equity Financing

Parent has obtained equity financing commitments, each dated as of August 23, 2013, from the Investors in an aggregate amount of $314 million, subject to the terms and conditions set forth in the equity commitment letters, for the purpose of enabling Parent to fund a portion of the merger consideration. The Company is a third party beneficiary under the equity financing commitment and has the ability to specifically enforce the equity commitments if (1) Parent and Sub are required to consummate the merger on account of the closing conditions having been satisfied, (2) the debt financing (or alternative financing if the debt financing becomes unavailable on the agreed upon terms and conditions) has been funded or will be funded at the closing if the equity financing is funded at the closing, in each case subject to the conditions and limitations described in the section titled “The Merger Agreement — Break-Up Fees and Remedies” beginning on page 67, and (3) the Company has irrevocably confirmed that all of the conditions of the Company to effect the merger have been satisfied or waived and it is prepared to consummate the merger. The Investors may assign a portion of the equity financing commitment to other parties, although no assignment of the equity financing commitment to other parties will affect the Investors’ obligations under the equity financing commitments.

No Financing Condition

The obligations of Parent and Sub to close the merger are not conditioned upon the consummation of the financings. A failure of Parent and Sub to close the merger resulting from a failure or inability to consummate the financings when Parent and Sub are otherwise required to close the merger under the merger agreement would constitute a breach for purposes of the merger agreement, the remedies available to the Company are as described in the section titled “The Merger Agreement — Break-Up Fees and Remedies” beginning on page 67, and include the following:

•	the right to receive the reverse break-up fee;
•	the right to require Parent and Sub to use reasonable best efforts to enforce the debt commitment letter; and
•

the right to specifically enforce the equity financing commitment, in the event that (1) Parent and Sub are required to consummate the merger on account of the closing conditions having been satisfied, (2) the debt financing (or alternative financing if the debt financing becomes unavailable on the agreed upon terms and conditions) has been funded or will be funded at the closing if the equity financing is funded at the closing and (3) the Company has irrevocably confirmed that all of the conditions of the Company to effect the merger have been satisfied or waived and it is prepared to consummate the merger.

Limited Guaranties

Concurrently with the execution of the merger agreement, the Investors executed and delivered limited guaranties in favor of the Company, pursuant to which, subject to the terms and conditions of the limited guaranties, the Investors guaranteed the payment of their respective pro rata portions of the reverse break-up fee and certain expense and indemnification obligations of Parent under the merger agreement (the “guaranteed obligation”).

The limited guaranties will terminate on the earliest of (1) the effective time, (2) upon the satisfaction in full of the guaranteed obligation and (3) the end of three months following the date merger agreement is terminated, except in connection with a claim for payment of the guaranteed obligation presented by the Company to Parent or the Investors during such three-month period in which case the relevant date is the date that such claim is finally satisfied or otherwise resolved by agreement of the parties or a final non-appealable judgment of a governmental entity.

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Interests of the Company’s Directors and Officers in the Merger

You should be aware that certain of the Company’s directors and officers have interests in the merger that are different from, or in addition to, the interests of our stockholders generally, as more fully described below. Our board of directors was aware of these interests and considered them, among other matters, in reaching its decision to approve the merger agreement and recommend that the Company’s stockholders vote in favor of adopting the merger agreement. See “— Background of the Merger” and “— Purpose and Reasons for the Merger; Recommendation of Our Board of Directors” for a further discussion of these matters.

Merger-Related Compensation

A number of our executives, including each of our named executive officers, are subject to employment agreements which provide for certain payments if we terminate the executive’s employment without “cause”, for certain executives, if the executive terminates his employment for “good reason” (as each such term is defined in the employment agreement, if applicable), or, for certain executives, if the employment agreement is not renewed. These agreements will continue in effect in accordance with their terms following the consummation of the merger. In addition, the employment agreement of each of our named executive officers, except Mr. Raymond S. Kalouche, and one other executive officer, Mr. Leon Heller (who became our Executive Vice President, General Counsel and Secretary on January 1, 2013), contain an enhanced definition of good reason pursuant to which the executive can resign under certain circumstances (for example, if they suffer a material diminution in duties) within 18 months following the merger and receive severance pay, as described in more detail below.

The table below sets forth, for each of our named executive officers for whom disclosure was required in our most recent annual proxy statement, estimates of the amounts of compensation that are based on, or otherwise relate to, the merger (the “merger-related compensation”). The named executive officers’ merger-related compensation consists of the accelerated vesting of unvested stock options and, for certain named executive officers, potential severance payments upon a resignation for “good reason” within 18 months following the merger.

All of our named executive officers hold unvested stock options. Each stock option will become vested as a result of the merger and will be canceled in consideration for a cash payment equal to the per share merger consideration less the applicable exercise price per share. The surviving corporation will make this payment, less any withholding or other applicable taxes, to optionees as soon as practicable following the merger.

Certain potential severance payments to Messrs. Joseph Curtin, Daniel E. Rosati and J. David Aronson could constitute merger-related compensation. These amounts would be payable under our existing employment agreements with Messrs. Curtin, Rosati and Aronson if, within 18 months following the merger, they suffer a material diminution in duties or another material adverse change in their employment relationship and, as a result, resign from the Company (that is, only if there is a “good reason” termination). The severance payments would consist of (1) continued payment of base salary in monthly installments for a period of two years, (2) continued health coverage for two years or, if earlier, until the named executive officer is eligible for comparable coverage under another employer’s health plan (or, in lieu of continued health coverage, an equivalent cash payment), (3) in the case of Messrs. Rosati and Aronson, outplacement expenses of up to $10,000, and (4) in the case of Mr. Curtin, a pro-rated bonus for the year in which termination occurs based upon the Company’s actual performance for the year. The surviving corporation would be responsible for making these severance payments. As a condition to receiving the severance payments, Messrs. Curtin, Rosati and Aronson would be required to execute a general release of claims in favor of the surviving corporation and abide by a confidentiality restriction and non-competition and non-solicitation/no-hire covenants applicable for two years following termination of employment. Mr. Curtin would also be required to assist with the transition of his successor for two years.

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Merger-Related Compensation

	Cash ($)(1)	Equity ($)(2)	Perquisites/benefits ($)(3)	Total ($)
Joseph Curtin	2,012,500	441,900	18,222	2,472,622
Daniel E. Rosati	721,000	324,700	51,470	1,097,170
Raymond S. Kalouche	—	960,650	—	960,650
J. David Aronson	1,600,000	913,400	51,470	2,564,870
Thomas E. Lippard	—	220,950	—	220,950

(1)	Represents the potential cash severance payments payable to Messrs. Curtin, Rosati and Aronson under their existing employment agreements upon a “good reason” termination within 18 months following the merger (which is the same cash severance payments payable to Messrs. Curtin, Rosati and Aronson on a termination by the Company without cause): two times the base salary of each of Messrs. Curtin, Rosati and Aronson (which base salaries are $650,000, $360,500 and $800,000, respectively) plus, in the case of Mr. Curtin, a pro-rated bonus for the year in which termination occurs. For Mr. Curtin’s pro-rated bonus, we have assumed that the merger would close on September 30, 2013, that he would resign for “good reason” on such date and that the Company’s actual performance for 2013 would entitle him to a pro-rated portion of 100% of his target base and supplemental bonuses for 2013, which targets are $800,000 and $150,000, respectively. These potential cash severance payments are subject to a “double trigger.”

(2)	Represents the intrinsic value of unvested stock options the vesting of which will be accelerated as a result of the merger, based upon the per share merger consideration of $17.50. This is a “single trigger” payment that will be paid as soon as practicable after the closing of the merger.

(3)	Includes (i) $10,000 in outplacement expenses for each of Messrs. Rosati and Aronson and (ii) the value of continued health coverage for two years for each of Messrs. Curtin, Rosati and Aronson in the amount of $18,222, $41,470 and $41,470, respectively. These amounts would be payable to Messrs. Curtin, Rosati and Aronson under their existing employment agreements upon a “good reason” termination within 18 months following the merger and are therefore subject to a “double trigger.” The amounts listed for continued coverage are our estimate of our costs of that coverage using the assumptions used for financial reporting purposes under generally accepted accounting principles. The actual amounts to be paid out can only be determined at the time of such executive’s separation.

Mr. Heller’s employment agreement provides the same good reason termination clause as described above for our named executive officers, except that his base salary and health coverage severance payments are for one year, instead of two years, his outplacement is capped at $15,000, he is entitled to a bonus for the year in which his employment terminates and his non-competition restriction period is only for one year following termination of employment, instead of two. In addition, Mr. Heller’s severance payment includes his annual car allowance for one year.

Treatment of Stock Options

As of September 23, 2013, there were approximately 730,500 shares of Company common stock issuable pursuant to stock options granted under our equity incentive plan to individuals who are officers, or who have served as officer since the beginning of our last fiscal year. Our non-employee directors do not hold stock options. Under the merger agreement, our board of directors has agreed to adopt such resolutions and take such other actions as may be required so that each unexercised option granted under our equity incentive plan that represents the right to acquire our common stock, whether vested or unvested, that is outstanding immediately prior to the effective time will be cancelled, and the holder of the stock option will be entitled to receive, with respect to each such option, an amount in cash equal to (1) the excess of the $17.50 per share merger consideration over the exercise price per share of such option, multiplied by (2) the number of shares of Company common stock subject to such option, without interest and less any withholding or other applicable taxes.

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The following table sets forth, for each individual who is an officer or who has served as officer since the beginning of our last fiscal year (1) the aggregate number of shares of Company common stock subject to vested stock options, (2) the value of such vested stock options on a pre-tax basis, calculated by multiplying (a) the excess of the $17.50 per share merger consideration over the respective per share exercise prices of those stock options by (b) the number of shares of Company common stock subject to those stock options, (3) the aggregate number of unvested stock options that will vest as of the effective time, assuming the individual remains (or had remained) employed by the Company on that date, (4) the value of those unvested stock options on a pre-tax basis, calculated in the same manner as with respect to vested stock options, (5) the aggregate number of shares of Company common stock subject to vested stock options and unvested stock options and (6) the aggregate amount of consideration we expect to pay for all such options upon consummation of the merger.

	Vested Stock Options		Unvested Stock Options		Aggregate Cash Consideration for All Stock Options
Name	Shares	Value ($)	Shares	Value ($)	Shares	Value ($)
J. David Aronson	15,500	78,850.00	194,500	913,400.00	210,000	992,250.00
Joseph Curtin	20,000	99,100.00	80,000	441,900.00	100,000	541,000.00
Jonathan Fingeret	1,500	7,432.50	9,750	48,705.00	11,250	56,137.50
Leon Z. Heller	1,500	7,432.50	16,000	74,642.50	17,500	82,075.00
Raymond S. Kalouche	20,000	99,100.00	205,000	960,650.00	225,000	1,059,750.00
Thomas E. Lippard	10,000	49,550.00	40,000	220,950.00	50,000	270,500.00
John Minihan	1,200	5,946.00	8,550	42,076.50	9,750	48,022.50
Kirk Peters	4,000	19,820.00	28,000	138,180.00	32,000	158,000.00
Daniel E. Rosati	10,000	49,550.00	65,000	324,700.00	75,000	374,250.00
All officers as a group (9 persons)	83,700	416,781.00	646,800	3,165,204.00	730,500	3,581,985.00

Treatment of Restricted Stock

As of September 23, 2013, there were 16,260 outstanding shares of restricted Class A common stock subject to vesting criteria, all of which were held by our non-employee directors. Under the merger agreement, as of immediately prior to the effective time, each then outstanding share of restricted stock will automatically vest and be converted in the merger into the right to receive the merger consideration.

The following table identifies, for each of our non-employee directors holding restricted Class A common stock, the aggregate number of unvested shares of restricted stock as of September 23, 2013, and the pre-tax value of such shares of restricted stock that will become fully vested in connection with the merger as calculated by multiplying $17.50 by the number of shares of restricted stock.

Name	Aggregate Number of Shares of Unvested Restricted Stock	Value of Unvested Restricted Stock ($)
John J. Connelly	4,065	71,137.50
Colin Osborne	4,065	71,137.50
Herbert K. Parker	4,065	71,137.50
Patrick W. Tolbert	4,065	71,137.50
All non-employee directors as a group (4 persons)	16,260	284,550.00

Indemnification of Directors and Executive Officers; Directors’ and Officers’ Insurance

Parent and the Company have agreed in the merger agreement that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the effective time and rights to advancement of expenses relating thereto now existing in favor of the current or former directors or officers of the Company or

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any of its subsidiaries will survive the merger and, for a period of six years from and after the effective time, will not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such person.

In addition, the Company will obtain, at or prior to the effective time, a six-year prepaid (or “tail”) directors’ and officers’ liability insurance policies for acts or omissions occurring at or prior to the effective time. In the event the Company does not obtain such “tail” insurance policies, then, for six years from the effective time, Parent will maintain in effect the Company’s current directors’ and officers’ liability insurance policies in respect of acts or omissions occurring at or prior to the effective time; except that neither Parent nor the surviving corporation will be required to pay an aggregate annual premium for such insurance policies to the extent exceeding 300% of the annual premium paid by the Company for coverage for its last full fiscal year for such insurance; and except that, if the annual premiums of such insurance coverage exceed such amount, Parent or the surviving corporation will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

Continuation of Employment and New Compensation Arrangements

The employment agreements of the officers will not automatically terminate at the closing. After the closing, the officers will remain employees, unless Parent takes action after closing to terminate their employment agreements.

As of the date of this information statement, none of the Company’s officers has entered into any amendments or modifications to his or her existing employment agreement with the Company in connection with the merger, nor has any entered into any employment or other agreement with Parent or its affiliates. Parent has disclosed to the Company that five members of the Company’s senior management have reached an informal understanding with Parent and Sub with respect to their compensation following the Effective Time; however, none of the managers holds or is party to an arrangement or understanding to hold equity interests in Parent or the surviving corporation.

Governmental and Regulatory Approvals

Under the HSR Act, the merger may not be completed until we and Parent each file a notification and report form under the HSR Act with the FTC and the DOJ, and the applicable waiting period has expired or been terminated. The notification and report forms were filed with the FTC and DOJ on August 29, 2013 and the FTC and DOJ granted early termination of the HSR waiting period on September 9, 2013.

At any time before or after the effective time, notwithstanding the early termination of the waiting period under the HSR Act, the DOJ, the FTC or state or foreign antitrust and competition authorities could each take such action under applicable antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the merger or seeking divestiture of substantial assets of TMS or Parent. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

Accounting Treatment

The merger will be accounted for as a “purchase transaction” for financial accounting purposes.

Material United States Federal Income Tax Consequences

The following is a summary of material U.S. federal income tax consequences of the merger that are relevant to beneficial holders of Company common stock whose shares will be converted to cash in the merger and who will not own (actually or constructively) any shares of Company common stock after the merger. The following discussion does not purport to consider all aspects of U.S. federal income taxation that might be relevant to beneficial holders of Company common stock. The discussion is based on current provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, existing, proposed, and temporary regulations

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promulgated under the Code, and rulings, administrative pronouncements, and judicial decisions as in effect on the date of this information statement, changes to which could materially affect the tax consequences described below and could be made on a retroactive basis.

The discussion applies only to beneficial holders of Company common stock in whose hands the shares are capital assets within the meaning of Section 1221 of the Code and does not apply to beneficial holders who (1) acquired their shares pursuant to the exercise of stock options or otherwise in connection with the performances of services to the Company or any of its affiliates; (2) exercise appraisal rights under Section 262 of the DGCL; or (3) hold their shares as part of a hedge, straddle, conversion or other risk reduction transaction or who are subject to special tax treatment under the Code (such as, without limitation, brokers, dealers or traders in securities, commodities or currencies, U.S. holders whose functional currency is not the U.S. dollar, insurance companies, “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid U.S. federal income tax, other financial institutions, regulated investment companies, tax-exempt entities, tax-qualified retirement plans, expatriates and certain former citizens or long-term residents of the United States, S corporations, partnerships and investors in S corporations and partnerships, and taxpayers subject to the alternative minimum tax). In addition, this discussion does not consider the effect of any state, local, foreign, gift, estate or alternative minimum tax laws.

If a partnership (or other entity taxed as a partnership for U.S. federal income tax purposes) holds shares of Company common stock, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. Accordingly, partnerships that hold shares of Company common stock and partners in such partnerships are urged to consult their tax advisors regarding the specific U.S. federal income tax consequences to them of the merger.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Company common stock that is, for U.S. federal income tax purposes, any of the following:

•	an individual who is a citizen or resident of the United States;
•	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•

a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or a trust that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of Company common stock that is for U.S. federal income tax purposes a nonresident alien individual, a foreign corporation, or a trust or estate that is not a U.S. holder.

U.S. Holders

The receipt of cash in exchange for Company common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder who receives cash in exchange for shares pursuant to the merger will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received (plus the amount, if any, of taxes withheld) and the U.S. holder’s adjusted tax basis in the shares surrendered pursuant to the merger. A U.S. holder’s adjusted tax basis generally will equal the price the U.S. holder paid for such shares. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same price per share in a single transaction) surrendered for cash pursuant to the merger. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the U.S. holder’s holding period for such shares is more than one year at the time of consummation of the merger. For non-corporate taxpayers, long-term capital gains are generally taxable at a reduced rate. Deduction of capital losses may be subject to certain limitations.

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Non-U.S. Holders

A non-U.S. holder generally will not be subject to U.S. federal income tax with respect to gain recognized pursuant to the merger unless one of the following applies:

•

The gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States and, if a tax treaty applies, the gain is attributable to the non-U.S. holder’s U.S. permanent establishment. In such case, the non-U.S. holder will, unless an applicable tax treaty provides otherwise, generally be taxed on its net gain derived from the merger at regular graduated U.S. federal income tax rates, and in the case of a foreign corporation, may also be subject to a branch profits tax at the rate of 30% (or a lower rate, if provided by an applicable tax treaty);

•

The non-U.S. holder is an individual who is present in the United States for 183 or more days in the taxable year of the merger, and with respect to whom certain other conditions are met. In such a case, the non-U.S. holder will be subject to a flat 30% tax on the gain derived from the merger, which may be offset by certain U.S. capital losses; or

•

The Company is or has been a “United States real property holding corporation” for U.S. federal income tax purposes and the non-U.S. holder owned more than 5% of Company common stock at any time during the five years preceding the merger.

We believe we are not and have not been a “United States real property holding corporation” for U.S. federal income tax purposes.

3.8% Medicare Tax on “Net Investment Income”

Non-corporate U.S. holders who satisfy certain income thresholds and other requirements will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include gain realized on the receipt of cash in exchange for the Company’s common stock pursuant to the merger. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Information Reporting and Backup Withholding

Cash payments made pursuant to the merger will be reported to the recipients and the Internal Revenue Service to the extent required by the Code and applicable U.S. Treasury Regulations. In addition, certain non-corporate beneficial owners may be subject to backup withholding at a 28% rate on cash payments received in connection with the merger. Backup withholding will not apply, however, to a beneficial owner who (1) furnishes a correct taxpayer identification number and certifies that he, she or it is not subject to backup withholding on Form W-9 or a successor form, (2) provides a certification of foreign status on Form W-8 or a successor form or (3) is otherwise exempt from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

The discussion set forth above is included for general information only. Each beneficial owner of shares of Company common stock should consult his, her or its own tax advisor with respect to the specific tax consequences of the merger to him, her or it, including the application and effect of state, local, foreign, gift, estate and alternative minimum tax laws.

Litigation Related to the Merger

A purported class action lawsuit has been filed in the Court of Chancery in the State of Delaware on August 30, 2013 (Bushansky v. TMS International Corp., et. al., No. CA8853), brought by an individual who claims to be a minority stockholder of the Company, challenging the proposed merger and naming as defendants the Company and its board of directors.

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The complaint alleges that the Company’s board of directors breached its fiduciary duties to the plaintiff and the other public stockholders of TMS by authorizing the merger with Parent and Sub for inadequate consideration and pursuant to an unfair sale process. The complaint also claims that the merger agreement contains unfair deal protection devices, that our board of directors acted to put its personal interests ahead of the interests of the Company’s stockholders and that our board of directors embarked on a sale process that avoids competitive bidding and provides the Investors with an unfair advantage. The complaint seeks, among other relief, an order enjoining the consummation of the merger, compensatory damages and plaintiff’s counsel’s and experts’ fees. The defendants believe the claims are without merit and intend to defend against them vigorously.

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THE MERGER AGREEMENT

This section of the information statement describes the material provisions of the merger agreement, but does not purport to describe all of the terms of the merger agreement. The following summary is qualified in its entirety by reference to the complete text of the merger agreement, which is attached as Annex A to this information statement and incorporated into this information statement by this reference. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We urge you to carefully read the full text of the merger agreement because it is the legal document that governs the merger.

The merger agreement is included to provide you with information regarding its terms. Factual disclosures about the Company contained in this information statement or in the Company’s public reports filed with the SEC may supplement, update or modify the factual disclosures about the Company contained in the merger agreement. The representations, warranties and covenants made in the merger agreement by the Company, Parent and Sub were qualified and subject to important limitations agreed to by the Company, Parent and Sub in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to consummate the merger if the representations and warranties of the other party prove to be untrue because of a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC and in some cases were qualified by the matters contained in the disclosure schedules that the Company and Parent delivered in connection with the merger agreement, which disclosures were not reflected in the merger agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this information statement, may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this information statement.

The Merger

The merger agreement provides for the merger of Sub, a wholly-owned subsidiary of Parent, with and into TMS upon the terms and subject to the conditions set forth in the merger agreement. After the merger, TMS will continue as the surviving corporation and as a wholly-owned subsidiary of Parent, and the surviving corporation will possess all properties, rights, privileges, powers and franchises of the Company and Sub, and all claims, obligations, liabilities, debts and duties of the Company and Sub will become the claims, obligations, liabilities, debts and duties of the surviving corporation.

The surviving corporation will be a privately held corporation and our current stockholders will cease to have any ownership interest in the surviving corporation. Therefore, such current stockholders will not participate in any future earnings or growth of the surviving corporation and will not benefit from any appreciation in value of the surviving corporation.

Directors and Officers

Upon consummation of the merger, the directors of Sub will be the initial directors of the surviving corporation, and the officers of TMS will be the initial officers of the surviving corporation. All directors and officers of the surviving corporation will hold their positions until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The certificate of incorporation of TMS will become the certificate of incorporation of the surviving corporation until thereafter changed or amended as provided in the certificate of incorporation or by applicable law. The by-laws of TMS will be amended as a result

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of the merger to read in their entirety as set forth in Exhibit 2.05(b) of the merger agreement and will be the by-laws of the surviving corporation until thereafter changed or amended as provided in the by-laws or by applicable law.

Effective Time; Marketing Period

The merger will be effective at the time the certificate of merger is filed with the Secretary of State of the State of Delaware or at such later time as is agreed upon by Parent and TMS and specified in the certificate of merger. The closing of the merger will occur two business days after the satisfaction or waiver of the closing conditions (described in “— Conditions to the Completion of the Merger” below), unless another time, date or place is agreed to in writing by Parent and the Company. However, if the marketing period has not been completed at the time of the satisfaction or waiver of such closing conditions, the closing will instead occur on the earlier to occur of (1) a date during the marketing period specified by Parent on no less than two business days’ notice to the Company (2) and the second business day after the end of the marketing period (subject in each case to the satisfaction or waiver of the closing conditions as of the date determined pursuant to this sentence).

For purposes of the merger agreement, “marketing period” means the first period of 15 consecutive business days after the date of the merger agreement throughout which Parent and Sub have received the financial and other information required to be provided by the Company under the merger agreement in connection with the arrangement of debt financing. Under the merger agreement, if the marketing period would not end prior to December 20, 2013, then it will not commence until after January 6, 2014. November 29, 2013 will not be included as a business day in determining the marketing period. The marketing period will not be deemed to have commenced (1) prior to the mailing of this information statement to the Company’s stockholders, (2) if, prior to the completion of the marketing period, Ernst & Young LLP withdraws its audit opinion with respect to the most recent audited financial statements included in the Company’s documents filed with or furnished to the SEC by the Company since April 8, 2011, or (3) if the financial statements included in the required information provided by the Company to Parent in connection with the arrangement of debt financing would not be considered sufficiently current under applicable securities laws and regulations to permit a registration statement of a non-accelerated filer on Form S-1 using such financial statements to be declared effective by the SEC on the last day of such marketing period.

Merger Consideration

Except as noted below, each share of Company common stock issued and outstanding immediately prior to the effective time will be automatically cancelled and converted at the effective time into the right to receive $17.50 in cash, without interest and less any withholding or other applicable taxes. The following shares of Company common stock will not receive the merger consideration:

•	treasury shares owned by the Company, which shares will be automatically cancelled without consideration;
•	shares held by Parent or Sub, which shares will be automatically cancelled without conversion or consideration; and
•

shares held by holders who are entitled to demand and have properly demanded appraisal of such shares pursuant to, and who have complied in all respects with, the provisions of Section 262 of the DGCL, and which shares will be entitled to payment of the appraised value of such shares as may be determined to be due to such holders pursuant to Section 262 of the DGCL (unless and until such holder has failed to perfect or has effectively withdrawn or lost rights of appraisal under Section 262 of the DGCL).

At the effective time, each holder of a certificate formerly representing any shares of Company common stock (or evidence of shares in book-entry form) will no longer have any rights with respect to the shares, except for the right to receive the merger consideration upon surrender of such certificate (other than shares for which

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appraisal rights have been properly demanded, perfected and not withdrawn or lost under Section 262 of the DGCL which will be entitled to receive payment of the appraised value of such shares as determined by the Court of Chancery). See “— Appraisal Rights” below.

Payment Procedures

Prior to the closing date, Parent will designate a paying agent reasonably acceptable to the Company to receive the aggregate merger consideration for the benefit of the holders of shares of our common stock. At or prior to the effective time, Parent will deposit with the paying agent an amount in cash sufficient to pay the aggregate merger consideration.

As promptly as reasonably practicable after the effective time, the paying agent will mail to each person who was, as of immediately prior to the effective time, a holder of record of shares of Company common stock a letter of transmittal and instructions for use in effecting the surrender of the certificates in exchange for the merger consideration. The paying agent will pay each holder of record the per share merger consideration upon its receipt of (1) surrendered certificates or book-entry shares and (2) a signed letter of transmittal and any other items specified by the paying agent. Interest will not be paid or accrue in respect of the merger consideration. Parent, the surviving corporation or the paying agent will be entitled to reduce the amount of any merger consideration paid to you by any applicable withholding or other taxes. YOU SHOULD NOT RETURN YOUR CERTIFICATES TO THE PAYING AGENT WITHOUT A LETTER OF TRANSMITTAL, AND YOU SHOULD NOT RETURN YOUR CERTIFICATES TO THE COMPANY.

At the close of business on the day on which the effective time occurs, we will close our stock transfer books and there will be no further registration of transfers on the stock transfer books of the surviving corporation of the shares of Company common stock that were outstanding immediately prior to the effective time.

If any cash deposited with the paying agent remains undistributed to holders of certificates for six months following the effective time, such cash will be delivered to Parent, upon demand, and any holders of certificates who have not complied with the share certificate exchange procedures in the merger agreement may thereafter only look to Parent and the surviving corporation for, and Parent and the surviving corporation will each remain liable (subject to any applicable abandoned property, escheat or similar laws) for, payment of their claims for the merger consideration, in each case without interest thereon and subject to any applicable withholding taxes.

If the paying agent is to pay some or all of a stockholder’s merger consideration to a person other than the person in whose name the certificate surrendered is registered in our stock transfer records, then (1) in the case of a stock certificate, the certificate must be properly endorsed or otherwise be in proper form for transfer, and (2) the person requesting payment must pay any transfer or other similar taxes payable by reason of the payment of the merger consideration to a person other than the registered holder or establish to Parent’s reasonable satisfaction that the taxes have been paid or are not required to be paid.

The letter of transmittal will include instructions if the stockholder has lost the share certificate or if it has been stolen or destroyed. The stockholder will have to provide an affidavit of that fact and, if required by Parent or the surviving corporation, post a bond in such reasonable amount as Parent or the surviving corporation may direct as indemnity against any claim that may be made against it with respect to such share certificate in order for the paying agent to deliver applicable merger consideration.

Treatment of Restricted Stock and Stock Options

Immediately prior to the effective time, each then outstanding share of restricted Class A common stock will automatically vest and be converted in the merger into the right to receive the merger consideration, without interest and less any withholding or other applicable taxes.

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Under the merger agreement, our board of directors has agreed to adopt such resolutions and take such other actions as may be required to provide that each unexercised option to purchase shares of Company common stock, whether vested or unvested, that is outstanding immediately prior to the effective time is vested and canceled, with the holder of the stock option becoming entitled to receive from the surviving corporation an amount in cash, without interest, equal to (1) the excess of the merger consideration over the exercise price per share of the option, multiplied by (2) the number of shares of Company common stock subject to the option, less any withholding or other applicable taxes.

Representations and Warranties

In the merger agreement, the Company has made customary representations and warranties to Parent and Sub with respect to, among other things:

•

corporate matters related to the Company and its subsidiaries, such as due organization, good standing, qualification to conduct business, corporate power and authority to carry on the Company’s businesses, and actions taken by our board of directors in connection with the merger agreement;

•	its capital structure;
•	its subsidiaries;
•	the vote required for the adoption of the merger agreement and the transactions contemplated by the merger agreement and the board recommendation;
•

the absence of violations of, or conflicts with, the governing documents of the Company and its subsidiaries, applicable law and certain agreements and authorizations, and the absence of required governmental consents, in each case, as a result of the Company entering into and performing its obligations under the merger agreement and consummating the transactions contemplated by the merger agreement;

•	the Company’s filings with the SEC since April 8, 2011 and the financial statements included therein;
•	the Company’s compliance with certain provisions of the Sarbanes-Oxley Act of 2002;
•	the Company’s disclosure controls and procedures and internal controls over financial reporting;
•	the absence of undisclosed liabilities;
•	the absence of certain changes or events since December 31, 2012;
•	the absence of certain litigation;
•	governmental authorizations;
•	compliance with applicable laws, licenses and permits;
•	material contracts;
•	employee benefit plans;
•	labor matters;
•	tax matters;
•	real and personal property;
•	intellectual property;
•	insurance;
•	affiliate transactions;
•	the accuracy of information supplied by the Company for inclusion in this information statement;
•	finders’ and brokers’ fees and expenses;
•

the receipt of an opinion of BofA Merrill Lynch, the financial advisor to our board of directors, with respect to the fairness, from a financial point of view, of the merger consideration to be received by the holders of the Class A common stock;

•	the inapplicability of state takeover statutes or regulations to the offer or the merger;
•	the identity of and relationships with the Company’s top customers; and
•

the estimated costs, fees and expenses of the Company’s legal counsel, accountants and consultants in connection with the merger agreement and the consummation of the transactions contemplated thereby.

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In the merger agreement, Parent and Sub have made customary representations and warranties to the Company with respect to, among other things:

•	corporate matters related to Parent and Sub, such as due organization, good standing, qualification to conduct business and corporate power and authority to carry on its business;
•	the operation and ownership of Parent and Sub;
•

the absence of violations of, or conflicts with, their governing documents, applicable law and certain agreements and authorizations and the absence of required governmental consents, in each case, as a result of them entering into and performing their obligations under the merger agreement and consummating the transactions contemplated by the merger agreement;

•	the debt and equity financing commitments;
•	the limited guaranties made by the Investors;
•	the absence of certain litigation;
•	the accuracy of information supplied by Parent or Sub for inclusion in this information statement;
•	finders’ and brokers’ fees and expenses;
•	the absence of ownership of a specified percentage of certain competing businesses;
•	no ownership of shares of Company common stock;
•	solvency;
•	the absence of certain contracts with the Company’s management or directors; and
•	no reliance on representations and warranties with respect to the Company, other than those expressly set forth in the Company’s representations and warranties section of the merger agreement.

The representations and warranties contained in the merger agreement of each of the Company, Parent and Sub will terminate upon the earlier of the consummation of the merger and the termination of the merger agreement.

Material Adverse Effect Definition

Some of our representations and warranties are qualified by a material adverse effect standard. For the purpose of the merger agreement, “material adverse effect” means any change, effect, occurrence, state of facts or event that, individually or in the aggregate with all other changes, effects, occurrences, states of facts or events, has had a material adverse effect on the business, condition (financial or otherwise) or results of operation of the Company and its subsidiaries taken as a whole.

Notwithstanding the foregoing, none of the following will either alone or in combination (or the effects or consequences of the following) constitute, or be taken into account in determining whether there has been, a material adverse effect:

•	any change, effect, event or occurrence to the extent arising out of or resulting from:
•	general economic, credit, capital or financial markets or political conditions in the United States or elsewhere in the world, including with respect to interest rates or currency exchange rates;
•	any outbreak or escalation of hostilities, acts of war (whether or not declared), sabotage or terrorism;
•	any change in applicable Law or GAAP (or any judicial, administrative or other authoritative interpretation or enforcement thereof);
•	general conditions in or affecting any of the industries in which the Company and its subsidiaries primarily operate; or
•	any hurricane, tornado, flood, volcano, earthquake or other natural or man-made disaster;

except, in the case of the first four items, to the extent that the Company and its subsidiaries, taken as a whole, are disproportionately affected thereby as compared with other participants in the industries in which the Company and its subsidiaries primarily operate (in which case only the incremental disproportionate impact or impacts may be taken into account in determining whether there has been a material adverse effect);

•	any failure, in and of itself, by the Company to meet any analyst projections or any internal or published projections, forecasts, estimates or predictions of revenue, predictions of earnings or

56

predictions of other financial or operating metrics, except that the underlying facts and causes of any such failure will not be excluded by this clause;
•

any change in the market price or trading volume of the Class A common stock or the credit rating of the Company, except that the underlying facts and causes of any such change will not be excluded by this clause;

•

any change, effect, event or occurrence to the extent arising out of or resulting from the announcement or pendency of the merger agreement and the transactions contemplated thereby, or the consummation of the merger or the other transactions contemplated by any of them (except that this exclusion will not apply to any representation or warranty contained in Section 4.05 (Governmental Approvals; Non-Contravention) of the merger agreement), including their impact on the relationships of the Company or any of its subsidiaries with customers, suppliers, distributors, consultants, employees or independent contractors or other third parties with whom the Company or any of its subsidiaries has any material business relationship;

•	any action taken by the Company or its subsidiaries with Parent’s written consent or otherwise required by the merger agreement;
•

any change, effect, event or occurrence to the extent arising out of or resulting from any legal claims or other proceedings made by any of the Company’s stockholders (on their own behalf or on behalf of the Company) arising from allegations of a breach of fiduciary duty relating to the merger agreement, the merger or any of the transactions contemplated by the merger agreement; and

•	the identity of Parent, Sub or their respective affiliates.

Conduct of Business Prior to Closing

The Company has agreed in the merger agreement that, through the effective time, except as set forth in the merger agreement and the confidential disclosures the Company delivered in connection with the merger agreement or as required by applicable law, the Company will, and will cause each of its subsidiaries to, conduct its operations in the ordinary course of business consistent with past practice, use commercially reasonable efforts to maintain and preserve intact its business organization, retain the services of its present officers and employees, preserve the good will of and relationships with its customers, suppliers and other persons with whom it has similar business relationships and make growth capital expenditures and maintenance capital expenditures in a manner consistent with past practices.

The Company has also agreed that, through the effective time, except as set forth in the merger agreement and the confidential disclosures the Company delivered in connection with it or as required by applicable law, it will not, and will not permit any of its subsidiaries to, do any of the following (among other things) without the prior written consent of Parent, which consent may not be unreasonably conditioned, withheld or delayed:

•	amend, modify, waive or rescind its organizational documents;
•	adjust, split, combine or reclassify any of its capital stock;
•

make, declare or pay any dividend (other than the cash dividend that the Company declared on July 26, 2013 and any cash dividends paid by subsidiaries of the Company to the Company or another subsidiary of the Company) or distribution on any of its voting securities or equity interests other than distributions to the Company or its subsidiaries, except that any such dividend or distribution to be paid by a non-wholly-owned subsidiary may only be made to the extent required by and in accordance with its organizational documents;

•	subject to certain exceptions, purchase, redeem or otherwise acquire any shares of its voting securities or equity interests or any rights to acquire such securities or interests;
•

issue, deliver, sell, grant or cause a lien to be placed upon any shares of its voting securities or equity interests, any securities convertible into or rights to acquire such securities or interests or any rights of a person to receive an economic interest of a nature accruing to the holders of Company common stock other than upon exercise or settlement of a stock option outstanding on the date of the merger agreements;

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•	merge or consolidate with any person or purchase a substantial equity interest in or a substantial portion of the assets of, any person or any of its businesses or divisions;
•	subject to certain exceptions, transfer, sell, lease, license or otherwise abandon or dispose of or permit a lien to be placed upon any of its material properties or assets;
•	adopt a plan of liquidation or dissolution of the Company or any of its subsidiaries;
•	subject to certain exceptions, materially amend of modify, cancel or terminate any material contract;
•

subject to certain exceptions, enter into any of the following: (1) contracts required to be filed as “material contracts” pursuant to Item 601 of Regulation S-K under the Securities Act; (2) collective bargaining agreements; (3) contracts that contains non-competition restrictions against the Company or, other than in the ordinary course, that contains “take or pay” or similar provisions obligating a person to provide the quantity of goods or services required by another person; (4) partnership or joint venture agreements material to the business of the Company and its subsidiaries, taken as a whole, or in which the Company owns more than a 10% voting or economic interest; (5) leases or subleases of real or personal property with rental payments in excess of $1.0 million; (6) certain customer contracts; (7) contracts that grant any rights of first refusal, first negotiation or first offer to any person with respect to a disposition of (a) any business or line of business of the Company or any of its subsidiaries or (b) any subsidiary of the Company; (8) instruments with an obligation on a marked-to-market basis in excess of $2.5 million individually (other than currency hedging transactions made in the ordinary course of business consistent with past practice); (9) contracts with a governmental entity (other than regarding sales of slag and other byproducts to governmental entities in the ordinary course of business); and (10) contracts (other than a contract of the type described in clauses (1)-(9) above) requiring payments by the Company or any of its subsidiaries in excess of $5.0 million in the next 12 months and which are not terminable by the Company or its subsidiaries upon less than 90 days’ notice without any required payment. Notwithstanding the foregoing, the contracts listed in items (1), (5), (6), (9) and (10) may be entered into in the ordinary course of business consistent with past practice;

•

subject to certain exceptions, (1) incur, create, assume, redeem, repurchase, prepay, defease, cancel or otherwise acquire, or modify certain types of indebtedness in excess of $2.5 million in the aggregate, or enter into any arrangement having the economic effect of any of the foregoing or (2) make any loans, advances or capital contributions to, or investments in, any person in excess of $2.5 million in the aggregate;

•

subject to certain exceptions, (1) grant an increase in base compensation to a current employee; (2) grant an increase in base compensation, bonus level, severance, retention, change in control payment or termination payment to a management level employee; (3) grant an increase in director’s fees or similar compensation, bonus, severance, retention, change in control payment or termination payment to any member of the Company’s board of directors that is not a management level employee; (4) enter into an employment, consulting, severance, retention or termination agreement with any management level employee or with any other employee pursuant to which the total annual compensation under such agreement is greater than $300,000; (5) establish, adopt, enter into, amend, terminate or waive in any material respect any benefit plan of the Company; (6) take any action to accelerate any rights or benefits under any benefit plan of the Company; (7) grant or increase any change in control payments to any employee; or (8) establish or increase severance benefits under any benefit plan of the Company;

•

make any capital expenditure other than (1) in accordance with the Company’s capital expenditure plan previously provided to Parent and (2) otherwise in the ordinary course of business consistent with past practice, in an amount not to exceed $10.0 million, individually, and $40.0 million in the aggregate for all such capital expenditures;

•

make any material change in accounting methods, principles or practices by the Company or any of its subsidiaries, which materially affects the consolidated assets, liabilities or results of operations of the Company (except as required by GAAP or by law);

•

enter into a contract that restricts the ability of the Company or any of its subsidiaries (or Parent and its affiliates after the merger) to compete, in any material respect with any business or in any geographic area, or to solicit customers, except for restrictions that may be contained in contracts entered into in the ordinary course of business consistent with past practice;

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•

subject to the terms of the merger agreement, settle or compromise any pending or threatened litigation other than settlements that do not pose any material restrictions on the operations or business of the Company and its subsidiaries and where the settlement amount to be paid by the Company does not exceed $3.0 million individually or $10.0 million in the aggregate;

•	fail to use reasonable efforts to keep in force its material insurance policies or obtain comparable replacement policies to the extent available at a reasonable cost;
•	enter into any new line of business outside of its existing business segments;
•

convene any regular or special meeting, or solicit the written consent of the Company’s stockholders other than as described in “The Merger Agreement – Stockholder Approval; Information Statement” beginning on page 62;

•

subject to certain exceptions, make any material tax election, settle or compromise any claim, notice, audit or assessment in respect of material taxes, file an amended tax return, enter into any tax allocation, sharing, indemnity or closing agreement, or consent to any extension or waiver of an applicable statute of limitations;

•

enter into, amend or modify, cancel or terminate or renew any collective bargaining agreement (other than one entered into in the ordinary course of business consistent with past practices, except that the following actions will not be considered in the ordinary course of business: (1) in the case of the renewal upon expiration of an existing collective bargaining agreement, such renewal is made on terms and conditions which include any inflation or cost of living increases in compensation and other benefits that in the aggregate exceed 5% per annum and (2) in the case of a new collective bargaining agreement resulting from a new site, service, location, customer contract or unionization of employees, such new collective bargaining agreement requires the Company or any of its subsidiaries to assume any material liabilities in respect of periods prior to the date of such collective bargaining agreement); or

•	authorize, commit or agree to do any of the foregoing.

Acquisition Proposals

Except as expressly permitted in the merger agreement, from the date of the merger agreement until the earlier of the effective time and the date, if any, the merger agreement is terminated, the Company and its subsidiaries will, and the Company will cause its and its subsidiaries’ representatives to, immediately cease and cause to be terminated any solicitations, discussions or negotiations with any person that may be ongoing with respect to any acquisition proposal (as defined below).

Except as expressly permitted in the merger agreement, from the date of the merger agreement until the earlier of the effective time and the date, if any, the merger agreement is terminated, the Company and its subsidiaries will not, and the Company will cause its and its subsidiaries’ representatives not to:

•

initiate, solicit or knowingly facilitate or knowingly encourage any inquiry or the making of any proposal or offer that constitutes, or could reasonably be expected to result in, an acquisition proposal;

•

engage in, enter into, continue or otherwise participate in any discussions or negotiations with any person with respect to, or provide any non-public information or data concerning the Company or its subsidiaries to any person relating to, or afford access to the books or records or representatives of the Company or any of its subsidiaries to any person with respect to, any proposal or offer that constitutes, or could reasonably be expected to result in, an acquisition proposal;

•

approve, endorse, recommend or enter into any agreement (other than an acceptable confidentiality agreement, as defined below) relating to an acquisition proposal (such agreement, an “alternative acquisition agreement”);

•	take any action to make the provisions of any takeover law inapplicable to any transaction contemplated by an acquisition proposal;
•

terminate, amend, release, modify or fail to enforce any provision of, or grant any permission, waiver or request under, any standstill, confidentiality or similar agreement entered into by the Company in respect of or in contemplation of an acquisition proposal (other than (1) until 11:59 p.m. (Eastern time) on September 27, 2013, or, if later, 24 hours following conclusion of the Parent match right, consents

59

under confidentiality agreements to the sharing of information with a counterparty’s debt and equity financing sources and the use of expert networks and (2) to the extent our board of directors determines in good faith that failure to take any of such actions would be inconsistent with its fiduciary duties to the holders of Company common stock); or

•	publicly propose to do any of the foregoing.

The Company is permitted, however, prior to 11:59 p.m. (Eastern time) on September 27, 2013, or, if later, 24 hours following conclusion of the Parent match right, in response to a bona fide written acquisition proposal from any person (not obtained in violation of the merger agreement):

•

provide information (including non-public information and data) regarding, and afford access to the business, properties, assets, books, records and personnel of, the Company and its subsidiaries to such person if the Company receives from such person an executed confidentiality and standstill agreement that is no less restrictive in the aggregate than the confidentiality agreement between the Company and an affiliate of Parent (an “acceptable confidentiality agreement”); provided that the Company promptly makes available to Parent any such information that was not previously made available to Parent; and

•	engage in, enter into, or otherwise participate in any discussions or negotiations with such person with respect to such acquisition proposal,

in each case, if and only to the extent that prior to taking any action described above, our board of directors determines in good faith:

•

after consultation with its outside financial and legal advisors, that such acquisition proposal either constitutes a superior proposal (as defined below) or would reasonably be expected to result in a superior proposal; and

•	after consultation with its outside legal counsel, that the failure to do so would be inconsistent with its fiduciary duties to the holders of Company common stock.

As of the date of this information statement, the Company has not received any such acquisition proposals.

The Company must promptly notify Parent if it takes any action described above, which notice will include the identity of the person making the acquisition proposal and a copy of the acquisition proposal, keep Parent reasonably informed on a prompt basis of any material developments regarding such acquisition proposal and, upon the reasonable request of Parent, apprise Parent of the status of any negotiations with respect thereto.

In addition, the Company has agreed that neither our board of directors nor any committee of our board of directors may:

•

withdraw or modify or amend or qualify (in a manner adverse to Parent), or propose publicly to withdraw or modify or amend or qualify (in a manner adverse to Parent), the board’s recommendations set forth in this information statement;

•

if a tender offer or exchange offer for shares of capital stock of the Company that constitutes an acquisition proposal is commenced, fail to recommend against acceptance of such tender offer or exchange offer by the stockholders of the Company within ten (10) Business Days after commencement of such offer pursuant to Rule 14d-2 under the Exchange Act; or

•	approve or recommend, or publicly propose to approve or recommend, any acquisition proposal

(collectively, a “change of recommendation”).

However, prior to 11:59 p.m. (Eastern time) on September 27, 2013, or, if later, 24 hours following conclusion of the Parent match right, if the Company follows the procedures set forth in the following paragraph, our board of directors is permitted to:

•

effect a change of recommendation if, as a result of an event, development or change in circumstances that first occurs, arises or becomes known after the date of the merger agreement (other than the receipt, existence or terms of any acquisition proposal, which is subject to the below bullet, or any related matter or consequence), our board of directors determines in good faith that the failure to take such action would be inconsistent with its fiduciary duties to the holders of Company common stock; or

60

•

effect a change of recommendation or terminate the merger agreement to enter into a definitive alternative acquisition agreement, in each case, with respect to a superior proposal, if such superior proposal did not result from a breach by the Company of the applicable provisions of the merger agreement and if:

•

the Company receives a bona fide written acquisition proposal which our board of directors concludes in good faith constitutes a superior proposal after giving effect to all of the adjustments to the terms of the merger agreement which may be offered by Parent as described below; and

•	our board of directors determines in good faith that the failure to take such action would be inconsistent with its fiduciary duties to the holders of Company common stock.

In order to effect a change of recommendation as detailed above, the Company must follow the below procedure:

•

the Company must have provided prior written notice to Parent and Sub of its intention to effect or make a change of recommendation or terminate the merger agreement at least four calendar days in advance of taking such action (the “notice period”), which notice will include, if applicable, an unredacted copy of such superior proposal (including the identity of the person making such superior proposal), and will have contemporaneously provided a copy of the then-current forms of all relevant transaction agreements relating to such superior proposal (and any debt and equity financing materials related thereto that were provided to the Company); and

•	prior to effecting or making a change of recommendation or terminating the merger agreement to enter into a proposed definitive agreement with respect to such superior proposal:
•

the Company must have negotiated during the notice period with Parent and Sub in good faith (to the extent Parent and Sub desire to negotiate) to make adjustments to the terms and conditions of the merger agreement,

•	our board of directors must have considered in good faith any adjustments to the merger agreement submitted in writing by Parent and Sub during the notice period, and
•

our board of directors must have determined in good faith that, after giving effect to such adjustments, the other bidder’s proposal (if applicable) still constitutes a superior proposal or it would be inconsistent with its fiduciary duties to the holders of Company common stock to not effect a change in recommendation.

(such procedure, the “Parent match right”)

In the event of any material revision to the terms of any such superior proposal, the Company must deliver a new written notice to Parent and Sub and again comply with the above procedural requirements with respect to such new written notice, except that the notice period will be reduced to two calendar days for any such new notice.

The merger agreement defines “acquisition proposal” and “superior proposal” as follows:

“acquisition proposal” means any inquiry, offer or proposal from any person

•	that is structured to permit such person to acquire:
•	15% or more of the assets of the Company and its subsidiaries, on a consolidated basis, or
•

shares of Company common stock which, together with any other shares of Company common stock beneficially owned by such Person, would be equal to 15% or more of the issued and outstanding shares of Company common stock or any other class of equity securities of the Company or any of its subsidiaries;

•

concerning any tender offer or exchange offer that, if consummated, would result in any person owning 15% or more of the issued and outstanding shares of Company common stock or any other equity securities of the Company or any of its subsidiaries;

•

concerning any merger, consolidation, business combination, binding share exchange or similar transaction involving the Company or any of its subsidiaries pursuant to which any person would own 15% or more of the aggregate voting power of the Company; or

61

•

concerning any recapitalization, liquidation, dissolution or any other similar transaction involving the Company or any of its material operating Subsidiaries (other than the transactions contemplated by the merger agreement).

“superior proposal” means any bona fide written acquisition proposal that was not obtained in violation of the applicable provisions of the merger agreement and that our board of directors determines in good faith

•	is reasonably likely to be consummated in accordance with its terms, and
•

would be more favorable to the stockholders of the Company from a financial point of view than the merger and the other transactions contemplated by the merger agreement (after giving effect to all of the adjustments to the terms of the merger agreement which may be offered by Parent); provided, that for purposes of the definition of “superior proposal,” the references to “15%” in the definition of acquisition proposal will be deemed to be references to “85%”.

Stockholder Approval; Information Statement

The Company agreed in the merger agreement to, immediately after the execution and delivery of the merger agreement, in lieu of calling a meeting of the Company’s stockholders, to submit a form of irrevocable written consent attached as Exhibit D to the merger agreement to record holders of at least 51% of the outstanding voting power of Company common stock. The Company has also agreed to prepare and deliver this information statement to the Company’s stockholders as required pursuant to the Exchange Act and the DGCL. Parent agreed in the merger agreement to provide to the Company all information concerning Parent and Sub as may be reasonably requested by the Company in connection with this information statement and to otherwise assist and cooperate with the Company in the preparation of this information statement.

Efforts to Complete the Merger

The merger agreement requires each party to (and cause its respective subsidiaries to) use its reasonable best efforts (1) to take all necessary, proper or advisable actions to promptly comply with all legal requirements to consummate the transactions contemplated by the merger agreement as promptly as practicable and (2) to obtain all required consents, authorizations, orders or approvals of, or exemptions by, any governmental entity in connection with the transactions contemplated by the merger agreement as promptly as practicable, and to comply with the terms of any such consent authorization, order or approval.

The Company, Parent and Sub have agreed to respond as promptly as practicable to any inquiries or requests for additional information received from any governmental entity; and not extend any waiting period under any antitrust laws or enter into any agreement with a governmental entity not to consummate the transactions contemplated by the merger agreement, except without the other parties’ written consent.

In addition, Parent and Sub have agreed to offer to take (and take, if such offer is accepted) all steps it is capable of taking to avoid impediments under any antitrust laws asserted by any governmental entity, to the extent necessary to enable the closing to occur prior to January 31, 2014 (or, if applicable, February 21, 2014). The Company has agreed to, at Parent’s request, take any action that limits its freedom with respect to any businesses, services or assets of the Company or its subsidiaries, as long as such action is conditioned upon the consummation of the closing of the merger.

The Company and Parent will promptly furnish to each other copies of any notices or written communications received from a third party or governmental entity with respect to the transactions contemplated by the merger agreement and permit each other’s counsel to review and comment on such notices or written communications and make a good faith consideration of such counsel’s comments.

The Company and Parent have agreed to give any notices to any third parties that are not governmental entities, and use its reasonable best efforts to obtain any consents from such third parties that are necessary, proper or advisable to consummate the transactions contemplated by the merger agreement. If a third party consent cannot be obtained, the parties will cooperate to minimize any adverse effect upon the Company and Parent, their

62

respective subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result, from the failure to obtain such consent. In soliciting a third party consent, the Company (and its subsidiaries) cannot, without the prior written consent of Parent, pay or commit to pay to such person any consideration or make any commitment or incur any liability due to such person.

Financing Covenant

The merger agreement contains a financing covenant that requires each of Parent and Sub to, among other things:

•

use its reasonable best efforts to obtain the financing on the terms and conditions described in the financing commitments, including using its reasonable best efforts to (1) maintain in effect the financing commitments and not amend, replace, supplement, modify or waive any of their terms in any way that would reasonably be expected to adversely impact or delay in any material respect the ability of Parent and Sub to consummate the merger or the financing, (2) negotiate and enter into the definitive agreements on the terms and conditions contained in the financing commitments, (3) satisfy all conditions applicable to Parent and Sub set forth in the financing commitments on or prior to the closing of the merger, (4) consummate the financing at or prior to the closing of the merger and (5) enforce the debt financing commitments; and

•

in the event that any portion of the debt financing becomes unavailable on the terms and conditions set forth in the debt financing commitments for any reason, use its reasonable best efforts to obtain, no later than the second business day following the later of (a) the last day of the marketing period and (b) the date which all of the conditions precedent to the closing of the merger have been satisfied, financing from alternative sources in an amount sufficient to consummate the merger, and that is (1) not subject to any conditions to funding other than those in the financing commitments, (2) does not contain any terms that would reasonably be expected to prevent, impede or delay the consummation of the merger beyond the second business day following the later of (a) the last day of the marketing period and (b) the date which all of the conditions precedent to the closing of the merger have been satisfied and (3) that is not on terms materially less favorable in the aggregate to Parent.

The Company has agreed to cooperate with Parent in connection with the arrangement of the debt financing (including any alternative financing described above) as may be reasonably requested by Parent, including, among other things:

•	participating in meetings, drafting sessions, presentations, road shows, rating agency presentations, due diligence sessions and sessions with prospective financing sources and investors;
•	furnishing Parent and its financing sources with certain financial and other pertinent information;
•	using reasonable best efforts to assist Parent in the preparation of pro forma financial statements;
•	assisting with the preparation of materials relating to the debt financing (including any alternative financing described above);
•	cooperating with the marketing efforts of Parent and Sub;
•	obtaining payoff letters, legal opinions, auditor consents, comfort letters and other ancillary documents;
•	providing documentation required by bank regulatory authorities;
•	providing authorization letters;
•	providing a certificate of the chief financial officer of the Company with respect to solvency matters; and
•	facilitating the creation, perfection or enforcement of liens securing the debt financing (including any alternative financing described above).

Parent has agreed to indemnify the Company from and against any liability or obligation incurred in connection with the arrangement of the debt financing (including any alternative financing described above) and any information used in connection therewith (excluding information provided by the Company). Parent has also agreed to reimburse the Company for all reasonable out-of-pocket expenses incurred by the Company in connection with cooperating with the arrangement of the debt financing (including any alternative financing described above).

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Indemnification and Insurance

Parent and the Company have agreed in the merger agreement that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the effective time and rights to advancement of expenses relating thereto now existing in favor of the current or former directors or officers of the Company or any of its subsidiaries will survive the merger and, for a period of six years from and after the effective time, will not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such person.

In addition, the Company will obtain, at or prior to the effective time, prepaid (or “tail”) directors’ and officers’ liability insurance policies, for six years from the effective time, for acts or omissions occurring at or prior to the effective time. In the event the Company does not obtain such “tail” insurance policies, then, for six years from the effective time, Parent will maintain in effect the Company’s current directors’ and officers’ liability insurance policies in respect of acts or omissions occurring at or prior to the Effective Time; except that neither Parent nor the surviving corporation will be required to pay an aggregate annual premium for such insurance policies to the extent exceeding 300% of the annual premium paid by the Company for coverage for its last full fiscal year for such insurance; and except that, if the annual premiums of such insurance coverage exceed such amount, Parent or the surviving corporation will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

Employees

Except as may otherwise be negotiated between Parent and any management-level employee of the Company, Parent currently intends to continue to employ the Company’s and its subsidiaries’ employees and provide such employees, after the effective time, with a level of compensation and employee benefits substantially comparable in the aggregate to the level of compensation and employee benefits provided to such employees immediately prior to the effective time, exclusive of equity compensation.

Other Covenants and Agreements

The merger agreement contains additional agreements between the Company and Parent relating to, among other things:

•	coordination of press releases and other public announcements or filings relating to the merger;
•	Parent’s access to the Company’s properties, books, records, directors, officers and employees, as Parent may reasonably request;
•	confidentiality obligations;
•

notification of certain matters (including of any litigation related to the transactions contemplated by the merger agreement and the occurrence of any change or event that would reasonably be expected to cause any condition of the obligations of any party to effect the merger not to be satisfied);

•	actions to cause the disposition of the Company’s equity securities in connection with the merger agreement by each Company director or officer to be exempt under Rule 16b-3 of the Exchange Act;
•	the delisting and deregistration of the Class A common stock; and
•	cooperation with respect to stockholder litigation relating to the transactions contemplated by the merger agreement.

Conditions to the Merger

Conditions to Each Party’s Obligation to Effect the Merger. Each party’s obligation to complete the merger is subject to the satisfaction or waiver of the following conditions:

•	the stockholder approval having been obtained (which occurred when the Principal Stockholders delivered a written consent on August 23, 2013);

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•	this information statement having been cleared by the SEC and mailed to the Company’s stockholders at least 20 days prior to the closing date;
•	the expiration or termination of the waiting period under the HSR Act; and
•	the absence of any restraining order, preliminary or permanent injunction, law or other order enjoining or otherwise preventing or prohibiting the consummation of the merger.

Conditions to Obligations of Parent and Sub to Effect the Merger. The respective obligations of Parent and Sub to effect the merger are subject to the fulfillment or waiver of the following conditions:

•	The representations and warranties of the Company set forth in the merger agreement:
•

relating to the number of outstanding shares of Class A common stock (including shares of restricted stock), Class B common stock and preferred stock and the aggregate amount of Company stock options outstanding (and the price at which they may be exercised) being true and correct in all respects as of the date of the merger agreement (other than de minimis exceptions);

•

relating to capital structure (not addressed in the item above), corporate authority, finders’ or brokers’ fees, an opinion of BofA Merrill Lynch, the financial advisor to our board of directors, with respect to the fairness, from a financial point of view, of the merger consideration to be received by the holders of the Class A common stock, and anti-takeover provisions being true and correct in all material respects as of the date of the merger agreement and as of the effective time (or, if given as of some other time, as of such other time);

•

relating to the absence of a material adverse effect being true and correct in all respects as of the date of the merger agreement and as of the effective time (or, if given as of some other time, as of such other time); and

•

all representations and warranties other than those set forth in the above three bullets and made without giving effect to any limitation as to “materiality” or “material adverse effect,” being true and correct as of the date of the merger agreement and as of the effective time (or, if given as of some other time, as of such other time), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, does not or would not reasonably be expected to have a material adverse effect;

•	the Company having performed or complied in all material respects with all the obligations required to be performed or complied by it under the merger agreement at or prior to the effective time;
•

the absence, since the date of the merger agreement, of any change, event, effect, state of facts or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect; and

•

Parent having received a certificate signed on behalf of the Company by the chief executive officer or chief financial officer certifying that each of the three preceding conditions has been satisfied.

Conditions to Obligations of the Company to Effect the Merger. The obligation of the Company to effect the merger is subject to the satisfaction or waiver of the following conditions:

•

the representations and warranties of Parent and Sub set forth in the merger agreement being true and correct in all material respects as of the date of the merger agreement and as of the effective time (or, if given as of some other time, as of such other time);

•

Parent and Sub having each performed or complied in all material respects with all obligations required to be performed or complied with by it under the merger agreement at or prior to the closing; and

•	the Company having received a certificate signed on behalf of Parent by the chief executive officer or chief financial officer certifying that each of the two preceding conditions has been satisfied.

Frustration of Closing Conditions. None of Parent, Sub or the Company may rely on the failure of any of its closing conditions to be satisfied if the principal cause of such failure was such party’s failure to perform any of its obligations under the merger agreement.

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Termination of the Merger Agreement

The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time:

•	by mutual written consent of the Company and Parent;
•

by either the Company or Parent if a governmental entity has issued, promulgated or enforced a final and nonappealable injunction, law or other order permanently enjoining, restraining or otherwise prohibiting or making illegal the transactions contemplated by the merger agreement;

•

by either the Company or Parent if the transactions contemplated by the merger agreement have not been consummated on or before January 31, 2014 (the “outside date”, except that if the closing condition relating to the HSR Act or other applicable antitrust laws is not satisfied by such date, either the Company or Parent may extend such date to a date not later than February 21, 2014 upon the provision of a certificate executed by an executive officer of such party that such party believes in good faith that the satisfaction of such condition is meaningfully possible to occur prior to such extended date); except that the right to terminate the merger agreement under this provision will not be available to or on behalf of any party whose breach of the merger agreement has been the primary cause of, or the actions or failures to act underlying such breach primarily resulted in, the failure of the closing to be consummated on or prior to such date;

•

by either the Company or Parent if there is a breach by Parent or Sub, on the one hand, or the Company, on the other hand, of any of its representations, warranties, covenants or obligations contained in the merger agreement, which breach would result in the failure to satisfy one or more of the mutual conditions to closing or, in the case of a breach by the Company, a condition to Parent’s and Sub’s obligation to close and, in the case of a breach by Parent or Sub, a condition to the Company’s obligation to close, and such breach cannot be cured or is not cured by the earlier of (1) thirty days after providing written notice of such breach to the breaching party and (2) the outside date;

•	by the Company if:
•	all of the mutual conditions to closing and the conditions to Parent’s and Sub’s obligation to close have been satisfied;
•

the Company has irrevocably confirmed by written notice to Parent that all of the conditions to the Company’s obligation to close have been satisfied or waived and it is prepared to consummate the merger; and

•	Parent and Sub fail to consummate the merger within two business days following the later of the delivery of such notice and the last day of the marketing period;
•

by the Company, prior to 11:59 p.m. (Eastern time) on September 27, 2013, or, if later, 24 hours following conclusion of the Parent match right, in order to accept a superior proposal and enter into the alternative acquisition agreement providing for such superior proposal; provided that the Company pays Parent the break-up fee prior to or concurrently therewith (see “Merger Agreement — Break-Up Fees” discussed below); and

•	by Parent in the event that any of the following occurs:
•	a change of recommendation by the Company’s board of directors;
•	a breach by the Company in any material respect of its obligations with respect to acquisition proposals (see “Merger Agreement — Acquisition Proposals” beginning on page 59); or
•	the authorization or public proposal by the Company, our board of directors or any committee of our board of directors to make a change of recommendation.

Parent had an additional termination right exercisable on or before August 28, 2013, which was only available if the stockholder written consent was not delivered by the Company to Parent by 5:00 p.m. New York City time on August 24, 2013. The written consent of the Principal Stockholders adopting and approving in all respects the merger agreement and the transactions contemplated by the merger agreement, including the merger, was delivered to Parent on August 23, 2013 following the execution and delivery of the merger agreement.

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Break-Up Fees and Remedies

Reverse Break-Up Fee Payable by Parent

Parent will be required to pay to the Company a reverse break-up fee equal to $45,126,722 (the “reverse break-up fee”) if the merger agreement is terminated by:

•

the Company or Parent if the transactions contemplated by the merger agreement have not been consummated on or before the outside date, the Company is not in material breach of its obligations to cooperate with Parent to obtain its debt financing and the marketing period has ended, and at the time of such termination all of the mutual conditions to closing and the conditions to Parent’s and Sub’s obligation to close have been satisfied (other than those conditions the failure of which to be satisfied primarily resulted from a breach by Parent or Sub);

•

the Company upon Parent’s or Sub’s breach (which breach cannot be or is not cured prior to the earlier of (1) 30 days after providing written notice of such breach and (2) the outside date) if at the time of such termination all of the mutual conditions to closing and the conditions to Parent’s and Sub’s obligation to close have been satisfied (other than those conditions the failure of which to be satisfied primarily resulted from a breach by Parent or Sub); or

•	the Company upon Parent’s failure to consummate the closing of the merger, despite the relevant closing conditions having been satisfied or waived, if:
•	the Company is not in material breach of its obligations to cooperate with Parent to obtain its debt financing and the marketing period has ended;
•

the Company has irrevocably confirmed by written notice to Parent that all of the conditions to the Company’s obligation to effect the merger have been satisfied or waived and it is prepared to consummate the merger; and

•	Parent and Sub fail to consummate the merger within two business days following the later of the delivery of such notice and the last day of the marketing period.

Break-Up Fee Payable by the Company

The Company will be required to pay Parent a break-up fee equal to $26,034,647 (the “break-up fee”) if the merger agreement is terminated by:

•

Parent in the event that any of the following occurs: (1) a change of recommendation of the Company’s board of directors, (2) a breach by the Company in any material respect of its obligations with respect to acquisition proposals or (3) the authorization or public proposal by the Company, our board of directors or any committee of our board of directors to make a change of recommendation;

•	the Company in order to accept a superior proposal and enter into the alternative acquisition agreement providing for such superior proposal;
•

Parent upon the Company’s breach (which breach cannot be or is not cured prior to the earlier of (1) 30 days after providing written notice of such breach and (2) the outside date) and within 12 months following termination, the Company either consummates an acquisition proposal with another person or enters a letter of intent, memorandum of understanding or contract with another person with respect to an acquisition proposal which transaction is ultimately consummated; and

•

Parent or the Company if the transactions contemplated by the merger agreement have not been consummated on or before the outside date at a time when the merger agreement was terminable by Parent upon the Company’s breach (which breach cannot be or is not cured prior to the earlier of (1) 30 days after providing written notice of such breach and (2) the outside date) and within 12 months following termination, the Company either consummates an acquisition proposal with another person or enters into a letter of intent, memorandum of understanding or contract with another person with respect to an acquisition proposal which transaction is ultimately consummated.

In addition, an early break-up fee equal to $6,942,573 would have been payable by the Company to Parent if the stockholder written consent was not delivered by the Company by 5:00 p.m. New York City time on August 24,

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2013, and Parent would have been entitled to certain expense reimbursement. The written consent of the Principal Stockholders adopting and approving in all respects the merger agreement and the transactions contemplated thereby, including the merger, was delivered by the Company to Parent on August 23, 2013 following the execution and delivery of the merger agreement.

Specific Performance

The parties will be entitled to injunctions to prevent breaches of the merger agreement and to specifically enforce the performance of the terms and provisions of the merger agreement. However, the Company may seek specific performance of Parent’s right to cause the equity financing to be funded and to consummate the merger only in the event that:

•	Parent and Sub are required to close the merger on account of the closing conditions having been satisfied and they fail to complete the closing by the closing date;
•	the debt financing has been funded or will be funded at closing if the equity financing is funded at the closing; and
•

the Company irrevocably confirms by written notice to Parent that all conditions to the obligations of the Company to effect the merger have been satisfied or waived and it is prepared to consummate the merger.

The Company is not entitled to specifically enforce Parent’s or Sub’s right to cause the equity financing to be funded or Parent’s or Sub’s obligation to consummate the merger if in either case the debt financing has not been funded and will not be funded at the closing (subject only to the condition that the equity financing is funded at the closing).

Except for the right to specific performance described above, the Company’s right to receive the reverse break-up fee is the sole and exclusive remedy for the Company and its subsidiaries and their respective affiliates and any of their respective former, current or future general or limited partners, stockholders, members, managers, directors, officers, employees, agents or affiliates (collectively, the “Company related parties”) against Parent and Sub and their respective affiliates and any of their respective former, current or future general or limited partners, stockholders, members, managers, directors, trustees, officers, employees, agents or affiliates and the lender parties (collectively, the “Parent related parties”) for all damages with respect to the merger agreement.

Except for the right to specific performance described above, Parent’s right to receive the break-up fee is the sole and exclusive remedy for the Parent related parties against the Company related parties in circumstance in which the break-up fee is payable. However, in certain other circumstances where the break-up fee is not payable, the Company is not relieved of liability to the Parent related parties for willful and intentional breaches of the merger agreement.

Amendments and Waivers

The merger agreement may not be amended unless in writing signed on behalf of each party, except that:

•	the merger agreement may not be amended if such amendment will require further approval by the stockholders of the Company, unless such approval is obtained; and
•	certain provisions of the merger agreement pertaining to financing may not be amended in a manner that is adverse to the lender parties without the prior written consent of the lender parties.

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APPRAISAL RIGHTS

The discussion of the provisions set forth below is not a complete summary regarding your appraisal rights under Delaware law and is qualified in its entirety by reference to Section 262 of the DGCL which is attached to this information statement as Annex B. Stockholders intending to exercise appraisal rights should carefully review Annex B in its entirety. Failure to follow precisely any of the statutory procedures set forth in Section 262 of the DGCL may result in a termination or waiver of these rights.

If the merger is consummated and you comply with the applicable statutory procedures of Section 262 of the DGCL, you may be entitled to appraisal rights under Section 262 of the DGCL pursuant to which you would receive the fair value of shares as determined by the Court of Chancery of the State of Delaware, or the Delaware Court of Chancery, together with interest on such fair value from the effective date of the merger, in lieu of receiving the merger consideration of $17.50 per share. To exercise and perfect appraisal rights, a record holder of shares of Company common stock must follow precisely the statutory procedures pursuant to Section 262 of the DGCL required to be followed by a stockholder to perfect appraisal rights.

Section 262 of the DGCL is reprinted in its entirety as Annex B to this information statement. Set forth below is a summary description of Section 262 of the DGCL. The following is intended as a brief summary of the material provisions of statutory procedures pursuant to Section 262 of the DGCL required to be followed by a stockholder to perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to the full text of Section 262 of the DGCL, which appears in Annex B to this information statement. All references in Section 262 and this summary to “stockholder” are to the record holder of the shares of Company common stock immediately prior to the effective time as to which appraisal rights are asserted. Failure to comply strictly with the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights.

Under the DGCL, holders of shares of Company common stock who (i) follow the procedures set forth in Section 262 of the DGCL and (ii) do not thereafter withdraw their demand for appraisal of such shares or otherwise lose their appraisal rights, in each case in accordance with DGCL, will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of those shares, together with interest as determined by the Delaware Court of Chancery but exclusive of any element of value arising from the accomplishment or expectation of the merger. “Fair value” could be less than, equal to or more than the consideration offered pursuant to the merger agreement.

Under Section 262 of the DGCL, where a merger agreement relating to a proposed merger is adopted by stockholders acting by written consent in lieu of a meeting of the stockholders, the corporation must notify each of its stockholders who was a stockholder on the record date for determining stockholders entitled to receive such notice (which may be fixed in advance by the corporation (not more than 10 days prior to the date of the notice), or if not fixed in advance, will either be the day before the notice is given (if sent prior to the effective time) or will be the date of the effective time (if sent following the effective time)) that appraisal rights are available, and must include in each such notice a copy of Section 262 of the DGCL. The record date for purposes of determining the stockholders entitled to receive this notice under Section 262 of the DGCL is September 25, 2013. This information statement constitutes such notice of appraisal rights under Section 262 to the holders of shares of Company common stock and Section 262 of the DGCL is attached to this information statement as Annex B. Any stockholder who wishes to exercise such appraisal rights or who wishes to preserve his, her or its right to do so should review the following discussion and Annex B carefully, because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights under the DGCL.

Holders of shares of Company common stock who desire to exercise their appraisal rights must demand in writing appraisal of their shares of Company common stock no later than October 16, 2013, which is the date that is 20 days after the date of mailing of this information statement. A demand for appraisal will be sufficient if it reasonably informs the Company of the identity of the stockholder and that such stockholder intends thereby to demand appraisal of such stockholder’s shares of Company common stock. If you wish to exercise your appraisal

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rights you must be the record holder of such shares of Company common stock on the date the written demand for appraisal is made and you must continue to hold such shares of Company common stock through the effective time. Accordingly, a stockholder who is the record holder of shares of Company common stock on the date the written demand for appraisal is made, but who thereafter transfers such shares prior to the effective time, will lose any right to appraisal in respect of such shares.

All written demands for appraisal of shares of Company common stock must be mailed or delivered to: TMS International Corp., 1155 Business Center Drive, Suite 200, Horsham, Pennsylvania 19044, Attention: General Counsel.

Only a holder of record of shares of Company common stock is entitled to demand an appraisal of the shares registered in that holder’s name. Accordingly, to be effective, a demand for appraisal by a stockholder of shares of Company common stock (a) must be made by, or in the name of, the record stockholder, fully and correctly, as the stockholder’s name appears on the stockholder’s stock certificate(s) or in the transfer agent’s records, in the case of uncertificated shares, and (b) must state that the person intends thereby to demand appraisal of the stockholder’s shares in connection with the merger. The demand cannot be made by the beneficial owner if he or she is not the record holder of the shares of Company common stock. The beneficial holder must, in such cases, have the registered owner, such as a bank, brokerage firm, trust or other nominee, submit the required demand in respect of those shares of Company common stock. If you hold your shares of Company common stock through a bank, brokerage firm, trust or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm, trust or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee. A person having a beneficial interest in shares held of record in the name of another person, such as a broker, bank, trust or other nominee, must act promptly to cause the record holder to follow properly and in a timely manner the steps necessary to perfect appraisal rights in accordance with Section 262 of the DGCL.

If shares of Company common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made by the fiduciary in that capacity. If the shares of Company common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner.

If you hold shares of Company common stock through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares of Company common stock must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder. A record owner, such as a bank, brokerage firm, trust or other nominee, who holds shares of Company common stock as a nominee for others, may exercise his, her or its right of appraisal with respect to the shares of Company common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of Company common stock as to which appraisal is sought. Where no number of shares of Company common stock is expressly mentioned, the demand will be presumed to cover all shares of Company common stock held in the name of the record owner.

Within 10 days after the effective time, the surviving corporation must give written notice that the merger has become effective to each of the Company’s stockholders who properly asserted appraisal rights under Section 262 of the DGCL. At any time within 60 days after the effective time, any stockholder who has demanded an appraisal, but has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw the demand and accept the consideration specified by the merger agreement for that stockholder’s shares of Company common stock by delivering to the surviving corporation a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective

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time will require written approval of the surviving corporation. Unless the demand is properly withdrawn by the stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party within 60 days after the effective time, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, with such approval conditioned upon such terms as the Delaware Court of Chancery deems just. If the surviving corporation does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any stockholder who withdraws such stockholder’s right to appraisal in accordance with the proviso in the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder will be entitled to receive only the appraised value of such stockholder’s shares as determined in any such appraisal proceeding, which value could be less than, equal to or more than the consideration offered pursuant to the merger agreement.

Within 120 days after the effective time, but not thereafter, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of Company common stock held by all stockholders entitled to appraisal. Upon the filing of the petition by a stockholder, service of a copy of such petition shall be made upon the surviving corporation. The surviving corporation has no obligation to file such a petition and holders of shares of Company common stock should not assume that the surviving corporation will file a petition.

Accordingly, it is the obligation of the holders of shares of Company common stock to initiate all necessary action to perfect their appraisal rights in respect of shares of Company common stock within the time prescribed in Section 262 and the failure of a stockholder to file such a petition within the period specified in Section 262 could result in a loss of such stockholder’s appraisal rights. In addition, within 120 days after the effective time, any stockholder who has properly complied with the requirements of Section 262 of the DGCL will be entitled to receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares of Company common stock not voted in favor of the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed within 10 days after such written request has been received by the surviving corporation or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. A person who is the beneficial owner of shares of Company common stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition for appraisal or request from the surviving corporation such statement.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, then the surviving corporation will be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares of Company common stock and with whom agreements as to the value of their shares of Company common stock have not been reached by the surviving corporation. After notice to stockholders who have demanded appraisal, if such notice is ordered by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided by Section 262. The Delaware Court of Chancery may require stockholders who have demanded payment for their shares of Company common stock to submit their stock certificates to the Register in Chancery for notation of the pendency of the appraisal proceedings, and if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder. Upon application by the surviving corporation or by any stockholder entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. After determination of the stockholders entitled to appraisal of their shares of Company common stock, the appraisal proceeding shall be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Delaware Court of Chancery will determine the fair value of the

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shares of Company common stock, as of the effective time after taking into account all relevant factors exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective time through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time and the date of payment of the judgment. When the fair value has been determined, the Delaware Court of Chancery will direct the payment of such value upon surrender by those stockholders of the certificates representing their shares of Company common stock.

You should be aware that an investment banking opinion as to the fairness from a financial point of view of the consideration to be received in a sale transaction, such as the merger, is not an opinion as to fair value under Section 262. Although we believe that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the merger consideration. Moreover, we do not anticipate offering more than the merger consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of Company common stock is less than the merger consideration. In determining “fair value,” the Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which were known or which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Costs of the appraisal proceeding (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and imposed upon the parties participating in the appraisal proceeding by the Delaware Court of Chancery, as it deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts used in the appraisal proceeding, to be charged pro rata against the value of all shares of Company common stock entitled to appraisal. Any stockholder who demanded appraisal rights will not, after the effective time, be entitled to vote shares of Company common stock subject to that demand for any purpose or to receive payment of dividends or any other distributions with respect to those shares of Company common stock, other than with respect to dividends or distributions payable to stockholders as of a record date prior to the effective time. If no petition for appraisal is filed within 120 days after the effective time, or if the stockholder otherwise fails to perfect, successfully withdraws or loses such holder’s right to appraisal, then the right of that stockholder to appraisal will cease and that stockholder’s shares of Company common stock will be deemed to have been converted at the effective time into the right to receive the merger consideration, without interest, and subject to reduction for any required withholding or other taxes. A stockholder will fail to perfect, or effectively lose, the right to appraisal if no petition for appraisal is filed within 120 days after the effective time. In addition, as indicated above, a stockholder who has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw his, her or its demand for appraisal in accordance with Section 262 at

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any time within 60 days after the effective time (or thereafter with the written approval of the Company) and accept the merger consideration, without interest and subject to reduction for any required withholding or other taxes, offered pursuant to the merger agreement. Once a petition for appraisal has been filed with the Delaware Court of Chancery, however, the appraisal proceeding may not be dismissed as to any stockholder of the Company without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided that such restriction shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined the appraisal proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the merger consideration, without interest and subject to reduction for any required withholding taxes, within 60 days after the effective time. Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL will result in the loss of a stockholder’s statutory appraisal rights.

In view of the complexity of Section 262 of the DGCL, the Company’s stockholders who are considering whether to pursue appraisal rights should consult their legal and financial advisors.

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IMPORTANT INFORMATION REGARDING TMS

Ownership of Company Common Stock by Certain Beneficial Owners and Directors and Executive Officers

Our issued and outstanding capital stock is currently comprised of our Class A common stock and our Class B common stock. As of September 23, 2013, we had 39,296,781 total shares of Company common stock outstanding, consisting of 14,768,686 shares of Class A common stock and 24,528,095 shares of Class B common stock. Percentages of beneficial ownership set forth in the following table are based on these respective figures.

Our Class A common stock and our Class B common stock vote as a single class on all matters, except as otherwise provided in our amended and restated certificate of incorporation or as required by law. Each share of Class A common stock is entitled to one vote on each matter. Prior to the Transition Date (defined below), each share of Class B common stock is entitled to 10 votes on each matter. If the Transition Date occurs, the number of votes per share of Class B common stock will be reduced automatically to one vote per share. The “Transition Date” will occur when the total number of outstanding shares of Class B common stock is less than 10% of the total number of shares of Class A common stock and Class B common stock outstanding. Each share of Class B common stock is convertible into one share of Class A common stock at the option of the holder, and person or persons holding a majority of the outstanding shares of Class B common stock are entitled to cause all shares of Class B common stock to be converted into Class A common stock. Additionally, each share of Class B common stock automatically converts into a share of Class A common stock upon a transfer of such Class B common stock to any person other than the holders of our Class B common stock on April 19, 2011, the date of the consummation of the initial public offering of our Class A common stock, or their respective affiliates.

The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of September 23, 2013, by (1) each person known by us to own beneficially more than 5% of the outstanding shares of either our Class A common stock or our Class B common stock, (2) each director, (3) each named executive officer as identified in the following paragraph, and (4) all of our directors and executive officers as a group. Except to the extent indicated in the footnotes to the following table, each of the persons or entities listed therein has sole voting and investment power with respect to the shares which are reported as beneficially owned by such person or entity. We do not know of any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change of control of us other than the consummation of the transactions contemplated by the merger agreement.

Onex Partners II LP, 1597257 Ontario Inc., Onex Partners II GP LP, Onex US Principals LP and Tube City EI II Ltd. are all affiliates of Onex Corporation. Messrs. Curtin, Kalouche, Aronson, Rosati, and Heller are our current named executive officers. Messrs. Connelly, Curtin, Duncanson, Kalouche, Osborne, Parker, Srivastava and Tolbert are the current members of our board of directors. Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o TMS International Corp., 12 Monongahela Avenue, P.O. Box 2000, Glassport, PA 15045.

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Beneficial Ownership Table

Name and Address of Beneficial Owner	Total Number of Shares Beneficially Owned(1)	Number of Shares of Class A Common Stock(1)	Percentage of Class A Common Stock(1)	Number of Shares of Class B Common Stock(1)	Percentage of Class B Common Stock(1)	Percentage of Total Shares of Common Stock(1)	Percentage of Voting Power(1)(2)
Onex Corporation; Onex Partners II LP; 1597257 Ontario Inc.; Onex Partner II GP LP; Onex US Principals LP; Tube City EI II Ltd.(3)	23,446,929	—	—	23,446,929	94.9%	59.7%	90.2%
Joseph Curtin(4)	332,085	121,368	*	210,717	*	*	*
Raymond S. Kalouche(5)	213,965	83,003	*	130,962	*	*	*
J. David Aronson(6)	298,056	107,279	*	190,777	*	*	*
Daniel E. Rosati(7)	95,651	10,000	*	85,651	*	*	*
Leon Z. Heller(8)	16,587	1,500		15,087	*	*	*
John J. Connelly	9,432	9,432	*	—	*	*	*
Timothy A.R. Duncanson(9)	19,462	—	*	19,462	*	*	*
Colin Osborne	15,812	9,432	*	6,380	*	*	*
Herbert K. Parker	9,432	9,432	*	—	*	*	*
Manish K. Srivastava(10)	1,993	—	*	1,993	*	*	*
Patrick W. Tolbert	9,432	9,432	*	—	*	*	*
All directors and executive officers as a group (11 persons in total)(11)	1,021,907	360,878	2.4%	661,029	2.7%	2.6%	2.7%
Robeco Investment Management, Inc.(12)	1,199,155	1,199,155	8.1%	—	—	3.1%	*
Oaktree Capital Management, L.P., and certain of its affiliates(13)	1,095,000	1,095,000	7.4%	—	—	2.8%	*
Ameriprise Financial, Inc. and certain of its affiliates(14)	1,060,046	1,060,046	7.2%	—	—	2.7%	*
Eagle Boston Investment Management, Inc.(15)	997,166	997,166	6.8%	—	—	2.5%	*
Brandywine Global Investment Management, LLC(16)	763,517	763,517	5.2%	—	—	1.9%	*

*	Represents beneficial ownership of less than 1% of our Class A common stock, our Class B common stock, or our total outstanding common stock, as applicable.

(1)	The amounts and percentages of our common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days, including any shares of our common stock subject to an option that is exercisable within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of such securities as to which such person has an economic interest.

(2)	On each matter submitted to the stockholders for their vote, our Class A common stock is entitled to one vote per share, and our Class B common stock is entitled to ten votes per share. The percentage of voting power listed here reflects those voting rights. If the Transition Date (as defined above) occurs, the number of votes per share of Class B common stock will be reduced automatically to one vote per share.

(3)

Onex Corporation may be deemed to beneficially own 22,903,899 shares of our Class B common stock and has shared voting and dispositive power over such shares. Such shares include the following: (a) 5,710,898 shares of Class B common stock held directly by Onex Corporation, (b) 13,471,020 shares of Class B common stock held by Onex Partners II LP, (c) 112,544 shares of Class B common stock held by Onex Partners II GP LP, (d) 263,862 shares of Class B common stock held by Onex US Principals LP, and (e) 3,345,575 shares of Class B common stock held by Tube City EI II Ltd. Onex Corporation may be

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deemed to beneficially own the shares of Class B common stock held by (a) Onex Partners II LP, through Onex Corporation’s ownership of all of the common stock of Onex Partners GP Inc., the general partner of Onex Partners II GP LP, the general partner of Onex Partners II LP, (b) Onex Partners II GP LP, through Onex Corporation’s ownership of all of the common stock of Onex Partners GP Inc., the general partner of Onex Partners II GP LP, (c) Onex US Principals LP, through Onex Corporation’s ownership of all of the equity of Onex American Holdings II LLC, which owns all of the equity of Onex American Holdings GP LLC, the general partner of Onex US Principals LP, and (d) Tube City EI II Ltd., through Onex Corporation’s ownership of all of the common stock of Tube City EI II Ltd. Onex Corporation disclaims such beneficial ownership.

In addition, 1597257 Ontario Inc. directly holds 543,030 shares of our Class B common stock and has shared voting and dispositive power over such shares. These shares are not deemed beneficially owned by Onex Corporation.

Mr. Gerald W. Schwartz, the Chairman, President and Chief Executive Officer of Onex Corporation, owns shares representing a majority of the voting rights of the shares of Onex Corporation and has indirect voting and investment control of Onex Partners II LP, Onex Partners II GP LP, 1597257 Ontario Inc., Onex US Principals LP and Tube City EI II Ltd. Therefore, Mr. Schwartz may be deemed to own beneficially all of the shares of Class B common stock owned beneficially by Onex Corporation, Onex Partners II LP, Onex Partners II GP LP, 1597257 Ontario Inc., Onex US Principals LP and Tube City EI II Ltd. Mr. Schwartz disclaims such beneficial ownership.

The address for the principal business office of each of Onex Corporation, 1597257 Ontario Inc., Tube City EI II Ltd., and Gerald W. Schwartz is: 161 Bay Street P.O. Box 700 , Toronto, Ontario, Canada M5J 2S1. The address for the principal business office of each of Onex Partners II LP and Onex Partners II GP LP is: c/o Onex Investment Corporation, 712 Fifth Avenue, New York, New York 10019. The address for the principal business office of Onex US Principals LP is: 421 Leader Street, Marion, Ohio 43302.

(4)	The number of shares of Class A common stock and total shares of Company common stock beneficially owned by Mr. Curtin, and his respective ownership percentages, include 15,000 shares of Class A common stock issuable upon the exercise of stock options held by Mr. Curtin that are currently vested and that have a $13.00 exercise price, and 5,000 options issuable upon the exercise of stock options held by Mr. Curtin that are currently vested and that have an $11.18 exercise price.

(5)	The number of shares of Class A common stock and total shares of Company common stock beneficially owned by Mr. Kalouche, and his respective ownership percentages, include 15,000 shares of Class A common stock issuable upon the exercise of stock options held by Mr. Kalouche that are currently vested and that have a $13.00 exercise price, and 5,000 options issuable upon the exercise of stock options held by Mr. Kalouche that are currently vested and that have an $11.18 exercise price.

(6)	The number of shares of Class A common stock and total shares of Company common stock beneficially owned by Mr. Aronson, and his respective ownership percentages, include 10,500 shares of Class A common stock issuable upon the exercise of stock options held by Mr. Aronson that are currently vested and that have a $13.00 exercise price, and 5,000 options issuable upon the exercise of stock options held by Mr. Aronson that are currently vested and that have an $11.18 exercise price.

(7)	The number of shares of Class A common stock and total shares of Company common stock beneficially owned by Mr. Rosati, and his respective ownership percentages, include 7,500 shares of Class A common stock issuable upon the exercise of stock options held by Mr. Rosati that are currently vested and that have a $13.00 exercise price, and 2,500 options issuable upon the exercise of stock options held by Mr. Rosati that are currently vested and that have an $11.18 exercise price.

(8)	The number of shares of Class A common stock and total shares of Company common stock beneficially owned by Mr. Heller, and his respective ownership percentages, include 1,125 shares of Class A common stock issuable upon the exercise of stock options held by Mr. Heller that are currently vested and that have a $13.00 exercise price, and 375 options issuable upon the exercise of stock options held by Mr. Heller that are currently vested and that have an $11.18 exercise price.

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(9)	The shares reported for Mr. Duncanson include a portion of the shares of Class B common stock held by 1597257 Ontario Inc. that may be deemed to be owned beneficially by Mr. Duncanson by reason of his pecuniary interest in such shares. Mr. Duncanson disclaims beneficial ownership of the shares of Class B common stock owned by 1597257 Ontario Inc. Excludes options granted by Tube City EI II Ltd. in favor of Mr. Duncanson to purchase shares of the company held by it. The address for Mr. Duncanson is c/o Onex Corporation, 161 Bay Street, Toronto, Ontario, M5J 2S1, Canada.

(10)	The shares reported for Mr. Srivastava include a portion of the shares of Class B common stock held by 1597257 Ontario Inc. that may be deemed to be owned beneficially by Mr. Srivastava by reason of his pecuniary interest in such shares. Mr. Srivastava disclaims beneficial ownership of the shares of Class B common stock owned by 1597257 Ontario Inc. Excludes options granted by Tube City EI II Ltd. in favor of Mr. Srivastava to purchase shares of the company held by it. The address for Mr. Srivastava is c/o Onex Corporation, 161 Bay Street, Toronto, Ontario, M5J 2S1, Canada.

(11)	The number of shares of Class A common stock and total shares of Company common stock listed as beneficially owned by the officers and directors as a group includes 49,125 shares of Class A common stock issuable upon the exercise of stock options held by our executive officers that are currently vested and that have a $13.00 exercise price and 17,875 shares of Class A common stock issuable upon the exercise of stock options held by our executive officers that are currently vested and that have a $11.18 exercise price (as listed above).

(12)	Based solely on a Schedule 13G/A filed by Robeco Investment Management, Inc. (“Robeco”) with the SEC on February 7, 2013, Robeco is the beneficial owner of 1,199,155 shares of Class A common stock and has sole dispositive power over such shares and sole voting power over 724,590 of such shares. The address for Robeco is One Beacon Street, Boston, MA 02108.

(13)	Based solely on a Schedule 13G/A filed by Oaktree Capital Management, L.P. (“Oaktree Capital”) with the SEC on February 14, 2013 (the “Oaktree 13G”), Oaktree Capital is the beneficial owner of 1,095,000 shares of our Class A common stock and has sole voting and dispositive power over such shares. Of the 1,095,000 shares of our Class A common stock beneficially owned by Oaktree Capital, 952,175 of those shares are directly held by Oaktree Value Opportunities Fund Holdings, L.P., a Delaware limited partnership (“VOF Holdings”), and the remaining 142,825 of such shares are directly held by Oaktree Value Equities Fund, L.P., a Delaware limited partnership (“VEF”). Oaktree Capital may be deemed to beneficially own the 1,095,000 shares based on the following relationships, each disclosed in the Oaktree 13G: Oaktree Capital is the sole director of Oaktree Value Opportunities Fund GP Ltd., a Cayman Islands exempted company, which is the general partner of Oaktree Value Opportunities Fund GP, L.P., a Cayman Islands limited partnership (“VOF GP”), and VOF GF is the general partner of VOF Holdings. Additionally, Oaktree Capital is the general partner of Oaktree Value Equities Fund GP, L.P, a Delaware limited partnership, which is the general partner of VEF.

Certain additional affiliates of Oaktree Capital may also be deemed to be beneficial owners of some or all of the shares held by Oaktree Capital, as set forth in the Oaktree 13G. The address of Oaktree Capital and the other Oaktree entities referenced herein is 333 S. Grand Avenue, 28th Floor, Los Angeles, CA 90071.

(14)

Based solely on a Schedule 13G/A filed by Ameriprise Financial, Inc. (“AFI”) with the SEC on February 13, 2013, AFI is the beneficial owner of 1,060,046 shares of our Class A common stock and has shared dispositive power over such shares and shared voting power over 107,090 of such shares. In addition, (a) Columbia Management Investment Advisers, LLC (“CMIA”) may be deemed to beneficially own 1,060,046 shares of our Class A common stock and has shared dispositive power over such shares and shared voting power over 107,090 of such shares, and (b) Columbia Small Cap Value Fund II (“CSCV”) may be deemed to beneficially own 859,456 shares of our Class A common stock and has sole voting and shared dispositive power over such shares. CMIA and AFI do not directly own any shares of our common stock. As the investment adviser to CSCV, CMIA may be deemed to beneficially own the shares reported herein by CSCV. Accordingly, the shares reported herein by CMIA include those shares separately reported herein by CSCV. As the parent holding company of CMIA, AFI may be deemed to beneficially own the

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shares reported herein by CMIA. Accordingly, the shares reported herein by AFI include those shares separately reported herein by CMIA. The address for AFI is 145 Ameriprise Financial Center, Minneapolis, MN 55474. The address for each of CMIA and CSCV is 225 Franklin Street, Boston, MA 02110.

(15)	Based solely on a Schedule 13G/A filed by Eagle Boston Investment Management, Inc. (“Eagle”) with the SEC on January 17, 2013, Eagle is the beneficial owner of 997,166 shares of Class A common stock and has sole voting and dispositive power over such shares. The address for Eagle is 7 Liberty Square, Boston, MA 02109.

(16)

Based solely on a Schedule 13G filed by Brandywine Global Investment Management, LLC (“Brandywine”) with the SEC on February 14, 2013, Brandywine is the beneficial owner of 763,517 shares of our Class A common stock and has sole dispositive power over such shares and sole voting power over 665,369 of such shares. The address for Brandywine is 2929 Arch Street, 8th Floor, Philadelphia, PA 19104.

Market Price of the Company Class A Common Stock and Dividend Information

The Class A common stock is listed on the New York Stock Exchange, Inc. (symbol TMS). The company’s quarterly high and low Class A common stock prices for 2013, 2012 and 2011 are as follows:

Quarter ended	March 31	June 30		September 30		December 31
2013
High	$14.58	$16.19		$17.83	(2)	$—
Low	12.63	13.15		14.59	(2)	—

2012
High	$13.00	$13.16		$10.69		$12.90
Low	9.86	8.76		9.02		9.62

2011
High	$—	$14.85	(1)	$13.54		$10.95
Low	—	11.85	(1)	6.48		6.81

(1)	From April 14, 2011, the date trading began, through June 30, 2011.
(2)	Through September 23, 2013.

On April 24, 2013, our board of directors approved the initiation of a quarterly cash dividend. The first dividend of $0.10 per share was paid on July 3, 2013 to stockholders of record as of the close of business on May 16, 2013. The second dividend of $0.10 per share was declared on July 26, 2013 and was paid on September 20, 2013 to stockholders of record as of the close of business on August 16, 2013. Pursuant to the terms of the merger agreement, the Company generally may not make, declare or pay any other dividends without the prior written consent of Parent.

The closing sale price of our Class A common stock on the NYSE on August 23, 2013, the last trading day prior to our public announcement that we had entered into the merger agreement, was $15.57 per share. On September 23, 2013, the most recent practicable trading date prior to the date of this information statement, the closing sale price of our common stock was $17.44 per share.

The Company’s Class B common stock is not listed on a national securities exchange or any other stock exchange or quotation system.

As of September 23, 2013, there were 6 shareholders of record of our Class A common stock and 74 shareholders of record of our Class B common stock.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. We file annual, quarterly and current reports, proxy statements and other information with the SEC. Copies of certain of these documents are included as Annexes D through G and constitute part of this information statement. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov. You also may obtain free copies of the documents we file with the SEC by going to the “SEC Filings” section of our Investor Relations website at http://tmsinternationalcorp.investorroom.com/.

The information provided on our website is not part of this information statement, and therefore is not incorporated by reference herein.

Any person, including any beneficial owner, to whom this information statement is delivered may request copies of this information statement or other information concerning us, without charge, by written or telephonic request directed to TMS International Corp., 12 Monongahela Avenue, Glassport, Pennsylvania 15045, ATTN: Corporate Secretary, by telephone at (412) 678-6141 or on our website at www.tmsinternationalcorp.com or from the SEC through the SEC’s website at http://www.sec.gov.

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” information statements and annual reports. This means that only one copy of this information statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of this information statement to you upon written or oral request to TMS International Corp., 12 Monongahela Avenue, Glassport, Pennsylvania 15045, ATTN: Corporate Secretary, telephone (412) 678-6141. If you want to receive separate copies of the Company’s communications to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and telephone number.

Parent has supplied all information in this information statement pertaining to Parent and Sub, and we have supplied all information in this information statement pertaining to us.

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ANNEX A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

among

CRYSTAL ACQUISITION COMPANY, INC.,

CRYSTAL MERGER SUB, INC.

and

TMS INTERNATIONAL CORP.

Dated as of August 23, 2013

A-i

A-ii

Exhibits

Exhibit 2.05(b)	By-Laws of the Surviving Corporation
Exhibit A	Equity Commitment Letters
Exhibit B	Debt Commitment Letter
Exhibit C	Limited Guaranties
Exhibit D	Form of Stockholder Written Consent

A-iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of August 23, 2013 (this “Agreement”), is by and among CRYSTAL ACQUISITION COMPANY, INC., a Delaware corporation (“Parent”), CRYSTAL MERGER SUB, INC., a Delaware corporation and a wholly-owned subsidiary of Parent (“Sub”), and TMS INTERNATIONAL CORP., a Delaware corporation (the “Company”).

Each of Parent, Sub and the Company are referred to herein as a “party” and together as the “parties”. Capitalized terms used and not otherwise defined herein have the meanings set forth in Article I.

RECITALS

WHEREAS, the respective boards of directors of each of Parent, Sub and the Company have unanimously (i) determined that this Agreement and the Transactions, including the Merger, are advisable, fair to and in the best interests of their respective stockholders and (ii) approved this Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth in this Agreement.

WHEREAS, the Board of Directors has unanimously recommended that the Company’s stockholders adopt this Agreement.

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent and Sub have entered into a Support Agreement with the Principal Stockholders (the “Support Agreement”), pursuant to which the Principal Stockholders agree, among other things, (i) to refrain from voting with respect to any other Acquisition Proposal, (ii) not to sell, transfer or encumber their shares of Company Common Stock and (iii) not to solicit or hire certain employees of the Company and its Subsidiaries, in each case as set forth in the Support Agreement.

WHEREAS, after the Stockholder Approval is obtained and subject to the satisfaction or waiver of the other conditions set forth in this Agreement, at the Effective Time, Sub will merge with and into the Company, with the Company continuing as the surviving corporation of the merger (the “Merger”), upon the terms and subject to the conditions set forth in this Agreement, whereby, except as expressly provided in Section 3.01, each issued and outstanding share of Company Common Stock immediately prior to the Effective Time will be cancelled and converted into the right to receive the Merger Consideration.

WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

AGREEMENT

The parties to this Agreement, intending to be legally bound, agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01 Certain Definitions. For purposes of this Agreement:

(a) “Affiliate” means, as to any Person, any other Person that, directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of voting interests, by Contract or otherwise.

(b) “Anti-corruption Laws” means Laws relating to anti-bribery or anti-corruption (governmental or commercial) which apply to the Company or any of its Subsidiaries, including Laws that prohibit the corrupt payment, offer, promise or authorization of the payment or transfer of anything of value (including gifts or entertainment), directly or indirectly, to any foreign Government Official, foreign government employee or commercial entity to obtain a business advantage, including the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act of 2010 and national and international Laws enacted to implement the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions.

(c) “Antitrust Laws” means the HSR Act, the Sherman Antitrust Act of 1890, the Clayton Act of 1914, the Federal Trade Commission Act of 1914, Council Regulation 139/2004 of the European Union, and any other Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade, anti-competitive agreements, abuse of dominant market positions and structural changes brought about through mergers, acquisitions and joint ventures.

(d) “Board of Directors” means the Board of Directors of the Company.

(e) “Business Day” means any day other than a Saturday, a Sunday or any other day on which commercial banks in New York, New York are authorized or required by Law or executive order to be closed.

(f) “CBA” means a collective bargaining agreement or similar Contract with any labor union or association representing employees of the Company or any of its Subsidiaries.

(g) “Class A Common Stock” means the Company’s Class A Common Stock, $0.001 par value per share.

(h) “Class B Common Stock” means the Company’s Class B Common Stock, $0.001 par value per share.

(i) “Code” means the Internal Revenue Code of 1986, as amended.

(j) “Company Common Stock” means the Class A Common Stock and Class B Common Stock.

(k) “Company Incentive Plan” means the TMS International Corp. Long-Term Incentive Plan, as amended from time to time.

(l) “Company Material Adverse Effect” means any change, effect, occurrence, state of facts or event that, individually or in the aggregate with all other changes, effects, occurrences, states of facts or events, has had a material adverse effect on the business, condition (financial or otherwise) or results of operation of the Company and its Subsidiaries taken as a whole; provided, that none of the following shall either alone or in combination (or the effects or consequences thereof) constitute, or be taken into account in determining whether there has been, a Company Material Adverse Effect: (A) any change, effect, event or occurrence to the extent arising out of or resulting from (i) general economic, credit, capital or financial markets or political conditions in the United States or elsewhere in the world, including with respect to interest rates or currency exchange rates, (ii) any outbreak or escalation of hostilities, acts of war (whether or not declared), sabotage or terrorism, (iii) any hurricane, tornado, flood, volcano, earthquake or other natural or man-made disaster, (iv) any change in applicable Law or GAAP (or any judicial, administrative or other authoritative interpretation or enforcement thereof), or (v) general conditions in or affecting any of the industries in which the Company and its Subsidiaries primarily operate, (B) any failure, in and of itself, by the Company to meet any analyst projections or any internal or published projections, forecasts, estimates or predictions of revenue, predictions of earnings or predictions of other financial or operating metrics, provided, however, that the underlying facts and causes of any such failure shall not be excluded by this clause (B), (C) any change in the market price or trading volume of the Class A Common Stock or the credit rating of the Company, provided, however, that the underlying facts and causes of any such change shall not be excluded by this clause (C), (D) any change, effect, event or occurrence to the extent arising out of or resulting from the announcement or pendency of this Agreement and the Transactions, or the consummation of the Merger or the other Transactions contemplated hereby (other than for purposes of any representation or warranty contained in Section 4.05), including without limitation the impact thereof on the relationships of the Company or any of its Subsidiaries with customers, suppliers, distributors, consultants, employees or independent contractors or other third parties with whom the Company or any of its Subsidiaries has any material business relationship, (E) any action taken by the Company or its Subsidiaries with Parent’s prior written consent or otherwise expressly required by this Agreement, (F) any change, effect, event or occurrence to the extent arising out of or resulting from any legal claims or other proceedings made by any of the Company’s shareholders (on their own behalf or on behalf of the Company) arising from allegations of a breach of fiduciary duty relating to this Agreement, the Merger or any of the Transactions, or (G) the identity of Parent, Sub or their respective Affiliates, except in the cases of clauses (A) (i), (ii), (iv) or (v), to the extent that the Company and its Subsidiaries, taken as a whole, are disproportionately affected thereby as compared with other participants in the industries in which the Company and its Subsidiaries primarily operate (in which case only the incremental disproportionate impact or impacts may be taken into account in determining whether there has been a Company Material Adverse Effect).

(m) “Company Stock Option” means any option to purchase shares of Company Common Stock granted under the Company Incentive Plan.

(n) “Confidentiality Agreement” means the confidentiality agreement, dated as of July 3, 2013 by and between The Pritzker Organization, LLC and the Company.

(o) “Contract” means any contract, agreement, license, note, bond, mortgage, guarantee, indenture, commitment, lease or other instrument or obligation, whether written or oral.

(p) “Credit Agreements” means (i) the Credit Agreement, dated as of March 20, 2012, among Tube City IMS Corporation, as borrower, Metal Services Holdco, LLC and Tube City IMS, LLC, as guarantors, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, as amended by Amendment No. 1, dated as of March 21, 2013 and (ii) the Credit Agreement, dated as of December 15, 2011, among Tube City IMS Corporation, certain subsidiaries of Tube City IMS Corporation from time to time party thereto as borrowers, the guarantors from time to time party thereto, the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

(q) “Criminal Penalty” means any (a) criminal penalty, criminal fine or other criminal liability, in each case, imposed upon, or that would reasonably be expected to be imposed upon, the Company, any of the Company’s Subsidiaries or any of their respective directors, officers or employees requiring payment that is material to the Company and its Subsidiaries or (b)(x) felony criminal jail sentence as to matters over which the United States has jurisdiction or (y) criminal jail sentence involving incarceration of more than one (1) year as to matters over which jurisdiction is wholly outside of the United States.

(r) “Damages” means any and all losses, liabilities, claims, demands, judgments, damages, fines, suits, actions, costs and expenses (including fees and expenses of counsel).

(s) “Exchange Act” means the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(t) “Government Official” means (i) any official, officer, employee or representative of, or any Person acting in an official capacity for or on behalf of, any Governmental Entity, (ii) any political party or party official or candidate for political office or (iii) any company, business, enterprise or other entity owned or controlled by any Governmental Entity.

(u) “Governmental Entity” means any national, supranational, state, provincial or local, whether domestic or foreign, government, any subdivision, agency, commission or authority thereof, any court of competent jurisdiction, any arbitral body or any administrative, regulatory (including any stock exchange) or other agency, commission, or authority.

(v) “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

(w) “Indebtedness” means, with respect to any Person, without duplication, other than trade payables entered into in the ordinary course of business, (i) all obligations of such Person for borrowed money, including accrued and unpaid interest, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person upon which interest charges are customarily paid (other than trade payables incurred in the ordinary course of business consistent with past practice), (iv) all obligations of such Person under conditional sale or other title retention agreements relating to any property purchased by such Person, (v) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding obligations of such Person for raw materials, inventory, services and supplies incurred in the ordinary course of business consistent with past practice), (vi) any obligations of such Person under any lease of property, real or personal, which obligations are required to be classified as capital leases in accordance with GAAP, (vii) all obligations of others secured by a Lien on property or assets owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (viii) all obligations of such Person under interest rate, currency or commodity derivatives or hedging transactions (valued at the termination value thereof), (ix) all letters of credit or performance bonds issued for the account of such Person and (x) all guarantees and keepwell arrangements of such Person of any Indebtedness of any other Person other than a wholly-owned Subsidiary of such Person.

(x) “Intellectual Property” means all intellectual property including such rights in and to: (i) any patent, invention (whether or not reduced to practice or patentable), trademark and service mark (including any trade dress, logo and any other indicia of origin and the goodwill of any business symbolized thereby), trade name, Internet domain name, copyright and copyrightable work (whether or not registered), design and trade secret, (ii) any application for and registration, issuance and renewals of any of the foregoing, (iii) lists (including customer and vendor lists), data, databases, processes, formulae, methods, specifications, schematics, plans, studies, technology, know-how, improvements, web site and other content, computer software programs and related documentation, and other confidential or proprietary data and information, and (iv) computer software, data and databases including, but not limited to, object code, source code, operating and other systems, tools, firmware, related documentation and all copyrights therein.

(y) “IRS” means the United States Internal Revenue Service.

(z) “Knowledge of the Company” means the actual knowledge of any of the persons set forth in Section 1.01(z) of the Company Disclosure Schedule.

(aa) “Law” means any supranational, federal, national, state, provincial or local constitution, statute, law (including common law), treaty, ordinance, code, rule or regulation of any Governmental Entity.

(bb) “Lender Parties” means the agents, arrangers, lenders and other entities that have committed to provide or arrange or otherwise entered into agreements in connection with all or any part of the Debt Financing or any other financing (other than the Equity Financing) in connection with the Transactions (other than Parent, Sub and their respective Affiliates), including the parties to any joinder agreements, indentures or credit agreements entered into in connection therewith, together with their respective Affiliates and their and their respective Affiliates’ Representatives and their respective successors and assigns.

(cc) “Management Level Employee” means the Chief Executive Officer and President of the Company and any employee (excluding administrative personnel) of the Company or any of its Subsidiaries who is a direct report of the Chief Executive Officer and President of the Company in his capacity as such.

(dd) “Marketing Period” means the first period of 15 consecutive Business Days after the date of this Agreement throughout and at the end of which Parent shall have all of the Marketing Materials, during which period the financial statements required to be provided pursuant to clauses (A) and (B) of the definition of “Marketing

Materials” shall remain compliant with the applicable requirements set forth in the definition of “Marketing Materials” set forth in Section 6.11(c); provided, however, that (i) November 29, 2013 shall not count in determining such 15 consecutive Business Day period and (ii) if such 15 consecutive Business Day period were to commence but not be completed on or before December 20, 2013, then such period shall not commence until after January 6, 2014; and provided, further, that the Marketing Period shall not be deemed to have commenced (A) prior to the mailing by the Company of the Information Statement or Proxy Statement, as applicable, to its stockholders in accordance with Section 6.04(d) and/or (B) if (1) prior to the completion of the Marketing Period, Ernst & Young LLP shall have withdrawn its audit opinion with respect to the most recent audited financial statements included in the SEC Documents or (2) the financial statements included in the Marketing Materials that are available to Parent on the first day of the Marketing Period would not be sufficiently current on any day during the Marketing Period to satisfy the requirements of Rule 3-12 of Regulation S-X under the Securities Act to permit a registration statement of a non-accelerated filer on Form S-1 using such financial statements to be declared effective by the SEC on the last day of such period, in which case the Marketing Period shall not be deemed to commence until receipt by Parent of updated Marketing Materials that would be required under Rule 3-12 of Regulation S-X under the Securities Act to permit a registration statement of a non-accelerated filer on Form S-1 using such financial statements to be declared effective by the SEC on the last day of such new 15 consecutive Business Day period; provided, further, that the Marketing Period shall end on any earlier date that is the date on which the Debt Financing is consummated (with an understanding that, if any portion of such Debt Financing has been funded into escrow, such portion of the Debt Financing shall not be deemed to have been consummated until the date on which such funds have been or will be released from escrow).

(ee) “Material Subsidiary” means each Subsidiary of the Company set forth on Section 1.01(ee) of the Company Disclosure Schedule.

(ff) “NYSE” means the New York Stock Exchange.

(gg) “Order” means any judgment, order, injunction, decree or ruling of any Governmental Entity.

(hh) “Ordinary Course CBA” means a CBA entered into in the ordinary course of business consistent with past practices; provided, however, that any such CBA shall not be considered an “Ordinary Course CBA” if (x) in the case of the renewal upon expiration of an existing CBA, such renewal is made on terms and conditions which include any inflation or cost of living increases in compensation and other benefits that in the aggregate exceed five percent (5%) per annum and (y) in the case of a new CBA resulting from a new site, service, location, customer Contract or unionization of employees, such new CBA requires the Company or any of its Subsidiaries to assume any material liabilities in respect of periods prior to the date of such CBA.

(ii) “Organizational Documents” means (i) the articles or certificate of incorporation and the bylaws of a corporation; (ii) the partnership agreement and any statement of partnership of a general partnership; (iii) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (iv) the operating agreement and the certificate of formation of any limited liability company; (v) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person in any jurisdiction; and (vi) any amendment, supplement or modification to any of the foregoing.

(jj) “Permitted Liens” means any (i) mechanics’, carriers’, workmen’s, warehousemen’s, repairmen’s or other like Liens arising or incurred in the ordinary course of business, (ii) Liens for Taxes, assessments and other governmental charges and levies that are not due and payable or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established and maintained on the financial statements of the Company and its Subsidiaries in accordance with GAAP, (iii) Liens affecting the interest of the grantor of any easements benefiting owned real property, (iv) Liens (other than liens securing Indebtedness), defects or irregularities in title, easements, rights-of-way, covenants, restrictions, and other, similar matters that would not, individually or in the aggregate, reasonably be expected to materially impair the continued use and operation or marketability of the assets to which they relate, (v) Liens arising or incurred pursuant to the documents set forth on Section 1.01(jj) of the Company Disclosure Schedule, (vi) zoning, building and other similar codes and regulations imposed by any Governmental Entity having jurisdiction over any portion of the real property subject thereto which are not violated in any material respect by the current use and operation of such real property, (vii) prior to the Closing, Liens arising under the Credit Agreements (it being understood that such Liens shall be released at Closing), (viii) rights of customers to require the purchase or sale of assets in connection with the expiration or other termination of a Contract (or a service or site thereunder) entered into in the ordinary course of business with such customer and (ix) Liens on fixed assets securing capital leases or purchase money Indebtedness not in default and that, in the case of purchase money Indebtedness existing as of the date hereof, has been disclosed or is not required to be disclosed pursuant to Section 4.11(a)(ii)(A) or, in the case of purchase money Indebtedness incurred after the date hereof, is permitted to be incurred pursuant to Section 6.01(k)(i) of this Agreement.

(kk) “person” or “Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including, without limitation, a Governmental Entity.

(ll) “Principal Stockholders” means (i) Onex Corporation, (ii) Onex Partners II LP, (iii) 1597257 Ontario Inc., (iv) Onex Partners II GP LP, (v) Onex US Principals LP and (vi) Tube City EI II Ltd.

(mm) “Representatives” means, when used with respect to a Person, the directors, officers, employees, consultants, accountants, legal counsel, investment bankers, financial advisors, agents and other representatives of such Person and of any Subsidiary of such Person.

(nn) “Restricted Stock” means all shares of Company Common Stock granted under the Company Incentive Plan that have not vested in accordance with the terms of the applicable grant.

(oo) “SEC” means the United States Securities and Exchange Commission.

(pp) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(qq) “Subsidiary” when used with respect to any Person means any corporation, partnership, limited liability company or other organization, whether incorporated or unincorporated, of which at least a majority of the securities, or other interests having by their terms voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation, partnership, limited liability company or other organization, is directly or indirectly, owned by such Person or by any one or more of its Subsidiaries.

(rr) “Takeover Laws” means “moratorium,” “control share acquisition,” “business combination,” “fair price” or any other form of anti-takeover Laws of any jurisdiction that may purport to be applicable to the Company, Parent, Sub or any of their respective Affiliates, including Section 203 of the DGCL.

(ss) “Transactions” means the transactions contemplated by this Agreement, including the Merger.

(tt) “Treasury” means the United States Department of the Treasury.

(uu) Each of the following terms is defined in the Section of this Agreement set forth opposite such term:

Defined Terms	Section
Acceptable Confidentiality Agreement	6.03	(c)
Acquisition Proposal	6.03	(g)(i)
Affiliate Transaction	4.18
Agreement	Preamble
Alternative Acquisition Agreement	6.03	(b)
Alternative Financing	6.11	(b)
Antitrust Division	6.05	(b)
Appraisal Shares	3.01	(d)
Authorizations	4.10	(a)
Break-Up Fee	8.05	(b)
Certificate	3.01	(c)
Certificate of Merger	2.03
Change of Recommendation	6.03	(e)
Claim	6.08	(b)
Closing	2.02
Closing Date	2.02
Company	Preamble
Company Benefit Plans	4.12	(a)
Company Disclosure Schedule	Article IV
Company Intellectual Property	4.16	(a)
Company Related Parties	8.02	(b)
Company Stockholders’ Meeting	6.04	(b)(ii)
Consent End Date	6.03	(c)
Cutoff Date	4.02	(a)
Debt Commitment Letter	5.04	(a)
Debt Fee Letter	5.04	(b)
Debt Financing	5.04	(a)
DGCL	2.01
Disclosed Indemnity Agreements	6.08	(b)
Early Break-up Fee	8.05	(c)
Effective Time	2.03
Employment Laws	4.13	(b)
Environmental Authorizations	4.10	(b)
Environmental Laws	4.10	(b)
Equity Award Amounts	3.04
Equity Commitment Letters	5.04	(a)
Equity Financing	5.04	(a)
ERISA	4.12	(a)
ERISA Affiliate	4.12	(g)
Exchange Fund	3.03	(a)
Expense Reimbursement	8.05	(c)
Fairness Opinion	4.21
Financing	5.04	(a)
Financing Commitments	5.04	(a)
FTC	6.05	(b)
GAAP	4.06	(b)
Hazardous Materials	4.10	(b)
Indemnified Party	6.08	(a)
Information Statement	6.04	(b)(i)

Defined Terms	Section
Interim Period	6.01
International Plan	4.12	(c)
Lien	4.05	(b)
Limited Guaranties	5.05
Limited Guaranty	5.05
Lion TitCo	4.03	(a)
Litigation	4.09
Marketing Materials	6.11	(c)
Material Contract	4.11	(a)
Merger	Recitals
Merger Consideration	3.01	(c)
Merrill Lynch	4.20
Multiemployer Plan	4.12	(b)
Notice Period	6.03	(e)(i)
Outside Date	8.01	(c)
Parent	Preamble
Parent Disclosure Schedule	Article V
Parent Material Adverse Effect	5.01	(a)
Parent Related Parties	8.02	(b)
Parent’s Competition Law Group	5.09
parties	Preamble
party	Preamble
Paying Agent	3.03	(a)
Preferred Stock	4.02	(a)
Proxy Statement	6.04	(b)(ii)
Recommendation	4.04	(b)
Reverse Break-Up Fee	8.04	(d)
Sarbanes-Oxley Act	4.06	(c)
SEC Documents	4.06	(a)
Significant Customer	4.23
Solvent	5.11
Sponsor	5.04	(a)
Sponsors	5.04	(a)
Standard Terms	4.11	(a)(xii)
Stockholder Approval	4.04	(a)
Stockholder Approval Date	6.03	(c)
Stockholder Written Consent	6.04	(a)
Sub	Preamble
Superior Proposal	6.03	(g)(ii)
Support Agreement	Recitals
Surviving Corporation	2.01
Tax	4.14	(j)
Tax Return	4.14	(j)
Taxes	4.14	(j)
Written Consent Failure	6.04	(b)(ii)

ARTICLE II.

THE MERGER

Section 2.01 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), Sub shall be merged with and into the Company at the Effective Time. Following the Effective Time, the separate corporate existence of Sub shall cease, and the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”).

Section 2.02 Closing. The closing of the Merger (the “Closing”) will take place at the offices of Kaye Scholer LLP, located at 425 Park Avenue, New York, New York 10022 at 10:00 a.m., New York City time, on the second Business Day after satisfaction or (to the extent permitted by Law) waiver of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by Law) waiver of those conditions), unless another time, date or place is agreed to in writing by Parent and the Company; provided, however, that if the Marketing Period has not been completed at the time of the satisfaction or (to the extent permitted by Law) waiver of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing), the Closing shall occur on the earlier to occur of (a) a date during the Marketing Period specified by Parent on no less than two Business Days’ notice to the Company and (b) the second Business Day after the end of the Marketing Period (subject in each case to the satisfaction or (to the extent permitted by Law) waiver of all the conditions set forth in Article VII for the Closing as of the date determined pursuant to this proviso). The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

Section 2.03 Effective Time. Subject to the provisions of this Agreement, as promptly as reasonably practicable on the Closing Date, the parties shall file a certificate of merger (the “Certificate of Merger”), in such form as is required by, and executed and acknowledged in accordance with, the relevant provisions of the DGCL, and shall make all other filings and recordings required under the DGCL. The Merger shall become effective on such date and time as the Certificate of Merger is filed with the Secretary of State of the State of Delaware or at such later date and time as Parent and the Company shall agree and specify in the Certificate of Merger. The date and time at which the Merger becomes effective is referred to in this Agreement as the “Effective Time”.

Section 2.04 Effects of the Merger. The Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, from and after the Effective Time, except as otherwise provided herein, the Surviving Corporation shall possess all properties, rights, privileges, powers and franchises of the Company and Sub, and all of the claims, obligations, liabilities, debts and duties of the Company and Sub shall become the claims, obligations, liabilities, debts and duties of the Surviving Corporation.

Section 2.05 Certificate of Incorporation and By-Laws.

(a) At the Effective Time, the certificate of incorporation of the Company shall become the certificate of incorporation of the Surviving Corporation until thereafter changed or amended (subject to Section 6.08(a)) as provided therein or by applicable Law.

(b) The Company and the Surviving Corporation shall take all necessary action such that, at the Effective Time, the by-laws of the Company shall be amended to read in their entirety as set forth in Exhibit 2.05(b) and, as so amended, shall be the by-laws of the Surviving Corporation until thereafter changed or amended (subject to Section 6.08(a)) as provided therein or by applicable Law.

Section 2.06 Directors. The Company and the Surviving Corporation shall take all necessary action (including procuring the resignation of members of the Board of Directors) such that, at the Effective Time, the directors of

Sub immediately prior to the Effective Time shall become the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

Section 2.07 Officers. At the Effective Time, the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

Section 2.08 Taking of Necessary Action. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Sub in accordance with the terms hereof, the Surviving Corporation, the board of directors of the Surviving Corporation and officers of the Surviving Corporation shall take all such lawful and necessary action, consistent with this Agreement, on behalf of the Company, Sub and the Surviving Corporation.

ARTICLE III.

EFFECT OF THE MERGER ON THE

CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS

Section 3.01 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Sub, the Company or any holder of any shares of Company Common Stock or any shares of capital stock of Parent or Sub:

(a) Capital Stock of Sub. Each share of capital stock of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of Class A common stock, par value $0.001 per share, of the Surviving Corporation.

(b) Cancellation of Treasury Stock and Parent-Owned Stock. Each share of Company Common Stock that immediately prior to the Effective Time is owned by the Company or a Subsidiary of the Company (including as treasury stock), or by Parent or Sub (or a wholly-owned Subsidiary of Parent or Sub) at such time, shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(c) Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (including each share of Restricted Stock, but excluding shares to be canceled in accordance with Section 3.01(b) and except as provided in Section 3.01(d) with respect to the Appraisal Shares) shall be converted into the right to receive $17.50 in cash, without interest and subject to any withholding of Taxes required by applicable Law (the “Merger Consideration”). At the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate (or evidence of shares in book-entry form) that immediately prior to the Effective Time represented any such shares of Company Common Stock (each, a “Certificate”) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

(d) Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time that are held by any holder who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL (the “Appraisal Shares”) shall not be converted into the right to receive the Merger Consideration as provided in Section 3.01(c), but instead such holder shall be entitled to payment of the fair value of such shares in accordance with the provisions of Section 262 of the DGCL. At the Effective Time, the Appraisal Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of Appraisal Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such Appraisal Shares in accordance with the provisions of Section 262 of the DGCL.

Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 of the DGCL or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, then the right of such holder to be paid the fair value of such holder’s Appraisal Shares under Section 262 of the DGCL shall cease and such Appraisal Shares shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive the Merger Consideration, as provided in Section 3.01(c), without any interest thereon but subject to any withholding of Taxes required by applicable Law. The Company shall give prompt written notice to Parent of any demands for appraisal of any shares of Company Common Stock or written threats thereof, withdrawals of such demands and any other documents (including instruments served pursuant to the DGCL) received by the Company, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands or other documents. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do or commit to do any of the foregoing, except to the extent required by applicable Law.

Section 3.02 Adjustment to Merger Consideration. Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, there shall be any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Company Common Stock, the Merger Consideration as provided in Section 3.01(c) shall be equitably adjusted to reflect the economic effect thereof.

Section 3.03 Exchange Fund.

(a) Paying Agent. Prior to the Closing Date, Parent shall appoint a bank or trust company reasonably acceptable to the Company to act as paying agent (the “Paying Agent”) for the delivery of the Merger Consideration in accordance with this Article III and, in connection therewith, shall enter into an agreement with the Paying Agent in a form reasonably acceptable to the Company. At or prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent cash in an amount sufficient to pay the aggregate Merger Consideration as required to be paid pursuant to this Agreement (such deposited cash being hereinafter referred to as the “Exchange Fund”).

(b) Certificate Exchange Procedures. As promptly as reasonably practicable after the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail to each Person who was, as of immediately prior to the Effective Time, a holder of record of a Certificate (including, for the avoidance of doubt, holders of Restricted Stock) (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and which shall otherwise be in customary form (including customary provisions with respect to delivery of an “agent’s message” with respect to shares held in book-entry form)), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Each holder of record of a Certificate shall, upon surrender to the Paying Agent of such Certificate, together with such letter of transmittal, duly executed and in proper form, and such other documents as may reasonably be required by the Paying Agent, be entitled to receive in exchange therefor the amount of cash which the number of shares of Company Common Stock (including Restricted Stock) previously represented by such Certificate shall have been converted into the right to receive pursuant to Section 3.01(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock (including Restricted Stock) which is not registered in the transfer records of the Company, payment of the Merger Consideration may be made to a Person other than the Person in whose name the Certificate so surrendered is registered, but only if such Certificate is properly endorsed or otherwise is in proper form for transfer and the Person requesting such payment shall pay any transfer or other similar Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of such Certificate or establish to the reasonable satisfaction of Parent that such Tax has been paid or is not applicable; provided, however, that payment of the Merger Consideration with respect to shares held in book-entry form shall only be made to the Person in whose name such book-entry shares are registered. Until surrendered as contemplated by this Section 3.03(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration which the holder thereof has the right to receive in respect of such Certificate pursuant to this Article III, except for Certificates in respect of Appraisal Shares, which shall be deemed to represent the right to receive the consideration due with respect to such Appraisal Shares in accordance with Section 3.01(d) and to the extent provided by Section 262 of the DGCL. No interest shall be paid or will accrue on any cash payable to holders of Certificates or book-entry shares pursuant to the provisions of this Article III.

(c) No Further Ownership Rights in Company Common Stock. All cash paid upon the surrender of Certificates (or automatically, in the case of book-entry shares) in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificates (or such book-entry shares). At the close of business on the day on which the Effective Time occurs, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificate or book-entry share (other than a Certificate or book-entry share in respect of Appraisal Shares) is presented to the Surviving Corporation for transfer, it shall be canceled against payment of Merger Consideration to the holder thereof as provided in this Article III.

(d) Termination of the Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to Parent, upon demand, and any holders of the Certificates who have not theretofore complied with this Article III shall thereafter look only to Parent and the Surviving Corporation for, and Parent and the Surviving Corporation shall each remain liable for, payment of their claims for the Merger Consideration pursuant to the provisions of this Article III, in each case without interest thereon and subject to any withholding of Taxes required by applicable Law.

(e) No Liability. None of Parent, Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any person in respect of any cash from the Exchange Fund delivered to a public official in compliance with any applicable state, federal or other abandoned property, escheat or similar Law. If any Certificate shall not have been surrendered prior to the date on which the related Merger Consideration would escheat to or become the property of any Governmental Entity, any such Merger Consideration shall, to the extent permitted by applicable Law, immediately prior to such time become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.

(f) Investment of Exchange Fund. The Paying Agent shall invest the cash in the Exchange Fund as directed by Parent; provided, however, that such investments shall be in obligations of or guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated P-1 or A-1 by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $5.0 billion (based on the most recent financial statements of such bank that are then publicly available) and a long term debt rating of Aa3 or A+ or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively. Any interest and other income resulting from such investments shall be paid solely to Parent. Nothing contained herein and no investment losses resulting from investment of the Exchange Fund shall diminish the rights of any holder of Certificates to receive the Merger Consideration or any holder of a Company Stock Option to receive the holder’s Equity Award Amount, in each case as provided herein.

(g) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as Parent or the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall deliver, in exchange for such lost, stolen or destroyed Certificate, the applicable Merger Consideration.

(h) Withholding Rights. Notwithstanding anything in this Agreement to the contrary, Parent, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold, or cause to be deducted and withheld, from amounts otherwise payable pursuant to this Agreement such amounts as Parent, the Surviving Corporation or the Paying Agent are required to deduct and withhold under applicable Law. Any amounts so withheld shall be promptly paid over to the appropriate Governmental Entity by Parent, the Surviving Corporation or the Paying Agent and such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made.

Section 3.04 Company Stock Options. As promptly as practicable following the date of this Agreement and, in any event, prior to Closing, the Board of Directors (or, if appropriate, any committee administering the Company Incentive Plan) shall adopt such resolutions and take such other actions as may be required to provide that each unexercised Company Stock Option, whether vested or unvested, that is outstanding immediately prior to the Effective Time is vested and canceled, with the holder thereof becoming entitled to receive from the Surviving Corporation, on or as soon as reasonably practicable after the date on which the Effective Time occurs, an amount in cash, without interest, equal to (a) the excess, if any, of (i) the Merger Consideration over (ii) the exercise price per share of Company Common Stock subject to such Company Stock Option, multiplied by (b) the number of shares of Company Common Stock subject to such Company Stock Option. The payment of all Equity Award Amounts hereunder shall be subject to appropriate withholding for Taxes in accordance with Section 3.03(h). The term “Equity Award Amounts” means, collectively, all amounts payable pursuant to this Section 3.04.

Section 3.05 Treatment of Restricted Stock. For the avoidance of doubt, as of immediately prior to the Effective Time, each then outstanding share of Restricted Stock shall automatically vest with the holder thereof and shall be converted in the Merger into the right to receive the Merger Consideration pursuant to the provisions of this Article III, in each case without interest thereon and subject to any withholding of Taxes required by applicable Law.

Section 3.06 Treatment of Company Incentive Plan. After the Effective Time, the Company Incentive Plan will be terminated and no further Company Stock Options, Restricted Stock or other rights with respect to Company Common Stock will be granted thereunder.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (i) as disclosed in the SEC Documents filed with, or furnished to, the SEC by the Company after December 31, 2012 and publicly available at least 24 hours prior to the execution and delivery of this Agreement (and only as and to the extent disclosed therein), other than any disclosures contained under the captions “Risk Factors” or “Forward Looking Statements” and any other disclosures contained therein that are predictive, cautionary or forward looking in nature, but it being agreed that this clause (i) shall not be applicable to Section 4.02, Section 4.04, Section 4.20 and Section 4.21, or (ii) subject to Section 9.13, as set forth in the disclosure schedules delivered by the Company to Parent and Sub concurrently with the execution of this Agreement (the “Company Disclosure Schedule”), the Company represents and warrants to Parent and Sub as follows:

Section 4.01 Organization; Qualification.

(a) The Company is a corporation duly organized, validly existing and in good standing under the Laws of Delaware. Each Subsidiary of the Company is a legal entity duly organized, validly existing and in good standing

(where such concept is recognized under applicable Law) under the Laws of its respective jurisdiction of incorporation or organization except where the failure to be so organized, validly existing and in good standing would not, individually or in the aggregate, reasonably be expected to materially and adversely impair the ability of such Subsidiary to conduct its business as currently conducted. Each of the Company and its Subsidiaries has all requisite corporate, partnership, limited liability company or other entity power and authority to own, lease and operate its properties and to carry on its business as presently conducted by it, except where the failure to have such power or authority, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

(b) Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing (where such concept is recognized under applicable Law) as a foreign corporation (or other legal entity) in each jurisdiction where the nature of its business or the ownership, leasing or operation of its properties requires such qualification or licensing, except where the failure to be so qualified, licensed or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. The Company has made available to Parent complete and correct copies of the Organizational Documents of the Company and each of its Material Subsidiaries, each as amended to date, and each as so made available is in full force and effect. Neither the Company nor any Material Subsidiary is in violation of its Organizational Documents.

Section 4.02 Capital Structure.

(a) The authorized capital stock of the Company consists of 200,000,000 shares of Class A Common Stock, 30,000,000 shares of Class B Common Stock and 50,000 shares of Preferred Stock, $0.001 par value per share (the “Preferred Stock”). At the close of business on August 22, 2013 (the “Cutoff Date”), (i) 14,765,733 shares of Class A Common Stock (of which 16,260 are shares of Restricted Stock), 24,528,208 shares of Class B Common Stock and no shares of Preferred Stock were issued and outstanding, (ii) no shares of Class A Common Stock were held in treasury, (iii) no shares of Class B Common Stock were held in treasury and (iv) no shares of Preferred Stock were held in treasury or owned by a Subsidiary of the Company. At the close of business on the Cutoff Date, 1,356,680 shares of Class A Common Stock were reserved for issuance pursuant to outstanding Company Stock Options and 913,522 shares of Class A Common Stock were reserved for issuance under the Company Incentive Plan (which total excludes the 1,356,680 shares of Class A Common Stock reserved for issuance pursuant to the outstanding Company Stock Options). All outstanding shares of Company Common Stock, and all shares of Company Common Stock reserved for issuance as noted in clause (v) of the preceding sentence, when issued in accordance with the respective terms thereof, are or will be duly authorized, validly issued, fully paid and non-assessable.

(b) Section 4.02(b) of the Company Disclosure Schedule sets forth the aggregate amount of Company Stock Options outstanding as of the Cutoff Date and the price at which each such Company Stock Option may be exercised (if applicable).

(c) Except as disclosed on Section 4.02(c) of the Company Disclosure Schedule and except for any obligations pursuant to this Agreement or as set forth in subsections (a) and (b) above, (i) the Company does not have any shares of its capital stock issued, outstanding or reserved for issuance and (ii) there are no outstanding subscriptions, options, warrants, calls, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, profits interests, or other similar rights, agreements, Contracts, undertakings or commitments of any kind relating to capital stock or other equity or voting interests of the Company to which the Company is a party or otherwise obligating the Company to (A) issue, transfer or sell any shares of capital stock or other equity or voting interests of the Company or securities convertible into or exchangeable for such shares or equity or voting interests, (B) grant, extend or enter into any such subscription, option, warrant, call, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, profits interests, or other similar right, agreement, Contract, undertaking or arrangement or (C) redeem, repurchase, or otherwise acquire any such shares of capital stock or other equity or voting interests.

(d) The Company has no Indebtedness or other obligations the holders of which have the right to vote (or which are convertible into or exchangeable or exercisable for securities having the right to vote) with the stockholders of the Company or any of its Subsidiaries on any matter.

(e) Except as disclosed in Section 4.02(e) of the Company Disclosure Schedule and the Support Agreement, there are no stockholder agreements, registration rights agreements, voting trusts or other agreements or understandings to which the Company is a party or, to the Knowledge of the Company, among any security holders of the Company with respect to securities of the Company, with respect to the voting or registration of the capital stock or other voting or equity interest of the Company or any preemptive rights with respect thereto, and there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock or other equity or voting interests of the Company.

Section 4.03 Subsidiaries.

(a) Section 4.03(a) of the Company Disclosure Schedule sets forth a complete and correct list of each Subsidiary of the Company (including Lion TitCo Resources SDN BHD (“Lion TitCo”) solely for purposes of this sentence) and the jurisdiction of organization of each such Subsidiary. Except as set forth on Section 4.03(a) of the Company Disclosure Schedule, the Company is the beneficial and record owner, directly or indirectly, of all of the equity securities of each Subsidiary. Tube City IMS LLC is the beneficial and record owner of 3,600,000 ordinary shares of RM1.00, each fully paid, and 2,400,000 preference shares of RM0.01, each fully paid, of Lion TitCo. All equity interests of the Company’s Subsidiaries, (i) where the Subsidiary is a corporation, are duly authorized, validly issued, fully paid and non-assessable and (ii) where the Subsidiary is not a corporation, are duly created pursuant to the Laws of such Subsidiary’s jurisdiction of organization or formation, are issued and paid for in accordance with such Subsidiary’s Organizational Documents and are fully paid and non-assessable. Except to the extent pledged to lenders under either Credit Agreement, all equity interests in Lion TitCo and each Subsidiary of the Company are owned by the Company or its Subsidiaries free and clear of Liens, other than restrictions imposed by applicable Law or the Organizational Documents of such Subsidiary or Lion TitCo.

(b) Except for the Company’s Subsidiaries disclosed in Section 4.03(a) of the Company Disclosure Schedule and as set forth in Section 4.03(b) of the Company Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock or other voting or equity securities or interests in any Person.

(c) Except as disclosed in Section 4.03(c) of the Company Disclosure Schedule, there are no outstanding subscriptions, options, warrants, calls, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, profits interests, or other similar rights, agreements, Contracts, undertakings or commitments of any kind relating to the issuance of capital stock or other equity or voting interests of any Subsidiary of the Company to which the Company or any of the Company’s Subsidiaries is a party or otherwise obligating the Company or any of the Company’s Subsidiaries to (i) issue, transfer or sell any shares of capital stock or other equity or voting interests of any of the Subsidiaries or securities convertible into or exchangeable for such shares or equity or voting interests, (ii) grant, extend or enter into any such subscription, option, warrant, call, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, profits interests, or other similar right, agreement, Contract, undertaking or arrangement or (iii) redeem, repurchase, or otherwise acquire any such shares of capital stock or other equity or voting interests.

(d) None of the Company’s Subsidiaries have outstanding Indebtedness or other obligations the holders of which have the right to vote (or which are convertible into or exchangeable or exercisable for securities having the right to vote) with the stockholders of the Company or any of its Subsidiaries on any matter.

(e) Except as set forth in Section 4.03(e) of the Company Disclosure Schedule, there are no stockholder agreements, registration rights agreements, voting trusts or other agreements or understandings to which the Company or any of the Company’s Subsidiaries is a party with respect to the voting or registration of the capital stock or other voting or equity interests of the Company or any of its Subsidiaries or any preemptive rights with respect thereto, and there are no outstanding obligations of the Company or any Subsidiary of the Company to repurchase, redeem or otherwise acquire any shares of capital stock or other equity or voting interests of any Subsidiary of the Company.

Section 4.04 Corporate Authority; Board Action.

(a) The only vote of the holders of any class or series of capital stock of the Company necessary for the Company to adopt this Agreement and approve the Transactions, including the Merger, is the affirmative vote or consent of the holders of a majority of all votes that are entitled to be cast with respect to the outstanding shares of Company Common Stock entitled to vote thereon, acting by written consent or at a stockholders’ meeting or any adjournment or postponement thereof to adopt this Agreement (the “Stockholder Approval”). The Company has the requisite corporate power and authority to (i) enter into and deliver this Agreement and (ii) consummate the Transactions, subject, with respect to this clause (ii) and solely in the case of consummating the Merger, to receipt of the Stockholder Approval. The execution, delivery and performance of this Agreement by the Company and the consummation of the Transactions contemplated by, and compliance with the provisions of, this Agreement by the Company have been duly and validly authorized by all necessary corporate action on the part of the Company, subject, in the case of filing the Certificate of Merger and consummating the Merger, to receipt of the Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of Parent and Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other Laws of general applicability relating to or affecting creditors’ rights generally and to equitable principles (whether considered in a proceeding in equity or at law).

(b) The Board of Directors of the Company, at a meeting duly called and held, duly and by unanimous vote of all members of the Board of Directors adopted resolutions (i) authorizing and approving the execution, delivery and performance of this Agreement and the Transactions, (ii) approving and declaring advisable this Agreement, the Merger, the Support Agreement and the other Transactions, (iii) declaring that the terms of this Agreement and the Transactions, including the Merger and the other Transactions, on the terms and subject to the conditions set forth herein, are fair to and in the best interests of the stockholders of the Company, (iv) directing that the adoption of this Agreement be submitted to the stockholders of the Company and (v) recommending that the stockholders of the Company adopt this Agreement (this clause (v), the “Recommendation”).

Section 4.05 Governmental Approvals; Non-Contravention.

(a) Except as set forth in Section 4.05(a) of the Company Disclosure Schedule, the execution, delivery and performance by the Company of this Agreement does not, and the consummation of the Transactions by the Company and compliance with the provisions hereof by the Company will not, require any consent, approval, Order, waiver or authorization or permit of, action by, registration, declaration or filing with or notification to any Governmental Entity with respect to the Company or any of its Subsidiaries or any of their respective assets or businesses, other than (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and of appropriate documents evidencing the Merger with the relevant authorities of other jurisdictions in which the Company or any of its Subsidiaries is qualified to do business; (ii) the filing of a premerger notification and report form by the Company under the HSR Act and the filings and receipt, termination or expiration as applicable, of such other approvals or waiting periods under any other applicable Antitrust Laws; (iii) compliance with the applicable requirements of the Exchange Act including the filing with the SEC of the Information Statement or Proxy Statement, as applicable, and such other reports or filings under the Exchange Act as may be required in connection with this Agreement and the Transactions; (iv) any filings or notices required under the rules and regulations of the NYSE; and (v) such other consents, approvals, Orders, waivers, authorizations, permits, actions, registrations, declarations, filings or notifications the failure of which to make or obtain would not, individually or in the aggregate, have or reasonably be expected to have a Company Material

Adverse Effect or otherwise prevent or materially and adversely affect the Company’s ability to perform any of its obligations under this Agreement or to consummate the Transactions.

(b) Except as set forth in Section 4.05(b) of the Company Disclosure Schedule, the execution and delivery by the Company of this Agreement do not, and the consummation of the Transactions and compliance with the provisions hereof by the Company will not, (i) conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, require consent under, or give rise to, or to a right of, termination, modification, cancellation or acceleration of any obligation or to the loss of any benefit under any (A) Contract to which the Company or any of its Subsidiaries is party or (B) Authorization applicable to the Company or any of its Subsidiaries, (ii) result in the creation of any pledges, liens, charges, mortgages, encumbrances or assignments of any kind (each, a “Lien”) upon any of the properties or assets of the Company or any of its Subsidiaries (other than any such Lien created solely as a result of any action taken by Parent or Sub), (iii) conflict with or result in any violation of the Company’s Organizational Documents or the Organizational Documents of any of its Subsidiaries or (iv) assuming that the consents and approvals referred to in Section 4.05(a) are obtained and assuming the accuracy of the representations and warranties of Parent and Sub set forth in Section 5.09, conflict with or violate any applicable Laws, other than, in the case of clauses (i), (ii) and (iv), as would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect or otherwise prevent or materially and adversely affect the Company’s ability to perform any of its obligations under this Agreement or to consummate the Transactions.

Section 4.06 SEC Documents and Financial Statements; Internal Controls and Disclosure Controls.

(a) The Company has filed all material schedules, forms, statements, reports and other documents required to be filed by it with the SEC pursuant to the Securities Act or the Exchange Act since April 8, 2011 (the schedules, forms, statements, reports and other documents filed with or furnished to the SEC since April 8, 2011, the “SEC Documents”). As of their respective effective dates (in the case of SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective dates of filing (in the case of all other SEC Documents), or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof, the SEC Documents complied, and each of the SEC Documents filed subsequent to the date of this Agreement will comply, in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the applicable rules and regulations promulgated thereunder. As of the time of filing with the SEC, none of the SEC Documents so filed or that will be filed subsequent to the date of this Agreement contained or will contain, as the case may be, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent that the information in such SEC Document has been amended or superseded by a later SEC Document filed prior to the date hereof. The Company has made available to Parent correct and complete copies of all material correspondence between the SEC, on the one hand, and the Company and any of its Subsidiaries, on the other hand, occurring since April 8, 2011 and prior to the date hereof. As of the date hereof, there are no material outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the SEC Documents. To the Knowledge of the Company, as of the date hereof, none of the SEC Documents is the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation.

(b) Each of the consolidated financial statements (including, in each case, the notes thereto) of the Company included in the SEC Documents (i) have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) (except, in the case of unaudited quarterly statements, to the extent permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations and their cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end adjustments and the absence of footnotes)

and (ii) have been prepared from, and in accordance with, the books and records of the Company and the Company’s Subsidiaries in all material respects. The preceding sentence shall not be deemed to be breached as a result of any change in GAAP or Law after the date of this Agreement. Except as set forth in Section 4.06(b) of the Company Disclosure Schedule, since April 8, 2011, the Company has not received any written advice or written notification from its independent certified public accountants that it has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the financial statements or in the books and records of the Company and its Subsidiaries, any properties, assets, liabilities, revenues or expenses in any material respect, or that have identified any significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information.

(c) Neither the Company nor any of its Subsidiaries has outstanding (nor has arranged or modified since the enactment of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) any prohibited loans or “extensions of credit” (within the meaning of Section 402 of the Sarbanes-Oxley Act) to any director or executive officer (as defined in Rule 3b-7 under the Exchange Act) of the Company or any of its Subsidiaries.

(d) The Company has established and maintains a system of internal controls over financial reporting (as defined in Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. Such internal controls provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of the Company’s financial statements for external purposes in accordance with GAAP. Since April 8, 2011, subject to applicable transition rules of the SEC and NYSE, the Company’s principal executive officer and its principal financial officer have disclosed to the Company’s auditors and the audit committee of the Board of Directors (i) all known significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information, and (ii) any known fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls and the Company has made available to Parent copies of any written materials relating to each of the foregoing. The Company has made available to Parent all such disclosures made by management to the Company’s auditors and audit committee from April 8, 2011 to the date of this Agreement.

(e) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act, which disclosure controls and procedures are designed to ensure that material information relating to the Company and its consolidated Subsidiaries required to be included in reports filed under the Exchange Act is made known to the Company’s principal executive officer and its principal financial officer, and such disclosure controls and procedures are effective in timely alerting the Company’s principal executive officer and its principal financial officer to material information required to be disclosed by the Company in the reports that it files or submits to the SEC under the Exchange Act so that such information is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC.

Section 4.07 No Undisclosed Liabilities. Except as set forth in Section 4.07 of the Company Disclosure Schedule and except for matters reflected or reserved against in the most recent audited consolidated balance sheet of the Company (or the notes thereto) included in the SEC Documents filed prior to the date hereof, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature that would be required under GAAP, as in effect on the date of this Agreement, to be reflected on a consolidated balance sheet of the Company (including the notes thereto) except liabilities and obligations that (a) were incurred in the ordinary course of business consistent with past practice since the date of such balance sheet, (b) are incurred in connection with the Transactions or (c) individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

Section 4.08 Absence of Certain Changes or Events. Between December 31, 2012 and the date of this Agreement, except as set forth in Section 4.08 of the Company Disclosure Schedule or as otherwise expressly required by this Agreement, (a) the business of the Company and its Subsidiaries has been conducted, in all material respects, in the ordinary course of business consistent with past practice, (b) neither the Company nor any of its Subsidiaries has taken any action that would have constituted a breach or violation of Sections 6.01(f), (g), (i), (j), (l), (m), (n) or (t) had such action been taken after the date hereof and (c) there has not been any change, effect, event, state of facts, development or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

Section 4.09 Litigation. Except as set forth in Section 4.09 of the Company Disclosure Schedule, as of the date of this Agreement, (a) there is no suit, complaint filed under seal, action, claim (or counterclaim), litigation, charge or administrative, arbitration, mediation, grievance or other proceeding or governmental or regulatory audit, investigation or proceeding brought, conducted or heard by or before any court or other Governmental Entity, arbitrator or mediator (each a “Litigation”) pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective properties or assets, at law or in equity, in each case that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect or otherwise prevent or materially and adversely affect the Company’s ability to perform any of its obligations under this Agreement or to consummate the Transactions, or, to the Knowledge of the Company, otherwise has resulted or would reasonably be expected to result in a Criminal Penalty, and (b) there is no Order outstanding against the Company or any of its Subsidiaries that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect or otherwise prevent or materially and adversely affect the Company’s ability to perform any of its obligations under this Agreement or to consummate the Transactions, or, to the Knowledge of the Company, otherwise has resulted or would reasonably be expected to result in a Criminal Penalty.

Section 4.10 Governmental Authorizations; Compliance with Law.

(a) Except as set forth in Section 4.10(a) of the Company Disclosure Schedule, each of the Company and its Subsidiaries is, and since January 1, 2011 has been, in compliance with all Laws applicable to its business or operations or by which any of its properties or assets are bound, in each case except for instances of noncompliance that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect and, to the Knowledge of the Company, otherwise has resulted or would reasonably be expected to result in a Criminal Penalty. Neither the Company nor any of its Subsidiaries has, since January 1, 2011, (i) received any written notice from any Governmental Entity regarding any material violation by the Company or any of its Subsidiaries of any applicable Law or (ii) provided any written notice to any Governmental Entity regarding any material violation by the Company or any of its Subsidiaries of any applicable Law. Except as set forth on Section 4.10(a) of the Company Disclosure Schedule, each of the Company and its Subsidiaries has in effect all approvals, authorizations, registrations, licenses, exemptions, permits and consents of Governmental Entities (collectively, “Authorizations”) necessary for it to conduct its business as presently conducted, except for such Authorizations the absence of which, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect and, to the Knowledge of the Company, otherwise have not resulted and would not reasonably be expected to result in a Criminal Penalty. Neither the Company nor any of its Subsidiaries has received notice that any Authorizations will be terminated, revoked or modified, are threatened with suspension, or cannot be renewed in the ordinary course of business consistent with past practice, and the Company has no Knowledge of any reasonable basis for any such termination, revocation, modification, suspension or nonrenewal, except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect and, to the Knowledge of the Company, otherwise has not resulted and would not reasonably be expected to result in a Criminal Penalty. This Section 4.10(a) does not relate to environmental matters, which are the subject of Section 4.10(b), employee benefit matters, which are the subject of Section 4.12, or Tax matters, which are the subject of Section 4.14.

(b) Except as set forth in Section 4.10(b) of the Company Disclosure Schedule: (i) the Company and its Subsidiaries are, and have been since January 1, 2011, in compliance in all material respects with all applicable

Laws for protection and restoration of the environment (including ambient and indoor air, soil, surface water, groundwater and natural resources) and protection of human exposure to Hazardous Materials (“Environmental Laws”), including obtaining, maintaining and complying with all Authorizations required by applicable Environmental Laws for the operations of the Company and its Subsidiaries (“Environmental Authorizations”); (ii) there are no Hazardous Materials present at or under any facility or real property currently or, to the Knowledge of the Company, formerly owned, leased or operated by the Company, any of its Subsidiaries or their respective predecessors that would reasonably be expected to result in a material liability to the Company or any of its Subsidiaries under any applicable Environmental Laws; (iii) since January 1, 2011, neither the Company nor any of its Subsidiaries has received notice that any Environmental Authorizations will be terminated, revoked or modified, are threatened with suspension, or cannot be renewed in the ordinary course of business consistent with past practice, and the Company has no Knowledge of any reasonable basis for any such termination, revocation, modification, suspension or nonrenewal, except with respect to this clause (iii) as, individually or in the aggregate, has not resulted in and would not reasonably be expected to result in liability that is material to the Company and its Subsidiaries; and (iv) since January 1, 2011, neither the Company nor any Subsidiary has received any written notice alleging material non-compliance with or material liability under any Environmental Laws, and no material claim, action, proceeding or investigation pursuant to Environmental Laws is pending or, to the Knowledge of the Company, threatened, against the Company or any of its Subsidiaries. Except as set forth in Section 4.10(b) of the Company Disclosure Schedule, the Company and its Subsidiaries have not disposed or arranged for the disposal of any Hazardous Materials at any off-site location that would reasonably be expected to give rise to any material liability of the Company or any of its Subsidiaries. Except as set forth in Section 4.10(b) of the Company Disclosure Schedule, the Company and its Subsidiaries have not assumed any material liabilities under any Environmental Laws by Contract, other than customary indemnification provisions in customer Contracts entered into in the ordinary course of business consistent with past practices, or, to the Knowledge of the Company, by operation of Law. Except as set forth in Section 4.10(b) of the Company Disclosure Schedule, to the Knowledge of the Company, there are no conditions, facts, or circumstances which would reasonably be expected to result in a material liability to the Company or any its Subsidiaries under any Environmental Laws. For purposes of this Section 4.10(b), “Hazardous Materials” means any substance, material or waste that is classified, characterized or regulated by any Governmental Entity under any applicable Environmental Law.

(c) To the Knowledge of the Company, neither the Company nor any of its Subsidiaries, nor any of their respective Representatives has, in the past five years, directly or indirectly through its Representatives (including any distributor, agent, sales intermediary or other third party), (i) taken any action in violation of any applicable Anti-corruption Laws or (ii) offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any Government Official or to any other Person: (A) for the purpose of (1) improperly influencing any act or decision of any Government Official in their official capacity; (2) inducing any Government Official to do or omit to do any act in violation of their lawful duties; (3) securing any improper advantage; (4) inducing any Government Official to improperly influence or affect any act or decision of any Governmental Entity; or (5) assisting the Company or its Subsidiaries or any of their respective Representatives in obtaining or retaining business for or with, or directing business to, the Company or any of its Subsidiaries or any of their respective Representatives; or (B) in a manner which would constitute or have the purpose or effect of public or commercial bribery, acceptance of, or acquiescence in, extortion, kickbacks, or other unlawful or improper means of obtaining business or any improper advantage that, in any such case, has resulted in or would reasonably be expected to result in liability that is material to the Company and its Subsidiaries or a Criminal Penalty.

(d) To the Knowledge of the Company, there have been no false or fictitious entries made in the books and records of the Company or its Subsidiaries relating to any unlawful offer, payment, promise to pay, or authorization of the payment of any money, or unlawful offer, gift, promise to give, or authorization of the giving of anything of value, including any bribe, kickback or other illegal or improper payment, and neither the Company nor any of its Subsidiaries has established or maintained a secret or unrecorded fund that, in any such case, has resulted in or would reasonably be expected to result in liability that is material to the Company and its Subsidiaries or a Criminal Penalty.

(e) To the Knowledge of the Company, none of the Company, its Subsidiaries or any of its or their respective directors, officers, employees or other Representatives in the past five years has been convicted of violating any Anti-corruption Laws or subjected to any investigation or proceeding by a Governmental Entity for potential corruption, fraud or violation of any applicable Anti-corruption Laws that, in any such case, has resulted in or would reasonably be expected to result in liability that is material to the Company and its Subsidiaries or a Criminal Penalty.

(f) To the Knowledge of the Company, none of the Company, its Subsidiaries or any of its or their respective directors, officers or employees, or, any distributor, agent, representative, sales intermediary or other third party acting on behalf of the Company or any of its Subsidiaries, has taken any action in the past five years in violation of any applicable export control Laws, trade or economic sanctions Laws, or anti-boycott Laws of the United States or any other jurisdiction, including: The Arms Export Control Act (22 U.S.C.A. § 2278), the Export Administration Act (50 U.S.C. App. §§ 2401-2420), the International Traffic in Arms Regulations (22 C.F.R. 120-130), the Export Administration Regulations (15 C.F.R. 730 et seq.), the Office of Foreign Assets Control Regulations (31 C.F.R. Chapter V), the Customs Laws of the United States (19 U.S.C. § 1 et seq.), the International Emergency Economic Powers Act (50 U.S.C. § 1701-1706), the U.S. Commerce Department antiboycott regulations (15 C.F.R. 560), the U.S. Treasury Department antiboycott requirements (26 U.S.C. § 999), any other export control regulations issued by the agencies listed in Part 730 of the Export Administration Regulations, or any applicable non-U.S. Laws of a similar nature, that, in any such case, has resulted in or would reasonably be expected to result in liability that is material to the Company and its Subsidiaries or a Criminal Penalty. To the Knowledge of the Company, the Company and its Subsidiaries have obtained all export licenses, license exceptions and other consents, notices, waivers, approvals, orders, authorizations, registrations, declarations, classifications and filings required for the export, import and re-export of their respective products, services, software and technology, the failure of which to have been obtained has resulted in or would reasonably be expected to result in liability that is material to the Company and its Subsidiaries or a Criminal Penalty. To the Knowledge of the Company, there are no material pending or threatened civil, criminal or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, proceedings, demand letters, settlements or enforcement actions involving the Company or any of its Subsidiaries relating to Laws identified in this Section 4.10(f).

Section 4.11 Material Contracts.

(a) Except for this Agreement, for Contracts filed as an exhibit to the SEC Documents, including for this purpose exhibits incorporated by reference to the SEC Documents, or as disclosed in Section 4.11(a) of the Company Disclosure Schedule, as of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to or bound by any:

(i) Contract that is or would be required to be filed by the Company as a “material contract” with the SEC pursuant to Item 601 of Regulation S-K under the Securities Act;

(ii) Contract (A) pursuant to which any Indebtedness for borrowed money of the Company or any of its Subsidiaries in an aggregate principal amount in excess of $3.0 million is outstanding or may be incurred, other than any Contract between or among the Company and/or its wholly-owned Subsidiaries, or (B) relating to the creation of any Lien (other than Permitted Liens or Liens arising from or related to any lease) on any material asset of the Company or any of its Subsidiaries;

(iii) Contract relating to a guarantee by the Company or any of its Subsidiaries of Indebtedness of any third party in excess of $2.0 million;

(iv) Contract of employment, consulting, management, separation, severance, indemnification or similar agreement with any member of the Board of Directors or corporate officer of the Company, Management Level Employee or any Person holding more than 5% of the outstanding Company Common Stock at December 31, 2012;

(v) Contract of employment, consulting, management, separation, severance, change in control, retention, indemnification or similar agreement with any employee, consultant or independent contractor providing for total annual compensation (exclusive of benefits costs) from the Company or any of its Subsidiaries in excess of $300,000 which is not terminable by the Company or any of its Subsidiaries upon less than 90 days’ notice without severance, penalty or other obligations other than under any applicable Law;

(vi) stock option, share purchase, profit sharing, deferred compensation, bonus or other incentive compensation plan or Company Benefit Plans;

(vii) any CBA;

(viii) Contract (A) restricting the type of business activity of the Company or any of its Subsidiaries (or Parent and its Affiliates after the Merger) or restricting the freedom of the Company or any of its Subsidiaries (or Parent and its Affiliates after the Merger) to engage in any line of business in any geographic area or to compete with any Person (other than the Company or any of its Subsidiaries) or (B) that contains “take or pay”, “requirements” or other similar provisions obligating a Person to provide the quantity of goods or services required by another Person (other than any Contract of the type described in this clause (B) entered into in the ordinary course of business consistent with past practice);

(ix) Contract with respect to a joint venture (other than joint bidding arrangements for a single bidding opportunity), strategic alliance partnership, limited liability or other similar agreement or arrangement related to the formation, creation, operation, management or control of any partnership or joint venture that is material to the business of the Company and its Subsidiaries, taken as a whole, or in which the Company owns more than a 10% voting or economic interest;

(x) Contract relating to an acquisition, divestiture, merger or similar transaction (A) that was entered into on or after January 1, 2011 with a purchase price in excess of $10.0 million or (B) that contains representations, covenants, indemnities or other obligations (including payment, indemnification, “earn-out” or other contingent obligations) of the Company or any of its Subsidiaries that are still in effect and would reasonably be expected to result in payments by the Company or any of its Subsidiaries in excess of $2.5 million pursuant to such Contract;

(xi) Contract for the lease or sublease of real or personal property providing for an annual rental payments to or from the Company or any of its Subsidiaries in excess of $1.0 million;

(xii) (A) Standard Terms, (B) Contracts with a customer for the performance of mill services pursuant to which (1) the Company and its Subsidiaries, taken together, generated gross revenues of more than $10.0 million for the year ended December 31, 2012, or (2) with respect to Contracts that were not in effect for all of 2012, the Company’s management reasonably believes the Company and its Subsidiaries, taken together, will generate gross revenues of more than $10.0 million during the 12 month period following the date of this Agreement, and (C) Contracts with a customer for the performance of raw materials purchasing, sales and/or optimization services pursuant to which the Company and its Subsidiaries, taken together, generated Revenue After Raw Materials Costs (as such term is described in the SEC Documents) of more than $2.0 million for the year ended December 31, 2012. “Standard Terms” means those certain Contracts of the Company and/or its Subsidiaries that (i) include the standard or general terms and conditions (such as representations and warranties, indemnities, insurance, termination, safety and health, environmental, governing law, notices, and other legal-focused and procedural terms and conditions) incorporated into various Contracts with a customer, (ii) generally do not contain the scope of work or other business or operational terms and conditions (such as pricing and definitions of services) applicable to the particular services being provided to the customer, and (iii) typically address more than one service and/or site of the customer.

(xiii) other than (A) an acquisition subject to clause (x) above, (B) a Contract relating to real property subject to clause (xi) above, and (C) a customer Contract subject to clause (xii) above, Contract that obligates the Company to make growth capital commitment or expenditure (as distinguished from maintenance capital expenditures) in excess of $5.0 million per year;

(xiv) Contract that grants any rights of first refusal or rights of first negotiation or rights of first offer to any Person with respect to the sale, transfer or other disposition of (A) any business or line of business of the Company or any of its Subsidiaries or (B) any Subsidiary of the Company;

(xv) Contract that by its terms limits the payment of dividends or other distributions by the Company or any of its Subsidiaries;

(xvi) other than currency hedging transactions in the ordinary course of business consistent with past practice, hedge, derivative or other similar instrument with an obligation on a marked-to-market basis in excess of $2.5 million individually;

(xvii) Contract with any Governmental Entity (other than with respect to sales of slag and other byproducts to Governmental Entities in the ordinary course of business); or

(xviii) Contract (other than any Contracts of the type described in clauses (i) — (xvii) above, irrespective of the dollar threshold, and other than real or personal property leases and contracts for the purchase and sale of scrap, scrap substitutes and other raw materials in the ordinary course of business) requiring payments by the Company or any of its Subsidiaries in excess of $5.0 million in the next 12 months and which are not terminable by the Company or such Subsidiary upon less than 90 days’ notice without any required payment or other conditions (other than the condition of notice);

Each Contract of the type described in clauses (i) through (xviii) above, including any such Contract entered into after the date of this Agreement, is referred to herein as a “Material Contract.”

(b) Except as set forth in Section 4.11(b) of the Company Disclosure Schedule, and except as, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, (i) each Material Contract is valid and binding on the Company or its Subsidiary party thereto and, to the Knowledge of the Company, on the other party thereto, is in full force and effect and enforceable against the Company or its Subsidiary party thereto and, to the Knowledge of the Company, the other party thereto, in each case, in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or at law); (ii) the Company and each of its Subsidiaries and, to the Company’s Knowledge, each other party thereto, has substantially performed all obligations required to be performed by it to date under each Material Contract and is not in breach of or default under such Material Contract; (iii) neither the Company nor any of its Subsidiaries has received written notice of breach or default under any Material Contract or of the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a default or breach on the part of the Company or any of its Subsidiaries under any such Material Contract, and, to the Knowledge of the Company, no such condition exists; and (iv) neither the Company nor any of its Subsidiaries has received written notice from any other party to a Material Contract with respect to the termination of any Material Contract that has not been cured or withdrawn.

(c) The Company has made available to Parent, as of the date of this Agreement, true and complete copies of (including all amendments or modifications to) all Material Contracts.

Section 4.12 Employee Benefit Plans.

(a) Section 4.12(a) of the Company Disclosure Schedule sets forth a true and complete list of each material “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), each material bonus, incentive, deferred compensation, profit sharing, pension, retirement, equity purchase, equity option, equity-based compensation, severance, employment, termination, retention, change of control, post-retirement health or welfare benefit, medical, disability, vacation pay, sick pay, or other material benefit or compensation plan, program, arrangement or agreement that is sponsored, maintained, contributed or required to be contributed to by the Company or any of its Subsidiaries as of the date of this Agreement, or under which the Company or any of its Subsidiaries has any present or future liability, in each case for the benefit of their current or former employees, officers, or directors located in or whose principal place of work is in the United States (collectively, the “Company Benefit Plans”).

(b) The Company has made available to Parent true and complete copies of (to the extent applicable and excluding any Company Benefit Plan that is a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA and identified as a multiemployer plan on Section 4.12(a) of the Company Disclosure Schedule (a “Multiemployer Plan”)) (i) each Company Benefit Plan and any related trust or funding agreement (or, with respect to any unwritten Company Benefit Plan, a written description thereof), (ii) the two most recent annual reports on Form 5500 filed with the Department of Labor or through the ERISA Filing Acceptance System, as applicable, with respect to each Company Benefit Plan (if any such report was required by applicable Law), (iii) the most recent summary plan description and summary of material modifications, if any, required under ERISA with respect to each Company Benefit Plan, (iv) the most recent actuarial report or other financial statement, if any, relating to each Company Benefit Plan and (v) the most recent determination letter or opinion letter, if any, issued by the IRS with respect to such Company Benefit Plan and any pending request for such a determination letter.

(c) Section 4.12(c) of the Company Disclosure Schedule sets forth a list of each material plan, policy, fund, program or arrangement or Contract providing for insurance coverage (including any self-insured arrangements), disability benefits, vacation benefits, pension or retirement benefits or for deferred compensation, profit-sharing, bonuses, equity compensation or other forms of incentive compensation or post-retirement insurance, compensation or benefits that (i) is not a Company Benefit Plan, (ii) is entered into, maintained, or administered to by the Company or any of its Subsidiaries, or contributed to by the Company or any of its Subsidiaries other than any governmental social insurance or retirement programs required to be contributed to by Law and (iii) covers any employee or former employee of the Company or any of its Subsidiaries who is located outside or whose principal place of work is outside the United States (an “International Plan”). The Company has made available to Parent true and complete copies of the International Plans (and, if applicable, related trust or funding agreements or insurance policies) and all amendments thereto and written interpretations thereof together with the most recent annual report (if any) prepared in connection with any such plan or trust.

(d) Except as set forth in Section 4.12(d) of the Company Disclosure Schedule, and excluding any Multiemployer Plan: (i) each Company Benefit Plan has been established, operated, funded and administered in all material respects in accordance with its terms and with applicable Laws, including, but not limited to, ERISA and the Code; (ii) each Company Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS or is maintained pursuant to a prototype or volume submitter document for which the Company may properly rely on the applicable opinion or advisory letter, and to the Knowledge of the Company, no event has occurred (either by reason of any action or failure to act) that would reasonably be expected to cause the loss of such qualification; (iii) no Company Benefit Plan provides and neither the Company nor any of its Subsidiaries has any obligation to provide health or life insurance benefits (whether or not insured), with respect to current or former employees, officers or directors of the Company or any of its Subsidiaries (including any predecessor entities or any entity whose assets were partially or completely acquired by the Company or any of its Subsidiaries) beyond their retirement or other termination of service, other than coverage mandated by Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code or similar state Law; and (iv) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other Person (with respect to whom the Company has an obligation to indemnify) has engaged in a transaction in connection with which the Company or any of its Subsidiaries would reasonably be expected to be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material Tax imposed pursuant to Section 4975 or 4976 of the Code.

(e) Except as set forth in Section 4.12(e) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries sponsors, maintains or contributes to any Company Benefit Plan subject to Title IV of ERISA. With respect to each Company Benefit Plan subject to Title IV of ERISA (other than a Multiemployer Plan) no “reportable event,” within the meaning of Section 4043 of ERISA (other than an event for which the 30-day notice period has been waived), and no event described in Section 4062 or 4063 of ERISA, has occurred in the last twelve (12) months that could reasonably be expected to result in material liability to the Company or any of its Subsidiaries, (i) no such Company Benefit Plan is in “at risk” status, within the meaning of Section 430 of the Code or Section 303 of ERISA, (ii) there has been no cessation of operations at a facility that may result in material liability to the Company or any of its Subsidiaries under Section 4062(e) of ERISA within the last six years, and (iii) no Lien has arisen or would reasonably be expected to arise under ERISA or the Code on the assets of the Company or any of its Subsidiaries as a result of actions or inactions by the Company or any of its Subsidiaries. For purposes of Sections 4.12(e), (f) and (g), “Subsidiary”, when used with respect to any Person, shall also include any entity in which 80% or more of its outstanding equity interests are directly or indirectly owned by any such Person.

(f) Neither the Company nor any of its Subsidiaries has incurred any material unsatisfied liability for the complete or partial withdrawal from any Multiemployer Plan nor to the Knowledge of the Company, are there any facts or circumstance known to the Company as of the date hereof that would reasonably be expected to give rise to a complete or partial withdrawal from a Multiemployer Plan by the Company or any of its Subsidiaries. To the Knowledge of the Company, except as set forth in Section 4.12(f) of the Company Disclosure Schedule, no Multiemployer Plan is, or is expected to be, in “critical” or “endangered” status, within the meaning of Section 432 of the Code or Section 305 of ERISA.

(g) To the Knowledge of the Company, the Company is not, and has not been, subject to any liability, contingent or otherwise, which could reasonably be expected to result in a material liability to the Company with respect to Title IV of ERISA by reason of any ERISA Affiliate. “ERISA Affiliate” means any Person (other than the Company and its Subsidiaries) that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the Company or any of its Subsidiaries, or that is a member of the same “controlled group” as the Company or any of its Subsidiaries pursuant to Section 4001(a)(14) of ERISA.

(h) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all required contributions of the Company or any of its Subsidiaries have been made or properly accrued with respect to each Company Benefit Plan.

(i) Each Company Benefit Plan that constitutes in any part a nonqualified deferred compensation plan within the meaning of Section 409A of the Code is in all material respects in operational and documentary compliance with Section 409A of the Code and all IRS guidance promulgated thereunder, to the extent such section and such guidance are applicable to such Company Benefit Plan. To the Knowledge of the Company, all prior instances of operational and/or documentary non-compliance have been corrected under the Internal Revenue Service Employee Plans Compliance Resolution System or any Department of Labor or other voluntary compliance program. There is no agreement, plan or other arrangement to which the Company or any of its Subsidiaries is a party or by which any of them is otherwise bound to compensate any Person in respect of Taxes pursuant to Section 409A of the Code.

(j) Except as set forth in Section 4.12(j) of the Company Disclosure Schedule, the consummation of the Transactions alone, or in combination with a termination of the employment or engagement of any employee, officer or director of the Company or any of its Subsidiaries (whether current, former or retired) or their beneficiaries, does not (a) give rise to any material liability for severance pay, unemployment compensation, termination pay or any other compensatory payment or benefit, or (b) accelerate the time of payment or vesting or funding of, or increase the amount of any compensation or benefit due any such current or former employee, director, consultant or officer of the Company or any of its Subsidiaries or their beneficiaries.

(k) Except as set forth in Section 4.12(k) of the Company Disclosure Schedule, no amount paid or payable (whether in cash or property or the vesting of property) by the Company or any of its Subsidiaries as a result of the consummation of the Merger or any of the other Transactions to any of their respective employees, officers, directors, stockholders or consultants under any Company Benefit Plans (excluding any Multiemployer Plan) or otherwise, would not be deductible by reason of Section 280G of the Code or would be subject to an excise tax under Section 4999 of the Code.

(l) As of the date hereof, to the Knowledge of the Company, there are (a) no current or pending material investigations by any Governmental Entity involving Company Benefit Plans and (b) no pending or asserted (in writing) material claims (other than routine claims for benefits), suits or proceedings against any Company Benefit Plans.

(m) As of the date hereof, to the Knowledge of the Company, (i) all contributions required to be made with respect to an International Plan have been timely made or accrued on the financial statements of the applicable employer, (ii) all International Plans that under applicable Laws require registration have been duly registered with the necessary Governmental Entity and no event has occurred which is reasonably likely to cause the loss of such registered status, (iii) the Company and each Subsidiary has complied with and performed all material obligations under and in respect of the International Plans under the terms thereof, any funding agreements and all applicable laws (including any fiduciary, funding, investment and administration obligations), (iv) all employer and employee payments, contributions or premiums required to be made or paid by the Company or any of its Subsidiaries to any International Plan have been made or paid in a timely fashion in accordance with the terms of such plans, any funding agreement and applicable Laws, (v) there are no taxes, penalties or interest owing in respect of any International Plan and (vi) the solvency liabilities of each International Plan (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable Governmental Entities and which are consistent with generally accepted actuarial principles) do not exceed the market value of the assets held in connection with such plan in any material respect.

Section 4.13 Labor Matters.

(a) Except as set forth in Section 4.13(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any CBA or other Contract with any labor organization, union or association. Except as set forth in Section 4.13(a) of the Company Disclosure Schedule, (i) there are not, to the Knowledge of the Company, any union organizing activities concerning any employees of the Company or any of its Subsidiaries and (ii) there are no material labor disputes, including material strikes, slowdowns, work stoppages, lockouts, arbitrations, grievances, pending or, to the Knowledge of the Company, threatened.
(b) Each of the Company and its Subsidiaries is in compliance in all material respects with its obligations pursuant to the Worker Adjustment and Retraining Notification Act of 1988 and any similar state or local “mass layoff” or “plant closing” Laws and all applicable Laws respecting employment and employment practices, terms and conditions of employment, wages and hours, occupational safety and health, collective bargaining, discrimination, retaliation, civil rights, veterans’ rights, immigration laws, proper classification of employees as exempt and non-exempt and as employees and independent contractors, workers’ compensation and the collection and payment of withholding and/or social security Taxes and any similar Tax (collectively, “Employment Laws”).

(c) Except as set forth in Section 4.13(c) of the Company Disclosure Schedule, there are no material actions or other material legal proceedings against the Company or any of its Subsidiaries pending, or to the Knowledge of the Company, threatened in writing to be brought or filed by or with any Governmental Entity or arbitrator in connection with the employment of any current or former employee of the Company or any of its Subsidiaries with respect to the Company’s or any of its Subsidiaries’ prior noncompliance with any applicable Employment Law that could subject the Company or any of its Subsidiaries to any material liability.

Section 4.14 Tax Matters. Except as set forth in Section 4.14 of the Company Disclosure Schedule:

(a) The Company and each of its Subsidiaries have timely filed (taking into account any extension of time within which to file) all U.S. federal income Tax and other material Tax Returns required to be filed by any of them, except where the failure to timely file such Tax Return, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. All such Tax Returns are complete and accurate in all material respects. The Company and each of its Subsidiaries have paid or caused to be paid all U.S. federal income Taxes and other material Taxes that are required to be paid by any of them, except with respect to matters contested in good faith and for which adequate reserves have been established and maintained on the financial statements of the Company and its Subsidiaries in accordance with GAAP.

(b) The most recent audited consolidated balance sheet of the Company (or the notes thereto) included in the SEC Documents filed prior to the date hereof properly accrues in accordance with GAAP the material liabilities of the Company and its Subsidiaries for Taxes with respect to all periods through the date of such balance sheet, and since such date, neither the Company nor any of its Subsidiaries has incurred any material liability for Taxes outside the ordinary course of business.

(c) The U.S. federal income Tax Returns of the Company through the Tax year ending December 31, 2008 have been closed (or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired). All assessments for Taxes due with respect to completed and settled examinations have been fully paid. There are no audits, examinations, investigations or other proceedings pending or threatened in writing in respect of U.S. federal income Tax or other material Tax matters of the Company or its Subsidiaries. No extension or waiver of the limitation period applicable to any U.S. federal income Tax Return or other material Tax Return of the Company or any of its Subsidiaries is in effect.

(d) There are no Liens for material Taxes on any of the assets of the Company or any of its Subsidiaries other than statutory Liens for Taxes not yet due and payable.

(e) None of the Company or any of its Subsidiaries has been a “controlled corporation” or a “distributing corporation” in any distribution that was purported or intended to be governed by Section 355 of the Code (or any similar provision of state, local or foreign Law) occurring during the two-year period ending on the date hereof.

(f) Neither the Company nor any of its Subsidiaries has engaged in any “reportable transaction” within the meaning of Section 6011 of the Code and the Treasury regulations promulgated thereunder during any open tax periods which have not been properly disclosed on a Tax Return delivered or made available to Parent.

(g) Neither the Company nor any of its Subsidiaries will be required to include any material item of income in or exclude any material item of deduction from, taxable income for any period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) closing agreement described in Section 7121 of the Code (or any similar provision of other applicable Tax Law) entered into on or prior to the Closing Date, (iii) installment sale or open transaction disposition made on or before the Closing Date, (iv) prepaid amount received on or before the Closing Date, or (v) indebtedness discharged with respect to which an election has been made under Section 108(i) of the Code.

(h) To the Knowledge of the Company, neither the Company nor any of its Subsidiaries is a party to any material Tax indemnity agreement, Tax sharing agreement or Tax allocation agreement, which obligates the Company or any of its Subsidiaries to indemnify another party to any such agreement for tax obligations, other than (i) agreements solely among the Company and its wholly-owned Subsidiaries, (ii) credit agreements and other debt documents, (iii) other commercial agreements entered into in the ordinary course of business not primarily about Taxes, (iv) agreements entered into in the ordinary course of business providing for the allocation or payment of real property Taxes attributable to real property leased or occupied by the Company or its Subsidiaries, (v) agreements entered into in the ordinary course of business for the allocation or payment of personal property Taxes, sales or use Taxes or value added Taxes with respect to personal property leased, used, owned or sold in the ordinary course of business, (vi) provisions of employment agreements compensating employees for any increase in taxation of such employee’s income resulting from the performance of work for the Company outside of such employee’s country of residence, and (vii) agreements pursuant to which the Company or one or more of its Subsidiaries is solely a beneficiary of, and not an obligor under, the tax indemnification, sharing or allocation provisions of such agreement.

(i) None of the Subsidiaries of the Company (i) is or has ever been a “surrogate foreign corporation” within the meaning of Section 7874(a)(2)(B) of the Code or treated as a U.S. corporation under Section 7874(b) of the Code or (ii) was not created or organized in the United States such that it would be taxable in the United States as a domestic entity pursuant to the dual charter provision of Treasury Regulation Section 301.7701-5(a).

(j) As used in this Agreement, (i) “Tax” or “Taxes” means all income, profit, gross receipts, capital, net worth sales, use, transfer, franchise, inventory, capital stock, value added, ad valorem, license, withholding, payroll, employment, social security, unemployment, excise, escheat or unclaimed property, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever (including all interest, penalties, fines, additions to tax or additional amounts) imposed by any Governmental Entity whether disputed or not, and including any obligation to indemnify or otherwise assume or succeed to the liability of any other Person for any of the foregoing by Law, Contract or otherwise; and (ii) “Tax Return” means any return, report or similar filing (including any amendments, schedules, or attachments thereto) filed or required to be filed with respect to Taxes with any Governmental Entity.

Section 4.15 Property. Except as set forth in Section 4.15 of the Company Disclosure Schedule or as, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, (i) the Company and each of its Subsidiaries has good, valid and marketable title to, or good and valid leasehold or sublease interest or other comparable Contract rights in or relating to, all of its real and other properties and assets which are reflected on the most recent consolidated balance sheet of the Company contained in the SEC Documents as being owned by the Company or one of its Subsidiaries, free and clear of any Liens other than Permitted Liens, except as have been disposed of in the ordinary course of business consistent with past practice since the date of such balance sheet; (ii) the Company and each of its Subsidiaries has complied in all respects with the terms of all leases or subleases to which it is a party and under which it is in occupancy, and all leases to which the Company or any of its Subsidiaries is a party and under which it is in occupancy are in full force and effect; (iii) neither the Company nor any of its Subsidiaries has received any written notice of any breach or default with respect to any lease or sublease to which it is a party which breach or default continues on the date of this Agreement and (iv) neither the Company nor any of its Subsidiaries has received written notice from any lessor with respect to the termination, non-renewal or renegotiation of the terms of any such lease.

Section 4.16 Intellectual Property.

(a) Except as, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, either the Company or one or more of its Subsidiaries owns or is licensed or otherwise possesses valid and enforceable rights to use all Intellectual Property used in or necessary for the conduct of the businesses of the Company and its Subsidiaries as currently conducted (“Company Intellectual Property”) free and clear of all Liens except Permitted Liens. Except as, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, (i) there are no pending or, to the Knowledge of the Company, threatened claims by any Person alleging that the Company or any of its Subsidiaries has infringed, misappropriated or otherwise interfered with the Intellectual Property of any Person, and (ii) since January 1, 2011, the Company has not received any written notice alleging that the conduct of the business of the Company and its Subsidiaries has infringed, misappropriated or otherwise interfered with any Intellectual Property of any Person.

(b) The Company and its Subsidiaries have taken commercially reasonable steps to protect and preserve their rights in all material Company Intellectual Property.

(c) Except as set forth in Section 4.16(c) of the Company Disclosure Schedule, and excluding non-exclusive licenses by the Company and its Subsidiaries under which the Company or its Subsidiaries receives less than $250,000 per year, neither the Company nor any of its Subsidiaries has licensed any material Company Intellectual Property owned by the Company and its Subsidiaries to any third party, nor has the Company or any of its Subsidiaries entered into any Contract limiting or imposing any obligation or condition on its right or ability to use, license, sell, distribute or otherwise exploit fully any Company Intellectual Property.

(d) Except as, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, since January 1, 2011, there has been no settlement, forbearance to sue, consent, or Order to which the Company or any of its Subsidiaries is a party or with respect to which such party is bound that (i) restricts the rights of the Company or any of its Subsidiaries to use, license, sell, distribute or otherwise exploit fully any Company Intellectual Property or (ii) permits third parties to use any Company Intellectual Property owned by the Company and its Subsidiaries other than on behalf of the Company and its Affiliates.

(e) Except as, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, each of the Company and its Subsidiaries is in compliance with its privacy policies and terms of use and with all applicable data protection, privacy and other Laws governing the collection, use, storage, distribution, transfer or disclosure (whether electronically or in any other form or medium) of any information or data.

Section 4.17 Insurance. Except as, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, (a) the Company and its Subsidiaries maintain insurance in such amounts and against such risks as is sufficient to comply with applicable Law and in accordance with standard industry practices, (b) all insurance policies of the Company and its Subsidiaries are in full force and effect, except for any expiration thereof in accordance with the terms thereof, and all premiums required to be paid thereon have been paid in accordance with the payment terms of such insurance policy so as not to result in a termination or lapse in coverage and (c) neither the Company nor any of its Subsidiaries is in breach of, or default under, any such insurance policy or has taken any action or failed to take any action which, with notice or lapse of time, would constitute such a breach or default or permit termination or modification of any of the insurance policies. Since January 1, 2011, neither the Company nor any of its Subsidiaries has received any written notice of cancellation, invalidation or termination or, as of the date of this Agreement, denial of coverage, rejection of a material claim or material adjustment in the amount of the premiums payable under any material insurance policy maintained by the Company or any of its Subsidiaries.

Section 4.18 Affiliate Transactions. Except as set forth in Section 4.18 of the Company

Disclosure Schedule, since January 1, 2011 there have not been any transactions, Contracts, agreements, arrangements or understandings or series of related transactions, Contracts, agreements, arrangements or understandings (each, an “Affiliate Transaction”) required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act that have not been disclosed in the SEC Documents filed prior to the date of this Agreement. The Company has made available to Parent copies of each material Contract or other relevant material documentation (including any amendments or modifications thereto) available as of the date of this Agreement with respect to each Affiliate Transaction.

Section 4.19 Information Supplied. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Information Statement or Proxy Statement, as applicable, will, at the date it is first mailed to the stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Information Statement or Proxy Statement, as applicable, and any other document required to be distributed or otherwise disseminated to the Company’s stockholders in connection with the Transactions will comply as to form in all material respects with the requirements of the Exchange Act or any other applicable federal securities laws, as the case may be.

Section 4.20 Finders or Brokers. No broker, investment banker, financial advisor or other person (other than Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”)) is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. A copy of the engagement letter between the Company and Merrill Lynch, as amended and in effect as of the date hereof, has been provided to Parent prior to the date hereof which copy is true and complete subject to redactions of the portions of such letter relating to the calculation of the fee payable to Merrill Lynch. The Company has separately provided Parent with the result of a calculation of the approximate amount of the fee that will be payable to Merrill Lynch as a result of the Merger.

Section 4.21 Opinion of Financial Advisor. The Board of Directors has received the opinion of Merrill Lynch, dated as of the date of this Agreement, to the effect that, as of such date, and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration to be paid to the holders of shares of Class A Common Stock in the Merger is fair, from a financial point of view, to such holders (the “Fairness Opinion”), and such opinion has not been modified, revoked or rescinded in any respect as of the date hereof.

Section 4.22 Anti-Takeover Provisions. Assuming the accuracy of the representations and warranties of Parent and Sub in Section 5.10, no Takeover Law applies or purports to apply to the Company with respect to this Agreement, the Merger and the other Transactions. The restrictions contained in Section 203 of the DGCL are, and will be, inapplicable to the execution, delivery and performance of this Agreement and the Support

Agreement and to the consummation of the Transactions. The Company does not have any stockholder rights plan, “poison pill” or similar arrangement in effect.

Section 4.23 Customers. Section 4.23 of the Company Disclosure Schedule sets forth a list showing the ten (10) largest customers (each, a “Significant Customer”) of the Company and its Subsidiaries, taken together, in each case, determined by total Revenue After Raw Materials Costs (as such term is described in the SEC Documents) during the twelve (12) month period ending on June 30, 2013. Since December 31, 2012, no Significant Customer has notified the Company in writing, or to the Knowledge of the Company, orally that it has, or intends to, to (a) terminate its customer relationship with the Company or any of its Subsidiaries or (b) otherwise change, materially and adversely, the overall terms and conditions on which the Company or any of its Subsidiaries provides services to such Significant Customer.

Section 4.24 Fees and Expenses. The Company has separately provided Parent with a good faith estimate of the costs, fees and expenses of the Company’s legal counsel, accountants and consultants incurred by the Company and its Subsidiaries for the period of July 1, 2013 through Closing (assuming a Closing occurs within three months of the date hereof) (but excluding any fees and expenses of the Company’s investment bankers or any fees and expenses related to any litigation) in connection with its documentation, diligence, negotiation and execution of this Agreement and the consummation of the Transactions.

Section 4.25 No Additional Representations. Except for the representations and warranties contained in this Article IV and the Support Agreement, all of which Parent and Sub are relying upon, neither the Company nor any other Person acting on behalf of the Company makes any representation or warranty, express or implied. The representations and warranties set forth in this Article IV are made solely by the Company, and none of the Company’s Representatives, acting in their individual capacity, shall have any responsibility or liability related thereto.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

Except as set forth in the disclosure schedules delivered by Parent and Sub to the Company concurrently with the execution of this Agreement (the “Parent Disclosure Schedule”), Parent and Sub jointly and severally represent and warrant to the Company as follows:

Section 5.01 Organization; Qualification.

(a) Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and its Sub has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except where the failure to have such power and authority would not, individually or in the aggregate, be reasonably expected to prevent or materially delay consummation of the Merger and the other Transactions, or Parent’s and Sub’s ability to observe and perform their material obligations hereunder (“Parent Material Adverse Effect”).

(b) Each of Parent and its Sub is duly qualified or licensed to do business and is in good standing (where such concept is recognized under applicable Law) as a foreign entity in each jurisdiction where the nature of its business or the ownership, leasing or operation of its respective assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified, licensed or in good standing would not, individually or in the aggregate, be reasonably expected to have a Parent Material Adverse Effect. Each of Parent and Sub has made available to the Company complete and correct copies of its respective Organizational Documents, each as amended to date, and each such Organizational Document as made available to the Company is in full force and effect. Neither Parent nor Sub is in violation of its Organizational Documents.

Section 5.02 Operation and Ownership of Parent and Sub. Parent and Sub have been formed solely for the purpose of engaging in the Transactions and, prior to the Effective Time, will not have engaged in any business activities, other than activities pursuant to this Agreement, the performance of its respective obligations hereunder and matters ancillary thereto. Parent owns, beneficially and of record, all the outstanding shares of capital stock of Sub, free and clear of all Liens. There are no options, warrants or other rights, agreements, arrangements or commitments to which Sub is a party relating to the issued or unissued capital stock or other equity interests in Sub to grant, issue or sell any shares of the capital stock, or other equity interests in Sub, by sale or otherwise. There are no obligations, contingent or otherwise, of Sub to repurchase, redeem or otherwise acquire any shares of the capital stock of Sub.

Section 5.03 Authority; No Violation.

(a) Each of Parent and Sub has all requisite power and authority to enter into this Agreement and, subject to adoption of this Agreement by Parent as sole stockholder of Sub (which adoption will occur immediately following execution of this Agreement) and the filing of the Certificate of Merger pursuant to the DGCL, to consummate the Transactions, including the Merger. The execution and delivery of this Agreement by each of Parent and Sub, the consummation of the Merger and the other Transactions and compliance with the provisions of this Agreement, by each of Parent and Sub have been duly authorized by all requisite corporate action on the part of each of Parent and Sub, and no other corporate proceedings on the part of Parent and Sub (including any stockholder action) on the part of Parent or Sub are necessary to authorize this Agreement or to consummate the Transactions, including the Merger subject, in the case of filing the Certificate of Merger and consummating the Merger, to adoption of this Agreement by Parent as sole stockholder of Sub (which adoption will occur immediately following execution of this Agreement). This Agreement has been duly executed and delivered by each of Parent and Sub and, assuming this Agreement has been duly authorized, executed and delivered by the Company, this Agreement constitutes the legal, valid and binding obligation of Parent and Sub, enforceable against each of Parent and Sub in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other Laws of general applicability relating to or affecting creditors’ rights generally and to equitable principles (whether considered in a proceeding in equity or at law).

(b) The execution, delivery and performance by Parent and Sub of this Agreement and the consummation of the Merger and the other Transactions by Parent and Sub and compliance with the provisions hereof by Parent and Sub do not require any consent, approval, authorization or permit of, action by, filing with or notification to any Governmental Entity with respect to Parent or Sub or any of their respective assets or businesses, other than (i) the filing of the Certificate of Merger as required by the DGCL; (ii) compliance with the applicable requirements of the HSR Act and the filings and receipt, termination or expiration as applicable, of such other approvals or waiting periods as may be required under any other applicable Antitrust Laws; (iii) compliance with the applicable requirements of the Exchange Act; (iv) as disclosed or required to be disclosed in the Company Disclosure Schedule; and (v) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not, individually or in the aggregate, be reasonably expected to have a Parent Material Adverse Effect.

(c) The execution, delivery and performance by Parent and Sub of this Agreement does not, and the consummation of the Merger and the other Transactions and compliance with the provisions hereof by Parent and Sub will not, (i) result in any violation of, or default (with or without notice or lapse of time, or both) under, require consent under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of any benefit under any (A) Contract to which Parent or Sub is a party, or (B) permit, concession, franchise, right or license binding upon Parent or Sub, (ii) result in the creation of any Liens upon any of the properties or assets of Parent or Sub, (iii) conflict with or result in any violation of any provision of the Organizational Documents of Parent or Sub or (iv) assuming that the consents and approvals referred to in Section 5.03(b) are obtained and Parent consents to the adoption of this Agreement as sole stockholder of Sub (which adoption will occur immediately following execution of this Agreement), conflict with or violate any applicable Laws, other than, in the case of clauses (i), (ii) and (iv), as would not, individually or in the aggregate, have or be reasonably be expected to have a Parent Material Adverse Effect.

Section 5.04 Financing.

(a) Parent has delivered to the Company true, complete and correct copies, including all exhibits, schedules or amendments thereto, of the fully executed (i) commitment letters, each dated as of the date of this Agreement, between Parent and F.L.P. Trust #14, P.G. Gigi Trust M, F.L.P. Trust #11, P.G. Tom Trust M and P.G. Tom Trust (each, a “Sponsor” and collectively, the “Sponsors”), respectively, and attached hereto as Exhibit A (together, the “Equity Commitment Letters”), pursuant to which each of the Sponsors has committed, upon the terms and subject to the conditions set forth therein, to invest in Parent the cash amounts set forth in its Equity Commitment Letter (together, the “Equity Financing”), and (ii) commitment letter, dated as of the date of this Agreement, among Parent, Sub and JPMorgan Chase Bank, N.A. and Goldman Sachs Bank USA and attached hereto as Exhibit B (the “Debt Commitment Letter” and together with the Equity Commitment Letters, the “Financing Commitments”), pursuant to which the Lender Parties have committed, upon the terms and subject to the conditions set forth therein, to lend the amounts set forth in the Debt Commitment Letter (the “Debt Financing” and together with the Equity Financing, the “Financing”). In no event will the receipt of the Financing by Parent or Sub (or any other financing transaction) be a condition to any of Parent or Sub’s obligations hereunder.

(b) None of the Financing Commitments has been amended or modified prior to the date of this Agreement, and, as of the date of this Agreement, the respective commitments contained in the Financing Commitments have not been modified, withdrawn, terminated or rescinded in any respect. As of the date hereof, except for (i) the Debt Fee Letter, (ii) the Financing Commitments and (iii) customary engagement letters with respect to debt securities that may form part of the Debt Financing (none of which would adversely affect the amount or availability of the Debt Financing), there are no other agreements, side letters or arrangements to which Parent or Sub is a party relating to the funding or investing of the Financing. As of the date hereof, the Financing Commitments are in full force and effect and constitute the legally valid and binding obligations of Parent and Sub, as applicable, the other parties to the Equity Commitment Letters and, to the knowledge of Parent, the other parties to the Debt Commitment Letter. There are no conditions precedent between Parent or Sub, on the one hand, and any other party to the Financing Commitments or the executed fee letter, dated as of the date hereof, among Parent, Sub and JPMorgan Chase Bank, N.A. and Goldman Sachs Bank USA (a true, complete and correct copy of which has been furnished to the Company with the pricing terms, fee amounts and certain economic terms redacted) (the “Debt Fee Letter”), on the other hand, related to the funding of the full amount of the Financing (including any “flex” provisions contained in the Debt Fee Letter), other than as expressly set forth in the Financing Commitments. Assuming (i) the representations and warranties of the Company in this Agreement are true and correct (without regard, in the case of the representations contained in Section 4.07, to any qualification by or reference to “Company Material Adverse Effect”), (ii) the Company has performed and complied with its covenants under this Agreement, (iii) the conditions set forth in Article VII have been satisfied and (iv) the Financing is funded in accordance with the Financing Commitments, the proceeds to be disbursed pursuant to the agreements contemplated by the Financing Commitments, in the aggregate and together with the available cash, cash equivalents and marketable securities of the Company, will be sufficient for Parent to pay the Merger Consideration and all related fees and expenses at the Closing and to provide for any required repayment or refinancing of Indebtedness of the Company. As of the date hereof, no event has occurred which would result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default) by Parent or Sub under the Financing Commitments, and Parent does not have any reason to believe that any of the conditions to the Financing Commitments will not be satisfied or that the Financing will not be available to Parent or Sub, as applicable, on the Closing Date. Parent has fully paid all commitment fees and other fees required to be paid on or prior to the date hereof pursuant to the Financing Commitments and will pay in full all amounts due on or before the Closing Date.

Section 5.05 Limited Guaranty. Concurrently with the execution of this Agreement, each of the Sponsors has duly executed and delivered to the Company the limited guaranty by such Sponsor, dated as of the date of this Agreement, in favor of the Company (each, a “Limited Guaranty” and collectively, the “Limited Guaranties”) and attached hereto as Exhibit C. Each Limited Guaranty is in full force an effect and is a legal, valid and binding obligation of the Sponsor party thereto, enforceable against such Sponsor in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles. As of the date of this Agreement, there is no default under any Limited Guaranty by the Sponsor party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by such Sponsor.

Section 5.06 Litigation. As of the date of this Agreement, there is no Litigation pending or, to the knowledge of Parent, threatened against Parent, Sub, either Sponsor or any of their respective Affiliates that, individually or in the aggregate, would reasonably be expected to have a Parent Material Adverse Effect. As of the date of this Agreement, there is no Order outstanding against Parent, Sub, either Sponsor or any of their respective Affiliates that, individually or in the aggregate, would reasonably be expected to have a Parent Material Adverse Effect.

Section 5.07 Information Supplied. None of the information supplied or to be supplied by or on behalf of Parent or Sub or any of their Subsidiaries for inclusion or incorporation by reference in the Information Statement or Proxy Statement, as applicable, will, at the date it is first mailed to the stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 5.08 Brokers and Other Advisors. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s or financial advisor’s fee or commission in connection with the Merger or the other Transactions based upon arrangements made by or on behalf of Parent or Sub or their Affiliates (including each Sponsor and its Affiliates).

Section 5.09 No Competing Businesses. None of Parent’s Affiliates, any other Entity within the same Person as Parent or any Associate of such Person derive any revenue in, and none of Parent, any of its Affiliates, any other Entity within the same Person as Parent or any Associate of such Person (together, “Parent’s Competition Law Group”) is, or beneficially owns equity interests or voting securities (including any equity interests or voting securities that may be acquired through the conversion or exchange of securities or the exercise of options, warrants or other rights) in excess of 4.9% of the outstanding capital stock of, an Entity that derived revenue in any NAICS code or NACE code set forth in Section 5.09 of the Company Disclosure Schedule since the beginning of its most recent completed fiscal year, or is as of the date of this Agreement party to, or in negotiations to become party to, a Contract to acquire such beneficial ownership. No member of Parent’s Competition Law Group is engaged in or has an ownership interest (other than an ownership of up to 4.9% of the outstanding publicly-traded equity securities) in any Person or Entity engaged in (a) the steel production industry or (b) any line of business described with respect to the Company in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on February 19, 2013. As used in this Section 5.09, (i) the terms “Entity”, “Person”, “Acquiring Person” and “Associate” have the respective meanings given to such terms in the rules promulgated under the HSR Act, and (ii) “NAICS” refers to North American Industry Classification System and “NACE” refers to Statistical Classification of Economic Activities in the European Community (in French: Nomenclature statistique des activités économiques dans la Communauté européenne).

Section 5.10 Ownership of Company Common Stock. None of Parent, Sub, each Sponsor or any of their Affiliates beneficially own (within the meaning of Section 13 of the Exchange Act and the rules and regulations promulgated thereunder) five percent or more of the Company’s Class A Common Stock as of the date of this Agreement.

Section 5.11 Solvency. Assuming (a) the Company is Solvent as of the date hereof and as of immediately prior to the Closing (and for the avoidance of doubt, in each case before giving effect to any Indebtedness incurred or to be incurred to consummate the Transactions), (b) the accuracy of the representations and warranties of the Company (without regard to, in the case of the representations contained in Section 4.07, any qualification by or reference to “Company Material Adverse Effect”) set forth in Article IV, (c) the performance in all material respects by the Company of its covenants under this Agreement, (d) the conditions set forth in Section 7.02 have been satisfied, and (e) the estimates, projections and forecasts of the Company that have been provided to Parent and its Representatives prior to the date of this Agreement have been prepared in good faith upon assumptions that were reasonable when prepared, each of Parent and the Surviving Corporation will be Solvent as of the Effective Time and immediately after the consummation of the Merger and the other Transactions (after giving effect to any financing and the payment of the Merger Consideration, any repayment or refinancing of any Indebtedness of the Company, the payment of all other amounts required to be paid in connection with the consummation of the Transactions and the payment of all related fees and expenses). For the purposes of this Agreement, the term “Solvent” means that, as of any date of determination and with respect to any Person: (i) the sum of the Indebtedness (including contingent liabilities) of such Person and its Subsidiaries, taken as a whole, does not exceed the present fair saleable value of the present assets of such Person and its Subsidiaries, taken as a whole; (ii) the capital of such Person and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of such Person and its Subsidiaries, taken as a whole; and (iii) such Person and its Subsidiaries, taken as a whole, do not have or intend to incur Indebtedness including current obligations beyond their ability to pay such Indebtedness as they mature in the ordinary course of business; provided, however, that for the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under GAAP).

Section 5.12 Certain Arrangements. Except as set forth in Section 5.12 of the Parent Disclosure Schedule, there are no Contracts between Parent or Sub (or any of their respective Affiliates) and any of the Company’s officers or other Management Level Employees or directors as of the date hereof that relate in any way to their employment, the Company, the Company’s Subsidiaries or the Transactions.

Section 5.13 No Reliance. Each of Parent and Sub agrees and acknowledges that, except for the representations and warranties expressly set forth in Article IV, as modified by the Company Disclosure Schedule and any certificate delivered by or on behalf of the Company hereunder, or the Support Agreement, all of which Parent and Sub are relying upon, neither the Company nor any of its subsidiaries, or any of their respective stockholders, trustees, Affiliates or Representatives or any other person, has made or is making, and Parent and Sub have not relied upon, any other representations or warranties, statutory, common law or otherwise, of any nature, oral or written, past, present or future, including any other representations or warranties, express or implied, or as to the accuracy or completeness of any other information, made by, or made available by, itself or any of its Representatives, with respect to, or in connection with, the negotiation, execution or delivery of this Agreement or the Transactions, notwithstanding the delivery or disclosure to the other or the other’s Representatives of any documentation or other information with respect to any one or more of the foregoing, including in certain “data rooms,” management presentations or other information provided or made available to Parent, Sub or their Representatives in anticipation or contemplation of any of the Transactions. Furthermore, in connection with the due diligence investigation of the Company and its business and operations by and on behalf of Parent and Sub, Parent, Sub and their Representatives have received and may continue to receive from the Company or its Representatives certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, regarding the Company and its business and operations. Each of Parent and Sub hereby acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, with which each of Parent and Sub is familiar, that each of Parent and Sub is making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plans, so furnished to it (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information or business plans), and that each of Parent and Sub will have no claim against the Company or any of its Subsidiaries, or any of their respective stockholders, trustees, Affiliates or Representatives, with respect thereto, except for, in the case of the Company, the representations and warranties expressly set forth in Article IV, as modified by the Company Disclosure Schedule and any certificate delivered by or on behalf of the Company hereunder, or, in the case of the Principal Stockholders, the Support Agreement, all of which Parent and Sub are relying upon. Accordingly, each of Parent and Sub hereby acknowledges that none of the Company or any of its subsidiaries, or any of their respective stockholders, trustees, Affiliates or Representatives, has made or is making any representation or warranty with respect to, and Parent and Sub have not relied upon, such estimates, projections, forecasts, forward-looking statements or business plans (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking statements or business plans), except for, in the case of the Company, the representations and warranties expressly set forth in Article IV, as modified by the Company Disclosure Schedule and any certificate delivered by or on behalf of the Company hereunder, or, in the case of the Principal Stockholders, the Support Agreement, all of which Parent and Sub are relying upon.

ARTICLE VI.

COVENANTS AND AGREEMENTS

Section 6.01 Conduct of Business of the Company. From the date of this Agreement through the Effective Time (the “Interim Period”), except as set forth on Section 6.01 of the Company Disclosure Schedule, as expressly required by the terms of this Agreement, as required by Law or the regulations or requirements of the NYSE or with the prior written consent of Parent (such consent not to be unreasonably conditioned, withheld or delayed), the Company shall, and shall cause each of its Subsidiaries to, (x) conduct its operations only in the ordinary course of business consistent with past practice and (y) use commercially reasonable efforts to maintain and preserve intact its business organization, retain the services of its present officers and employees, preserve the good will of and relationships with its customers, suppliers and other Persons with whom it has similar business relationships and make growth capital expenditures and maintenance capital expenditures in a manner consistent with past practices. Without limiting the generality of the foregoing, during the Interim Period, except as set forth in Section 6.01 of the Company Disclosure Schedule, as expressly required by the terms of this Agreement, or as required by Law or the regulations or requirements of the NYSE, the Company shall not, and shall not permit any of its Subsidiaries to (and shall cause its Subsidiaries not to), without the prior written consent of Parent (such consent not to be unreasonably conditioned, withheld or delayed):

(a) amend, modify, waive or rescind any provisions of its Organizational Documents;

(b) adjust, split, combine or reclassify any of its capital stock;

(c) make, declare or pay any dividend (other than (i) the cash dividend payable by the Company in the amount of $0.10 per share that was declared on July 26, 2013 and (ii) any cash dividends paid by direct or indirect Subsidiaries of the Company to the Company or another Subsidiary of the Company) or distribution, whether payable in cash, stock or property, on any of its capital stock or other voting securities or equity interests other than distributions to the Company or its Subsidiaries; provided that any such dividend or distribution to be paid by a Subsidiary that is not a wholly-owned Subsidiary shall be made only to the extent required by and in accordance with its Organizational Documents;

(d) purchase, redeem or otherwise acquire any shares of its capital stock or other voting securities or equity interests or any options, warrants or other rights to acquire any such shares, securities or equity interests, other than (i) the acquisition by the Company or one of its wholly-owned Subsidiaries of securities of a wholly-owned Subsidiary of the Company, (ii) the acquisition by the Company of shares of Company Common Stock in connection with the surrender of shares of Company Common Stock by holders of Company Stock Options in order to pay the exercise price of the Company Stock Options, (iii) the withholding of shares of Company Common Stock to satisfy Tax obligations with respect to awards granted pursuant to the Company Incentive Plan, and (iv) the acquisition by the Company of Stock Options or Restricted Stock in connection with the forfeiture of such awards, in each case, in accordance with the terms of the agreements governing the Company Stock Options or Restricted Stock, as applicable;

(e) issue, deliver, sell, grant or cause a Lien to be placed upon any shares of its capital stock or other voting securities or equity interests, any securities convertible or exchangeable into any such shares, voting securities or equity interests, any options, warrants or other rights to acquire any such shares, voting securities, equity interests or convertible or exchangeable securities, any stock-based performance units, profits interests or any other rights that give any Person the right to receive any economic interest of a nature accruing to the holders of Company Common Stock, other than upon the exercise or settlement of the Company Stock Options outstanding on the date of this Agreement in accordance with their present terms;

(f) merge or consolidate with any Person, or purchase a substantial equity interest in or a substantial portion of the assets of, any Person or any business or division thereof;

(g) transfer, sell, lease, license, or otherwise abandon or dispose of or permit a Lien (other than any Permitted Lien) to be placed upon any of its material properties or assets, other than (i) in the ordinary course of business consistent with past practice and (ii) purchases or sales of assets pursuant to the express terms of Contracts existing as of the date hereof;

(h) adopt a plan of complete or partial liquidation or dissolution of the Company or any Subsidiary;

(i) materially amend or modify, cancel or terminate (except a termination caused by, or upon default of, any other party thereto) any Material Contract; provided, however, that, for the avoidance of doubt, this subsection (i) shall not restrict the Company or any of its Subsidiaries from entering into replacements, renewals or extensions of any existing Contracts or amending or modifying existing Contracts in the ordinary course of business consistent with past practice; provided, further, that this subsection (i) shall not restrict the Company with respect to Contracts which are the subject of Section 6.01(l) or (u);

(j) enter into any Contract that would have been required by items (i), (vii), (viii), (ix), (xi), (xii), (xiv), (xvi), (xvii) or (xviii) of Section 4.11(a) to be set forth on Section 4.11(a) of the Company Disclosure Schedule had such Contract been entered into prior to the date hereof, except, in the case of items (i), (xi), (xii), (xvii) and (xviii), in the ordinary course of business consistent with past practice or, in case of item (vii), to the extent permitted by Section 6.01(l) or (u);

(k)(i) incur, create, assume, redeem, repurchase, prepay, defease, cancel or otherwise acquire, or modify, any Indebtedness of the type described in clauses (i), (ii) and (iii) of the definition of Indebtedness in excess of $2.5 million in the aggregate, or enter into any arrangement having the economic effect of any of the foregoing, except for borrowings, prepayments and other payments under the Company’s existing credit facilities that are made in the ordinary course of business consistent with past practice, or any renewals or refinancing of letters of credit, bankers’ acceptances or other similar facilities or other similar financing arrangements, in each case, under the Company’s credit facilities, or (ii) make any loans, advances or capital contributions to, or investments in, any Person in excess of $2.5 million in the aggregate, other than any of its wholly-owned Subsidiaries;

(l) except as required by Law or pursuant to the terms of any Company Benefit Plan or written agreement disclosed to Parent in the Company Disclosure Schedule, in each case as in effect on the date of this Agreement, (1) grant to any current employee any increase in base compensation (other than increases in base salary and bonus level in the ordinary course of business for employees other than Management Level Employees), (2) grant to any Management Level Employee any increase in base compensation, bonus level, severance, retention, change in control payment or termination payment, (3) grant to any member of the Board of Directors that is not a Management Level Employee any increase in director’s fees or other similar compensation, any bonus, severance, retention, change in control payment or termination payment, (4) enter into any employment, consulting, severance, retention or termination agreement with (x) any Management Level Employee or (y) any other employee pursuant to which the total annual compensation (exclusive of benefits costs) under such agreement is in excess of $300,000, (5) establish, adopt, enter into, amend, terminate or waive in any material respect any Company Benefit Plan except with respect to annual renewals or any amendment that would not materially increase the costs of such Company Benefit Plan or in connection with an Ordinary Course CBA, (6) take any action to accelerate any rights or benefits under any Company Benefit Plan, (7) grant or increase any change in control payments to any employee, or (8) establish or increase severance benefits under any Company Benefit Plan, other than in connection with an Ordinary Course CBA; provided, however, that this Section 6.01(l) shall not prohibit paying severance or termination pay to former employees under any Company Benefit Plan in existence on the date hereof, or otherwise in the ordinary course of business consistent with past practice;

(m) make any capital expenditure other than (i) in accordance with the Company’s capital expenditure plan set forth on Annex 6.01 to Section 6.01 of the Company Disclosure Schedule and (ii) otherwise in the ordinary course of business consistent with past practice in an amount not to exceed $10.0 million, individually, and $40.0 million in the aggregate for all such capital expenditures;

(n) make any material change in accounting methods, principles or practices by the Company or any of its Subsidiaries materially affecting the consolidated assets, liabilities or results of operations of the Company, except as required (i) by GAAP, including pursuant to standards, guidelines and interpretations of the Financial Accounting Standards Board or any similar organization, or (ii) by Law, including Regulation S-X under the Securities Act;

(o) enter into any Contract that restricts the ability of the Company or any of its Subsidiaries (or Parent and its Affiliates after the Merger) to compete, in any material respect, with any business or in any geographic area, or to solicit customers, except for restrictions that may be contained in Contracts entered into in the ordinary course of business consistent with past practice;

(p) subject to Section 6.17, settle or compromise any pending or threatened Litigation other than such settlements or compromises (i) that do not pose any material restrictions on the operations or business of the Company and its Subsidiaries taken as a whole and (ii) where the settlement amount to be paid by the Company (less the amount reserved for such matters by the Company that is reflected (but not necessarily identified) on its consolidated balance sheet prior to the date hereof) in such settlement or compromise does not exceed $3.0 million individually or $10.0 million in the aggregate;

(q) fail to use reasonable efforts to keep in force its material insurance policies or obtain comparable replacement policies to the extent available for a reasonable cost;

(r) enter into any new line of business outside of its existing business segments;

(s) convene any regular or special meeting (or any adjournment thereof), or solicit the written consent (other than the Stockholder Written Consent), of the Company’s stockholders;

(t) make any material Tax election, settle or compromise any claim, notice, audit or assessment in respect of material Taxes, file any amended material Tax Return, enter into any Tax allocation, sharing, indemnity or closing agreement, or consent to any extension or waiver of the statute of limitations period applicable to any material Taxes, in each case, other than in the ordinary course of business consistent with past practice;

(u) enter into, amend or modify, cancel or terminate (except a termination caused by, or upon default of, any other party thereto) or renew any CBA other than one constituting an Ordinary Course CBA; or

(v) authorize, commit or agree to do any of the foregoing.

Section 6.02 Conduct of Business of Parent and Sub. During the Interim Period, each of Parent and Sub shall not, directly or indirectly, take any action or fail to take any action that would, or would reasonably be expected to, individually or in the aggregate, materially delay or impede the consummation of the Merger or the other Transactions.

Section 6.03 Acquisition Proposals.

(a) Except as expressly permitted by this Section 6.03, from the date hereof until the earlier of the Effective Time and the date, if any, on which this Agreement is terminated in accordance with Article VIII, the Company and its Subsidiaries shall, and the Company shall cause its and its Subsidiaries’ Representatives to, immediately cease and cause to be terminated any solicitations, discussions or negotiations with any Person that may be ongoing with respect to any Acquisition Proposal. With respect to any Person with whom such solicitations, discussions or negotiations have been terminated, the Company shall request such Person to promptly return or destroy in accordance with the terms of the applicable confidentiality agreement any information furnished by or on behalf of the Company.

(b) Except as expressly permitted by this Section 6.03, from the date of this Agreement until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article VIII, the Company and its Subsidiaries shall not, and the Company shall cause its and its Subsidiaries’ Representatives not to, (i) initiate, solicit or knowingly facilitate or knowingly encourage any inquiry or the making of any proposal or offer that constitutes, or could reasonably be expected to result in, an Acquisition Proposal, (ii) engage in, enter into, continue or otherwise participate in any discussions or negotiations with any Person with respect to, or provide any non-public information or data concerning the Company or its Subsidiaries to any Person relating to, or afford access to the books or records or directors, officers, employees or other Representatives of the Company or any of its Subsidiaries to any Person with respect to, any proposal or offer that constitutes, or could reasonably be expected to result in, an Acquisition Proposal, (iii) approve, endorse, recommend or enter into any acquisition agreement, merger agreement or similar definitive agreement, or any letter of intent, memorandum of understanding or agreement in principle, or any other agreement (other than an Acceptable Confidentiality Agreement in accordance with Section 6.03(c)), relating to an Acquisition Proposal (an “Alternative Acquisition Agreement”),

(iv) take any action to make the provisions of any Takeover Law inapplicable to any transaction contemplated by an Acquisition Proposal, (v) terminate, amend, release, modify or fail to enforce any provision of, or grant any permission, waiver or request under, any standstill, confidentiality or similar agreement entered into by the Company in respect of or in contemplation of an Acquisition Proposal (other than, until the later of (I) receipt of the Stockholder Approval and (II) the Consent End Date, (A) consents under confidentiality agreements to the sharing of information with a counterparty’s debt and equity financing sources and the use of expert networks and (B) to the extent the Board of Directors determines in good faith, after consultation with its outside financial and legal advisors, that failure to take any of such actions under this clause (v) would be inconsistent with its fiduciary duties to the holders of Company Common Stock under applicable Law), or (vi) publicly propose to do any of the foregoing.

(c) Notwithstanding anything to the contrary contained in Section 6.03(a) or 6.03(b) at any time following the date of this Agreement and prior to the later of (x) 11:59 p.m. (New York City time) on the date that is thirty-five days after the date hereof (the “Consent End Date”) (in the event that the Stockholder Written Consent is delivered to the Company in accordance with Section 6.04(a) hereof) or (y) the date and time on which Stockholder Approval is obtained (the “Stockholder Approval Date”) (in the event that the Stockholder Written Consent is not delivered to the Company in accordance with Section 6.04(a) hereof and this Agreement is not terminated in accordance with Section 8.01(g)), if the Company receives a bona fide written Acquisition Proposal from any Person that was not received or obtained in material violation of this Section 6.03, (i) the Company and its Representatives may provide information (including non-public information and data) regarding, and afford access to the business, properties, assets, books, records and personnel of, the Company and its Subsidiaries to such Person if the Company receives from such Person (or has received from such Person) an executed confidentiality and standstill agreement that is no less restrictive of such Person in the aggregate than the Confidentiality Agreement (an “Acceptable Confidentiality Agreement”); provided that the Company shall promptly make available to Parent any material nonpublic information concerning the Company and its Subsidiaries that is provided to any Person making such Acquisition Proposal that is given such access and that was not previously made available to Parent or its Representatives, and (ii) the Company and its Representatives may engage in, enter into, or otherwise participate in any discussions or negotiations with such Person with respect to such Acquisition Proposal, if and only to the extent that prior to taking any action described in clauses (i) or (ii) above, the Board of Directors determines in good faith (A) after consultation with its outside financial and legal advisors, that such Acquisition Proposal either constitutes a Superior Proposal or would reasonably be expected to result in a Superior Proposal and (B) after consultation with its outside legal counsel, that the failure to do so would be inconsistent with its fiduciary duties to the holders of Company Common Stock under applicable Law.

(d) Following the date of this Agreement, the Company shall promptly (and in any event within twenty-four hours) notify Parent if it takes any action described in clauses (i) and (ii) of Section 6.03(c), which notice shall include the identity of the Person making the Acquisition Proposal and a copy of the Acquisition Proposal to which such action relates (if made in writing) or the material terms and conditions thereof (if not made in writing). Following the date of this Agreement, the Company shall keep Parent reasonably informed (orally or in writing) on a prompt basis (and in any event within twenty-four hours) of any material developments, material discussions or material negotiations regarding any Acquisition Proposal described in the immediately preceding sentence and, upon the reasonable request of Parent, shall apprise Parent of the status of any discussions or negotiations with respect thereto. None of the Company or any of its Subsidiaries shall, after the date of this Agreement, enter into any agreement that would prohibit them from providing such information to Parent.

(e) Neither the Board of Directors nor any committee thereof shall (x) withdraw or modify or amend or qualify (in a manner adverse to Parent), or propose publicly to withdraw or modify or amend or qualify (in a manner adverse to Parent), the Recommendation, (y) if a tender offer or exchange offer for shares of capital stock of the Company that constitutes an Acquisition Proposal is commenced, fail to recommend against acceptance of such tender offer or exchange offer by the stockholders of the Company (including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by the holders of Company Common Stock, which shall constitute a failure to recommend against acceptance of such tender offer or exchange offer) within ten (10) Business Days after commencement thereof pursuant to Rule 14d-2 under the Exchange Act; or (z) approve or recommend, or publicly propose to approve or recommend, any Acquisition Proposal (any of the actions specified in the foregoing clauses (x), (y) or (z), a “Change of Recommendation”). Notwithstanding anything in Section 6.03 to the contrary, the Board of Directors may, at any time prior to (x) the Consent End Date (in the event that the Stockholder Written Consent is delivered to the Company in accordance with Section 6.04(a) hereof) or (y) the Stockholder Approval Date (in the event that the Stockholder Written Consent is not delivered to the Company in accordance with Section 6.04(a) hereof and this Agreement is not terminated in accordance with Section 8.01(g)), but subject to compliance with clauses (i) and (ii) below, (A) effect a Change of Recommendation if, as a result of an event, development or change in circumstances that first occurs, arises or becomes known after the date of this Agreement (other than the receipt, existence or terms of any Acquisition Proposal, which is subject to clause (B) below, or any matter relating thereto or consequence thereof), the Board of Directors determines in good faith, after consultation with its outside legal counsel and financial advisors, that the failure to take such action would be inconsistent with its fiduciary duties to the holders of Company Common Stock under applicable Law or (B) effect a Change of Recommendation or terminate this Agreement to enter into a definitive Alternative Acquisition Agreement, in each case, with respect to a Superior Proposal, if (1) the Company receives a bona fide written Acquisition Proposal which the Board of Directors concludes in good faith, after consultation with outside legal counsel and financial advisors, constitutes a Superior Proposal after giving effect to all of the adjustments to the terms of this Agreement which may be offered by Parent pursuant to clause (ii) below, and (2) the Board of Directors determines in good faith (after consultation with outside legal counsel) that the failure to take such action would be inconsistent with its fiduciary duties to the holders of Company Common Stock under applicable Law; provided, however, that, in the case of the foregoing clauses (A) and (B) the Board of Directors may not effect or make a Change of Recommendation or, as applicable, terminate this Agreement pursuant to this Section 6.03(e) and Section 8.01(h) unless, in the case of clause (B) above, such Superior Proposal did not result from a breach by the Company of this Section 6.03, and, in the case of clauses (A) and (B) above:

(i) the Company shall have provided prior written notice to Parent and Sub of its intention to effect or make a Change of Recommendation or terminate this Agreement as contemplated by this Section 6.03(e) at least four calendar days in advance of taking such action (the “Notice Period”), which notice shall include, in the case of clause (B) above, an unredacted copy of such Superior Proposal (including the identity of the Person making such Superior Proposal), and shall have contemporaneously provided a copy of the then-current form of all relevant transaction agreements relating to such Superior Proposal (and any debt and equity financing materials related thereto that were provided to the Company); and

(ii) prior to effecting or making a Change of Recommendation or terminating this Agreement to enter into a proposed definitive agreement with respect to such Superior Proposal, (x) the Company shall have negotiated, and shall have directed its Representatives to negotiate, during the Notice Period, with Parent and Sub in good faith (to the extent Parent and Sub desire to negotiate) to make adjustments to the terms and conditions of this Agreement, (y) the Board of Directors shall have considered in good faith (after consultation with its outside legal counsel and financial advisors) any adjustments to this Agreement submitted in writing by Parent and Sub during the Notice Period, and (z) the Board of Directors shall have determined in good faith that, after giving effect to such adjustments, the Superior Proposal still constitutes a Superior Proposal (in the case of clause (B) above) or it would be inconsistent with its fiduciary duties to the holders of Company Common Stock under applicable Law to not effect a Change in Recommendation.

In the event of any material revision to the terms of any such Superior Proposal, including any change in any price term thereof, the Company shall be required to deliver a new written notice to Parent and Sub and to again comply with the requirements of this Section 6.03(e) with respect to such new written notice, except that the Notice Period shall be reduced to two calendar days for any such new notice. If the Company shall have given the notice contemplated by subparagraph (i) above with respect to a Superior Proposal prior to the Consent End Date, the Consent End Date shall be extended with respect to such Superior Proposal until the twenty-four (24) hours following the conclusion of the procedures described in subparagraph (ii) above and the immediately preceding sentence.

(f) Subject to the proviso in this Section 6.03(f), nothing contained in this Section 6.03 shall be deemed to prohibit the Company, the Board of Directors or any committee of the Board of Directors from (i) complying with its disclosure obligations under U.S. federal or state Law with regard to an Acquisition Proposal, including taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act (or any similar communication to stockholders in connection with the making or amendment of a tender offer or exchange offer), or (ii) making any “stop-look-and-listen” communication to the stockholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communications to the stockholders of the Company); provided, however, that any disclosure permitted under clause (i) of this Section 6.03(f) shall be deemed a Change of Recommendation unless it includes either an express rejection of any applicable Acquisition Proposal or an express reaffirmation of the Recommendation.

(g) For purposes of this Agreement:

(i) “Acquisition Proposal” means any inquiry, offer or proposal from any Person (a) that is structured to permit such Person to acquire, directly or indirectly and in a single transaction or a series of related transactions, (1) 15% or more (based on the fair market value, as determined in good faith by the Board of Directors) of the assets (including capital stock of the Subsidiaries of the Company) of the Company and its Subsidiaries, on a consolidated basis, or (2)(A) shares of Company Common Stock which, together with any other shares of Company Common Stock beneficially owned by such Person, would be equal to 15% or more of the issued and outstanding shares of Company Common Stock or (B) any other class of equity securities of the Company or any of its Subsidiaries, (b) concerning any tender offer or exchange offer that, if consummated, would result in any Person owning, directly or indirectly, 15% or more of the issued and outstanding shares of Company Common Stock or any other equity securities of the Company or any of its Subsidiaries, (c) concerning any merger, consolidation, business combination, binding share exchange or similar transaction involving the Company or any of its Subsidiaries pursuant to which any Person (or the stockholders of any Person) would own, directly or indirectly, 15% or more of the aggregate voting power of the Company or of the surviving entity in a merger or the resulting direct or indirect parent of the Company or such surviving entity, or (d) concerning any recapitalization, liquidation, dissolution or any other similar transaction involving the Company or any of its material operating Subsidiaries, other than, in each case, the Transactions.

(ii) “Superior Proposal” means any bona fide written Acquisition Proposal not obtained in violation of this Section 6.03 and not made by a Person that was solicited in violation of this Section 6.03 that the Board of Directors determines in good faith (after consultation with its outside legal counsel and financial advisors) (x) is reasonably likely to be consummated in accordance with its terms, and (y) would be more favorable to the stockholders of the Company from a financial point of view than the Merger and the other Transactions (after giving effect to all of the adjustments to the terms of this Agreement which may be offered by Parent pursuant to Section 6.03(e)(ii)), in each case taking into account all financial, legal, financing, regulatory and other aspects of such Acquisition Proposal (including the financing terms thereof, the expected timing and risk and likelihood of consummation, and the Person making the Acquisition Proposal) and of this Agreement (including any changes to the terms of this Agreement as contemplated by Section 6.03(e)); provided, that for purposes of the definition of “Superior Proposal,” the references to “15%” in the definition of Acquisition Proposal shall be deemed to be references to “85%”.

(h) The Company agrees that in the event any of its Subsidiaries or any of its or its Subsidiaries’ Representatives takes any action which if taken by the Company, would constitute a violation of the restrictions set forth in this Section 6.03, then the Company shall be deemed to be in violation of this Section 6.03.

Section 6.04 Stockholder Approval; Information Statement or Proxy Statement.

(a) Stockholder Approval. Immediately after the execution of this Agreement by each of the parties hereto and in lieu of calling a meeting of the Company’s stockholders, the Company shall submit the form of irrevocable written consent attached hereto as Exhibit D to record holders of at least 51% of the outstanding voting power of

Company Common Stock (such written consent, as duly executed and delivered by the record holders of at least 51% of the outstanding voting power of Company Common Stock, the “Stockholder Written Consent”). As soon as practicable upon receipt of the Stockholder Written Consent, which shall constitute the requisite Stockholder Approval for all purposes under this Agreement, the Organizational Documents of the Company and applicable Law, the Company will provide Parent with a facsimile copy of such Stockholder Written Consent, certified as true and complete by an executive officer of the Company. In connection with the Stockholder Approval, the Company shall take all actions necessary to comply, and shall comply in all respects, with the DGCL, including Section 228 and Section 262 thereof and the Organizational Documents of the Company.

(b) Preparation of the Information Statement.

(i) As soon as practicable after the date hereof (and in any event, within 10 Business Days hereof), the Company shall prepare and shall cause to be filed with the SEC a written information statement of the type contemplated by Rule 14c-2 of the Exchange Act containing the information specified in Schedule 14C under the Exchange Act concerning the Stockholder Written Consent, the Merger and the other Transactions (together with any amendments thereof or supplements thereto, the “Information Statement”). The Information Statement shall include the Recommendation with respect to the Merger, the Fairness Opinion and a copy of Section 262 of the DGCL, and will otherwise contain all information required by Delaware Law (including Section 262 of the DGCL). The Company will cause the Information Statement, at the date the Information Statement is filed with the SEC and at the time of the mailing of the Information Statement or any amendments or supplements thereto, to not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no agreement, representation or warranty is made by the Company with respect to information supplied by Parent or Sub for inclusion or incorporation by reference in the Information Statement. The Company shall cause the Information Statement to comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder and to satisfy all rules of the NYSE. The Company shall promptly notify Parent and Sub upon the receipt of any comments from the SEC or the staff of the SEC or any request from the SEC or the staff of the SEC for amendments or supplements to the Information Statement, and shall provide Parent and Sub with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand. The Company shall use reasonable best efforts to respond as promptly as reasonably practicable to any comments of the SEC or the staff of the SEC with respect to the Information Statement, and the Company shall provide Parent and Sub and their respective counsel a reasonable opportunity to participate in the formulation of any written response to any such written comments of the SEC or its staff. Prior to the filing of the Information Statement or the dissemination thereof to the holders of Company Common Stock, or responding to any comments of the SEC or the staff of the SEC with respect thereto, the Company shall provide Parent and Sub a reasonable opportunity to review and to propose comments on such document or response (and shall give good faith consideration to the comments of Parent and Sub and their counsel).

(ii) If the Stockholder Written Consent is not executed by the Company’s stockholders holding, in the aggregate, Company Common Stock representing at least 51% of the voting power of the outstanding shares of Company Common Stock and such Stockholder Written Consent shall not have been duly delivered to Parent and the Company prior to 5:00 P.M., New York City time, on the date immediately following the date of this Agreement pursuant to Section 6.04(a) (a “Written Consent Failure”), Parent shall have the right to terminate this Agreement as set forth in Section 8.01(g). In the event that Parent does not terminate this Agreement pursuant to Section 8.01(g) within the time period provided therein, the Company shall discontinue activities with respect to the Information Statement contemplated by subparagraph (i) and shall, as promptly as practicable after the expiration of such period and with the assistance and approval (not to be unreasonably withheld, delayed or conditioned) of Parent, prepare and file with the SEC a proxy statement (as amended or supplemented from time to time, the “Proxy Statement”) related to this Agreement and the Transactions, to be sent to the stockholders of the Company relating to the meeting of the Company’s stockholders (the “Company Stockholders’ Meeting”) to be held for the purpose of obtaining the Company

Stockholder Approval, shall take all lawful action to call, give notice of, convene and hold the Company Stockholders’ Meeting on a date as soon as reasonably practicable following the mailing of the definitive Proxy Statement for the purpose of obtaining the Company Stockholder Approval and shall take all lawful action to solicit the adoption of this Agreement by the Company’s stockholders in accordance with the DGCL (it being acknowledged that the disclosure of any Change of Recommendation effected by the Board of Directors pursuant to Section 6.03(e) shall not constitute a failure to comply with this sentence). Unless the Board of Directors of the Company has effected a Change of Recommendation effected by the Board of Directors of the Company pursuant to Section 6.03(e), the Recommendation of the Board of Directors shall be included in the Proxy Statement.

(c) Covenants of Parent with Respect to the Information or Proxy Statement. Parent shall provide to the Company all information concerning Parent and Sub as may be reasonably requested by the Company in connection with the Information Statement or Proxy Statement and shall otherwise assist and cooperate with the Company in the preparation of the Information Statement or Proxy Statement and resolution of comments of the SEC or its staff related thereto. Parent will cause the information relating to Parent or Sub supplied by it for inclusion in the Information Statement or Proxy Statement, at the date the Information Statement or Proxy Statement is filed with the SEC and at the time of the mailing of the Information Statement, Proxy Statement or any amendments or supplements thereto, not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made by Parent or Sub with respect to information supplied by the Company for inclusion or incorporation by reference in the Information Statement or Proxy Statement. Each of Parent and Sub will furnish to the Company the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Information Statement or Proxy Statement promptly following request therefor from the Company.

(d) Mailing of Information Statement or Proxy Statement. The Company shall, as promptly as practicable, and in any event within five Business Days after the earliest of (i) confirmation from the SEC that it has no further comments on the Information Statement or Proxy Statement, (ii) confirmation from the SEC that the Information Statement or Proxy Statement is otherwise not to be reviewed and (iii) expiration of the 10-day period after filing in the event the SEC does not determine to review the Information Statement or Proxy Statement, mail the Information Statement or Proxy Statement to (A) in the case of the Information Statement, stockholders of the Company who are entitled to receive (1) a notice of action by less than unanimous consent pursuant to Section 228(e) of the DGCL, (2) a notice of appraisal rights pursuant to Section 262(d)(2) of the DGCL or (3) an information statement pursuant to Rule 14c-2 of the Exchange Act and (B) in the case of the Proxy Statement, stockholders of the Company who were stockholders of record as of the applicable record date. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to this Section 6.04(d) shall not be affected by any Change of Recommendation or the commencement, proposal, disclosure or communication to the Company or any other person of any Acquisition Proposal.

(e) Amendments to Information Statement or Proxy Statement. If at any time prior to the Effective Time any event or circumstance relating to the Company or any of its Subsidiaries or its or their respective officers or directors should be discovered by the Company which, pursuant to the Securities Act or Exchange Act, should be set forth in an amendment or a supplement to the Information Statement or Proxy Statement, the Company shall promptly inform Parent. Each of Parent, Sub and the Company agrees to correct any information provided by it for use in the Information Statement or Proxy Statement which shall have become false or misleading. Each of the Company and Parent shall cause all documents that such party is responsible for filing with the SEC in connection with the Merger to comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and, as applicable, not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 6.05 Reasonable Best Efforts; Approvals.

(a) Subject to the terms and conditions of this Agreement, the Company, on the one hand, and Parent and Sub, on the other hand, shall, and shall cause their respective Subsidiaries to, use their respective reasonable best efforts (i) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on such parties or their Subsidiaries with respect to the Transactions, including by providing all information that the other party may reasonably request in connection therewith (except for documents filed pursuant to Items 4(c), 4(d)(ii) and 4(d)(iii) of the Notification and Report Form For Certain Mergers And Acquisitions or communications regarding the same), and, subject to the conditions set forth in Article VII, to consummate the Transactions as promptly as practicable and (ii) to obtain (and to cooperate with the other parties to obtain) any consent, authorization, Order or approval of, or any exemption by, any Governmental Entity that is required to be obtained by them or any of their respective Subsidiaries in connection with the Transactions as promptly as practicable, and to comply with the terms and conditions of any such consent, authorization, Order or approval.

(b) Without limitation of the foregoing, each of Parent and Sub, on the one hand, and the Company, on the other hand, undertakes and agrees to file (i) within five (5) Business Days following the date hereof, a Notification and Report Form under the HSR Act with the United States Federal Trade Commission (the “FTC”) and the Antitrust Division of the United States Department of Justice (the “Antitrust Division”), and (ii) as soon as reasonably practicable after the date hereof, such other filings with any other Governmental Entities as may be required under any other applicable Antitrust Laws, to the extent set forth on Section 6.05(b) of the Company Disclosure Schedule. Each of Parent, Sub and the Company, as applicable, shall (x) respond as promptly as practicable to any inquiries or requests for additional information or documentation received from the FTC, the Antitrust Division or any other Governmental Entity, and (y) not extend any waiting period under the HSR Act or any other Antitrust Laws or enter into any agreement with the FTC, the Antitrust Division or any other Governmental Entity not to consummate the Transactions, except with the prior written consent of the other parties hereto (not to be unreasonably withheld, conditioned or delayed). Each of Parent and Sub shall offer to take (and if such offer is accepted, commit to take) all steps which it is capable of taking to avoid or eliminate impediments under any Antitrust Laws that are asserted by the FTC, the Antitrust Division or any other Governmental Entity with respect to the Transactions to the extent necessary to enable the Closing to occur prior to the Outside Date, and shall defend through litigation on the merits any claim asserted in any court by any party, including appeals. Without limiting the foregoing, each of Parent and Sub shall propose, negotiate, offer to commit and effect (and if such offer is accepted, commit to and effect), by consent decree, hold separate order or otherwise, the sale, divestiture or disposition of such assets or businesses of Parent or its Subsidiaries (including the Company or any of its Subsidiaries) or otherwise offer to take or offer to commit to take any action which it is capable of taking and if the offer is accepted, take or commit to take such action that limits its freedom of action with respect to, or its ability to retain, any of the businesses, services or assets of Parent or its Subsidiaries, in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other Order in any suit or proceeding, which would otherwise have the effect of preventing or delaying the Closing beyond the Outside Date. At the request of Parent, the Company shall agree to divest, hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, any of the businesses, services or assets of the Company or any of its Subsidiaries, provided, that any such action shall be conditioned upon the consummation of the Closing and the Transactions. Parent and Sub shall be solely responsible for and shall pay all filing fees payable to the FTC, the Antitrust Division or any other Governmental Entity in connection with the antitrust, competition or trade regulation matters contemplated by this Agreement.

(c) Company and Parent shall promptly furnish to each other copies of any notices or written communications received by it or any of its Affiliates from any third party or any Governmental Entity with respect to the Transactions, and Company and Parent shall permit each other’s counsel an opportunity to review and comment thereon in advance, and shall consider in good faith the comments of such counsel in connection with, any proposed written communications by the Company or Parent, respectively, and/or its Affiliates to any third party or any Governmental Entity, including the FTC and Antitrust Division, concerning the Transactions. Each of the

Company and Parent agrees to provide the other party and its counsel the opportunity, on reasonable advance notice, to participate in any substantive meetings or discussions, either in person or by telephone, between the Company or Parent, respectively, and/or any of its Affiliates, agents or advisors, on the one hand, and any third party or Governmental Entity, including the FTC and Antitrust Division, on the other hand, concerning or in connection with the Transactions, to the extent such participation is permitted by such third party or Governmental Entity.

(d) The Company and Parent shall give (or cause its respective Subsidiaries to give) any notices to third parties (other than Governmental Entities), and use, and cause each of its Subsidiaries to use, its reasonable best efforts to obtain any consents from third parties (other than Governmental Entities) that are necessary, proper or advisable to consummate the Transactions. In the event that either party shall fail to obtain any third party consent described in the first sentence of this Section 6.05(d), each of the parties shall cooperate to minimize any adverse effect upon the Company and Parent, their respective Subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result, after the Effective Time, from the failure to obtain such consent. Notwithstanding anything to the contrary in this Agreement, in connection with obtaining any approval or consent from any Person (other than any Governmental Entity) with respect to the Transactions, (i) without the prior written consent of Parent, none of the Company or any of its Subsidiaries shall pay or commit to pay to such Person whose approval or consent is being solicited any cash or other consideration, make any commitment or incur any liability or other obligation due to such Person and (ii) neither Parent nor Sub shall be required to pay or commit to pay to such Person whose approval or consent is being solicited any cash or other consideration, make any commitment or incur any liability or other obligation. Notwithstanding anything to the contrary in this Agreement, in connection with obtaining any approval or consent from any Person (other than any Governmental Entity) with respect to the Transactions, none of the Company or any of its Subsidiaries shall be required to pay or commit to pay to such Person whose approval or consent is being solicited any cash or other consideration, make any commitment or incur any liability or other obligation due to such Person; provided, that Parent shall reimburse the Company for any payments made with Parent’s prior written consent in accordance with this Section 6.05(d) prior to the Effective Time; provided, further, that the Company or the applicable Subsidiary of the Company shall, upon the direction of Parent and subject to reimbursement by Parent, so pay or commit to pay all such amounts required.

Section 6.06 Takeover Law. If any Takeover Law shall become applicable to the Merger or the other Transactions after the date of this Agreement, the Company and Parent and the members of their respective boards of directors (or equivalent governing body) shall grant such approvals and take such actions as are reasonably necessary so that the Merger and the other Transactions may be consummated as promptly as reasonably practicable on the terms contemplated herein and otherwise act to eliminate if possible, and otherwise to minimize, the effects of such Takeover Law on the Merger and the other Transactions.

Section 6.07 Public Announcements. So long as this Agreement is in effect, neither Parent nor the Company shall issue any press release or make any other public statement with respect to this Agreement or the Transactions without the prior written consent of the other party (which consent shall not be unreasonably conditioned, withheld or delayed) and Parent and the Company shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any such press release or other public statement, in each case, except as otherwise may be required by applicable Law, court process or NYSE rule, regulation or listing agreement, and except for any matters referred to in Section 6.03(e). Each of the parties hereto agrees that, promptly following execution of this Agreement, the Company and Parent shall issue a joint press release in a form mutually agreed to by the Company and Parent announcing the execution of this Agreement and the Transactions, and the Company shall file a current report on Form 8-K with the SEC attaching such press release and a copy of this Agreement and the Support Agreement as exhibits.

Section 6.08 Indemnification and Insurance.

(a) All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time and rights to advancement of expenses relating thereto now existing in favor of any Person who is or prior to the Effective Time becomes, or has been at any time prior to the date of this Agreement, a director or officer of the Company, any of its Subsidiaries or any of their respective predecessors (each, an “Indemnified Party”) as provided in the Company’s Organizational Documents, the Organizational Documents of any Subsidiary of the Company or any indemnification agreement between such Indemnified Party and the Company or any of its Subsidiaries shall survive the Merger and, for a period of six (6) years from and after the Effective Time, shall not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Party.

(b) Without limiting Section 6.08(a) or any rights of any Indemnified Party pursuant to any indemnification agreement set forth in Section 6.08(b) of the Company Disclosure Schedule (such agreements, the “Disclosed Indemnity Agreements”), from and after the Effective Time, in the event of any threatened or actual claim, suit, action, proceeding or investigation (a “Claim”), whether civil, criminal or administrative, based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that the Indemnified Party is or was a director (including in a capacity as a member of any board committee) or officer of the Company, any of its Subsidiaries or any of their respective predecessors, or served as a fiduciary of any employee benefit plan of the Company or its Subsidiaries, or any action or failure to take action in any such capacity, or (ii) this Agreement or any of the Transactions, whether in any case asserted or arising before or after the Effective Time, Parent and the Surviving Corporation shall (x) indemnify and hold harmless, as and to the fullest extent permitted by Law and the Company’s or its applicable Subsidiary’s Organizational Documents in effect as of the Effective Time, each such Indemnified Party against any Damages (including reasonable attorneys’ fees and expenses, which shall be paid or reimbursed in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by Law and the Company’s or its applicable Subsidiary’s Organizational Documents in effect as of the Effective Time upon receipt of any undertaking required by applicable Law or such Organizational Documents), judgments, fines and amounts paid in settlement of or in connection with any such threatened or actual Claim, and (y) comply with the terms of each Disclosed Indemnity Agreement with respect to such Claim. None of Parent or the Surviving Corporation shall settle, compromise or consent to the entry of any judgment in any threatened or actual Claim for which indemnification has been sought by an Indemnified Party hereunder, unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such Claim or such Indemnified Party otherwise consents in writing to such settlement, compromise or consent. Parent and the Surviving Corporation shall cooperate with an Indemnified Party in the defense of any matter for which such Indemnified Party has validly sought indemnification under any Disclosed Indemnity Agreement. The Surviving Corporation’s obligations under this Section 6.08(b) shall continue in full force and effect for a period of six years from the Effective Time; provided, however, that all rights to indemnification in respect of any Claim asserted or made within such period shall continue until the final disposition of such Claim.

(c) The Company shall obtain, at or prior to the Effective Time, prepaid (or “tail”) directors’ and officers’ liability insurance policies in respect of acts or omissions occurring at or prior to the Effective Time for six years from the Effective Time, covering each person who is covered by such policies on the date of this Agreement on terms with respect to such coverage and amounts no less favorable in the aggregate than those of such policies in effect on the date of this Agreement, and such tail policy may not be amended, modified or cancelled or revoked by the Company, Parent or the Surviving Corporation. In the event the Company does not obtain such “tail” insurance policies, then, for a period of six years from the Effective Time, Parent shall maintain in effect the Company’s current directors’ and officers’ liability insurance policies in respect of acts or omissions occurring at or prior to the Effective Time, covering each Indemnified Party on terms with respect to such coverage and amounts no less favorable in the aggregate than those of such policies in effect on the date of this Agreement; provided, however, that neither Parent nor the Surviving Corporation shall be required to pay an aggregate annual premium for such insurance policies to the extent exceeding 300% of the annual premium paid by the Company for coverage for its last full fiscal year for such insurance (which amount the Company represents and warrants is set forth in Section 6.08(c) of the Company Disclosure Schedule); and provided, further, that if the annual premiums of such insurance coverage exceed such amount, Parent or the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

(d) From and after the Effective Time, in the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or a substantial portion of its stock, properties or assets to any Person, then, and in each such case, the Surviving Corporation or Parent, respectively, shall cause proper provision to be made so that the successors or assigns or transferees, as the case may be, shall succeed to the obligations set forth in this Section 6.08.

(e) From and after the Effective Time (but not prior thereto), the provisions of this Section 6.08 (i) are intended to be for the benefit of, and will be enforceable by, each Indemnified Party, his or her heirs and his or her Representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by Contract or otherwise.

Section 6.09 Access; Confidentiality.

(a) During the period prior to the earlier of the Effective Time and the termination of this Agreement, the Company shall (i) afford to Parent, and to Parent’s Representatives, reasonable access during normal business hours and on reasonable notice to all of its and its Subsidiaries’ properties, books and records and to those directors, officers and employees of the Company to whom Parent reasonably requests access, (ii) furnish, as promptly as practicable, to Parent all information concerning its and its Subsidiaries’ business, properties, Contracts, assets, liabilities, personnel, books and records and financial information and other aspects of the Company and its Subsidiaries as Parent may reasonably request, (iii) reasonably cooperate with Parent and its Representatives to organize and facilitate meetings among Parent and its Representatives and the Company’s Representatives to be located at the properties, offices or other facilities of the Company and the Company Subsidiaries at such times during normal business hours as Parent may reasonably request, (iv) use reasonable best efforts to furnish or produce information related to the financial or Tax records of the Company and its Subsidiaries if reasonably requested by Parent or its Representatives and (v) reasonably cooperate with Parent and Parent’s Representatives with respect to communications to, and to organize and facilitate meetings with, customers, suppliers and other key business relations of the Company and each Subsidiary of the Company as Parent may reasonably request. Notwithstanding the foregoing, the Company shall not be required to provide any such access or information to the extent that doing so, in the reasonable judgment of the Company, would (i) cause a waiver of an attorney-client privilege or loss of attorney work product protection or (ii) constitute a violation of any applicable Law (including Antitrust Laws) (in each case, it being agreed that the Company shall give notice to Parent of the fact that it is withholding such access or information and thereafter the Company and Parent shall use their respective reasonable best efforts to cause such access or information, as applicable, to be provided, or made available, in a manner that would not reasonably be expected to cause such a waiver or violation).

(b) All information received from the Company or its Representatives under Section 6.09(a) shall be subject to the Confidentiality Agreement.

Section 6.10 Notification of Certain Matters. Each party hereto shall give prompt written notice to the other of (a) any Litigation arising out of or relating to the Transactions or (b) the occurrence, or non-occurrence, of any change or event that, individually or in the aggregate, would reasonably be expected to cause any condition to the obligations of any party to effect the Merger set forth in Article VII not to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 6.10 shall not cure any breach of any representation or warranty, breach of covenant or failure to satisfy the conditions to the obligations of the parties under this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

Section 6.11 Financing.

(a) Each of Parent and Sub shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and obtain the Financing on the terms and conditions described in the Financing Commitments (including as such terms may be modified or adjusted in accordance with the terms of the “flex” provisions contained in the Debt Fee Letter), including using its reasonable best efforts to (v) maintain in effect the Financing Commitments in accordance with the terms and subject to the conditions thereof (including “flex” provisions), it being further understood and agreed that Parent and Sub may not amend, replace, supplement, modify or waive any provision of the Financing Commitments in any way that would reasonably be expected to adversely impact or delay in any material respect the ability of Parent and Sub to consummate the Merger in accordance with this Agreement or the Financing on the terms and conditions described in the Financing Commitments, (w) negotiate and enter into definitive agreements with respect to the Financing Commitments on the terms and conditions described therein or on such other terms acceptable to Parent, Sub and their Financing sources but only to the extent that any such other terms would not reasonably be expected to adversely impact or delay in any material respect the ability of Parent and Sub to consummate the Merger in accordance with this Agreement or the Financing on the terms and conditions described in the Financing Commitments, (x) satisfy all conditions applicable to Parent and Sub in such definitive agreements on or prior to the Closing, (y) consummate the Financing at or prior to the Closing, and (z) enforce the Debt Commitment Letter. Parent shall furnish correct and complete copies of all such definitive agreements to the Company promptly upon their execution, provided that the same pricing terms, fee amounts and economic terms redacted from the Debt Fee Letter provided to the Company may be redacted from such definitive agreements. Parent shall keep the Company informed on a reasonably current basis in reasonable detail of the status of its efforts to obtain and consummate the Financing. Upon any amendment, replacement, supplement or modification or waiver of any provisions of the Equity Commitment Letters or Debt Commitment Letter in accordance with this Section 6.11(a), the terms “Equity Commitment Letters” and “Debt Commitment Letter” shall mean the Equity Commitment Letters and Debt Commitment Letter, as applicable, as so amended, replaced, supplemented, modified or waived in accordance with this Section 6.11(a).

(b) In the event any portion of the Financing becomes unavailable on the terms and conditions contemplated in the Financing Commitments (including as such terms may be modified or adjusted in accordance with the terms of the “flex” provisions contained in the Debt Fee Letter) for any reason, Parent and Sub shall cooperate and use their reasonable best efforts to obtain, as promptly as practicable but in any event no later than the later of the second Business Day following (x) the last day of the Marketing Period and (y) the satisfaction of all of the conditions precedent to Closing set forth in Article VII, financing from alternative sources (the “Alternative Financing”) in an amount sufficient to consummate the Transactions and that in any event (i) are not subject to any conditions to funding the Financing other than those contained in the Financing Commitments in effect as of the date hereof and (ii) do not contain any additional terms that would reasonably be expected to prevent, impede or delay the consummation of the Merger beyond the second Business Day following the later of (x) the last day of the Marketing Period and (y) the satisfaction of all of the conditions precedent to Closing set forth in Article VII. Notwithstanding the foregoing, Parent and Sub shall not be required to seek or accept any such Alternative Financing if the terms or conditions thereof are materially less favorable in the aggregate to Parent than the Debt Financing to be replaced, including with respect to the economic terms and conditions (measuring, for this purpose, the economic terms and conditions of the senior unsecured notes against the economic terms and conditions of the senior unsecured bridge loans). In the event that Alternative Financing is arranged in accordance with this Section 6.11(b), the term “Financing Commitments” shall mean the commitment letters for such Alternative Financing (as amended, replaced, supplemented or modified in accordance with Section 6.11(a)). In the event that Alternative Financing shall be obtained pursuant to this Section 6.11(b), the parties shall comply with the covenants in Section 6.11(a) with respect to such Alternative Financing mutatis mutandis. Parent shall furnish correct and complete copies of all definitive agreements relating to the Alternative Financing to the Company promptly upon their execution, provided that the pricing terms, fee amounts and economic terms contained in the agreements governing the Alternative Financing that correspond to such terms that were redacted from the Debt Fee Letter provided to the Company may also be redacted from such definitive agreements. Parent shall keep the Company informed on a reasonably current basis in reasonable detail of the status of its efforts to obtain and consummate the Alternative Financing.

(c) Prior to the Closing, the Company shall, and shall cause its Subsidiaries to, and shall use its reasonable best efforts to cause its and its Subsidiaries’ respective Representatives to, cooperate with Parent in connection with the arrangement of the Debt Financing or Alternative Financing as may be reasonably requested by Parent, including (i) participating in a reasonable number of meetings (including customary one-on-one meetings with the parties acting as lead arrangers or agents for, and prospective lenders and purchasers of, the Debt Financing and the members of senior management and other representatives of the Company and its Subsidiaries), drafting sessions, presentations, road shows, rating agency presentations and due diligence sessions and sessions with prospective financing sources and investors; (ii) furnishing Parent and the Lender Parties as promptly as reasonably practicable with such financial and other pertinent information regarding the Company and its Subsidiaries as may be reasonably requested by Parent, including (A) audited consolidated balance sheets of the Company for the end of the three (3) most recently completed fiscal years ended at least 90 calendar days before the Closing Date (assuming for purposes of this Section 6.11(c) that the Closing Date occurs at the conclusion of the Marketing Period) and the related audited statements of income, stockholders’ equity and cash flows of the Company for the three most recently completed fiscal years ended at least 90 calendar days before the Closing Date; (B) unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows related to the Company for the most recently completed fiscal quarter that is subsequent to the Company’s most recently completed fiscal year and ended at least 45 days prior to the Closing Date together with the corresponding statements of income, stockholders’ equity and cash flows for the corresponding interim period of the prior fiscal year (other than any fiscal fourth quarter) which have been reviewed in accordance with AU 722 in the case of the financial information required pursuant to subclause (B), and meeting the requirements of Regulation S-X and all other accounting rules and regulations of the SEC to the extent necessary to obtain the customary comfort letters referred to in subclause (xi) below, in the case of the financial information required pursuant to subclauses (A) and (B), it being understood and agreed that any financial information provided in accordance with the foregoing subclause (A) or (B) shall be of type and form customarily included to sell non-convertible unsecured debt securities in a private placement under Rule 144A of the Securities Act; and (C) other information regarding the Company and its Subsidiaries of the type that would be required to be included in a registration statement on Form S-1 pursuant to Regulation S-X and Regulation S-K under the Securities Act that is customarily included in an offering document for non-convertible unsecured debt securities in a private placement under Rule 144A of the Securities Act, with such information being sufficiently current under the Securities Act to permit a registration statement of a non-accelerated filer on Form S-1 to be declared effective by the SEC on the last day of the Marketing Period (it being acknowledged that if the Company has filed its Annual Reports on Form 10-K with the SEC within 90 days of the end of each fiscal year and Quarterly Reports on Form 10-Q within 45 days of the end of each fiscal quarter in compliance with the substantive requirements of such forms, the requirement in this clause (C) to provide information sufficiently current to permit a registration statement of a non-accelerated filer on Form S-1 to be declared effective will be deemed satisfied), which, for the avoidance of doubt, shall not in any case be required to include (x) information of a type not included in the SEC Documents and (y) consolidating and other financial statements and data that would be required by Sections 3-10 and 3-16 of Regulation S-X and Item 402 of Regulation S-K, information regarding executive compensation and related party disclosure related to SEC Release Nos. 33-8732A, 34-5402A and IC-27444A or other information customarily excluded from a Rule 144A offering memorandum but shall include customary information relating to the guarantors and non-guarantors (the information referred to in clause (ii), the “Marketing Materials”); (iii) using reasonable best efforts to assist Parent in the preparation of pro forma financial statements and financial information (of a type and form customarily included to sell non-convertible unsecured debt securities in a private placement under Rule 144A of the Securities Act) as of the dates and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period ended at least 45 days prior to the Closing Date (or, if the most recently completed fiscal period is the end of a fiscal year, ended at least 90 days before the Closing Date), in any case prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of a pro forma balance sheet) or at the beginning of such period (in the case of pro forma statements of income), provided, that the Company shall only be required to assist in such preparation with pro forma financial statements if Parent has provided the Company information relating to the proposed debt and equity capitalization; (iv) assisting Parent and the Lender Parties in the preparation of offering documents, private placement memoranda, bank information memoranda, rating agency presentations and lender presentations relating to the Debt Financing or the Alternative Financing; (v) cooperating with the marketing efforts of Parent and the Lender Parties for all or any portion of the Debt Financing or the Alternative Financing;

(vi) cooperating with Parent’s legal counsel and counsel to the Lender Parties in connection with any legal opinions that such legal counsel may be required to deliver in connection with the Debt Financing or the Alternative Financing (including 10b-5 negative assurance); (vii) providing reasonably requested authorization letters to the Lender Parties with respect to information provided by the Company contained therein (including with respect to absence of material non-public information about the Company and its Subsidiaries and their securities in the public-side version of documents distributed to prospective lenders); (viii) providing (A) documents reasonably requested by Parent or the Lender Parties relating to the repayment of the existing Indebtedness of the Company and its Subsidiaries and the release of related Liens, including customary payoff letters; (B) documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act, at least seven Business Days prior to the Closing and (C) an executed certificate of the individual who will be Chief Financial Officer of the Company immediately following the Closing with respect to solvency matters substantially in the form attached to the Debt Commitment Letter, (ix) using reasonable best efforts to facilitate the execution and delivery, on the Closing Date, of agreements, documents or certificates that facilitate the creation, perfection or enforcement of Liens securing the Debt Financing or the Alternative Financing (including original copies of all certificated securities (with transfer powers executed in blank), control agreements, surveys, title insurance, landlord consents and access letters), as well as certificates detailing calculations of availability under the Company’s existing asset-based revolving credit facility, in each case, as are reasonably requested by Parent or the Lender Parties; (x) cooperating with the Lender Parties’ customary securities underwriting and secured lending due diligence investigation, including cooperating with respect to field examinations and appraisals, to the extent customary and reasonable; and (xi) using reasonable best efforts to obtain consents and comfort letters customary for financings similar to the Debt Financing (including any offering or private placement of debt securities pursuant to Rule 144A under the Securities Act) from the independent auditors of the Company with respect to the financial statements and information referred to in the foregoing clause (ii) (including customary “negative assurance” comfort) as may be reasonably requested by Parent including the provision of appropriate representations to such independent auditors. If the Company at any point believes that it has delivered the Marketing Materials in accordance with this Section 6.11(c), it may deliver to Parent a written notice to such effect, in which case the Company shall be deemed to have delivered the Marketing Materials unless Parent in good faith reasonably believes that the Company has not completed delivery of the Marketing Materials and within three (3) Business Days after receipt of such notice Parent shall provide to the Company a written notice stating with specificity what information that constitutes Marketing Materials the Company has not delivered; provided that the Company shall have no obligation to provide (1) any financial information (other than the financial statements or other information referred to in this Section 6.11(c)) concerning the Company that the Company does not maintain in the ordinary course of business, or (2) any other information not reasonably available to the Company under its current reporting systems, unless any such information referred to in the immediately preceding clauses (1) or (2) would be required so that any offering document would not contain any untrue statement of a material fact or omit a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which that were made, not misleading.

(d) Parent shall, regardless of whether the Closing shall occur, (i) indemnify and hold harmless the Company and its Subsidiaries from and against any liability or obligation suffered or incurred by them in connection with the arrangement of the Debt Financing or the Alternative Financing and any information utilized in connection therewith (other than historical information relating to the Company and its Subsidiaries provided by the Company or its Subsidiaries in writing specifically for use in the Financing offering documents) and (ii) promptly upon the Company’s request, reimburse the Company for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by the Company and its Subsidiaries in connection with its compliance with Section 6.11(d).

(e) The Company hereby consents to the use of the Company’s and its Subsidiaries’ logos in connection with the Debt Financing or the Alternative Financing; provided that such logos are used in a manner that is not intended to nor reasonably likely to harm or disparage the Company or its Subsidiaries.

(f) Notwithstanding any other provision of this Section 6.11, neither the Company nor any of its Subsidiaries shall be required to commit to take any corporate or other organizational action or execute any agreement or undertake any contractual obligation that is not contingent upon the Closing or that would be effective prior to the Effective Time. Furthermore, notwithstanding anything in this Agreement to the contrary, none of the Company or any of the Subsidiaries shall (A) be required to pay any commitment or other similar fee relating to the Debt Financing or any Alternative Financing, unless and until the Closing occurs, (B) have any liability or obligation under any loan agreement or any related document or any other agreement or document related to the Debt Financing (or any Alternative Financing) (other than the authorization and representation letters referred to above), unless and until the Closing occurs, (C) be required to incur any other liability in connection with the Financing (or any Alternative Financing) unless reimbursed or indemnified by Parent and/or Sub to the reasonable satisfaction of the Company or (D) be required to provide any information to the extent that provision thereof would violate any Law.

(g) Parent shall give the Company prompt written notice (and, in any event, within 24 hours of becoming aware of such event) of (i) any material breach by any party of any term or condition of the Financing Commitments (or commitments for any Alternative Financing obtained in accordance with this Section 6.11) of which Parent becomes aware, (ii) any termination of the Financing Commitments (or commitments for any Alternative Financing obtained in accordance with this Section 6.11) or (iii) the occurrence or non-occurrence, of any change or event that, individually or in the aggregate, would reasonably be expected to cause any condition precedent of the Financing (or any Alternative Financing obtained in accordance with this Section 6.11) to not be satisfied at the Closing Date.

Section 6.12 Rule 16b-3 Matters. Prior to the Effective Time, the Company shall take such steps as may be required or advisable to cause dispositions of Company equity securities (including derivative securities) in connection with this Agreement by each individual who is a director or officer of the Company (including a director by deputization) to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 6.13 Stock Exchange Delisting. The Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and the rules and policies of the NYSE to enable the delisting by the Company of the Class A Common Stock from the NYSE and the deregistration of the Class A Common Stock under the Exchange Act as promptly as practicable after the Effective Time.

Section 6.14 FIRPTA Certificate. The Company shall deliver to Parent, at the Effective Time, a properly completed and executed certificate to the effect that the Company Common Stock is not a U.S. real property interest (such certificate in the form required by Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c)(3)).

Section 6.15 Employees. Except as may otherwise be negotiated between Parent and any Management Level Employee with respect to his or her own compensation and employee benefits, after the Effective Time, Parent currently intends to continue to employ the Company’s and its Subsidiaries’ employees and provide such employees with a level of compensation and employee benefits substantially comparable in the aggregate to the level of compensation and employee benefits provided to such employees immediately prior to the Effective Time, including with respect to salaries, severance benefits and other compensation, exclusive of Company Stock Options, Restricted Stock and any other equity compensation. Nothing in this Section 6.15 shall create any third-party beneficiary right in any Person other than the parties to this Agreement, or create any right to continued employment with Parent, the Surviving Corporation or any of their respective Affiliates. Nothing in this Section 6.15 shall constitute an amendment to any Company Benefit Plan or any other similar plan or arrangement or shall prevent the amendment or termination of any such Company Benefit Plan, plan or arrangement.

Section 6.16 Obligations of Sub. Parent shall take all action necessary to cause Sub to perform its obligations under this Agreement.

Section 6.17 Stockholder Litigation. The Company shall promptly notify Parent of, and shall give Parent and Sub the opportunity to participate in the defense of, any Litigation brought by the Company’s stockholders against the Company and/or members of the Board of Directors relating to the Transactions and shall keep Parent reasonably informed with respect to the status thereof; provided, however, that the Company shall not compromise, settle, come to an arrangement regarding or agree to compromise, settle or come to an arrangement regarding any Litigation arising or resulting from the Transactions, or consent to the same, without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed).

ARTICLE VII.

CONDITIONS TO THE MERGER

Section 7.01 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to effect the Merger and the other Transactions shall be subject to the satisfaction or (to the extent permitted by Law) waiver at or prior to the Effective Time of the following conditions:

(a) Stockholder Approval. The Stockholder Approval shall have been obtained and, if obtained by Stockholder Written Consent, the Information Statement shall have been cleared by the SEC and mailed to the Company’s stockholders (in accordance with Section 6.04(d) and Regulation 14C of the Exchange Act) at least 20 days prior to the Closing Date and the consummation of the Merger shall be permitted by Regulation 14C of the Exchange Act (including Rule 14c-2 promulgated under the Exchange Act).

(b) Regulatory Approvals. The waiting period applicable to the consummation of the Merger under the HSR Act (or any extension thereof) shall have expired or early termination thereof shall have been granted.

(c) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction, Law or other Order shall be in effect enjoining or otherwise preventing or prohibiting the consummation of the Merger.

Section 7.02 Conditions to Obligations of Parent and Sub to Effect the Merger. The obligations of Parent and Sub to effect the Merger and the other Transactions are further subject to the satisfaction or (to the extent permitted by Law) waiver at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company (i) set forth in clause (i) of the second sentence of Section 4.02(a) and in Section 4.02(b) (Capital Structure) shall be true and correct in all respects as of the date of this Agreement (other than de minimis exceptions), (ii) set forth in Section 4.02(c), (d) and (e) (Capital Structure), Sections 4.04 (Corporate Authority; Board Action), 4.20 (Finders or Brokers), 4.21 (Opinion of Financial Advisor) and 4.22 (Anti-Takeover Provisions) shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made on the Effective Time, (iii) set forth in Section 4.08(c) (Absence of Certain Changes or Events) shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time as though made on the Effective Time and (iv) set forth in this Agreement, other than those described in clauses (i), (ii) and (iii) above, shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on the Effective Time (without regard to (x) any qualification by or reference to “materiality”, “all material respects”, “Company Material Adverse Effect” or similar qualifications set forth therein, or (y) in the case of the representations and warranties of the Company set forth in the last sentence of Section 4.23, any qualification or disclosure set forth in Section 4.23 of the Company Disclosure Schedule), except, in the case of this clause (iv), where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect; provided, in each case that representations and warranties made as of a specific date (whether referred to in clause (i), (ii), (iii) or (iv)) shall be required to be so true and correct (subject to such qualifications) as of such date only. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or chief financial officer thereof to such effect.

(b) Performance of Obligations of the Company. The Company shall have performed or complied in all material respects with all obligations required to be performed or complied with by it under this Agreement at or prior to the Effective Time, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or chief financial officer thereof to such effect.

(c) No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred, arisen or become known any change, event, effect, state of facts or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or chief financial officer thereof to such effect.

Section 7.03 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger is further subject to the satisfaction or (to the extent permitted by Law) waiver at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent and Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made at the Effective Time; provided, that representations and warranties made as of a specific date shall be required to be so true and correct as of such date only. The Company shall have received a certificate signed on behalf of Parent by the chief executive officer or chief financial officer thereof to such effect.

(b) Performance of Obligations of Parent and Sub. Parent and Sub shall have each performed or complied in all material respects with all obligations required to be performed or complied with by it under this Agreement at or prior to the Closing, and the Company shall have received a certificate signed on behalf of Parent by the chief executive officer or chief financial officer thereof to such effect.

Section 7.04 Frustration of Closing Conditions. Neither Parent nor Sub may rely on the failure of any condition set forth in Sections 7.01 or 7.02 to be satisfied if the principal cause of such failure was the failure of Parent or Sub to perform any of its obligations under this Agreement. The Company may not rely on the failure of any condition set forth in Sections 7.01 or 7.03 to be satisfied if the principal cause of such failure was its failure to perform any of its obligations under this Agreement.

ARTICLE VIII.

TERMINATION; AMENDMENT; WAIVER

Section 8.01 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action authorized by the board of directors (or equivalent governing body) of the terminating party or parties, whether before or after receipt of the Stockholder Approval:

(a) by mutual written consent of the Company and Parent;

(b) by either the Company or Parent if any Governmental Entity shall have issued, promulgated or enforced an Order or Law or taken any other action permanently enjoining, restraining or otherwise prohibiting or making illegal the Transactions and, as applicable, such Order or other action shall have become final and nonappealable;

(c) by either the Company or Parent if the Transactions shall not have been consummated on or before the Outside Date; the “Outside Date” shall be January 31, 2014, provided, that if the condition set forth in Section 7.01(b) or Section 7.01(c) (solely with respect to any Order entered pursuant to the HSR Act or any other applicable Antitrust Law) shall not have been satisfied by such date, either the Company or Parent may extend the Outside Date from time to time to a date not later than February 21, 2014 upon provision of a certificate executed by an executive officer of such party that such party believes in good faith that the satisfaction of the condition set forth in Section 7.01(b) or Section 7.01(c), as applicable, is meaningfully possible to occur prior to such extended date; and provided, further, that the right to terminate this Agreement under this Section 8.01(c) shall not be available to or on behalf of any party whose breach of this Agreement has been the primary cause of, or the actions or failures to act underlying such breach primarily resulted in, the failure of the Closing to be consummated on or prior to such date;

(d) by either the Company or Parent if there shall have been a breach by Parent or Sub, on the one hand, or the Company, on the other hand, of any of its representations, warranties, covenants or obligations contained in this Agreement, which breach would result in the failure to satisfy one or more of the conditions set forth in Section 7.01 or Section 7.02 (in the case of a breach by the Company) or Section 7.01 or Section 7.03 (in the case of a breach by Parent or Sub), and in any such case such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured prior to the earlier of (i) thirty days after providing written notice of such breach to the breaching party and (ii) the Outside Date;

(e) by the Company if (i) all of the conditions set forth in Section 7.01 and Section 7.02 have been satisfied (other than those that require deliveries or are tested at the time of Closing, which conditions would have been satisfied if the Closing had occurred at the time of such termination), (ii) the Company has irrevocably confirmed by written notice to Parent that (x) all conditions set forth in Section 7.03 have been satisfied (other than those that require deliveries or are tested at the time of Closing, which conditions would have been satisfied if the Closing had occurred at the time of such termination) or that it is has provided an irrevocable notice of its waiver (effective as of the Closing) of any unsatisfied conditions in Section 7.03 and (y) it is prepared to consummate the Merger at the Closing and (iii) Parent and Sub fail to consummate the Merger within two (2) Business Days following the later of (1) the delivery of such notice and (2) the last day of the Marketing Period;

(f) by Parent, in the event that any of the following shall have occurred: (i) a Change of Recommendation, (ii) a breach by the Company in any material respect of its obligations under Section 6.03 or (iii) the authorization or public proposal by the Company, the Board of Directors or any committee thereof to make a Change of Recommendation ; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.01(f) if the Stockholder Approval shall have been obtained;

(g) by Parent, on or before 5:00 P.M., New York City time, on the fifth day after the date of this Agreement, if the Stockholder Written Consent, duly executed by the Persons set forth in Section 8.01(g) of the Company Disclosure Schedule and representing at least 51% of the voting power of the outstanding shares of Company Common Stock, shall not have been duly delivered to Parent and the Company prior to 5:00 P.M., New York City time, on the date immediately following the date of this Agreement; and

(h) by the Company in accordance with Section 6.03 in order to accept a Superior Proposal and enter into the Alternative Acquisition Agreement providing for such Superior Proposal immediately following or concurrently with such termination, but only if the Company shall have complied in all respects with its obligations under Section 6.03 with respect to such Superior Proposal (and any Acquisition Proposal that was a precursor thereto) and is otherwise permitted to terminate this Agreement and accept such Superior Proposal pursuant to Section 6.03(e); provided, however, that the Company shall prior to or contemporaneously with such termination pay the Break-up Fee to Parent pursuant to Section 8.05.

Any proper termination of this Agreement pursuant to this Section 8.01 shall be effective immediately upon the delivery of written notice of the terminating party to the other parties.

Section 8.02 Effect of Termination.

(a) In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of any party hereto or its respective Affiliates, directors, officers, employees, stockholders, partners, members or other Representatives, other than pursuant to Section 6.11(d) (Financing; Indemnity and Expense Reimbursement), Article VIII (Termination; Amendment; Waiver) and Article IX (Miscellaneous) (which Section and Articles shall survive any termination of this Agreement); provided, that except as otherwise set forth in Section 8.02(b), Section 8.02(c) and Section 8.02(d), no such termination of this Agreement shall relieve or otherwise affect the liability of any party hereto for any willful and intentional breach of this Agreement by such party prior to such termination. For purposes hereof, a “willful and intentional breach” shall mean a material breach of any material representation, warranty, covenant or other agreement set forth in this Agreement that is a consequence of an act undertaken or failure to act by the breaching party with the actual knowledge that the taking of such act or failure to act would cause a breach of this Agreement.

(b) Notwithstanding anything to the contrary set forth in this Agreement, but subject to Section 9.06, each of the parties hereto expressly acknowledges and agrees that the Company’s right to receive payment of the Reverse Break-Up Fee pursuant to Section 8.04 shall constitute the sole and exclusive remedy of the Company and its Subsidiaries and their respective Affiliates (including the Principal Stockholders) and any of their respective former, current or future general or limited partners, stockholders, members, managers, directors, officers, employees, agents or Affiliates (collectively, the “Company Related Parties”) against Parent and Sub and their respective Affiliates and any of their respective former, current or future general or limited partners, stockholders, members, managers, directors, trustees, officers, employees, agents or Affiliates and the Lender Parties (collectively, the “Parent Related Parties”) for all Damages in respect of this Agreement (including in respect of any breach, whether or not willful and intentional, of any representation, warranty, covenant or agreement or the failure of the Merger to be consummated) or the Transactions, and upon payment of the Reverse Break-Up Fee to the Company pursuant to Section 8.04, none of the Parent Related Parties shall have any further liability or obligation to any of the Company Related Parties relating to or arising out of this Agreement or the Transactions (except that Parent shall continue to be obligated to the Company for amounts payable under Section 8.04(c) and the indemnification, cost and expense reimbursement and other obligations contained in Section 6.11(d)), whether based on contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Law or otherwise and whether by or through attempted piercing of the corporate or partnership veil, by or through a claim by or on behalf of a party hereto or another person or otherwise. For the avoidance of doubt, and to the fullest extent permitted under applicable Law, in no event shall Parent, Sub or any of the Parent Related Parties have any liability for Damages (as distinguished from specific performance of obligations to the extent expressly permitted by Section 9.06) under or in respect of this Agreement or the Transactions in excess of an aggregate amount equal to, or other than in respect of, the Reverse Break-up Fee plus amounts payable under Section 8.04(c) and the indemnification, cost and expense reimbursement and other obligations contained in Section 6.11(d), whether to the Company or to any of the Company Related Parties.

(c) Notwithstanding anything to the contrary set forth in this Agreement, but subject to Section 9.06, each of the parties hereto expressly acknowledges and agrees that, Parent’s right to receive payment of the Break-Up Fee pursuant to Section 8.05, in circumstances in which the Break-Up Fee is payable, shall constitute the sole and exclusive remedy of Parent Related Parties against the Company Related Parties for all Damages in respect of this Agreement (including in respect of any breach, whether or not willful and intentional, of any representation, warranty, covenant or agreement or the failure of the Merger to be consummated) or the Transactions in such circumstances, and upon payment of the Break-Up Fee to Parent pursuant to Section 8.05, none of the Company Related Parties shall have any further liability or obligation to any of the Parent Related Parties relating to or arising out of this Agreement or the Transactions.

(d) Any claim or cause of action based upon, arising out of, or related to this Agreement may only be brought against persons that are expressly named as parties hereto, and then only with respect to the specific obligations set forth herein. Other than (i) each Sponsor under its Limited Guaranty, (ii) subject to Section 9.06, each Sponsor under its Equity Commitment Letter, (iii) each Principal Stockholder under the Support Agreement, and (iv) each Management Level Employee under the informal understanding set forth in Section 5.12 of the Parent

Disclosure Schedule, no former, current or future direct or indirect equity holders, controlling persons, stockholders, directors, officers, employees, members, managers, agents, trustees, Affiliates, general or limited partners or assignees of the Company, Parent, Sub, each Sponsor or of any former, current or future direct or indirect equity holder, controlling person, stockholder, director, officer, employee, member, manager, trustee, general or limited partner, Affiliate, agent or assignee of any of the foregoing shall have any liability or obligation for any of the representations, warranties, covenants, agreements, obligations or liabilities of the Company, Parent or Sub under this Agreement or of or for any action, suit, arbitration, claim, litigation, investigation or proceeding based on, in respect of, or by reason of, the Transactions (including the breach, termination or failure to consummate such Transactions), in each case whether based on contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Law or otherwise and whether by or through attempted piercing of the corporate or partnership veil, by or through a claim by or on behalf of a party hereto or another person or otherwise.

Section 8.03 Fees and Expenses.

(a) The fees and expenses incurred in connection with the filing, printing and mailing expenses associated with the Information Statement or Proxy Statement, as applicable, shall be paid by the Company. Except as otherwise specified in Sections 8.03, 8.04 and 8.05, all other fees and expenses incurred in connection with this Agreement, the Merger and the other Transactions shall be paid by the party incurring such fees or expenses, whether or not the Merger or the other Transactions are consummated.

Section 8.04 Reverse Break-Up Fee.

(a) If (i) this Agreement is validly terminated (A) by the Company or Parent pursuant to Section 8.01(c) or by the Company pursuant to Section 8.01(d) and at the time of such termination all of the conditions set forth in Section 7.01 and Section 7.02 have been satisfied (other than those conditions (x) that require deliveries or are tested at the time of Closing, which conditions would have been satisfied if the Closing had occurred at the time of such termination, or (y) the failure of which to be satisfied primarily results from a breach by Parent or Sub of any of their respective representations, warranties, covenants or agreements contained in this Agreement), or (B) by the Company pursuant to Section 8.01(e), (ii) in the case of a termination pursuant to Section 8.01(c) or Section 8.01(e), the Company is not in material violation of its obligations under Section 6.11(c), and (iii) in the case of a termination pursuant to Section 8.01(c) or Section 8.01(e), the Marketing Period shall have ended, then the Reverse Break-Up Fee shall be payable in accordance with Section 8.04(b).

(b) In the event the Reverse Break-Up Fee is payable, such fee shall be paid by Parent in cash, by wire transfer of immediately available funds to an account or accounts designated by the Company, within two (2) Business Days after the date on which this Agreement is terminated.

(c) If Parent fails to promptly pay the Reverse Break-Up Fee when due, and, in order to obtain such payment, the Company commences a suit that results in a judgment against Parent for the amount of the Reverse Break-Up Fee or any portion thereof, Parent shall pay to the Company, as applicable, (i) its costs and expenses (including reasonable fees and expenses of counsel) in connection with such suit, and (ii) interest on the amount payable pursuant to such judgment, compounded quarterly, at the prime lending rate prevailing during such period as published in the Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment.

(d) For purposes of this Agreement, “Reverse Break-Up Fee” means a non-refundable cash payment in an amount equal to $45,126,722.

(e) Each of the parties hereto acknowledges and agrees that the agreements contained in this Section 8.04 are an integral part of the Transactions, and that without these agreements, the Company would not enter into this Agreement, and that any amounts payable pursuant to this Section 8.04 do not constitute a penalty.

(f) Nothing in this Section 8.04 shall limit the entitlement of the parties to obtain an injunction, specific performance or other equitable relief pursuant to and in accordance with Section 9.06.

Section 8.05 Break-Up Fee; Expense Reimbursement.

(a) If the Break-Up Fee has not already been paid pursuant to the terms of this Agreement, and this Agreement is terminated (i) by Parent pursuant to Section 8.01(f) or by the Company pursuant to Section 8.01(h) or (ii) by (A) Parent pursuant to Section 8.01(d), (B) Parent or the Company pursuant to Section 8.01(c) at a time when this Agreement was terminable by Parent pursuant to Section 8.01(d) or (C) Parent pursuant to Section 8.01(g) and, in the case of this clause (ii), within twelve months following such termination, the Company either (1) consummates any of the transactions described in the definition of “Acquisition Proposal” with another Person or (2) enters into a letter of intent, memorandum of understanding or Contract with another Person with respect to any of the transactions described in the definition of “Acquisition Proposal”, which transaction is ultimately consummated (whether or not such consummation occurs within twelve months following such termination), then, in the case of each of clauses (i) and (ii), the Company shall pay to Parent the Break-Up Fee; provided, that for purposes of this Section 8.05(a), references to “15%” in the definition of “Acquisition Proposal” shall be deemed to be references to “50%”.

(b) For purposes of this Agreement, “Break-Up Fee” means a non-refundable cash payment in an amount equal $26,034,647, which shall be reduced by the amount of Expense Reimbursement and Early Break-Up Fee previously paid to Parent, if any.

(c) If this Agreement is terminated by Parent pursuant to Section 8.01(g), the Company shall pay to Parent (i) an amount equal to $6,942,573 (the “Early Break-Up Fee”) and (ii) Parent’s reasonable costs, fees and expenses incurred in connection with its investigation, consideration, documentation, diligence and negotiation of this Agreement and the Transactions, including all fees and expenses of Parent’s and Sub’s legal counsel, accountants, consultants, investment bankers and financing sources, including commitment fees paid pursuant to the Debt Financing Commitments (the “Expense Reimbursement”).

(d) In the event the Break-Up Fee, Early Break-Up Fee or Expense Reimbursement is payable, such fee shall be paid by Company in cash, by wire transfer of immediately available funds to an account or accounts designated by Parent, which payment shall be made prior to or contemporaneously with the termination of this Agreement pursuant to Section 8.01(h) or within two (2) Business Days after the date on which this Agreement is terminated for any other circumstances set forth in Section 8.05(a) or 8.05(c); provided, however, that, in the event the Break-Up Fee is payable pursuant to Section 8.05(a)(ii), such payment shall be made within two Business Days after the date on which the Company consummates the Acquisition Proposal transaction.

(e) If Company fails to promptly pay the Break-Up Fee, Early Break-Up Fee or Expense Reimbursement when due, and, in order to obtain such payment, Parent commences a suit that results in a final and non-appealable judgment against Company for the amount of the Break-Up Fee, Early Break-Up Fee or Expense Reimbursement or any portion thereof, Company shall pay to Parent, as applicable, (i) its costs and expenses (including reasonable fees and expenses of counsel) in connection with such suit, and (ii) interest on the amount payable pursuant to such judgment, compounded quarterly, at the prime lending rate prevailing during such period as published in the Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment.

(f) Each of the parties hereto acknowledges and agrees that the agreements contained in this Section 8.05 are an integral part of the Transactions, and that without these agreements, Parent and Sub would not enter into this Agreement, and that any amounts payable pursuant to this Section 8.05 do not constitute a penalty.

(g) Nothing in this Section 8.05 shall limit the entitlement of the parties to obtain an injunction, specific performance or other equitable relief as contemplated by Section 9.06.

ARTICLE IX.

MISCELLANEOUS

Section 9.01 Survival. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. None of the covenants of any party hereto required to be performed by such party before the Closing shall survive the Closing; provided that, unless otherwise indicated, the covenants and agreements set forth in this Agreement which by their terms are required to be performed after the Closing shall survive the Closing until they have been performed or satisfied.

Section 9.02 Amendment. This Agreement may be amended by the parties at any time before or after receipt of the Stockholder Approval; provided, however, that after the Stockholder Approval has been obtained, there shall be made no amendment that by Law requires further approval by the stockholders of the Company without such approval having been obtained. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties. Notwithstanding anything to the contrary contained herein, Section 8.02(b), Section 8.02(d), this Section 9.02, Section 9.06(f), Section 9.07 and Section 9.11(b) (and any provision of this Agreement to the extent a modification, waiver or termination of such provision would modify the substance of Section 8.02(b), Section 8.02(d), this Section 9.02, Section 9.06(f), Section 9.07 or Section 9.11(b)) may not be modified, waived or terminated in a manner that impacts or is adverse in any respect to the Lender Parties without the prior written consent of the Lender Parties.

Section 9.03 Counterparts; Facsimile and Electronic Signatures. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. This Agreement or any counterpart may be executed and delivered by facsimile copies or delivered by electronic communications by portable document format (.pdf), each of which shall be deemed an original to the other parties.

Section 9.04 Governing Law. This Agreement and the agreements, instruments and documents contemplated hereby shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might apply under applicable principles of conflicts of laws thereof.

Section 9.05 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Transactions are fulfilled to the extent possible. Notwithstanding the foregoing, the parties intend that the remedies and limitations set forth in this Agreement (including Section 8.02, Section 8.04, Section 8.05, Section 9.06, Section 9.07 and Section 9.11(b)) shall be construed as an integral provision of this Agreement and that such remedies and limitations shall not be severable in any manner that increases (a) the liability of any party (or the liability of any Company Related Party or Parent Related Party) or (b) the obligations hereunder or under the Limited Guarantees.

Section 9.06 Specific Performance; Jurisdiction; Enforcement.

(a) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that any breach of this Agreement would not be adequately compensated by monetary damages. Except as otherwise set forth in this Section 9.06, including the limitations set forth herein, the parties hereto acknowledge and agree that, prior to the termination of this Agreement pursuant to Section 8.01, in the event of any breach or threatened breach by the Company, on the one hand, or Parent or Sub, on the other hand, of any of their respective covenants or obligations set forth in this Agreement, the Company, on the one hand, and Parent and Sub, on the other hand, shall, subject to Section 9.06(b), be entitled to an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement by the other and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under this Agreement.

(b) Notwithstanding anything herein to the contrary, it is acknowledged and agreed that, in addition to its rights to enforce directly the Equity Financing Letter in accordance with its terms, the Company shall be entitled to specific performance of Parent’s and Sub’s obligations to cause the Equity Financing to be funded and to consummate the Transactions, solely in the event that each of the following conditions has been satisfied: (i) all of the conditions set forth in Section 7.01 and Section 7.02 have been satisfied (other than those conditions that require deliveries or are tested at the time of Closing, which conditions would have been satisfied if the Closing had occurred at the time of such termination), and Parent or Sub fails to complete the Closing at the date specified to be the Closing Date in accordance with Section 2.02, (ii) the Debt Financing has been funded or will be funded at the Closing if the Equity Financing is funded at the Closing and (iii) the Company has irrevocably confirmed by written notice to Parent that (x) all conditions set forth in Section 7.03 have been satisfied (other than those that require deliveries or are tested at the time of Closing, which conditions would have been satisfied if the Closing had occurred at the time of such termination) or that it has waived any unsatisfied conditions in Section 7.03 and (y) it is prepared to consummate the Merger at the Closing. For the avoidance of doubt, the Company shall not be entitled to enforce specifically (i) Parent’s or Sub’s right to cause the Equity Financing to be funded or (ii) Parent’s or Sub’s obligation to consummate the Merger if in either case the Debt Financing has not been funded and will not be funded at the Closing (subject only to the condition that the Equity Financing is funded at the Closing).

(c) Subject to Section 9.06(b), each party hereto hereby agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches of this Agreement by such party, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party under this Agreement all in accordance with the terms of this Section 9.06. Any party hereto seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with such order or injunction all in accordance with the terms of this Section 9.06. Each party hereto further agrees that (i) by seeking the remedies provided for in this Section 9.06, a party shall not in any respect waive its right to seek any other form of relief that is available to such party under the express terms of this Agreement, the Equity Commitment Letters or each Limited Guaranty in the event that this Agreement is terminated, and (ii) nothing set forth in this Section 9.06 shall require any party hereto to institute any proceeding for (or limit any party’s right to institute any proceeding for) specific performance under this Section 9.06 prior to, or as a condition to, exercising any termination right under Article VIII, nor shall the commencement of any legal proceeding pursuant to this Section 9.06 or anything set forth in this Section 9.06 restrict or limit any party’s right to terminate this Agreement in accordance with the terms of Article VIII. If a court has declined to specifically enforce the obligations of Parent or Sub to take all actions under this Agreement up to and including the consummation of the Merger pursuant to a claim for specific performance brought against Parent or Sub pursuant to this Section 9.06, then the sole and exclusive remedy of the Company will be payment of the Reverse Break-up Fee in accordance with the terms and conditions of Section 8.04. In addition, the Company agrees to cause any action or proceeding commenced by the Company and pending in connection with this Agreement against Parent or Sub to be dismissed with prejudice promptly, and in any event within five (5) Business Days, after such time as Parent or Sub consummates the Transactions pursuant to this Section 9.06. For the avoidance of doubt, while the Company may pursue both a grant of specific performance to the extent permitted by this Section 9.06 and the payment of the Reverse Break-up Fee pursuant to Section 8.04, under no circumstances shall the Company be permitted or entitled to receive both a grant of specific performance to require Parent or Sub to consummate the Transactions and payment of the Reverse Break-up Fee.

(d) Each of the parties irrevocably (i) submits itself to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or in the event, but only in the event, that such court does not have subject matter jurisdiction over such action or proceeding, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware) for the purpose of any Litigation directly or indirectly based upon, relating to or arising out of this Agreement or any of the Transactions or the negotiation, execution or performance hereof or thereof, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement or the Transactions in any court other than the Chancery Court of the State of Delaware (or in the event, but only in the event, that such court does not have subject matter jurisdiction over such action or proceeding, in the Superior Court of the State of Delaware or the United States District Court for the District of Delaware). Each of the parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Litigation with respect to this Agreement, (x) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with this Section 9.06, (y) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (z) to the fullest extent permitted by the applicable Law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter of this Agreement, may not be enforced in or by such courts.

(e) Each of the parties hereby irrevocably consents to service being made through the notice procedures set forth in Section 9.08 and agrees that service of any process, summons, notice or document by personal delivery to the respective addresses set forth in Section 9.08 shall be effective service of process for any Litigation in connection with this Agreement or the Transactions. Nothing in this Section 9.06 shall affect the right of any party to serve legal process in any other manner permitted by Law.

(f) Notwithstanding anything to the contrary contained in this Agreement, the Company and its Subsidiaries each: (i) agrees that it will not bring or support any Person in any action, suit, proceeding, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any of the Lender Parties in any way relating to this Agreement or any of the Transactions, including any dispute arising out of or relating in any way to the Debt Commitment Letter or the performance thereof or the financings contemplated thereby, in any forum other than the federal and New York state courts located in the Borough of Manhattan within the City of New York, to the extent that such courts have jurisdiction over the Lender Parties; (ii) agrees that, except as specifically set forth in the Debt Commitment Letter, all claims or causes of action (whether at law, in equity, in contract, in tort or otherwise) against any of the Lender Parties in any way relating to the Debt Commitment Letter or the performance thereof or the financings contemplated thereby, shall be exclusively governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to principles or rules or conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction; and (iii) hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation (whether in law or in equity, whether in contract or in tort or otherwise) directly or indirectly arising out of or relating in any way to the Debt Commitment Letter or the performance thereof or the financings contemplated thereby. Notwithstanding anything to the contrary contained in this Agreement, except for claims by Parent or Sub against the Lender Parties pursuant to the Debt Commitment Letter and any definitive documents related thereto, (A) none of the parties hereto nor any of their respective subsidiaries, Affiliates, directors, officers, employees, agents, partners, managers, members or stockholders shall have any rights or claims against any Lender Party in any way relating to this Agreement or any of the Transactions, or in respect of any oral representations made or alleged to have been made in connection herewith or therewith, including any dispute arising out of or relating in any way to the Debt Commitment Letter or the performance thereof or the financings contemplated thereby, whether at law or equity, in contract, in tort or otherwise and (B) no Lender Party shall have any liability (whether in contract, in tort or otherwise) to any party hereto or any of their respective subsidiaries, Affiliates, directors, officers, employees, agents, partners, managers, members or stockholders for any obligations or liabilities of any party hereto under this Agreement or for any claim based on, in respect of, or by reason of, the Transactions or in respect of any oral representations made or alleged to have been made in connection herewith or therewith, including any dispute arising out of or relating in any way to the Debt Commitment Letter or the performance thereof or the financings contemplated thereby, whether at law or equity, in contract, in tort or otherwise. None of the limitations in this Section 9.06(f) shall be deemed to affect any party’s right to seek specific performance pursuant to and in accordance with Section 9.06. The Lender Parties are intended third party beneficiaries of this Section 9.06(f).

Section 9.07 WAIVER OF JURY TRIAL. EACH PARTY HERETO AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE DEBT FINANCING OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING IN ANY ACTION, PROCEEDING OR COUNTERCLAIM AGAINST ANY LENDER PARTY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) EACH PARTY HERETO UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (c) EACH PARTY HERETO MAKES THIS WAIVER VOLUNTARILY AND (d) EACH PARTY HERETO HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.07.

Section 9.08 Notices. Except for notices that are specifically required by the terms of this Agreement to be delivered orally, all notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service; or (b) transmitted by telecopy or e-mail (with confirmation of transmission) confirmed with a copy delivered as provided in clause (a), in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the Person (by name or title) designated below (or to such other address, telecopy number, e-mail address or person as a party may designate by notice to the other parties):

To Parent and Sub:

c/o Diversified Financial Management Corp.

71 South Wacker Drive, Suite 4700

Chicago, IL 60606

Telecopy: 312-577-2599

Email: gmiller@divfin.com

Attention: Glen Miller

with copies to:

Latham & Watkins LLP

233 South Wacker Drive, Suite 5800

Chicago, IL 60606

Telecopy: 312-993-9767

Email: michael.pucker@lw.com,

bradley.faris@lw.com &

shaun.hartley@lw.com

Attention: Michael A. Pucker, Bradley C. Faris & Shaun D. Hartley

To the Company:

TMS International Corp.

1155 Business Center Drive, Suite 200

Horsham, PA 19044

Telecopy: 215-956-5415

E-mail: rkalouche@tubecityims.com

Attention: Raymond S. Kalouche, Chief Executive Officer

with copies to:

TMS International Corp.

1155 Business Center Drive, Suite 200

Horsham, PA 19044

Telecopy: 215-956-5415

Email: lheller@tubecityims.com

Attention: General Counsel

TMS International Corp.

12 Monongahela Avenue

Glassport, Pennsylvania 15045

Telecopy: 412-678-1926

Email: jfingeret@tubecityims.com

Attention: Assistant General Counsel

Kaye Scholer LLP

425 Park Avenue, 16th Floor

New York, NY 10022

Telecopy: 212-836-8689

Email: joel.greenberg@kayescholer.com &

derek.stoldt@kayescholer.com

Attention: Joel I. Greenberg & Derek Stoldt

Section 9.09 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (in whole or in part) by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties, and any such assignment without such consent shall be null and void and of no effect; provided, however, that each of Parent and Sub may assign this Agreement and its rights hereunder without the prior written consent of the Company to any of their respective financing sources (including the Lender Parties) pursuant to the terms of the Debt Commitment Letter to the extent necessary for purposes of creating a security interest herein or otherwise assigning this Agreement and its rights hereunder as collateral in respect of the Debt Financing. No assignment by any party shall relieve such party of any of its obligations hereunder. Subject to the preceding sentences, this Agreement shall be binding upon, and shall inure to the benefit of, and shall be enforceable by the parties hereto and their respective successors and assigns.

Section 9.10 Further Assurances. The parties agree to execute and deliver to each other such other documents and to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

Section 9.11 Entire Agreement; Benefit.

(a) This Agreement (together with the Exhibits hereto), the Company Disclosure Schedule, the Confidentiality Agreement and the Support Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof.

(b) Neither this Agreement nor any other agreement contemplated hereby is intended to or shall confer upon any person other than the parties hereto and thereto any legal or equitable rights or remedies except as provided in Section 6.08(e). Notwithstanding the foregoing, the Lender Parties shall be express third party beneficiaries of Section 8.02(b), Section 8.02(d), Section 9.02, Section 9.05, Section 9.06(f), Section 9.07 and this Section 9.11(b) (and any provision of this Agreement to the extent a modification, waiver or termination of such provision would modify the substance of Section 8.02(b), Section 8.02(d), Section 9.02, Section 9.05, Section 9.06(f), Section 9.07 or this Section 9.11(b)), each of such Sections shall expressly inure to the benefit of the Lender Parties and the Lender Parties shall be entitled to rely on and enforce the provisions of such Sections.

(c) The representations and warranties set forth in Articles IV and V have been made solely for the benefit of the parties to this Agreement and (i) are intended not as statements of fact, but rather as a way of allocating the risk among the parties if those statements prove to be inaccurate; and (ii) have been qualified by reference to the Company Disclosure Schedule which contain certain disclosures that are not reflected in the text of this Agreement.

Section 9.12 Extension; Waiver.

(a) At any time prior to the Effective Time, each party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) to the extent permitted by Law, waive any inaccuracies in the representations and warranties contained herein by any other party or in any document, certificate or writing delivered pursuant hereto by any other applicable party or (iii) subject to the provision to the first sentence of Section 9.02 and to the extent permitted by Law, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

(b) The failure of any party to this Agreement to exercise any of its rights under this Agreement or otherwise shall not constitute a waiver by such party of such right.

Section 9.13 Company Disclosure Schedule. All capitalized terms not defined in the Company Disclosure Schedule shall have the meanings ascribed to them in this Agreement. The representations, warranties, covenants and agreements of the Company set forth in this Agreement are made and given subject to, and are qualified by, the Company Disclosure Schedule. Any disclosure set forth in one section or subsection of the Company Disclosure Schedule shall be deemed to apply to and qualify the section or subsection of this Agreement to which it corresponds in number and each other section or subsection of this Agreement to the extent that it is reasonably apparent on its face that such information is relevant to such other section or subsection. The Company Disclosure Schedule includes brief descriptions or summaries of certain agreements and instruments. The descriptions or summaries do not purport to be comprehensive and are qualified in their entirety by reference to the text of the documents described. No disclosure set forth in the Company Disclosure Schedule relating to any possible breach or violation of any Contract or Law shall be construed as an admission or indication that any such breach or violation exists or has actually occurred. The inclusion of any information in the Company Disclosure Schedule shall not be deemed to be an admission or acknowledgment that such information (a) is required by the terms of this Agreement to be disclosed, (b) is material to the Company, its Subsidiaries or any other party, (c) has resulted in or would result in a Company Material Adverse Effect or (d) is outside the ordinary course of business. Matters reflected in the Company Disclosure Schedule are not necessarily limited to matters required by this Agreement to be reflected in the Company Disclosure Schedule. Such additional matters are set forth for informational purposes and do not necessarily include other matters of a similar nature.

Section 9.14 Interpretation.

(a) When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated.

(b) The table of contents, headings and index of defined terms contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(c) Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The word “will” shall be construed to have the same meaning and effect of the word “shall”. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “or” shall be deemed to mean “and/or.”

(d) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.

(e) The phrase “made available,” when used in reference to anything made available to Parent, Sub or their Representatives shall be deemed to mean uploaded to and made available to Parent, Sub and their Representatives in the on-line data room hosted on behalf of the Company in the on-line workspace captioned “Folder” or otherwise being in the possession of Parent, Sub or their Representatives (and in such case accessible without limitation to Parent and Sub).

(f) Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

(g) Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

(h) Reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

CRYSTAL ACQUISITION COMPANY, INC.,
a Delaware corporation

By:	/s/ Glen Miller
Glen Miller
President

CRYSTAL MERGER SUB, INC., a Delaware corporation

By:	/s/ Glen Miller
Glen Miller
President

[Signature Page to Merger Agreement]

TMS INTERNATIONAL CORP.,
a Delaware corporation

By:	/s/ Raymond S. Kalouche
Raymond S. Kalouche
President and Chief Executive Officer

[Signature Page to Merger Agreement]

ANNEX B

GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (3) of this subsection, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation”, and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation”.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by

§ 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

ANNEX C

Merrill Lynch, Pierce, Fenner & Smith Incorporated	GLOBAL CORPORATE & INVESTMENT BANKING

August 23, 2013

The Board of Directors

TMS International Corp.

12 Monongahela Avenue

P.O. Box 2000

Glassport, PA 15045

Members of the Board of Directors:

We understand that TMS International Corp. (“TMS”) proposes to enter into an Agreement and Plan of Merger, dated as of August 23, 2013 (the “Agreement”), among TMS, Crystal Acquisition Company, Inc. (“Crystal Acquisition”), an acquisition company controlled by The Pritzker Organization, LLC, and Crystal Merger Sub, Inc., a wholly owned subsidiary of Crystal Acquisition (“Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into TMS (the “Merger”) and each outstanding share of the Class A common stock, par value $0.001 per share, of TMS (“Class A Common Stock”) and the Class B common stock, par value $0.001 per share, of TMS will be converted into the right to receive $17.50 in cash (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Agreement.

You have requested our opinion as to the fairness, from a financial point of view, to the holders of Class A Common Stock of the Consideration to be received by such holders in the Merger.

In connection with this opinion, we have, among other things:

(i)	reviewed certain publicly available business and financial information relating to TMS;

(ii)	reviewed certain internal financial and operating information with respect to the business, operations and prospects of TMS furnished to or discussed with us by the management of TMS, including certain financial forecasts relating to TMS prepared by the management of TMS (such forecasts, “TMS Forecasts”);

(iii)	discussed the past and current business, operations, financial condition and prospects of TMS with members of senior management of TMS;

(iv)	reviewed the trading history for Class A Common Stock and a comparison of that trading history with the trading histories of other companies we deemed relevant;

(v)	compared certain financial and stock market information of TMS with similar information of other companies we deemed relevant;

(vi)	compared certain financial terms of the Merger to financial terms, to the extent publicly available, of other transactions we deemed relevant;

Merrill Lynch, Pierce, Fenner & Smith Incorporated member FINRA/SIPC, is a subsidiary of Bank of America Corporation

Merrill Lynch, Pierce, Fenner and Smith Incorporated

One Bryant Park, New York, NY 10036

The Board of Directors

TMS International Corp.

(vii)	considered the results of our efforts on behalf of TMS to solicit, at the direction of TMS, indications of interest and definitive proposals from third parties with respect to a possible acquisition of TMS;

(viii)	reviewed the Agreement; and

(ix)	performed such other analyses and studies and considered such other information and factors as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the management of TMS that they are not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the TMS Forecasts, we have been advised by TMS, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of TMS as to the future financial performance of TMS. We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of TMS, nor have we made any physical inspection of the properties or assets of TMS. We have not evaluated the solvency or fair value of TMS or Crystal Acquisition under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We have assumed, at the direction of TMS, that the Merger will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on TMS or the contemplated benefits of the Merger.

We express no view or opinion as to any terms or other aspects of the Merger (other than the Consideration to the extent expressly specified herein), including, without limitation, the form or structure of the Merger. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be received by holders of Class A Common Stock and no opinion or view is expressed with respect to any consideration received in connection with the Merger by the holders of any other class of securities, creditors or other constituencies of any party. In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Merger, or class of such persons, relative to the Consideration. Furthermore, no opinion or view is expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to TMS or in which TMS might engage or as to the underlying business decision of TMS to proceed with or effect the Merger. In addition, we express no opinion or recommendation as to how any stockholder should vote or act in connection with the Merger or any related matter.

We have acted as financial advisor to the Board of Directors of TMS in connection with the Merger and will receive a fee for our services, a portion of which is payable upon the rendering of this opinion and a significant portion of which is contingent upon consummation of the Merger. In addition, TMS has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.

We and our affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as

Merrill Lynch, Pierce, Fenner & Smith Incorporated member FINRA/SIPC, is a subsidiary of Bank of America Corporation

Merrill Lynch, Pierce, Fenner and Smith Incorporated

One Bryant Park, New York, NY 10036

The Board of Directors

TMS International Corp.

well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of our businesses, we and our affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of TMS and certain of its affiliates, including Onex Corporation and certain of its affiliates and portfolio companies (collectively, the “Onex Group”) and Crystal Acquisition and certain of its affiliates, including The Pritzker Organization, LLC and certain of its affiliates and portfolio companies and other individuals and entities affiliated with the Pritzker family business interests (defined below) (collectively, the “TPO Group”).

We and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to TMS and certain of its affiliates, including certain members of the Onex Group, and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as financial advisor to TMS and certain of its affiliates, including certain members of the Onex Group, in connection with certain mergers and acquisitions transactions, (ii) having acted or acting as administrative agent, bookrunner and/or arranger for, and/or as a lender under, certain term loans, letters of credit and credit and leasing facilities and other credit arrangements of TMS and certain of its affiliates, including certain members of the Onex Group (including in connection with the financing of various acquisition transactions), (iii) having acted or acting as joint bookrunner and/or underwriter for various equity and/or debt offerings undertaken by TMS and certain of its affiliates, including certain members of the Onex Group, (iv) having provided or providing certain derivatives, foreign exchange and other trading services to TMS and certain of its affiliates, including certain members of the Onex Group, (v) having provided or providing certain managed institutional investment products or services to TMS and certain of its affiliates, including certain members of the Onex Group, and (vi) having provided or providing certain treasury management and trade services and products to TMS and certain of its affiliates, including certain members of the Onex Group. In addition, we and certain of our affiliates have maintained, currently are maintaining, and in the future may maintain, commercial (including vendor and/or customer) relationships with TMS and certain of its affiliates, including certain members of the Onex Group.

We and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Crystal Acquisition and the TPO Group, and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as financial advisor to certain members of the TPO Group in connection with certain mergers and acquisitions transactions, (ii) having acted or acting as administrative agent, bookrunner and/or arranger for, and/or as a lender under, certain term loans, letters of credit and credit and leasing facilities and other credit arrangements of certain members of the TPO Group (including in connection with the financing of various acquisition transactions), (iii) having provided or providing certain derivatives and other trading services to certain members of the TPO Group and (iv) having provided or providing certain treasury management and trade services and products to certain members of the TPO Group. “Pritzker family business interests” means (w) Thomas J. Pritzker and Gigi Pritzker Pucker, (x) various lineal descendants of the individuals described in clause (w) and spouses and adopted children of such individuals; (y) various trusts for the benefit of the individuals described in clauses (w) and (x) and trustees thereof; and (z) various entities owned and/or controlled, directly and/or indirectly, by the individuals and trusts described in clauses (w), (x) and (y).

Merrill Lynch, Pierce, Fenner & Smith Incorporated member FINRA/SIPC, is a subsidiary of Bank of America Corporation

Merrill Lynch, Pierce, Fenner and Smith Incorporated

One Bryant Park, New York, NY 10036

The Board of Directors

TMS International Corp.

It is understood that this letter is for the benefit and use of the Board of Directors of TMS (in its capacity as such) in connection with and for purposes of its evaluation of the Merger.

Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion. The issuance of this opinion was approved by our Americas Fairness Opinion Review Committee.

Merrill Lynch, Pierce, Fenner & Smith Incorporated member FINRA/SIPC, is a subsidiary of Bank of America Corporation

Merrill Lynch, Pierce, Fenner and Smith Incorporated

One Bryant Park, New York, NY 10036

The Board of Directors

TMS International Corp.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Consideration to be received in the Merger by holders of Class A Common Stock is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ Merrill Lynch, Pierce, Fenner & Smith Incorporated

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

Merrill Lynch, Pierce, Fenner & Smith Incorporated member FINRA/SIPC, is a subsidiary of Bank of America Corporation

Merrill Lynch, Pierce, Fenner and Smith Incorporated

One Bryant Park, New York, NY 10036

ANNEX D

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-K

(Mark One)

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the Fiscal Year Ended December 31, 2012

or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission file number: 001-35128

TMS INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	20-5899976
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12 Monongahela Avenue

P.O. Box 2000

Glassport, PA 15045

(Address of Principal Executive offices) (Zip Code)

(412) 678-6141

Registrant’s Telephone number, including area code

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered
Class A Common Stock, par value $0.001	New York Stock Exchange

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.    Yes  ☐    No  ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Exchange Act.    Yes  ☐    No  ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate website, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).    Yes  ☒    No  ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of the registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.    ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company (See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act). (Check one)

Large accelerated filer  ☐    Accelerated filer  ☒    Non-accelerated filer  ☐    Smaller reporting company  ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

The aggregate market value of the outstanding Class A Common Stock, other than shares held by persons who may be deemed affiliates of the registrant, as of the last business day of the 2012 second quarter was approximately $143.3 million. As of February 15, 2013, there were 14,567,124 shares of Class A Common Stock, $0.001 par value per share, and 24,710,317 shares of Class B Common Stock, $0.001 par value per share outstanding.

Documents incorporated by reference.

Part III of this Form 10-K incorporates by reference certain information from the registrant’s definitive Proxy Statement for its 2013 Annual Meeting of Stockholders to be filed not later than 120 days after the end of the fiscal year covered by this Annual Report pursuant to Regulation 14A.

Forward Looking Statements

This Annual Report, including the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with respect to our financial condition, results of operations and business and our expectations or beliefs concerning future events. Such forward-looking statements include the discussions of our business strategies, estimates of future global steel production and other market metrics and our expectations concerning future operations, margins, profitability, liquidity and capital resources. Forward-looking statements may be preceded by, followed by or include the words “may,” “will,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “could,” “might,” or “continue” or the negative or other variations thereof or comparable terminology. Forward-looking statements are not guarantees of performance. You should understand that the following important factors, in addition to those discussed in Item 1A of Part I of this report, could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks, uncertainties, estimates and assumptions. Actual outcomes and results may differ materially from those expressed in these forward-looking statements. You should not place undue reliance on any of these forward- looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any such statement to reflect new information, or the occurrence of future events or changes in circumstances.

Many factors could cause actual results to differ materially from those indicated by the forward-looking statements or could contribute to such differences including:

•

North American and global steel production volumes and demand for steel are impacted by regional and global economic conditions and by conditions in our key end-markets, including automotive, consumer appliance, industrial equipment and construction markets;

•	we rely on a number of significant customers and contracts, the loss of any of which could have a material adverse effect on our results of operations;

•	some of our operations are subject to market price and inventory risk arising from changes in commodity prices;

•	if we fail to make accurate estimates in bidding for long-term contracts, our profitability and cash flow could be materially adversely affected;

•	operating in various international jurisdictions subjects us to a variety of risks;

•	our international expansion strategy may be difficult to implement and may not be successful;

•

our business involves a number of personal injury and other operating risks, and our failure to properly manage these risks could result in liabilities and loss of future business not fully covered by insurance and loss of future business and could have a material adverse effect on results of operations;

•

we are subject to concentrated credit risk and we could become subject to constraints on our ability to fund our planned capital investments and/or maintain adequate levels of liquidity and working capital under our senior secured ABL facility as a result of concentrated credit risk, declines in raw material selling prices or declines in steel production volumes;

•

if we experience delays between the time we procure raw materials and the time we sell them, we could become subject to constraints on our ability to maintain adequate levels of liquidity and working capital;

•	our estimates of future production volumes may not result in actual revenue or translate into profits;

•	counterparties to agreements with us may not perform their obligations;

•	exchange rate fluctuations or decreases in exports of steel may materially adversely impact our business;

•	an increase in our debt service obligations may materially adversely affect our earnings and available cash and could make it more difficult to refinance our existing debt;

•

the terms of our credit facilities and senior subordinated notes may restrict our current and future operations, particularly our ability to finance additional growth or take some strategic or operational actions;

•	we expend significant funds and resources to embed ourselves at our customers’ sites, but we may not receive significant profits for a period of time following such efforts;

•	increases in costs of maintenance and repair of our equipment or increases in energy prices could increase our operating costs and reduce profitability;

•

higher than expected claims under our self-insured health plans, under which we retain a portion of the risk, and our large deductible workers’ compensation program could adversely impact our results of operations and cash flows;

•	we are exposed to work stoppages and increased labor costs resulting from labor union activity among our employees and those of our customers;

•	we could be exposed to unknown or unmanaged risks or losses due to employee misconduct or fraud;

•	our pension and other post-employment benefit plans are currently underfunded or unfunded and we have to make cash payments, which may reduce the cash available for our business;

•	higher than expected claims that are in excess of the amount of our coverage under insurance policies would increase our costs;

•

equipment failure, failure of our computer, information processing, or communications hardware, software, systems or infrastructure or other events could cause business interruptions that could have a material adverse effect on our results of operations;

•

we are subject to acquisition risks. If we are not successful in integrating companies that we acquire or have acquired, we may not achieve the expected benefits and our profitability and cash flow could suffer. In addition, the cost of evaluating and pursuing acquisitions may not result in a corresponding benefit;

•

our business is subject to environmental and health and safety regulations that could expose us to liability, increase our cost of operations, or otherwise have a material adverse effect on our results of operations;

•	failure to comply with the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act, and similar regulations could subject us to penalties and other adverse consequences;

•	we may see increased costs arising from health care reform;

•	rapidly growing supply in China and other developing economies may grow faster than demand in those economies, which may result in additional excess worldwide capacity and falling steel prices;

•	a downgrade in our credit ratings would make it more difficult for us to raise capital and would increase the cost of raising capital;

•	we face significant competition in the markets we serve;

•	we may not be able to sustain our competitive advantages in the future;

•	we may not be able to successfully adapt to changes in the scrap trading industry;

•	the future success of our business depends on retaining existing and attracting new key personnel;

•

future conditions might require us to make substantial write-downs in our assets, including requiring us to incur goodwill impairment charges, which could materially adversely affect our balance sheet and results of operations;

•	we may be subject to potential asbestos-related and other liabilities associated with former businesses;

•	certain of our operations are dependent on access to freight transportation;

•	our tax liabilities may substantially increase if the tax laws and regulations in the jurisdictions in which we operate change or become subject to adverse interpretations or inconsistent enforcement;

•	increased use of materials other than steel may have a material adverse effect on our business;

•	regulation of greenhouse gas emissions and climate change issues may materially adversely affect our operations and markets; and

•	if we fail to protect our intellectual property and proprietary rights adequately or infringe the intellectual property of others, our business could be materially adversely affected.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Annual Report. We assume no obligation to update any forward-looking statements after the date of this Annual Report as a result of new information, future events or developments except as required by federal securities laws.

Explanatory Note

Unless the context otherwise indicates or requires, as used in this Annual Report, references to:

•	“Adjusted EBITDA” has the meaning provided in footnote (3) to the Selected Financial Data included in Part II, Item 6 of this Annual Report;

•	“Company,” “we,” “our” or “us” refer to TMS International Corp. and its consolidated subsidiaries, including Tube City IMS Corporation;

•	“Discretionary Cash Flow” has the meaning provided in footnote (6) to the Selected Financial Data included in Part II, Item 6 of this Annual Report;

•	“International” refers to countries other than the United States and Canada;

•	“Latin America” refers to Mexico, Central America, South America and the Caribbean, including Trinidad and Tobago;

•	“Mill Service Group” refers to the Mill Services group segment of the Company;

•	“North America” refers to the United States and Canada;

•	“Onex” refers to Onex Partners II LP, collectively with other entities affiliated with Onex Corporation;

•	“Onex Acquisition” refers to the acquisition of the Predecessor Company on January 25, 2007 by TMS International Corp., an affiliate of Onex Partners II,LP;

•	“Predecessor Company” refers to the Company prior to the Onex Acquisition;

•	“Raw Material and Optimization Group” refers to the raw materials and optimization group segment of the Company;

•	“Revenue After Raw Material Cost” has the meaning provided in footnote (2) to the Selected Financial Data included in Part II, Item 6 of this Annual Report;

•	“Successor Company” refers to the Company after the Onex Acquisition; and

•	“TCIMS” refers to the Company’s wholly-owned indirect subsidiary, Tube City IMS Corporation, a Delaware corporation.

PART I

Item 1.	Business

Our Company

We are the largest provider of outsourced industrial services to steel mills in North America as measured by revenue and have a substantial and growing international presence. We offer the most comprehensive suite of outsourced industrial services to the steel industry and our employees and equipment are embedded at customer sites and are integral throughout the steel production process other than steel making itself. Our services are critical to our customers’ 24-hour-a-day operations, enabling them to generate substantial operational efficiencies and cost savings while focusing on their core business of steel making. We provide mill services at 81 customer sites in 11 countries across North America, Europe, Latin America and Africa and operate 35 brokerage offices from which we buy and sell raw materials across five continents. Over the past 80 years we have established long-standing customer relationships and have served our top 10 customers, on average, for over 35 years. Our diversified customer base includes 12 of the top 15 largest global steel producers, including United States Steel, ArcelorMittal, Gerdau, Nucor, Baosteel, POSCO and Tata Steel. For the year ended December 31, 2012, our Total Revenue, Revenue After Raw Materials Costs, Adjusted EBITDA and Net Income were $2,526.2 million, $606.7 million, $145.3 million, and $26.1 million, respectively. For reconciliations of Total Revenue to Revenue After Raw Materials Costs and Net Income to Adjusted EBITDA, see “Item 6. Selected Financial Data.”

Our range of specialized, value-added services is the broadest of any of our competitors and includes: (1) scrap management and preparation; (2) semi-finished and finished material handling; (3) metal recovery and slag handling, processing and sales; (4) surface conditioning; (5) raw materials procurement and logistics; and (6) proprietary software-based raw materials cost optimization. We combine this full suite of industrial services with a multi-faceted workforce, large and diverse equipment fleet and rigorous safety and environmental compliance to deliver a differentiated service offering. In these ways, we have established ourselves as a preferred service provider to many of the largest global steel producers.

Our business model is characterized by long-term contracts and a highly variable cost structure, which enable us to generate strong Discretionary Cash Flow. In 2012, 91% of our Revenue After Raw Materials Costs was generated from long-term contracts under which we provide one or more services. Our earnings are primarily driven by the steel production volumes of our customers rather than by steel prices. Based on production volumes for the year ended December 31, 2012, we estimate our existing contracts would generate approximately $2.1 billion of future Revenue After Raw Materials Costs over their remaining terms. More than 77% of such revenue would be generated from contracts that expire after 2015, and the weighted average remaining term of our contracts is approximately 3.7 years. Our cost structure is highly flexible, with approximately 80% of our cash operating costs being variable, enabling us to respond quickly to changes in market conditions. In addition, the significant majority of our Growth Capital Expenditures occur only after we have won new long-term contracts. Our global raw materials procurement business is structured such that our purchases of raw materials are typically matched with customer orders, which minimizes working capital requirements, inventory and price risk.

Over the last six years, we have expanded from primarily serving North American steel companies to having 26% and 23% of our 2012 Revenue After Raw Materials Costs and Adjusted EBITDA, respectively, generated internationally. Further, we have grown our scale and diversity in that period by expanding the number of customer sites at which we operate from 73 to 81 and our raw materials procurement locations from 11 to 35, and we have increased the average number of services offered at our customer sites from 2.1 to 2.3. Our growth plans include the following key elements: (1) continue to grow in global markets by leveraging our existing infrastructure, customer relationships, expertise and market credibility; (2) continue to increase the number of our services offered to our existing customers through cross-selling; and (3) grow through prudent acquisitions and selective additions to our service offerings.

Our Services

We provide a broad range of services through two segments, our Mill Services Group and our Raw Material and Optimization Group. For the year ended December 31, 2012, we generated Adjusted EBITDA of $130.3 million and $52.4 million from our Mill Services Group and our Raw Material and Optimization Group, respectively, before total Administrative segment costs of $37.4 million.

We provide the industry’s most comprehensive array of outsourced industrial services to steel mills. Our operational expertise and broad range of services enable steel producers to better focus on steel making and improve their cost structure by outsourcing specific non-production, yet mission critical, functions to us. We are the largest provider of outsourced services to steel mills in North America as measured by revenue and have a substantial and growing international presence. In North America, the largest outsourced steel service market, we are the largest provider of five of our six primary services, and we are the second largest provider of raw materials procurement services for steel mills. Over the past eight years, we have built a substantial presence in Europe and Latin America, and have the infrastructure required to offer all of our primary mill services to steel mills. In 2012, we were awarded new contracts to provide mill services internationally in Europe, Latin America, Africa, and the Middle East, and we are currently pursuing opportunities to further expand our services in these areas and Asia.

We also offer other services, including dust and debris management, equipment rental, mobile equipment maintenance, refractory removal, vacuumation and stevedoring.

Mill Services Group

Our Mill Services Group provides a variety of services predominantly performed at our customer sites under long-term contracts. These contracts are typically structured on a fee-per-ton basis tied to production volumes at our customer sites and are not based on the underlying price of steel. In addition, many of our contracts include tiered pricing structures, with unit prices that increase as volumes decline, and/or minimum monthly fees, each of which stabilizes our revenue in the event of volume fluctuations. They also typically provide for price adjustments based on published indices, which pass defined increases or decreases in key operating costs through to our customers.

Substantially all of our Capital Expenditures, whether Growth Capital Expenditures or Maintenance Capital Expenditures, are incurred in connection with the services provided by the Mill Services Group, since our equipment is used to perform these services. We enter into long-term contracts requiring Growth Capital Expenditures only if we determine that they will produce targeted returns on investment. Our Maintenance Capital Expenditures are highly variable because they are correlated to equipment utilization which in turn is based on our customers’ production volumes.

Scrap Management and Preparation

We provide mills with inspection, preparation and delivery of raw materials, primarily scrap, as well as inventory control through logistics management. Our services include receiving, inspecting, sorting, cleaning, shearing, burning, shredding and baling of primarily ferrous scrap and scrap substitutes (such as pig iron) according to customer specifications. Ferrous scrap is generated from many sources including industrial manufacturers, demolition sites, discarded automobiles and appliances. Our technologically sophisticated inspection and testing protocols sort the incoming scrap for processing through a variety of methods based on size, composition and type of material. We own and operate a variety of specialized heavy equipment, including locomotives, large off-highway trucks, hydraulic, track and rail cranes and mobile mass spectrometers to inspect and analyze incoming raw materials and transport raw material inventory within a mill’s facility.

Semi-Finished and Finished Material Handling

We handle and transport semi-finished and finished steel products such as steel slabs, billets and plates. Many mills require a customized transportation and logistics system to move the products safely and efficiently within the mills’ operations. Our skilled operators use large slab and billet pallet carriers, forklifts or tractor trailers to transport thousands of tons of materials. Material handling equipment is also used to move finished products from the mill into inventory and from inventory onto rail cars, trucks or barges for shipment to the mill’s customers. We also provide rail services, including use of our site-dedicated locomotives, on-site track installation and maintenance.

Metal Recovery and Slag Handling, Processing and Sales

During the steel production process, a steel making co-product known as slag is generated inside the mills’ furnaces and must be removed properly and in a timely manner to avoid any production delays. We recycle and process the slag to recover valuable metallic material that is either reused in the production of steel by the host mill or sold to other end users. The remaining non-metallic materials typically are sold to third parties as aggregates for use in cement production, road construction, ballast, agricultural and other applications.

We developed methods of removing slag material from melt shops that are now commonly used throughout the industry, and we are the leading provider of slag processing services in North America, providing slag processing services to 47 of the approximately 121 North American steel producing mills. Metal recovery and slag handling, processing and sales are fundamental to accelerating our international expansion.

Surface Conditioning

We pioneered the North American commercial application of robotic surface conditioning. Surface conditioning is a value-added process that removes imperfections from semi-finished steel products to be used in high-value applications that require unblemished finishes such as household appliances and automobiles.

Prior to the introduction of this technology, manual surface conditioning was a time-consuming and costly process. Our technological advancements in robotic surface conditioning have increased the speed, quality and consistency of the surface conditioning process, enabling us to achieve significant market share within this industry niche. Of the seven mills in North America that have automated surface conditioning installations, we perform these services on an outsourced basis at five of them. We also provide manual surface conditioning at multiple other customer sites.

Significant international opportunities exist for surface conditioning as developing nations focus on producing higher grades of steel. Specifically, demand for higher end finished steel, suitable for automotive and other advanced applications, continues to accelerate in these growing markets. Currently, four customer sites in Europe utilize our surface conditioning technology.

Raw Material and Optimization Group

Our Raw Material and Optimization Group provides services designed to assist our customers in their procurement or sale of scrap and other raw materials and to help determine the lowest cost mixture of scrap and other steel making raw materials.

Raw Materials Procurement and Logistics

We operate a worldwide procurement and logistics network to act on behalf of our customers, purchasing approximately 13 million tons of raw material inputs annually, including ferrous scrap, scrap substitutes, coke, coal, ore, non-ferrous metals, ferro-alloys and other raw materials used in steel making. Our extensive supplier contacts, substantial purchasing scale and superior market knowledge enable us to procure raw materials cost-effectively for our customers. We procure these raw materials from industrial sources, demolition contractors, metal producers and other dealers and brokers globally. We represent certain customers on an exclusive basis globally in the purchase of their ferrous scrap requirements, and represent a number of customers on a non-exclusive basis in the purchase and sale of their scrap products used or generated in the steel and iron making processes. Revenues for the raw materials procurement and logistics services we provide are generally generated pursuant to two alternative transaction models: (1) a contractually determined, volume-based fee for arranging delivery of raw materials shipments to a customer directly from a vendor with no price or inventory risk; or (2) arrangement to purchase for our own account and sell raw materials at specified prices, typically locking in a margin with minimal price or inventory risk. In addition, we occasionally take measured market risk in connection with our raw materials procurement services by either purchasing raw materials at a fixed price without an immediate corresponding sale order or agreeing to sell raw materials at a fixed price before having procured such materials.

In addition to sourcing raw materials for our customers, we arrange point-to-point delivery logistics, providing our customers with a seamless solution globally for raw material procurement needs. We procure materials on behalf of every major steel producer in North America, and as we increase our scale and reach, we expect to continue gaining global market share. For the year ended December 31, 2012, approximately 12% of the Revenue After Raw Materials Costs from our procurement business related to procuring raw materials and arranging logistics for our growing international customer base.

Proprietary Software-Based Raw Materials Cost Optimization

Our raw materials cost optimization service is sold on a fee-per-ton basis and allows our customers to achieve significant savings by optimizing their use of input materials (specifically ferrous scrap and scrap substitutes) to obtain the lowest liquid steel cost for a specified chemistry of steel. We developed and currently market our Scrap OptiMiser® and GenBlend® software packages, which are proprietary, real-time raw materials optimization systems that include materials planning, procurement and utilization platform that we believe are the most advanced and comprehensive resource management and process control solutions in the steel industry.

Our Scrap OptiMiser®, GenBlend® and related software applications utilize our proprietary database of commodity and freight information to aid mills in the planning, procurement and utilization of ferrous scrap and scrap substitutes, determining the lowest cost input mix based on market conditions, raw materials availability, on-site inventory levels and each steel mill’s unique operating characteristics. These applications are licensed on a subscription basis. We retain all rights to the software and operate the software on our subscribing clients’ behalf.

Based on information from our customers, we estimate that our optimization services have produced significant cost savings for our customers in the range of $2.00 to $6.00 per ton of liquid steel, depending on market conditions and other mill-specific factors. We have acquired 14 new service contracts for the Scrap OptiMiser® since 2004 and believe that the system’s broad appeal and growing track record will lead to increased demand among both existing and new customers. We also offer a software package, GenBlend A+®, to enable us to optimize non-ferrous metals.

Other Services

In addition, we provide other services that complement our primary offerings and represent additional opportunities for steel mills to outsource other support activities. These services include:

•	Dust and Debris Management. We provide on-site dust and debris management services to our customers, including road watering, road sweeping and vacuum truck services.

•	Equipment Rental Services. These services allow customers to benefit from our access to equipment at low cost, on-site synergies and maintenance expertise.

•	Mobile Maintenance. We offer comprehensive maintenance services for our customers’ mobile equipment that utilize our on-site maintenance resources.

•	Refractory Removal. We offer furnace, ladle and vessel refractory removal services that utilize our specialized on-site equipment and skilled operators.

•

Vacuumation. We provide routine and emergency response vacuumation services to: (1) reclaim dry and liquid spillages such as powder, slurry and water for re-use in the steel making process; and (2) remove unwanted spillages from the customer’s site.

•	Stevedoring. We offer stevedoring services to load finished products onto or unload raw materials from ships for our customers.

Total revenue contributed by class of service is included in Note 18 to the Company’s consolidated financial statements included elsewhere in this Annual Report.

We leverage our excellent customer relationships to actively pursue new types of service offerings to grow our business.

North American Operations

In North America, we are the largest provider of five of our six primary services and the second largest provider of raw materials procurement services. We are embedded at 60 customer sites in North America, representing approximately 50% of North American steel mills. We serve four of the top five largest North American steel producers, and, in 2012, customer sites where we provided one or more services represented approximately 43% of the steel produced in North America.

We are proud of our long history of quality service and strong customer relationships in North America, which have allowed us to realize a contract renewal rate of over 95% from 2007 to 2012 based on Revenue After Raw Materials Costs. North American steel producers typically rely on outsourcing for a variety of services, and we believe we provide an attractive value proposition to those customers in cross-sell opportunities because we are often able to leverage our existing infrastructure. Seventeen of our twenty-five new North American contracts won since the beginning of 2007 were the result of cross-selling, and, as a result, we increased the average number of services per customer site in North America from 2.0 in 2007 to 2.4 in 2012. In addition to cross-selling our primary services, our embedded on-site presence and daily operational integration with our customers often allow us the opportunity to proactively propose additional outsourced services.

International Operations

Over the last six years, we have expanded from primarily serving North American steel companies to having 26% and 23% of our 2012 Revenue After Raw Materials Costs and Adjusted EBITDA, respectively, generated internationally. Our leadership position in the North American market has provided us with credibility and market recognition internationally, which has facilitated our expansion into new markets with both existing and new customers. Over the past six years, we have built a substantial presence in Europe and Latin America and have the infrastructure required to offer all of our primary mill services to steel mills. Although we have only recently begun operating in these regions, in 2012 customer sites where we provided one or more services represented approximately 9% and 34% of the steel produced in Europe and Latin America, respectively, based on production results through November 2012. We have also built a substantial procurement presence in Asia and Europe and are able to offer our procurement services globally.

We operate at eleven mills located in Belgium, France, Slovakia and the United Kingdom and we have initiated operations in Poland to provide services under a contract that are scheduled to be phased-in beginning March 2013 with a full implementation of all services scheduled for the second quarter of 2014. We have also commenced a comprehensive European raw materials procurement initiative that operates from our sites in Slovakia and Belgium. Our customers in Europe include ArcelorMittal, United States Steel and Tata Steel. We

currently provide an average of 1.7 services at our European customer sites. We are using our current operations in Europe to grow our business both by pursuing new contracts at locations where we do not currently provide services and by cross-selling new services at locations where we already provide services. In addition, we believe that our raw materials procurement operations will experience steady growth in the highly fragmented European scrap market as we continue adding professionals to augment our operations in this region.

In Latin America, we currently operate at four customer sites located in Mexico and Trinidad & Tobago. Similar to our other international operations, most of our growth has been recent. In 2007, we were not operating at any customer sites in Latin America. Our customers in Latin America include leading regional and global steel producers such as Ternium and ArcelorMittal. We currently provide an average of 2.0 services at our Latin American customer sites. Our existing infrastructure in Latin America has been built to permit us to offer all of our primary mill services and procurement services, and we anticipate that these sites will provide a foundation from which we can further penetrate this geographic market.

We have established eight raw materials procurement locations across Asia in China, Indonesia, Vietnam, Taiwan, South Korea, Malaysia and Singapore. Our raw materials procurement business in Asia is driven in the near-term by sourcing scrap and other raw materials from North America, Europe and Latin America for sale to our customers in Asia. For the year ended December 31, 2012, 6% of our procurement business related to procuring and arranging logistics for raw materials for our growing customer base in Asia. We believe the growth in the installed base of scrap in Asia due to continued urbanization and economic development will lead to growth for our intra-Asian procurement and sale activities. Our presence in Asia has enabled us to build strong relationships with steel producers across the region and to develop superior market intelligence. We intend to leverage our relationships and market intelligence to introduce and expand our Mill Services Group’s business in Asia. In 2012 we made an investment to acquire a 20% equity interest in a provider of metal recovery services in Malaysia. We believe that growth in our mill services business in Asia will develop as steel markets mature and become more competitive, and the value of our services will become more apparent to steel producers.

In 2011, we won our first contract and began providing metal recovery services in Abu Dhabi in the United Arab Emirates. We believe the platform we have established in Abu Dhabi can be leveraged to help further penetrate the steel making market in the Middle East – North Africa region. Additionally, we won contracts to provide metal recovery and scrap handling services at two separate steel making facilities in South Africa. We are building an administrative and operational infrastructure in South Africa to allow us to offer all of our mill and procurement services.

Our Market Opportunity

Efficient production of steel requires constant operation due to the high costs required to start up and heat the furnaces to the required temperatures. In addition, strict production schedules are essential in order to maximize utilization and productivity and to ensure a competitive cost position. Failures by outsourced service providers can result in significant losses for their customers due to delays in the steel production process or poor product quality. As a result, steel producers generally prefer to contract with proven outsourced service providers who have track records of reliable operational expertise, employee safety, environmental compliance and financial stability.

We believe the following key dynamics will drive the continued growth of the market for outsourced industrial services to the steel making industry:

Increased Outsourcing, Especially in Developing Markets

The provision of critical industrial services is generally not a core competency of steel producers, yet it is essential to the efficient operation of their complex facilities. We believe that steel producers will increasingly utilize outsourced service providers in order to reduce costs and improve operational efficiency, enabling them to focus their human and capital resources on their core business of steel making. Steel producers in more developed markets such as North America and Western Europe have historically outsourced more industrial services than steel producers in developing markets such as Latin America, Eastern Europe, Asia, Africa and the Middle East. However, we believe that as the steel industries in developing markets mature, competition among steel producers will increase and cost and operational efficiencies will become more important, which will increase the amount of outsourcing in these markets.

Consolidation of Steel Producers Driving Outsourcing

The global steel industry has undergone significant consolidation over the last ten years. We believe that the evolution into a more consolidated, stable and competitive global steel industry has led to more sophisticated management practices which has significantly increased the international adoption of outsourced industrial services by the steel industry. Many of our customers are increasingly transferring best-practices, including the outsourcing of industrial services, across their locations worldwide.

Concentration of Outsourced Services with Fewer, Well-Established Service Providers

The outsourced industrial services market in which we operate is highly fragmented with a large number of small, local and regional service providers and very few large providers with global capabilities. Many of our large global customers require a full suite of outsourced industrial services at multiple facilities across broad geographies. In addition, these customers are seeking to decrease the administrative burden of managing multiple outsourced providers by reducing the number of vendors they engage to a manageable group of leading service providers differentiated by scale, breadth of service offering, proven service quality and safety. We believe larger outsourced service providers such as us will benefit from this trend.

Increased Emphasis on Safety and Environmental Compliance

Our customers are increasingly focused on worker safety and environmental compliance. Accordingly, our customers select industrial service providers with strong safety and environmental track records such as us. In addition to injuries, incidents can result in revenue losses from production delays, and potential financial liabilities and damage to corporate reputations.

Our Competitive Strengths

Leading Market Position

We are the largest provider of outsourced industrial services to steel mills in North America as measured by revenue and have a substantial and growing international presence. In North America, the largest outsourced steel services market, we are the largest provider of five of our six primary services, and we are the second largest provider of raw materials procurement services for steel mills. In North America, we operate at more customer sites than any of our competitors, providing mill services at approximately 50% of steel producing sites, and arranging raw material transactions on behalf of nearly all major steel producers. Our scale and market position create economies of scale, purchasing power and an ability to rapidly deploy resources and equipment, enabling us to bid competitively on contracts globally. Our leadership position in the North American market has provided us with credibility and market recognition internationally, which has facilitated our expansion into new markets with both existing and new customers. Over the past six years, we have built a substantial presence in Europe and Latin America and have the infrastructure required to offer all of our primary mill services. We have also built a substantial procurement presence in Asia and Europe and are able to offer our procurement services globally.

Broadest Portfolio of Services Globally

We provide the industry’s most comprehensive suite of outsourced industrial services to steel mills, enabling our customers to generate substantial cost savings through operational efficiencies while focusing on their core business of steel making. Our diversified offering of services and international presence afford us multiple entry opportunities for acquiring new customers and cross-selling. Approximately 60% of our 50 new contracts won since the beginning of 2007 were the result of selling new services at locations where we already provide service. Twenty-three of those contracts are from international customers. As a result, we have increased the average number of our services offered at our customer sites by 10%, from 2.1 services in 2007 to 2.3 services in 2012.

Long-Standing Relationships with Leading Steel Producers

We have established long-standing customer relationships over the past 80 years and have served our top 10 customers, based on Revenue After Raw Materials Costs for the year ended December 31, 2012, on average for over 35 years. In addition, our customer base includes 12 of the top 15 largest global steel producers. Our services are critical to our customers’ operations, and we believe we are able to provide these services in a more cost-effective manner than if performed in-house. Our Mill Services Group employees and equipment are typically embedded at customer sites and have daily interaction with customer personnel, and our Raw Material and Optimization Group is the exclusive purchasing agent for scrap and scrap substitutes for certain of our largest customers. Our deep operational integration, combined with our record of excellent performance and customer service, has driven strong customer loyalty. In addition, our customer relationships are further supported by an industry-recognized safety record that is consistently better than industry averages and a highly qualified environmental engineering staff. As a result, our contract renewal rate has been greater than 95% from 2007 to 2012 based on Revenue After Raw Materials Costs.

Long-Term Contracted Revenue and Variable Cost Structure

We provide our services through long-term contracts with our customers, which are typically structured in a manner that reduces our sensitivity to volume changes in our customers’ production. Our contracts are also typically structured on a fee-per-ton basis tied to production volumes at our customer sites and are not based on the underlying price of steel. In addition, many of our contracts include tiered pricing structures, with unit prices that increase as volumes decline, and/or minimum monthly fees, each of which stabilizes our revenue in the event of volume fluctuations. They also typically provide for price adjustments based on published indices which pass defined increases or decreases in key operating costs through to our customers. We also have a highly scalable cost structure with approximately 80% of our cash operating costs being variable, which protects our profitability during more difficult market conditions such as those experienced during 2009. In addition, our Maintenance Capital Expenditures are highly variable because they are correlated to equipment utilization, which in turn is based on our customers’ production volumes.

Strong Cash Flow Generation Drives Earnings Growth

Our business model and cost structure enable us to generate strong Discretionary Cash Flow to fund Capital Expenditures and drive earnings growth. We enter into long-term contracts requiring Growth Capital Expenditures only if we determine that they will produce targeted returns on investment. This discipline assures that we deploy our Discretionary Cash Flow in a focused manner to drive stockholder returns. Throughout the recent economic downturn, we continued to enter into new long-term contracts and invest growth capital, thereby positioning us to generate strong earnings growth as steel production volumes continue to recover.

Experienced, Proven Management Team

Our executive management team has extensive experience with the members having an average of over 27 years in our industry and over 20 years with us. Our management team successfully integrated the legacy Tube City and IMS businesses, which combined in 2004, and has continued to grow our customer base while consistently improving our industry-leading safety record. Our management team has strong relations with our employees and unions, and we have not experienced any work stoppages or strikes for 21 years. In addition, our management team has executed upon our strategic plan to build our international business, increasing the contribution of international Adjusted EBITDA as a percentage of total Adjusted EBITDA from 7% in 2007 to 23% in 2012. In 2009, one of the worst years on record for steel production, our management team responded rapidly, realizing meaningful overhead cost reductions that we believe are sustainable and carefully managing equipment deployment and Maintenance Capital Expenditures, collectively resulting in expanded Adjusted EBITDA Margins and significant Discretionary Cash Flow.

Our Growth Strategy

Continue to Grow in International Markets

We believe we have substantial international growth opportunities which will be driven by expansion of our existing market share in Latin America and Europe and continued growth in outsourcing in other markets, such as Asia, Africa and the Middle East. We believe that the rates of outsourcing steel services in the developing markets today are substantially lower than they are currently in North America. We further believe that additional opportunities exist in developing markets as steel producers discover that outsourcing certain functions enables them to be performed more cost effectively, allowing them to concentrate their attention and resources on steel making. As steel production in developing markets continues to mature and outsourcing of the services that we offer becomes more prevalent, we believe that we are well positioned to capitalize on opportunities due to our scale, existing infrastructure, proven track record and marketplace intelligence. In more developed international markets, outsourcing is common, but we believe steel producers desire more competition from proven operators such as ourselves, providing opportunities to gain market share.

In 2012, we won 17 new mill services contracts, seven of which were international contracts in countries including South Africa, Mexico, the United Arab Emirates and France.

Increase Penetration of Existing Customers

We believe we are in a unique position to leverage our existing relationships and embedded operations at our customer sites to cross-sell additional service offerings. Approximately 60% of our 50 new contracts won since the beginning of 2007 were the result of cross-selling, driven by our customers’ high satisfaction with our existing services, their desire to consolidate services with their best providers and our focus on offering our full array of services to our customers. One-half of the new cross-sell contracts we secured since the beginning of 2007 were the result of displacing the incumbent provider, and we will seek to continue to grow through these types of market share gains. On average, we provide approximately 2.3 out of our six primary services at each customer site where we currently operate (up from 2.1 in 2007), representing a significant opportunity to grow within our existing customer base. Furthermore, we are able to offer an attractive value proposition to our customers in cross-sell opportunities because we are typically able to leverage our existing infrastructure.

Selectively Expand Service Offerings

We will continue to identify opportunities to leverage our competencies to provide value-added services beyond our existing service offerings that fulfill our customers’ evolving needs. Our embedded on-site presence and daily operational integration with our customers create unique relationships, often allowing us the first opportunity to propose additional outsourced services. We are able to provide value to our customers by using our on-site operating experience and by leveraging existing on-site resources to develop customized service offerings. For example, we have recently entered into contracts for vacuumation and related cleaning services. We also plan to expand our global Raw Material and Optimization Group into commodities that we do not currently handle in large quantities and to market our internal logistics expertise as an outsourced service. For example, we have recently procured coke, iron pellets, iron ore fines and finished steel mill products.

Maximize Profit Potential

We will continue to commit growth capital to contracts where we believe our returns will drive future profitability. We will also continue to streamline our cost structure and pay down debt in order to improve operating margins and grow earnings. In 2009, we significantly reduced overhead expenses historically incurred in our Site Operating Costs and Selling, General and Administrative Expenses, enabling us to improve our Adjusted EBITDA margins in 2009 and 2010. We believe a significant amount of the overhead cost reductions will be sustainable and that improvements in our Adjusted EBITDA margins will also be sustainable, positioning us to benefit from increased steel productions as end markets continue to recover. In addition, our goal is to continue to optimize our equipment utilization to reduce maintenance costs and drive higher cash flow, providing us flexibility to make new growth investments.

Selectively Pursue Acquisitions and Partnerships

We will selectively pursue strategic acquisitions and partnerships that will diversify our existing portfolio of products and services, expand our geographic footprint and build new customer relationships. We have successfully integrated three acquisitions in the past five years. Our management team has significant international operating experience in providing outsourced services to the steel industry and strong relationships with leading global and regional steel producers. We believe this will enable us to identify and pursue attractive acquisitions and partnerships. In September 2008, we increased our international business through our acquisition of Hanson, a United Kingdom-based provider of services to steel mills and other industrial enterprises. In 2010, we further expanded our business through the acquisition of Ontario, Canada based Total Mill Services for a purchase price of $0.5 million plus a contingent payment of up to $0.2 million. Total Mill Services provides cleaning and vacuumation services to the steel industry. In 2011, we strengthened our optimization services with the acquisition of Keystone Systems Inc. for a purchase price of $0.1 million plus a contingent payment of up to $0.2 million. Keystone Systems Inc. provides software designed to help metal producers, including stainless steel and aluminum producers optimize their raw material inputs. In 2012 we acquired a non-controlling interest in a joint venture that will provide mill services to one of Malaysia’s largest steelmakers. We are continuing to pursue a number of international opportunities in Europe, Asia, and Latin America. We believe that by continuing to utilize our disciplined acquisition and joint venture strategies, we will be able to supplement our organic growth prospects and enhance our long-term earnings growth.

Customers

Our customer base includes the leading integrated and minimill steel producers in the world. We operate at 81 customer sites in 11 countries across North America, Europe, Latin America and the Middle East, and our global raw materials procurement network spans five continents. We have established long-standing customer relationships and have served our top 10 customers, based on Revenue After Raw Materials Costs for the year ended December 31, 2012, on average for over 35 years. We have a strong presence at our customers’ sites globally. Some examples of the length of our relationship and breadth of coverage at our customers’ sites are set forth in the following chart.

Customer	Number of TMS Sites	Years of TMS Service(1)
AK Steel	4	24
ArcelorMittal	12	72
Gerdau	10	35
Nucor	9	33
Tata Steel	2	51
Ternium	2	6
United States Steel	9	69
Emirates Steel	1	2

(1)	Includes service to predecessor entities.

Our consistent record of cost-reduction, superior performance, safety and environmental stewardship has facilitated longstanding relationships with global steel producers. On average, we have served our top 10 customers, based on Revenue After Raw Materials Costs for the year ended December 31, 2012, for over

35 years. Our top 10 customers accounted for 79% of our Revenue After Raw Materials Costs. We provide services to each of our top customers under many contracts that cover multiple services and customer sites. The strength of our relationships with our customers and integration of our operations within our large installed base of on-site equipment create significant barriers to entry and have driven our greater than 95% contract renewal rate from 2007 to 2012 based on Revenue After Raw Materials Costs.

For the year ended December 31, 2012, our Revenue After Raw Materials Costs from our largest customer, United States Steel (together with its affiliates), accounted for approximately 26% of our consolidated Total Revenue and 24% of our Revenue After Raw Materials Costs. We provide services to United States Steel under a number of contracts that together cover 32 services at 9 sites. The average remaining contract life for the services we provide to United States Steel and its affiliates is approximately five years. While we are not substantially dependent on any one contract with United States Steel, the loss of the business with this customer would likely have a material adverse effect on our results of operations.

We provide our services through long-term contracts with our customers. These contracts are typically structured in a manner that reduces our sensitivity to volume changes in our customers’ production. Our contracts are also typically structured on a fee-per-ton basis tied to production volumes at our customer sites and are not based on the underlying price of steel. In addition, many of our contracts include tiered pricing structures, with unit prices that increase as volumes decline, and/or minimum monthly fees, each of which stabilizes our revenue in the event of volume fluctuations. They also typically provide for price adjustments based on published indices which pass defined increases or decreases in key operating costs through to our customers.

For the year ended December 31, 2012, 91% of our Revenue After Raw Materials Costs was generated from long-term contracts under which we provide one or more services. Our contracts generally have initial terms of between five and 10 years in length. The contracts are site-specific and typically include multiple services per customer site. Based on production volumes for the year ended December 31, 2012, we estimate that our existing contracts would generate Revenue After Raw Materials Costs of approximately $2.1 billion over their remaining terms. More than 77% of such Revenue After Raw Materials Costs would be generated from contracts that expire after 2015, and the weighted average remaining term of our contracts is approximately 3.7 years. Certain of our contracts, including contracts with our largest customer, contain provisions providing for the right to terminate for convenience through the payment of significant scheduled termination fees based on the remaining terms of the contracts.

We have a successful track record of winning new business and gaining market share, having won 50 new contracts from 2007 through 2012, including 20 contracts at sites where we did not previously provide services and 30 contracts at existing sites where we offered additional services. Of our 50 new contracts won in the past six years, 21 new contracts resulted from a steelmaker outsourcing services for the first time. Fifteen of the new cross-sell contracts we secured since the beginning of 2007 were the result of displacing the incumbent provider.

We evaluate and pursue new service contract opportunities by assembling multi-functional teams, including representatives from sales and marketing, engineering, maintenance, asset management, site operations and finance, to analyze opportunities and formulate comprehensive proposals. We employ a disciplined approach of preparing detailed financial analyses that incorporate pricing, revenue, fixed costs, required equipment and personnel, creditworthiness, customer reputation, historical and forecasted production volume and the unique characteristics of each mill to develop each proposal. Final decisions regarding a proposed bidding strategy are subject to final approval by an executive committee consisting of members of senior management. The time period for the bidding process typically ranges from four months to nine months, with the actual duration of such period being dependent upon the type and magnitude of the services that are involved as well as the type of equipment required.

Competition

The global outsourced steel services industry is highly competitive. Competition is based largely upon service quality, operational expertise, safety record, price, past experience, reputation and financial capability.

Certain of our competitors are companies or divisions or operating units of large companies that have greater financial and other resources than we do, and a potential customer could view that as an advantage for such a competitor. In North America, primary direct competitors include: Harsco Corporation, through its Harsco Metals division; Edward C. Levy Co.; Nucor Corporation, through its acquisition of the David J. Joseph Company; Stein Steel Mill Services, Inc.; Philip Services Corporation; Sims Metal Management and Phoenix Services, LLC, although most of our service categories include one or more additional significant competitors. In Europe, Latin America and Asia, competitors include Harsco Metals, Phoenix Services, LLC, Edward C. Levy, BIS, Sims Metal Management, TSR Recycling and numerous regional service providers, including Ortec Group, Getim, Recmix Belgium, DSU, Techint Group and Egon Evertz KG.

Competitors By Service Category

Service Category	Primary Third-Party Competitors

Scrap Management and Preparation	Harsco Metals, David J. Joseph, Edward C. Levy Co., Phoenix Services, LLC, Stein Steel Mill Services, Inc., Kinder Morgan and local and regional competitors

Semi-Finished and Finished Material Handling	Harsco Metals, Phoenix Services, LLC, Edward C. Levy Co., Stein Steel Mill Services, Inc., Ports America, Inc., Kinder Morgan and local and regional competitors

Metal Recovery and Slag Handling, Processing and Sales	Harsco Metals, Edward C. Levy Co., Stein Steel Mill Services, Inc., Phoenix Services, LLC and local and regional competitors

Surface Conditioning	Harsco Metals, Edward C. Levy Co., Egon Evertz KG and local and regional competitors

Raw Materials Procurement and Logistics	David J. Joseph, OmniSource Corporation, Philip Services Corporation, Sims Metal Management, Mid Ship Logistics, TSR Recycling and local and regional competitors

Proprietary Software-Based Raw Materials Cost Optimization	David J. Joseph and Management Science Associates, Inc.

Other Services	Most of the above-named competitors, KT–Grant, Inc. and local suppliers

Intellectual Property

We own a number of registered and unregistered trademarks and service marks in the United States and abroad that we use in connection with our businesses, including: Tube City IMS®, We Create Value®, Scrap Optimiser®, Genblend®, The Evolution of Value® and certain related designs and logos. We also own three issued U.S. patents, one issued Canadian patent and one issued U.K. patent covering various devices, systems and processes related to our steel services business. We currently have no patents on any of our software, relying instead on copyright and trade secret protection. We own a number of U.S. copyright registrations covering portions and versions of our Scrap Optimiser® software applications, and we have acquired licenses to use certain third-party software in some of our software programs including our Scrap Optimiser® software applications.

Our patents all have a life of 20 years from their respective filing dates; the earliest expiring in 2015 and all will expire by 2023. Our trademark and service mark registrations carry 10-year renewable terms. Our copyright registrations covering the Scrap Optimiser® software survive 70 years beyond the life of the software’s author. Our licenses to use third-party software programs, including those found in portions of our Scrap Optimiser® software, generally grant us certain renewable, non-exclusive license rights.

History and Corporate Information

We were formed by Onex on October 31, 2006 in connection with the acquisition in January 2007 of Tube City IMS Corporation from its previous owners. We operate through our subsidiaries, including our primary operating company Tube City IMS, LLC, a Delaware limited liability company. The Raw Material and Optimization Group traces its roots to Tube City Iron & Metal, or Tube City, formed in 1926 as a scrap metal dealer and processor in McKeesport, Pennsylvania. The Mill Services Group traces its roots to International Mill Service, or IMS, which started in the Cleveland, Ohio area in 1936 in the sand and gravel business and evolved into the slag processing and metal recovery business.

Through the succeeding years, each of Tube City and IMS continued to grow and expand its respective portfolio of steel mill services. Tube City and IMS were combined in 2004. Since that date, the combined enterprise has fully integrated its separate and complementary outsourced steel mill services into the largest provider of outsourced industrial services to steel mills in North America with a substantial and growing international presence.

Our principal executive offices are located at 12 Monongahela Avenue, Glassport, Pennsylvania 15045, and our telephone number is (412) 678-6141. Our website address is www.tmsinternationalcorp.com. Information contained on or accessible through our website is not a part of this Annual Report.

Employees

As of December 31, 2012, we employed approximately 4,400 people, approximately 3,700 of whom are hourly employees. As of December 31, 2012, approximately 47% of our North American hourly employees are covered by 29 collective bargaining agreements. Labor agreements with these unions expire periodically through May 2017. Approximately 10% of our North American hourly employees are covered by collective bargaining agreements that expire before December 31, 2013. Our management team has strong relations with our employees and unions, and we have not experienced any work stoppages or strikes for 21 years.

Financial Information About Segments and Geographic Areas

Financial information concerning industry segments and geographic areas is included in Note 18, Operating Segments, to our consolidated financial statements and the notes thereto included elsewhere in this Annual Report. For risks associated with our foreign operations, see “Item 1A. Risk Factors.” See also “Item 7. Management’s Discussion and Analysis of Financial Conditions and Results of Operations”.

Seasonality

Our consolidated results are not significantly impacted by seasonality. From time to time we have experienced a slight decrease in revenue during the winter months at certain customers’ sites.

Working Capital

For information concerning our practices relating to working capital items, see “Item 7. Management’s Discussion and Analysis of Financial Conditions and Results of Operations—Liquidity and Capital Resources—Working Capital.”

Regulatory Considerations—Environmental, Safety and Quality Matters

Our business, like that of our customers and competitors, is subject to extensive regulation related to protection of the environment, including requirements concerning the handling, storage and disposal of hazardous materials and solid and hazardous waste, air emissions, wastewater discharges, investigation and the cleanup of contaminated sites and occupational health and safety. We are heavily regulated and closely monitored by environmental agencies because of the high level of environmental risk associated with our operations and those of our customers and competitors in the steel industry. Certain of our operations, including metal recovery, slag processing, materials handling, scrap management and surface conditioning, may require permits for air emissions, wastewater discharges, or other environmental impacts. These permits contain terms and conditions that impose limitations on our production levels and associated activities and periodically may be subject to modification, renewal and revocation by issuing authorities. We periodically monitor the regulatory status of each of our facilities, including changes in operations, to ensure compliance with applicable environmental regulations. Although we have been involved from time to time in environmental regulatory or judicial proceedings, we believe that our business currently is in substantial compliance with applicable environmental laws and regulations. However, environmental regulations are becoming increasingly stringent, and we may be subject to enhanced enforcement. If we are not in compliance with applicable environmental, health and safety requirements, or the permits required for our operations, we could be subject to material fines or penalties and, potentially, criminal sanctions, enforcement actions, third-party claims for property damage and personal injury, requirements to clean up property or to pay for the costs of cleanup, or regulatory or judicial orders enjoining or curtailing operations or requiring corrective measures, including the installation of pollution control equipment or remedial actions. We could also face the risk of termination under our contracts for the facility where the violation occurred. In addition, we could be required to make significant expenditures to cure violations, or as a result of increases in production that trigger more significant requirements under existing environmental laws or requirements under future environmental laws. See “Risk Factors—Our business is subject to environmental regulations that could expose us to liability, increase our costs of operations and otherwise have a material adverse effect on our results of operations.”

We conduct regular worker safety compliance audits, maintain a comprehensive safety manual and engage in continuous worker safety training. All employees at a site are required to pass our medical surveillance program prior to performing work. Our employees participate in ongoing environmental and safety awareness training, which is incorporated into continuous job requirements. Our employees periodically meet with customers to develop mutually beneficial standard operating procedures designed to increase work safety and efficiencies. Site construction incorporates all government-required industrial hygiene and environmental safeguards. We provide for the maintenance of safety and environmental controls and devices on an ongoing basis.

We have obtained ISO 9001 quality certification at the following facilities: Gary, Indiana; Mansfield, Ohio; Middletown, Ohio; Fairfield, Alabama; Granite City, Illinois; Ecorse, Michigan; West Mifflin, Pennsylvania; and Kosice, Slovakia.

Available Information

Our Internet address is www.tmsinternationalcorp.com. The content on our website is available for information purposes only. It should not be relied upon for investment purposes, nor is it incorporated by reference into this Annual Report.

We make available through our Internet website, under the heading “Investor”, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements and amendments to those reports as soon as reasonably practicable after we electronically file them with the Securities and Exchange Commission (“SEC”). Copies of our key corporate governance documents, including our Corporate Governance Guidelines, Code of Ethics and Business Conduct, and charters for our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are also available on our website.

Our filed Annual and Quarterly Reports, Proxy Statement and other reports previously filed with the SEC are also available to the public through the SEC’s website at http://www.sec.gov. Materials we file with the SEC may also be read and copied at the SEC’s Public Reference Room at 100 F Street, NE, Washington D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.

Item 1A.	Risk Factors

North American and global steel production volumes and demand for steel are impacted by regional and global economic conditions and by conditions in our key end markets, including automotive, consumer appliance, industrial equipment and construction markets.

Global steel production volumes and the demand for steel in North America and worldwide are impacted by, and will continue to be impacted by, global economic conditions and conditions in key end markets, including automotive, consumer appliance, industrial equipment and construction markets. We derive a substantial portion of our Revenue After Raw Materials Costs from providing services to North American steel mills. Our Revenues After Raw Materials Costs and earnings are primarily driven by the volume of steel production at our customers’ mills; accordingly, declines in our customers’ production volumes have a direct negative impact on our Revenue After Raw Materials Costs and other results of operations.

Many factors may materially adversely affect production by our steel customers, including, but not limited to:

•

decreases in demand for steel or failure of demand to increase to the extent forecasted, particularly in key end markets, including automotive, consumer appliance, industrial equipment and construction markets;

•	failure of the economy to fully recover from the recession that commenced in 2008, or the advent of any future recessions; and

•

increases in imports of steel that may result in an oversupply of steel in North America, our largest market, and may displace our North American customers’ steel production, including increases resulting from changes in currency rates, import tariffs or other trade regulations.

We cannot predict the impact of global economic conditions and conditions in key steel end markets, such as automotive, consumer appliance, industrial equipment and construction markets, on the demand for and production of steel in North America and worldwide.

During a material economic downturn in the steel industry or due to company-specific events, some of our customers could experience financial difficulties and close operations or significantly decrease production permanently or for an extended period at sites that we service. The resulting decrease in business volumes could result in a decreased need for our services and materially adversely impact our business, financial condition, results of operations and cash flows. For example, during the first half of 2009, many of our customers significantly reduced or altogether stopped producing steel at certain facilities.

We rely on a number of significant customers and contracts, the loss of any of which could have a material adverse effect on our results of operations.

For the twelve months ended December 31, 2012, our largest customer, United States Steel (together with its affiliates), accounted for approximately 24% of our Revenue After Raw Materials Costs, and our top 10 customers accounted for 79% of our Revenue After Raw Materials Costs. A reduction in activity by a customer at one or more sites that we service (or its decision to idle or permanently close any customer site we service) would reduce the revenue we receive from such customer at those sites. A loss of a significant customer or the partial loss of a customer’s business through the termination or non-renewal of one of its significant contracts with us, or temporary or permanent shut down of one or more sites, could have a material adverse effect on our revenue and other results of operations. In general, our contracts are not terminable without cause. However, certain of our contracts, including contracts with our largest customers, contain provisions providing for the right to terminate for convenience through the payment of significant scheduled termination fees based on the remaining terms of the contracts. Further, notwithstanding our contractual rights, we may not have an effective remedy if one of our largest customers attempts to unilaterally change the terms in our contracts.

In addition, because our business is conducted under long-term contracts (often servicing the same steel company under separate, site-specific or service-specific contracts) and is highly dependent on business relationships, it could be very difficult to replace a current customer or contract with a new customer or contract. Even if we were to replace a significant customer or contract, we might not be able to find another customer or enter into a replacement contract that would provide us with comparable revenue. We may lose significant customers or contracts in the future, and any resulting losses could materially adversely affect results of operations. Contracts and contract renewals we enter into in the future may not include tiered pricing structures and/or minimum monthly fees, each of which stabilizes our revenue in the event of volume fluctuations.

Some of our operations are subject to market price and inventory risk arising from changes in commodity prices.

Although significant portions of our operations are more sensitive to changes in the volume of steel production than to changes in prices, certain of our operations subject us directly to price and/or inventory risk. In particular:

•	we routinely maintain a limited quantity of unsold scrap inventory;

•

there are occasions when we may purchase quantities of raw materials in excess of immediate sales commitments. Similarly, we may have contractual commitments to provide certain raw materials to customers without a corresponding right to purchase all of the materials required to fulfill our commitment;

•	we typically have the right to sell for our own account, subject to royalty payments to the host mill, slag and certain other co-products under our contracts; and

•	we generate a portion of our revenue in our raw materials procurement activities from procurement fees that can be influenced by changes in prices, market conditions and competition.

Our global raw materials procurement business is structured such that our purchases of raw materials are typically matched with customer orders, which minimizes inventory and price risk. However, we will from time to time take measured positions in raw materials inventory or experience a delay between the time all or a portion of the raw materials are purchased or sold by us and the time the raw materials are matched to customer purchase or sale orders. As a result, we may be subject to losses arising from changes in commodity prices.

If we are unable to manage inventory or price risk, our results of operations and profitability could be materially adversely affected.

If we fail to make accurate estimates in bidding for long-term contracts, our profitability and cash flow could be materially adversely affected.

The majority of our Revenue After Raw Materials Costs is derived from customers’ sites where we have long-term contracts that typically have a term of five to 10 years. When bidding for a job, we are required to estimate the amount of production at a particular steel mill and the costs of providing services at that mill. In general, the higher the estimated volume of steel production at a customer site, the lower the unit price per volume of product handled or service provided that we can offer. Other estimates that will determine the unit price per volume that we can offer include local labor, transportation and equipment costs. If our volume estimates for a contract ultimately prove to be too high, or our cost estimates prove to be too low, our profitability and cash flows under that contract will be adversely affected.

Operating in various international jurisdictions subjects us to a variety of risks.

We currently operate at customer sites in 11 countries, and during the twelve months ended December 31, 2012 we derived approximately 26% of our Revenue After Raw Materials Costs from providing services and products to steel mills outside of North America. Due to the extensive diversification of our international operations, we are subject to a higher level of risk than some other companies relating to international conflicts, wars, internal civil unrest, trade embargoes and acts of terrorism. As we expand internationally, we will further become exposed to a variety of risks that may materially adversely affect results of operations, cash flows or financial position. These include the following:

•	periodic economic downturns in the countries in which we do business;

•	fluctuations in currency exchange rates;

•	customs matters and changes in trade policy or tariff regulations or other impositions of export restrictions;

•	imposition of or increases in currency exchange controls and hard currency shortages;

•	changes in regulatory requirements in the countries in which we do business;

•	labor relations and works’ council and other labor requirements;

•	higher tax rates and potentially adverse tax consequences, including restrictions on repatriating earnings, adverse tax withholding requirements and double taxation;

•	longer payment cycles and difficulty in collecting accounts receivable;

•	complications in complying with a variety of foreign laws and regulations;

•	political, economic and social instability, civil unrest, terrorism and armed hostilities in the countries in which we do business;

•	risk of nationalization of steel mills and/or cancellation of our contracts without adequate remedy;

•	inflation rates in the countries in which we do business;

•	laws in various international jurisdictions that limit the right and ability of subsidiaries to pay dividends and remit earnings to affiliated companies unless specified conditions are met;

•

risks arising from having our employees and equipment embedded at customer sites, such as risks relating to our ability to access or retrieve our equipment in the event a customer enters into an insolvency proceeding; and

•	uncertainties arising from local business practices, cultural considerations and international political and trade tensions.

If we are unable to successfully manage the risks associated with our increasingly global business, our financial condition, cash flows and results of operations may be materially adversely affected.

Our international expansion strategy may be difficult to implement and may not be successful.

Beginning in 2006, we implemented a number of international initiatives to expand our global footprint to countries that we do not serve throughout Europe, Latin America, Asia, Africa and the Middle East. We cannot assure you that outsourcing will become a prevalent practice in these developing countries or that our initiatives will be successful. If we are able to expand into new international markets, we will further become exposed to a variety of risks and uncertainties that may materially adversely affect our results of operations, cash flows or financial position. These include all of the risks and uncertainties that we are currently exposed to in connection with our existing international operations, as well as risks and difficulties inherent in expanding to new jurisdictions, such as establishing new relationships and conducting business in legal and cultural climates with which we have limited or no experience. Furthermore, the success of our international growth strategy depends on our ability to attract key management with business contacts and favorable reputations in our target markets. We will also incur additional costs and expenses in connection with our efforts to execute an international growth strategy, and we cannot assure you that we will be profitable or successful in expanding our operations into new international markets. If we are unable to successfully manage the risks associated with the expansion of our operations into new international markets, our financial condition, cash flows and results of operations may be materially adversely affected.

Our business involves a number of personal injury and other operating risks, and our failure to properly manage these risks could result in liabilities and loss of future business not fully covered by insurance, and could have a material adverse effect on results of operations.

Our business activities involve certain operating hazards that can result in personal injury and loss of life, damage and destruction of operating equipment, damage to the surrounding areas, interruption or suspension of operations at a customer site and loss of revenue and future business. Under certain circumstances, we may be required to indemnify our customers against such losses even though we may not be at fault. While we have in place policies to minimize the risk of serious injury or death to our employees or other visitors to our operations, we may nevertheless be unable to avoid material liabilities for any such death or injury that may occur in the future, and these types of incidents may have a material adverse effect on our financial condition. Although we believe that we maintain adequate insurance against these risks, there can be no assurance that our insurance will be sufficient or effective under all circumstances or against all claims or hazards to which we may be subject or that we will be able to continue to obtain adequate insurance protection. A successful claim for damage resulting from a hazard for which we are not fully insured could materially adversely affect our results of operations. In addition, if a customer concluded that we were responsible for an accident at one of our customer sites that resulted in significant losses to them and/or an interruption or suspension of their operations, we could lose such customer’s business. Moreover, such events may adversely affect our reputation in the steel industry, which may make it difficult to renew or extend existing contracts or gain new customers.

We are subject to concentrated credit risk and could become subject to constraints on our ability to fund our planned capital investments and/or maintain adequate levels of liquidity and working capital under our senior secured ABL facility as a result of concentrated credit risk, declines in raw material selling prices or declines in steel production volumes.

As of December 31, 2012, our largest customer, United States Steel (together with its affiliates), accounted for 26% of our accounts receivable, and our top 10 customers accounted for 67% of our accounts receivable. We are party to multiple long-term contracts with many of our customers, including a number of contracts with United States Steel and its affiliates. Our relative concentration of significant customers, combined with the risk of customer financial difficulties and resulting impacts on us as described above, exposes us to concentrated credit risk or the risk of reduced borrowing capacity under our senior secured ABL facility. Further consolidation among any of the steel industry’s larger companies, many of which are our customers, could further increase the concentration of credit risk we face.

If our customers suffer significant financial difficulty, they also may not pay us for work we perform or the products we procure, which could have a material adverse effect on our results of operations. It is possible that customers may reject their contractual obligations to us under bankruptcy laws or otherwise. Significant customer bankruptcies could further adversely impact our Revenue After Raw Materials Costs and increase our operating expenses by requiring larger provisions for bad debt. In addition, even when our contracts with these customers are not rejected, if customers are unable to meet their obligations on a timely basis, it could adversely impact our ability to collect receivables, the valuation of inventories and the valuation of long-lived assets of our business, as well as negatively affect the forecasts used in performing our goodwill impairment testing under FASB ASC Topic 350, Goodwill and Other Intangible Assets. Further, we may have to negotiate significant discounts and/or extended financing terms with these customers in such a situation, each of which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

In addition, depressed steel production could weaken demand for raw materials and result in reduced selling prices. While declines in raw material prices tend not to have a significant impact on our Adjusted EBITDA as they would tend to reduce both our revenue and our cost of raw materials roughly equally, declines in raw material prices will cause related declines in our accounts receivable and inventory balances, which form the collateral base for our senior secured ABL facility. While we cannot predict the level of any such further declines in the value of our collateral or the degree to which such declines would decrease availability under our senior secured ABL facility, these events could combine to constrain our ability to fund additional capital investments and maintain adequate levels of liquidity and working capital.

If we experience delays between the time we procure raw materials and the time we sell them, we could become subject to constraints on our ability to maintain adequate levels of liquidity and working capital.

Our global raw materials procurement business is structured such that our purchases of raw materials are typically matched with customer orders, which minimizes inventory and price risk. However, we will from time to time take measured positions in raw materials inventory or experience a delay between the time all or a portion of the raw materials are purchased or sold by us and the time the raw materials are matched to customer purchase or sale orders. As a result, our ability to fund additional capital investments and maintain adequate levels of liquidity and working capital could become constrained and this could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Our estimates of future production volumes may not result in actual revenue or translate into profits.

We have estimated future production volumes on the basis of our past experience under our existing customer relationships and the length of the terms of our existing contracts. However, such projected volumes may not be realized as revenue or, if realized, may not result in profits. As of December 31, 2012, and based on production volumes for the twelve months ended December 31, 2012 and remaining contract terms, we estimate that our existing multi-year contracts will generate approximately $2.1 billion in future Revenue After Raw Materials Costs. These estimates are based on assumptions that may prove to be incorrect. Accordingly, investors should not place undue reliance on such estimates. Cancellation of contracts or other changes by our customers could significantly reduce the revenue and profit we actually receive from our contracts. In the event of a cancellation, we may be reimbursed for certain costs, but we typically have limited contractual rights to revenue for services not yet performed. Our customers’ future requirements and our estimates may prove to be unreliable. If our estimates of future production volumes fail to materialize, we could experience a reduction in revenue after materials costs and a decline in profitability, which would result in a deterioration of our financial condition, profitability and liquidity.

Counterparties to agreements with us may not perform their obligations.

We enter into agreements with various counterparties for the procurement of raw materials and provision of services. In the event of non-performance by a counterparty of its obligations under such contracts, we could incur losses as a result of our counterparty’s non-performance or otherwise incur costs in seeking the enforcement of our agreements. For example, a buyer of raw materials from our Raw Material and Optimization Group may seek to avoid its obligations if the cost of raw materials decreases significantly between the time of the order and fulfillment, or a steel mill at which we have a contract to provide services may cease operations and deny us the ability to generate anticipated revenue.

We are also subject to the risk that certain counterparties from whom we purchase raw materials from time to time may cease to be a source of supply to us, due to consolidation or other market forces.

Exchange rate fluctuations or decreases in exports of steel may materially adversely impact our business.

Fluctuations in foreign exchange rates between the U.S. dollar and the other currencies in which we conduct business may materially adversely impact our operating income and income from continuing operations in any given fiscal period. Our operations in the United States accounted for approximately 70% of our Revenue After Raw Materials Costs and 70% of our Adjusted EBITDA for the twelve months ended December 31, 2012. An increase in the value of the U.S. dollar relative to the foreign currencies in which we earn our revenues generally has a negative impact on operating income, whereas a decrease in the value of the U.S. dollar tends to have the opposite effect. Fluctuations in foreign exchange rates or decreases in exports of steel, including decreases resulting from the imposition of significant export restrictions, could also have an impact on demand for steel, the volume of global steel production and steel production in North America, as well as affect scrap pricing and procurement costs. If the exchange rates for foreign currencies change materially in relation to the U.S. dollar, our financial position, results of operations, or cash flows may be materially affected.

An increase in our debt service obligations may materially adversely affect our earnings and available cash and could make it more difficult to refinance our existing debt.

Our credit facilities include a senior secured ABL facility and a senior secured term loan credit facility. As of December 31, 2012, our gross availability under the senior secured ABL facility was $301.5 million and we had no borrowings outstanding. Also on that date, $16.8 million face amount of letters of credit were issued against our senior secured ABL facility, and approximately $297.8 million was outstanding under our senior secured term loan credit facility.

To secure amounts outstanding under our credit facilities, substantially all of the assets of our operating subsidiaries are pledged as security to the lenders. We expect to be able to repay the balance of our indebtedness and meet our other obligations through cash generated from operations. However, we may need to obtain new credit arrangements and other sources of financing in order to meet our future obligations and working capital requirements and to fund our future capital expenditures. Our ability to repay our outstanding debt and to fund our capital expenditures and other obligations depends on our successful financial and operating performance. Our ability to refinance our outstanding debt depends not only on our successful financial and operating performance, but also on the availability of funds from credit markets. There is no assurance that we will be able to refinance our debt on terms similar to those of our existing facilities.

An increase in our debt service obligations could materially adversely affect our earnings. Our debt service obligations could increase as a result of an increase in the amount outstanding under our senior secured ABL facility or by incurring new credit arrangements. Our debt service obligations could also increase as a result of an increase in interest rates. In addition, our senior secured ABL facility contains a consolidated fixed charge coverage covenant pursuant to which our fixed charge coverage ratio is not permitted to be less than 1.0 to 1.0 during any period where our excess availability under this facility is less than $35.0 million.

The terms of our credit facilities may restrict our current and future operations, particularly our ability to finance additional growth or take some strategic or operational actions.

Our credit facilities are secured by substantially all of the assets of our operating subsidiaries and contain, and any future refinancing or additional debt instruments likely would contain, significant operating and financial restrictions. In addition, the indenture governing the senior subordinated notes contains customary affirmative and negative covenants. These restrictions may adversely affect our ability to finance future operations or capital needs or to engage in other business activities. Among other things, the agreements limit our ability and the ability of our subsidiaries to:

•	incur additional indebtedness;

•	make loans and investments;

•	enter into sale and leaseback transactions;

•	incur liens;

•	declare or pay dividends or make other distributions, or repurchase or redeem capital stock or other equity interests;

•	enter into transactions with affiliates;

•	sell assets or merge with or into other companies; and

•	make capital expenditures.

In addition, we may from time to time seek to refinance all or a portion of out debt or incur additional debt in the future. Any such future debt or other contracts could contain covenants more restrictive than those in our senior secured credit facilities and the indenture governing our senior subordinated notes. If we fail to satisfy our covenants, we will not be able to borrow under our senior secured credit facilities, and the lenders under our credit facilities could accelerate our debt and require immediate payment.

We expend significant funds and resources to embed ourselves at our customers’ sites, but we may not receive significant profits for a period of time following such efforts.

The development or expansion of our operations at our customer sites may involve a multi-year payback cycle. Depending on the scope of services that we provide, we could expend significant funds and resources in connection with newly-added sites or services before such efforts result in any significant profits. We refer to these funds as Growth Capital Expenditures. We continue to review possible opportunities for establishing operations at new customer sites that will generate additional profits, but those opportunities, particularly with respect to scrap handling, slag processing and surface conditioning also require significant Growth Capital Expenditures. While we typically make the bulk of our Growth Capital Expenditures after we enter into a final binding contract, we may make certain Growth Capital Expenditures during negotiations of the terms of a final binding contract and may not recover the Growth Capital Expenditures or realize any returns if no final contract is entered into.

Increases in costs of maintenance and repair of our equipment or increases in energy prices could increase our operating costs and reduce profitability.

We incur significant maintenance expenses and Maintenance Capital Expenditures in connection with maintaining, repairing and replacing our mobile heavy equipment, including steel slab carriers, large earth moving front-end loaders/track loaders, pot carriers, pallet carriers, hydraulic/cable cranes, large off-highway trucks, magnetic separating and processing plants, surface conditioning machines and other equipment. These costs vary from year to year, and if such costs were to be higher than anticipated we could be required to incur significant expenses and make significant Maintenance Capital Expenditures, which could have a material adverse affect on our operating income, cash flows and results of operation. In addition, worldwide political and economic conditions and extreme weather conditions, among other factors, may result in an increase in the volatility of energy costs, both on a macro basis and for us specifically. We consume approximately eight to 11 million gallons of diesel fuel annually. To the extent that such costs cannot be passed to customers in the future on a timely basis or at all, whether as a result of contractual price adjustment mechanisms or otherwise, operating income and results of operations may be materially adversely affected.

Higher than expected claims under our self-insured health plans, under which we retain a portion of the risk, and our large deductible workers’ compensation program could adversely impact our results of operations and cash flows.

We self-insure our employees’ health insurance using a third-party administrator to process and administer claims. We have stop-loss coverage through an insurer that covers claim payments exceeding $175,000 per employee per year subject to a yearly aggregate deductible of $155,000. We maintain accruals for unpaid claims and claims incurred but not reported based on internal analysis of claims experience and actuarial calculations.

We also insure our workers’ compensation obligations under our large deductible workers’ compensation program. Under this program, the maximum exposure per claim is $1.0 million and stop-loss coverage is maintained for amounts above this limit. The aggregate maximum exposure is limited to a percentage of payroll for each open policy. We accrue for this expense in amounts that include estimates for incurred but not reported claims, as well as estimates for the ultimate cost of all known claims. We do not have funds on deposit with any third-party insurance company administering self-funded retentions, but we do secure these obligations with letters of credit.

At December 31, 2012, we had recorded liabilities of $12.2 million related to both asserted and unasserted health insurance and workers’ compensation claims. If actual claims are higher than those projected by management, an increase to our reserves for health insurance and workers’ compensation claims may be required and would be recorded as a charge to income in the period in which the need for the change was determined. Conversely, if actual claims are lower than those projected by management, a decrease to our insurance reserves may be required and would be recorded as a reduction to expense in the period in which the need for the change was determined.

We are exposed to work stoppages and increased labor costs resulting from labor union activity among our employees and those of our customers.

As of December 31, 2012, approximately 47% of our North American hourly employees are covered by 29 collective bargaining agreements. Labor agreements with these unions expire periodically through May 2017. Approximately 10% of our North American hourly employees are covered by collective bargaining agreements that expire before December 31, 2013. Our negotiations of new labor agreements with our union employees are time-consuming and subject to many factors outside of our control, and we may not be successful in such negotiations. Each regularly scheduled negotiation of labor agreements may result in increased labor costs. If we are unable to negotiate new terms with our unionized labor successfully as their contracts become due, we could experience a work stoppage, which could materially adversely impact our results of operations or, in the worst case scenario, lead to the termination of contracts with one or more of our significant customers.

In addition, many of our customers have employees who are members of trade unions. Because our Service Revenue is primarily derived from steel mill production, a prolonged work stoppage or frequent work stoppages in our customers’ mills could cause a decline in production and a reduction in our revenue, profitability and cash flow.

We maintain strike interruption insurance coverage for certain of our sites to help protect us in the event of a labor stoppage by a customer’s union, but such insurance may not cover our losses or our losses may be in excess of our insurance coverage.

Our pension and other post-employment benefit plans are currently underfunded or unfunded and we have to make cash payments, which may reduce the cash available for our business.

As of December 31, 2012, the date the assets and liabilities of our plans were last actuarially computed, our pension plans were underfunded by a total of $8.2 million. We made cash payments of approximately $1.5 million to the underfunded pension plans during the year ended December 31, 2012, consisting primarily of minimum contributions required by ERISA regulations and Canadian governmental authorities. The funded status of the plans may be adversely affected by the investment experience of the plans’ assets in both the United States and Canada, by any changes in the law either in the United States or Canada, and by changes in the statutory interest rates used by “tax-qualified” pension plans in the United States to calculate funding liability. Accordingly, if the performance of our plans’ assets does not meet our expectations, if there are changes to the U.S. Internal Revenue Service regulations or other applicable law or if other actuarial assumptions are modified, our future contributions to our underfunded pension plans could be higher than we expect.

In addition, we have contractual obligations pursuant to collective bargaining agreements to make payments for employees and could be required to provide additional benefits based on changes in participation in union defined benefit plans.

We also have certain post-employment benefit plans that provide health care benefits primarily to retired employees. The plans are not funded; we pay post-employment benefits as required for individual participants. During the year ended December 31, 2012, we paid $0.3 million of benefits under these plans and as of December 31, 2012, the date the liabilities were last actuarially computed, the plans’ liabilities totaled $5.7 million. If health care costs or other actuarial assumptions differ from our expectations, future benefit payments under these plans could be greater than anticipated.

Higher than expected claims that are in excess of the amount of our coverage under insurance policies would increase our costs.

While we maintain insurance policies to provide us with protection against a variety of contingencies, including general liability, workers’ compensation, property, automobile and directors’ and officers’ liability, we cannot assure you that the amount of such insurance will be sufficient to cover all liabilities we incur. If actual claims are in excess of the amount of insurance coverage that we have under these insurance policies, we would experience an increase in costs which could result in a material adverse effect on our business, financial condition, results of operations and cash flows.

Equipment failure, failure of our computer, information processing, or communications hardware, software, systems or infrastructure, or other events could cause business interruptions that could have a material adverse effect on our results of operations.

Our steel production support services depend on critical and often specialized pieces of mobile heavy equipment, including steel slab carriers, large earth moving front-end loaders/track loaders, pot carriers, pallet carriers, hydraulic/cable cranes, large off-highway trucks, magnetic separating and processing plants, surface conditioning machines and other equipment. Such equipment may, on occasion, be out of service as a result of unanticipated failures, fires, explosions or adverse weather conditions. We may also, on occasion, have difficulties obtaining items of equipment from specialized manufacturers on commercially reasonable terms. Due to the embedded nature of our operations, it may be expensive or impractical to relocate our assets and employees in the event of such service interruptions. In addition, unexpected equipment failures by our customers or our customers’ other vendors might result in temporary shutdowns or interruptions in their operations that, in turn, might result in reduction of the services we provide to these customers. We may also encounter business interruptions as a result of weather, blackouts and other catastrophic events. We also rely on various computer systems and software, including purchasing programs and enterprise resource programs, the failure of which to function properly could result in significant disruptions or other losses. Particularly as we grow and expand geographically, our equipment and systems may be costly to upgrade or repair. Because the significant majority of our Service Revenue and Revenue After Raw Materials Costs derives from volume of materials processed, business interruptions can have a material adverse effect on our results of operations.

Although we maintain business interruption insurance, any recovery under this insurance coverage may not fully offset the lost Revenue After Raw Materials Costs or increased costs that we may experience during the disruption of operations. In addition to the lost revenue that may not be recoverable through insurance, longer-term business disruption could result in a loss of customers. If this were to occur, future sales levels, and, therefore, our profitability could be materially adversely affected.

We are subject to acquisition risks. If we are not successful in integrating companies that we acquire or have acquired, we may not achieve the expected benefits and our profitability and cash flow could suffer. In addition, the cost of evaluating and pursuing acquisitions may not result in a corresponding benefit.

One of our growth strategies is to pursue strategic acquisitions and joint ventures, both domestically and internationally. Acquisition targets and joint ventures will be evaluated on their strategic fit with our business, their ability to be accretive to earnings and, with respect to international acquisitions, their potential to broaden our global footprint. As part of our international acquisition growth strategy, we acquired Auximetal, a sole-site provider of outsourced mill services to a steel mill outside of Marseille, France, in the first quarter of 2006, and we acquired Hanson Resource Management Limited (“Hanson”), a United Kingdom-based provider of industrial services to steel mills and other industrial enterprises, in the third quarter of 2008.

We continue to consider strategic acquisitions and joint ventures, some of which may be larger than those previously completed and could be material to our business. Integrating acquisitions and joint ventures is often costly and may require significant attention from management. Delays or other operational or financial problems that interfere with our operations may result. If we fail to implement proper overall business controls for companies we acquire or fail to successfully integrate these acquired companies and joint ventures in our processes, our financial condition and results of operations could be materially adversely affected. In addition, it is possible that we may incur significant expenses in the evaluation and pursuit of potential acquisitions and joint ventures that may not be successfully completed. Other risks inherent in our acquisition and joint ventures strategy include diversion of management’s attention and resources, failure to retain key personnel and risks associated with unanticipated events or liabilities. In addition, in accordance with ASC Topic 350, Goodwill and Other Intangible Assets, we are required to evaluate goodwill for impairment at least annually or more frequently if events or circumstances exist that indicate that goodwill may be impaired. As a result of changes in circumstances after valuing assets in connection with acquisitions, we may be required to take write-downs of intangible assets, including goodwill, which could be significant.

Our business is subject to environmental health and safety regulations that could expose us to liability, increase our cost of operations and otherwise have a material adverse effect on our results of operations.

Our business and that of our customers and competitors are subject to extensive federal, state, local and foreign regulation related to the protection of the environment, including requirements concerning the handling, storage and disposal of hazardous materials, air emissions, wastewater discharges, the investigation and cleanup of contaminated sites and occupational health and safety. We are heavily regulated and closely monitored by environmental agencies because of the high level of environmental risk associated with our operations and the operations of our customers. As a result, we have been involved from time to time in environmental regulatory or judicial proceedings. Certain of our operations may require permits for air emissions, wastewater discharges, or other environmental impacts. These permits may contain terms and conditions that impose limitations on our production levels and associated activities and periodically may be subject to modification, renewal and revocation by issuing authorities. If we are not in compliance with applicable environmental, health and safety requirements, or the permits required for our operations, or accidents or releases of hazardous materials occur in connection with our operations, we could be subject to material fines or penalties and, potentially, criminal sanctions, enforcement actions, compliance costs, third party claims for property damage and personal injury, requirements to clean up property or to pay for the costs of cleanup, or regulatory or judicial orders enjoining or curtailing operations or requiring corrective measures, including the installation of pollution control equipment or interruptions or temporary shut downs of our operations which could have a material adverse effect on us. We could also face the risk of termination under our contracts for the facility where the violation occurred. Although we maintain contractors’ pollution liability insurance, we cannot assure you that the amount of such insurance will be sufficient to cover all liabilities we may incur.

Environmental laws regarding clean-up of contamination such as the federal Superfund law, in certain circumstances, impose joint and several liability, for the cost of investigation or remediation of contaminated sites upon the current site owners, the site owners and operators at the time the contamination occurred, and upon parties who sent waste to the facility for treatment or disposal, regardless of the lawfulness of the activity giving rise to the contamination. Such laws may expose us to liability for conditions caused by others or by our acts that were in compliance with all applicable laws at the time such acts were performed, including environmental conditions arising with respect to premises we no longer occupy. We may incur significant liabilities under cleanup laws and regulations in connection with environmental conditions currently unknown to us relating to our existing, prior, or future sites or operations or those of predecessor companies whose liabilities we may have assumed or acquired.

In addition, environmental, health and safety laws and regulations applicable to our business and the interpretation or enforcement of these laws and regulations, are constantly evolving. Should environmental laws and regulations, or their interpretation or enforcement, become more stringent, our costs could increase, which may have a material adverse effect on our business, financial condition and results of operations.

Further, we generate revenue from the sale of slag as aggregate for use in applications such as cement production, road construction, ballast, fill and agricultural applications. If applicable environmental laws or regulations prohibited the use of slag for these purposes, we could lose all or part of this revenue stream.

Failure to comply with the U.S. Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.

We are subject to the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act, and similar laws which generally prohibit companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some we may work with, may not be subject to these prohibitions. While we maintain policies that require compliance with these rules, we cannot assure you that our employees, agents or other business partners will not engage in such conduct for which we might be held responsible. If our employees, agents or other business partners are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

We may see increased costs arising from health care reform.

In March 2010, the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act were signed into law. This legislation may have a significant impact on health care providers, insurers and others associated with the health care industry. We are currently evaluating the impact of this comprehensive legislation on our self-insured health plans and our business, financial condition and results of operations. Federal and state governments may propose additional health care initiatives and revisions to the health care and health insurance systems. It is uncertain what legislative programs, if any, will be adopted in the future, what action Congress or state legislatures may take regarding other health care reform proposals or legislation, or what the effect any such legislative programs or actions may have on our business, financial condition and results of operations.

Rapidly growing supply in China and other developing economies may grow faster than demand in those economies, which may result in additional excess worldwide capacity and falling steel prices.

Over the last several years, steel consumption in China and other developing economies has increased at a rapid pace. Steel companies have responded by rapidly increasing steel production capability in those countries and published reports state that further capacity increases are likely. Because China is now the largest worldwide steel producer by a significant margin, any excess Chinese supply could have a major impact on world steel trade and prices if this excess production is exported to other markets. Since the Chinese steel industry is largely government owned, it has not been as adversely impacted by the recent global recession, and it can make production and sales decisions for non-market reasons. Falling steel prices impact our customers’ profitability and financial position.

A downgrade in our credit ratings could make it more difficult for us to raise capital and would increase the cost of raising capital.

If one or more of the major ratings agencies were to downgrade the ratings assigned to our outstanding debt, our ability to raise capital would become more difficult, our cost of raising capital would increase, the terms of any future borrowings by us would be affected, the terms under which we purchase goods and services might be affected, and our ability to take advantage of potential business opportunities would be impaired.

We face significant competition in the markets we serve.

The global outsourced steel services industry is highly competitive. Competition is based largely upon service quality, price, past experience, safety and environmental record and reputation. Certain of our competitors are companies or divisions or operating units of large companies that have greater financial and other resources than we do, and a potential customer could view that as an advantage for such a competitor. In order to maintain competitiveness, we may be required to reduce our prices, structure the pricing of our contracts differently or make other concessions. Such actions could have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, we also compete with the internal steel production support service capabilities of some of our customers, and, in some cases, customers have replaced our services with internally provided support services. As a result, we may not be able to retain or renew our existing contracts, and we may not be able to continue to compete successfully with existing or new competitors. Any such failure could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We may not be able to sustain our competitive advantages in the future.

We believe that our market advantage is based on our unique ability to provide a combination of leading levels of service, safety, cost-efficiency and technologically advanced products such as our Scrap OptiMiser® and GenBlend® software packages. However, there can be no guarantee that we can maintain our competitive advantage in these areas. Our significant competitors, such as other full-service providers of outsourced industrial services to steel mills and the in-house service capabilities of our customers, have the potential to offer a similar suite of services or improve service levels. From time to time, small, local steel service businesses may receive expansion financing and attempt to compete with us, particularly on the basis of price. In addition, as new methods of scrap optimization are developed or new technologies gain increased market acceptance, we may find ourselves competing with more technologically sophisticated market participants. It is also possible that new competitors or alliances among existing and new competitors may emerge and rapidly acquire significant market share. Any of the foregoing may make it more difficult for us to compete effectively by reducing our revenues, profit margins and market share. Furthermore, loss of potential customers resulting from our failure to compete effectively may materially adversely affect our financial condition, results of operations and cash flows.

Future conditions might require us to make substantial write-downs in our assets, including requiring us to incur goodwill impairment charges, which would materially adversely affect our balance sheet and results of operations.

Periodically, we review long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. In addition, we review goodwill and other intangibles not subject to amortization for impairment annually, or when events or circumstances indicate that it is more likely than not that the fair value of a reporting unit could be lower than its carrying value. Changes in economic or operating conditions impacting our estimates and assumptions could result in the impairment of our goodwill or long-lived assets. In the event that we determine our goodwill or long-lived assets are impaired, we may be required to record a significant charge to earnings in our financial statements that could have a material adverse effect on our results of operations. We evaluate goodwill annually or if events or circumstances indicate that an impairment loss may have been incurred. If conditions in our business environment were to deteriorate, we may determine that certain of our assets were impaired, and we would be required to write off all or a portion of our costs for such assets. Any such significant write-offs or other impairment changes in the future could materially adversely affect our balance sheet and results of operations.

We may be subject to potential asbestos-related and other liabilities associated with former businesses.

We and our former subsidiaries have been and may in the future be subject to asbestos-related personal injury claims relating to our predecessors, some as old as 100 years, and lines of business that we no longer own or operate, including liability related to subsidiaries that we have sold or spun off. Although we have various indemnities, contractual protections, insurance coverage and legal defenses with respect to asbestos-related claims related to our predecessors and former lines of business, we may incur material liability in connection with such claims if the indemnities and contractual protections fail, if our insurance coverage is exhausted or if a court does not recognize our legal defenses. The discovery of material liabilities relating to predecessors or former lines of business could have a material adverse effect on our business, financial condition or future prospects.

Certain of our operations are dependent on access to freight transportation.

We rely on freight transportation to perform certain aspects of our business, and we could be unfavorably impacted by factors affecting transportation, including, but not limited to, the following:

•	Our inability to transport material on commercially reasonable terms if the preferred modes of transportation (i.e., barges, vessels, trucks, rail cars, etc.) are unavailable or uneconomical; and

•	We may incur demurrage or similar charges, which could be substantial in the event of a delay in loading cargo when scheduled.

If we did not have access to freight transportation on reasonable terms, our ability to operate our business could be materially adversely affected.

Our tax liabilities may substantially increase if the tax laws and regulations in the jurisdictions in which we operate change or become subject to adverse interpretations or inconsistent enforcement.

Taxes payable by companies in many of the countries in which we operate are substantial and include value added tax, excise duties, taxes on income (including profits and capital gains), payroll-related taxes, property taxes and other taxes. Tax laws and regulations in some of these jurisdictions may be subject to frequent change, varying interpretation and inconsistent enforcement. In addition, many of the jurisdictions in which we operate have adopted transfer pricing legislation. If tax authorities impose significant additional tax liabilities as a result of transfer pricing adjustments, it could have a material adverse effect on our results of operations and financial condition. It is possible that taxing authorities in the jurisdictions in which we operate will introduce additional revenue raising measures. The introduction of any such provisions may affect our overall tax efficiency and could result in significant additional taxes becoming payable. Any such additional tax exposure could have a material adverse effect on our results of operations and financial condition. We may face a significant increase in income taxes if tax rates increase or the tax laws or regulations in the jurisdictions in which we operate or treaties between those jurisdictions are modified in an adverse manner. This may materially adversely affect our cash flows, liquidity and ability to pay dividends.

Increased use of materials other than steel may have a material adverse effect on our business.

In many applications, steel competes with other materials, such as aluminum, cement, composites, glass, plastic and wood. Increased use of these materials in substitution for steel products could have a material adverse effect on prices and demand for our customers’ products. For example, U.S. Congress has raised the Corporate Average Fuel Economy (CAFE) mileage requirements for new cars and light trucks produced beginning in 2011. Automobile producers may reduce the steel content of cars and trucks to reduce their weight and help achieve the new Corporate Average Fuel Economy standards, reducing demand for steel or resulting in an over-supply in the United States.

Regulation of greenhouse gas emissions and climate change may materially adversely affect our operations and markets.

A number of governmental authorities and international bodies have introduced, implemented or are contemplating legislation or regulation in response to the potential impacts of greenhouse gas emissions or climate change. These legislations and regulations have, and may in the future, result in increasing regulation of greenhouse gas emissions, including the introduction of carbon emissions trading mechanisms, in jurisdictions in which we operate. These initiatives may result in increased future energy and compliance costs. These initiatives may be either voluntary or mandatory and may impact our operations directly or through our suppliers or customers. The additional costs to our suppliers could be passed along to us in the form of higher cost products and services and our customers could be forced to reduce or cease production at certain customer sites if regulatory costs made such operations uneconomic. Assessments of the potential impact of future climate change regulation are uncertain, given the wide scope of potential regulatory change in countries in which we operate. In addition, the potential physical impacts of climate change on our operations are highly uncertain and would be particular to the geographic circumstances. These effects may materially adversely impact the cost, production and financial performance of our operations.

If we fail to protect our intellectual property and proprietary rights adequately or infringe the intellectual property of others, our business could be materially adversely affected.

We seek to protect our intellectual property through trade secrets, confidentiality, non-compete and nondisclosure agreements and other measures, some of which afford only limited protection. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our technology or to obtain and use information that is proprietary. We cannot assure you that our means of protecting our proprietary rights will be adequate or that our competitors will not independently develop similar or superior technology or design around our intellectual property. Our failure to protect adequately our intellectual property and proprietary rights could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We may be sued for infringing the intellectual property rights of others or be subject to litigation based on allegations of infringement or other violations of intellectual property rights. Regardless of merits, intellectual property claims are often time-consuming and expensive to litigate and settle. In addition, to the extent claims against us are successful, we may have to pay substantive monetary damages or discontinue any of our products, services or practices that are found to be in violation of another party’s rights. We also may have to seek a license and make royalty payments to continue offering our products and services or following such practices, which may significantly increase our operating expense.

Item 1B.	Unresolved Staff Comments

None.

Item 2.	Properties

With the exception of our owned facilities in Glassport and West Mifflin, PA and Scunthorpe, England, we generally occupy space for our operations either through a lease or through rights granted pursuant to our customer contracts. Our Raw Material and Optimization Group is headquartered at our Glassport, PA facility, which is owned, and our Mill Services Group is headquartered at our Horsham, PA facility, which is leased. The Horsham, PA lease expires in 2016.

Our properties as of December 31, 2012 are as follows:

Headquarters and Administration

Location	Description	Owned/Leased
Glassport, PA	Corporate Headquarters	Owned
Horsham, PA	Administrative Offices - Mill Services Group	Leased
New Castle, PA	Administrative Offices - Mill Services Group	Leased
Portage, IN	Administrative Offices - Raw Material and Optimization Group	Leased
Schererville, IN	Administrative Offices - Raw Material and Optimization Group	Leased
Greenstone, South Africa	Administrative Offices - Mill Services Group	Leased
Marseilles, France	National Headquarters	Leased
Monterrey, Mexico	National Headquarters	Leased
Red Car, Teeside, United Kingdom	Administrative Offices - Mill Services Group	Leased
Scunthorpe, United Kingdom	National Headquarters	Owned

Mill Services Group

Location	Description	Owned/Leased

North American Operations

Belle Vernon/Monessen, PA	Processing Site	Leased
Braddock, PA	Operating Site	Leased
Burns Harbor, IN	Operating Site	Leased
Ecorse, MI	Operating Site	Leased
Fairfield, AL	Operating Site	Leased
Gary, IN	Operating Site	Leased
Granite City, IL	Operating Site	Leased
Johnstown, PA	Operating Site	Leased
Lone Star, TX	Operating Site	Leased
Mansfield, OH	Operating Site	Leased
New Castle, PA	Processing Site	Leased
West Mifflin, PA	Retail Scrap Yard	Owned
Hamilton, Ontario, Canada	Operating Site	Leased
Nanticoke, Ontario, Canada	Operating Site	Leased

International Operations

Kosice, Slovak Republic	Operating Site	Leased

North American Contract Right Operating Sites

Auburn, NY	East Chicago, IN	Middletown, OH	Seguin, TX
Beaumont, TX	Flowood, MS	Mobile, AL	St. Paul, MN
Birmingham, AL	Freeport, TX	Monroe, MI	Tuscaloosa, AL
Bourbonnais, IL	Ft. Smith, AR	New Castle, PA	Hamilton, Ontario, Canada
Bridgeville, PA	Gallatin, TN	Norfolk, NE	L’Original, Ontario, Canada
Burgettstown, PA	Girard, OH	Peoria, IL	Regina, Saskatchewan, Canada
Calvert, AL	Jackson, MI	Petersburg, VA
Cartersville, GA	Jackson, TN	Plymouth, UT
Cayce, SC	Jewett, TX	Portage, IN
Chicago, IL	Knoxville, TN	Portland, OR
Claymont, DE	Longview, TX	Reading, PA
Cleveland, OH	McMinnville, OR	Saukville, WI
Darlington, SC	Mesa, AZ	Sayreville, NJ

International Contract Right Operating Sites

Genk, Belgium	Le Creusot, France	Saldanha, South Africa	Scunthorpe, United Kingdom
Ghent, Belgium	Marseilles, France	Vanderbiljpark, South Africa	Teeside, United Kingdom
Commentry, France	Coahuila, Mexico	Couva, Trinidad
Dunkirk, France	Monclova, Mexico	Abu Dhabi, United Arab Emirates
Florange, France	Monterrey, Mexico	Immingham, United Kingdom
Puebla, Mexico

Raw Material and Optimization Group

Location	Description	Owned/Leased

North American Operations

Braddock, PA	Optimization Site	Leased
Draper, UT	Procurement Location	Leased
Ecorse, MI	Optimization Site and Procurement Location	Leased
Fairfield, AL	Optimization Site and Procurement Location	Leased
Gary, IN	Optimization Site and Procurement Location	Leased
Granite City, IL	Optimization Site and Procurement Location	Leased
Greenwich, CT	Procurement Location	Leased
Hamilton, Ontario, Canada	Optimization Site and Procurement Location	Leased
Horsham, PA	Procurement Location	Leased
Hudson, OH	Procurement Location	Leased
Lone Star, TX	Procurement Location	Leased
Miami, FL	Procurement Location	Leased
Middletown, OH	Optimization Site and Procurement Location	Leased
Nanticoke, Ontario, Canada	Optimization Site and Procurement Location	Leased
Seattle, WA	Procurement Location	Leased
West Mifflin, PA	Procurement Location	Owned

International Operations

Ghent, Belgium	Procurement Location	Licensed
Beijing, China	Representative Office	Leased

Jakarta, Indonesia	Representative Office	Leased
Kuala Lumpur, Malaysia	Representative Office	Leased
Monterrey, Mexico	Procurement Location	Leased
Singapore	Procurement Location	Leased
Kosice, Slovak Republic	Optimization Site and Procurement Location	Leased
Seoul, South Korea	Representative Office	Leased
Kaohsiung, Taiwan	Procurement Location	Leased
Taichung, Taiwan	Scrap Yard	Leased
Dubai, United Arab Emirates	Procurement Location	Leased
Ho Chi Minh City, Vietnam	Representative Office	Leased

Contract Right Optimization Sites and Procurement Locations

Location	Description

North American:

Akron, OH	Procurement Location
Ashland, KY	Optimization Site and Procurement Location
Butler, PA	Optimization Site and Procurement Location
Canfield, OH	Procurement Location
Claymont, DE	Optimization Site
Mansfield, OH	Procurement Location
Nashville, TN	Procurement Location
Pawleys Island, SC	Procurement Location
Portage, IN	Optimization Site

International:

Belo Horizonte, Brazil	Procurement Location

In general, we have contractual rights at our operating sites for ingress to, egress from and use of a defined area of a steel mill customer’s property. Such rights are no-fee, are coterminous with the terms of our service contracts with the mills and obligate us to maintain the applicable premises in the condition when first used, subject to ordinary wear and tear. Operating site leases allow us to use defined areas of our customers’ property under terms substantially similar to our contractual rights. Certain of our procurement locations identified as “contract right” locations are the home offices of our employees.

Item 3.	Legal Proceedings

We are involved from time to time in various personal injury, property damage and other legal proceedings that are considered to be routine litigation incidental to our business.

We and our former subsidiaries have been and may in the future be subject to asbestos-related personal injury claims. Our former landfill and waste management business, together with two non-operating subsidiaries of IU International Corporation (“IU”), were spun off to the stockholders of our Predecessor Company in October 2002. The two former subsidiaries of IU were subject to asbestos-related personal injury claims. We believe that we have no obligations for asbestos-related claims regarding the spun-off subsidiaries. In addition, we have been named as a defendant in certain asbestos-related claims relating to lines of businesses that were discontinued almost 30 years ago. Although we have various indemnities, contractual protections, insurance coverage and legal defenses with respect to asbestos-related claims related to these former lines of business, we may be liable for such claims if the indemnities and contractual protections fail, if our insurance coverage is exhausted or if a court does not recognize our legal defenses.

In June 2009, we received a draft consent order from the Pennsylvania Department of Environmental Protection (“PADEP”) with respect to certain water discharges from our West Mifflin facility to a nearby water body. The draft consent order describes a variety of alleged violations by our West Mifflin facility of state environmental laws. The terms of the draft consent order, which has not been executed by us, would require us, among other things, to pay a penalty of $750,000, perform a variety of investigative and corrective actions and report our activities to PADEP. We dispute many of the contentions set forth in the draft consent order and we are in the process of negotiating a resolution of this matter with PADEP. We cannot predict the ultimate resolution of this matter.

For additional information regarding legal proceedings, see our consolidated financial statements and the notes thereto included elsewhere in this Annual Report.

Item 4.	Mine Safety Disclosures

Not applicable

PART II

Item 5.	Market for Company’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities

The company’s Class A Common Stock is listed on the New York Stock Exchange, Inc. (symbol TMS). The company’s quarterly high and low Class A Common Stock prices for 2012 and 2011 are as follows:

Quarter ended	March 31	June 30		September 30	December 31
2012
High	$13.00	$13.16		$10.69	$12.90
Low	9.86	8.76		9.02	9.62

2011
High	$—	$14.85	(1)	$13.54	$10.95
Low	—	11.85	(1)	6.48	6.81

(1)	From April 14, 2011, the date trading began, through June 30, 2011.

As of February 15, 2013, there were 5 shareholders of record of our Class A Common Stock and 74 holders of our Class B Common Stock.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our incorporation in October 2006, and we do not anticipate declaring or paying any dividends to our stockholders in the foreseeable future. In addition, our ability to pay dividends is restricted by certain covenants contained in the agreements governing our subsidiaries’ senior secured asset-based loan and senior secured term loan and may be further restricted by any future indebtedness that we incur.

Our business is conducted through our subsidiaries. Dividends from, and cash generated by, our subsidiaries will be our principal sources of cash to repay indebtedness, fund operations and pay dividends. Accordingly, our ability to pay dividends to our stockholders is dependent on the earnings and distributions of funds from our subsidiaries.

STOCK PERFORMANCE GRAPH

The graph below compares the change in cumulative total shareholder return of our Class A Common Stock with the cumulative total return of the S&P 600 Index and a Peer Group from April 13, 2011 (the day we priced the initial public offering of our Class A Common Stock) through December 31, 2012. The Peer Group consists of the following issuers, each of which have business characteristics and/or perform a range and variety of industrial services similar to the company: Team, Inc.; Mistras Group, Inc.; Furmanite Corporation; Clean Harbors, Inc.; and Harsco Corporation. The stockholder return shown on the graph below is not indicative of future performance.

Comparison of Cumulative Total Return(1) on $100

invested in TMS International Corp. Class A Common Stock on April 13, 2011

vs. S&P 600 Index and Peer Group

(1)	Total return assumes reinvestment of dividends.

This performance graph shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or incorporated by reference into any of our filings under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filings.

INITIAL PUBLIC OFFERING

On April 19, 2011, the Company closed an initial public offering selling 9,200,000 Shares of Class A Common Stock at $13.00 per share (the “IPO”). The Company received $111.8 million in net proceeds from its sale of these securities after deducting the underwriters’ commission. In the same IPO the Company’s existing shareholders also sold 2,000,000 shares of Class B Common Stock, which converted to Class A Common Stock upon sale, at $13.00 per share. On April 29, 2011, the Company’s underwriters exercised their overallotment option, and pursuant to that exercise, the Company sold an additional 1,680,000 Shares of Class A Common Stock at $13.00 per share and received an additional $20.4 million in net proceeds after deducting the underwriters’ commission. A registration statement relating to the sale of all the above referenced securities (File No. 333-166807) was filed with and declared effective by the SEC on April 8, 2011.

The Company incurred $3.5 million of expenses as a direct result of the IPO, which reduced the net proceeds available for use. The Company used $44.0 million of proceeds from the IPO to pay off in full its obligations under the Series 2008 promissory notes (discussed in more detail in Note 12 of the attached financial statements) upon the closing of the offering. The remaining proceeds have been used or are being held for general corporate purposes including funding capital expenditures for new contracts.

EQUITY TRANSACTIONS

There were no repurchases of the Company’s Class A Common Stock during the fiscal year ended December 31, 2012.

Item 6.	Selected Financial Data

The selected consolidated financial data set forth below should be read together with “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated historical financial statements and the notes to those financial statements included elsewhere in this annual report.

(dollars in thousands)	Year ended December 31, 2012	Year ended December 31, 2011	Year ended December 31, 2010	Year ended December 31, 2009	Year ended December 31, 2008
Statement of Operations Data:
Revenue:
Revenue from Sale of Materials	$1,994,969	$2,192,188	$1,632,822	$989,257	$2,599,199
Service Revenue	531,221	469,283	397,808	309,082	383,714

Total Revenue	2,526,190	2,661,471	2,030,630	1,298,339	2,982,913
Costs and Expenses:
Cost of Raw Materials Shipments	1,919,474	2,112,011	1,564,504	939,993	2,515,425
Site Operating Costs	396,412	356,183	293,003	233,120	298,394
Selling, General and Administrative Expenses	64,504	58,646	53,139	44,638	56,750
Provision for (Recovery of) Bad Debts	470	590	64	(5,419)	9,166
Share based compensation associated with initial public offering	—	1,304	—	—	—
Provision for Transition Agreement	—	745	—	2,243	—
Depreciation	56,546	47,493	49,317	57,567	61,108
Amortization	12,510	12,401	12,191	12,193	11,972

Total Costs and Expenses	2,449,916	2,589,373	1,972,218	1,284,335	2,952,815

Income from Operations	76,274	72,098	58,412	14,004	30,098
(Loss) Gain on Debt Extinguishment	(12,300)	(581)	—	1,505	—
Goodwill Impairment	—	—	—	(55,000)	—
Recognition of Cumulative Translation Adjustment	(362)	—	—	(1,560)	—
Interest Expense, Net	(26,125)	(32,201)	(40,361)	(44,825)	(38,079)
Loss from equity investment	(19)	—	—	—	—

Income (Loss) Before Income Taxes	37,468	39,316	18,051	(85,876)	(7,981)
Income Tax (Expense) Benefit	(11,347)	(15,410)	(10,903)	6,885	1,891

Net Income (Loss)	$26,121	$23,906	$7,148	$(78,991)	$(6,090)

Net Income (Loss) Attributable to Common Stockholders	$26,078	$17,476	$(15,676)	$(100,060)	$(25,591)

Cash Flow Data:
Net Cash Provided By Operating Activities	$119,312	$58,945	$86,437	$72,985	$36,479
Net Cash Used in Investing Activities	(115,031)	(83,192)	(37,875)	(36,140)	(80,124)
Net Cash (Used in) Provided by Financing Activities	(86,259)	84,117	(29,042)	(13,061)	47,461

Balance Sheet Data:
Cash and Cash Equivalents	$26,936	$108,830	$49,492	$29,814	$5,792
Working Capital(1)	60,771	60,737	8,837	9,832	38,332
Goodwill and Other Intangible Assets	390,554	397,540	407,443	420,418	480,606
Total Assets	1,009,794	1,065,995	878,905	824,389	856,865
Long-term Debt, Including Current Portion and indebtedness to related parties	316,393	388,269	426,641	449,612	454,367
Redeemable Preferred Stock and Stockholders’ Equity	307,042	276,841	125,891	122,874	190,120

Other Financial Data:
Revenue After Raw Materials Costs(2)	$606,716	$549,460	$466,126	$358,346	$467,488
Adjusted EBITDA(3)	145,311	134,041	119,920	86,007	103,178
Adjusted EBITDA Margin(4)	24.0%	24.4%	25.7%	24.0%	22.1%
Capital Expenditures(5)	$110,539	$80,783	$39,816	$37,635	$62,852
Growth Capital Expenditures(5)	68,052	41,438	9,475	23,186	26,966
Maintenance Capital Expenditures(5)	42,719	39,600	31,158	15,792	35,886
Discretionary Cash Flow(6)	102,592	94,441	88,762	67,972	67,292

(1)	Working capital is calculated as current assets, excluding cash, less current liabilities, excluding the current portion of long-term debt and revolving borrowings.
(2)

Revenue After Raw Materials Costs represents Total Revenue minus Cost of Raw Materials Shipments. We believe Revenue After Raw Materials Costs is useful in measuring our operating performance because it excludes the fluctuations in the market prices of the raw materials we procure for and sell to our customers. We subtract the Cost of Raw Materials Shipments from Total Revenue because market prices of the raw materials we procure for and generally concurrently sell to our customers are offset on our statement of operations. By subtracting the Cost of Raw Materials Shipments, we isolate the margin that we make on our raw materials procurement and logistics services and we are better able to evaluate our operating performance. Revenue After Raw Materials Costs is not a recognized financial measure under GAAP and may not be comparable to similarly titled measures used by other companies in our industry. Revenue After Raw Materials Costs should not be considered in isolation from or as an alternative to any other performance measures determined in accordance with GAAP. See “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Key Measures We Use to Evaluate Our Company.”

The following table sets forth our calculation of Revenue After Raw Materials Costs:

(dollars in thousands)	Year ended December 31, 2012	Year ended December 31, 2011	Year ended December 31, 2010	Year ended December 31, 2009	Year ended December 31, 2008
Revenue After Raw Materials Costs
Total Revenue	$2,526,190	$2,661,471	$2,030,630	$1,298,339	$2,982,913
Cost of Raw Materials Shipments	(1,919,474)	(2,112,011)	(1,564,504)	(939,993)	(2,515,425)

Revenue After Raw Materials Costs	$606,716	$549,460	$466,126	$358,346	$467,488

(3)	Adjusted EBITDA represents net income (loss) before income taxes, Interest Expense, Net, Depreciation and Amortization and certain other items, such as expenses associated with withdrawn public offerings, compensation provided as a result of business combinations, losses or gains in respect of debt extinguishment, goodwill impairment charges and dispositions of cumulative translation adjustments. We also use Adjusted EBITDA to benchmark the performance of our business against expected results, to analyze year-over-year trends, and to compare our operating performance to that of our competitors. We also use Adjusted EBITDA as a performance measure because it excludes the impact of tax provisions and Depreciation and Amortization, which are difficult to compare across periods due to the impact of accounting for business combinations and the impact of tax net operating losses on cash taxes paid. We believe the presentation of Adjusted EBITDA enhances our investors’ overall understanding of the financial performance of and prospects for our business. Adjusted EBITDA is not a recognized financial measure under GAAP, and may not be comparable to similarly titled measures used by other companies in our industry. Adjusted EBITDA should not be considered in isolation from or as an alternative to net income, operating income (loss) or any other performance measures derived in accordance with GAAP. See “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Key Measures We Use to Evaluate Our Company.”

The following table reconciles Net Income (Loss) to Adjusted EBITDA:

(dollars in thousands)	Year ended December 31, 2012	Year ended December 31, 2011	Year ended December 31, 2010	Year ended December 31, 2009	Year ended December 31, 2008
Adjusted EBITDA
Net Income (Loss)	$26,121	$23,906	$7,148	$(78,991)	$(6,090)
Income Tax (Benefit) Expense	11,347	15,410	10,903	(6,885)	(1,891)
Interest Expense, Net	26,125	32,201	40,361	44,825	38,079
Depreciation and Amortization	69,056	59,894	61,508	69,760	73,080

EBITDA	$132,649	$131,411	$119,920	$28,709	$103,178
Share based compensation associated with initial public offering	—	1,304	—	—	—
Provision for Transition Agreement	—	745	—	2,243	—
Loss (Gain) on Debt Extinguishment	12,300	581	—	(1,505)	—
Goodwill Impairment Charge	—	—	—	55,000	—
Recognition of Cumulative Translation Adjustment	362	—	—	1,560	—

Adjusted EBITDA	$145,311	$134,041	$119,920	$86,007	$103,178

(4)

Adjusted EBITDA Margin is calculated by dividing our Adjusted EBITDA by our Revenue After Raw Materials Costs. We believe our Adjusted EBITDA Margin is useful in measuring our profitability and our control of cash operating costs relative to Revenue After Raw Materials Costs. We also use Adjusted EBITDA Margin as a performance measure because it (1) excludes the fluctuation in market price of the raw materials we procure for and sell to our customers and (2) it excludes the impact of tax provisions and Depreciation and Amortization, which are difficult to compare across periods due to the impact of accounting for business combinations and the impact of tax net operating losses on cash taxes paid. We believe the presentation of Adjusted EBITDA Margin enhances our investors’ overall understanding of our financial performance. Adjusted EBITDA Margin is not a recognized financial measure under GAAP, and may not be comparable to similarly titled measures used by other companies in our industry. Adjusted EBITDA Margin should not be considered in isolation from or as an alternative to any other performance measures determined in accordance with GAAP. See “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Key Measures We Use to Evaluate Our Company.” Set forth below are tables presenting our Operating Margin, a recognized financial measure under GAAP, and a reconciliation of the components of our Operating Margin to the components used to calculate our Adjusted EBITDA Margin. The following table sets forth our calculation of Operating Margin, which is calculated by dividing our Income from Operations by our Total Revenue:

	Year ended December 31, 2012	Year ended December 31, 2011	Year ended December 31, 2010	Year ended December 31, 2009	Year ended December 31, 2008
Operating Margin
Income from Operations	$76,274	$72,098	$58,412	$14,004	$30,098
Total Revenue	$2,526,160	$2,661,471	$2,030,630	$1,298,339	$2,982,913
Operating margin	3.0%	2.7%	2.9%	1.1%	1.0%

The following table sets forth our calculation of Adjusted EBITDA Margin by reconciling our Income from Operations to Adjusted EBITDA and by reconciling our Total Revenue to our Revenue After Raw Materials Costs:

	Year ended December 31, 2012	Year ended December 31, 2011	Year ended December 31, 2010	Year ended December 31, 2009	Year ended December 31, 2008
Adjusted EBITDA Margin
Income from Operations	$76,274	$72,098	$58,412	$14,004	$30,098
Depreciation and Amortization	69,056	59,894	61,508	69,760	73,080
Provision for Transition Agreement	—	745	—	2,243	—
Share based compensation associated with initial public offering	—	1,304	—	—	—
Loss from equity investment	(19)	—	—	—	—

Adjusted EBITDA	$145,311	$134,041	$119,920	$86,007	$103,178

Total Revenue	$2,526,160	$2,661,471	$2,030,630	$1,298,339	$2,982,913
Cost of Raw Materials Shipments	(1,919,474)	(2,112,011)	(1,564,504)	(939,993)	(2,515,425)

Revenue After Raw Materials Costs	$606,716	$549,460	$466,126	$358,346	$467,488

Adjusted EBITDA Margin (Adjusted EBITDA/Revenue After Raw Materials Costs)	24.0%	24.4%	25.7%	24.0%	22.1%

(5)	We separate our Capital Expenditures into two categories: (1) Growth Capital Expenditures and (2) Maintenance Capital Expenditures. We believe that Growth Capital Expenditures and Maintenance Capital Expenditures are useful in measuring our operating performance. Growth Capital Expenditures relate to the establishment of our operations at new customer sites, the performance of additional services or significant productivity improvements at existing customer sites. We incur Maintenance Capital Expenditures as part of our ongoing operations, and Maintenance Capital Expenditures generally include the cost of normal replacement of capital equipment used at existing sites on existing contracts, additional capital expenditures made in connection with the extension of an existing contract and capital costs associated with acquiring previously leased equipment. Growth Capital Expenditures and Maintenance Capital Expenditures are not recognized financial measures under GAAP, and may not be comparable to similarly titled measures used by other companies in our industry. Growth Capital Expenditures and Maintenance Capital Expenditures should not be considered in isolation from or as an alternative to any other performance measures determined in accordance with GAAP. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Key Measures We Use to Evaluate Our Company.”

The following table sets forth our total Capital Expenditures, Growth Capital Expenditures and Maintenance Capital Expenditures:

(dollars in thousands)	Year ended December 31, 2012	Year ended December 31, 2011	Year ended December 31, 2010	Year ended December 31, 2009	Year ended December 31, 2008
Growth Capital Expenditures	$68,052	$41,438	$9,475	$23,186	$26,966
Maintenance Capital Expenditures	42,719	39,600	31,158	15,792	35,886

Total Property, Plant & Equipment Added	110,771	81,038	40,633	38,978	62,852
Less:
Equipment additions financed with capital leases	(232)	(255)	(322)	(1,343)	—
Equipment acquired in business combination	—	—	(495)	—	—

Total Cash Outflows for Capital Expenditures per Consolidated Statements of Cash Flows	$110,539	$80,783	$39,816	$37,635	$62,852

(6)	Discretionary Cash Flow is calculated as our Adjusted EBITDA minus our Maintenance Capital Expenditures. We believe Discretionary Cash Flow is useful in measuring our liquidity. Discretionary Cash Flow is not a recognized financial measure under GAAP, and may not be comparable to similarly titled measures used by other companies in our industry. Discretionary Cash Flow should not be considered in isolation from or as an alternative to any other performance measures determined in accordance with GAAP. See “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Key Measures We Use to Evaluate Our Company.”

The following table sets forth our calculation of Discretionary Cash Flow:

(dollars in thousands)	Year ended December 31, 2012	Year ended December 31, 2011	Year ended December 31, 2010	Year ended December 31, 2009	Year ended December 31, 2008
Discretionary Cash Flow
Adjusted EBITDA	$145,311	$134,041	$119,920	$86,007	$103,178
Maintenance Capital Expenditures	(42,719)	(39,600)	(31,158)	(15,792)	(35,886)

Discretionary Cash Flow	$102,592	$94,441	$88,762	$70,215	$67,292

The following table reconciles Discretionary Cash Flow to net cash provided by (used in) operating activities:

(dollars in thousands)	Year ended December 31, 2012	Year ended December 31, 2011	Year ended December 31, 2010	Year ended December 31, 2009	Year ended December 31, 2008
Discretionary Cash Flow	$102,592	$94,441	$88,762	$70,215	$67,292
Maintenance Capital Expenditures	42,719	39,600	31,158	15,792	35,886
Cash interest expense	(31,064)	(30,284)	(33,521)	(35,383)	(36,165)
Cash income taxes	(7,542)	(1,854)	(3,266)	(2,461)	(2,501)
Change in accounts receivable	16,061	(85,989)	(42,652)	(22,479)	39,202
Change in inventory	5,777	(17,633)	(6,799)	(13,229)	26,386
Change in accounts payable	(21,875)	70,346	48,157	59,673	(77,360)
Change in other current assets and liabilities	7,325	(6,854)	4,359	(1,878)	(9,810)
Other operating cash flows	5,319	(2,828)	239	2,973	(6,451)

Net cash provided by operating activities	$119,312	$58,945	$86,437	$73,223	$36,479

Item 7.	Management’s Discussion and Analysis of Financial Conditions and Results of Operations

The following discussion and analysis of our consolidated results of operations, financial condition and liquidity should be read in conjunction with our consolidated financial statements and the related notes included in this Annual Report. The following discussion contains forward-looking statements that reflect our current expectations, estimates, forecast and projections. These forward-looking statements are not guarantees of future performance, and actual outcomes and results may differ materially from those expressed in these forward-looking statements. See “Item 1A. Risk Factors” and “Forward-Looking Statements.”

Introduction

The following discussion is provided to supplement the audited consolidated financial statements and the related notes included elsewhere in this Annual Report to help provide an understanding of our financial condition, changes in financial condition and results of our operations, and is organized as follows:

Company Overview. This section provides a general description of our business in order to better understand our financial condition and results of operations and to anticipate future trends and risks in our business.

Certain Line Items Presented. This section provides an explanation of certain GAAP line items that are presented in our audited consolidated financial statements included elsewhere in this Annual Report. These line items are discussed in detail under the heading “Results of Operations” below for the periods presented.

Key Measures We Use to Evaluate Our Company. This section provides an overview of certain non-GAAP measures that we believe are critical to understand in order to evaluate and assess our business. These are the measures that management utilizes most to assess our results of operations, anticipate future trends and risks and determine compensation levels, including under our management bonus plan.

Impact of the Onex Acquisition on Comparability of Results. This section provides an overview of the Onex Acquisition and its impact on how we present our results of operations on a historical basis for fiscal periods beginning either prior to or after the consummation of the Onex Acquisition on January 25, 2007.

Application of Critical Accounting Policies. This section discusses the accounting policies and estimates that we consider important to our financial condition and results of operations and that require significant judgment and estimates on the part of management in their application.

Results of Operations. This section provides a discussion of our results of operations for: (1) the year ended December 31, 2012 compared to the year ended December 31, 2011; and (2) the year ended December 31, 2011 compared to the year ended December 31, 2010.

Liquidity and Capital Resources. This section provides an analysis of our cash flows for: (1) the year ended December 31, 2012 compared to the year ended December 31, 2011; and (2) the year ended December 31, 2011 compared to the year ended December 31, 2010. This section also includes a discussion of our liquidity, Capital Expenditures and indebtedness.

Pension and Post-Employment Benefit Obligations. This section provides an analysis of our obligations under our benefit plans as of December 31, 2012.

Commitments and Contractual Obligations. This section provides an analysis of our commitments and contractual obligations as of December 31, 2012 and December 31, 2011.

Company Overview

We are the largest provider of outsourced industrial services to steel mills in North America as measured by revenue and have a substantial and growing international presence. We offer the most comprehensive suite of outsourced industrial services to the steel industry. Our employees and equipment are embedded at customer sites and are integral throughout the steel production process other than steel making itself. Our services are critical to our customers’ 24-hour-a-day operations, enabling them to generate substantial operational efficiencies and cost savings while focusing on their core business of steel making. We operate at 81 customer sites in eleven countries across North America, Europe, Latin America, Africa and the Middle East and our global raw materials procurement network spans five continents. Over the past 80 years we have established long-standing customer relationships and have served our top 10 customers, on average, for over 35 years. Our diversified customer base includes 12 of the top 15 largest global steel producers, including United States Steel, ArcelorMittal, Gerdau, Nucor, Baosteel, POSCO and Tata Steel.

We provide a broad range of services through two reporting segments: our Mill Services Group and our Raw Material and Optimization Group:

•

Mill Services Group. The services provided under this segment are performed at our customer sites under long-term contracts. These contracts are typically structured on a fee-per-ton basis tied to production volumes at our customer sites and are not based on the underlying price of steel. In addition, many of our contracts include tiered pricing structures, with unit prices that increase as volumes decline, and/or minimum monthly fees, each of which stabilizes our revenue in the event of volume fluctuations. The services provided to our customers under this segment include: (1) scrap management and preparation; (2) semi-finished and finished material handling; (3) metal recovery and slag handling, processing and sales; and (4) surface conditioning. The revenues from these services appear in the line item “Service Revenue” on our statement of operations, and the costs associated therewith appear in “Site Operating Costs” on our statement of operations. Substantially all of our Capital Expenditures, whether Growth Capital Expenditures or Maintenance Capital Expenditures, are incurred in connection with the services provided by this segment. This segment also includes the results of operations at our location where we buy, process and sell scrap for our own account, which revenues are included in the line item “Revenue from Sale of Materials” on our statement of operations and the costs associated therewith appear in “Cost of Raw Materials Shipments” on our statement of operations. This location represented 2% of the Mill Services Group’s Adjusted EBITDA for the year ended December 31, 2012. The Total Revenue and Cost of Raw Materials Shipments from this location will fluctuate based upon the underlying price of scrap.

•

Raw Material and Optimization Group. The services provided under this segment include: (1) raw materials procurement and logistics; and (2) proprietary software-based raw materials cost optimization. Revenues for the raw materials procurement and logistics services we provide are primarily generated pursuant to two alternative transaction models: (1) a contractually determined, volume-based fee for arranging delivery of raw materials shipments to a customer directly from a vendor with no price or inventory risk; or (2) a generally concurrent arrangement to purchase for our own account and sell raw materials at specified prices, typically locking in a margin with minimal price or inventory risk. In addition, we occasionally take measured market risk in connection with our raw materials procurement services by either purchasing raw materials at a fixed price without an immediate corresponding sale order or agreeing to sell raw materials at a fixed price before having procured such materials. The revenues from our raw materials procurement and logistics services are included in the line item “Revenue from Sale of Materials” and the related costs appear in the line item “Cost of Raw Materials Shipments” on our statement of operations. Our earnings are primarily driven by the steel production volumes of our customers rather than by the prices of steel or raw materials. We subtract the Cost of Raw Materials Shipments from Revenue from Sale of Materials, because market prices of the raw materials we procure for and generally concurrently sell to our customers are offset on our statement of operations. By subtracting the Cost of Raw Materials Shipments, we isolate the margin that we make on our raw materials procurement and logistics services, and we are better able to evaluate our performance in terms of the volume of raw materials we procure for our customers and the margin we generate. We refer to this measure as “Revenue After Raw Materials Costs,” which is a non-GAAP financial measure that we believe is critical in order to assess and evaluate our business. For additional information on Revenue After Raw Materials Costs, see “Key Measures We Use to Evaluate Our Company—Revenue After Raw Materials Costs” below. Tables reconciling Total Revenue to Revenue After Raw Materials Costs are included in “Summary Consolidated Financial Data.”

The vast majority of our Revenue After Raw Materials Costs and profitability is tied to our customers’ production volumes. Factors that impact a steel mill’s production levels include general economic conditions, North American and global demand for steel, competition and competitive pricing, and the relative strength of the U.S. dollar.

Over the last six years, we have expanded from primarily generating our Revenue After Raw Materials Costs and Adjusted EBITDA from North America, to generating approximately 26% and 23% of our 2012 Revenue After Raw Materials Costs and Adjusted EBITDA, respectively, internationally. We believe we have substantial international growth opportunities which will be driven by expansion of our market share and continued growth in outsourcing in developing markets, such as Latin America, Eastern Europe, Africa, Asia and the Middle East.

We believe that our demonstrated operating efficiency coupled with our strong business model positions us to continue to benefit from increased steel production volumes as the end markets continue to recover from the global recession in 2008 and 2009.

Initial Public Offering

Offering details and proceeds

In April 2011 we completed an initial public offering of 12,880,000 shares of our Class A Common Stock. A registration statement relating to these securities (File No. 333-166807) was filed with the SEC and declared effective on April 8, 2011. Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC were the joint book runners for the IPO. On April 19, 2011, we issued and sold 9,200,000 shares of Class A Common Stock and certain of our stockholders sold 2,000,000 shares of Class A Common Stock. The shares were sold at a public offering price of $13.00 per share, with an aggregate public offering price of $145.6 million. The underwriting discount was $0.845 per share, or $9.5 million in total.

The IPO generated $111.8 million of proceeds to us before expenses and $24.3 million of proceeds to the selling stockholders before expenses in each case after deducting the underwriting discount. We did not receive any proceeds from the sale of Class A Common Stock by the selling stockholders.

We used $44.0 million of proceeds from the IPO to pay off in full our obligations under the series 2008 promissory notes. The remaining proceeds were retained for general corporate purposes.

On April 29, 2011, we completed the sale of an additional 1,680,000 shares of Class A Common Stock pursuant to the underwriters’ overallotment option. The shares were sold at a public offering price of $13.00 per share, with an aggregate public offering price of $21.8 million. After deducting the underwriting discount of $0.845 per share, or $1.4 million in total, we realized $20.4 million of proceeds before expenses.

Through December 31, 2010, we had incurred $1.8 million of incremental costs related directly to the IPO. Those costs were recorded as a prepaid asset at December 31, 2010. In 2011, we incurred $1.7 million of additional incremental costs related directly to the IPO. After deducting the total incremental costs the IPO generated net proceeds to us of $128.7 million.

In connection with the IPO, our class A preferred stock automatically converted into 23,384,801 shares of Class B Common Stock. After our IPO, including the related stock split and coversion of series A preferred stock, we had outstanding 39,255,973 shares of common stock of which 12,880,000 shares were Class A Common Stock and 26,375,973 shares were Class B Common Stock.

Amendment to certificate of incorporation and stock split

On April 5, 2011, in connection with but prior to our IPO, we amended and restated our certificate of incorporation creating two classes of common stock: Class A Common Stock and Class B Common Stock. Our previously-outstanding shares of common stock, including those issued under the restricted stock plan, were converted into shares of Class B Common Stock. The amended and restated certificate of incorporation also provided for a stock split to occur on the date of pricing of the Company’s IPO. We priced our IPO on April 13, 2011 at $13.00 per share and effectuated a 207.4307-for-one stock split of our common stock.

Restricted Stock Plan grant and accelerated vesting

Also in connection with the IPO, we accelerated vesting of the remaining unvested shares under our restricted stock plan. The remaining 53,105 shares of restricted stock that were unvested at the IPO vested upon completion of the IPO. As a result of this modification, we recorded a $0.7 million charge in April 2011. We also granted an additional 47,180 shares under the restricted stock plan concurrently with the IPO. Those shares vested immediately and we recorded a $0.6 million charge in April 2011 related to the grant.

Long Term Incentive Plan

Also in connection with the IPO, we established our Long Term Incentive Plan and reserved 1,558,170 shares for issuance under that plan. On April 19, 2011, we awarded options to purchase 519,390 shares of Class A Common Stock, subject to vesting conditions, at an exercise price of $13.00 per share, the public offering price for shares sold in our IPO.

Certain Line Items Presented

Revenue from Sale of Materials. Revenue from Sale of Materials is generated by each of our two operating segments as follows:

•	Our Mill Services Group generates some Revenue from Sale of Materials by buying, processing, and selling scrap for our own account.

•

Our Raw Material and Optimization Group primarily generates Revenue from Sale of Materials through raw materials procurement activities using two alternative transaction models. In the first type we take no title to the materials being procured and we record only our commission as revenue; in the second type, we take title to the material and sell it to a buyer, typically in a transaction where a buyer and seller are matched, and we record Revenue from Sale of Materials for the full value of the material based on the amount we invoice to our customer.

For the year ended December 31, 2012, approximately 8% of our Revenue from Sale of Materials was generated by our Mill Services Group, and approximately 92% of our Revenue from Sale of Materials was generated by the raw materials procurement activities of our Raw Material and Optimization Group.

Service Revenue. Service Revenue is generated from our two operating segments as follows:

•

Our Mill Services Group generates Service Revenue from the services we provide to customers at their sites. This Service Revenue is generated from a combination of: (1) contractually committed base monthly fees; (2) fees for services based on customer production volumes; and (3) revenue from the sale of steel manufacturing co-products sold for our own account, less a royalty fee paid to the host mill.

•

Our Raw Material and Optimization Group generates Service Revenue by providing our proprietary software-based raw materials cost optimization service, which calculates the lowest cost blend of raw materials necessary to make a customer’s specified chemistry of steel. We typically charge an optimization service fee for each ton of scrap used in steel manufacturing.

For the year ended December 31, 2012, approximately 99% of our Service Revenue was generated by our Mill Services Group, and approximately 1% of our Service Revenue was generated by our Raw Material and Optimization Group.

Cost of Raw Materials Shipments. The activities that generate Revenue from Sale of Materials also incur Cost of Raw Materials Shipments, and are described as follows:

•

Our Mill Services Group generates Revenue from Sale of Materials by buying, processing and selling scrap for our own account. We record the cost of the purchase of raw materials as Cost of Raw Materials Shipments upon the sale of said raw materials.

•

Our Raw Material and Optimization Group generates Revenue from Sale of Materials through our raw materials procurement activities. When we arrange to purchase and sell scrap and other raw materials, the cost of such materials purchased and other direct costs including transportation are recorded as Cost of Raw Materials Shipments.

Site Operating Costs. Our Site Operating Costs are highly variable and largely correlated to the volume of steel produced at our customer sites. Site Operating Costs are predominantly incurred by our Mill Services Group and consist of employees’ wages, employee benefits, costs of operating supplies such as fuels and lubricants, repair and maintenance costs and equipment leasing costs.

Selling, General and Administrative Expenses. Our Selling, General and Administrative Expenses consist of labor and related costs of selling and administration, professional fees, insurance costs, management fees, bad debt costs, bank fees and corporate expenses and bonuses.

Depreciation and Amortization. Our consolidated Depreciation consists of Depreciation expenses related to property, plant and equipment. Our consolidated Amortization consists of Amortization expenses related to finite life intangibles such as environmental permits, customer related intangibles, patents and unpatented technology, in each case recognized on a straight-line basis over the estimated useful life of the asset.

Income (Loss) from Operations. Income (Loss) from Operations consists of Total Revenue less Total Costs and Expenses but does not include Goodwill Impairment, Interest Expense, Net and certain other items that we believe are not indicative of future results.

Key Measures We Use to Evaluate Our Company

In addition to the GAAP line items described above, we also use the following additional financial measures to evaluate and assess our business:

Revenue After Raw Materials Costs. We measure our sales volume on the basis of Revenue After Raw Materials Costs, which we define as Total Revenue minus Cost of Raw Materials Shipments. Revenue After Raw Materials Costs is not a recognized financial measure under GAAP, but we believe it is useful in measuring our operating performance because it excludes the fluctuations in the market prices of the raw materials we procure for and sell to our customers. We subtract the Cost of Raw Materials Shipments from Total Revenue because market prices of the raw materials we procure for and generally concurrently sell to our customers are offset on our statement of operations. Further, in our raw materials procurement business, we generally engage in two alternative types of transactions that require different accounting treatments for Total Revenue. In the first type, we take no title to the materials being procured and we record only our commission as revenue; in the second type, we take title to the materials and sell it to a buyer, typically in a transaction where a buyer and seller are matched. By subtracting the Cost of Raw Materials Shipments, we isolate the margin that we make on our raw materials procurement and logistics services, and we are better able to evaluate our operating performance in terms of the volume of raw materials we procure for our customers and the margin we generate.

Adjusted EBITDA. Adjusted EBITDA is not a recognized financial measure under GAAP, but we believe it is useful in measuring our operating performance. Adjusted EBITDA is used internally to determine our incentive compensation levels, including under our management bonus plan, and it is required, with some additional adjustments, in certain covenant compliance calculations under our senior secured credit facilities. We also use Adjusted EBITDA to benchmark the performance of our business against expected results, to analyze year-over-year trends and to compare our operating performance to that of our competitors. We also use Adjusted EBITDA as a performance measure because it excludes the impact of tax provisions and Depreciation and Amortization, which are difficult to compare across periods due to the impact of accounting for business combinations and the impact of tax net operating losses on cash taxes paid. In addition, we use Adjusted EBITDA as a performance measure of our operating segments in accordance with ASC Topic 280, Disclosures About Segments of an Enterprise and Related Information. We believe that the presentation of Adjusted EBITDA enhances our investors’ overall understanding of the financial performance of and prospects for our business.

Adjusted EBITDA Margin. Adjusted EBITDA Margin is not a recognized financial measure under GAAP, but we believe it is useful in measuring our operating performance. We calculate Adjusted EBITDA Margin by dividing our Adjusted EBITDA by our Revenue After Raw Materials Costs. We use Adjusted EBITDA Margin to measure our profitability and our control of cash operating costs relative to Revenue After Raw Materials Costs.

Capital Expenditures. We separate our Capital Expenditures into two categories: (1) Growth Capital Expenditures and (2) Maintenance Capital Expenditures. We separate our Capital Expenditures between these two categories because it helps us to differentiate between the discretionary cash we invest in our growth and the cash required to maintain our existing business. Growth Capital Expenditures and Maintenance Capital Expenditures are not recognized financial measures under GAAP, but we believe they are useful in measuring our operating performance. We also use these measures as a component in determining our performance-based compensation.

Growth Capital Expenditures relate to the establishment of our operations at new customer sites, the performance of additional services or significant productivity improvements at existing customer sites. We incur Growth Capital Expenditures when we win a new contract. Our Mill Services Group contracts generally require that we acquire the capital equipment necessary to provide the service in advance of receiving revenue from the contract.

We incur Maintenance Capital Expenditures as part of our ongoing operations. Maintenance Capital Expenditures generally include: (1) the cost of normal replacement of capital equipment used at existing customer sites on existing contracts; (2) any additional capital expenditures made in connection with the extension of an existing contract; and (3) any capital costs associated with acquiring previously leased equipment. We generally replace our equipment on a schedule that is based on the operating hours of that equipment. We expect Maintenance Capital Expenditures to be greater in periods where our customers’ production volumes are high, requiring us to operate more hours. Conversely, when our customers are producing less, we would expect fewer operating hours and reduced Maintenance Capital Expenditures.

Discretionary Cash Flow. Discretionary Cash Flow is not a recognized financial measure under GAAP. We calculate Discretionary Cash Flow as our Adjusted EBITDA minus our Maintenance Capital Expenditures, and we believe it is an important measure in analyzing our liquidity. In combination with our available liquidity, we use our Discretionary Cash Flow to assist us in determining our capacity to: (1) invest in Growth Capital Expenditures; (2) finance changes in our working capital, particularly in our raw materials procurement activities; and (3) voluntarily repay portions of our debt obligations. In addition, we use this measure to help determine how efficiently we are managing our assets, and we also use it as a component in determining our performance-based compensation.

Impact of the Onex Acquisition on Comparability of Results

On January 25, 2007, Onex and members of management completed the Onex Acquisition of Tube City IMS Corporation, which we refer to as the Predecessor Company. The Onex Acquisition impacts the comparability of our results as follows:

Accounting for Business Combinations. We accounted for the Onex Acquisition in accordance with ASC 805 using the purchase method of accounting. Acquired tangible assets, identifiable intangible assets and assumed liabilities were recorded on our books at their estimated fair value. Because the Onex Acquisition consideration exceeded the fair value of the net identifiable tangible and intangible assets, we recorded goodwill in the transaction. As a result of the Onex Acquisition, we:

•	increased the carrying value of property plant and equipment by $29.4 million;

•	recorded $204.7 million of identifiable intangible assets; and

•	recorded $289.4 million of goodwill.

These additional assets resulted in non-cash expenses and charges in the subsequent periods, including:

•	additional depreciation expense of $1.4 million, $2.6 million, $4.4 million, and $8.2 million, during 2011, 2010, 2009, and 2008 respectively;

•	amortization expense of approximately $11.8 million annually

•	a $55.0 million charge for the impairment of goodwill in 2009. See “—Application of Critical Accounting Policies—Goodwill and Other Intangible Assets.”

Application of Critical Accounting Policies

The preparation of our consolidated financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and assumptions in applying our critical accounting policies that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. We continually evaluate our judgments and estimates in determining our financial condition and operating results. Estimates are based upon information available as of the date of the financial statements and, accordingly, actual results could differ from these estimates, sometimes materially. Critical accounting policies and estimates are defined as those that are both most important to the portrayal of our financial condition and operating results and require management’s most subjective judgments. The most critical accounting policies and estimates are described below.

Revenue Recognition. Revenue includes two categories: (1) Revenue from Sale of Materials and (2) Service Revenue.

Revenue from Sale of Materials is mainly generated by our raw materials procurement business, although it also includes revenue from our Mill Services Group location where we buy, process and sell scrap for our own account.

We generate Service Revenue from scrap management, scrap preparation, raw materials optimization, metal recovery and sales, material handling or product handling, slag processing and metal recovery services, surface conditioning and other services. We recognize revenue when we perform the service or when title and risk of loss pass to the buyer.

Revenue from Sale of Materials

Raw materials procurement and logistics—In our raw materials procurement business, we generally engage in two types of transactions that require different accounting treatment. We evaluate the accounting treatment for these transactions based on their individual facts and circumstances, and we categorize them into two general groupings:

(1) Transactions where we purchase raw materials from a supplier and sell the raw materials to a customer, for which we invoice the customer for the full sale price of the goods. In this first type of transaction model, it is common for us to arrange for a sale to our customer and a matching purchase from our vendor almost simultaneously. During the year ended December 31, 2012, approximately 91% of the Company’s raw material procurement activity by volume was made under this transaction model; and,

(2) Transactions where we arrange delivery of raw materials shipments to a customer directly from a supplier, for which we earn a contractually determined, volume based arranging fee. In this second type of transaction, we invoice the customer for our arranging fee (but not for the sale price of the goods, which is paid directly by the customer to the vendor). During the year ended December 31, 2012, approximately 9% of the Company’s raw material procurement activity by volume was transacted under this model.

For each individual transaction, we make a determination as to whether we should record revenue for the full value of the shipment, or alternatively should only record revenue for our contractually determined arranging fee, based on our judgment as to whether we are acting as principal or agent in the transaction based on our consideration of the criteria set forth in ASC 605-45.

We record the full value of the material shipped and invoice that amount as revenue where we determine that we are acting as a principal in the transaction. In general, we conclude that we are acting as principal in the transaction when (i) we are the primary obligor under the arrangement – meaning that we are the party primarily obligated to provide the material to our customer, and that obligation is not relieved even if our supplier fails to ship the material; (ii) we have general inventory risk in the transaction, even though we may mitigate that risk by entering into a purchase and sale almost simultaneously; (iii) we have discretion in supplier selection, (iv) we have risk in physical inventory loss; and (v) we have credit risk in the transaction.

If we determine, after evaluating the above factors, that we are the principal in the transaction, we record the full invoiced value of the transaction as revenue from the sale of materials and record the full cost of the transaction as cost of raw materials shipments. If we determine that we have not met the criteria to be considered a principal in the transaction and are acting as an agent in the transaction, we will record only the contractually determined fee or margin on the transaction as revenue from the sale of materials.

We recognize revenue from raw materials procurement sales when title and risk of loss pass to the customer, which can be either F.O.B. shipping point or F.O.B. destination depending on terms of sale, or when we have the right to receive the contractual fee. Revenues from these sources are included in Revenue from Sale of Materials. During the year ended December 31, 2012, approximately 91% of the Company’s raw material procurement activity by volume was made under the transaction model where the Company purchases raw materials from a supplier and sells the material to the customer acting as a principal in the transaction. During the year ended

December 31, 2012, approximately 9% of the Company’s raw material procurement activity by volume was transacted where the Company arranged for delivery of raw material for a customer directly from a vendor earning a contractually determined volume-based fee acting as an agent in the transaction. The volume-based fee is recorded as Revenue From Sale of Materials and there is no corresponding Cost of Raw Material Shipment in this transaction model.

The Company also purchases, processes and sells scrap iron and steel inventory for the Company’s own account. The Company recognizes revenue from scrap sales of material when title and risk of loss pass to the customer, which can be either F.O.B. shipping point or destination depending on terms of sale. Revenues from these sources are included in Revenue from Sale of Materials.

Service Revenue

Metal recovery, slag handling, processing, and sales—We generate revenue by removing slag from a furnace and processing it to separate metallic material from other slag components. The separated metallic material is generally reused in production of steel by the host mill or sold to other end users, and the remaining nonmetallic material is generally sold to third parties as aggregate. The Company recognizes revenue from slag processing and metal recovery services when it performs the services and revenue from co-product sales when title and risk of loss pass to the customer. Revenues from these sources are included in Service Revenue.

Semi finished material handling; scrap management preparation—We generate revenue from receiving, processing and managing raw material inputs, primarily scrap, and handling and recording inventory of finished products where all of the production is generally completed at the customer’s location. Revenues from these sources are included in Service Revenue and are recognized at the time the service is performed.

Surface conditioning—We generate revenue from removing imperfections from semi-finished steel processed for use in high-end applications. The Company recognizes revenue from surface conditioning services when it performs the services. Revenues from these sources are included in Service Revenue.

Raw materials optimization—Revenue from optimization fees represents income from determining, through use of its internally developed and proprietary software, the most economical combination of input materials necessary to make a customer’s specified chemistry of steel. The Company recognizes income from optimization fees as the optimization service is provided. Optimization software maintenance fees are recognized in income over the contract life. Revenues from these sources are included in Service Revenue.

Other revenues—We generate from various additional services, including dust and debris management, equipment rental services, mobile equipment maintenance, refractory removal, vacuumation, as well as revenues from services to customers outside of the normal contractual agreement. The Company recognizes revenue as the service is provided. Machine shop service revenues are recognized as work is performed. Revenues from these sources are included in Service Revenue.

In certain instances, we have contracts under which we provide multiple services at a single mill site, but each type of service is detailed in a separate scope of work and subject to a separate fee structure within the contract. In those instances, each service that we provide is also provided individually to other customers and other mill sites, providing evidence that the individual services have stand alone value under ASC 605-25-5(a). We allocate revenue to each individual service based on the specific fee structure laid out in the contract as such fees fall within a consistent range of similar fees charged where we provide the service as a single service at a mill site. We believe the contractual pricing structure and its relationship to pricing for similar services offered to other customer provides objective evidence of the prices of the services we provide and, accordingly, our allocation is consistent with the relative selling price method prescribed in ASC 605-25-30-2.

Trade Receivables. We perform ongoing credit evaluations of our customers and generally do not require our customers to post collateral, although we typically require letters of credit or other credit assurances in our raw materials procurement business for international transactions. Account balances outstanding longer than the payment terms are considered past due and provisions are made for estimated uncollectible receivables. Our estimates are based on historical collection experience, a review of the current status of receivables, our judgment of the credit quality of our customer and the condition of the general economy and the industry. Decisions to charge off receivables are based on management’s judgment after consideration of facts and circumstances surrounding potential uncollectible accounts.

Property, Plant and Equipment. Property, plant and equipment are recorded at cost less accumulated depreciation. Costs in connection with business combinations are based on fair market value at the time of acquisition. Major components of certain high value equipment are recorded as separate assets with depreciable lives determined independently from the remainder of the asset. Expenditures that extend the useful lives of existing plant and equipment are capitalized, while expenditures for repairs and maintenance that do not extend the useful lives or improve productivity of the related assets are charged to expenses as incurred. The cost of property, plant and equipment retired or otherwise disposed of and the related accumulated depreciation are removed from our accounts, and any resulting gain or loss is reflected in current operations.

Depreciation of property, plant and equipment is computed principally on the straight-line method over the estimated useful lives of assets.

Goodwill and Other Intangible Assets. Goodwill and other indefinite life intangible assets not subject to amortization are recorded at the lower of cost or implied fair value. Finite life intangible assets subject to amortization are recorded at cost less accumulated amortization provided on a straight-line basis over the intangible assets’ estimated useful lives. Goodwill and indefinite life intangibles are evaluated for potential impairment on an annual basis or whenever events or circumstances indicate that an impairment may have occurred. ASC Topic 350, Goodwill and Other Intangible Assets, requires that goodwill be tested for impairment using a two-step process. The first step of the goodwill impairment evaluation used to identify potential impairment compares the estimated fair value of the reporting unit containing goodwill with the related carrying amount. If the estimated fair value of the reporting unit exceeds its carrying amount, the reporting unit’s goodwill is not considered to be impaired, and the second step of the impairment evaluation is unnecessary. If the reporting unit’s carrying amount exceeds its estimated fair value, the second step of the evaluation must be performed to measure the goodwill impairment loss, if any. The second step of the evaluation compares the implied fair value of the reporting unit’s goodwill, determined in the same manner as the amount of goodwill recognized in a business combination, with the carrying amount of such goodwill. If the carrying amount of the reporting unit’s goodwill exceeds the implied fair value of the goodwill so calculated, an impairment loss is recognized in an amount equal to the excess.

During 2012, we did not record any impairment charge related to goodwill. We tested for impairment on October 1, 2012, the annual test date. There were no events that triggered any additional impairment tests during 2012. In testing for impairment, we estimate the fair values of our reporting units under the income and market approach.

The income approach was based upon projected future cash flows discounted to present value using factors that consider the timing and risk associated with the future cash flows. Fair value for each reporting unit was estimated using future cash flow projections based on management’s long range estimates of market conditions over a multiple year horizon. A 4% perpetual growth rate was used to arrive at the estimated future terminal value. A discount rate of 10% was used for the Mill Services Group reporting unit and a discount rate of 12% was used for the Raw Material and Optimization Group reporting unit which were based upon the cost of capital of other comparable companies adjusted for company specific risks.

The market approach was based upon an analysis of valuation metrics for companies comparable to our reporting units and the pricing range for the company’s publicly traded shares. The fair value of the business enterprise value for both reporting units was estimated using a range of EBITDA multiples of market participants. We determined the fair value estimate during its testing using the income approach and used the market approach to corroborate the value as determined by the income approach.

In May 2009, the continuing economic downturn and a change in our forecast related to certain customers and sites triggered a goodwill impairment evaluation in advance of our annual impairment evaluation. In performing the first step of the evaluation, we determined that the estimated fair value of our Raw Material and Optimization Group exceeded its carrying value and that the second step of the evaluation was not necessary for that segment; however, we determined that the estimated fair value of the Mill Services Group was less than its carrying amount and proceeded to the second step of the evaluation for that segment. In the second step of the impairment evaluation, we determined that the carrying amount of goodwill allocated to our Mill Services Group exceeded its estimated implied fair value of goodwill and, accordingly, recorded a $55.0 million impairment loss.

In the May 2009 impairment analysis, the income approach was based upon projected future cash flows discounted to present value using factors that consider the timing and risk associated with the future cash flows. Fair value for each reporting unit was estimated using future cash flow projections based on management’s long range estimates of market conditions over a multiple year horizon. A 3% perpetual growth rate was used to arrive at the estimated future terminal value. An after-tax discount rate of 14.6% was used to discount the projected cash flows for both reporting units which was based upon the cost of capital of other market participants adjusted for company specific risks. The market approach, which was based upon an analysis of valuation metrics for comparable companies, was used in the May 2009 impairment test to corroborate the value as determined by the income approach.

As of December 31, 2012, the Mill Services Group and the Raw Material and Optimization Group had $162.6 million and $80.1 million of goodwill, respectively. The 2012 annual goodwill impairment test, as of October 1, 2012, indicated that the estimated fair value of our Mill Services Group and our Raw Material and Optimization Group exceeded their carrying values by approximately 86% and 153%, respectively. The estimates of fair value of a reporting unit under the income approach are based on a discounted cash flow analysis which requires us to make various judgmental assumptions, including assumptions about the timing and amount of future cash flows, growth rates and discount rates. If business conditions change or other factors have an adverse effect on our estimates of discounted future cash flows, assumed growth rates or discount rates, future tests of goodwill impairment may result in additional impairment charges.

Equity Investment. We account for investments in entities where we exert significant influence, but do not control the entity, using the equity method of accounting under ASC 323-10. We record our initial investment at cost and record a proportional share of net income of the entity in our consolidated statement of operations.

Impairment of Long-Lived Assets. Long-lived assets, including property, plant and equipment and amortizable intangible assets, are reviewed for impairment at least annually and whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable in accordance with ASC Topic 360, Accounting for the Impairment or Disposal of Long-Lived Assets. Impairment is assessed when the undiscounted expected cash flow derived from an asset is less than its recorded amount. Impairment losses are measured as the amount by which the carrying value of an asset exceeds its fair value and are recognized in operating results. Judgment is used when applying these impairment rules to determine the timing of the impairment evaluation, the undiscounted cash flow used to assess impairments and the fair value of an impaired asset.

Foreign Currency Translation. The financial statements of our foreign subsidiaries are generally measured using the local currency as the functional currency. Assets and liabilities of our foreign subsidiaries are translated at the exchange rate as of the balance sheet date. Resulting translation adjustments are recorded in the cumulative translation adjustment account, a separate component of other comprehensive income (loss). Income and expense items are translated at average monthly exchange rates. During 2012, we substantially liquidated the assets of one of our foreign subsidiaries. ASC 830-30-40-1 requires that upon substantial liquidation, amounts that had previously been charged to the cumulative translation adjustment be reported in current earnings. Accordingly, we recorded a $0.4 million charge in the fourth quarter of 2012.

Grants from Government Agencies. We recognize receivables for grants from government agencies when we are reasonably assured that the amounts will be received and when the conditions necessary to receive that grant have been fully achieved. We recognize the benefit of government grants in our statement of operations on a systematic and rational basis over the periods of consumption or commitment as applicable. In 2012, we received direct notice from the Department of Trade and Industry of the Republic of South Africa that we have met the conditions and will receive grants totaling approximately $5.2 million. The grant was for a combination of asset investment and job creation and saving and because there were multiple conditions to receiving the grant, we determined the appropriate treatment for the grant is to record the amount as deferred revenue and recognize it in revenue ratably over the life of our service contracts. In 2012, we recognized $0.7 million related to the first year of our seven year contracts.

Health Insurance. We provide health insurance to a portion of our employees through premium-based indemnity plans or nationalized health care plans that may require employer contributions. We provide health insurance to the rest of our employees under a self-insurance plan that uses a third-party administrator to process and administer claims. We have stop-loss coverage through an insurer, in excess of a stated self-insured limit per employee. We maintain an accrual for unpaid claims and claims incurred but not reported. In March 2010, the Patient Protection and Affordable Care Act and Health Care and Education Reconciliation Act were signed into law. To date, we have not seen a material financial impact as a result of these Acts. However, we are continuing to evaluate the impact of this comprehensive legislation on our self-insured health plans and our business, financial condition and results of operations as additional provisions of the Acts become effective over time.

Workers’ Compensation. We self-insure our workers’ compensation insurance under a large deductible program. Under this program, the maximum exposure per claim is $1.0 million and stop-loss coverage is maintained for amounts above this limit. The aggregate maximum exposure is limited to a percentage of payroll for each open policy. We accrue for this expense in amounts that include estimates for incurred but not reported claims, as well as estimates for the ultimate cost of all known claims.

Share-Based Compensation. We established our Long-Term Incentive Plan in 2011. On April 13, 2011, we issued options to purchase 519,390 shares of our Class A Common Stock. ASC Topic 780 requires that share based payments be accounted for at their fair value on the date of grant or the date of the modification of a grant. The options granted in 2011 had a grant date fair value of $3.5 million and the expense is being recognized over the requisite service period of the recipients. On April 13, 2012 we issued additional options to purchase 386,500 shares of our Class A Common Stock. The options granted in 2012 had a grant date fair value of $2.2 million and the expense is recognized over the requisite service period.

The Long-Term Incentive Plan also provides for the issuance of restricted shares. In July 2012, we issued 21,486 shares of Class A Common Stock to independent members of our board of directors. The grant date fair value of the shares was $0.2 million and the expense is being recognized over the requisite service period.

We adopted our Restricted Stock Plan in 2007. Under the plan, 25% of the shares granted vested immediately and the remainder were scheduled to vest in five annual equal installments, on the anniversary of the grant date, so long as the recipient remained an employee. Unvested shares that had not been forfeited were accelerated and vested upon completion of our initial public stock offering. On April 13, 2011, in connection with our IPO, we recognized $0.7 million related to the accelerated vesting of 53,105 previously issued restricted shares. We also recognized $0.6 million of expense related to 47,180 shares that were newly issued in connection with the IPO and vested immediately. The total of $1.3 million was recognized as Share based compensation associated with initial public offering.

Results of Operations

Year Ended December 31, 2012 compared to Year Ended December 31, 2011

The following table sets forth each of the line items in our statement of operations for each of the periods indicated as well as the variances between the periods in terms of dollar amounts and percentage. The table also provides a reconciliation of Total Revenue to Revenue After Raw Materials Costs for each of the periods presented.

	Year ended December 31,		Variances
(dollars in thousands)	2012	2011	$	%
Statement of Operations Data:
Revenue:
Revenue from Sale of Materials	$1,994,969	$2,192,188	$(197,219)	-9.0%
Service Revenue	531,221	469,283	61,938	14.0%

Total Revenue	2,526,190	2,661,471	(135,281)	-5.1%
Costs and expenses:
Cost of Raw Materials Shipments	1,919,474	2,112,011	(192,537)	-9.1%
Site Operating Costs	396,412	356,183	40,229	11.3%
Selling, General and Administrative Expenses	64,974	59,236	5,738	9.7%
Share based compensation associated with initial public offering	—	1,304	(1,304)	—
Provision for Transition Agreement	—	745	(745)	—
Depreciation and Amortization	69,056	59,894	9,162	15.3%

Total costs and expenses	2,449,916	2,589,373	(139.457)	-5.4%

Income from Operations	76,274	72,098	4,176	5.8%
Loss on Early Extinguishment of Debt	(12,300)	(581)	(11,719)	—
Disposition of cumulative translation adjustment	(362)	—	(362)	—
Loss from equity investment	(19)	—	(19)	—
Interest Expense, Net	(26,125)	(32,201)	6,076	-18.9%

Income Before Income Taxes	37,468	39,316	(1,848)	-5.1%
Income Tax Expense	(11,347)	(15,410)	4,063	-26.4%

Net Income	$26,121	$23,906	$2,215	9.3%

Other Financial Data:
Revenue After Raw Materials Costs:
Consolidated:
Total Revenue	$2,526,190	$2,661,471	$(135,281)
Cost of Raw Materials Shipments	(1,919,474)	(2,112,011)	192,537

Revenue After Raw Materials Costs	$606,716	$549,460	$57,256	10.4%

Mill Services Group:
Total Revenue	$688,362	$663,110	$25,252
Cost of Raw Materials Shipments	(153,493)	(180,904)	27,411

Revenue After Raw Materials Costs	$534,869	$482,206	$52,663	10.9%

Raw Material and Optimization Group:
Total Revenue	$1,837,771	$1,998,313	$(160,542)
Cost of Raw Materials Shipments	(1,765,982)	(1,931,125)	165,143

Revenue After Raw Materials Costs	$71,789	$67,188	$4,601	6.8%

Administrative:
Total Revenue	$57	$48	$9
Cost of Raw Materials Shipments	1	18	(17)

Revenue After Raw Materials Costs	$58	$66	$(8)

Adjusted EBITDA:
Net Income	$26,121	$23,906	$2,215
Income Tax Expense (Benefit)	11,347	15,410	(4,063)
Interest Expense, Net	26,125	32,201	(6,076)
Depreciation and Amortization	69,056	59,894	9,162
Share based compensation associated with initial public offering	—	1,304	(1,304)
Provision for Transition Agreement	—	745	(745)
Disposition of cumulative translation adjustment	362	—	362
Loss on Early Extinguishment of Debt	12,300	581	11,719

Adjusted EBITDA	$145,311	$134,041	$11,270	8.4%

Adjusted EBITDA by Operating Segment:
Mill Services Group	$130,306	$117,511	$12,795	10.9%
Raw Material and Optimization Group	52,387	51,044	1,343	2.6%
Administrative Expenses	(37,382)	(34,514)	(2,868)	8.3%

Adjusted EBITDA	$145,311	$134,041	$11,270	8.4%

Adjusted EBITDA Margin	24.0%	24.4%	19.7%

Revenue from Sale of Materials. Revenue from Sale of Materials was $1,995.0 million for the year ended December 31, 2012 compared to $2,192.2 million for the year ended December 31, 2011. Revenue from Sale of Materials is primarily generated from raw materials procurement activities, which produced $1,830.2 million or approximately 92% of the Revenue from Sale of Materials for the year ended December 31, 2012, and $1,991.5 million or approximately 91% for the year ended December 31, 2011. The remaining Revenue from Sale of Materials of $164.8 million for the year ended December, 2012 and $200.7 million for the year ended December 31, 2011 was primarily generate by our Mill Services Group location where we buy, process and sell raw materials for our own account.

Revenue from Sale of Materials decreased by 9.0% in 2012 compared to 2011, driven by decreases in the market price of raw materials we procured for our customers. The price of #1 Heavy Melt scrap, an indicative grade of scrap, was approximately 12.2% lower year-over-year. The impact of the reduction caused by a decrease in market value was partially offset by the total volume of material we procured or arranged for our customers in 2012 which was generally consistent with 2011, increasing 0.1%. However, a portion of the volume we procure or arrange for our customers includes shipments where we do not take title and only record a commission or fee for arranging the shipments. Excluding the tonnage related to such arrangements, which have a minimal effect on our Revenue from Sale of Materials, our shipments increased approximately 6%.

Service Revenue. Service Revenue was $531.2 million for the year ended December 31, 2012, compared to $469.3 million for the year ended December 31, 2011. Service Revenue is primarily generated by our Mill Services Group, which produced $523.6 million and $462.4 million for the years ended December 31, 2012 and 2011, respectively, with the remainder primarily generated by optimization services from our Raw Material and Optimization Group.

Our Service Revenue is largely generated on the basis of the volume of steel our customers produce, although service contracts typically include base monthly fees and/or tiered pricing arrangements. While steel produced by our customers, excluding customers where we have been operating under a contract for less than one year, was relatively flat year-over-year, our Service Revenue increased $61.9 million, or 14.0%. The increase in Service Revenue was primarily driven by new contract wins both internationally and domestically.

Total Revenue. For the year ended December 31, 2012, our Total Revenue decreased $135.2 million or 5.1% compared to the year ended December 31, 2011. Our Total Revenue by type of service is as follows (in millions):

	Year ended December 31,
	2012	2011	Difference	% Difference
Mill Services Group
Slag Processing, Metal Recovery and Sales	$367.2	$319.1	$48.1	15.1%
Scrap Management & Scrap Preparation	236.7	254.8	(18.1)	-7.1%
Semi-finished and Finished Material/Product Handling	41.4	43.1	(1.7)	-3.9%
Surface Conditioning	30.0	30.9	(0.9)	-2.9%
Other	13.1	15.2	(2.1)	-13.8%

Mill Services Group Total Revenue	688.4	663.1	25.3	3.8%

Raw Materials and Optimization Group
Raw Materials Procurement	1,831.1	1,991.7	(160.6)	-8.1%
Raw Materials Optimization	6.7	6.6	0.1	1.5%

Raw Materials and Optimization Group Total Revenue	1,837.8	1,998.3	(160.5)	-8.0%

Consolidated Total Revenue	$2,526.2	$2,661.4	$(135.2)	-5.1%

Our Total Revenue from Slag Processing, Metal Recovery and Sales increased $48.1 million of 15.1% was driven by new contracts and services which contributed $44.8 million of additional Slag Processing Metal

Recovery and Sales Total Revenue. Our Scrap Management & Scrap Preparation Total Revenue decreased $18.1 million, 7.1%. The Total Revenue from the location where we buy, process and sell scrap for our own account is included in this category and it decreased $31.2 million year over year largely as a result of a decrease in scrap prices. This decrease was partially offset by revenue from new scrap preparation sites which contributed $7.8 million of additional Total Revenue.

Our Total Revenue from our Raw Material Procurement activities decreased $160.1 million or 8.1% year-over-year driven by decreases in the market price of raw materials we procured for our customers. The price of #1 Heavy Melt Scrap, an indicative grade of scrap was approximately 12.2% lower year-over-year. The volume of material we procured for and sold to our customers, excluding tonnage where we record only a commission or fee for arranging the shipment, which have a minimal effect on Total Revenue increase approximately 6%.

Cost of Raw Materials Shipments. The Cost of Raw Materials Shipments decreased 9.1% in 2012 compared to 2011, driven by the same factors that drove the decrease in Revenue from the Sale of Materials. The average composite price of #1 Heavy Melt Scrap during the year ending December 31, 2012 was $368 per ton, compared to $411 per ton in the year ending December 31, 2011.

Revenue After Raw Materials Costs. The Revenue After Raw Materials Costs for our Mill Services Group increased $52.7 million, or 10.9%, in the year ending December 31, 2012 compared to the year ending December 31, 2011. We generated $46.5 million in additional Service Revenue from new contracts outside the United States and Canada, including six new sites and a cross-sold service at an existing site. Within the U.S., we generated an incremental $5.0 million from new contracts including three new sites and one new cross-sold service at an existing site. We also generated $7.5 million of incremental Service Revenue from our largest site due to incremental volume produced by our customer. These increases in Service Revenue were partially offset by a $2.6 million decrease in Service Revenue related to three contracts in the U.S. and Canada that were not renewed and a $1.5 million decrease from the cancellation of a contract in Serbia after our customer sold the mill to the Serbian government. Additionally, we recorded $5.1 million of Service Revenue related to an arbitration award settlement stemming from the shutdown of operations at a previous customer site prior to the end of our service contract (the “Arbitration Award Settlement”). Comparatively, we recorded $6.3 million of Service Revenue relating to the Arbitration Award Settlement in 2011, resulting in a year-over-year decline in Service Revenue of $1.2 million. The entity, from which we had received proceeds under the Arbitration Award Settlement, filed for bankruptcy on May 31, 2012 and we expect that we will not earn additional amounts under the arbitration awards and certain amounts we had received under the award might be subject to avoidance actions in the bankruptcy proceedings. See “Note 26—Commercial Arbitration Award” for a discussion of the arbitration award settlement.

Revenue After Raw Materials Costs for our Raw Material and Optimization Group increased $4.6 million, or 6.8%, to $71.8 million. The volume of raw materials we procured and arranged was relatively consistent year-over-year, increasing 0.1%. An increase in the margin of one domestic channel of business and in our non-contractual domestic business drove the overall increase in the per ton margin.

Site Operating Costs. Site Operating Costs are primarily the costs incurred by our Mill Services Group in providing services to our customers. These costs are largely variable and are generally correlated with our customers’ production levels. Site Operating Costs increased by $40.2 million year-over-year, or approximately 11.3%. New sites and contracts contributed $32.6 million of additional site operating costs in the year ended December 31, 2012 as compared to the year ended December 31, 2011. Labor and fringe benefit costs increased $5.2 million, with $3.0 million of that increase occurring at two sites where we generated $10.1 million of additional revenue year-over-year and $0.8 million related to severance costs. Fuel and other petroleum-based supply costs increased $1.4 million. The majority of our contracts have a fuel surcharge or inflationary price adjustment mechanism, with such adjustments generally occurring on a lag.

Selling, General and Administrative Expenses. Selling, General and Administrative Expenses for the year ended December 31, 2012 were $65.0 million, compared to $59.2 million in year ended December 31, 2011, an increase of 9.7%. Of the increase, $1.5 million is directly attributable to new sites, services and trading offices with approximately $0.8 million of that amount related to expansion of our raw materials procurement network. $3.8 million related to salaries, wages and fringe benefit costs. A portion of that increase related to new raw material procurement staff as well as additional administrative headcount which though not directly attributable to a new site, service or procurement office were added to help to support our international expansion. Additionally, of the $3.8 million of increase in salaries, wages and fringe benefits, $0.9 million related to severance costs: Our severance costs for 2012 included $1.0 million of costs we accrued for the retirement of two senior executives which was a $0.6 million increase over $0.4 million of similar amounts accrued in 2011. Professional fees increased by $0.6 million and our insurance costs increased by $1.7 million driven by a $0.5 million experience related increase in our general liability insurance accrual and a $0.4 million accrual related to a one-time billing for a past change in the payment basis for our insurance. The increase in selling, general and administrative expenses was partially offset by a value added tax refund of $0.5 million. The refund, received in May 2012, related to a first quarter 2011 assessment. At the time of the assessment, we were uncertain as to whether or not we would recover the VAT and we recorded a reserve of $0.5 million. That reserve was relieved when we received the refund.

Adjusted EBITDA. Adjusted EBITDA for the year ending December 31, 2012 was $145.3 million compared to $134.0 million for the year ending December 31, 2011, an increase of $11.3 million or 8.4%.

Our Mill Services Group’s Adjusted EBITDA increased $12.8 million, or 10.9%, to $130.3 million. The increase in Adjusted EBITDA was driven by $19.4 million of incremental EBITDA associated with new customer contracts. The increase resulting from new customer contracts was partially offset by a decrease of $1.2 million related to three contracts in the U.S. and Canada that were not renewed and a $1.3 million decrease from the cancellation of a contract in Serbia after our customer sold the mill to the Serbian government. The domestic location where we buy, process and sell scrap for our own account also had a negative impact on Adjusted EBITDA of $4.0 million year-over-year primarily as a result of a difficult operating environment and compression of the margin between the cost of in-bound material to be processed and the saleable scrap produced and shipped. A $1.2 million decrease in the amount we recognized under the Arbitration Award Settlement also partially offset the favorable impact of our new contracts. During 2012, we recognized $4.1 million related to the Arbitration Award Settlement compared to $5.3 million in 2011. See “Note 26—Commercial Arbitration Award” for a discussion of the arbitration award settlement. Additionally, the Mill Services Group incurred $0.8 million of severance costs in 2012 which should result in some cost savings going forward.

Our Raw Material and Optimization Group’s Adjusted EBITDA increased $1.3 million or 2.6% to $52.4 million. Our per ton margins on material we procured or arranged for our customers increased, driven primarily by a margin increase in one domestic channel of business. Year-over-year the volume we procured or arranged for our customers was relatively consistent. Additionally, our results for year ended December 31, 2011, benefited from the recording of $1.8 million of certain adjustments and a legal settlement of accounts with a trade partner and a $1.0 million arbitration award which were non-recurring. We were able to increase our per ton margins in 2012 without the benefit of similar items.

Our Administrative net expenses increased $2.9 million in the year ending December 31, 2012 to $37.4 million, compared to the year ended December 31, 2011. The increase was driven by a $0.9 million increase in the accrual for severance benefits which included an increase of $0.6 million related to the retirement of two senior executives. Professional fees increased $0.9 million largely as a result of international growth and by the initial year of auditor attestation of controls surrounding financial reporting under Sarbanes Oxley. Insurance costs increased by $1.4 million driven by a $0.5 million experience related increase in our general liability insurance accrual and a $0.4 million accrual related to a one-time billing for a past change in the payment basis for our insurance. The increase in selling, general and administrative expenses was partially offset by a value added tax refund of $0.5 million. The refund, received in May 2012, related to a first quarter 2011 assessment. At the time of the assessment, we were uncertain as to whether or not we would recover the VAT and we recorded a reserve of $0.5 million. That reserve was relieved when we received the refund.

Adjusted EBITDA Margin. Our Adjusted EBITDA margin decreased from 24.4% in the year ending December 31, 2011 to 24.0% during the year ending December 31, 2012. A variety of factors impact our adjusted EBITDA margin including the relative contributions of the Mill Services Group and Raw Material and Optimization Group which have different margin characteristics and the relationship of Administrative Segment expenses to consolidated Revenue After Raw Materials Costs. The year-over-year decline was due in part to the decrease in EBITDA at the domestic location where we buy, process and sell scrap for our own account and by an increase in our Mill Services Group and Administrative overhead costs. Additionally, the relative contribution of our business units also contributed to the decline. Positive contributions from our new contracts help to partially offset the decrease.

Share-Based Compensation Associated with Initial Public Offering. In connection with our IPO, we accelerated vesting of the remaining unvested shares under our Restricted Stock Plan. The 53,105 shares that were unvested immediately prior to the IPO vested upon completion of the IPO resulting in a $0.7 million charge. Additionally, we granted 47,180 shares under the Restricted Stock Plan concurrently with the IPO. Those shares vested immediately and we recorded a $0.6 million charge related to the grant.

Provision for Transition Agreement. Our former chief executive officer, Mr. Coslov, retired from that position in August 2009 and served as Non-Executive Chairman from 2009 until August 2011. As a result of his retirement from our board of directors, Mr. Coslov is entitled to receive additional transition payments and reimbursement of expenses subject to an annual cap for two years. A $0.7 million charge was recorded in the third quarter of 2011 related to the transition payments and expected expense reimbursement for Mr. Coslov.

Depreciation and Amortization. Depreciation and amortization expense during the year ending December 31, 2012 was $69.1 million compared to $59.9 million in the year ending December 31, 2011, an increase of 15.3%. The increase is the result of higher Growth Capital Expenditures in the latter half of 2011 and 2012 primarily at our new Mill Services Group sites. Seven new Mill Services Group sites incurred $9.1 million of additional depreciation expense as a result of the Growth Capital Expenditures for those sites. Amortization expense for 2012 was comparable to that incurred in 2011.

Loss on Early Extinguishment of Debt. In March 2012, we entered into a new $300.0 million term loan facility and paid off our obligations under our previous term loan facility due 2014 and our senior subordinated notes due 2015. In connection with the refinancing, we incurred a $12.3 million loss on the early extinguishment of debt which consisted of a $5.4 million senior note redemption premium, $1.8 million of interest payable to holders through the redemption date, $5.0 million to write-off the unamortized deferred issuance costs on the extinguished indebtedness and $0.1 million in miscellaneous legal and administrative charges.

Disposition of Cumulative Translation Adjustment. In 2012, we ceased operating activities in one of our foreign subsidiaries and as a result recorded a non-cash charge of $0.4 million as amounts that were previously recorded in our cumulative translation adjustment were reclassified into our statement of operations. See “Application of Critical Accounting Policies—Foreign Currency Translation.”

Loss from Equity Investment. In December 2012, we paid $2.2 million to acquire 20% of the outstanding shares of a Malaysian enterprise that has been established to provide metal recovery services to a steelmaker in Banting, Malaysia. We recorded a proportionate share of their net loss from the date of acquisition through December 31, 2012.

Interest Expense, Net. Interest Expense, Net for the year ending December 31, 2012 was $26.1 million, compared to $32.2 million for the year ending December 31, 2011, a decrease of $6.1 million. This decrease is due to lower average outstanding debt balances and lower underlying interest rates resulting from our 2012 refinancing. Notably, from January 1, 2011 to April 19, 2011, we incurred $1.0 million of interest expense on our Series 2008 Promissory Notes which were paid off in April 2011 in connection with our Initial Public Offering. Our 2012 refinancing resulted in replacing approximately $380 million in outstanding senior indebtedness at an average interest rate of 6.65% with $300 million of outstanding senior indebtedness with an average rate of 5.75%.

Income Tax Expense. Income Tax Expense for the year ending December 31, 2012 was $11.3 million, or 30% of our pre-tax income, compared to $15.4 million of expense, or 39% of our pre-tax income in the year ending December 31, 2011. The decrease in our effective tax rate resulted from the release of $3 million of valuation allowances on foreign tax credits based on revised allocation of foreign source income and the expected utilization of the credits.

Net Income. For the year ended December 31, 2012, we recorded $26.1 million of net income compared to $23.9 million in 2011, an increase of $2.2 million or 9.3%. The increase was driven by an increase in our Adjusted EBITDA of $11.3 million. That favorable variance was largely offset by a $9.2 million increase in depreciation and amortization expense that resulted from substantial increases in capital expenditures over the last two years. Additionally, a $12.3 million loss on debt extinguishment decreased our pre-tax income, but that loss help to reduce our interest expense by $6.1 million. One time charges for share based compensation in connection with our IPO and for a transition agreement for our former CEO did not recur providing a favorable benefit. Finally, a decrease in our effective tax rate from 39% to 30% resulted in a $4.1 million decrease in our income tax expense which was sufficient to overcome a $1.8 million decrease in our pre-tax income.

Year Ended December 31, 2011 compared to Year Ended December 31, 2010

The following table sets forth each of the line items in our statement of operations for each of the periods indicated as well as the variances between the periods in terms of dollar amounts and percentage. The table also provides a reconciliation of Total Revenue to Revenue After Raw Materials Costs for each of the periods presented.

	Year ended December 31,		Variances
(dollars in thousands)	2011	2010	$	%
Statement of Operations Data:
Revenue:
Revenue from Sale of Materials	$2,192,188	$1,632,822	$559,366	34.3%
Service Revenue	469,283	397,808	71,475	18.0%

Total Revenue	2,661,471	2,030,630	630,841	31.1%
Costs and expenses:
Cost of Raw Materials Shipments	2,112,011	1,564,504	547,507	35.0%
Site Operating Costs	356,183	293,003	63,180	21.6%
Selling, General and Administrative Expenses	59,236	53,203	6,033	11.3%
Share based compensation associated with initial public offering	1,304	—	1,304	—
Provision for Transition Agreement	745	—	745	—
Depreciation and Amortization	59,894	61,508	(1,614)	-2.6%

Total costs and expenses	2,589,373	1,972,218	617,155	31.3%

Income from Operations	72,098	58,412	13,686	23.4%
Loss on Early Extinguishment of Debt	(581)	—	(581)	—
Interest Expense, Net	(32,201)	(40,361)	8,160	-20.2%

Income Before Income Taxes	39,316	18,051	21,265	117.8%
Income Tax Expense	(15,410)	(10,903)	(4,507)	41.3%

Net Income	$23,906	$7,148	$16,758	234.4%

Other Financial Data:
Revenue After Raw Materials Costs:
Consolidated:
Total Revenue	$2,661,471	$2,030,630	$630,841
Cost of Raw Materials Shipments	(2,112,011)	(1,564,504)	(547,507)

Revenue After Raw Materials Costs	$549,460	$466,126	$83,334	17.9%

Mill Services Group:
Total Revenue	$663,110	$536,315	$126,795
Cost of Raw Materials Shipments	(180,904)	(126,429)	(54,475)

Revenue After Raw Materials Costs	$482,206	$409,886	$72,320	17.6%

Raw Material and Optimization Group:
Total Revenue	$1,998,313	$1,494,257	$504,056
Cost of Raw Materials Shipments	(1,931,125)	(1,438,108)	(493,017)

Revenue After Raw Materials Costs	$67,188	$56,149	$11,039	19.7%

Administrative:
Total Revenue	$48	$58	$(10)
Cost of Raw Materials Shipments	18	33	(15)

Revenue After Raw Materials Costs	$66	$91	$(25)

Adjusted EBITDA:
Net Income	$23,906	$7,148	$16,758
Income Tax Expense	15,410	10,903	4,507
Interest Expense, Net	32,201	40,361	(8,160)
Depreciation and Amortization	59,894	61,508	(1,614)
Provision for Transition Agreement	745	—	745
Share based compensation associated with initial public offering	1,304	—	1,304
Loss on Early Extinguishment of Debt	581	—	581

Adjusted EBITDA	$134,041	$119,920	$14,121	11.8%

Adjusted EBITDA by Operating Segment:
Mill Services Group	$117,511	$111,354	$6,157	5.5%
Raw Material and Optimization Group	51,044	41,994	9,050	21.6%
Administrative Expenses	(34,514)	(33,428)	(1,086)	3.2%

Adjusted EBITDA	$134,041	$119,920	$14,121	11.8%

Adjusted EBITDA Margin	24.4%	25.7%	16.9%

Revenue from Sale of Materials. Revenue from Sale of Materials was $2,192.2 million for the year ended December 31, 2011 compared to $1,632.8 million for the year ended December 31, 2010. Revenue from Sale of Materials is primarily generated from raw materials procurement activities, which produced $1,991.5 million or approximately 91% of the Revenue from Sale of Materials for the year ended December 31, 2011, and $1,487.5 million or approximately 91% for the year ended December 31, 2010. The remaining Revenue from Sale of Materials of $200.7 million for the year ended December 31, 2011 and $145.3 million for the year ended December 31, 2010 was generated by our Mill Services Group locations where we buy, process and sell raw materials for our own account.

Revenue from Sale of Materials increased by 34.3% in 2011 compared to 2010, driven by increases in the market price of raw materials we procured for our customers. The price of #1 Heavy Melt scrap, an indicative grade of scrap, was approximately 24% higher year-over-year. The volume of raw material we procured for our customers decreased by approximately 3% from 9.8 million tons in 2010 to 9.5 million tons in 2011. However, that volume decrease was driven by a 0.5 million ton decrease in “commission only” shipments where we record only a transactional fee for arranging a shipment between a buyer and a seller. Shipments on which we took title to the related raw material and recorded revenue from the sale of materials for the full value of the material increased 3%.

Service Revenue. Service Revenue was $469.3 million for the year ended December 31, 2011, compared to $397.8 million for the year ended December 31, 2010. Service Revenue is primarily generated by our Mill Services Group, which produced $462.4 million and $391.0 million for the years ended December 31, 2011 and 2010, respectively, with the remainder primarily generated by optimization services from our Raw Material and Optimization Group.

Our Service Revenue is largely generated on the basis of the volume of steel our customers produce, although service contracts typically include base monthly fees and/or tiered pricing arrangements. While steel produced by our customers, excluding customers where we have been operating under a contract for less than one year, increased 1% year-over-year, our Service Revenue increased $71.5 million, or 18.0%. Domestic and international new contracts wins helped to drive the service revenue increase.

Total Revenue. For the year ended December 31, 2011 our Total Revenue increased $630.8 million or 31.1% compared to the year ended December 31, 2010. Our Total Revenue by type of service is as follows (in millions):

	Year ended December 31,
	2011	2010	Difference	% Difference
Mill Services Group
Slag Processing, Metal Recovery and Sales	$319.1	$259.6	$59.5	22.9%
Scrap Management & Scrap Preparation	254.8	184.9	69.9	37.8%
Semi-finished and Finished Material/Product Handling	43.1	57.7	(14.6)	-25.3%
Surface Conditioning	30.9	24.7	6.2	25.1%
Other	15.2	9.4	5.8	61.7%

Mill Services Group Total Revenue	663.1	536.3	126.8	23.6%

Raw Materials and Optimization Group
Raw Materials Procurement	1,991.7	1,487.4	504.3	33.9%
Raw Materials Optimization	6.6	6.9	(0.3)	-4.3%

Raw Materials and Optimization Group Total Revenue	1,998.3	1,494.3	504.0	33.7%

Consolidated Total Revenue	$2,661.4	$2,030.6	$630.8	31.1%

Our Total Revenue from Slag Processing, Metal Recovery and Sales increased $59.5 million, 22.9%, year-over-year. The increase was driven by new contracts and services which contributed $12.3 million of additional

Total Revenue with the remainder of the increase being driven largely by an increase in our related customer production, including a 12% increase in production at our largest domestic metal recovery site. We also benefitted from $5.3 million of Total Revenue from the Arbitration Award Settlement and the settlement related to a metal recovery contract. Our Scrap Management and Scrap Preparation Total Revenue increased $69.9 million or 37.8%. The Total Revenue from the location where we buy process and sell scrap for our own account is included in this category and it increased $53.3 million year-over-year largely as a result of an increase in scrap prices. Additionally, we reclassified accounts totaling approximately $19.4 million of Total Revenue out of the Semi-finished and Finished Material/Product Handling category into the Scrap Management and Preparation category in 2011. New contracts contributed $7.7 million of additional Surface Conditioning revenue.

Our Total Revenue from our Raw Material Procurement activities increased $504.3 million or 33.9% year-over-year driven by both an increases in the market price of raw materials we procured for our customers and an increase in the volume of material we procured for our customers. The price of #1 Heavy Melt Scrap, an indicative grade of scrap was approximately 24% higher year-over-year. Additionally, the volume of material we procured for and sold to our customers, excluding tonnage where we record only a commission or fee for arranging the shipment, which have a minimal effect on Total Revenue increased approximately 3%.

Cost of Raw Materials Shipments. The Cost of Raw Materials Shipments increased 35.0% in 2011 compared to 2010, driven by the same factors that drove the increase in Revenue from the Sale of Materials. The average composite price of #1 Heavy Melt Scrap during the year ending December 31, 2011 was $411 per ton, compared to $331 per ton in the year ending December 31, 2010.

Revenue After Raw Materials Costs. The Revenue After Raw Materials Costs for our Mill Services Group increased $72.3 million, or 17.6%, in the year ending December 31, 2011 compared to the year ending December 31, 2010. We generated $19.4 million in additional revenue from new contracts outside the United States and Canada, including three new sites and two cross-sold services at existing sites. We also generated an additional $8.6 million from our U.K. operation due to an increased scope of work. Within the U.S., we generated an incremental $9.4 million of Revenue After Raw Materials Costs from two of our largest sites due to incremental volume produced by our customers. Fuel surcharges contributed $3.6 million of Revenue After Raw Material Costs year-over-year. Additionally, we recorded $6.3 million of Service Revenue related to an arbitration award settlement stemming from the shutdown of operations at a previous customer site prior to the end of our service contract. See “Note 26—Commercial Arbitration Award” for a discussion of the arbitration award settlement.

The Revenue After Raw Materials Costs for our Raw Material and Optimization group increased $11.0 million, or 19.7%, to $67.2 million. The volume of raw materials we procured and arranged for our customers decreased 3% from 9.8 million tons in the year ending December 31, 2010 to 9.5 million tons in the year ending December 31, 2011. The volume decline, however, was more than offset by an increase in our per ton margins, resulting in the increase in Revenue After Raw Materials Costs.

Site Operating Costs. Site Operating Costs are primarily the costs incurred by our Mill Services Group in providing services to our customers. These costs are largely variable and are generally correlated with our customers’ production levels. Site Operating Costs increased by $63.2 million year-over-year, or approximately 21.6%. New sites and contracts contributed $21.9 million of additional site operating costs in the year ended December 31, 2011 as compared to the year ended December 31, 2010. Labor and fringe benefit costs increased $22.8 million and fuel and other petroleum-based supply costs increased $10.8 million. Of the increase, approximately $5.0 million related to increases in the per gallon price of fuel while approximately $5.8 million related to increases in the volume of fuel we used in our operations. The majority of our contracts have a fuel surcharge or inflationary price adjustment mechanism, with such adjustments generally occurring on a lag.

Selling, General and Administrative Expenses. Selling, General and Administrative Expenses for the year ending December 31, 2011 were $59.2 million, compared to $53.2 million in the year ending December 31,

2010, an increase of 11.3%. Of the increase, $4.2 million related to salaries, wages and fringe benefit costs for new raw material procurement staff as well as additional administrative headcount to support our international expansion. Additionally, expenses for professional fees increased $0.9 million with a substantial portion of that increase dedicated to helping establish new international business. Also, during an audit that occurred in the first half of 2011, we received a preliminary assessment of $0.5 million for value added tax related to 2007 and 2008 transactions. In May 2012, we received a value added tax refund of $0.5 million. At the time of the assessment, we were uncertain as to whether or not we would recover the VAT and we recorded a reserve of $0.5 million. That reserve was relieved when we received the refund. These increases in selling, general and administrative costs were partially offset by a $3.3 million year-over-year decrease in our accrual for performance-based compensation.

Adjusted EBITDA. Adjusted EBITDA for the year ending December 31, 2011 was $134.0 million compared to $119.9 million for the year ending December 31, 2010, an increase of $14.1 million or 11.8%.

Our Mill Services Group’s Adjusted EBITDA increased $6.2 million, or 5.5%, to $117.5 million. The increase in Adjusted EBITDA was driven by a one percent increase in the volume of steel produced by our customers and $2.5 million of incremental EBITDA associated with new customer contracts. Adjusted EBITDA also positively benefited from recognizing $5.3 million related to an arbitration award settlement stemming from a loss of revenue that resulted when a former customer shut down operations at a site prior to the end of our service contract. See “Note 26—Commercial Arbitration Award” for a discussion of the arbitration award settlement. These positive impacts to Adjusted EBITDA for the Mill Services Group were partially offset by overhead costs incurred in advance of the start and ramp-up of our service operations particularly at our three new sites in Abu Dhabi and South Africa and by Adjusted EBITDA declines at three domestic customer sites where we experienced contractual and operational issues.

Our Raw Material and Optimization Group’s Adjusted EBITDA increased $9.1 million or 21.6%. The increase was primarily driven by higher per ton margins on our procurement activities. The year ending December 31, 2011 also benefited from $1.8 million of certain adjustments and a legal settlement of accounts with a trade partner which are not recurring in nature, and from an arbitration settlement that resulted in the recording of $1.0 million of Adjusted EBITDA previously in dispute.

Our Administrative net expenses increased $1.1 million in the year ending December 31, 2011 compared to the year ending December 31, 2010. The increase was primarily the result of $2.8 million of additional labor costs and $0.3 million in recruiting costs related in part to new hires, $0.9 million of additional professional fees substantially related to our international growth and a $0.3 million increase in travel costs. We also incurred a $0.6 million assessment in an audit for value added tax related to transactions completed in 2007 and 2008. This was partially offset by a $3.1 million decrease in our accrual for performance-based compensation.

Adjusted EBITDA Margin. Our Adjusted EBITDA margin decreased from 25.7% in the year ending December 31, 2010 to 24.4% during the year ending December 31, 2011. The decline was mainly due to the impact of the pre-operating costs at our new mill services group sites where we have recently been awarded new contracts, overhead costs incurred to support ongoing global expansion, revenue growth in our U.K. business which generally has slightly lower margins than our other mill services business, three U.S. sites where we experienced cost increases that outpaced the related incremental revenue, the impact of fuel price increases and related surcharge revenue which provided no margin contribution.

Share-Based Compensation Associated with Initial Public Offering. In connection with our IPO, we accelerated vesting of the remaining unvested shares under our Restricted Stock Plan. The 53,105 shares that were unvested immediately prior to the IPO vested upon completion of the IPO resulting in a $0.7 million charge. Additionally, we granted 47,180 shares under the Restricted Stock Plan concurrently with the IPO. Those shares vested immediately and we recorded a $0.6 million charge related to the grant.

Provision for Transition Agreement. Our former chief executive officer, Mr. Coslov, retired from that position in August 2009 and served as Non-Executive Chairman from 2009 until August 2011. As a result of his retirement from our board of directors, Mr. Coslov is entitled to receive additional transition payments and reimbursement of expenses subject to an annual cap for two years. A $0.7 million charge was recorded in the third quarter of 2011 related to the transition payments and expected expense reimbursement for Mr. Coslov.

Depreciation and Amortization. Depreciation and amortization expense during the year ending December 31, 2011 was $59.9 million compared to $61.5 million in the year ending December 31, 2010, a decrease of 2.6%. The decrease is the result of reduced capital expenditures in 2009 and 2010 compared to the previous years. Amortization expense for 2011 was comparable to that incurred in 2010.

Loss on Early Extinguishment of Debt. In December 2011, we entered into a new asset based revolving credit facility and terminated the ABL facility that we had entered into in 2007. In connection with the termination of the old facility, we wrote off $0.5 million of unamortized deferred debt issuance costs related to that facility and incurred $0.1 million of additional charges to terminate the facility and release the related collateral.

Interest Expense, Net. Interest Expense, Net for the year ending December 31, 2011 was $32.2 million, compared to $40.4 million for the year ending December 31, 2010, a decrease of $8.2 million. Interest expense on our Series 2008 Promissory Notes decreased $6.4 million. The notes accrued interest at a lower rate beginning January 1, 2011 and were paid off in April 2011 using a portion of the IPO proceeds. Additionally, $0.9 million of the decrease related to the March 31, 2010 expiration of swap agreements with a higher fixed rate. The remainder of the decrease resulted from both lower average outstanding debt balances and lower underlying interest rates.

Income Tax Expense. Income Tax Expense for the year ending December 31, 2011 was $15.4 million, or 39% of our pre-tax income, compared to $10.9 million of expense, or 60% of our pre-tax income in the year ending December 31, 2010. The decline in the effective rate was due primarily to a reduction in the percentage impact of permanent differences, primarily valuation allowances on losses of foreign subsidiaries and foreign tax credits, against pre-tax income. This resulted from both the increase in pre-tax income and the reduction of the amount of valuation allowances required.

Net Income. For the year ended December 31, 2011, our net income increased $16.8 million to $23.9 million. That increase was driven primarily by an increase in our Adjusted EBITDA of $14.1 million and a decrease in our interest expense of $8.2 million. Those items, which increased pre-tax income resulted in an offsetting increase in our income tax expense which increased $4.5 million.

Liquidity and Capital Resources

On December 15, 2011, certain of our subsidiaries, including TCIMS, entered into a new 5-year asset-backed multi-currency revolving credit facility (the “ABL facility”) with JPMorgan Chase Bank, N.A., as administrative agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian administrative agent, J.P. Morgan Europe Limited, as European administrative agent and as European collateral agent and the other agents and lenders party thereto from time to time, to permit borrowing in an aggregate principal amount of up to $350.0 million. Our ABL facility permits borrowings up to $350 million by TCIMS and Tube City IMS, LLC (a wholly owned U.S. subsidiary of the Company, collectively the “U.S. Borrowers”), up to $20.0 million by Tube City IMS Canada Limited (a wholly owned Canadian subsidiary of the Company, the “Canadian Borrower”), up to $10.0 million by Hanson Resource Management Limited and Hanson Support Services Limited (each a wholly owned U.K. subsidiary of the Company and, collectively, the “U.K. Borrowers”) and up to $20.0 million by Tube City IMS France Sud SAS and Tube City IMS France Centre SAS (each a wholly owned French subsidiary of the Company and, collectively, the “French Borrowers” and, together with the U.S. Borrowers, the Canadian Borrowers and the U.K. Borrowers, the “Borrowers”). The ABL facility also provides for a sub-limit of borrowings on same-day notice referred to as swingline loans up to $30.0 million and a sub-limit for the issuance of letters of credit up to $100.0 million.

Our new ABL facility replaced TCIMS’ existing asset backed revolving credit facility with Credit Suisse, as administrative agent, The CIT Group/Business Credit Inc., as collateral agent and the other agents and lenders party thereto from time to time (the “prior ABL facility”). The prior ABL facility was due to expire in 2013 and provided for revolving borrowings in an aggregate principal amount of up to $165.0 million. Certain terms of our ABL facility are described below, but reference is made to the Credit Agreement governing the ABL facility, filed as Exhibit 10.1 to this Annual Report, for complete terms and conditions.

There is no scheduled amortization under our ABL facility. The principal amount outstanding will be due and payable in full at maturity, on December 15, 2016. The maximum available commitments under the ABL facility are based on specified percentages of the value of cash, accounts receivable, inventory, equipment and owned real property, less certain ineligible assets and subject to certain customary reserves as may be determined by the agent.

The eligible accounts receivable, inventory and equipment that comprise the collateral under the ABL facility as of December 31, 2012 supported a gross borrowing base of approximately $301.5 million. Our excess available balance was $284.7 million as we had no outstanding borrowings and $16.8 million of outstanding letters of credit. The gross borrowing base was approximately $48.5 million below the $350.0 million limit of the ABL facility. The ABL facility allows for eligible equipment to provide borrowing base capacity under the facility and, with the senior secured term loan due 2014 extinguished, the ABL facility has a first lien on our domestic and Canadian equipment. The Company expects to add an additional approximately $40 million of equipment related borrowing base capacity upon the resolution of certain collateral access and other administrative agreements with the agent for the ABL lenders.

We believe that cash flow from operations, together with availability under our new ABL facility, will be sufficient to fund our operating, capital and debt service requirements for at least the next 12 months.

Cash Flow

The nature of our procurement activities is such that the amount we invest in inventories and our accounts receivable may significantly vary at any given point in time. Cash flow provided by operating activities in 2012 was $119.3 million compared to cash provided by operations of $58.9 million in 2011, an increase of $60.4 million. Working capital items used $0.2 million of cash in 2012 compared to using $40.7 million in 2011, contributing to the increase in cash flow from operations by $0.5 million. Significant changes in working capital items generally relate to our raw material procurement activities and while we work to manage the timing of disbursements and collections, our working capital levels fluctuate, sometimes significantly, over reporting periods. Additionally, we may, from time to time, invest in our working capital in order to take advantage of opportunities to realize higher than normal margins. As of December 31, 2012, we had paid approximately $20 million to acquire raw materials inventories for which we received the sale proceeds in January 2013. Improved operating performance and reduced interest costs also contributed to the increase in cash flow from operations.

Net cash used in investing activities in 2012 was $115.0 million, of which $68.1 million funded Growth Capital Expenditures and $42.7 million funded Maintenance Capital Expenditures. $32.8 million of our 2012 Growth Capital Expenditures was spent on new international contracts and facilities. Net cash used in investing activities in 2011 was $83.2 million, of which $41.4 million funded Growth Capital Expenditures and $39.6 million funded Maintenance Capital Expenditures. $35.1 million of our 2011 Growth Capital Expenditures was spent on new international contracts and facilities. Net cash used in investing activities in 2010 was $37.9 million, consisting primarily of $9.5 million of Growth Capital Expenditures and $31.2 million of Maintenance Capital Expenditures, partially offset by $1.4 million of proceeds from the sale of equipment and the return of $1.7 million that had been in escrow related to our 2008 acquisition of Hanson. Maintenance Capital Expenditures are dictated by the schedule of replacements of assets and major components depend on operating hours of the unit, and those hours will vary with our customer production.

Net cash used by financing activities in 2012 was $86.3 million which resulted primarily from the refinancing of our senior indebtedness in March 2012 when we used proceeds of $297.0 million from our new senior secured term loan due 2019 ($300.0 million face value less $3.0 million original issue discount) and available cash on hand to repay $380.1 million of previously outstanding senior indebtedness.

Net cash provided by financing activities in 2011 was $84.1 million, mainly comprised of $128.7 million of net proceeds from our IPO. A portion of the proceeds were used to repay $46.2 million of debt, including $42.2 million to retire our Series 2008 Promissory Notes.

Net cash used by financing activities in 2010 was $29.3 million which consisted primarily of repayments of indebtedness. We repaid $4.1 million of revolving indebtedness including the repaying the $4.0 million balance of our prior ABL facility. We made a $20.4 million prepayment of our series 2008 promissory notes and the remaining prepayments consisted of scheduled payments on our senior secured term loan credit facility and other indebtedness.

Working Capital

Our current assets and liabilities, particularly our accounts receivable, inventory and accounts payable, vary significantly with changes in underlying business conditions including the volume and price of raw materials we procure for our customers. The volume and per ton price of the raw materials we buy from our vendors and sell to our customers will impact our Revenue from the Sale of Materials and our Cost of Raw Materials shipments. The same factors will typically impact our accounts receivable, inventory and accounts payable in comparable fashion. The chart below shows the weighted average price of #1 Heavy Melt Scrap based on published prices of the commodity weighted by our monthly volume of raw materials shipments.

	2008	2009	2010	2011	2012
Weighted average per ton price of #1 Heavy Melt Scrap	$384	$209	$332	$411	$368

Throughout both 2011 and 2010, as the volume we procured for our customers and selling price of scrap increased, we experienced increases in Revenue from the Sale of Materials and our Cost of Raw Materials Shipments. As expected, we saw corresponding increases in inventory, accounts receivable and accounts payable. In 2012, the volume of material we procured for our customers was relatively consistent with 2011 levels, but the selling price of scrap decreased and we experienced a corresponding decrease in our Revenue from the Sale of Materials and our Cost of Raw Materials Shipments. We also experienced the expected decrease in inventory, accounts receivable and accounts payable. We generally expect that those increases and decreases in working capital items will have offsetting effects and that any resulting impact to cash flows is temporary. However, because of the purchasing scale of our raw material procurement business, changes in the timing of collection of receivables or payment of accounts payable can have significant impacts on our cash flow from operations in a given period. In addition, from time to time, we may decide to invest in our working capital to take advantage of opportunities to realize higher than normal margins in our raw materials and optimization activities.

Additionally, because our accounts receivable and inventory comprise the collateral for both our previous and new ABL facilities, changes in those balances may affect the amount we are eligible to borrow under such facility. In periods when the volume and selling price of the raw materials we procure for our customers increase, we will usually experience increased accounts receivable and inventory balances and the amount available to be borrowed under the ABL facility may increase. Likewise, in periods when the volume and selling price of raw materials we procure for our customers decrease, we will usually experience decreased accounts receivable and inventory balances and the amount available to be borrowed under the ABL facility may decrease.

During 2012, our accounts receivable decreased $12.1 million, or 4% and our inventory decreased $5.8 million or 11%. The cash provided by these working capital items was offset by a decrease in accounts payable of $21.9 million, or 8%. The decreases in these balance primarily reflected decreased selling prices of the raw materials we procured for our customers during 2012; there were no significant impacts from collectability or valuation issues. As of December 31, 2012, we had paid approximately $20 million to acquire raw materials for which we received the sale proceeds in January 2013.

During 2011, our accounts receivable increased $85.4 million, or 41%, and our inventory increased $17.6 million, or 46%. The cash invested in working capital assets was only partially offset through an increase in accounts payable of $70.3 million, or 35%. The increases in these balances primarily reflected increased selling prices of the raw materials we procured for our customers during 2011; there were no significant impacts from collectability or valuation issues. However, as of December 31, 2011, we had paid approximately $4.6 million to acquire raw materials. We also had approximately an additional $24.1 million invested in receivables from two large customers as of December 31, 2011. Some portion of this balance may be invested for a longer term to secure continued favorable margin business with a particular customer. That customer’s receivables are secured by a lien on other raw material assets owned by the customer.

During 2010, our accounts receivable increased by $42.5 million, or 26%, and our inventory increased by $7.1 million, or 22%. The cash invested in these working capital assets was offset through an increase in accounts payables of $48.2 million, or 31%. The increases in these balances reflect increased volumes and selling prices of the raw materials we procured for our customers during the fourth quarter of 2010; there were no significant impacts from collectability or valuation issues. Compared to the fourth quarter of 2009, our Total Revenue increased $95.9 million, or 27%, and our Cost of Raw Materials Shipments and Site Operating Costs also increased by 28% and 20%, respectively, reflecting increased activity in addition to the volume and selling price of the raw materials we procured.

Capital Expenditures

In 2012, we had total Capital Expenditures of $110.5 million compared to $80.8 million during 2011. The increase was driven by a $26.6 million increase in our Growth Capital Expenditures. While we cannot predict many of the factors that may affect our level of Capital Expenditures in 2013, such as new contracts, equipment usage and replacement, we anticipate Maintenance Capital Expenditures in 2013 for existing customer sites to be approximately $50 million.

We separate our Capital Expenditures into two categories: (1) Growth Capital Expenditures and (2) Maintenance Capital Expenditures. Growth Capital Expenditures relate to the establishment of our operations at new customer sites, the performance of additional services or significant productivity improvements at existing customer sites. We incur Maintenance Capital Expenditures as part of our ongoing operations.

We incur Growth Capital Expenditures when we win a new contract. Our Mill Services Group’s contracts generally require that we acquire the capital equipment necessary to provide the service in advance of receiving revenue from the contract. In 2012, our Growth Capital Expenditures were $68.1 million, up from $41.4 million in 2011.

Maintenance Capital Expenditures generally include: (1) the cost of normal replacement of capital equipment used at existing sites on existing contracts; (2) additional capital expenditures made in connection with the extension of an existing contract; and (3) capital costs associated with acquiring previously leased equipment. Our Maintenance Capital Expenditures are highly variable because they are correlated to equipment utilization, which in turn is based on our customers’ production volumes. During 2009, as our customers’ production volumes declined, our equipment required less repair and replacement. Additionally, we optimized our asset utilization by relocating certain pieces of equipment to customer sites with higher production volumes. Since 2009, our customers’ production has rebounded and the scale of our business has grown with the addition of new sites and contracts. Consequently, our Maintenance Capital Expenditures have increased. Our Maintenance Capital Expenditures were $31.2 million, $39.6 million and $42.7 million for 2010, 2011 and 2012, respectively.

Indebtedness

The following sets forth an overview of our indebtedness. We may from time to time seek to refinance all or a portion of our debt. We may also purchase or prepay our debt, whether by purchases on the open market, privately negotiated purchases, redemptions or otherwise.

At December 31, 2012, our total debt consisted of the following:

(dollars in thousands)	Current	Non-Current	Total
ABL facility	$—	—	$—
Senior secured term loan due 2019, net of original discount	3,000	292,086	295,086
Loans from noncontrolling interest	—	4,341	4,341
Bank term loan facility	3,610	11,348	14,958
Capital leases and other	1,785	223	2,008

Total Debt	$8,395	$307,998	$316,393

We are currently in compliance with the financial covenants contained in our various debt instruments.

2012 Refinancing

On March 20, 2012 (the “Closing Date”), certain subsidiaries of the Company, including TCIMS (as the borrower) and Metal Services Holdco LLC (“Metal Services”) and Tube City IMS, LLC, as guarantors, entered into a new $300 million senior secured term loan agreement due in March 2019 (“Term Loan Facility”).

TCIMS received $297.0 million in proceeds from the Term Loan Facility which was net of a discount of $3.0 million, or 1%. On the Closing Date, TCIMS used the proceeds from the Term Loan Facility, combined with available cash and a draw on its revolving credit facility, to extinguish its obligations under its previous senior secured term loan due 2014, which allowed for prepayment without penalty, and to discharge and extinguish its liability under its senior subordinated notes due 2015. To extinguish its liability under the senior subordinated notes, TCIMS deposited $233.2 million in cash with the senior notes’ trustee, which was used to fund the repayment of $223.0 million in outstanding senior notes principal, a $5.4 million redemption premium, $3.0 million of accrued and unpaid interest through the date of discharge and $1.8 million of additional interest payable through the redemption date. Upon depositing the funds, TCIMS was discharged from its obligations under the senior notes’ indenture and received notice of the discharge from the senior notes’ trustee. The senior notes were redeemed in full on April 19, 2012 using the previously deposited funds.

In connection with the refinancing, the Company incurred a $12.3 million loss on the early extinguishment of debt which was comprised of the $5.4 million senior note redemption premium, $1.8 million of additional interest payable through the redemption date, $5.0 million to write-off the unamortized deferred issuance costs on the extinguished indebtedness and $0.1 million in miscellaneous legal and administrative charges.

Asset-Based Revolving Credit Facility

On December 15, 2011, certain of the Company’s subsidiaries, including TCIMS, entered into a new five year, asset-backed, multi-currency revolving credit facility (the “ABL facility”) with a group of lenders including JP Morgan Chase Bank as administrative agent. The ABL facility permits borrowing up to $350.0 million in total. The Company’s U.S. subsidiaries are permitted to borrow up to the full $350.0 million limit of the facility. There are separate sub-facilities that allow the Company’s Canadian subsidiary to borrow up to $20.0 million, the Company’s U.K. subsidiaries to borrow up to $10.0 million and the Company’s French subsidiaries to borrow up to $20.0 million. The borrowings on those sub-facilities are available in the local currency of the subsidiaries. The ABL facility also provides for a sub-limit of borrowings on the same-day notice referred to as swingline loans up to $30.0 million and a sub-limit for the issuance of letters of credit up to $100.0 million.

There is no scheduled amortization under the ABL facility. The principal amount outstanding will be due and payable in full at maturity, on December 15, 2016. The maximum available commitments under the ABL facility are based on specified percentages of the value of cash, accounts receivable, inventory, equipment and owned real property, less certain ineligible assets and subject to certain customary reserves as may be determined by the agent.

As of December 31, 2012, the eligible accounts receivable, inventory and equipment that comprise the collateral under the ABL facility supported a gross borrowing base of $301.5 million. At December 31, 2012, there were no borrowings outstanding under the ABL facility and $16.8 million letters of credit outstanding against the facility, leaving a net available balance of $284.7 million. The ABL facility allows for eligible equipment to provide borrowing base capacity under the facility and the ABL lenders have a first lien on the domestic and Canadian equipment of the Company. The Company expects to add up to approximately $40 million of equipment related borrowing base capacity upon the resolution of certain collateral access and other administrative agreements with agent for the ABL lenders. The Company believes the ABL facility and other sources of liquidity are adequate to fund its operations, but is carefully monitoring the global economic environment and its impact on its customers’ procurement volumes, which could affect its liquidity.

The per annum interest rates with respect to loans made under the U.S. dollar and Canadian dollar tranches of the ABL facility are, at the option of TCIMS, (1) the U.S. prime rate of JPMorgan Bank, plus an applicable margin ranging between 0.5% and 1.25%, as determined based on average historical excess availability under the ABL facility or (2) LIBOR, plus an applicable margin ranging between 1.5% and 2.25%, as determined based on average historical excess availability under the ABL facility. The per annum interest rates with respect to loans made under the Pound Sterling and Euro tranches are LIBOR, plus an applicable margin ranging between 1.5% and 2.25%, as determined based on average historical excess availability under the ABL facility.

The Borrowers are required to pay a commitment fee in respect of unused commitments equal to either 0.25% or 0.375% per annum determined based on the average historical unused portion of the commitments under the ABL facility. In addition, the Borrowers pay the agents and issuing banks customary administrative fees and letter of credit fees.

The ABL facility is subject to mandatory prepayment with: (i) 100% of the net cash proceeds of certain asset sales, subject to certain reinvestment rights; (ii) 100% of the net cash proceeds from issuance of debt, other than debt permitted under the ABL facility; and (iii) 100% of net cash proceeds from certain insurance and condemnation payments, subject to certain reinvestment rights.

The commitments may be voluntarily reduced or terminated by TCIMS without premium or penalty subject to certain conditions including customary “breakage” costs.

TCIMS and the Company’s other domestic subsidiaries guarantee the entire ABL facility. The facility is secured, subject to certain exceptions, by a first-priority security interest in substantially all of the U.S. domiciled current assets and related intangible assets of the Company’s U.S. subsidiaries. The Company’s Canadian, U.K. and French subsidiaries guarantee the respective sub-facilities available to them. The individual sub-facilities are secured, subject to certain exceptions, by a first-priority security interest in the current assets of the respective subsidiary. Borrowing base availability for borrowings by our foreign subsidiaries can be provided either by their own current assets or by excess availability under the borrowing base supplied by U.S. assets. However, the U.S. subsidiaries may only borrow against borrowing base supplied by their own assets and may not use collateral support from the foreign subsidiaries who are party to the agreement. The priority of security interests between the lenders under the ABL facility and the lenders under the Term Loan Facility are governed by an intercreditor agreement.

Our ABL facility contains customary negative covenants, including: (1) limitations on indebtedness; (2) limitations on liens and negative pledges; (3) limitations on investments, loans, advances and acquisitions; (4) limitations on capital expenditures; (5) limitations on dividends and other payments in respect of capital stock and payments or repayments of subordinated debt; (6) limitations on mergers, consolidations, liquidations and dissolutions; (7) limitations on sales of assets; (8) limitations on transactions with stockholders and affiliates; (9) limitations on sale and leaseback transactions; and (10) limitations on changes in lines of business. The credit agreement also contains certain customary affirmative covenants.

During each period commencing when the amount available under our ABL facility is less than 10.0% of the total commitments under our ABL facility, and continuing until the amount available under the ABL facility has been greater than 10.0% of the total commitments under our ABL facility for 30 consecutive days, a minimum fixed charge coverage ratio (as defined in the credit agreement) of at least 1.0 to 1.0 will apply. The credit agreement also contains events of default for breach of principal or interest payments, breach of certain representations and warranties, breach of covenants and other customary events of default.

Senior Secured Term Loan due 2019

The Term Loan Facility replaced TCIMS’ existing senior secured term loan credit facility among TCIMS, Metal Services, certain other subsidiaries party thereto, Credit Suisse (a/k/a Credit Suisse AG, Cayman Islands Branch), as administrative agent and collateral agent, and the other agents and lenders party thereto from time to time. No prepayment penalties or fees were assessed in connection with the prepayment of the existing term loan facility, which was due to mature on January 25, 2014.

Obligations of TCIMS under the Term Loan Facility are senior obligations guaranteed by Metal Services and substantially all of TCIMS’ wholly-owned existing and future direct and indirect U.S. subsidiaries, with certain customary and agreed-upon exceptions. TCIMS and the subsidiary guarantors have pledged substantially all of their assets as security for such obligations, while Metal Services has pledged its shares of capital stock of TCIMS, provided that the security interest in favor of the lenders under the Term Loan Agreement has second priority for such lenders with respect to all collateral securing TCIMS’ ABL Facility (including accounts receivable, inventory and certain fixed assets) and first priority with respect to substantially all other pledged assets.

The Term Loan Facility also permits TCIMS to incur incremental borrowings thereunder in an aggregate principal amount equal to the greater of (1) $75 million and (2) an amount such that, after giving effect to such incremental borrowing, TCIMS will be in pro forma compliance with a total net first lien senior secured leverage ratio of 2.75 to 1.00. Incremental borrowings are uncommitted and the availability thereof will depend on market conditions at the time TCIMS seeks to incur such borrowings.

Commencing on the last business day of June 2012, the Term Loan Facility will amortize in equal quarterly installments in an aggregate annual amount equal to 1% of the original principal amount thereof, with any remaining balance payable on the final maturity date of the Term Loan Facility, which is March 20, 2019. TCIMS may prepay amounts outstanding under the Term Loan Facility at any time. If such prepayment is made as a result of certain refinancing or repricing transactions within one year following the closing date, TCIMS will be required to pay a fee equal to 1.00% of the principal amount of the obligations so refinanced or repriced.

Subject to certain exceptions, the Term Loan Facility requires TCIMS to prepay certain amounts outstanding thereunder with (a) the net cash proceeds of certain asset sales and certain issuances of debt and (b) a percentage of excess cash flow, which percentage is based upon TCIMS’ total net first lien senior secured leverage ratio.

Borrowings under the Term Loan Facility bear interest at a rate equal to an applicable margin plus, at TCIMS’ option, either (a) a base rate calculated in a customary manner (which will never be less than the adjusted eurodollar rate plus 1%) or (b) an adjusted eurodollar rate calculated in a customary manner (with a floor of 1.25%). The applicable margin is 3.50% per annum with respect to base rate borrowings and 4.50% per annum with respect to eurodollar rate borrowings.

On February 15, 2013, the Term Loan Facility lenders informed TCIMS that they agreed to approve certain amendments to the Term Loan Facility (the “Amendment”). The Amendment is expected to become effective on March 21, 2013, immediately following the first anniversary of the Term Loan Facility’s issuance, to utilize the more favorable repricing options available at such time. Under the Amendment, the applicable margin used to calculate the amount of interest payable on borrowings under the Term Loan Facility would be reduced. Once the Amendment becomes effective, the applicable margin will be 2.75% with respect to base rate borrowings and 3.75% with respect to Eurodollar rate borrowings, and the interest rate floor with respect to Eurodollar rate borrowings will be reduced to 1.00%. Prior to the closing, the Company cannot assure that the Amendment will become effective.

The Term Loan Facility contains customary negative covenants, including among others: (1) limitations on indebtedness; (2) limitations on liens; (3) limitations on investments, loans, advances and acquisitions; (4) limitations on dividends and other payments in respect of capital stock and payments or repayments of pari passu and subordinated debt; (5) limitations on mergers, consolidations, liquidations and dissolutions; (6) limitations on sales of assets; (7) limitations on transactions with affiliates; (8) limitations on sale and leaseback transactions; and (9) limitations on changes in lines of business. The Term Loan Agreement also contains certain customary affirmative covenants. These negative and affirmative covenants are subject to certain customary and agreed-upon exceptions. The Term Loan Agreement also contains events of default for breach of principal or interest payments, breach of certain representations and warranties, breach of covenants, defaults on other indebtedness, judgment defaults, bankruptcy proceedings and other customary events of default. Certain events of default, including the breach of principal payments and bankruptcy proceedings, result in the immediate termination of commitments under the Term Loan Agreement and all amounts shall become due and payable. Such amounts shall bear the interest rate applicable thereto plus 2.0%.

Loans From Noncontrolling Interest

In 2011, the Company formed a South African subsidiary with a minority partner. The Company controls the subsidiary through a 75% ownership of the subsidiary’s common stock and the results of the subsidiary are consolidated. In addition to its equity funding, the South African subsidiary received proceeds from loans from its shareholders. The loans were made in the same proportion as the equity interest so that the subsidiary received 75% of its shareholder loan funding from the Company. The remaining 25% of the South African subsidiary’s shareholder loan funding has been received from the minority partner and is recorded as Loans from noncontrolling interests.

Bank Term Loan Facility

In addition to equity and loan funding from its shareholders, the Company’s South African subsidiary (the “South African Subsidiary”) has entered into a term loan agreement with a South African bank (“Bank term loan facility”). The South African Subsidiary received 30.0 million Rand ($3.6 million USD) in proceeds in the second quarter of 2012 and 100.0 million Rand ($11.5 million USD) in proceeds in the fourth quarter of 2012 from such loan. The loan carries interest at the South African prime rate minus 0.8% and is payable in South African Rand. The loan is subject to financial covenants based on the results of operations of the South African Subsidiary. The loan is non-recourse to the Company and to any subsidiary or affiliate of the Company other than the South African Subsidiary.

Pension and Post-employment Benefit Obligations

Our pension and post-employment benefit plans are in compliance with applicable U.S. and Canadian regulatory and funding requirements and filings. However, our pension plans were underfunded when comparing the projected benefit obligation to the assets of the plans at December 31, 2012. We have made cash payments of approximately $1.2 million to the underfunded pension plans in 2012, which consists primarily of minimum contributions required by ERISA regulations and Canadian governmental authorities. Funding requirements in future years may be higher or lower depending on the investment experience of the plans’ assets and changes in the law in either the United States or Canada and by changes in the statutory interest rates used by “tax-qualified” pension plans in the United States to calculate funding liability. We anticipate that we would fund required contributions with cash generated by operating activities or cash available under our ABL facility.

We estimate that benefit payments for the defined benefit pension plans over the next five years and in the aggregate for the five years thereafter will be as follows:

Year(s) of Payment	Amounts (dollars in thousands)
2012	$1,258
2013	2,006
2014	1,468
2015	1,495
2016	1,769
2017-2021	9,571

Costs for our defined contribution plans amounted to approximately $3.1 million for 2012.

Our share of related estimated plan benefits and assets for the defined benefit multi-employer pension plans in which certain of our employees participate is not available. Our costs for such defined benefit multi-employer pension plans amounted to $5.8 million for 2012.

We also participate in several defined contribution multi-employer plans that provide health care and other welfare benefits to certain unionized employees during their working lives and after retirement. Annual costs for these plans amounted to approximately $8.4 million in 2012.

We have defined benefit post-employment plans that provide varying amounts of medical and death benefits that are not funded and that we pay as required for individual participants. The accrued post-employment benefit obligation at December 31, 2012 and December 31, 2011 was $5.7 million and $7.2 million, respectively, of which $1.5 million at December 31, 2012 and $2.8 million at December 31, 2011 represented obligations related to employees of affiliates of our Predecessor Company that we have assumed. The discount rate used to actuarially compute this liability was 3.3% for 2012 and 4.5% for 2011. We estimate that benefit payments for these defined benefit post-employment plans will be approximately $0.4 million in 2013 and 2014, $0.5 million in 2015, 2016 and 2017, and $3.0 million for the years 2018 to 2022 in total. The plan has no assets. We fund benefit payments as needed from available cash resources.

Future cost increases in health care benefits are assumed to be 8.5% in 2013, decreasing by 0.6% per year to 5.0% by 2020 and remaining at that level thereafter. Increasing these rates by 1.0% each year would increase the accumulated post-employment benefit obligation as of December 31, 2012 by $0.3 million and would not be a significant impact on the post-employment benefit cost for 2012.

Commitments and Contractual Obligations

A summary of all of our contractual obligations as of December 31, 2012, classified by type and commitment expirations, is presented in the following table:

	Total as of December 31, 2012	Payments Due by Period
(dollars in thousands)		2013	2014	2015	2016	2017	Thereafter
Contractual obligations:
Long-term debt obligations	$315,892	$8,059	$5,350	$5,797	$5,865	$4,250	$286,571
Capital lease obligations	524	360	123	41	—	—	—
Operating lease obligations	8,150	2,720	2,036	1,841	1,357	196	—
Purchase obligations	10,406	10,406	—	—	—	—	—
Planned funding of pension benefit obligation(1)	8,211	902	985	861	995	1,036	3,432
Estimated interest payments(2)	114,207	17,471	17,720	17,471	17,230	18,053	26,262
Other long-term obligations(3)	7,437	1,162	715	741	756	750	3,313

	$464,827	$41,080	$26,929	$26,752	$26,203	$24,285	$319,578

(1)	The amounts shown represent an estimate of our minimum company contributions required by law to fund the estimated deficit in the pension plans as of December 31, 2012. To the extent that future experience gains or losses arise, such minimum required contributions will decrease or increase as required by law. The assumptions used to determine these amounts were similar to those used and disclosed in Note 20 of our audited consolidated financial statements included elsewhere in this Annual Report.
(2)	Amounts include estimated interest on our Term Loan Facility at an estimated LIBOR (subject to a floor of 1.25%) plus an applicable margin of 4.50% and estimated interest on our South African Term Loan and our other indebtedness. The amounts do not reflect certain amendments which our Term Loan Facility lenders agreed to approve on February 15, 2013 and which we expect to become effective on March 21, 2013. The amendments will reduce the applicable margin on Eurodollar (LIBOR) borrowings under our Term Loan Facility from 4.50% to 3.75% and will reduce the LIBOR floor from 1.25% to 1.00%. We expect those amendments to reduce our cash interest obligations by approximately $3.0 million annually until the March 21, 2019 maturity date of the Term Loan Facility. Prior to the closing, we cannot assure that the amendments will become effective.
(3)	Includes estimated payments for non-pension defined benefit retirement plans and obligations associated with former subsidiaries of the Predecessor Company.

Inflation and Changing Prices

Other than the impact of rising fuel costs, we believe that inflation did not have a material impact on our consolidated results of operations during the last three fiscal years because inflation rates generally have remained at relatively low levels during the periods presented. Our customer contracts typically provide for price adjustments based on published indices, which pass defined increases or decreases in key operating costs through to our customers and have the effect of reducing our exposure to inflation.

Off-Balance Sheet Financing

As of December 31, 2012, we had operating leases with scheduled payments through the lease terms of $8.2 million. These arrangements do not currently comprise a significant component of our total financing. See “Item 7. Management’s Discussion and Analysis of Financial Conditions and Results of Operations—Commitments and Contractual Obligations.”

Item 7A.	Quantitative and Qualitative Disclosures About Market Risks

Certain statements we make under this “Quantitative and Qualitative Disclosures About Market Risk” section constitute “forward-looking statements.” See “Forward-Looking Statements.”

We do not carry market risk sensitive financial instruments for trading purposes, but we are exposed to the impact of interest rate and commodity price changes and, to a lesser extent, foreign currency fluctuations. In the normal course of business, we employ established policies and procedures to manage our exposure changes in interest rates on our variable rate debt using financial instruments we deem appropriate.

Inflation and Changing Prices

Other than the impact of rising fuel costs, we believe that inflation did not have a material impact on our consolidated results of operations during the last three fiscal years because inflation rates generally have remained at relatively low levels during the periods presented. Our customer contracts typically provide for price adjustments based on published indices, which pass defined increases or decreases in key operating costs through to our customers and have the effect of reducing our exposure to inflation.

Interest Rate Risk

Our financing agreements include a variable rate term loan with an outstanding balance of $297.8 million at December 31, 2012 and a $350 million variable rate, asset-based, revolving line of credit. At December 31, 2012, there were no outstanding revolving borrowings. Assuming no changes in variable rate borrowings from the amounts outstanding at December 31, 2012, a hypothetical 1.0% change in underlying variable rates would change our annual Interest Expense and cash flow from operations by approximately $3.0 million.

Foreign Currency Risk

Movements in foreign currency exchange rates may affect the translated value of our earnings and cash flows associated with our foreign operations as well as the translation of net asset or liability positions that are denominated in foreign currencies. For the twelve months ended December 31, 2012, we derived approximately 69.9% of our Revenue After Raw Materials Costs from providing services and products to steel mills in the United States. In countries outside the United States, we generate revenue and incur operating expenses denominated in local currencies. We are exposed to changes in the value of the U.S. dollar relative to the Euro, Canadian dollar, British pound, Serbian dinar, Mexican peso, Trinidad/Tobago dollar, New Taiwan dollar, Bahraini dinar, United Arab Emirates dirham and the South African rand. For the twelve months ended December 31, 2012, we generated approximately $25.0 million of Income from Operations in foreign currencies. On an annual basis, we expect operating income in these countries would decrease or increase by approximately $2.5 million if all foreign currencies uniformly weaken or strengthen 10% relative to the U.S. dollar. As part of our growth strategies discussed above and elsewhere in this Annual Report, we are seeking to increase our operations overseas with the possibility that such operations will increase our foreign currency risk. We also plan to employ strategies, when appropriate, to mitigate foreign currency risk, and such strategies may include the use of derivative financial instruments.

Commodity Risk

Our operations, which include raw materials procurement, logistics and processing for our customers, have limited raw materials price risk. In general, we carry little inventory relative to our sales volume, although we do maintain some inventory at our scrap processing and other locations. In addition, we occasionally take measured market risk in connection with our raw materials procurement services by either purchasing raw materials at a fixed price without an immediate corresponding sale order or agreeing to sell raw materials at a fixed price before having procured such materials. As a result, we have some exposure to changes in raw material prices.

We also purchase commodities for use in our operations, most notably diesel fuel. We consume approximately eight to 11 million gallons of diesel fuel annually, and we incurred $50.8 million in fuel and other petroleum-based supplies costs for thetwelve months ended December 31, 2012. We estimate that a 10% change in the price of fuel would affect Income from Operations by approximately $5.1million per year. To help mitigate the risk of changes in fuel and other commodity risks, our contracts typically provide for price adjustments based on published price indices which pass defined increases or decreases in key operating costs through to our customers. However, the timing of the impact of changes in commodity prices will generally precede the impact of a price adjustment mechanism. For example, changes in commodity prices in 2012 would likely change the indices used to calculate the 2013 price adjustment mechanism.

Item 8.	Financial Statements and Supplementary Data

The Report of the Independent Registered Public Accounting Firm, the Company’s consolidated financial statements and notes to the Company’s consolidated financial statements appear in a separate section of this Annual Report (beginning on page F-1 following Part IV). The index to the Company’s consolidated financial statements appears on page F-1.

Item 9.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosures

None

Item 9A.	Controls and Procedures

Conclusions Regarding the Effectiveness of Disclosure Controls and Procedures

Under the supervision and with the participation of our management, including the chief executive officer and chief financial officer, we conducted an evaluation of our disclosure controls and procedures, as such term is defined under Exchange Act Rule 13a-15(e) Based on this evaluation, our chief executive officer and chief financial officer concluded that these disclosure controls and procedures were effective as of the end of the period covered by this annual report.

MANAGEMENT’S ANNUAL REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

Internal control over financial reporting includes maintaining records that in reasonable detail accurately and fairly reflect our business transactions; providing reasonable assurance that transactions are recorded as necessary for preparation of our financial statements; providing reasonable assurance that receipts and expenditures of company assets are made in accordance with management authorization; and providing reasonable assurance that unauthorized acquisition, use or disposition of company assets that could have a material effect on our financial statements would be prevented or detected on a timely basis.

TMS International Corp.’s management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in the Exchange Act Rule 13a_15(f). Our management conducted an evaluation of the effectiveness of our internal control over financial reporting based on the framework in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatement. Also, projections of any evaluation of effectiveness to future periods are subject to risk that controls may become inadequate because of changes in condition, or that the degree of compliance with the policies or procedures may deteriorate.

Based on this evaluation under the framework in Internal Control—Integrated Framework, our management concluded that our internal control over financial reporting was effective as of December 31, 2012. The effectiveness of the Company’s internal control over financial reporting as of December 31, 2012, has been audited by Ernst & Young LLP, an independent registered public accounting firm as stated in their report which appears herein.

Attestation Report of Independent Registered Public Accounting Firm

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders of TMS International Corp.

We have audited TMS International Corp. and subsidiaries’ (the Company) internal control over financial reporting as of December 31, 2012, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the COSO criteria). TMS International Corp.’s management is responsible for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Management’s Annual Report on Internal Control Over Financial Reporting. Our responsibility is to express an opinion on the company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, TMS International Corp., maintained, in all material respects, effective internal control over financial reporting as of December 31, 2012, based on the COSO criteria.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of TMS International Corp. and subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive income (loss), cash flows, and changes in stockholders’ equity (deficit) for each of the three years in the period ended December 31, 2012 of TMS International Corp. and our report dated February 19, 2013 expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania

February 19, 2013

Changes in Internal Control Over Financial Reporting

There have not been any changes in TMS International’s internal control over financial reporting that occurred during the fourth quarter of 2012 which have materially affected, or are reasonably likely to materially affect, TMS International’s internal control over financial reporting.

The Company is controlled by Onex Partners II LP, an affiliate of Onex Corporation, a public company listed on the Toronto Stock Exchange, and, therefore, is required to maintain internal controls over financial reporting as required by applicable Canadian regulations.

Item 9B.	Other Information

Not Applicable

PART III

Item 10.	Directors, Executive Officers and Corporate Governance

The information required by this Item will be provided in the Company’s definitive Proxy Statement for its 2013 Annual Meeting of Stockholders to be filed with the SEC within 120 days after the end of the fiscal year ended December 31, 2012 (the “Proxy Statement”) and that information is incorporated herein by reference.

Item 11.	Executive Compensation

The information required by this Item will be provided in the Proxy Statement and that information is incorporated herein by reference.

Item 12.	Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The information required by this Item will be provided in the Proxy Statement and that information is incorporated herein by reference.

Item 13.	Certain Relationships and Related Transactions, and Director Independence

The information required by this Item will be provided in the Proxy Statement and that information is incorporated herein by reference.

Item 14.	Principal Accountant Fees and Services

Fees and expenses paid to our principal accountant, Ernst & Young LLP, for the years ended December 31, 2012 and 2011 consisted of the following (in thousands):

	2012	2011
Audit Fees(1)	$1,334	$991
Audit-Related Fees(2)	—	223
Tax Fees(3)	90	168
All Other Fees	—	—

Total	$1,424	$1,382

(1)	Represents fees and expenses for professional services provided in connection with the audit of the Company’s annual financial statements and review of the Company’s quarterly financial statements, statutory audits, and advice on accounting matters directly related to the audit and audit services provided in connection with other regulatory filings.
(2)	Amounts are primarily for services associated with the Company’s initial public offering of stock.
(3)	Represents fees and expenses for preparation and review of tax returns and filings, tax consultations and advice related to compliance with tax laws, and tax planning strategies.

The Audit Committee has concluded the provision of the non-audit services listed above is compatible with maintaining the independence of Ernst & Young LLP.

Pre-Approval Policy

The Audit Committee Charter provides that the Audit Committee of our Board shall pre-approve all audit services, audit-related tax services and other permitted services to be performed for the Company by our independent registered public accounting firm and the related fees. Pursuant to its charter and in compliance with rules of the SEC and Public Company Accounting Oversight Board (“PCAOB”) the Audit Committee has established a pre-approval policy and procedures that require the pre-approval of all services to be performed by the independent registered public accounting firm. The independent registered public accounting firm may be considered for other services not specifically approved as audit services or audit-related services and tax services so long as the services are not prohibited by SEC or PCAOB rules and would not otherwise impair the independence of the independent registered public accounting firm. In 2012, all of the above services were approved by the Audit Committee in accordance with this policy.

PART IV

Item 15.	Exhibits, Financial Statement Schedules

(a)	The consolidated financial statements and exhibits listed below are filed as a part of this report.

(1)	The company’s consolidated financial statements, the notes thereto and the report of the Independent Registered Public Accounting Firm are on pages F-1 through F-49 of this Annual Report.

(2)	Financial statement schedules have been omitted because they are not applicable, not required, or the required information is included in the consolidated financial statements or the notes thereto.

(3)	Exhibits: The Exhibits listed in the Exhibit Index, which appear immediately following the signature page, are incorporated herein by reference and are filed as part of this Annual Report

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TMS INTERNATIONAL CORP.

By:	/s/ Raymond S. Kalouche
Name:	Raymond S. Kalouche
Title:	President and Chief Executive Officer
Date:	February 19, 2013

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ Raymond S. Kalouche Raymond S. Kalouche	President and Chief Executive Officer (Principal Executive Officer)	February 19, 2013

	/s/ Daniel E. Rosati Daniel E. Rosati	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 19, 2013

	/s/ Kirk D. Peters Kirk D. Peters	Principal Accounting Officer	February 19, 2013

	/s/ Joseph Curtin* Joseph Curtin	Executive Chairman	February 19, 2013

	/s/ John J. Connelly* John J. Connelly	Director	February 19, 2013

	/s/ Timothy A.R. Duncanson* Timothy A.R. Duncanson	Director	February 19, 2013

	/s/ Colin Osborne* Colin Osborne	Director	February 19, 2013

	/s/ Herbert K. Parker* Herbert K. Parker	Director	February 19, 2013

	/s/ Manish K. Srivastava* Manish K. Srivastava	Director	February 19, 2013

	/s/ Patrick W. Tolbert* Patrick W. Tolbert	Director	February 19, 2013

*By:	/s/ Daniel E. Rosati
Daniel E. Rosati
Executive Vice President and Chief Financial Officer, as attorney-in-fact
Date:	February 19, 2013

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Second Amended and Restated Certificate of Incorporation of TMS International Corp. dated April 5, 2011 (incorporated by reference to Exhibit 3.1 to Amendment No. 7 to TMS International Corp.’s Registration Statement on Form S-1/A, filed April 6, 2011, File No. 333-166807).

3.2	Amended and Restated By-Laws of TMS International Corp. dated April 8, 2011 (incorporated by reference to Exhibit 3.2 to TMS International Corp.’s Quarterly Report on Form 10-Q filed May 11, 2011, File No. 001-35128).

4.1	Registration Agreement, dated January 25, 2007, among Metal Services Acquisition Corp. and the stockholders party thereto (incorporated by reference to Exhibit 4.3 to TMS International Corp.’s Registration Statement on Form S-1, filed May 13, 2010, File No. 333-166807).

4.2

Investor Stockholders Agreement, dated as of January 25, 2007, among Metal Services Acquisition Corp., Onex Partners II LP, and the stockholders party thereto (incorporated by reference to Exhibit 4.4 to TMS International Corp.’s Registration Statement on Form S-1, filed May 13, 2010,

File No. 333-166807).

4.3	First Amendment to Investor Stockholders Agreement, dated as of March 22, 2011, among TMS International Corp. (f/k/a Metal Services Acquisition Corp.) Onex Partners II LP, and the stockholders party thereto (incorporated by reference to Exhibit 4.8 to Amendment No. 7 to TMS International Corp.’s Registration Statement on Form S-1/A, filed April 6, 2011, File No. 333-166807).

4.4	Form of Non-Executive Letter Agreement dated March 2011 (incorporated by reference to Exhibit 4.9 to Amendment No. 7 to TMS International Corp.’s Registration Statement on Form S-1/A, filed April 6, 2011, File No. 333-166807).

4.5	Form of Class A Common Stock share certificate of TMS International Corp. (incorporated by reference to Exhibit 4.6 to Amendment No. 3 to TMS International Corp.’s Registration Statement on Form S-1/A, filed August 25, 2010, File No. 333-166807).

10.1	Credit Agreement, dated as of December 15, 2011, among Tube City IMS Corporation, certain subsidiaries of Tube City IMS Corporation from time to time party thereto as borrowers, the guarantors from time to time party thereto, the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (incorporated by reference to Exhibit 10.1 to TMS International Corp.’s Annual Report on Form 10-K, filed February 21, 2012, File No. 001-35128).

10.2	Credit Agreement, dated as of March 20, 2012, among Tube City IMS Corporation, as borrower, Metal Services Holdco, LLC and Tube City IMS, LLC, as guarantors, the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (incorporated by reference to Exhibit 10.1 to TMS International Corp.’s Quarterly Report on Form 10-Q, filed May 8, 2012, File No. 001-35128).

10.3†	Amended and Restated Employment Agreement, dated January 25, 2007, among Metal Services Acquisition Corp., Tube City IMS Corporation and J. David Aronson (incorporated by reference to Exhibit 10.4 to TMS International Corp.’s Registration Statement on Form S-1, filed May 13, 2010, File No. 333-166807).

10.4†	Amendment to Amended and Restated Employment Agreement, dated as of January 25, 2007, between Tube City IMS Corporation and J. David Aronson (incorporated by reference to Exhibit 10.5 to TMS International Corp.’s Registration Statement on Form S-1, filed May 13, 2010, File No. 333-166807).

10.5†	Letter Agreement, dated May 10, 2010, among Metal Services Acquisition Corp., Tube City IMS Corporation and J. David Aronson (incorporated by reference to Exhibit 10.6 to TMS International Corp.’s Registration Statement on Form S-1, filed May 13, 2010, File No. 333-166807).

Exhibit Number	Description of Exhibit

10.6†	Second Amendment to Amended and Restated Employment Agreement, dated as of August 8, 2011, between TMS International Corp., Tube City IMS Corporation and J. David Aronson (incorporated by reference to Exhibit 10.29 to TMS International Corp.’s Quarterly Report on Form 10-Q filed August 10, 2011, File No. 001-35128).

10.7†	Transition Agreement, dated as of July 24, 2009, among Metal Services Acquisition Corp., Tube City IMS Corporation, I Michael Coslov, IMC Tube City Investments, LLC and IMC Tube City Holdings, Inc. (incorporated by reference to Exhibit 10.7 to TMS International Corp.’s Registration Statement on Form S-1, filed May 13, 2010, File No. 333-166807).

10.8†	First Amendment to Transition Agreement, dated as of August 16, 2011, among TMS International Corp., Tube City IMS Corporation, I Michael Coslov, IMC Tube City Investments, LLC and IMC Tube City Holdings, Inc. (incorporated by reference to Exhibit 99.1 to TMS International Corp.’s Current Report on Form 8-K, filed August 17, 2011, File No. 001-35128)

10.9†	Second Amended and Restated Employment Agreement, dated as of August 8, 2011, between TMS International Corp., Tube City IMS Corporation and Joseph Curtin (incorporated by reference to Exhibit 10.26 to TMS International Corp.’s Quarterly Report on Form 10-Q filed August 10, 2011, File No. 001-35128).

10.10†	First Amendment, dated October 30, 2012, to Second Amended and Restated Employment Agreement, made as of August 8, 2011, by and among TMS International Corp., Tube City IMS Corporation, and Joseph Curtin (incorporated by reference to Exhibit 10.1 to TMS International Corp.’s Current Report on Form 8-K filed November 1, 2012, File No. 001-35128).

10.11†	Amended and Restated Employment Agreement, dated January 25, 2007, among Metal Services Acquisition Corp., Tube City IMS Corporation and Raymond S. Kalouche (incorporated by reference to Exhibit 10.11 to TMS International Corp.’s Registration Statement on Form S-1, filed May 13, 2010, File No. 333-166807).

10.12†	Amendment to Amended and Restated Employment Agreement, dated as of January 25, 2007, between Tube City IMS Corporation and Raymond S. Kalouche (incorporated by reference to Exhibit 10.12 to TMS International Corp.’s Registration Statement on Form S-1, filed May 13, 2010, File No. 333-166807).

10.13†	Second Amendment to Amended and Restated Employment Agreement, dated as of August 8, 2011, between TMS International Corp., Tube City IMS Corporation and Raymond S. Kalouche (incorporated by reference to Exhibit 10.28 to TMS International Corp.’s Quarterly Report on Form 10-Q filed August 10, 2011, File No. 001-35128).

10.14†	Second Amended and Restated Employment Agreement, dated October 30, 2012, among TMS International Corp., Tube City IMS Corporation, and Raymond S. Kalouche (incorporated by reference to Exhibit 10.2 to TMS International Corp.’s Current Report on Form 8-K filed November 1, 2012, File No. 001-35128).

10.15†	Amended and Restated Employment Agreement, dated January 25, 2007, among Metal Services Acquisition Corp., Tube City IMS Corporation and Daniel E. Rosati (incorporated by reference to Exhibit 10.13 to TMS International Corp.’s Registration Statement on Form S-1, filed May 13, 2010, File No. 333-166807).

10.16†	Amendment to Amended and Restated Employment Agreement, dated as of August 8, 2011, between TMS International Corp., Tube City IMS Corporation and Daniel E. Rosati (incorporated by reference to Exhibit 10.30 to TMS International Corp.’s Quarterly Report on Form 10-Q filed August 10, 2011, File No. 001-35128).

Exhibit Number	Description of Exhibit

10.17†	Second Amended and Restated Employment Agreement, dated as of August 8, 2011, between TMS International Corp., Tube City IMS Corporation and Thomas E. Lippard (incorporated by reference to Exhibit 10.27 to TMS International Corp.’s Quarterly Report on Form 10-Q filed August 10, 2011, File No. 001-35128).

10.18†	Employment Agreement dated as of January 1, 2013, by and among TMS International Corp., Tube City IMS Corporation, and Leon Z. Heller.*

10.19	Management Agreement, dated as of January 25, 2007, by and between Onex Partners Manager LP and Metal Services Acquisition Corp. (incorporated by reference to Exhibit 10.16 to TMS International Corp.’s Registration Statement on Form S-1, filed May 13, 2010, File No. 333-166807).

10.20†	Restricted Stock Plan (incorporated by reference to Exhibit 10.17 to TMS International Corp.’s Registration Statement on Form S-1, filed May 13, 2010, File No. 333-166807).

10.21†	Form of Restricted Stock Agreement dated 2007 (incorporated by reference to Exhibit 10.18 to TMS International Corp.’s Registration Statement on Form S-1, filed May 13, 2010, File No. 333-166807).

10.22†	Form of Restricted Stock Agreement dated April 19, 2011 (incorporated by reference to Exhibit 10.25 to TMS International Corp.’s Quarterly Report on Form 10-Q filed May 11, 2011, File No. 001-35128).

10.23†	Form of Restricted Stock Agreement dated July 11, 2012.*

10.24†	Tube City IMS, LLC Executive Deferred Compensation Plan, as amended and restated, effective January 1, 2008 (incorporated by reference to Exhibit 10.19 to TMS International Corp.’s Registration Statement on Form S-1, filed May 13, 2010, File No. 333-166807).

10.25	Lease Agreement, dated as of May 3, 2005, between Brandywine Operating Partnership, L.P. and International Mill Service, Inc. (1155 Business Center Drive, Horsham, Pennsylvania) (incorporated by reference to Exhibit 10.20 to TMS International Corp.’s Registration Statement on Form S-1, filed May 13, 2010, File No. 333-166807).

10.26	First Amendment to Lease, dated as of June 7, 2010, between G&I 1155 Business Center FE LLC, as successor to Brandywine Operating Partnership, L.P., and Tube City IMS, LLC, as successor to International Mill Service, Inc. (1155 Business Center Drive, Horsham, Pennsylvania) (incorporated by reference to Exhibit 10.21 to Amendment No. 2 to TMS International Corp.’s Registration Statement on Form S-1, filed June 23, 2010, File No. 333-166807).

10.27	Form of Lock-Up Agreements executed by certain stockholders of the Company (incorporated by reference to Exhibit 10.22 to Amendment No. 2 to TMS International Corp.’s Registration Statement on Form S-1, filed June 23, 2010, File No. 333-166807).

10.28	TMS International Corp. Long-Term Incentive Plan effective March 10, 2011 (incorporated by reference to Exhibit 10.23 to TMS International Corp.’s Quarterly Report on Form 10-Q filed May 11, 2011, File No. 001-35128).

10.29†	Form of TMS International Corp. Nonstatutory Option Agreement.*

10.30†	First Amendment, dated April 13, 2012, to TMS International Corp. Nonstatutory Option Agreement by and between TMS International Corp. and Joseph Curtin dated April 13, 2011 (incorporated by reference to Exhibit 10.3 to TMS International Corp.’s Quarterly Report on Form 10-Q filed May 8, 2012, File No. 001-35128).

10.31†	TMS International Corp. Nonstatutory Option Agreement, dated April 13, 2012, by and between TMS International Corp. and Joseph Curtin (incorporated by reference to Exhibit 10.4 to TMS International Corp.’s Quarterly Report on Form 10-Q filed May 8, 2012, File No. 001-35128).

Exhibit Number	Description of Exhibit

10.32†	First Amendment, dated April 13, 2012, to TMS International Corp. Nonstatutory Option Agreement by and between TMS International Corp. and Thomas E. Lippard dated April 13, 2011 (incorporated by reference to Exhibit 10.5 to TMS International Corp.’s Quarterly Report on Form 10-Q filed May 8, 2012, File No. 001-35128).

10.33†	TMS International Corp. Nonstatutory Option Agreement, dated April 13, 2012, by and between TMS International Corp. and Thomas E. Lippard (incorporated by reference to Exhibit 10.6 to TMS International Corp.’s Quarterly Report on Form 10-Q filed May 8, 2012, File No. 001-35128).

10.34	Form of Indemnification Agreement.*

21.1	Subsidiaries of the Company.*

23.1	Consent of Ernst & Young, an independent registered accounting firm.*

24.1	Powers of Attorney.*

31.1	Certification of Chief Executive Officer pursuant to Rule 15d-14(a) of the Securities Exchange Act of 1934.*

31.2	Certification of Chief Financial Officer pursuant to Rule 15d-14(a) of the Securities Exchange Act of 1934.*

32.1	Certificate of Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.*

32.2	Certificate of Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.*

101††	XBRL data file*

*	Filed herewith
†	Indicates management contract or compensation plan or arrangement
††	Pursuant to Rule 406T of Regulation S-T, the Interactive Data Files on Exhibit 101 hereto are deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended (the “Securities Act”), are deemed not filed for purposes of Section 18 of the Exchange Act, and otherwise not subject to liability under those sections. This exhibit shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Registrant specifically incorporates this exhibit by reference.

TMS INTERNATIONAL CORP. AND SUBSIDIARIES

F-1

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders of

TMS International Corp.

We have audited the accompanying consolidated balance sheets of TMS International Corp. and subsidiaries (the Company) as of December 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive income (loss), cash flows, and changes in stockholders’ equity (deficit) for each of the three years in the period ended December 31, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of TMS International Corp. at December 31, 2012 and 2011, and the consolidated results of their operations) and their cash flows for each of the three years in the period ended December 31, 2012, in conformity with U.S. generally accepted accounting principles.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), TMS International Corp.’s internal control over financial reporting as of December 31, 2012, based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated February 19, 2013 expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania

February 19, 2013

F-2

TMS INTERNATIONAL CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands of dollars, except share and per share data)

	December 31, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$26,936	$108,830
Accounts receivable, net of allowance for doubtful accounts of $3,038 and $2,613, respectively (Note 7)	280,472	292,546
Inventories (Note 8)	50,520	56,297
Prepaid and other current assets	22,757	31,041
Deferred tax asset (Note 6)	7,485	7,114

Total current assets	388,170	495,828
Property, plant and equipment, net (Note 9)	214,668	158,314
Equity investment	2,235	—
Deferred financing costs, net of accumulated amortization of $1,863 and $9,517, respectively (Note 11)	10,069	10,638
Goodwill, net of $55,000 accumulated impairment (Note 10)	242,669	241,771
Other intangibles, net of accumulated amortization of $72,012 and $59,461, respectively (Note 10)	147,885	155,769
Other noncurrent assets	4,098	3,675

Total assets	$1,009,794	$1,065,995

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$251,941	$273,816
Salaries, wages and related benefits	29,274	28,105
Current taxes payable (Note 6)	964	395
Accrued expenses (Note 7)	18,284	23,945
Revolving bank borrowings (Note 11)	—	159
Current portion of long-term debt (Note 11)	8,395	3,585

Total current liabilities	308,858	330,005
Long-term debt (Note 11)	303,657	379,250
Loans from noncontrolling interest (Note 11)	4,341	5,275
Deferred tax liability (Note 6)	58,192	53,791
Other noncurrent liabilities (Note 7)	27,704	20,833

Total liabilities	702,752	789,154
Commitments and contingencies (Note 23)
Stockholders’ equity:
Class A Common Stock; 200,000,000 shares authorized, $0.001 par value per share; 14,564,928 and 12,894,333 shares issued and outstanding at December 31, 2012 and 2011, respectively	14	13
Class B Common Stock; 30,000,000 shares authorized, $0.001 par value per share; 24,712,513 and 26,361,640 shares issued and outstanding at December 31, 2012 and 2011, respectively	25	26
Capital in excess of par value	436,359	434,841
Accumulated deficit	(122,154)	(148,232)
Accumulated other comprehensive loss	(8,963)	(11,075)

Total TMS International Corp. stockholders’ equity	305,281	275,573
Noncontrolling Interests	1,761	1,268

Total stockholders’ equity	307,042	276,841

Total liabilities and stockholders’ equity	$1,009,794	$1,065,995

The accompanying notes are an integral part of these consolidated financial statements.

F-3

TMS INTERNATIONAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of dollars, except share and per share data)

	Year ended December 31, 2012	Year ended December 31, 2011	Year ended December 31, 2010
Revenue:
Revenue from Sale of Materials	$1,994,969	$2,192,188	$1,632,822
Service Revenue	531,221	469,283	397,808

Total Revenue	2,526,190	2,661,471	2,030,630
Costs and expenses:
Cost of Raw Materials Shipments	1,919,474	2,112,011	1,564,504
Site Operating Costs	396,412	356,183	293,003
Selling, General and Administrative Expenses	64,504	58,646	53,139
Provision for Bad Debts	470	590	64
Share based compensation associated with initial public offering	—	1,304	—
Provision for Transition Agreement	—	745	—
Depreciation	56,546	47,493	49,317
Amortization	12,510	12,401	12,191

Total costs and expenses	2,449,916	2,589,373	1,972,218

Income from Operations	76,274	72,098	58,412
Interest Expense, Net	(26,125)	(32,201)	(40,361)
Disposition of cumulative translation adjustment	(362)	—	—
Loss on Early Extinguishment of Debt	(12,300)	(581)	—
Loss from equity investment	(19)	—	—

Income before income taxes	37,468	39,316	18,051
Income Tax Expense	(11,347)	(15,410)	(10,903)

Net Income	$26,121	$23,906	$7,148
Net (income) loss attributable to noncontrolling interests	(43)	726	—
Accretion on preferred stock	—	(7,156)	(22,824)

Net income (loss) attributable to TMS International Corp. common stock	$26,078	$17,476	$(15,676)

Net Income (Loss) per Share:
Basic	$0.66	$0.59	$(3.17)
Diluted	$0.66	$0.59	$(3.17)
Average Common Shares Outstanding:
Basic	39,266,148	29,593,776	4,944,193
Diluted	39,266,469	29,596,359	4,944,193

The accompanying notes are an integral part of these consolidated financial statements.

F-4

TMS INTERNATIONAL CORP. AND SUBSIDIARIES

STATEMENTS OF CONSOLIDATED COMPREHENSIVE INCOME (LOSS)

(in thousands of dollars)

For the year ended December 31,
	TMS International			Noncontrolling Interests			Total
	2012	2011	2010	2012	2011	2010	2012	2011	2010
Net income (loss)	$26,078	$24,632	$7,148	$43	$(726)	$—	$26,121	$23,906	$7,148
Other comprehensive income (loss), net of tax:
Changes in foreign currency translation	2,208	(4,600)	(2,279)	(14)	(121)	—	2,194	(4,721)	(2,279)
Cumulative translation adjustment reclassified into earnings	(362)	—	—	—	—	—	(362)	—	—
Change in unrecognized net actuarial loss and prior service cost/benefit related to pension and other postemployment benefit plans:
Net change from periodic revaluations	(529)	(2,213)	(2,578)	—	—	—	(529)	(2,213)	(2,578)
Net amount reclassified to earnings	555	378	143	—	—	—	555	378	143

Net unrecognized gains (losses) on pensions and other postemployment benefit plans	26	(1,835)	(2,435)	—	—	—	26	(1,835)	(2,435)
Unrecognized gains (losses) on derivatives:
Net change from periodic revaluations	(6)	(144)	(1,262)	—	—	—	(6)	(144)	(1,262)
Net amount reclassified to earnings	246	1,006	1,551	—	—	—	246	1,006	1,551

Net unrecognized gains (losses) on derivatives	240	862	289	—	—	—	240	862	289

Total Other comprehensive income (loss), net of tax	2,112	(5,573)	(4,425)	(14)	(121)	—	2,098	(5,694)	(4,425)

Comprehensive income (loss)	$28,190	$19,059	$2,723	$29	$(847)	$—	$28,219	$18,212	$2,723

The accompanying notes are an integral part of the consolidated financial statements.

F-5

TMS INTERNATIONAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of dollars)

	Year Ended December 31, 2012	Year Ended December 31, 2011	Year Ended December 31, 2010
Cash flows from operating activities:
Net income	$26,121	$23,906	$7,148
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	56,546	47,493	49,317
Amortization	12,510	12,401	12,191
Amortization of deferred financing costs	2,593	2,491	2,468
Deferred income tax	4,969	12,300	9,618
Provision for bad debts	470	590	123
Loss (gain) on the disposal of equipment	49	291	(362)
Non-cash share-based compensation cost	1,944	2,231	29
Equity loss	19	—	—
Interest paid in kind	—	—	4,657
Loss from debt extinguishment	12,300	581	—
Increase (decrease) from changes in:
Accounts receivable	16,061	(85,989)	(42,652)
Inventories	5,777	(17,633)	(6,799)
Prepaid and other current assets	4,058	(2,789)	(11,758)
Other noncurrent assets	(630)	(79)	329
Accounts payable	(21,875)	70,346	48,157
Accrued expenses	(4,267)	(4,639)	15,989
Other non current liabilities	2,380	(236)	(1,699)
Other, net	287	(2,320)	(319)

Net cash provided by operating activities	119,312	58,945	86,437

Cash flows from investing activities:
Capital Expenditures	(110,539)	(80,783)	(39,816)
Software and systems expenditures	(3,927)	(2,293)	—
Proceeds from sale of equipment	1,848	673	1,394
Acquisitions, net of cash acquired of $0, $0, and $0, respectively	—	(50)	(495)
Equity investment	(2,254)	—	—
Amounts returned from escrow (Investment in other noncurrent assets)	—	—	1,712
Contingent payment for acquired business	(131)	(337)	(339)
Cash flows related to IU International, net	(28)	(402)	(331)

Net cash used in investing activities	(115,031)	(83,192)	(37,875)

Cash flows from financing activities:
Revolving credit facility (repayments) borrowings, net	(159)	(115)	(4,115)
Net proceeds from initial public offering	—	128,657	—
Debt issuance and termination fees	(13,996)	(5,326)	—
Proceeds from debt issuance, net of original issue discount	312,078	5,275	—
Repayment of debt	(386,577)	(46,223)	(25,193)
Payments to acquire noncontrolling interests	(231)	—	—
Borrowings from noncontrolling interest	2,357	—	—
Contributions from noncontrolling interests	269	1,849	266

Net cash (used in) provided by financing activities	(86,259)	84,117	(29,042)

Effect of exchange rate changes on cash and cash equivalents	84	(532)	158
Cash and cash equivalents:
Net (decrease) increase in cash	(81,894)	59,338	19,678
Cash at beginning of period	108,830	49,492	29,814

Cash at end of period	$26,936	$108,830	$49,492

The accompanying notes are an integral part of these consolidated financial statements.

F-6

TMS INTERNATIONAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

(In thousands of dollars, except share data)

	TMS International Corp.									Noncontrolling Interest	Total
	Common Stock					Capital in Excess of Par Value	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	TMS International Corp. Total
	Class A Shares	Class B Shares	Total Shares	Class A Amount	Class B Amount
Balances, December 31, 2009	—	4,944,399	4,944,399	$—	$—	$—	$(150,070)	$(1,077)	$(151,147)	$—	$(151,147)
Share-based compensation costs	—	—	—	—	—	29	—	—	29	—	29
Forfeited restricted shares	—	(407)	(407)	—	—	—	—	—	—	—	—
Accumulating dividend on class A preferred stock	—	—	—	—	—	(29)	(22,795)	—	(22,824)	—	(22,824)
Investment of noncontrolling interest	—	—	—	—	—	—	—	—	—	266	266
Comprehensive income (loss):
Net income	—	—	—	—	—	—	7,148	—	7,148	—	7,148
Other comprehensive loss, net of tax	—	—	—	—	—	—	—	(4,425)	(4,425)	—	(4,425)

Total comprehensive income (loss)	—	—	—	—	—	—	7,148	(4,425)	2,723	—	2,723

Balances, December 31, 2010	—	4,943,992	4,943,992	$—	$—	$—	$(165,717)	$(5,502)	$(171,219)	$266	$(170,953)
Share-based compensation costs	—	—	—	—	—	1,617	—	—	1,617	—	1,617
Accumulating dividend on class A preferred stock	—	—	—	—	—	(9)	(7,147)	—	(7,156)	—	(7,156)
Conversion of preferred shares	—	23,384,801	23,384,801	—	23	303,979	—	—	304,002	—	304,002
Issuance of restricted stock associated with the IPO	—	47,180	47,180	—	—	613	—	—	613	—	613
Issuance of primary shares and recapitalization of existing shares	12,880,000	(2,000,000)	10,880,000	13	3	128,641	—	—	128,657	—	128,657
Transfer of shares	14,333	(14,333)	—	—	—	—	—	—	—	—	—
Investment of noncontrolling interest	—	—	—	—	—	—	—	—	—	1,849	1,849
Comprehensive income (loss):
Net income (loss)	—	—	—	—	—	—	24,632	—	24,632	(726)	23,906
Other comprehensive loss, net of tax	—	—	—	—	—	—	—	(5,573)	(5,573)	(121)	(5,694)

Total comprehensive income (loss)	—	—	—	—	—	—	24,632	(5,573)	19,059	(847)	18,212

Balances, December 31, 2011	12,894,333	26,361,640	39,255,973	$13	$26	$434,841	$(148,232)	$(11,075)	$275,573	$1,268	$276,841
Share-based compensation costs	—	—	—	—	—	1,944	—	—	1,944	—	1,944
Issuance of restricted stock	21,468	—	21,468	—	—	—	—	—	—	—	—
Transfer of shares	1,649,127	(1,649,127)	—	1	(1)	—	—	—	—	—	—
(Acquisition of ) Investment by noncontrolling interest	—	—	—	—	—	(426)	—	—	(426)	464	38
Comprehensive income (loss):
Net income	—	—	—	—	—	—	26,078	—	26,078	43	26,121
Other comprehensive income, net of tax	—	—	—	—	—	—	—	2,112	2,112	(14)	2,098

Total comprehensive income (loss)	—	—	—	—	—	—	26,078	2,112	28,190	29	28,219

Balances, December 31, 2012	14,564,928	24,712,513	39,277,441	$14	$25	$436,359	$(122,154)	$(8,963)	$305,281	$1,761	$307,042

The accompanying notes are an integral part of these consolidated financial statements.

F-7

Notes to Consolidated Financial Statements

Note 1—Nature of Operations

Current Business

TMS International Corp. (“TMS” or the “Company”) through its subsidiaries, including Tube City IMS Corporation (“TCIMS”) is the largest provider of outsourced industrial services to steel mills in North America with a substantial international presence. The Company operates at over 81 customer sites in 11 countries and has a raw materials procurement network that extends to five continents. The Company’s primary services include: (i) scrap management and preparation, (ii) semi-finished and finished material handling, (iii) metal recovery and slag handling, processing and sales, (iv) surface conditioning, (v) raw materials procurement and logistics and (vi) proprietary software-based raw materials cost optimization.

The Onex Acquisition

TMS was formed by Onex Partners II LP and affiliates (“Onex”) on October 31, 2006 for the purpose of acquiring TCIMS. In November 2006, TMS entered into a Stock Purchase Agreement with the previous owners of TCIMS. On January 25, 2007, Metal Services Holdco LLC (“Holdco”), a wholly owned subsidiary of TMS, completed the acquisition by acquiring all of the outstanding shares of TCIMS (the “Onex Acquisition”).

Immediately after the Onex Acquisition, approximately 91% of the outstanding common shares of TMS were owned by Onex and approximately 9% was owned by management and certain other employees, a consultant and a director of TCIMS. The Onex Acquisition constituted a change of control of TCIMS and was accounted for under FASB Accounting Standards Codification (“ASC”) 805 “Business Combinations” using the purchase method of accounting.

Note 2—Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

These consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles. The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries. Entities of which the Company owns a majority interest and controls are consolidated; entities of which the Company owns a less than majority interest and does not control, but exercises significant influence over, are not consolidated and are reflected in the consolidated financial statements using the equity method of accounting. All intercompany accounts, transactions and profits have been eliminated in consolidation.

Certain amounts in prior years’ financial statements have been reclassified to conform to the current year presentation.

In the year ending December 31, 2011, the Company recorded $1.0 million of Revenue from the Sale of Materials and a $0.8 million credit to Cost of Raw Materials Shipments related to certain adjustments and a legal settlement of accounts with a trade partner which are not recurring in nature.

Initial Public Offering

In April 2011, the Company completed an initial public offering. In connection with our initial public offering;

•	the Company amended and restated its certificate of incorporation to create two classes of common stock: Class A Common Stock and Class B Common Stock;

•	the Company effectuated a 207.4307-for-one stock split of its common stock on April 13, 2011. The stock split has been retroactively reflected in these consolidated financial statements;

•	the Company’s outstanding class A preferred stock automatically converted into common stock;

F-8

•	the Company granted 47,180 shares of Class B Common Stock under its Restricted Stock Plan;

•	the Company initially sold 9,200,000 shares of Class A Common Stock and subsequently sold 1,680,000 shares of Class A Common Stock pursuant to an underwriters’ overallotment option; and

•	the stockholders of the Company sold 2,000,000 shares of Class B Common Stock, which converted to Class A Common Stock upon sale.

As a result of the activity in connection with the initial public offering, as of April 19, 2011, the Company had outstanding 39,255,973 share of common stock. As of February 13, 2013, a total of 39,277,441 shares of common stock were outstanding with 24,710,317 shares designated as Class A Common Stock and 14,567,124 shares designated as Class B Common Stock.

A more detailed discussion of the initial public offering follows.

Offering details and proceeds

On April 19, 2011, the Company closed an initial public offering selling 9,200,000 Class A Common Shares at $13.00 per share. The Company received $111.8 million in net proceeds after deducting the underwriters’ commission. In the same initial public offering the Company’s existing stockholders also sold 2,000,000 shares of Class B Common Stock, which converted to Class A Common Stock upon sale, at $13.00 per share. On April 29, 2011, the Company sold an additional 1,680,000 Class A Common Stock at $13.00 per share, generating an additional $20.4 million as the Company’s underwriters exercised their overallotment option. Additionally, the Company incurred $3.4 million of expenses as a direct result of the initial public offering, which reduced the net proceeds available for use. The Company used $44.0 million of proceeds from the initial public offering to pay off in full its obligations under the Series 2008 promissory notes. The remaining proceeds are being held for general corporate purposes including funding capital expenditures for new contracts.

Amendment to certificate of incorporation and stock split

On April 5, 2011, prior to its initial public offering, the Company amended and restated its certificate of incorporation creating two classes of common stock: Class A Common Stock and Class B Common Stock. The Company’s previously-outstanding shares of common stock, including those issued under the Company’s Restricted Stock Plan, were converted into shares of Class B Common Stock. The Company’s amended and restated certificate of incorporation also provided for a stock split to occur on the date of pricing of the Company’s initial public offering. The Company priced an initial public offering on April 13, 2011 at $13.00 per share and effectuated a 207.4307-for-one stock split of the Class B Common Stock. The stock split has been retroactively reflected in the accompanying consolidated financial statements.

2007 Restricted Stock Plan grant and accelerated vesting

In connection with its initial public offering, the Company accelerated vesting of the remaining unvested shares under its Restricted Stock Plan. The remaining 53,105 shares that were unvested at the initial public offering vested upon completion of the initial public offering. As a result of this modification, the Company recorded a $0.7 million charge in April 2011.

Additionally, the Company granted an additional 47,180 shares under its Restricted Stock Plan concurrently with the initial public offering. Those shares vested immediately and the Company recorded a $0.6 million charge in April 2011 related to the grant.

Long Term Incentive Plan

Also in connection with the initial public offering, the Company established its Long Term Incentive Plan and reserved 1,558,170 shares for issuance under that plan. On April 19, 2011, the Company awarded options to purchase 519,390 shares of Class A Common Stock, subject to vesting conditions, at an exercise price of $13.00 per share, the public offering price.

F-9

Use of Estimates

The estimates and assumptions used in the accompanying financial statements are based upon management’s evaluation of the relevant facts and circumstances as of the date of the financial statements with appropriate evaluation and consideration of events transpiring subsequent to the financial statement date. Significant items subject to such estimates and assumptions include the depreciation and amortization of properties and intangibles, valuation allowances for accounts receivable and net deferred tax assets, pension obligations, and claims and assessments. Actual results may differ from the estimates and assumptions used in preparing the accompanying financial statements.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and short-term, highly liquid investments with original maturities of three months or less and that are readily convertible into cash. The Company maintains its cash in bank accounts that, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risks on cash and cash equivalents. Included in accounts payable at December 31, 2012 and December 31, 2011, are approximately $39.9 million and $47.8 million, respectively, of book overdrafts. Overdrafts represent outstanding checks in excess of related cash balances.

The Company’s treasury function uses cash on hand, cash generated by operating activities, and, if necessary, funds available under the Company’s Revolver (see Note 11—Debt) to liquidate these outstanding checks when they are presented for payment.

Trade Receivables

The Company generally has the intent and the ability to hold trade receivables until collected and records receivables at their face value less an allowance for doubtful accounts. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. However, in the case of large volume raw material shipments, the Company will generally request a letter of credit or other security. Account balances outstanding longer than the payment terms are considered past due. Provisions are made for estimated uncollectible receivables. The Company’s estimate is based on historical collection experience, a review of current status of receivables and the condition of the general economy and the industry. Decisions to write off receivables are based on management’s judgment after consideration of facts and circumstances surrounding potential uncollectible accounts. It is reasonably possible that the Company’s estimate of the allowance for doubtful accounts will change.

Inventories

Scrap iron and steel inventories are stated at the lower of cost or net realizable value, with cost being determined using the weighted-average method. Goods in transit represent inventories in route to customers under outsource purchasing contracts in which the Company has title at the end of the accounting period. Such inventories are valued at cost, determined by the specific identification method. Spare parts and supplies consist primarily of replacement parts for machinery and equipment and are recorded at the lower of cost or net realizable value, with cost being determined using the first-in, first-out (FIFO) method.

Property, Plant, and Equipment

Property, plant, and equipment are recorded at cost less accumulated depreciation. Cost in connection with business combinations is based on fair market value at the time of acquisition. Major components of certain significant operating assets are recorded as separate assets with depreciable lives determined independently from

F-10

the remainder of the asset. Expenditures that extend the useful lives of existing plant and equipment are capitalized, while expenditures for repairs and maintenance that do not extend the useful lives or improve productivity of the related assets are charged to expense as incurred. The cost of property, plant, and equipment retired or otherwise disposed of and the related accumulated depreciation is removed from the accounts and any resulting gain or loss is reflected in current operations.

Depreciation of property, plant and equipment is computed principally on the straight-line method over the estimated useful lives of assets. (See Note 9—Property Plant and Equipment for estimated useful lives by classification).

Equity Investment

The Company accounts for investments in entities where it exerts significant influence, but does not control the entity, using the equity method of accounting under ASC 323-10. The Company records its initial investment at cost and records a proportional share of net income of the entity in its consolidated statement of operations.

Impairment of Long-Lived Assets

Long-lived assets, including property, plant and equipment and amortizable intangible assets, are reviewed for impairment at least annually and whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable in accordance with ASC Topic 360-10-35 on impairment and disposal of long-lived assets. Impairment is assessed when the undiscounted expected cash flows derived from an asset are less than its recorded amount. Impairment losses are measured as the amount by which the carrying value of an asset exceeds its fair value and are recognized in operating results. Judgment is used when applying these impairment rules to determine the timing of the impairment evaluation, the undiscounted cash flows used to assess impairments, and the fair value of an impaired asset. During 2009, in the process of determining the fair value of other assets and liabilities of the Mill Services Segment, the Company forecasted and evaluated the cash flows associated with certain long-lived assets of that segment including the unit’s amortizable intangible assets. In no instance were the undiscounted cash flows associated with the unit’s long-lived assets less than the carrying value of the related assets and, accordingly, no impairment was recorded.

Goodwill and Other Intangible Assets

Goodwill and other indefinite life intangible assets that are not subject to amortization are recorded at fair value at the dates of acquisition. Finite life intangible assets subject to amortization are recorded at cost less accumulated amortization provided on a straight-line basis over the intangible assets’ estimated useful lives. Goodwill and indefinite life intangibles are evaluated for potential impairment on an annual basis or whenever events or circumstances indicate that an impairment may have occurred. ASC Topic 350 on goodwill and other intangible assets requires that goodwill be evaluated for impairment using a two-step process. The first step of the goodwill impairment evaluation, used to identify potential impairment, compares the estimated fair value of the reporting unit containing goodwill with the related carrying amount. If the estimated fair value of the reporting unit exceeds its carrying amount, the reporting unit’s goodwill is not considered to be impaired; and the second step of the impairment evaluation is unnecessary. If the reporting unit’s carrying amount exceeds its estimated fair value, the second step of the evaluation must be performed to measure the goodwill impairment loss, if any. The second step of the evaluation compares the implied fair value of the reporting unit’s goodwill, determined in the same manner as the amount of goodwill recognized in a business combination, with the carrying amount of such goodwill. If the carrying amount of the reporting unit’s goodwill exceeds the implied fair value of the goodwill so calculated, an impairment loss is recognized in an amount equal to the excess. (See Note 10—Goodwill and Identifiable Intangible Assets).

F-11

Deferred Financing Cost

Costs associated with negotiation and entering into long-term financing agreements are deferred and amortized on a straight-line basis, which does not differ materially from the effective interest rate method, over the life of the associated agreement. (See Note 11—Debt, for deferred financing costs written off).

Other Noncurrent Assets

Other noncurrent assets principally include long term deposits to secure insurance obligations, cash surrender value of executive life insurance policies to be used to fund certain deferred compensation obligations and other noncurrent assets. Long term deposits were $1.3 million and $1.2 million at December 31, 2012 and December 31, 2011 respectively, cash surrender value of executive life insurance policies were $1.1 million and $1.0 million at December 31, 2012 and December 31, 2011, respectively, and other noncurrent assets were $1.7 million and $1.4 million at December 31, 2012 and December 31, 2011, respectively.

Derivative Financial Instruments

The Company, from time to time, has entered into interest rate swaps to manage its risk related to its variable interest rate debt. The swaps have been designated as cash flow hedges. Accordingly, they are recorded at fair value. To the extent that the instruments are effective in hedging the related interest rate risk, the adjustments to record the swaps at fair value are recorded in other comprehensive income. (See Note 12—Derivative Financial Instruments). The Company does not have any outstanding derivative financial instruments at December 31, 2012.

Stock-Based Compensation

The Company awards two different types of options under its Long Term Incentive Plan. For that portion of the award that is subject to time based vesting only, the Company uses the Black-Scholes option pricing model to value the options. The expected term of grant is determined using a “safe harbor” calculation provided in SAB 107 for entities without extensive historical data. The term is calculated as the mid-point between the vesting period and the contractual term of the option. The risk free interest rate is determined for each vesting tranche of an award based upon the calculated yield on U.S. Treasury obligations for the expected term of the award. The expected forfeiture rate is estimated based on forfeiture experience in the Company’s previous share based compensation plans. The expected volatility is estimated based on the average volatility of the stock price of peer group companies that were identified based on their market capitalization, industry, stage of life cycle and capital structure. Compensation expense is recognized based on the fair value of these options using the accelerated method.

For that portion of the award which has an additional performance based restriction, the Company completes a “Monte Carlo” simulation which simulates a distribution of stock prices throughout the contractual life of the option. The lookback period for the peer historical volatility used in the model is 10 years, since ten years of prices must be simulated and the valuation was done in a risk-neutral framework using the 10-year risk-free rate. Compensation expense is recognized based on the fair value of the performance based options by amortizing each individual tranche over the estimated requisite service period.

Determining the fair value of stock options at the grant date requires judgment, including estimates for the average risk-free interest rate, volatility, annual forfeiture rate and exercise behavior. These assumptions may differ significantly between grant dates because of changes in the actual results of these inputs that occur over time.

The Long Term Incentive Plan also provides for the issuance of restricted share units. Restricted shares are valued at the closing price of the Company’s common stock the day prior to issuance. The Company records expense related to restricted shares pro rata over the estimated requisite service period.

F-12

Revenues

Revenue Recognition. Revenue includes two categories: (1) Revenue from Sale of Materials and (2) Service Revenue.

Revenue from Sale of Materials is mainly generated by the Company’s raw materials procurement business, although it also includes revenue from the Mill Services Group location where the Company buys, processes and sells scrap for its own account.

The Company generates Service Revenue from scrap management, scrap preparation, raw materials optimization, metal recovery and sales, material handling or product handling, slag processing and metal recovery services, surface conditioning and other services. The Company recognizes revenues when it performs the service or when title and risk of loss pass to the buyer.

Revenue from Sale of Materials

Raw materials procurement and logistics—In the Company’s raw materials procurement business, the Company generally engages in two types of transactions that require different accounting treatment. The Company evaluates the accounting treatment for these transactions based on their individual facts and circumstances, and categorizes them into two general groupings:

(1)	Transactions where the Company purchases raw materials from a supplier and sells the raw materials to a customer, for which the Company invoices the customer for the full sale price of the goods. In this first type of transaction model, it is common for the Company to arrange for a sale to the customer and a matching purchase from the vendor almost simultaneously. During the year ended December 31, 2012, approximately 91% of the Company’s raw material procurement activity by volume was made under this transaction model; and,

(2)	Transactions where the Company arranges delivery of raw materials shipments to a customer directly from a supplier, for which the Company earns a contractually determined, volume based arranging fee. In this second type of transaction, the Company invoices the customer for an arranging fee (but not for the sale price of the goods, which is paid directly by the customer to the vendor). During the year ended December 31, 2012, approximately 9% of the Company’s raw material procurement activity by volume was transacted under this model.

For each individual transaction, the Company makes a determination as to whether revenue should be recorded for the full value of the shipment, or alternatively should revenue only be recorded for the contractually determined arranging fee, based on the Company’s judgment as to whether the Company is acting as principal or agent in the transaction based on the consideration of the criteria set forth in ASC 605-45.

The Company records the full value of the material shipped and invoices that amount as revenue where the Company is acting as a principal in the transaction. In general, the Company is acting as principal in the transaction when (i) the Company is the primary obligor under the arrangement – meaning the Company is the party primarily obligated to provide the material to our customer, and that obligation is not relieved even if the supplier fails to ship the material; (ii) the Company has general inventory risk in the transaction, even though risk may be mitigated by entering into a purchase and sale almost simultaneously; (iii) the Company has discretion in supplier selection, (iv) the Company has risk in physical inventory loss; and (v) the Company has credit risk in the transaction.

If the Company determines, after evaluating the above factors, that the Company is the principal in the transaction, the full invoiced value of the transaction is recorded as revenue from the sale of materials and the Company record the full cost of the transaction as cost of raw materials shipments. If the Company determines that the criteria has not been met to be considered a principal in the transaction and are acting as an agent in the transaction, the Company will record only the contractually determined fee or margin on the transaction as revenue from the sale of materials.

F-13

The Company recognizes revenue from raw materials procurement sales when title and risk of loss pass to the customer, which can be either F.O.B. shipping point or F.O.B. destination depending on terms of sale, or when the Company has the right to receive the contractual fee. Revenues from these sources are included in Revenue from Sale of Materials. During the year ended December 31, 2012, approximately 91% of the Company’s raw material procurement activity by volume was made under the transaction model where the Company purchases raw materials from a supplier and sells the material to the customer acting as a principal in the transaction. During the year ended December 31, 2012, approximately 9% of the Company’s raw material procurement activity by volume was transacted where the Company arranged for delivery of raw material for a customer directly from a vendor earning a contractually determined volume-based fee acting as an agent in the transaction. The volume-based fee is recorded as Revenue From Sale of Materials and there is no corresponding Cost of Raw Material Shipment in this transaction model.

The Company also purchases, processes and sells scrap iron and steel inventory for the Company’s own account. The Company recognizes revenue from scrap sales of material when title and risk of loss pass to the customer, which can be either F.O.B. shipping point or destination depending on terms of sale. Revenues from these sources are included in Revenue from Sale of Materials.

Service Revenue

Metal recovery, slag handling, processing, and sales—The Company generates revenue by removing slag from a furnace and processing it to separate metallic material from other slag components. The separated metallic material is generally reused in production of steel by the host mill or sold to other end users, and the remaining nonmetallic material is generally sold to third parties as aggregate. The Company recognizes revenue from slag processing and metal recovery services when it performs the services and revenue from co-product sales when title and risk of loss pass to the customer. Revenues from these sources are included in Service Revenue.

Semi finished material handling; scrap management preparation—The Company generates revenue from receiving, processing and managing raw material inputs, primarily scrap, and handling and recording inventory of finished products where all of the production is generally completed at the customer’s location. Revenues from these sources are included in Service Revenue and are recognized at the time the service is performed.

Surface conditioning—The Company generates revenue from removing imperfections from semi-finished steel processed for use in high-end applications. The Company recognizes revenue from surface conditioning services when it performs the services. Revenues from these sources are included in Service Revenue.

Raw materials optimization—Revenue from optimization fees represents income from determining, through use of its internally developed and proprietary software, the most economical combination of input materials necessary to make a customer’s specified chemistry of steel. The Company recognizes income from optimization fees as the optimization service is provided. Optimization software maintenance fees are recognized in income over the contract life. Revenues from these sources are included in Service Revenue.

Other revenues—The Company generates revenue from various additional services, including dust and debris management, equipment rental services, mobile equipment maintenance, refractory removal, vacuumation, as well as revenues from services to customers outside of the normal contractual agreement. The Company recognizes revenue as the service is provided. Machine shop service revenues are recognized as work is performed. Revenues from these sources are included in Service Revenue.

In certain instances, the Company has contracts under which multiple services are provided at a single mill site, but each type of service is detailed in a separate scope of work and subject to a separate fee structure within the contract. In those instances, each service that the Company provides is also provided individually to other customers and other mill sites, providing evidence that the individual services have stand alone value under ASC 605-25-5(a). The Company allocates revenue to each individual service based on the specific fee structure laid

F-14

out in the contract as such fees fall within a consistent range of similar fees charged where the service is provided as a single service at a mill site. The Company believes the contractual pricing structure and its relationship to pricing for similar services offered to other customer provides objective evidence of the prices of the services the Company provides and, accordingly, the Company’s allocation is consistent with the relative selling price method prescribed in ASC 605-25-30-2.

Freight

All freight costs related to the transportation of scrap iron and steel from the supplier sold F.O.B. delivered to the customer is included in cost of scrap shipments.

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740 on income tax, which requires an asset and liability approach for accounting for income taxes. ASC Topic 740 requires assessment of the likelihood of realizing benefits associated with deferred tax assets for purposes of determining whether a valuation allowance is needed for such deferred tax assets. The Company and its U.S. subsidiaries file a consolidated U.S. federal income tax return. The Company’s foreign subsidiaries file local country income tax returns.

Comprehensive Income (Loss)

Comprehensive income (loss) consists of net income (loss), foreign currency translation adjustments, changes to stockholders’ equity related to the funded status of defined benefit pension and other post-retirement benefit plans, and the cumulative changes in the fair value of hedging derivatives.

Health Insurance

The Company self-insures its employees’ health insurance using a third-party administrator to process and administer claims. The Company has stop-loss coverage through an insurer that covers claim payments exceeding $175,000 per employee per year subject to a yearly aggregate deductible of $155,000. The Company maintains accruals for unpaid claims and claims incurred but not reported based on internal analysis of claims experience and actuarial calculations.

Workers’ Compensation

The Company self-insures its workers’ compensation obligations under a large deductible program. Under this program, the maximum exposure per claim is $1.0 million, and stop-loss coverage is maintained for amounts above this limit. The aggregate maximum exposure is limited to a percentage of payroll for each open policy. The Company accrues for this expense in amounts that include estimates for incurred but not reported claims, as well as estimates for the ultimate cost of all known claims. The Company does not have funds on deposit with a third-party payor insurance carrier who administers the program, but it does secure its obligation with letters of credit.

Per Share Data

Basic net income per share is calculated using the weighted-average number of common shares outstanding during the period. Diluted net income (loss) per share is calculated using the weighted-average number of common shares plus potential dilutive common shares outstanding during the period. (See Note 16—Earnings per Share).

F-15

Redeemable Preferred Stock

In the first quarter of 2007, the Company issued 21,883 shares of preferred class A stock. The preferred class A stock had an initial liquidation preference of $9,900 per share and carried an 8% accumulating, compounding dividend. On April 19, 2011, in connection with the Company’s initial public offering, the outstanding preferred class A stock was automatically converted into Class B Common Stock. The Company recorded the accumulating dividend as an increase to the liquidation value of the redeemable preferred stock and a decrease to capital in excess of par value to the extent available and then as increase to its accumulated deficit.

Foreign Currency Translation

The financial statements of our foreign subsidiaries are generally measured using the local currency as the functional currency. Assets and liabilities of our foreign subsidiaries are translated at the exchange rate as of the balance sheet date. Resulting translation adjustments are recorded in the cumulative translation adjustment account, a separate component of other comprehensive income (loss). Income and expense items are translated at average monthly exchange rates. During 2012, we substantially liquidated the assets of one of our foreign subsidiaries. ASC 830-30-40-1 requires that upon substantial liquidation, amounts that had previously been charged to the cumulative translation adjustment be reported in current earnings. Accordingly, we recorded a $0.4 million charge in the fourth quarter of 2012.

Cost of New Enterprise Resource Planning System

In the second quarter of 2011, the Company’s Board of Directors approved the selection of and the spending for a new ERP system. Prior to that approval, the Company had spent more than a year involved in preliminary project activities that resulted in the selection of the system to be implemented. After the board approval, the Company has capitalized certain costs associated with application development in accordance with ASC 720-45. For the year ended December 31, 2012, the Company capitalized $3.9 million associated with the application development of its new ERP.

Grants from Government Agencies

The Company recognizes receivables for grants from government agencies when it is reasonably assured that the amounts will be received and when the conditions necessary to receive that grant has been fully achieved. The Company recognizes government grants in its statement of operations on a systematic and rational basis over the periods of consumption or commitment as applicable. The Company’s accounting for a particular grant may vary based on the type of grant received. For grants related specifically to an investment in equipment, the company will record the grant as a reduction in the historical cost of the equipment and record the benefit as a reduction in depreciation expense over the life of the asset. For other types of grants, the Company may record the grant as deferred revenue and allocate the benefit to cost or as a reduction in expense on a systematic and rational basis. In 2012, the Company has received direct notice from the Department of Trade and Industry of the Republic of South Africa that we have met the conditions and will receive grants totaling approximately $5.2 million. The grant was for a combination of asset investment and job creation and saving and because there were multiple conditions to receiving the grant, the Company has determined the appropriate treatment for the grant is to record the amount as deferred revenue and recognize it in revenue ratably over the life of our service contracts. In 2012, the Company recognized $0.7 million related to the first year of our seven year contracts.

Note 3—New Accounting Pronouncements

In July 2012, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2012-02, Intangibles—Goodwill and Other (Topic 350)—Testing Indefinite-Lived Intangible Assets for Impairment (ASU 2012-02), to allow entities to use a qualitative approach to test indefinite-lived intangible assets for impairment. ASU 2012-02 permits an entity to first perform a qualitative assessment to determine whether it is more likely than not that the fair value of an indefinite-lived intangible asset is less than its carrying

F-16

value. If it is concluded that this is the case, it is then necessary to perform the currently prescribed quantitative impairment test by comparing the fair value of the indefinite-lived intangible asset with its carrying value. Otherwise, the quantitative impairment test is not required. ASU 2012-02 is effective for us in fiscal 2013 and early adoption is permitted. We do not believe that ASU No. 2012-02 will have a material impact on our consolidated financial statements.

During the second quarter of 2011, the Financial Accounting Standards Board (“FASB”) amended the guidance for fair value measurements and disclosures. The amendments either clarify or change existing guidance, including the following: (i) the concepts of highest and best use and valuation premise are relevant only when measuring the fair value of nonfinancial assets and not relevant when measuring the fair value of financial assets or any liabilities; (ii) a reporting entity should measure the fair value of instruments classified in shareholders’ equity based on the fair value of the instrument from the perspective of a market participant that holds that instrument as an asset; (iii) a reporting entity should disclose quantitative information about the unobservable inputs used in a fair value measurement that are categorized within Level 3 of the fair value hierarchy, a description of the valuation processes used, and a qualitative discussion about the sensitivity of such measurements; and (iv) a reporting entity should disclose the level in the fair value hierarchy of assets and liabilities not recorded at fair value but where fair value is disclosed. The amendments are to be applied prospectively. The Company adopted these amendments on January 1, 2012, and they did not have a material impact on the consolidated financial statements.

During the second quarter of 2011, the FASB issued guidance that provides two alternatives for the presentation of other comprehensive income, either (i) present items of net income and other comprehensive income in one continuous statement, referred to as the statement of comprehensive income or (ii) present items of other comprehensive income in a separate statement immediately following the statement of net income. Under either presentation method, amounts reclassified from other comprehensive income to net income and totals for net income, other comprehensive income, and comprehensive income will be presented. This guidance does not change the items that are reported in net income and other comprehensive income or the calculation of earnings per share. The guidance is effective for the Company on January 1, 2012, and retrospective application is required for all years presented. The latter presentation alternative is reflected in these consolidated financial statements.

F-17

Note 4—Business Combinations

Keystone Systems Inc. Acquisition. On April 1, 2011, the Company acquired all the assets of Keystone Systems Inc., a Pennsylvania corporation. The Company initially paid $0.1 million, and could pay up to an additional $0.3 million over the next three years subject to the achievement of certain operating performance targets. On the acquisition date, the previous employee of Keystone Systems Inc. became an employee of the Company’s U.S. operating entity. The transaction was accounted for as a business combination under ASC 805. The Company recorded the acquired assets at their fair value, including intangibles of $0.3 million and goodwill of $0.1 million. The Company also recorded a liability for contingent consideration of $0.3 million.

Total Mill Services Acquisition. As of May 31, 2010, the Company acquired substantially all of the assets of Total Mill Services, an Ontario, Canada based provider of in-plant services to a single steel mill. The Company initially paid $0.5 million and paid an additional $0.2 million in 2011 due to the achievement of certain operating performance targets. On the acquisition date, all the previous employees of Total Mill Services became employees of the Company’s pre-existing Canadian subsidiary. The transaction was accounted for as a business combination under ASC 805. The Company recorded the acquired assets at their fair value including equipment of $0.5 million, goodwill of $0.2 million and customer related intangibles of $0.1 million. The Company also recorded a liability for contingent consideration of $0.2 million.

Hanson Acquisition. On September 5, 2008, the Company acquired all of the outstanding stock of Hanson Resources Management Limited (“Hanson”), a United Kingdom based business that provides a broad spectrum of services to steel mills and other industrial enterprises. The Company paid $16.7 million in cash and incurred $0.9 million in costs related directly to the transaction. A portion of the proceeds was paid into escrow for potential payments of contingent consideration and as credit support for representations and indemnifications provided by Hanson’s former stockholders. One of the milestones required for release of the contingent consideration to the former shareholders of Hanson related to entering into a long-term extension of a contract for certain services. While Hanson continues to provide those services under rolling shorter term arrangements, they have not entered into a long-term contract. Accordingly, $1.7 million was returned to the Company in June 2010 and reclassified from other noncurrent assets to cash and cash equivalents on the Company’s consolidated balance sheets.

Note 5—Provision for Transition Agreement

In August, 2011, I Michael Coslov, retired as our Non-Executive Chairman. As part of the transition agreement relating to his retirement, Mr. Coslov is entitled to receive transition payments for two years and a reimbursement of expenses over a two year period subject to an annual maximum. The Company recorded a $0.7 million charge in the third quarter of 2011 related to the transition payments and expected expense reimbursement for Mr. Coslov. The Company had $0.2 million and $0.6 million accrued related to this transition agreement as of December 31, 2012 and December 31, 2011, respectively.

Note 6—Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to the differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis, tax net operating loss carryforwards, and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

F-18

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities are as follows (in thousands):

	December 31, 2012	December 31, 2011
Deferred tax assets:
Net operating loss carryforwards	$13,833	$16,240
Pension and post-employment benefits	5,118	5,448
Compensation	5,495	3,960
Legal reserve	—	283
Bad debt reserve	1,179	1,137
Inventories	454	181
Workers’ compensation reserve	2,146	2,237
Goodwill Impairment	4,082	4,098
Alternative minimum tax credit	2,494	2,275
Foreign tax credit	4,324	8,409
State non-cash credits	6,623	7,482
Capital losses	2,221	993
Other	1,676	4,412

Total deferred tax assets	49,645	57,155
Valuation allowance	(24,038)	(28,632)

Total net deferred tax assets	25,607	28,523

Deferred tax liabilities:
Identifiable intangibles	(45,223)	(49,135)
Goodwill	(16,220)	(13,538)
Fixed assets	(10,151)	(7,664)
Cancellation of debt—deferred income	(581)	(583)
Foreign intangibles & other	(4,139)	(4,281)

Total deferred tax liabilities	(76,314)	(75,201)

Net deferred tax liabilities	$(50,707)	$(46,678)

The Company has an alternative minimum tax credit carryover of $2.5 million, which is carried forward indefinitely. Foreign tax credits in the amount of $4.3 million expire from 2019 through 2021. In addition, the Company has state net operating loss carryforwards of $144.4 million that expire at various dates from 2013 through 2029 and state non-cash tax effect credits of $6.6 million available until 2021. The Company also has foreign net operating loss carryforwards in the amount of $18.9 million, $5.3 million expire at various dates from 2016 through 2023 and $13.6 million are carried forward indefinitely.

Management determined that a valuation allowance is required on $6.4 million of certain state net operating loss carryforwards and on $6.6 million of state non-cash tax credits due to state carryover limitations on utilization and apportionment of taxable income. Management has also determined that a valuation allowance of $5.3 million is required for certain foreign net operating loss carryforwards due to limitations on utilization and projections. With respect to the foreign tax credit, a valuation allowance of $2.5 million is required due to projections and utilization limitations and reflects the ability of a 10 year election to deduct the foreign taxes instead of the foreign tax credit. In addition, management has also determined that a valuation allowance of $1.8 million is required as a portion is related to certain legacy workers’ compensation accruals and capital loss carryforwards.

F-19

The components of income tax expense attributable to continuing operations are as follows (in thousands):

	Year Ended December 31, 2012	Year Ended December 31, 2011	Year Ended December 31, 2010
Current:
Federal	3,563	(276)	—
State	$582	$1,202	$—
Foreign	2,234	2,185	1,285

Total current income tax expense	6,379	3,111	1,285
Deferred:
Federal	4,691	14,144	7,703
State	1,028	(528)	1,892
Foreign	(751)	(1,317)	23

Total deferred expense	4,968	12,299	9,618

Total net income tax expense	$11,347	$15,410	$10,903

Income tax expense (benefit) varies from amounts computed by applying the 35% federal statutory rate for the following reasons (in thousands):

	Year Ended December 31, 2012	Year Ended December 31, 2011	Year Ended December 31, 2010
Income tax expense at statutory rate	$13,115	$13,785	$6,320
Permanent differences	619	971	688
US tax costs related to deemed dividends and related foreign tax credit	—	314	354
Foreign tax credit other	(41)	(180)	(155)
Foreign taxes	(948)	(568)	(542)
Effect of changes in valuation allowance	(2,518)	916	2,638
Effect of change in tax rates	298	409	(105)
Effect of state income taxes, net of federal benefit	1,207	1,741	1,029
Adjustment to prior year’s taxes	(234)	(206)	(206)
Deferred tax basis adjustments	(193)	(1,496)	1,059
Other	42	(276)	(177)

	$11,347	$15,410	$10,903

The Company has not recorded deferred income taxes on the undistributed earnings of its foreign subsidiaries because of management’s intent and practice to indefinitely reinvest such earning. At December 31, 2012, the aggregate undistributed earnings of the foreign subsidiaries (including cumulative unrealized currency gains related to previously taxed income) amounted to $17 million. Upon distribution of these earnings in the form of dividends or otherwise, the Company may be subject to U.S. income taxes and foreign withholding taxes. It is not practical, however, to estimate the amount of taxes that may be payable on the eventual remittance of these earnings because of the complexity of the calculation.

Income from continuing operations before income taxes, as shown in the accompanying consolidated statement of operations, includes the following components (in thousands):

	Year Ended December 31, 2012	Year Ended December 31, 2011	Year Ended December 31, 2010
Domestic	$32,040	$36,357	$15,855
Foreign	5,428	2,959	2,196

Income before income taxes	$37,468	$39,316	$18,051

F-20

Uncertain tax positions

During the years ended December 31, 2012, 2011 and 2010, activity related to unrecognized tax benefits was not material. The following table sets forth the amount of unrecognized tax benefits, periods indicated (in thousands):

	Year ended December 31,
	2012	2011	2010
Unrecognized tax benefits at beginning of period	$1,440	$1,440	$1,440
Increases and decreases in current period tax positions	—	—	—
Decreases relating to settlements with taxing authorities	—	—	—
Decreases occurring as a result of a lapse of the applicable statute of limitations	(218)	—	—

Unrecognized tax benefits at end of period	$1,222	$1,440	$1,440

The total amount of interest and penalties recognized related to uncertain tax positions as of December 31, 2012, December 31, 2011 and December 31, 2010 was not material. When applicable, penalties and interest related to income taxes will be classified as part of corporate income tax expense.

We do not reasonably expect any significant changes to the total amount of unrecognized tax benefits within 12 months of the reporting date.

Open years for federal and state income tax begin at years 2009 and forward, except for portions of net operating losses utilized from 2000 for federal purposes and 1995 for state purposes, as limited. The open years for the Foreign Subsidiaries are generally two to six years after the return is filed resulting in some open years beginning in 2007 and forward.

Note 7—Other Balance Sheet Information

Other noncurrent liabilities consist of the following (in thousands):

	December 31, 2012	December 31, 2011
IU International obligations
Pensions and deferred compensation	$—	$9
Other post-employment benefits	1,373	2,575
Workers’ compensation	1,324	1,314
Pension and deferred compensation	16,283	15,091
Deferred revenue	6,070	—
Liability for unrecognized tax benefits	1,222	214
Other noncurrent accrued liabilities	1,432	1,630

	$27,704	$20,833

IU International Obligations

The Company has certain obligations resulting from the 1988 acquisition of IU International Corporation (“IU”) that are unrelated to current operations. Such obligations were primarily for employee benefits and workers’ compensation insurance claims. At December 31, 2012 and December 31, 2011, such liabilities totaled $3.6 million and $5.1 million, respectively, of which $1.0 million and $1.1 million were classified as short-term at December 31, 2012 and December 31, 2011, respectively.

F-21

Allowance for doubtful accounts activity for the periods indicated is as follows (in thousands):

	Year Ended December 31, 2012	Year Ended December 31, 2011	Year Ended December 31, 2010
Balance at beginning of period	$2,613	$2,125	$2,612
Additions charged to expense	470	590	309
Amounts written off	(45)	(101)	(800)
Translation adjustment	—	(1)	4

Balance at end of period	$3,038	$2,613	$2,125

Accrued expenses consist of the following (in thousands):

	December 31, 2012	December 31, 2011
Accrued taxes other than income	$5,129	$4,590
Accrued transition and severance	2,985	1,414
Accrued professional fees	546	1,228
Accrued royalty	216	446
Accrued IU liabilities and other pension	952	1,114
Accrued insurance obligation	1,065	764
Accrued interest	1,776	9,310
Deferred revenue	965	—
Fair value of interest rate swap agreements	—	391
Accrued other	4,650	4,688

	$18,284	$23,945

Note 8—Inventories

Inventories consist of the following (in thousands):

	December 31, 2012	December 31, 2011
Scrap iron and steel	$26,183	$20,447
Goods in transit	11,926	24,351
Spare parts and supplies	12,411	11,499

	$50,520	$56,297

F-22

Note 9—Property, Plant and Equipment

Property, plant and equipment consist of the following (in thousands):

	Estimated Useful Lives	December 31, 2012	December 31, 2011
Cost:
Land		$1,076	$1,076
Buildings and improvements	10-39 years	24,611	23,451
Machinery and equipment	3-7 years	420,667	333,055
Furniture, fixtures, vehicles, and site preparation	3-10 years	40,616	36,858

Total cost		486,970	394,440
Accumulated depreciation and amortization:
Buildings and improvements		(11,660)	(10,794)
Machinery and equipment		(234,604)	(202,998)
Furniture, fixtures, vehicles, and site preparation		(26,038)	(22,334)

Total accumulated depreciation and amortization		(272,302)	(236,126)

Net property, plant and equipment		$214,668	$158,314

The Company recorded depreciation expense of $56.5 million, $47.5 million and $49.3 million for the years ended December 31, 2012, December 31, 2011 and December 31, 2010, respectively.

Assets under capital leases included in properties at December 31, 2012 and December 31, 2011, approximated $2.1 million and $2.2 million, respectively. Accumulated amortization of assets under capital leases at December 31, 2012 and December 31, 2011 amounted to approximately $0.8 million and $0.7 million, respectively. Amortization expense related to assets under capital leases is included in depreciation expense.

As of December 31, 2012, the Company had made deposit and progress payments totalling $4.3 million for long lead time equipment which had not yet been completed and delivered. The Company expects to take delivery of the related equipment in 2013. The deposits are included in prepaid and other current assets on the Company’s consolidated balance sheet. The cash flows for the deposits and progress payments are recorded as capital expenditures.

F-23

Note 10—Goodwill and Identifiable Intangible Assets

Goodwill and identifiable intangible assets consist of the following (in thousands):

	Weighted average remaining amortizable life	December 31, 2012	December 31, 2011
Intangible assets subject to amortization:
Environmental permits	19 years	$5,100	$5,100
Customer related intangibles	14 years	182,111	181,410
Unpatented technology	3 years	24,826	24,826
Software and systems	8 years	6,634	2,703
Other identifiable intangible assets	3 years	1,001	966

Total finite life intangibles		219,672	215,005
Trademarks		225	225

Total identifiable intangible assets		219,897	215,230
Amortization of intangible assets:
Environmental permits		(1,210)	(1,006)
Customer related intangibles		(53,853)	(44,442)
Unpatented technology		(16,249)	(13,547)
Software and systems		(80)	—
Other identifiable intangible assets		(620)	(466)

		(72,012)	(59,461)

Net identifiable intangibles		147,885	155,769
Goodwill		242,669	241,771

Total intangible assets		$390,554	$397,540

The Company recorded $12.5 million, $12.4 million and $12.2 million of amortization expense for finite lived intangibles for the years ended December 31, 2012, December 31, 2011 and December 31, 2010 respectively. The estimated amortization expense for finite lived intangibles for the next five years is as follows (in thousands):

2013	$12,742
2014	13,057
2015	13,013
2016	10,342
2017	10,147
Thereafter	88,359

$147,660

A portion of the Company’s goodwill and identifiable intangible assets was allocated to its operations outside the United States. The translation adjustment associated with identifiable intangible assets of the Company’s foreign operations increased net intangible assets by $0.4 million for the year ended December 31, 2012 and decreased net intangible assets by $0.2 million for the year ended December 31, 2011. The following table displays the changes in goodwill for the years indicated (in thousands):

	2012	2011
Balance at beginning of year	$241,771	$242,148
Acquisition	—	64
Contingent payment for previously acquired businesses	—	200
Translation adjustment	898	(641)

Balance at end of year	$242,669	$241,771

F-24

The Company’s goodwill was predominantly created as of January 26, 2007 by the Onex Acquisition. Additional goodwill was created by the acquisitions of Hanson in September 2008, Total Mill Services in May 2010, Keystone Systems Inc. in April 2011, and by contingent payments for previously acquired businesses. The Company recorded an impairment charge in 2009 reducing the value of its goodwill by $55.0 million.

During 2012, the Company did not record any impairment charge related to its goodwill. The Company tested for impairment on October 1, 2012, its annual test date. There were no events that triggered any additional impairment tests during 2012. In testing for impairment, the Company estimates the fair values of its reporting units under the income and market approaches.
The income approach was based upon projected future cash flows discounted to present value using factors that consider the timing and risk associated with the future cash flows. Fair value for each reporting unit was estimated using future cash flow projections based on management’s long range estimates of market conditions over a multiple year horizon. A four percent perpetual growth rate was used to arrive at the estimated future terminal value. A discount rate of 10% was used for the Mill Services Group reporting unit, and a discount rate of 12% was used for the Raw Material and Optimization Group reporting unit, both of which were based upon the cost of capital of other comparable companies adjusted for company specific risks.

The market approach was based upon an analysis of valuation metrics for companies comparable to our reporting units. The fair value of the business enterprise value for both reporting units was estimated using a range of EBITDA multiples of market participants. The Company determined the fair value estimate during its testing using the income approach and used the market approach to corroborate the value as determined by the income approach.

In order to validate the reasonableness of the estimated fair values of the reporting units, a reconciliation of the aggregate fair values of all reporting units to market capitalization, using a reasonable control premium as well as reasonable adjustments for the different classes of common stock of the entity and relatively thin trading of the Company’s stock, was performed as of the valuation date. We further validated the reasonableness of the estimated fair values of our reporting units using other valuation metrics that included data from historical transactions as well as published industry analyst reports.

As of December 31, 2012, the Mill Services Group and the Raw Material and Optimization Group have $162.6 million and $80.1 million of goodwill, respectively. The 2012 annual goodwill impairment test indicated that the estimated fair value of the Mill Services Group and the Raw Materials and Optimization Group exceeded their carrying values by approximately 86% and 153%, respectively. The estimates of fair value of a reporting unit under the income approach are based on a discounted cash flow analysis which requires the Company to make various judgmental assumptions, including assumptions about the timing and amount of future cash flows, growth rates and discount rates. If business conditions change or other factors have an adverse effect on our estimates of discounted future cash flows, assumed growth rates or discount rates, future tests of goodwill impairment may result in additional impairment charges.

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Note 11—Debt

Debt is summarized as follows (in thousands):

	December 31, 2012	December 31, 2011
ABL facility	$—	$—
Invoice discounting facility	—	159
Senior secured term loan due 2019, net of original issue discount of $2,664	295,086	—
Senior secured term loan due 2014	—	157,163
Senior subordinated notes	—	223,000
Loans from noncontrolling interests	4,341	5,275
Bank term loan facility	14,958	—
Capital equipment leases, installment notes and other	2,008	2,672

Total indebtedness	$316,393	$388,269

Total indebtedness includes the following line items on the condensed consolidated balance sheets (in thousands):

	December 31, 2012	December 31, 2011
Revolving borrowings	$—	$159
Current portion of long-term debt	8,395	3,585
Long-term debt	303,657	379,250
Loans from noncontrolling interests	4,341	5,275

Total indebtedness	$316,393	$388,269

2012 Refinancing

On March 20, 2012 (the “Closing Date”), certain subsidiaries of the Company, including TCIMS (as the borrower) and Metal Services Holdco LLC (“Metal Services”) and Tube City IMS, LLC, as guarantors, entered into a new $300 million senior secured term loan agreement due in March 2019 (“Term Loan Facility”).

TCIMS received $297.0 million in proceeds from the Term Loan Facility which was net of a discount of $3.0 million, or 1%. On the Closing Date, TCIMS used the proceeds from the Term Loan Facility, combined with available cash and a draw on its revolving credit facility, to extinguish its obligations under its previous senior secured term loan due 2014, which allowed for prepayment without penalty, and to discharge and extinguish its liability under its senior subordinated notes due 2015. To extinguish its liability under the senior subordinated notes, TCIMS deposited $233.2 million in cash with the senior notes’ trustee, which was used to fund the repayment of $223.0 million in outstanding senior notes principal, a $5.4 million redemption premium, $3.0 million of accrued and unpaid interest through the date of discharge and $1.8 million of additional interest payable through the redemption date. Upon depositing the funds, TCIMS was discharged from its obligations under the senior notes’ indenture and received notice of the discharge from the senior notes’ trustee. The senior notes were redeemed in full on April 19, 2012 using the previously deposited funds.

In connection with the refinancing, the Company incurred a $12.3 million loss on the early extinguishment of debt which was comprised of the $5.4 million senior note redemption premium, $1.8 million of additional interest payable through the redemption date, $5.0 million to write-off the unamortized deferred issuance costs on the extinguished indebtedness and $0.1 million in miscellaneous legal and administrative charges.

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Asset-Based Revolving Credit Facility

On December 15, 2011, certain of the Company’s subsidiaries, including TCIMS, entered into a new five year, asset-backed, multi-currency revolving credit facility (the “ABL facility”) with a group of lenders including JP Morgan Chase Bank as administrative agent. The ABL facility permits borrowing up to $350.0 million in total. The Company’s U.S. subsidiaries are permitted to borrow up to the full $350.0 million limit of the facility. There are separate sub-facilities that allow the Company’s Canadian subsidiary to borrow up to $20.0 million, the Company’s U.K. subsidiaries to borrow up to $10.0 million and the Company’s French subsidiaries to borrow up to $20.0 million. The borrowings on those sub-facilities are available in the local currency of the subsidiaries. The ABL facility also provides for a sub-limit of borrowings on the same-day notice referred to as swingline loans up to $30.0 million and a sub-limit for the issuance of letters of credit up to $100.0 million.

There is no scheduled amortization under the ABL facility. The principal amount outstanding will be due and payable in full at maturity, on December 15, 2016. The maximum available commitments under the ABL facility are based on specified percentages of the value of cash, accounts receivable, inventory, equipment and owned real property, less certain ineligible assets and subject to certain customary reserves as may be determined by the agent.

As of December 31, 2012, the eligible accounts receivable, inventory and equipment that comprise the collateral under the ABL facility supported a gross borrowing base of $301.5 million. At December 31, 2012, there were no borrowings outstanding under the ABL facility and $16.8 million letters of credit outstanding against the facility, leaving a net available balance of $284.7 million. The ABL facility allows for eligible equipment to provide borrowing base capacity under the facility and the ABL lenders have a first lien on the domestic and Canadian equipment of the Company. The Company expects to add up to approximately $40 million of equipment related borrowing base capacity upon the resolution of certain collateral access and other administrative agreements with agent for the ABL lenders. The Company believes the ABL facility and other sources of liquidity are adequate to fund its operations, but is carefully monitoring the global economic environment and its impact on its customers’ procurement volumes, which could affect its liquidity.

The per annum interest rates with respect to loans made under the U.S. dollar and Canadian dollar tranches of the ABL facility are, at the option of TCIMS, (1) the U.S. prime rate of JPMorgan Bank, plus an applicable margin ranging between 0.5% and 1.25%, as determined based on average historical excess availability under the ABL facility or (2) LIBOR, plus an applicable margin ranging between 1.5% and 2.25%, as determined based on average historical excess availability under the ABL facility. The per annum interest rates with respect to loans made under the Pound Sterling and Euro tranches are LIBOR, plus an applicable margin ranging between 1.5% and 2.25%, as determined based on average historical excess availability under the ABL facility.

The Borrowers are required to pay a commitment fee in respect of unused commitments equal to either 0.25% or 0.375% per annum determined based on the average historical unused portion of the commitments under the ABL facility. In addition, the Borrowers pay the agents and issuing banks customary administrative fees and letter of credit fees.

The ABL facility is subject to mandatory prepayment with: (i) 100% of the net cash proceeds of certain asset sales, subject to certain reinvestment rights; (ii) 100% of the net cash proceeds from issuance of debt, other than debt permitted under the ABL facility; and (iii) 100% of net cash proceeds from certain insurance and condemnation payments, subject to certain reinvestment rights.

The commitments may be voluntarily reduced or terminated by TCIMS without premium or penalty subject to certain conditions including customary “breakage” costs.

TCIMS and the Company’s other domestic subsidiaries guarantee the entire ABL facility. The facility is secured, subject to certain exceptions, by a first-priority security interest in substantially all of the U.S. domiciled current assets

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and related intangible assets of the Company’s U.S. subsidiaries. The Company’s Canadian, U.K. and French subsidiaries guarantee the respective sub-facilities available to them. The individual sub-facilities are secured, subject to certain exceptions, by a first-priority security interest in the current assets of the respective subsidiary. Borrowing base availability for borrowings by our foreign subsidiaries can be provided either by their own current assets or by excess availability under the borrowing base supplied by U.S. assets. However, the U.S. subsidiaries may only borrow against borrowing base supplied by their own assets and may not use collateral support from the foreign subsidiaries who are party to the agreement. The priority of security interests between the lenders under the ABL facility and the lenders under the Term Loan Facility are governed by an intercreditor agreement.

Our ABL facility contains customary negative covenants, including: (1) limitations on indebtedness; (2) limitations on liens and negative pledges; (3) limitations on investments, loans, advances and acquisitions; (4) limitations on capital expenditures; (5) limitations on dividends and other payments in respect of capital stock and payments or repayments of subordinated debt; (6) limitations on mergers, consolidations, liquidations and dissolutions; (7) limitations on sales of assets; (8) limitations on transactions with stockholders and affiliates; (9) limitations on sale and leaseback transactions; and (10) limitations on changes in lines of business. The credit agreement also contains certain customary affirmative covenants.

During each period commencing when the amount available under our ABL facility is less than 10.0% of the total commitments under our ABL facility, and continuing until the amount available under the ABL facility has been greater than 10.0% of the total commitments under our ABL facility for 30 consecutive days, a minimum fixed charge coverage ratio (as defined in the credit agreement) of at least 1.0 to 1.0 will apply. The credit agreement also contains events of default for breach of principal or interest payments, breach of certain representations and warranties, breach of covenants and other customary events of default.

Senior Secured Term Loan due 2019

The Term Loan Facility replaced TCIMS’ existing senior secured term loan credit facility among TCIMS, Metal Services, certain other subsidiaries party thereto, Credit Suisse (a/k/a Credit Suisse AG, Cayman Islands Branch), as administrative agent and collateral agent, and the other agents and lenders party thereto from time to time. No prepayment penalties or fees were assessed in connection with the prepayment of the existing term loan facility, which was due to mature on January 25, 2014.

Obligations of TCIMS under the Term Loan Facility are senior obligations guaranteed by Metal Services and substantially all of TCIMS’ wholly-owned existing and future direct and indirect U.S. subsidiaries, with certain customary and agreed-upon exceptions. TCIMS and the subsidiary guarantors have pledged substantially all of their assets as security for such obligations, while Metal Services has pledged its shares of capital stock of TCIMS, provided that the security interest in favor of the lenders under the Term Loan Agreement has second priority for such lenders with respect to all collateral securing TCIMS’ ABL Facility (including accounts receivable, inventory and certain fixed assets) and first priority with respect to substantially all other pledged assets.

The Term Loan Facility also permits TCIMS to incur incremental borrowings thereunder in an aggregate principal amount equal to the greater of (1) $75 million and (2) an amount such that, after giving effect to such incremental borrowing, TCIMS will be in pro forma compliance with a total net first lien senior secured leverage ratio of 2.75 to 1.00. Incremental borrowings are uncommitted and the availability thereof will depend on market conditions at the time TCIMS seeks to incur such borrowings.

Commencing on the last business day of June 2012, the Term Loan Facility will amortize in equal quarterly installments in an aggregate annual amount equal to 1% of the original principal amount thereof, with any remaining balance payable on the final maturity date of the Term Loan Facility, which is March 20, 2019. TCIMS may prepay amounts outstanding under the Term Loan Facility at any time. If such prepayment is made as a result of certain refinancing or repricing transactions within one year following the closing date, TCIMS will

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be required to pay a fee equal to 1.00% of the principal amount of the obligations so refinanced or repriced. Subject to certain exceptions, the Term Loan Facility requires TCIMS to prepay certain amounts outstanding thereunder with (a) the net cash proceeds of certain asset sales and certain issuances of debt and (b) a percentage of excess cash flow, which percentage is based upon TCIMS’ total net first lien senior secured leverage ratio.

Borrowings under the Term Loan Facility bear interest at a rate equal to an applicable margin plus, at TCIMS’ option, either (a) a base rate calculated in a customary manner (which will never be less than the adjusted eurodollar rate plus 1%) or (b) an adjusted eurodollar rate calculated in a customary manner (with a floor of 1.25%). The applicable margin is 3.50% per annum with respect to base rate borrowings and 4.50% per annum with respect to eurodollar rate borrowings.

The Term Loan Facility contains customary negative covenants, including among others: (1) limitations on indebtedness; (2) limitations on liens; (3) limitations on investments, loans, advances and acquisitions; (4) limitations on dividends and other payments in respect of capital stock and payments or repayments of pari passu and subordinated debt; (5) limitations on mergers, consolidations, liquidations and dissolutions; (6) limitations on sales of assets; (7) limitations on transactions with affiliates; (8) limitations on sale and leaseback transactions; and (9) limitations on changes in lines of business. The Term Loan Agreement also contains certain customary affirmative covenants. These negative and affirmative covenants are subject to certain customary and agreed-upon exceptions. The Term Loan Agreement also contains events of default for breach of principal or interest payments, breach of certain representations and warranties, breach of covenants, defaults on other indebtedness, judgment defaults, bankruptcy proceedings and other customary events of default. Certain events of default, including the breach of principal payments and bankruptcy proceedings, result in the immediate termination of commitments under the Term Loan Agreement and all amounts shall become due and payable. Such amounts shall bear the interest rate applicable thereto plus 2.0%.

Loans From Noncontrolling Interest

In 2011, the Company formed a South African subsidiary with a minority partner. The Company controls the subsidiary through a 75% ownership of the subsidiary’s common stock and the results of the subsidiary are consolidated. In addition to its equity funding, the South African subsidiary received proceeds from loans from its shareholders. The loans were made in the same proportion as the equity interest so that the subsidiary received 75% of its shareholder loan funding from the Company. The remaining 25% of the South African subsidiary’s shareholder loan funding has been received from the minority partner and is recorded as Loans from noncontrolling interests.

Bank Term Loan Facility

In addition to equity and loan funding from its shareholders, the Company’s South African subsidiary (the “South African Subsidiary”) has entered into a term loan agreement with a South African bank (“Bank term loan facility”). The South African Subsidiary received 30.0 million Rand ($3.6 million USD) in proceeds in the second quarter of 2012 and 100.0 million Rand ($11.5 million USD) in proceeds in the fourth quarter of 2012 from such loan. The loan carries interest at the South African prime rate minus 0.8% and is payable in South African Rand. The loan is subject to financial covenants based on the results of operations of the South African Subsidiary. The loan is non-recourse to the Company and to any subsidiary or affiliate of the Company other than the South African Subsidiary.

Capital Leases

From time to time, the Company enters into lease arrangements with unrelated parties to finance the acquisition of equipment used on its job sites. Determinations of whether each arrangement should be treated as a capital or operating lease are made by applying the rules of ASC Topic 840 on accounting for leases.

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The following table sets forth the future minimum lease payments as of December 31, 2012, for all capital lease obligations (in thousands):

2013	$360
2014	123
2015	41
2016	—
2017	—

Total minimum lease payments	524
Amount representing interest	(23)

Present value of net minimum lease payments	501
Current maturities	(336)

Long-term capital lease obligation	$165

The Company entered into $0.3 million and $0.3 million of new capital leases during 2012 and 2011, respectively.

At December 31, 2012, principal due on the Company’s long-term debt and capital leases is as follows: 2013—$8.8 million, 2014—$5.9 million, 2015—$6.3 million, 2016—$6.3 million, 2017—$4.7 and $287.1 million thereafter.

Note 12—Derivative Financial Instruments

The Company is exposed to certain risks relating to its ongoing business operations. The primary risks managed by using derivative instruments are interest rate risk and foreign currency risk. The Accounting for Derivative Instruments and Hedging Activities Topic of FASB ASC required all companies to recognize all derivative instruments as either assets or liabilities at fair value in the statement of financial position.

Interest Rate Risk

As part of its overall risk management strategy, the Company, from time to time, attempts to reduce the volatility in cash interest payments associated with its variable rate term debt. TCIMS had entered into interest rate swap agreements swapping its variable rate interest payment for fixed payments to reduce the volatility of cash requirements associated with its variable rate debt. In accordance with the Accounting for Derivative Instruments and Hedging Activities Topic of FASB ASC, the Company designated its interest rate swaps as cash flow hedges of variable interest payments. In connection with its debt refinancing on March 20, 2012, the Company terminated its outstanding swap agreements. This termination occurred 10 days before the March 30, 2012 scheduled expiration of the swap agreements.

The effective portion of the gain or loss on the interest rate swaps was reported as a component of other comprehensive income and reclassified into earnings in the same period in which the hedged transaction, the incurrence of variable rate interest, occurred. The variable rates and reset dates of the interest rates swap agreements mirrored the terms of the associated term debt. Accordingly, the hedges were highly effective in mitigating the underlying risk. The Company hedged a total notional amount of $80.0 million from April 1, 2010 until terminating the agreements on March 20, 2012 as follows (notional amounts in thousands):

	Notional Amount	Fixed Rate	Index Rate	Effective Date	Termination Date
Interest Rate Swap 4	$40,000	2.1675%	1 month LIBOR	April 1, 2010	March 20, 2012
Interest Rate Swap 5	40,000	2.3375%	1 month LIBOR	April 1, 2010	March 20, 2012

Total/average	$80,000	2.2525%

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At the dates indicated, the Company recognized the following fair value liabilities in its consolidated balance sheets related to its interest rate swap agreements designated as cash flow hedging instruments (in thousands):

	Derivatives
Derivatives designated as hedging instruments under the Accounting for Derivative Instruments and Hedging Activities Topic of FASB ASC	Balance Sheet Location	Fair Value
		December 31, 2012	December 31, 2011
Interest rate swaps	Other noncurrent liabilities	$—	$391

The interest rate swaps that became effective on April 1, 2010 settled on a monthly basis and the Company recorded Interest Expense for cash payments it made to its counterparties.

The Company recognized the following amounts related to its derivatives for the year ended December 31, 2012 and 2011, respectively (in thousands):

Derivatives designated as Cash Flow Hedges	Amount of gain (loss) recognized in OCI on derivative instruments			Amount of gain (loss) reclassified from accumulated OCI into income (expense)
	Year ended December 31,			Location of loss reclassified from accumulated OCI into expense	Year ended December 31,
	2012	2011	2010		2012	2011	2010
Interest rate swaps	$(6)	$(144)	$(1,262)	Interest expense	$(246)	$(1,006)	$(1,551)

The amount of gain (loss) recognized in Other Comprehensive Income (“OCI”) on derivatives is net of a deferred tax benefit of $0.1 million and $0.8 million for the years ended December 31, 2011 and December 31, 2010, respectively.

The volume of the Company’s derivative activity is limited. The Company will, from time to time, evaluate its future exposure to variable interest payments and may enter into additional interest rate swap agreements based on its evaluation of that exposure. However, such evaluation is made at infrequent intervals.

The Company is also continuing to increase its international raw materials procurement activities and may encounter transactions where the related purchase and sale of materials are in different currencies. In those cases, the Company will evaluate its exposure and may enter into additional foreign currency forward agreements to protect its margin on those transactions. The Company will also continue to monitor other risks, including risks related to commodity pricing, and, in the future, may use derivative instruments to mitigate those risks as well.

Note 13—Stockholders’ Equity

Common Stock—On April 5, 2011, the Company amended and restated its certificate of incorporation creating two classes of common stock: Class A Common Stock and Class B Common Stock. The Company’s previously outstanding shares of common stock, including those issued under the Company’s Restricted Stock Plan, were converted into Class B Common Stock. On April 13, 2011, in connection with its initial public offering, the Company effectuated a 207.4307-for-one stock split of its common stock. The creation of two classes of common stock and the stock split have been retroactively reflected in these consolidated financial statements. See Note 2 Basis of Presentation.

As of December 31, 2012, there were 14,564,928 shares of Class A Common Stock and 24,712,513 shares of Class B Common Stock outstanding. There were 12,894,333 shares of Class A Common Stock and 26,361,640 shares of Class B Common Stock outstanding at December 31, 2011.

Holders of the Company’s Class B Common Stock consist of current and former employees and affiliates of the Company, including Onex. Pursuant to the Company’s Certificate of Incorporation, shares of Class B

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Common Stock are convertible into Class A Common Stock, on a one-for-one basis, at the option of the holder. Certain stockholders have effected such conversions to allow for the sale or potential future sale of the resulting Class A Shares.

Class A Preferred Stock—The Company has 22,000 shares of authorized Class A preferred stock with a par value of $0.001. On April 19, 2011, in connection with the Company’s initial public offering, all of the then outstanding shares of Class A preferred stock automatically converted into Class B Common Stock. There were no shares of Class A preferred stock outstanding at either December 31, 2012 or December 31, 2011.

The preferred Class A stock had an initial liquidation preference of $9,900 per share and carried an 8% accumulating, compounding dividend. The accumulated dividends were recorded as an increase to the liquidation value of the redeemable preferred stock and a decrease to capital in excess of par value to the extent available and then as an increase in accumulated deficit. During the years ended December 31, 2011 and 2010, the Company recorded accumulating dividends of $7.2 million and 15.7 million, respectively.

Note 14—Noncontrolling Interest

During the year ended December 31, 2012, the Company paid $0.3 million to acquire the shares owned by a non controlling partner of one of its subsidiaries. In so doing, the Company increased its ownership of the subsidiary from 60% to 100%.

Also during the year ended December 31, 2012, the Company paid $0.4 million to acquire a 60% interest in a new subsidiary with a non controlling partner paying $0.3 million to acquire a 40% interest. The new subsidiary was formed for the purpose of exploring business opportunities in certain regions and has limited operating activity.

In 2011, a noncontrolling partner formed a subsidiary in South Africa. The Company contributed 75% of the initial capital of the subsidiary and a noncontrolling partner contributed 25% of the initial capital. The subsidiary began operating activities in the first quarter of 2012.

Note 15—Stock-Based Compensation

Long Term Incentive Plan—Stock Options

In April 2011, the Company adopted the TMS International Corp. Long-Term Incentive Plan and registered 1,558,170 shares of Class A Common Stock to be available for awards. The plan provides for grants of stock-based awards to key employees and non-employee directors. The Company has had two grants of stock options under the Long Term Incentive Plan. On April 13, 2011, the date of the Company’s initial public, the Company granted 519,390 stock options. On April 13, 2012, the Company granted an additional 386,500 stock options. Each grant vests over four years with 10% vesting on the first anniversary date of the grant, 20% on the second anniversary, 30% on the third anniversary and 40% on the fourth anniversary. In addition to the time based vesting requirement, one-half the total grant is also subject to a performance based exercisability requirement: For those options to be exercisable, the share price of the Company’s Class A Common Stock must close at 115% or more of the exercise price of the option on the day immediately preceding the exercise of the option. The 2011 grant has an exercise of $13.00 per option and half the award is exercisable only when the stock price is $14.95 per share or greater. The 2012 grant has an exercise price of $11.18 and half the award is exercisable only when the stock price is $12.86 or greater.

For that portion of the awards that is subject to time based vesting only, the Company used the Black-Scholes option pricing model to value the options. The expected term of grant was determined using a “safe harbor” calculation provided in SAB 107 for entities without extensive historical data. The term is calculated as the mid-point between the vesting period and the contractual term of the option. The risk free interest rate was determined for each vesting tranche of an award based upon the calculated yield on U.S. Treasury obligations for the expected term of the award. The expected forfeiture rate was estimated based on forfeiture experience in

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the Company’s previous share based compensation plans. The expected volatility was estimated based on the average volatility of the stock price of peer group companies that were identified based on their market capitalization, industry, stage of life cycle and capital structure.

For that portion of the award which is subject to the additional performance based restriction, the Company completed a “Monte Carlo” simulation which simulates a distribution of stock prices throughout the contractual life of the option. The lookback period for the peer historical volatility used in the model is 10 years, since 10 years of prices must be simulated and the valuation was done in a risk-neutral framework using the 10-year risk-free rate.

The fair value of each type of award was calculated for each individual vesting tranche. The options granted, exercise price, minimum stock price required for exercisability, weighted-average fair value of each type of award, total weighted average fair value of options granted with the assumptions used in determining the fair values is:

	2012 Grant		2011 Grant
	Time based vesting only	Time based vesting + performance criteria	Time based vesting only	Time based vesting + performance criteria
Options granted	193,250	193,250	259,695	259,695
Exercise price	$11.18	$11.18	$13.00	$13.00
Minimum stock price for exercise	N/A	$12.86	N/A	$14.95
Weighted average fair value of grant	$5.77	$5.73	$6.84	$6.78
Total fair value of options granted (in thousands)	$1,115	$1,107	$1,776	$1,761
Risk-free rate	1.27%	2.08%	2.59%	3.42%
Expected dividend yield	0.00%	0.00%	0.00%	0.00%
Expected forfeiture rate	2.00%	2.00%	2.00%	2.00%
Expected volatility	52.41%	49.16%	50.87%	48.32%
Expected term in years	6.50	6.59	6.50	6.59

The Company is recognizing the expense related to the time based only vesting options using the accelerated method. The Company is recognizing the expense related to the performance based options by amortizing each individual tranche over the estimated requisite service period. During the years ended December 31, 2012 and December 31, 2011, the Company recognized $1.8 million and $0.9 million, respectively, in share based compensation expense related to options issued under the Long Term Incentive Plan.

Of the 386,500 shares of our Class A Common Stock underlying the options in the 2012 grant, 372,400 shares were drawn from the aggregate amount reserved for issuance under the Long-Term Incentive Plan, and the remaining 14,100 shares were drawn from shares underlying options that were issued in the 2011 grant but that were subsequently forfeited and (under the terms of the Long-Term Incentive Plan) became available for re-issuance.

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The following tables show the grants and forfeitures of options granted under the Long Term Incentive Plan during the year ended December 31, 2012.

	Options	Weighted Average Exercise Price	Weighted Average Remaining Life (Years)	Aggregate Intrinsic Value (in thousands)
Options outstanding, December 31, 2010	—	$—
Granted	519,390	13.00
Exercised	—	—
Forfeited	(11,400)	13.00

Options outstanding, December 31, 2011	507,990	$13.00	—	$—

Options vested and expected to vest, December 31, 2011	—	$—	—	$—

Options exercisable, December 31, 2011	—	$—	—	$—

Options outstanding, December 31, 2011	507,990	$13.00
Granted	386,500	11.18
Exercised	—	—
Forfeited	(18,350)	12.83

Options outstanding, December 31, 2012	876,140	$12.19	8.7	$514

Options vested and expected to vest, December 31, 2012	811,717	$12.19	8.7	$484

Options exercisable, December 31, 2012	49,282	$13.00	8.3	$—

Of the options outstanding at December 31, 2012, there were 438,070 options subject to a performance condition to be exercisable in addition to time based vesting. Of those subject to the performance condition, 246,320 would be exercisable if price of the Company’s common stock closed at $14.95 or higher on the day before exercise and 191,750 would be exercisable if the price of the Company’s common stock closed at $12,86 or higher on the day before exercise.

Of the 49,282 vested options, 24,641 are subject to a performance condition and may only be exercised if the price of the Company’s common stock closes at $14.95 or higher on the day before exercise.

As of December 31, 2012 outstanding, vested, stock options had no aggregate intrinsic value because the price of our common stock was less than the exercise price of the vested shares.

Long Term Incentive Plan—Restricted Shares

The Long Term Incentive Plan also provides for the issuance of restricted share units.

On July 11, 2012, the Company granted 21,468 shares of Class A Common Stock to independent members of its board of directors. The shares granted to a director will vest if the recipient remains installed on the Company’s board of directors on the day immediately prior to the Company’s 2013 annual stockholder meeting. Once vested, the recipient will have the right to sell 40% of the shares immediately, but the remaining 60% will be restricted from sale or transfer for three years after the vesting date. The shares were valued at $9.54 per share, which was the closing price on the date of grant. The Company recognized $0.1 million of share based compensation expense related to the award during 2012. As of December 31, 2012, the 21,468 shares that had been granted remained outstanding and unvested.

2007 Restricted Stock Plan

Effective February 28, 2007, TMS established the TMS International Corp. restricted stock plan and granted 447,228 shares of restricted stock to employees of the Company. On the grant date, 111,807 shares, 25% of the

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total grant, vested immediately and, so long as the recipients remain actively employed by the Company, the remaining shares were scheduled to vest in even 15% increments on each of the first five anniversary dates of the grant. The Company estimated the restricted shares had a fair value of $0.48 per share on the grant date based on the amount paid for its common stock during the acquisition of us by Onex. Share based compensation costs for the restricted stock before any modification of the award for years ended December 31, 2012, 2011 and 2010 were not material.

On April 13, 2011, in connection with the IPO, the Company accelerated the vesting of the 53,105 shares that had not previously vested under the plan. The acceleration of the vesting was a modification of the plan and required that the fair value, which was the initial public offering price of the Company’s common stock, be established on the date of the modification and recorded as an expense. Additionally, on April 13, 2011 the Company granted 47,180 new restricted shares which vested immediately and accordingly the fair value was immediately recognized in the Company’s results. The Company recognized $1.3 million of share based compensation expense associated with its initial public offering for the acceleration of vesting and the new restricted shares issued based on the initial public offering price of $13.00 per share.

Note 16—Earnings per Share

The calculation of basic earnings per share for each period is based on the weighted-average number of shares of common stock outstanding during the period. Diluted net income (loss) per share is calculated using the weighted-average number of common shares plus potential common shares outstanding during the period, but only to the extent that such potential common shares are dilutive. The Company’s Class A preferred stock, including the accumulated dividend thereon, automatically converted into 23,384,801 shares of Class B Common Stock on April 19, 2011 upon the Company completing its initial public offering.

The table below reconciles the basic weighted average shares outstanding to the dilutive weighted average shares outstanding for the periods indicated;

As of December 31, 2012, the Company had outstanding 876,140 options to purchase shares of Class A Common Stock. The dilutive impact of those options is calculated using the treasury stock method.

The table below reconciles the basic weighted average shares outstanding to the dilutive weighted average shares outstanding for the periods indicated;

	Year ended December 31,
	2012	2011	2010
Basic average common shares outstanding	39,266,148	29,593,776	4,944,193
Dilutive effect of stock options outstanding	321	2,583	—

Diluted average common shares outstanding	39,266,469	29,596,359	4,944,193

Note 17—Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents, accounts receivable and accounts payable approximate fair value due to the short-term maturities of these instruments. The Company’s obligations under its senior secured ABL facility, its senior secured term loan credit facility and capital expenditure loans all have variable interest rates and in management’s opinion, the carrying value approximates fair value at the balance sheet dates. The fair value of the Company’s senior subordinated notes is based on quoted market prices. The fair value of the Company’s series 2008 promissory notes has been estimated based on expected future cash flows relative to current interest rates and yields. The fair value of the Company’s capital equipment leases has been estimated based on future expected cash flows relative to current interest rates.

F-35

The fair value compared to the carrying value is summarized as follows (in thousands):

	December 31, 2012	December 31, 2011
Carrying value of financial instruments in:
Accrued expenses
Interest rate swaps	$—	$391

Long-term debt (includes current portion)
Senior secured term loan	$—	$157,163
Senior subordinated notes	—	223,000
Senior secured term loan due 2019, net of original issue discount	295,086	—
Bank term loan facility	14,958	—
Capital equipment leases, installment notes and noncontrolling partner loan	6,349	7,947

Total long-term debt	$316,393	$388,110

Fair value:
Accrued expenses
Interest rate swaps	$—	$391

Long-term debt (includes current portion)
Senior secured term loan	$—	$157,163
Senior subordinated notes	—	224,673
Senior secured term loan due 2019, net of original issue discount	295,086	—
Bank term loan facility	14,958	—
Capital equipment leases, installment notes and noncontrolling partner loan	6,349	7,947

Total long-term debt	$316,393	$389,783

Note 18—Operating Segments

The Company has two reportable operating segments in addition to its administrative group; the Mill Services Group and the Raw Material and Optimization Group. The services provided under the Mill Services Group segment are performed at the Company’s customers’ sites under long-term contracts. These contracts are typically structured on a fee-per-ton basis tied to production volumes at the Company’s customers’ sites and are not based on the underlying price of steel. In addition, these contracts typically include tiered pricing structures, with unit prices that increase as volume declines, and/or minimum monthly fees, each of which stabilizes the Company’s revenue in the event of volume fluctuations. The services provided to the Company’s customers under this segment include: (i) scrap management and preparation; (ii) semi-finished and finished material handling; (iii) metal recovery and slag handling, processing and sales; and (iv) surface conditioning. The services provided under the Raw Material and Optimization Group segment include (i) raw materials procurement and logistics and (ii) proprietary software-based raw materials cost optimization.

To measure the operating performance of its segments, the Company uses Adjusted EBITDA, which is earnings before interest, taxes, depreciation and amortization adjusted to exclude certain infrequently occurring non-

F-36

cash charges including gains arising from debt extinguishment, goodwill impairment charges and recognition of cumulative translation adjustments. The Company uses Adjusted EBITDA to benchmark its performance against expected results, analyze year-over-year trends and to compare operating performance against its competitors.

In 2010, the Company moved certain departments among the reported segment when it moved certain departments between the Mill Services Group and its Administrative segment.

Information by reportable segment is as follows (in thousands):

	Year ended December 31,
	2012	2011	2010
Revenue
Mill Services Group	$688,362	$663,110	$536,315
Raw Material and Optimization Group	1,837,771	1,998,313	1,494,257
Administrative(1)	57	48	58

	$2,526,190	$2,661,471	$2,030,630

Adjusted Earnings before interest, taxes, depreciation and amortization
Mill Services Group	$130,306	$117,511	$111,354
Raw Material and Optimization Group	52,387	51,044	41,994
Administrative(2)	(37,382)	(34,514)	(33,428)

	$145,311	$134,041	$119,920

Depreciation and amortization
Mill Services Group	$60,421	$51,153	$53,049
Raw Material and Optimization Group	378	429	421
Administrative	8,257	8,312	8,038

	$69,056	$59,894	$61,508

	December 31, 2012	December 31, 2011
Total Assets
Mill Services Group	$720,942	$568,530
Raw Material and Optimization Group	315,884	351,291
Administrative(3)	(27,032)	146,174

	$1,009,794	$1,065,995

Goodwill(4)
Mill Services Group	$162,551	$161,653
Raw Material and Optimization Group	80,118	80,118

	$242,669	$241,771

(1)	From time to time, the Company will generate revenue from miscellaneous activities not associated with either of its operating segments. Such revenue is included within the Administrative group and is not material to the Company’s total revenue.
(2)	Administrative costs include support costs that the Company does not allocate to other reportable segments because they are not considered by the Company to be directly related to the ongoing business activities of its other reportable segments.
(3)	Administrative assets consist principally of the following: in 2012 and 2011—cash, prepaid expenses, deferred financing costs, cash surrender value of officer life insurance and the Glassport, PA administrative office building, furniture and fixtures.
(4)	Mill Services Group goodwill consists of $217.6 of gross goodwill less $55 million of accumulated impairments. There are no accumulated impairments associated with the Raw Material and Optimization Group goodwill.

F-37

	Year ended December 31,
	2012	2011	2010
Capital Expenditures
Mill Services Group	$110,217	$79,857	$39,451
Raw Material and Optimization Group	252	430	—
Administrative	70	496	365

	$110,539	$80,783	$39,816

Revenue by geographic region is as follows (in thousands):

	Year ended December 31,
	2012	2011	2010
Revenue
Domestic	$2,244,701	$2,446,191	$1,756,619
Canada	65,036	52,329	26,534
Europe	99,069	99,952	136,827
Central & South America	28,546	21,979	18,113
Asia	88,838	41,020	92,537

Total Foreign	281,489	215,280	274,011

	$2,526,190	$2,661,471	$2,030,630

Percentage of total revenue contributed by each class of service:

	Year ended December 31,
	2012	2011	2010
Mill Services Group	27.2%	24.9%	26.4%
Raw Material and Optimization Group	72.8%	75.1%	73.6%

	100.0%	100.0%	100.0%

The Company recorded $9.1 million, $7.8 million and $5.8 million of intersegment revenue from the Mill Services Group to the Raw Material and Optimization Group for the years ended December 31, 2012, 2011 and 2010, respectively. These sales were recorded at a transfer price that approximated the mid-point between cost and market. Those sales have been eliminated in the revenues reported by segment.

Revenue by type of services provided is as follows (in millions):

	Year ended December 31,
	2012	2011	2010
Mill Services Group
Slag processing, Metal Recovery and Sales	$367.2	$319.1	$259.6
Scrap Management and Scrap Preparation	236.7	254.8	184.9
Semi-finished and Finished Material handling/Product handling	41.4	43.1	57.7
Surface Conditioning	30.0	30.9	24.7
Others	13.1	15.2	9.4

	$688.4	$663.1	$536.3

Raw Material and Optimization Group
Raw Materials Procurement	$1,831.1	$1,991.7	$1,487.4
Raw Materials Optimization	6.7	6.6	6.9

	$1,837.8	$1,998.3	$1,494.3

F-38

Revenue from each of two customers exceeded 10% of total revenue for at least one of the periods presented. Revenue by segment from those customers is as follows (in thousands):

	Customer 1	Customer 2	Aggregate Percentage of Total Revenue
Year Ended December 31, 2012
Mill Services Group	$80,834	$19,912	4.0%
Raw Material and Optimization Group	584,639	293,681	34.8%
Year Ended December 31, 2011
Mill Services Group	272,754	$25,216	11.2%
Raw Material and Optimization Group	456,566	288,153	28.0%
Year Ended December 31, 2010
Mill Services Group	221,875	27,673	12.3%
Raw Material and Optimization Group	429,025	171,609	29.6%

Reconciliation of income before income taxes to earnings before interest, taxes, depreciation and amortization and adjusted EBITDA is as follows (in thousands):

	Year ended December 31,
	2012	2011	2010
Income before income taxes	$37,468	$39,316	$18,051
Plus:
Depreciation and amortization	69,056	59,894	61,508
Interest expense, net	26,125	32,201	40,361

Earnings before interest, taxes depreciation and amortization	132,649	131,411	119,920
Loss on early extinguishment of debt	12,300	581	—
Recognition of cumulative translation adjustment	362	—	—
Share based compensation associated with the IPO	—	1,304	—
Provision for Transition Agreement	—	745	—

Adjusted EBITDA	$145,311	$134,041	$119,920

Long-lived assets located outside the United States amounted to approximately 24% and 21% of total long-lived assets at December 31, 2012 and December 31, 2011, respectively.

Note 19—Significant Customers and Concentration of Credit Risk

The Company grants credit to its customers, which are principally engaged in the manufacture and processing of ferrous and nonferrous metal products. In 2012 each of 2 customers exceeded 10% of Total Revenue In 2011, each of two customers exceeded 10% of Total Revenue. In 2010 one customer of the Company exceeded 10% of Total Revenue. Revenue and percentage of gross revenue from those customers is as follows (in millions):

	Customer 1		Customer 2
		Percentage of Consolidated Gross Revenue		Percentage of Consolidated Gross Revenue
Year ended December 31, 2012	$665.5	26.3%	$313.4	12.4%
Year ended December 31, 2011	$722.5	27.1%	$313.7	11.8%
Year ended December 31, 2010	$650.9	32.1%	$199.6	9.8%

F-39

At December 31, 2012, Customer 1 from the table above accounted for $75.8 million of the Company’s receivables, and Customer 2 accounted for $27.8 million of the Company’s receivables. The Company reviews customers’ credit lines periodically and will, from time to time, require collateral in the form of deposits, accounts receivable puts, letters of credit, or credit insurance arrangements based on its assessment of individual customer’s credit worthiness.

The Company conducts business primarily in the United States. It also has customers in Canada and Asia and services mills in France, Belgium, Slovakia, the United Kingdom, Mexico, Trinidad, the Republic of South Africa, and the United Arab Emirates.

Note 20—Retirement Plans

The Company has several non-contributory defined benefit pension plans covering certain salaried and hourly employees. The plans provide pension benefits that are based on varying levels of service and compensation. Assets of the plans are principally common stocks, fixed income securities and cash equivalents. The Company’s contributions are based on funding standards established by the Employee Retirement Income Security Act (ERISA) of 1974.

Information on the Company’s defined benefit plans are as follows (in thousands):

United States Plans:

	December 31, 2012	December 31, 2011
Change in benefit obligations:
Benefit obligations at beginning of period	$21,968	$21,192
Service cost	—	—
Interest cost	956	1,040
Net actuarial losses	1,554	1,066
Benefits paid	(1,332)	(1,330)

Benefit obligations at end of period	$23,146	$21,968

Change in plan assets:
Fair value of plan assets at beginning of year	$15,432	$15,880
Actual return on assets	1,316	107
Employer contributions	1,116	825
Benefits paid	(1,332)	(1,330)
Plan expenses	(105)	(50)

Fair value of plan assets at end of year	$16,427	$15,432

Net accrued pension cost	$(6,719)	$(6,536)

F-40

Canadian Plans:

	December 31, 2012	December 31, 2011
Change in benefit obligations:
Benefit obligations at beginning of period	$4,435	$4,044
Service cost	181	181
Interest cost	258	248
Net actuarial losses	883	133
Benefits paid	(67)	(81)
Plan amendments	76	—
Obligations being settled	(545)	—
Translation adjustment	99	(90)

Benefit obligations at end of period	$5,320	$4,435

Change in plan assets:
Fair value of plan assets at beginning of year	$3,635	$3,722
Actual return on assets	334	(327)
Employer contributions	388	385
Benefits paid	(67)	(81)
Settlement payments	(545)	—
Translation adjustment	83	(64)

Fair value of plan assets at end of year	3,828	3,635

Net accrued pension cost	$(1,492)	$(800)

The accumulated other comprehensive income balances at the dates indicated include the following amounts (in thousands) related to the Company’s defined benefit pension plans:

United States Plans:

	December 31, 2012	December 31, 2011
Net actuarial (loss)	$(10,980)	$(10,340)

Canadian Plans:

	December 31, 2012	December 31, 2011
Net actuarial (loss)	$(1,610)	$(1,038)
Prior service cost	(158)	(89)

	$(1,768)	$(1,127)

For the years ended December 31, 2012, 2011 and 2010, the Company charged $1.3 million, $2.7 million and $2.8 million, respectively, of net actuarial losses to other comprehensive loss before any tax effect.

Accumulated benefit obligations for all plans at December 31, 2012 and December 31, 2011 were $28.1 million and $26.1 million, respectively. Except for one Canadian plan, the formulas used to determine the benefits under the Company’s defined benefit plans are not predicated on future salaries of the participants. Accordingly, for those plans, the projected benefit obligations are equal to the accumulated benefit obligations. For the one Canadian plan where the benefit formula depends on the future salaries of plan participants, the effect of projected future salary increases was $0.4 million as of December 31, 2012 and $0.3 million as of December 31, 2011.

F-41

Amounts recognized in the balance sheet at the following dates consist of (in thousands):

Other non-current liabilities:

	December 31, 2012	December 31, 2011
United States Plan	$(6,719)	$(6,536)
Canadian Plans	(1,492)	(800)

Total	$(8,211)	$(7,336)

The benefit obligations of each of the Company’s U.S. defined benefit plans exceeded the plan’s assets at December 31, 2012 and December 31, 2011. The benefit obligations for each of the Company’s Canadian defined benefit plans exceeded the plan assets at December 31, 2012 and December 31, 2011.

Net periodic pension cost (income) for defined benefit plans includes the following (in thousands):

United States Plans:

	Year ended December 31, 2012	Year ended December 31, 2011	Year ended December 31, 2010
Service cost	$—	$—	$—
Interest cost	956	1,040	1,110
Expected return on plan assets	(1,231)	(1,518)	(1,426)
Net amortization and deferral	935	550	219

Net periodic pension cost (income)	$660	$72	$(97)

Canadian Plans:

	Year ended December 31, 2012	Year ended December 31, 2011	Year ended December 31, 2010
Service cost	$181	$181	$125
Interest cost	258	248	220
Expected return on plan assets	(205)	(238)	(199)
Loss on settlement	154	—	—
Net amortization and deferral	34	5	2

Net periodic pension cost	$422	$196	$148

The Company’s retirement plans committee is responsible for the plans’ investment policy and strategy. The plan’s investment policy and strategy is to provide for growth of capital with a moderate level of risk by investing assets according to pre-determined asset allocations. The retirement plans committee has issued asset diversification guidelines to the third-party managers of plan assets. Such guidelines include a range of acceptable allocations as follows:

Asset Class	Low	Target	High
Equity securities	25%	40%	55%
Debt securities	35%	50%	65%
Short-term investments	0%	10%	20%

Eligible investments can include certain derivative instruments, including, but not limited to, futures contracts, options, forwards, interest rate swaps, floors and caps. Such investments, however, may be used only for risk management purposes and may not be used for speculative purposes.

F-42

On December 31, 2012, the U.S. Plans’ assets were comprised of the following (in thousands):

Asset Category	Total	Fair Value Measurements at December 31, 2012
		Quoted Price in Active Markets (Level 1)	Significant Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Cash & other short term	$811	$811	$—	$—
Exchange traded equity funds
U.S. large-cap	5,381	5,381	—	—
U.S. small-cap	538	538	—	—
International	1,155	1,155	—	—
Emerging markets	582	582	—	—
Other mutual and exchange traded funds	762	762	—	—
Bonds and Notes
Corporate obligations	3,391	3,391	—	—
U.S. Government agency bonds and notes	3,754	3,754	—	—
Foreign bonds and notes	53	53	—	—

Total	$16,427	$16,427	$—	$—

The plans’ investments include investments in mutual and exchange traded funds for which there is active trading in known exchanges and quoted prices for each fund in which the plan is invested. Investments also include investments in bonds and notes of both corporate and government agency issue which are also actively traded in known exchanges. Accordingly, these funds are included in Level 1.

On December 31, 2012, the Canadian Plans’ assets were comprised of the following (in thousands):

Asset Category	Total	Fair Value Measurements at December 31, 2012
		Quoted Price in Active Markets (Level 1)	Significant Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Balanced Growth Fund	$3,828	$3,828	$—	$—

The Canadian plans are invested in a single balanced fund that is actively quoted, bought and sold daily in known exchanges. The fund is for institutional rather than individual investors, but is open to new institutional investors. As of December 31, 2012, the funds underlying investments were in Canadian equities (30%), U.S. equities (16%), other international equities (18%) notes and bonds (31%) and cash and other short term investments (5%).

The key assumptions used in accounting for the Company’s defined benefit plans were:

	Year ended December 31, 2012	Year ended December 31, 2011	Year ended December 31, 2010
Discount rate to determine actuarial value of projected benefit for:
United States Plans	3.75%	4.50%	5.10%
Canadian Plans	4.50%	5.45%	5.80%
Expected annual long-term rate of return on plan assets:
United States Plans	7.00%	8.50%	8.50%
Canadian Plans	6.00%	6.00%	6.00%
Expected rate of increase in compensation:
Canadian Plans	3.50%	4.00%	4.00%

F-43

The expected long-term rate of return for the plans’ assets is based upon the expected return for each of the asset categories noted above. Expected long-term returns for equity securities are approximately 10%—11%, returns on fixed income and short-term investments are expected to average 4%—6% over the long-term.

Estimated contributions to be made in 2013 are $0.9 million, which consist primarily of minimum contributions required by ERISA regulations and Canadian government agencies. Estimated benefit payments over the next five years are: 2013—$1.3 million, 2014—$2.0 million, 2015—$1.5 million, 2016—$1.5 million and 2017—$1.8 million. Aggregate benefit payments for the five years from 2018 through 2022 are estimated at $9.6 million.

The Company also sponsors several defined contribution retirement plans for which contributions and costs are based on percentages of defined earnings of participating employees. Costs for these plans amounted to approximately $3.1 million, $3.0 million and $2.6 million for the years ended December 31, 2012, 2011 and 2010, respectively.

The Company participates in several multiemployer defined benefit pension plans in accordance with the terms of various collective bargaining agreements. Generally, the Company’s obligations for such plans is limited to making contributions to those plans in the amounts and at the times specified in the collective bargaining agreements. There is no requirement for the Company to provide additional funding to make up for plan shortfalls which could arise for a variety of reasons. However, if the Company were to withdraw from certain plans it may be subject to a negotiated settlement with the plan related to such withdraw. Annual costs for these plans amounted to $5.8 million, $5.3 million and $4.9 million for the years ended December 31, 2012, 2011 and 2010, respectively.

For the years ended December 31, 2012, 2011 and 2010, the Company incurred $2.9 million, $2.7 million and $2.5 million, respectively, of costs related to contributions to the Midwest Operating Engineers Pension Trust Fund (EIN # 36-6140097). The fund’s plan year ends on March 31 and for the year ended March 31, 2012 it received over $138.0 million in contributions from participating employers. The Company’s contributions to the plan have been less than 5% of the total contributions to the plan for each of the last 3 plan years. Under ERISA, as amended by the Pension Protection Act of 2006, the plan was certified to be in the “yellow zone” for the plan year beginning April 1, 2009. However, the trustees of the plan, pursuant to the Worker, Retiree and Employer Recovery Act of 2008, elected to freeze the status based on the 2008 certification (safe status) For the plan years beginning April 1, 2010 and 2011, the plan was certified to be in the “green zone”. The plan has been categorized in the “yellow zone” for the plan year beginning April 1, 2012. The plan’s sponsor will adopt a funding improvement plan on or before February 28, 2013 designed to improve the Pension Plan’s funded position. The Company participates in that plan based on a collective bargaining agreements that covers approximately 185 employees that expires on April 30, 2012 and on a collective bargaining agreement that covers 8 people that expires on December 31, 2013. The Company contributed less than $1.0 million to each of the other of the multiemployer defined benefit pension plans in which it participates.

The Company also participates in several defined contribution multiemployer plans that provide health care and other welfare benefits to certain unionized employees during their working lives and after retirement. Annual costs for these plans amounted to approximately $8.4 million, $7.1 million and $6.6 million for the years ended December 31, 2012, 2011 and 2010, respectively. In 2012, the Company’s largest contribution to a health and welfare plan consisted of $4.2 million contributed to the Midwest Operating Engineers Retiree Medical Savings Plan, a defined contribution plan. The Company contributed less than $1.0 million to each of the other multiemployer health and welfare benefit plan in which it participates.

At December 31, 2012, approximately 47% of the Company’s North American workforce was represented by various unions. Labor agreements with these unions expire periodically through May 2017. Approximately 10% of our North American hourly employees are covered by collective bargaining agreements that expire in 2013.

F-44

The Company has several defined benefit post-employment plans that provide varying amounts of medical and death benefits, primarily to retired employees. The plans are not funded; the Company pays post-employment benefits as required for individual participants.

The following is a detail of the net post-employment benefits other than pension expense for the Company (in thousands):

	Year ended December 31, 2012	Year ended December 31, 2011	Year ended December 31, 2010
Service cost	$285	$269	$192
Interest cost	218	330	345
Amortization of unrecognized actuarial (gain) loss	(172)	59	11

Net periodic cost	$331	$658	$548

The following sets forth the changes in the benefit obligations during the periods and reconciles the funded status of the post-employment health care plans with the amounts recognized in the consolidated balance sheets (in thousands). The post-employment plans are unfunded:

	December 31, 2012	December 31, 2011
Change in benefit obligation:
Benefit obligation at beginning of year	$7,162	$6,620
Service cost	285	269
Interest cost	218	330
Net actuarial (gain) loss	(1,742)	263
Benefits paid	(260)	(325)
Plan participant contributions	6	5

Benefit obligations at end of period	$5,669	$7,162
Change in plan assets:
Fair value of plan assets at beginning of year	$—	$—
Employer contributions	254	320
Participant contributions	6	5
Benefits paid	(260)	(325)

Fair value of plan assets at end of year	$—	$—

Net accrued benefit cost	$(5,669)	$(7,162)

The accumulated other comprehensive income balances at the dates indicated include the following amounts (in thousands) related to the Company’s other post-retirement benefit plans:

	December 31, 2012	December 31, 2011
Net actuarial gain (loss)	$868	$(702)

Post-employment benefit obligations are included in the following balance sheet accounts (in thousands):

	December 31, 2012	December 31, 2011
Salaries, wages and related benefits	$363	$529
Other noncurrent liabilities	5,306	6,633

Total post-employment liabilities	$5,669	$7,162

F-45

Included in the accrued post-employment benefit obligation at December 31, 2012 and December 31, 2011 were $1.5 million and $3.0 million, respectively, of post-employment obligations of IU International, an affiliate of the Company’s predecessor from whom the Company had assumed certain liabilities.

Assumptions used in accounting for the post-employment health care benefit plans were as follows for the periods ended:

	December 31, 2012	December 31, 2011
Weighted average discount rate	3.30%	4.50%
Health care cost trend rate assumed for next year	8.50%	9.00%
Ultimate health care cost trend rate	5.00%	5.00%
Year that the rate reaches the ultimate trend rate	2020	2020

Assumed health care cost trend rates can have a significant direct effect on the amounts reported for the health care plans. A one-percentage-point change in the assumed health care cost trend rates would have the following effects at December 31, 2012 (in thousands):

	1-Percentage Point Increase	1-Percentage Point Decrease
Effect on total of service and interest cost	$38	$(34)
Effect on post-employment benefit obligation	$294	$(262)

Note 21—Equity Investment

In December 2012, the Company paid 2.3 million to acquire 20% of the outstanding common and preferred shares of Lion Titco Resources (“LTR”), a Malaysian entity that provides steel mill services to a facility in Banting, Malaysia. The Company accounts for its investment under the equity method. The value of the Company’s investment in LTR exceeds 20% of the net assets of LTR by $0.4 million. At the time of the Company’s acquisition, LTR had substantially completed a pre-operating period in which it incurred the necessary expenses and capital expenditures to construct a metal recovery facility at the customer site in Banting. The Company believed that the fair value of LTR exceeded its net asset value and therefore paid an amount that exceeded a proportional share of the net book value.

Note 22—Supplemental Cash Flow Information

Supplemental cash flow information consists of the following (in thousands):

	Year Ended December 31, 2012	Year Ended December 31, 2011	Year Ended December 31, 2010
Cash paid during the period for:
Interest	$31,064	$30,284	$33,521
Income taxes	7,542	1,854	3,266
Non-cash investing and financing activities:
Financed equipment acquisitions:
Change in property, plant and equipment	232	254	322
Change in current liabilities	62	72	72
Change in long term debt	170	182	250
Financed insurance premiums:
Change in prepaid and other current assets	1,319	1,862	1,467
Change in current liabilities	1,319	1,862	1,467
Change in noncurrent assets	869	583	—
Change in long term debt	450	583	—

F-46

Amortization in the consolidated statement of cash flows includes amortization of non-cash interest costs, deferred charges and certain intangibles.

Note 23—Commitments and Contingencies

The Company leases certain equipment, primarily machinery and equipment, under non-cancelable operating leases, which expire at various dates through the year 2017. Leases generally include end of term options that allow for return of the equipment, lease renewal for additional periods or purchase of the equipment at its then fair value. Rent expense was $2.6 million in 2012, $2.4 million in 2011, and $2.7 million in 2010. At December 31, 2012, the Company had commitments for capital additions totaling $10.4 million.

Future minimum lease payments due under non-cancelable operating leases subsequent to December 31, 2012 are as follows (in thousands):

2013	$2,720
2014	2,036
2015	1,841
2016	1,357
2017	196
Thereafter	—

$8,150

Two non-operating subsidiaries of the Company’s predecessor, along with a landfill and waste management business, were spun off to stockholders in October 2002. The two former subsidiaries were subject to asbestos-related personal injury claims. Management believes that the Company has no obligation for asbestos-related claims regarding the spun-off subsidiaries. In addition, the Company has been named as a defendant in certain asbestos-related claims relating to lines of business that were discontinued over 20 years ago. Management believes that the Company is sufficiently protected by insurance with respect to these asbestos-related claims related to these former lines of business, and management does not believe that the ultimate outcome will have a material adverse effect on the Company’s financial position, results of operations or cash flows.

The Company is a party to lawsuits, litigation and proceedings arising in the normal course of business, including, but not limited to regulatory, commercial and personal injury matters. While the precise amount of loss, if any, is not presently determinable, the Company does not believe that the final outcome of these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows.

The Company has agreements with certain officers and other employees of the Company. The agreements provide for termination benefits in the event of termination without cause, or in some instances, in the event of a change in control of the Company. These termination benefits will be accounted for when it becomes probable that the event giving rise to the termination benefit will transpire. During 2012, we recognized $0.8 million worth of termination benefits for individuals who separated from the Company. Also, we have two senior executives who entered into employment agreements in the third quarter of 2011 that provide guaranteed severance benefits at the completion of the contracts. We are accruing the cost of those benefits over the life of the respective contracts and we recognized $1.0 million and $0.4 million of related expense for the years ended December 31, 2012 and December 31, 2011, respectively. The aggregate commitment for potential future benefits for which it is not probable that the event giving rise to the termination benefit will transpire was approximately $8.1 million as of December 31, 2012.

Note 24—Gain on Disposition of Property, Plant and Equipment

From time to time, the Company disposes of property, plant and equipment that is in excess of its operating needs or is replaced for efficiency of operations. The Company records the net gain or loss on disposition of

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property, plant and equipment as a component of Selling, General and Administrative Expenses. In 2012, the Company recorded a net loss of approximately $0.1 million. In 2011, the Company recorded a net loss of $0.3 million. In 2010, the Company recorded a net gain of $0.4 million.

Note 25—Related Party Transactions

The Company’s series 2008 promissory notes were issued to Onex and to members of the Company’s board of directors, senior management team and certain other employees who also have an equity interest in the Company. They earned interest on those notes totaling $1.0 million and $7.4 million during 2011 and 2010, respectively. The notes were redeemed in April 2011 in connection with the Company’s initial public offering.

The Company incurred management fees to an affiliate of its majority owners, Onex Partners II LP, totaling approximately $1.0 million in each of 2012, 2011 and 2010.

Note 26—Commercial Arbitration Award

On March 28, 2011, the Company was awarded $13.2 million against a former customer in a commercial arbitration case brought under the parties’ service agreement. The basis for the Company’s claims was the refusal of the customer to negotiate required price increases based on its change of practices and the customer’s wrongful unilateral early termination of the agreement. The Company considers the arbitration award a contingent gain and therefore did not record a gain for the full amount of the award, but recorded income when the proceeds from the award were constructively received.

The former customer and its parent entity were sold pursuant to a stock sale to a buyer (“Buyer Entities”) following the dispute and subsequent to the arbitration award. Following the purchase by the Buyer Entities, in April 2011, the Company petitioned the arbitrator for fees and costs in the amount of $3.1 million. In July 2011, the Company entered into a scrap purchase agreement with the Buyer Entities, and in August 2011, the Company and the Buyer Entities entered into a payment agreement pursuant to which the Buyer Entities agreed to pay the Company $15.0 million in respect of the arbitration award and the Company’s fees and costs, which represented a discount of $1.2 million against the total amount of the award, costs and expenses. Pursuant to the agreement, the discount would only be applied if the $15.0 million was paid in full by June 30, 2012. The Buyer Entities did not pay the agreed $15.0 million in full by June 30, 2012. The Buyer Entities had been making payments against the award partially by committed cash payments and the balance by credits against the transfer of various scrap metal commodities from the Buyer Entities to the Company at mutually agreed values under the scrap purchase agreement.

On May 31, 2012, the Buyer Entities and various other subsidiaries and affiliates filed for protection under the U.S. Bankruptcy Code. At that date, the remaining balance of the arbitration award plus fees and costs, as restated to $16.3 million based on the loss of the discount owed to the Company, was $4.8 million. That balance is an unsecured claim in the bankruptcy proceedings of the Buyer Entities. The Company does not expect to recognize any further income from this award. In February 2013, RG Steel Wheeling, LLC, the entity against whom the Award was entered, and various affiliated companies, including RG Steel Sparrows Point, LLC and RG Steel Warren, LLC ( collectively, the “Plaintiffs”), filed adversary actions against the Company asserting causes of action under the preference and fraudulent transfer sections of the Bankruptcy Code with respect to transfers alleged to have been received by the Company from the Plaintiffs prior to the filing of the bankruptcies. The above described complaints are generic, in nature, and at this juncture, prevent the Company from accurately assessing the extent to which the relief sought relates to payments received or set offs asserted by the Company in respect of the award; nonetheless, the Company believes that it has meritorious defenses to any such claims. The Company has not reserved with regard to such claims.

During the twelve months ended December 31, 2012 and December 31, 2011, the Company recorded $5.1 million and $3.8 million, respectively, against the arbitration award and incurred contingent legal fees of $1.0 million and $0.6 million, respectively.

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Note 27—Selected Interim Financial Data—Unaudited and Quarterly Trends

Selected Interim Financial Data—Unaudited

(dollars in thousands, except per share data)

	Three months ended				Three months ended
	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011
Total Revenue	$536,826	$573,051	$669,354	$746,958	$617,546	$709,214	$670,751	$663,960
Income from operations	16,632	17,960	21,108	20,574	16,389	18,660	17,305	19,744
Income before taxes	10,139	11,971	15,185	173	7,983	10,868	9,398	11,067
Net income	6,248	10,051	9,710	113	5,617	6,371	5,701	6,217
Net income attributable to common stockholders	6,064	9,820	9,784	411	6,149	6,505	4,500	322
Net income per diluted share	0.15	0.25	0.25	0.01	0.16	0.17	0.13	0.07

Note 28—Subsequent Event

On February 15, 2013, the Term Loan Facility lenders informed TCIMS that they agreed to approve certain amendments to the Term Loan Facility (the “Amendment”). The Amendment is expected to become effective on March 21, 2013, immediately following the first anniversary of the Term Loan Facility’s issuance, to utilize the more favorable repricing options available at such time. Under the Amendment, in addition to certain changes to the Term Loan Facility’s restrictive covenants, the applicable margin used to calculate the amount of interest payable on borrowings under the Term Loan Facility would be reduced. Borrowings under the Term Loan Facility currently bear interest at a rate equal to an applicable margin plus, at TCIMS’ option, either (a) a base rate calculated in a customary manner (which will never be less than the adjusted Eurodollar rate plus 1%) or (b) an adjusted Eurodollar rate calculated in a customary manner (with a floor of 1.25%). The applicable margin is currently 3.50% per annum with respect to base rate borrowings and 4.50% per annum with respect to Eurodollar rate borrowings. Once the Amendment becomes effective, the applicable margin will be 2.75% with respect to base rate borrowings and 3.75% with respect to Eurodollar rate borrowings, and the interest rate floor with respect to Eurodollar rate borrowings will be reduced to 1.00%. Prior to the closing, the Company cannot assure that the Amendment will become effective.

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EXHIBIT 10.18

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”) is made as of the Effective Date (as defined below), among TMS International Corp., a Delaware corporation (“TMS International”), Tube City IMS Corporation, a Delaware corporation (“Company”) and Leon Z. Heller (“Executive”). Any capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in Section 3A hereof.

WHEREAS, Executive is currently employed as the Assistant Secretary of the Company and the Senior Vice President and General Counsel, Mill Services Group, and Assistant Secretary of Tube City IMS, LLC, pursuant to the terms of a Letter Agreement, dated December 20, 2007, by and among Executive, the Company and Tube City IMS, LLC, as amended by a First Amendment made as of November 1, 2008 and a Second Amendment made as of February 27, 2009 (the “Current Agreement”);

WHEREAS, the Board of Directors of the Company desires to appoint Executive to the office of Executive Vice President, General Counsel and Secretary of the Company effective as of January 1, 2013 (the “Effective Date”), on the terms and subject to the conditions set forth herein, and Executive has agreed to such appointment; and

WHEREAS, the Company and Executive desire to enter into this Employment Agreement, which shall supersede the Current Agreement, with effect from the Effective Date.

NOW THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive hereby agree as follows:

Section 1. Terms and Conditions of Employment Between the Company and Executive.

1A. Employment, Duties.

(a) The Company shall employ Executive, and Executive hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the Effective Date and ending as provided in Section 1C hereof (the “Employment Period”).

(b) During the Employment Period, Executive shall report to the Chief Executive Officer of the Company, and shall serve as the Executive Vice President, General Counsel and Secretary of each of the Company and TMS International or in such other senior managerial capacities of the Company or any of its subsidiaries, as requested by the Chief Executive Officer or the Board.

(c) During the Employment Period, Executive shall devote his full business time and attention to the business and affairs of the Company and its subsidiaries. So long as Executive is employed by the Company, Executive shall not, without the prior written consent of the Board, accept other employment, or perform other services for compensation.

(d) The Company and the Executive agree that Executive’s primary office shall be at the Company’s place of business in Horsham, Pennsylvania, subject to reasonable travel requirements.

1B. Base Salary and Benefits.

(a) During the Employment Period, the Company shall pay Executive an annual base salary of Two Hundred Seventy-Five Thousand Dollars $275,000 (the “Base Salary”). As used herein, references to “Base Salary” shall include all subsequent increases in annual base salary during the Employment Period. The Base Salary shall be payable in regular installments in accordance with the Company’s general payroll practices (as in effect from time to time).

(b) In addition to the Base Salary, during the Employment Period, Executive will be eligible to earn an annual bonus under the Tube City IMS, LLC Corporate Incentive Compensation Plan as amended from time to time (the “Bonus Plan”). Bonus compensation earned and payable pursuant to this Section 1B(b), if any, shall be paid in accordance with the Bonus Plan in the calendar year following the fiscal year for which the bonus is earned, and in no event shall such payment be made later than December 31 of such following calendar year.

(c) During the Employment Period, Executive shall be entitled to participate in all of the Company’s employee benefit programs for which senior executives of the Company and its subsidiaries are generally eligible.

(d) During the Employment Period, the Company shall (without duplication of any employee benefits provided to Executive pursuant to other provisions of this Agreement) reimburse Executive for all reasonable business expenses incurred by him in the course of performing his duties and responsibilities under this Agreement which are consistent with the Company’s policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company’s requirements with respect to reporting and documentation of such expenses.

(e) All amounts payable or otherwise provided to Executive pursuant to this Agreement shall be subject to all applicable withholding and deduction obligations.

1C. Employment Period.

(a) The Employment Period shall begin on the Effective Date and continue until terminated in accordance with the following: (i) the Employment Period shall terminate immediately upon the death or Disability of Executive, (ii) the Employment Period may be terminated by the Company at any time with or without Cause, and (iii) the Employment Period may be terminated by Executive at any time (the date of termination of the Employment Period, the “Termination Date”).

(b) If the Employment Period is terminated (i) by the Company without Cause, or (ii) by the Executive for Good Reason, Executive shall be entitled to receive the Base Salary through the date of termination plus a “Severance Payment” equal to the sum of

2

(x) one (1) times the Base Salary and (y) one (1) times Executive’s annual car allowance. The Severance Payment shall be payable in equal semi-monthly installments over a period of one (1) year. In addition, (i) the Company shall provide Executive with executive-level outplacement services from an outplacement company selected by the Company, provided that the Company shall not be required to spend more than Fifteen Thousand Dollars ($15,000) for such services, (ii) for one (1) year following the Termination Date, Executive shall, to the extent permitted by the non-discrimination requirements of the Patient Protection and Affordable Care Act, without subjecting the Company to an excise tax under the Internal Revenue Code (“Code”) and to the extent permitted by the Company’s health insurance carrier (if applicable), be entitled to continued health and dental coverage on the same basis that such coverage was provided to Executive prior to the termination of the Employment Period, provided that coverage shall end earlier if and when Executive becomes entitled to comparable coverage under another employer’s health and dental plans (and, if applicable, shall be secondary to Medicare to the extent permitted by law) and that Executive acknowledges and agrees that he will be solely responsible for all taxes imposed upon him under the Code by reason of receiving such coverage, (iii) Executive shall be eligible to receive a bonus for the fiscal year which includes the Termination Date in an amount equal to the product of (x) his percentage of the then most-recent applicable annual bonus pool under the Bonus Plan (the “Base Percentage”) and (y) the applicable bonus pool under the Bonus Plan for the fiscal year which includes the Termination Date, and (iv) if Executive has not received payment of any annual bonus payable pursuant to Section 1B(b) for the fiscal year preceding the year which includes the Termination Date, Executive shall receive a bonus for such fiscal year in an amount equal to the product of (x) the Base Percentage and (y) the applicable bonus pool under the Bonus Plan for such fiscal year. As a condition to the Company’s obligations to make the payments to Executive pursuant to this Section 1C(b), Executive must (a) continue to comply with the restrictive covenants contained in Section 2, and (b) execute and deliver a general release agreement in form and substance satisfactory to the Company. Executive must sign and tender the release as described in the immediately preceding sentence not later than sixty (60) days following Executive’s last day of employment, or such earlier date as required by the Company, and if Executive fails or refuses to do so, Executive shall forfeit the right to the Severance Payment as would otherwise be due and payable. If the Severance Payment is otherwise subject to Section 409A of the Code (“Section 409A”) and except as otherwise required by Section 1D, the first installment shall be made on the first pay period following the date that is sixty (60) days after Executive’s employment terminates and shall otherwise be made on the first pay period after the release becomes effective (with the initial salary continuation payment to include any unpaid salary continuation payments from the date Executive’s employment terminated), subject to Executive’s executing and tendering the release on the terms as set forth in the immediately preceding sentence. The bonuses, if any, payable pursuant to this Section 1C(b) shall be paid when they otherwise would have been paid absent termination of the Employment Period.

(c) If the Employment Period is terminated for any reason other than (i) by the Company without Cause or (ii) by the Executive for Good Reason, Executive shall be entitled to receive only the Base Salary through the date of termination.

(d) Except as otherwise provided herein, all of Executive’s rights to compensation and benefits (including bonus compensation) which accrue or become payable after the termination of the Employment Period shall cease upon such termination, other than

3

reimbursement pursuant to Section 1B(d). Notwithstanding the foregoing, Executive’s continued rights with respect to outstanding awards under the Company’s equity compensation plans shall be determined in accordance with the terms of such plans and any related agreements, and Executive’s continued rights under the terms of any compensation or benefit plans (including the Company’s vacation policy, tax-qualified and nonqualified plans, bonus plan and welfare plans) shall be determined under the terms of such plans. The Company may offset any amounts due and payable by Executive to the Company or its subsidiaries against any amounts the Company owes Executive hereunder.

1D. Section 409A.

(a) The Company and Executive intend that the payments and benefits provided for in this Agreement either be exempt from Section 409A, or be provided in a manner that complies with Section 409A, and any ambiguity herein shall be interpreted so as to be consistent with the intent of this Section 1D. In no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on Executive by Section 409A or damages for failing to comply with Section 409A. Notwithstanding anything contained herein to the contrary, all payments and benefits under Section 1 shall be paid or provided only at the time of a termination of Executive’s employment that constitutes a “separation from service” from the Company within the meaning of Section 409A and the regulations and guidance promulgated thereunder (determined after applying the presumptions set forth in Treas. Reg. Section 1.409A-1(h)(1)). Further, if at the time of Executive’s termination of employment with the Company, Executive is a “specified employee” as defined in Section 409A as determined by the Company in accordance with Section 409A, and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of employment is necessary in order to prevent any accelerated or additional tax under Section 409A, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in payments or benefits ultimately paid or provided to Executive) until the date that is at least six (6) months following Executive’s termination of employment with the Company. Thereafter, payments will commence and continue in accordance with this Agreement until paid in full.

(b) Notwithstanding anything to the contrary in this Agreement, in-kind benefits and reimbursements provided under this Agreement during any calendar year shall not affect in-kind benefits or reimbursements to be provided in any other calendar year, other than an arrangement providing for the reimbursement of medical expenses referred to in Section 105(b) of the Code, and are not subject to liquidation or exchange for another benefit. Notwithstanding anything to the contrary in this Agreement, reimbursement requests must be timely submitted by Executive and, if timely submitted, reimbursement payments shall be promptly made to Executive following such submission, but in no event later than December 31 of the calendar year following the calendar year in which the expense was incurred. In no event shall Executive be entitled to any reimbursement payments after December 31 of the calendar year following the calendar year in which the expense was incurred. This Section 1D(b) shall only apply to in-kind benefits and reimbursements that would result in taxable compensation income to Executive.

4

Section 2. Restrictive Covenants.

2A. Confidential Information. Executive acknowledges that the information, observations and data obtained by him while providing services to the Company and its subsidiaries concerning the business or affairs of the Company, any of its subsidiaries (“Confidential Information”) are the property of the Company or such subsidiary. Therefore, Executive agrees that he shall not disclose to any unauthorized person or use for their own purposes any Confidential Information without the prior written consent of the Board, unless and to the extent that the aforementioned matters are or become generally known to and available for use by the public other than as a result of Executive’s acts or omissions. Executive shall deliver to the Company at the termination of the Employment Period, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) or the business of the Company, any of its subsidiaries which he may then possess or have under his control.

2B. Inventions and Patents. Executive acknowledges that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable) which relate to the Company’s or any of its subsidiaries’ actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Executive while providing services the Company, its subsidiaries (“Work Product”) belong to the Company or such subsidiary. Executive shall promptly disclose such Work Product to the Board and perform all actions requested by the Board (whether during or after the Employment Period) to establish and confirm such ownership (including, without limitation, executing assignments, consents, powers of attorney and other instruments).

2C. Non-Compete; Non-Solicitation.

(a) In further consideration of the compensation to be paid to Executive hereunder, Executive acknowledges that in the course of his employment with the Company he has and shall become familiar with the Company’s and its subsidiaries’ trade secrets and with other Confidential Information and that his services shall be of special, unique and extraordinary value to the Company and its subsidiaries. Therefore, Executive has agreed that during the Employment Period and continuing for twelve (12) months after termination of the Employment Period (the “Noncompete Period”), to not directly or indirectly own any interest in, manage, control, participate in, consult with, advise, render services for, or in any manner engage in the business of owning, operating, managing, any business that is competitive with the business which the Company or its subsidiaries conducts at the time the Employment Period is terminated. Nothing herein shall prohibit Executive from being a passive owner of not more than two percent (2%) of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation.

(b) During the Employment Period and continuing for twenty-four (24) months after termination of the Employment Period (the “Nonsolicitation Period”), Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any of its subsidiaries to leave the employ of the Company or

5

such subsidiary, (ii) hire any person who was an employee of the Company or any of its subsidiaries at any time during the twelve- (12) month period preceding such hiring; or (iii) induce or attempt to induce any material customer, supplier, licensee, licensor or other business relation of the Company, its subsidiaries to cease doing business with the Company or such subsidiary, other than in connection with ordinary course post-termination competitive activities undertaken as permitted in Section 2C(a).

2D. Enforcement. If, at the time of enforcement of Sections 2A, 2B or 2C of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area. Because Executive’s services are unique and because he has access to Confidential Information and Work Product, the parties hereto agree that money damages would not be an adequate remedy for any breach of this Agreement by Executive. Therefore, in the event a breach or threatened breach of this Agreement by Executive, the Company or its subsidiaries or their respective successors or assigns may, in addition to other rights and remedies existing in their favor apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof. In addition, in the event of a violation by Executive of Section 2C, the Noncompete Period and the Nonsolicitation Period shall be tolled, as applicable, until such breach or violation has been duly cured. Executive agrees that the restrictions contained in Section 2C are reasonable.

2E. Certain Representations. Executive hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by him does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which he is a party or by which he is bound, (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity that results in any conflict with this Agreement, (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms, and (iv) Executive does not own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any business other than the business of the Company and its subsidiaries, except for owning interests in companies whose stock is publicly traded on an exchange or interests in an investment fund or similar vehicle with respect to which Executive has no direct or indirect authority or influence over the investments thereof. Executive hereby acknowledges and represents that he has had the opportunity to consult with independent legal counsel regarding his rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein. In no event shall Executive be entitled to any payments, damages or other recoveries on the termination of the Employment Period, other than as set forth in Section 1C of this Agreement.

2F. Survival. This Section 2 shall survive and continue in full force in accordance with their terms notwithstanding any termination of the Employment Period.

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2G. Termination of Existing Employment Agreements. Subject to Section 3D(a), this Agreement embodies the complete agreement and understanding among the parties relating to the terms of Executive’s employment with the Company and/or any of its subsidiaries and affiliates and supersedes and preempts any prior understandings, agreements or representations by or among the parties and any direct or indirect subsidiary or affiliate of the Company, or any of their direct or indirect subsidiaries or affiliates (or any predecessor thereof), written or oral, which may have related to the subject matter of this Agreement in any way, including, without limitation, the Current Agreement.

Section 3. Certain Definitions; Miscellaneous.

3A. Certain Definitions.

“Board” means the Board of Directors of the Company.

“Cause” means any of the following by Executive: (i) Executive’s conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or crime involving moral turpitude, dishonesty, fraud, theft or embezzlement, (ii) conduct that brings or is reasonably likely to bring the Company or any of its subsidiaries or affiliates into public disgrace or disrepute and that is injurious to the Company’s or any subsidiary’s or affiliate’s business in any material way, (iii) failure to perform duties as reasonably directed by the Company (which, if curable, is not cured within thirty (30) days after notice thereof to Executive by the Company), (iv) gross negligence, willful malfeasance or material act of disloyalty with respect to the Company or its subsidiaries or affiliates (which, if curable, is not cured within thirty (30) days after notice thereof to Executive by the Company), or (v) any material breach of this Agreement (which, if curable, is not cured within thirty (30) days after notice thereof to Executive by the Board).

“Disability” means any physical or mental incapacitation which results in Executive’s inability to perform his duties and responsibilities hereunder, as determined by the Board in its good faith judgment, for a consecutive period of ninety (90) days or for a period of one hundred and twenty (120) days in any three hundred and sixty (360) day period.

“Good Reason” means (i) a material default by the Company in the performance of its obligations under this Agreement which is not cured within thirty (30) days after receipt of written notice from Executive describing the default in reasonable detail; (ii) relocation of Executive without his consent from his place of employment described in Section 1A(d) to a location that increases his one-way commute by more than thirty-five (35) miles, (iii) a material diminution in Executive’s duties or other material adverse change in his employment relationship unilaterally imposed by the Company (or its successor) within eighteen (18) months following a Sale of the Company (as defined in the TMS International Corp. Restricted Stock Plan), after at least thirty (30) days written notification provided by the Executive; or (iv) failure by the Company to secure in writing the agreement of any successor entity to the Company to assume the Agreement, including a successor to all or substantially all of the assets of the Company.

3B. Notices. All notices, consents and other communications required or permitted to be given under or by reason of this Agreement shall be in writing, shall be delivered personally or by e-mail or telecopy as described below or by reputable overnight courier, and shall be deemed given on the date on which such delivery is made, provided, that

7

any such delivery made on a day that is not a business day, or that is made after 5:00 p.m. on a business day, shall be deemed to be given on the following business day. If delivered by e-mail or telecopy, such notices or communications shall be confirmed by a registered or certified letter (return receipt requested), postage prepaid. Any such delivery shall be addressed to the intended recipient at the following addresses (or at such other address for a party as shall be specified by such party by like notice to the other parties):

3C.    Notices to Executive:

Leon Z. Heller

Notices to the Company:

Tube City IMS Corporation

c/o Onex Investment Corp.

712 Fifth Avenue

New York, New York 10019

Attention: Timothy A.R. Duncanson

Fax No.: (212) 582-0909

With copies to:

TMS International Corp.

12 Monongahela Avenue

Glassport, Pennsylvania 15045

Attention: Chief Executive Officer

and:

Kaye Scholer LLP

425 Park Avenue

New York, New York 10022

Attention: Joel I. Greenberg

Derek M. Stoldt

Fax No.: (212) 835-8211

3D.    General Provisions.

(a) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

8

(b) Counterparts. This Agreement may be executed in separate counterparts (including by means of telecopied signature pages), each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(c) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Executive and the Company and their respective successors and assigns; provided that the rights and obligations of Executive under this Agreement shall not be assignable without the prior written consent of the Company.

(d) Choice of Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(e) Amendment and Waiver. The provisions of this Agreement may be amended and waived only in a writing signed by the Company (with the prior written approval of the Board), Executive, and TMS International.

(f) No Strict Construction. Notwithstanding that this Agreement has been drafted or prepared by one of the parties hereto, each of the parties hereto confirm that each party and their respective counsel have reviewed, negotiated and adopted this Agreement as the joint agreement of the parties. The language used in this Agreement shall be deemed to be the language chosen by the parties, and no rule of strict construction shall be applied against any party.

*        *        *         *

9

IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement on the date first written above.

TUBE CITY IMS CORPORATION

By:	/s/ Daniel E. Rosati

Its:	Executive Vice President

/s/ Leon Z. Heller
LEON Z. HELLER

SIGNATURE PAGE TO HELLER EMPLOYMENT AGREEMENT

TMS INTERNATIONAL CORP.

By:	/s/ Daniel E. Rosati

Its:	Executive Vice President

SIGNATURE PAGE TO HELLER EMPLOYMENT AGREEMENT

EXHIBIT 10.23

TMS INTERNATIONAL CORP.

LONG TERM INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

(based on attached form)

Director	Date of Grant	Number of Shares of Class A Common Stock Granted
John J. Connelly	July 11, 2012	5,367
Colin Osborne	July 11, 2012	5,367
Herbert K. Parker	July 11, 2012	5,367
Patrick W. Tolbert	July 11, 2012	5,367

TMS INTERNATIONAL CORP.

FORM OF RESTRICTED STOCK AGREEMENT

THIS AGREEMENT is made effective the 11thday of July, 2012 (the “Grant Date”), between TMS International Corp. (the “Company”) and             (the “Recipient”).

WHEREAS, in consideration of the Recipient’s services as a member of the Company’s Board, the Company desires to grant to the Recipient a number of Shares of Restricted Stock as specified below; and

WHEREAS, the Shares of Restricted Stock are being issued under and subject to the Company’s Long-Term Incentive Plan (the “Plan”) and any capitalized terms used herein shall have the same meanings as under the Plan (the Recipient being referred to in the Plan as a “Participant”).

NOW, THEREFORE, in consideration of the following covenants and for other good and valuable consideration, the parties agree as follows:

1.	GRANT OF RESTRICTED STOCK

The Company grants to the Recipient 5,367 Shares of Restricted Stock, which reflects a number of Shares of the Company’s Class A Common Stock having a Fair Market Value equal to Sixty Thousand Dollars ($60,000) as of June 6, 2012, on the terms and conditions and subject to all of the limitations set forth herein and in the Plan.

2.	PURCHASE PRICE

The purchase price of the Restricted Stock shall be zero dollars. The Recipient shall be permitted to make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, to recognize income at the date of the grant of the Restricted Stock. THE FORM FOR MAKING THIS SECTION 83(b) ELECTION IS ATTACHED TO THIS AGREEMENT AS EXHIBIT A AND THE RECIPIENT (AND NOT THE COMPANY OR ANY OF ITS AGENTS) SHALL BE SOLELY RESPONSIBLE FOR APPROPRIATELY FILING SUCH FORM, EVEN IF THE RECIPIENT REQUESTS THE COMPANY OR ITS AGENTS TO MAKE THIS FILING ON RECIPIENT’S BEHALF.

3.	BOOK-ENTRY SHARES

The Company shall not issue stock certificates representing the Shares that the Recipient has been granted. Rather, the Company shall maintain a book-entry record of such Shares, subject to a “stop transfer order” which shall remain in place, until such time as the vesting requirements of Paragraph 4(b) are fulfilled and transfer restrictions of Paragraph 4(c) have terminated.

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4.	RESTRICTIONS AND VESTING

a)	Subject to the terms of the Plan, and until the passage of the time periods specified in Paragraphs 4(b) and 4(c) below, the Recipient shall not be allowed at any time to sell, transfer, convey, exchange, give, assign, pledge, encumber, or otherwise dispose of (“Transfer”) all or a portion of any interest in the Restricted Stock or the Vested Shares (as hereinafter defined). Any attempted Transfer shall be void and shall not transfer ownership in, title to, or any rights respecting the Restricted Stock or the Vested Shares, as applicable.

b)	Subject to the requirements of Paragraph 4(c), the restrictions with respect to all of the Shares of Restricted Stock shall lapse on the day immediately preceding the Company’s first annual meeting of its stockholders next following the Grant Date (the “Vesting Date”) and all of the Shares shall be fully vested on such date, so long as the Recipient continues to serve as a member of the Board at all times from the Grant Date through the Vesting Date. If the Recipient ceases to be a member of the Company’s Board at any time prior to the Vesting Date, all of the Shares of Restricted Stock granted hereunder shall be forfeited as of the date the Recipient ceases to be a member of the Board. The Shares of Restricted Stock which become vested pursuant to this Paragraph 4(b) shall be referred to herein as “Vested Shares”.

c)	As a condition to receiving the grant of Restricted Stock, the Recipient agrees to hold, for a period of three (3) years from the Vesting Date, Vested Shares equal to sixty percent (60%) of the Vested Shares.

5.	RELEASE OF RESTRICTIONS

When the Shares become Vested Shares, or, with respect to Vested Shares that are subject to Paragraph 4(c), upon the passage of the time period set forth therein, or, in each instance, as soon thereafter as may be practicable, the stop transfer order described in Paragraph 3 shall be removed .

6.	FORFEITURE/CLAWBACK

In addition to the Committee’s rights of rescission and cancellation set forth under the Plan, any grant, payment or delivery made pursuant to this Agreement which is subject to recovery under any law, government regulations or stock exchange listing requirement will be subject to such clawbacks or deductions as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

7.	NOTICES

Any notices required or permitted pursuant to the provisions of this Agreement or the Plan must be in writing and will be deemed to have been properly given (a) when delivered by hand; (b) by electronic mail; (c) when sent by facsimile (with acknowledgment of complete transmission), provided that a copy is mailed by U.S. certified mail, return receipt requested; (d) three (3) days after sent by certified mail, return receipt requested; or (e) one (1) day after deposit with a nationally recognized overnight delivery service, in each case to the appropriate addresses and facsimile numbers set forth below:

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To the Company:

TMS International Corp.

12 Monongahela Avenue

P.O. Box 2000

Glassport, PA 15045

Attention: Chief Financial Officer and Executive Vice President, Secretary and General Counsel

Email: drosati@tubecityims.com; tlippard@tubecityims.com

To the Recipient:

Email:

Each party will be entitled to specify a different address for the receipt of subsequent notices by giving written notice thereof to the other party in accordance with this Paragraph 7.

8.	BINDING EFFECT

This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

9.	GOVERNING LAW

This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Company and Recipient have caused this Agreement to be executed on its and his behalf on the day and year first above written.

TMS INTERNATIONAL CORP.	RECIPIENT

By:

Its:

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EXHIBIT 10.29

TMS INTERNATIONAL CORP.

SCHEDULE OF NONSTATUTORY OPTION AGREEMENTS

FOR NAMED EXECUTIVE OFFICERS

(based on attached form of Agreement)

Officer	Date	Number of Options	Exercise Price
Joseph Curtin	April 13, 2011	50,000	$13.00
Raymond E. Kalouche	April 13, 2011	50,000	$13.00
	April 13, 2012	50,000	$11.18
J. David Aronson	April 13, 2011	35,000	$13.00
	April 13, 2012	50,000	$11.18
Daniel E. Rosati	April 13, 2011	25,000	$13.00
	April 13, 2012	25,000	$11.18
Leon Z. Heller	April 13, 2011	3,750	$13.00
	April 13, 2012	3,750	$11.18
Thomas E. Lippard	April 13, 2013	25,000	$13.00

TMS INTERNATIONAL CORP.

NONSTATUTORY STOCK OPTION AGREEMENT

THIS AGREEMENT is made this             day of             , 201     (the “Grant Date”) between TMS International Corp., a Delaware corporation (the “Company”), and             (the “Optionee”).

WHEREAS, the Company desires to grant to the Optionee an option to purchase shares of Class A Common Stock (the “Shares”) under the Company’s Long-Term Incentive Plan (the “Plan”); and

WHEREAS, the Company and the Optionee understand and agree that any capitalized terms used herein, if not otherwise defined, shall have the same meanings as in the Plan (the Optionee being referred to in the Plan as a “Participant”).

NOW, THEREFORE, in consideration of the following mutual covenants and for other good and valuable consideration, the parties agree as follows:

1.	GRANT OF OPTION

The Company grants to the Optionee the right and option to purchase all or any part of an aggregate of             Shares (the “Option”) on the terms and conditions and subject to all the limitations set forth herein and in the Plan, which is incorporated herein by reference. The Optionee acknowledges receipt of a copy of the Plan and acknowledges that the definitive records pertaining to the grant of this Option, and exercises of rights hereunder, shall be retained by the Company. The Option granted herein is intended to be a Nonstatutory Option as defined in the Plan.

2.	PURCHASE PRICE

The purchase price of the Shares subject to the Option shall be $            per Share (the “Exercise Price”), the Fair Market Value of the Shares as of the Grant Date.

3.	VESTING AND EXERCISE OF OPTION

(a)	Subject to the Plan and this Agreement, the Option shall become vested as follows:

EXERCISE PERIOD
Number of Shares	Commencement Date	Expiration Date
10% of Shares	1st Anniversary of Grant Date	10 Years from Grant Date
Additional 20% of Shares	2nd Anniversary of Grant Date	10 Years from Grant Date
Additional 30% of Shares	3rd Anniversary of Grant Date	10 Years from Grant Date
Remaining 40% of Shares	4th Anniversary of Grant Date	10 Years from Grant Date

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(b)	Notwithstanding the vesting schedule set forth in Paragraph 3(a), fifty percent (50%) of the Vested Shares subject to the Option (the “Price Restricted Options”) shall only be exercisable if, as of the trading date immediately preceding the applicable exercise date, the closing price of a Share is at least one hundred fifteen percent (115%) of the Exercise Price. The remaining fifty percent (50%) of the Vested Shares shall not be subject to such restriction, and the Option may, with respect to such Vested Shares, be exercised at any time following the date they become Vested Shares, subject to the terms of the Plan and this Agreement. Any exercise of an Option when the closing price of a Share is at least one hundred fifteen percent (115%) of the Exercise Price on the trading date immediately preceding the applicable exercise date shall be deemed to be an exercise of a Price Restricted Option. Any exercise of an Option when the closing price of a Share is less than one hundred fifteen percent (115%) of the Exercise Price on the trading date immediately preceding the applicable exercise date shall not be deemed to be an exercise of a Price Restricted Option. The terms and conditions of this Section 3(b) shall terminate immediately prior to the occurrence of a Change in Control (as defined below).

(c)	Notwithstanding anything to the contrary in this Section 3, one hundred percent (100%) of the Shares which are otherwise unvested Shares shall become vested Shares upon a Change in Control. For purposes of this Agreement, a “Change in Control” shall be deemed to occur on the earliest of (i) the purchase or other acquisition of outstanding shares of the Company’s capital stock by any entity, person or group of beneficial ownership, as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934 (other than the Company or one of its subsidiaries or employee benefit plans), in one or more transactions, such that the holder, following such acquisition, thereafter beneficially owns more than 50% of the voting power of the outstanding capital stock of the Company entitled to vote for the election of directors (“Voting Stock”); (ii) the completion by any entity, person, or group (other than the Company or one of its subsidiaries or employee benefit plans) of a tender offer or an exchange offer for more than 50% of the outstanding Voting Stock of the Company; and (iii) the effective time of (1) a merger or consolidation of the Company with one or more corporations as a result of which the holders of the outstanding Voting Stock of the Company immediately prior to such merger or consolidation hold less than 50% of the Voting Stock of the surviving or resulting corporation immediately after such merger or consolidation, or (2) a transfer of all or substantially all of the property or assets of the Company other than to an entity of which the Company owns at least 80% of the Voting Stock, or (3) the approval by the stockholders of the Company of a liquidation or dissolution of the Company. For the avoidance of doubt, one or more sales of Voting Stock by the holders of the Company’s Voting Stock in so-called “secondary offerings” shall not constitute a Change in Control.

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Any	Shares which have become vested pursuant to Section 3 shall be referred to herein as “Vested Shares”.

4.	ISSUANCE OF STOCK

The Option may be exercised in whole or in part (to the extent that it is exercisable in accordance with its terms) by giving written notice (or any other approved form of notice) to the Company. Such written notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised, shall contain the warranty, if any, required under the Plan and shall specify a date (other than a Saturday, Sunday or legal holiday) not less than five (5) nor more than ten (10) days after the date of such written notice, as the date on which the Shares will be purchased, at the principal office of the Company during ordinary business hours, or at such other hour and place agreed upon by the Company and the person or persons exercising the Option, and shall otherwise comply with the terms and conditions of this Agreement and the Plan. On the date specified in such written notice (which date may be extended by the Company if any law or regulation requires the Company to take any action with respect to the Option Shares prior to the issuance thereof), the Company shall accept payment for the Option Shares and shall deliver to the Optionee as soon as practicable thereafter an appropriate certificate or certificates for the Shares as to which the Option is exercised.

The Option price of any Shares shall be payable at the time of exercise as determined by the Company in its sole discretion either:

(a)	in cash, by certified check or bank check, or by wire transfer;

(b)	in whole shares of the Company’s common stock, provided, however, that (i) if such shares were acquired pursuant to an incentive stock option plan (as defined in Code Section 422) of the Company or Affiliate, then the applicable holding period requirements of said Section 422 have been met with respect to such shares, (ii) if the Optionee is subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended from time to time, and if such shares were granted pursuant to an option, then such option must have been granted at least six (6) months prior to the exercise of the Option hereunder, and (iii) the transfer of such shares as payment hereunder does not result in any adverse accounting consequences to the Company;

(c)	through the delivery of cash or the extension of credit by a broker-dealer to whom the Optionee has submitted notice of exercise or otherwise indicated an intent to exercise an Option (a so-called “cashless” exercise); or

(d)	in any combination of (a), (b) or (c) above.

The Fair Market Value of the stock to be applied toward the purchase price shall be determined as of the date of exercise of the Option. Any certificate for shares of outstanding stock of the Company used to pay the purchase price shall be accompanied

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by a stock power duly endorsed in blank by the registered holder of the certificate, with signature guaranteed in the event the certificate shall also be accompanied by instructions from the Optionee to the Company’s transfer agent with respect to disposition of the balance of the shares covered thereby.

The Company shall pay all original issue taxes with respect to the issuance of Shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith. The holder of this Option shall have the rights of a stockholder only with respect to those Shares covered by the Option which have been registered in the holder’s name in the share register of the Company upon the due exercise of the Option.

5.	NON-ASSIGNABILITY

This Option shall not be transferable by the Optionee and shall be exercisable only by the Optionee, except as the Plan or this Agreement may otherwise provide.

6.	NOTICES

Any notices required or permitted by the terms of this Agreement or the Plan shall be given by registered or certified mail, return receipt requested, addressed as follows:

To the Company:	TMS International Corp. P.O. Box 2000 Glassport, PA 15045 Attention: General Counsel

To the Optionee:

or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given when mailed in accordance with the foregoing provisions.

7.	GOVERNING LAW

This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

8.	BINDING EFFECT

This Agreement shall (subject to the provisions of Paragraph 5 hereof) be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

[Remainder of page intentionally blank]

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IN WITNESS WHEREOF, the Company and the Optionee have caused this Agreement to be executed on their behalf, by their duly authorized representatives, all on the day and year first above written.

TMS International Corp.	OPTIONEE:

By:
Its:	Name:

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EXHIBIT 10.34

Indemnification Agreements

Name	Date of Indemnification Agreement
J. David Aronson	March 10, 2011
I Michal Coslov	March 10, 2011
John J. Connelly	March 10, 2011
Joseph Curtin	March 10, 2011
Timothy A.R. Duncanson	March 10, 2011
Leon Z. Heller	January 1, 2013
Raymond S. Kalouche	March 10, 2011
Thomas E. Lippard	March 10, 2011
Colin Osborne	March 10, 2011
Herbert K. Parker	February 8, 2012
Kirk D. Peters	March 10, 2011
Daniel E. Rosati	March 10, 2011
Manish K. Srivastava	March 10, 2011
Patrick W. Tolbert	March 10, 2011

FORM OF

INDEMNIFICATION AGREEMENT

INDEMNIFICATION AGREEMENT (the “Agreement”) between each of the entities identified as the “Company” on the signature page of this Agreement (the “Company”), and [            ], a Representative (defined below) of the Company or an Affiliated Entity of the Company (the “Indemnitee”), dated as of [            ], 201    .

More than one entity is identified as the “Company” on the signature page of this Agreement. This document shall be deemed to be a separate and distinct agreement between Indemnitee and each such Company. The use of a single signature page is for convenience only.

R E C I T A L S:

The Indemnitee has agreed to serve as a Representative of the Company.

The Company is incorporated under the laws of Delaware, and its Affiliated Entities may include entities formed or organized under various jurisdictions as corporations, companies, partnerships, limited partnerships, joint ventures, limited liability companies, trusts, employee benefit plans or other enterprises. To ensure a common standard of indemnification by the Company and its Affiliated Entities, the Company and Indemnitee have elected to have the standards of indemnification promulgated under the Delaware General Corporation Law (the “DGCL”) applicable to corporations incorporated under the laws of Delaware govern the provisions of this Agreement as set forth herein.

Certain capitalized terms used in this Agreement are defined in Section 15.

In recognition of the Indemnitee’s need for substantial protection against personal liability and to provide the Indemnitee with specific contractual assurance that indemnification, including the protection, if any, provided by the Constating Documents, will be available to the Indemnitee (regardless of, among other things, any amendment to the Constating Documents or merger, exchange or reorganization of the Company resulting in changes in the Constating Documents), the Company wishes to provide in this Agreement for the indemnification of and the advancement of expenses to the Indemnitee to the fullest extent permitted by Delaware law and as set forth in this Agreement, and, to the extent insurance is maintained, for the coverage of the Indemnitee under the Company’s directors’ and officers’ liability insurance policies

NOW, THEREFORE, in consideration of the premises and intending to be legally bound hereby, the parties hereto agree as follows:

SECTION 1. INDEMNIFICATION.

a. In the event that the Indemnitee was or is made a party to, or is threatened to be made a party to, or otherwise becomes involved, as a party or otherwise (including, but not limited to, as a witness or as the subject of a subpoena or discovery notice), or is threatened with,

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any Proceeding by any third party or any derivative action made in the right of the Company, whether arising while such Indemnitee is a Representative of the Company or any Affiliated Entity or afterwards, relating to or arising out of the business and affairs of, or activities undertaken in connection with, the Company, or by reason of the fact that the Indemnitee or a person of whom the Indemnitee is the legal representative is or was, at any time, a Representative of the Company or any Affiliated Entity or is or was serving at the request of the Company or any Affiliated Entity for another corporation, company, partnership, limited partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise, in any capacity (including service with respect to employee benefit plans), whether the basis of such Proceeding is alleged action in an official capacity as a Representative or in any other capacity while serving as a Representative, the Company shall indemnify Indemnitee and hold Indemnitee harmless against all claims, demands, liabilities, costs, expenses, damages, judgment, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement, losses, suits, proceedings and actions, whether judicial, administrative, investigative or otherwise, of whatever nature, known or unknown, liquidated or unliquidated (“Claims”), that may accrue to or be incurred by the Indemnitee, or in which the Indemnitee may become involved, including, but not limited, to amounts paid in satisfaction of attorneys’ fees and all other costs, charges and expenses paid or incurred in connection with investigating, defending, settling, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Claim relating to a Proceeding (“Expenses”) to the fullest extent a Delaware corporation has the power or obligation to indemnify a person in accordance with the DGCL as the same exists or may hereafter be amended (but only to the extent that such amendment permits a corporation to provide broader indemnification rights than a corporation was permitted to provide prior to such amendment), except (i) with respect to or in connection with the receipt of a personal benefit to which Indemnitee was not entitled, including but not limited to personal benefits arising from trading in securities and (ii) to the extent that it shall have been determined by a final disposition that such Claims arose from the gross negligence or willful misconduct of the Indemnitee.

b. For the avoidance of doubt, subject to the DGCL and the Company’s Constating Documents, the provisions of paragraph (a) shall not apply to a Claim or Proceeding made directly by the Company against the Indemnitee but shall apply in the case of any derivative action or other Claim or Proceeding made by a third party in the right of the Company.

c. For the avoidance of doubt, no indemnification under this Agreement in connection with any Claim or Proceeding, whether by or in the right of the Company or otherwise, shall require any determination by the courts of Delaware or any other court.

d. The indemnification provided in this Agreement specifically includes indemnification with respect to the period from and after the date hereof, notwithstanding the date this Agreement is executed and delivered by the parties.

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SECTION 2. NOTICES OF CLAIMS.

Promptly after receipt by the Indemnitee of notice of the commencement of any Proceeding, the Indemnitee shall, if a claim for indemnification in respect thereof is to be made against the Company, give written notice to the Company of the commencement of such Proceeding; provided, that the failure of the Indemnitee to give notice as provided herein shall not relieve the Company of its obligations under this Agreement, except to the extent that the Company is actually prejudiced by such failure to give notice. In the event that any such Proceeding is brought against the Indemnitee (other than a derivative suit in right of the Company), the Company will be entitled to participate in and to assume the defense thereof to the extent that the Company may wish, with counsel reasonably satisfactory to the Indemnitee. After notice from the Company to the Indemnitee of the Company’s election to assume the defense thereof, the Company will not be liable for expenses subsequently incurred by the Indemnitee in connection with the defense thereof. The Company will not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnitee of a release from all liability in respect to such Claim. Any indemnification provided for in Section 1 shall be made within 10 business days after receipt by the Company of the written notice of Indemnitee.

SECTION 3. INSURANCE.

In the event that the Company maintains insurance to protect any director, officer or manager of the Company against any expense, liability or loss from wrongful acts, or to insure the Company’s indemnification obligations, such insurance shall cover the Indemnitee to at least the same extent as any other director, officer or manager of the Company and the Company’s insurance shall be the primary insurance policy against any expense, liability or loss from wrongful acts, and to insure the Company’s indemnification obligations[; in each case, notwithstanding that Indemnitee was designated as a Representative of the Company by affiliates of Onex Corporation (together with such affiliates, “Onex”) or the availability of other insurance maintained or arranged by Onex]1.

SECTION 4. ADVANCE OF EXPENSES.

a. Notwithstanding anything in the Constating Documents or this Agreement to the contrary, the right to indemnification conferred by this Agreement shall include the obligation of the Company to advance, if so requested by the Indemnitee (and within 10 business days of such request), Expenses incurred relating to a Claim involving the Indemnitee in advance of its final disposition or to recover under any directors’ and officers’ liability insurance policies maintained by the Company; provided, that the payment of such Expenses incurred by Indemnitee in advance of the final disposition of any Proceeding shall be made only upon delivery to the Company of an undertaking, by or on behalf of Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by a final disposition that Indemnitee is not entitled to be indemnified for such expenses under this Agreement or otherwise, or to repay any amount advanced in excess of the amount of indemnity to which Indemnitee is entitled under this Agreement or otherwise.

[1]	To be added for Onex employees

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b. For the avoidance of doubt, subject to the DGCL and the Company’s Constating Documents, the provisions of paragraph (a) shall not apply to a Claim or Proceeding made directly by the Company against the Indemnitee but shall apply in the case of any derivative action or other Claim or Proceeding made by a third party in the right of the Company.

SECTION 5. CONTRIBUTION.

In the event that the indemnification provided for in this Agreement is unavailable to the Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying the Indemnitee, shall contribute to the amount incurred by the Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any Proceeding, in such proportion as is deemed fair and reasonable, in light of all of the circumstances of such action, by a majority vote of the members of the then current Board of Directors (even though less than a quorum) or similar governing body of the Company, in each case acting in good faith, or, if the Indemnitee disagrees with the determination of such governing body, then by the courts of the State of Delaware or other court having jurisdiction over the parties to reflect (a) the relative benefits received by the Company and the Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such action; and/or (b) the relative fault of the Company (and its other Representatives) and the Indemnitee in connection with such event(s) and/or transaction(s). The Indemnitee’s right to contribution under this Section 5 shall be determined in accordance with, pursuant to and in the same manner as, the provisions in Section 1 and 2 relating to the Indemnitee’s right to indemnification under this Agreement.

SECTION 6. ATTORNEYS’ FEES.

In the event that any action is instituted by the Indemnitee under this Agreement to enforce or interpret any of the terms hereof, the prevailing party in such action shall be entitled to be paid all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party with respect to such action.

SECTION 7. NON-EXCLUSIVITY.

The rights of the Indemnitee hereunder shall be in addition to any other rights the Indemnitee may have under the Constating Documents or under applicable law, and nothing herein shall be deemed to diminish or otherwise restrict the Indemnitee’s right to indemnification under any such other provision. To the extent applicable law or the Constating Documents as in effect on the date hereof, or at any time in the future, permit greater indemnification than as provided for in this Agreement, the parties hereto agree that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such law or provision of the Constating Documents, and this Agreement shall be deemed amended without any further action by the Company or the Indemnitee to grant such greater benefits. The Indemnitee may elect to have the Indemnitee’s rights hereunder interpreted on the basis of applicable law in effect at the time of execution of this Agreement, at the time of the occurrence of the event giving rise to a Claim or at the time indemnification is sought.

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SECTION 8. BURDEN OF PROOF; NO PRESUMPTIONS

(a) Burden of Proof. In connection with any determination by any person as to whether Indemnitee is entitled to be indemnified hereunder, the Indemnitee shall be presumed to be entitled to indemnification under this Agreement upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking, if any is required, has been tendered to the Company), and thereafter the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

In any suit brought by Indemnitee to enforce a right to indemnification or to an advancement of Expenses hereunder, or brought by the Company to recover an advancement of Expenses pursuant to the terms of an undertaking, the burden of proving that Indemnitee is not entitled to be indemnified, or to such advancement of Expenses, under this Agreement or otherwise, shall be on the Company.

(b) No Presumptions. For purposes of this Agreement, the termination of any Proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Company to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct or had any particular belief, nor an actual determination by the Company that Indemnitee has not met such standard of conduct or did not have such belief, shall be a defense to Indemnitee's claim for indemnification or advancement of expenses under this Agreement or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief. The scope of the Company’s indemnification of Indemnitee is that set forth in Section 1 of this Agreement, and nothing in this Section 8(b) shall be deemed to expand such scope.

SECTION 9. PARTIAL INDEMNITY.

If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of the Expenses, judgments, fines, penalties, amounts paid in settlement of a claim or any other amount but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

SECTION 10. SUBROGATION.

In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

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SECTION 11. NO DUPLICATION OF PAYMENTS.

The Company shall not be liable under this Agreement to make any payment in connection with any claim made against the Indemnitee to the extent the Indemnitee has otherwise actually received payment (under any insurance policy, the Constating Documents or otherwise) of the amounts otherwise indemnifiable hereunder.

SECTION 12. BINDING EFFECT.

This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor (whether by purchase, merger, consolidation, reorganization, exchange or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, spouses, heirs, executors and personal and legal representatives. The Company shall require and cause any successor (whether by purchase, merger, consolidation, reorganization, exchange or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place, but the absence of any such writing shall not be a defense to any claim for indemnity made hereunder. This Agreement shall continue in effect regardless of whether the Indemnitee continues to serve as a Representative of the Company or of any other enterprise at the Company’s request.

SECTION 13. SEVERABILITY.

The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to the fullest extent permitted by law.

SECTION 14. AMENDMENT.

Except as otherwise provided in Section 7 herein, this Agreement may not be changed, modified or amended except in writing signed by the parties hereto.

SECTION 15. CERTAIN DEFINITIONS.

As used in this Agreement:

“Affiliated Entity” means each of the entities identified as the “Company” on the signature page hereof, and each corporation, company, partnership, limited partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise directly or indirectly controlled by such Company.

6

The “Constating Documents” of the Company mean its articles or certificate of incorporation, articles or certification of association or formation, charter, by-laws, operating agreement, partnership agreement and/or other similar document or instrument governing its internal affairs.

“final disposition” means a determination by final judicial decision from which there is no further right to appeal.

“Proceeding” means any actual or threatened action, suit, proceeding, arbitration, alternate or dispute resolution mechanism, or any inquiry or investigation, whether civil, criminal, administrative or investigative.

Indemnitee will be deemed to be a “Representative” of an entity for which he is serving as an officer, a director, a manager, managing member, general partner, or in any other executive, fiduciary or representative capacity, including as an “authorized signatory”, at the request of the entity.

SECTION 16. COUNTERPARTS.

More than one entity is identified as the “Company” on the signature page of this Agreement. This document shall be deemed to be a separate and distinct agreement between Indemnitee and each such Company. This Agreement may be executed in several counterparts, each of which shall be deemed an original.

SECTION 17. GOVERNING LAW; EXCLUSIVE JURISDICTION.

This Agreement shall be governed by the laws of the State of Delaware without regard to the principles of conflicts of law thereof. The Court of Chancery of the State of Delaware is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this Agreement or otherwise by the Indemnitee.

[Intentionally blank; signature page follows]

7

IN WITNESS WHEREOF, the Company and the Indemnitee have executed this Indemnification Agreement as of the day and year first above written.

INDEMNITEE:

[NAME]

COMPANY:

TMS INTERNATIONAL CORP., a Delaware corporation

By:
Name:
Title:

COMPANY:

TUBE CITY IMS CORPORATION, a Delaware corporation

By:
Name:
Title:

EXHIBIT 21.1

SUBSIDIARIES

Subsidiary	State or Country of Organization

Metal Services Holdco LLC	Delaware

Tube City IMS Corporation	Delaware

Tube City IMS, LLC	Delaware

Tube City IMS Canada Limited	Canada

Hanson Resource Management Limited	United Kingdom

Hanson Support Services Limited	United Kingdom

Tube City IMS Holding B.V.	The Netherlands

Tube City IMS France Holding S.A.S.	France

Tube City IMS France Sud S.A.S	France

Tube City IMS France Centre S.A.S.	France

Tube City IMS Kosice s.r.o.	Slovak Republic

Tube City IMS Balkan d.o.o.	Serbia

Tube City IMS Servicos Industriais do Brasil Ltda.	Brazil

Tube City IMS Belgium BVBA	Belgium

Tube City IMS Trinidad Limited	Trinidad & Tobago

Tube City IMS Singapore Pte. Limited	Singapore

Tube City IMS de Mexico S. de R.L. de C.V.	Mexico

Tube City IMS Servicios de Mexico S. de R.L. de C.V.	Mexico

Tube City IMS Taiwan Limited	Taiwan, R.O.C.

Tube City IMS Middle East Holding W.L.L.	Kingdom of Bahrain[1]

Tube City IMS DMCC	United Arab Emirates

Tube City IMS South Africa (Pty) Ltd.	South Africa

Tube City IMS Gulf Holding W.L.L.	Kingdom of Bahrain

Tube City IMS Poland Sp. z o.o.	Poland

Tube City IMS Global Holding C.V.	The Netherlands

Tube City IMS Global Finance C.V.	The Netherlands

Tube City IMS Global Finance B.V.	The Netherlands

[1]	A branch of Tube City IMS Middle East Holding W.L.L. is registered and operates in Abu Dhabi, United Arab Emirates.

EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No.333-173562) pertaining to the Long-Term Incentive Plan of TMS International Corp. and subsidiaries of our report dated February 19, 2013, with respect to the consolidated financial statements of TMS International Corp. and subsidiaries, and the effectiveness of internal control over financial reporting of TMS International Corp., included in this Annual Report (Form 10-K) for the year ended December 31, 2012.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania

February 19, 2013

EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

That the undersigned does hereby make, constitute and appoint Raymond S. Kalouche, Daniel E. Rosati, and Leon Z. Heller or any one of them, my true and lawful attorneys-in-fact to sign and execute for me and on my behalf TMS International Corp.’s Annual Report on Form 10-K for the year ended December 31, 2012 to be filed with the Securities and Exchange Commission, and any and all amendments to such report to be filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, in such form as they or any one or more of them may approve, and to do any and all other acts which said attorneys-in-fact may deem necessary or desirable to enable TMS International Corp. to comply with said Act and the rules and regulations thereunder.

IN WITNESS WHEREOF, I have hereunto set my hand this 19th day of February, 2013.

/s/ Manish K. Srivastava
Manish K. Srivastava

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

That the undersigned does hereby make, constitute and appoint Raymond S. Kalouche, Daniel E. Rosati, and Leon Z. Heller or any one of them, my true and lawful attorneys-in-fact to sign and execute for me and on my behalf TMS International Corp.’s Annual Report on Form 10-K for the year ended December 31, 2012 to be filed with the Securities and Exchange Commission, and any and all amendments to such report to be filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, in such form as they or any one or more of them may approve, and to do any and all other acts which said attorneys-in-fact may deem necessary or desirable to enable TMS International Corp. to comply with said Act and the rules and regulations thereunder.

IN WITNESS WHEREOF, I have hereunto set my hand this 19th day of February, 2013.

/s/ Timothy A.R. Duncanson
Timothy A.R. Duncanson

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

That the undersigned does hereby make, constitute and appoint Raymond S. Kalouche, Daniel E. Rosati, and Leon Z. Heller or any one of them, my true and lawful attorneys-in-fact to sign and execute for me and on my behalf TMS International Corp.’s Annual Report on Form 10-K for the year ended December 31, 2012 to be filed with the Securities and Exchange Commission, and any and all amendments to such report to be filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, in such form as they or any one or more of them may approve, and to do any and all other acts which said attorneys-in-fact may deem necessary or desirable to enable TMS International Corp. to comply with said Act and the rules and regulations thereunder.

IN WITNESS WHEREOF, I have hereunto set my hand this 19th day of February, 2013.

/s/ John J. Connelly
John J. Connelly

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

That the undersigned does hereby make, constitute and appoint Raymond S. Kalouche, Daniel E. Rosati, and Leon Z. Heller or any one of them, my true and lawful attorneys-in-fact to sign and execute for me and on my behalf TMS International Corp.’s Annual Report on Form 10-K for the year ended December 31, 2012 to be filed with the Securities and Exchange Commission, and any and all amendments to such report to be filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, in such form as they or any one or more of them may approve, and to do any and all other acts which said attorneys-in-fact may deem necessary or desirable to enable TMS International Corp. to comply with said Act and the rules and regulations thereunder.

IN WITNESS WHEREOF, I have hereunto set my hand this 19th day of February, 2013.

/s/ Colin Osborne
Colin Osborne

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

That the undersigned does hereby make, constitute and appoint Raymond S. Kalouche, Daniel E. Rosati, and Leon Z. Heller or any one of them, my true and lawful attorneys-in-fact to sign and execute for me and on my behalf TMS International Corp.’s Annual Report on Form 10-K for the year ended December 31, 2012 to be filed with the Securities and Exchange Commission, and any and all amendments to such report to be filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, in such form as they or any one or more of them may approve, and to do any and all other acts which said attorneys-in-fact may deem necessary or desirable to enable TMS International Corp. to comply with said Act and the rules and regulations thereunder.

IN WITNESS WHEREOF, I have hereunto set my hand this 19th day of February, 2013.

/s/ Patrick W. Tolbert
Patrick W. Tolbert

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

That the undersigned does hereby make, constitute and appoint Raymond S. Kalouche, Daniel E. Rosati, and Leon Z. Heller or any one of them, my true and lawful attorneys-in-fact to sign and execute for me and on my behalf TMS International Corp.’s Annual Report on Form 10-K for the year ended December 31, 2012 to be filed with the Securities and Exchange Commission, and any and all amendments to such report to be filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, in such form as they or any one or more of them may approve, and to do any and all other acts which said attorneys-in-fact may deem necessary or desirable to enable TMS International Corp. to comply with said Act and the rules and regulations thereunder.

IN WITNESS WHEREOF, I have hereunto set my hand this 19th day of February, 2013.

/s/ Herbert K. Parker
Herbert K. Parker

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

That the undersigned does hereby make, constitute and appoint Raymond S. Kalouche, Daniel E. Rosati, and Leon Z. Heller or any one of them, my true and lawful attorneys-in-fact to sign and execute for me and on my behalf TMS International Corp.’s Annual Report on Form 10-K for the year ended December 31, 2012 to be filed with the Securities and Exchange Commission, and any and all amendments to such report to be filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, in such form as they or any one or more of them may approve, and to do any and all other acts which said attorneys-in-fact may deem necessary or desirable to enable TMS International Corp. to comply with said Act and the rules and regulations thereunder.

IN WITNESS WHEREOF, I have hereunto set my hand this 19th day of February, 2013.

/s/ Joseph Curtin
Joseph Curtin

EXHIBIT 31.1

Certification Pursuant to Rule 13a/15d of the

Securities Exchange Act of 1934,

as adopted pursuant to

Section 302 of the Sarbanes-Oxley Act of 2002

I, Raymond S. Kalouche, certify that:

1.	I have reviewed this Annual Report on Form 10-K of TMS International Corp.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a.	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting.

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent functions):

a.	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: February 19, 2013

By:	/s/ Raymond S. Kalouche
Raymond S. Kalouche
Chief Executive Officer
(Principal Executive Officer)

EXHIBIT 31.2

Certification Pursuant to Rule 13a/15d of the

Securities Exchange Act of 1934,

as adopted pursuant to

Section 302 of the Sarbanes-Oxley Act of 2002

I, Daniel E. Rosati, certify that:

1.	I have reviewed this Annual Report on Form 10-K of TMS International Corp.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a.	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting.

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent functions):

a.	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: February 19, 2013

By:	/s/ Daniel E. Rosati
Daniel E. Rosati
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of TMS International Corp. (the “Company”) on Form 10-K for the year ended December 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Raymond S. Kalouche, as Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Raymond S. Kalouche
Raymond S. Kalouche
Chief Executive Officer

Date: February 19, 2013

EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of TMS International Corp. (the “Company”) on Form 10-K for the year ended December 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Daniel E. Rosati, as Chief Financial Officer, Executive Vice President and Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Daniel E. Rosati
Daniel E. Rosati
Executive Vice President and Chief Financial Officer

Date: February 19, 2013

ANNEX E

April 29, 2013

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of TMS International Corp., a Delaware corporation, to be held on Wednesday, June 5, 2013 at 11:00 a.m. local time, at the Westin Convention Center Hotel, 1000 Penn Avenue, Pittsburgh, Pennsylvania, 15222. During the meeting, we will discuss each item of business described in the attached Notice of Annual Meeting of Stockholders and accompanying Proxy Statement.

The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter. A copy of our Annual Report to Stockholders is also enclosed for your information.

We hope you will be able to attend the meeting. If you would like to obtain directions to attend the Annual Meeting and vote in person, please contact us at (412) 678-6141.

Your vote is important. Whether or not you expect to attend, please vote your proxy so your shares will be represented at the meeting.

Respectfully yours,

Raymond S. Kalouche

President and Chief Executive Officer

NOTICE OF

2013 ANNUAL MEETING OF STOCKHOLDERS

JUNE 5, 2013

April 29, 2013

Dear Stockholder:

The 2013 Annual Meeting of Stockholders of TMS International Corp., a Delaware corporation, will be held on Wednesday, June 5, 2013, at 11:00 a.m. local time, at the Westin Convention Center Hotel, 1000 Penn Avenue, Pittsburgh, Pennsylvania, 15222. The purposes of the meeting are to:

1.	Elect the following nominees as directors to serve until the next succeeding annual meeting and until their respective successors shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office: John J. Connelly, Joseph Curtin, Timothy A.R. Duncanson, Raymond S. Kalouche, Colin Osborne, Herbert K. Parker, Manish K. Srivastava and Patrick W. Tolbert;

2.	Ratify the appointment of Ernst & Young LLP as our independent registered public accountants for our fiscal year ending December 31, 2013;

3.	Hold an advisory vote to approve named executive officer compensation;

4.	Approve an amendment to the TMS International Corp. Long-Term Incentive Plan, adopted March 10, 2011 (the “Plan”), to increase the number of shares available for issuance under the Plan by 750,000 shares and clarify the business criteria upon which performance goals under the Plan are based, and approve the material terms of the performance goals under the Plan for purposes of the “performance-based compensation” exemption in Section 162(m) of the Internal Revenue Code.

5.	Transact any other business that properly comes before the meeting.

The record date for the Annual Meeting is April 15, 2013. If you held shares of TMS International Corp. at the close of business on that date, you are entitled to vote at the Annual Meeting. A complete list of stockholders entitled to vote will be available for inspection by any stockholder for any purpose relating to the meeting during normal business hours at our principal executive offices, 12 Monongahela Avenue, Glassport, Pennsylvania, 15045, for 10 days prior to the Annual Meeting.

Your vote is important. We encourage you to vote by proxy, even if you plan to attend the meeting.

By order of the board of directors,

Leon Z. Heller

Executive Vice President, General Counsel and

Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 5, 2013

Our Notice of 2013 Annual Meeting of Stockholders, Proxy Statement and Annual Report to

Stockholders are available in the “Investors” section of the TMS International Corp. website at

http://tmsinternationalcorp.investorroom.com/ under the Proxy Statement and Annual Report tab.

Information on our website, including information in other documents referred to in this Proxy Statement,

does not constitute part of this Proxy Statement.

Page
Questions and Answers about the 2013 Annual Meeting and Voting	1
Annual Reports	6
Proposal One — Election of Directors	7
Corporate Governance	11
Proposal Two — Ratification of Independent Registered Public Accountants	19
Proposal Three — Advisory Vote on Executive Compensation	21
Proposal Four — Approval of an amendment to the TMS International Corp. Long-Term Incentive Plan and approval of the material performance goals under the Plan	23
Other Matters	32
Ownership of Securities	32
Beneficial Ownership Table	33
Report of the Audit Committee	38
Executive Officers	40
Certain Relationships and Related Transactions	41
Compensation Committee Report	43
Executive Compensation — Compensation Discussion and Analysis	44
Certain Information Not Deemed Incorporated by Reference in any Securities and Exchange Commission Filings	61

TMS INTERNATIONAL CORP.

12 MONONGAHELA AVENUE

GLASSPORT, PENNSYLVANIA 15045

(412) 678-6141

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 5, 2013

QUESTIONS AND ANSWERS ABOUT THE 2013 ANNUAL MEETING AND VOTING

Q.	Why am I receiving these materials?
A.	This Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders, and the proxy card/voting instructions are being furnished to the stockholders by the board of directors of TMS International Corp., a Delaware corporation (the “Company”), to solicit your proxy to vote at the 2013 Annual Meeting of Stockholders to be held on June 5, 2013 at 11:00 a.m. local time, at the Westin Convention Center Hotel, 1000 Penn Avenue, Pittsburgh, Pennsylvania, 15222.

We have requested that banks, brokerage firms and other nominees that hold common stock on behalf of the owners of the common stock (such stock is often referred to as being held in “street name”) as of the close of business on April 15, 2013 forward these materials, together with a proxy card or voting instruction card, to those beneficial owners. We have agreed to pay the reasonable expenses of the banks, brokerage firms and other nominees for forwarding these materials.

This Proxy Statement summarizes the information you need to vote at the 2013 Annual Meeting. However, you do not need to attend the meeting to vote your shares. You may return the enclosed proxy card by mail. You may also vote by telephone or via the Internet, as detailed below. If your shares are held in “street name”, you may have received voting instructions enclosed with your materials rather than a proxy card.

We will begin mailing this Proxy Statement, along with the proxy card and our Annual Report for the year ended December 31, 2012, on or about April 29, 2013.

Q.	What materials am I receiving?
A.	You are receiving:

1.	the Notice of Annual Meeting of Stockholders and this Proxy Statement for the 2013 Annual Meeting;

2.	the proxy card or voting instruction form for the 2013 Annual Meeting; and

3.	the Company’s Annual Report to Stockholders for the year ended December 31, 2012.

Q.	What is the purpose of the 2013 Annual Meeting?
A.	At the 2013 Annual Meeting, including any adjournment or postponement thereof, our stockholders will be asked to consider and vote upon four proposals:

1.	Election of the following nominees as directors to serve until the next succeeding annual meeting and until their respective successors shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office: John J. Connelly, Joseph Curtin, Timothy A.R. Duncanson, Raymond S. Kalouche, Colin Osborne, Herbert K. Parker, Manish K. Srivastava and Patrick W. Tolbert;

2.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accountants for our fiscal year ending December 31, 2013;

3.	Approval, on an advisory basis, of the named executive officer compensation; and

1

4.	Approval of an amendment to the TMS International Corp. Long-Term Incentive Plan, adopted March 10, 2011 (the “Plan”), to increase the number of shares available for issuance under the LTIP by 750,000 shares and clarify the business criteria under which performance based goals under the Plan are based, and approval of the material performance goals under the Plan for purposes of the “performance-based compensation” exemption in Section 162(m) of the Internal Revenue Code.

Other than matters incident to the conduct of the 2013 Annual Meeting and those set forth in this Proxy Statement, we do not know of any business or proposals to be considered at the 2013 Annual Meeting. If any other business is proposed and properly presented at the 2013 Annual Meeting, the proxies received from our stockholders give the proxy holders the authority to vote on such matters at their discretion.

Q.	What does the board recommend?
A.	Our board recommends that you vote:
•	“FOR” the election of each of the named nominees to the board;
•	“FOR” the ratification of Ernst & Young LLP as our independent registered public accountants for our fiscal year ending December 31, 2013;
•

“FOR” the approval, on a non-binding, advisory basis, of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in the Proxy Statement set forth under the caption “Executive Compensation” of this Proxy Statement; and

•

“FOR” approval of an amendment to the TMS International Corp. Long-Term Incentive Plan to increase the number of shares available for issuance under the Long Term Incentive Plan by 750,000 shares and clarify the business criteria under which performance based goals under the Plan are based, and approval of the material performance goals under the Plan for purposes of the “performance-based compensation” exemption in Section 162(m) of the Internal Revenue Code.

Q.	How do I attend the 2013 Annual Meeting? What do I need to bring?
A.	All stockholders of record at the close of business on April 15, 2013 are invited to attend the 2013 Annual Meeting. You may be asked to provide valid photo identification. If you hold your shares through a broker or otherwise in street name, please bring a copy of the voting instruction form received from your broker, a brokerage statement reflecting ownership as of the record date April 15, 2013, a letter from your broker, or other evidence of stock ownership as of the record date.

Please note that cameras, recording equipment and other similar electronic devices, large bags and packages will not be allowed into the meeting and will need to be checked at the door.

Q.	Who is entitled to vote?
A.	Our board of directors has fixed the close of business on April 15, 2013 as the date to determine the stockholders who are entitled to vote at the Annual Meeting and at any adjournments or postponements thereof. On April 15, 2013, 14,578,332 shares of our Class A Common Stock and 24,699,109 shares of our Class B Common Stock were outstanding and eligible to vote. Each share of Class A Common Stock is entitled to one vote on each matter submitted for stockholder approval. Each share of Class B Common Stock is entitled to ten (10) votes on each matter submitted for stockholder approval. Any shares of common stock in our treasury on that date will not be voted.

Q.	How do I vote?
A.	If you hold shares directly in your own name and are the holder of record, you have four voting options. You may vote using one of the following methods:
•

Internet. You can vote over the Internet by accessing the website at www.proxyvoting.com/tms and following the instructions on the website. Internet voting is available 24 hours a day until 11:59 pm Eastern Time on June 4, 2013. If you vote over the Internet, do not return your proxy card.

2

•

Telephone. If you hold shares directly in your own name and are the holder of record, you can vote by telephone by calling the toll-free number 1-866-540-5760 in the United States, Canada or Puerto Rico on a touch-tone phone. You will then be prompted to enter the control number printed on your proxy card and to follow the subsequent instructions. Telephone voting is available 24 hours a day until 11:59 pm Eastern Time on June 4, 2013.

•	Mail. You can vote by mail by simply completing, signing, dating and mailing your proxy card in the postage-paid envelope included with this Proxy Statement.
•

In Person. You may come to the 2013 Annual Meeting and cast your vote there. We will have ballots available at the meeting. We recommend that you vote by proxy even if you plan to attend the 2013 Annual Meeting so that your vote will be counted if you later decide not to attend the 2013 Annual Meeting.

If your shares are held in street name, you should follow the voting directions provided by your broker or nominee. You may also cast your vote in person at the 2013 Annual Meeting, but you must request a legal proxy from your broker or nominee.

If you return your signed proxy card or use Internet or telephone voting before the 2013 Annual Meeting, we will vote your shares as you direct.

With respect to Proposal 1 (the election of directors) you may vote “FOR” all nominees, “WITHHOLD” your vote as to all nominees, or vote “FOR” all nominees except those specific nominees from whom you “WITHHOLD” your vote.

With respect to Proposal 2 (the ratification of Ernst & Young LLP as our independent registered public accountants for our fiscal year ending December 31, 2012) you may vote “FOR”, “AGAINST” or “ABSTAIN.”

With respect to Proposal 3 (the approval, on an advisory basis, of the named executive officer compensation) you may vote “FOR”, “AGAINST” or “ABSTAIN.”

With respect to Proposal 4 (approval of the amendment to the TMS International Corp. Long-Term Incentive Plan to increase the number of shares available for issuance under the Long Term Incentive Plan by 750,000 shares and clarify the business criteria under which the performance goals under the Plan are based and approval of the material performance goals under the Plan for purposes of the “performance-based compensation” exemption in Section 162(m) of the Internal Revenue Code), you may vote “FOR”, “AGAINST” or “ABSTAIN.”

If you are a stockholder of record and you return a proxy card through the mail, Internet or telephone but do not specify how you want to vote your shares, we will vote them FOR the election of the eight director nominees set forth in this Proxy Statement, FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, FOR the compensation paid to our named executive officers, and FOR approval of the Amendment to the Long Term Incentive Plan and approval of the material performance goals under the Plan.

Q.	What if I change my mind after I vote my shares?
A.	If you are a stockholder of record, you can revoke your proxy at any time before it is voted at the 2013 Annual Meeting by:
•	Sending written notice of revocation to the Corporate Secretary, TMS International Corp., 12 Monongahela Avenue, Glassport, Pennsylvania 15045;
•	Submitting a properly signed proxy with a later date; or
•	Voting by telephone or the Internet at a time following your prior telephone or Internet vote.

To be effective, we must receive the revocation of your vote at or prior to the 2013 Annual Meeting.

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You also may revoke your proxy by voting in person at the 2013 Annual Meeting. You also may be represented by another person at the 2013 Annual Meeting by executing a proper proxy designating that person.

If your shares are held in street name, you should follow the instructions provided by your nominee.

Q.	What does it mean if I receive more than one proxy card?
A.	It probably means that your shares of common stock are held in multiple accounts at the transfer agent and/or with banks or stockbrokers. Please vote all of your accounts.

Q.	What will happen if I do not vote my shares?
A.	If you do not return a proxy card or otherwise vote according to the instructions described on your proxy card, your shares will not be voted. If your shares are held in street name and you do not return your voting instructions to your broker in accordance with the voting materials you received, your brokerage firm may vote your shares on those proposals where it has discretion to vote. Under the rules of various securities exchanges, your nominee generally may vote on routine matters but cannot vote on non-routine matters. If you hold your shares in street name and you do not give instructions on how to vote your shares on a non-routine matter, your nominee will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” Of the proposals to be considered at the 2013 Annual Meeting, only the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm is considered a routine matter.

Q.	How many shares must be present to hold the 2013 Annual Meeting?
A.	Stockholders entitled to cast at least one-half of the votes that all stockholders of TMS International Corp. are entitled to cast must be present at the 2013 Annual Meeting, in person or by proxy, in order to hold the 2013 Annual Meeting and conduct business. This is called a quorum.

Q.	How many votes are needed to approve each item?
A.	All proposals, except the proposal to elect each of the named nominees to the board, require the affirmative vote of a majority of votes cast by stockholders entitled to vote and represented at the 2013 Annual Meeting in person or by proxy.

For the proposal to elect each of the named nominees to the board, each nominee shall be elected upon receiving a plurality of the votes cast by stockholders entitled to vote and represented at the 2013 Annual Meeting in person or by proxy. This means that each nominee will be elected if the votes cast “for” such nominee’s election exceed the votes withheld from or cast “against” such nominee’s election.

Q.	How will voting on any other business be conducted?
A.	We do not know of any business to be considered at the 2013 Annual Meeting of Stockholders other than the proposals described in this Proxy Statement. If any other business is presented at the 2013 Annual Meeting, your signed proxy card gives authority to each of Leon Z. Heller and Jonathan M. Fingeret to vote on such matters in his discretion.

Q.	How are the votes counted?
A.	You are entitled to cast one vote for each share of Class A Common Stock you own, and ten (10) votes for each share of Class B Common Stock you own. There is no cumulative voting.

We will count your shares as present at the 2013 Annual Meeting if you:

•	Are present and vote in person at the 2013 Annual Meeting; or
•	Have properly submitted a proxy card or a voter instruction form (as received from your broker / nominee), or voted by telephone or the Internet on a timely basis.

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Shares that constitute abstentions and broker non-votes will be counted as present at the 2013 Annual Meeting for the purpose of determining a quorum. For all proposals except the proposal to elect each of the named nominees to the board, any such shares that are counted as present but that are not voted (whether by abstention, “broker non-vote” or otherwise) will have the effect of votes “AGAINST” the proposals. With respect to the proposal to elect each of the named nominees to the board, any shares not voted (whether by abstention, “broker non-vote” or otherwise) will have no impact on the election of the members of the board.

Q.	Where do I find the voting results of the meeting?
A.	We will publish the voting results in a current report on Form 8-K, which is due to be filed with the Securities and Exchange Commission (the “SEC”) within four business days following the 2013 Annual Meeting. You can also review the results in the “Investors” section of our website at http://tmsinternationalcorp.investorroom.com/.

Q.	What are the deadline and the procedure for proposing actions for consideration at our 2013 Annual Meeting of Stockholders?
A.	Stockholder Proposals for Inclusion in our 2014 Proxy Statement. Under the rules and regulations of the SEC, proposals of stockholders intended to be included in our proxy statement for presentation at our 2014 Annual Meeting of Stockholders (i) must be received by us at our corporate offices no later than December 30, 2013 (120 days preceding the one year anniversary of the mailing date of this Proxy Statement), (ii) may not exceed 500 words and (iii) must satisfy the conditions established by the SEC for stockholder proposals to be included in our proxy statement and form of proxy for that meeting, and must otherwise contain certain information specified in our Amended and Restated Bylaws.

A.	Other Stockholder Proposals. Pursuant to our By-laws, a stockholder desiring to propose any matter for consideration at the 2014 Annual Meeting of Stockholders, other than through inclusion in our proxy materials, must notify the Company’s Secretary at the Company’s offices, not later than the close of business on March 7, 2014 nor earlier than the close of business on February 5, 2014. Please address your proposal to: Corporate Secretary, TMS International Corp., 12 Monongahela Avenue, Glassport, Pennsylvania 15045. Stockholders intending to commence their own proxy solicitations and present proposals from the floor of our 2014 Annual Meeting of Stockholders in compliance with Rule 14a-4 promulgated under the Exchange Act must notify us of such intentions before March 15, 2014 (45 days preceding the one year anniversary of the mailing date of this Proxy Statement). After such date, our proxy in connection with the 2014 Annual Meeting of Stockholders may confer discretionary authority on the board to vote.

Q.	Who is making and paying for this proxy solicitation?
A.	This proxy is solicited on behalf of our board of directors. Our directors, officers and regular employees may, without additional compensation, solicit proxies personally or by e-mail, telephone, fax or special letter. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs of sending the proxy materials to our beneficial owners.

Q.	I share an address with another stockholder, and we received only one paper copy of the proxy materials. How can I obtain an additional copy of the proxy materials?
A.	SEC rules allow us to deliver a single copy of an annual report and proxy statement to any household at which two or more stockholders reside. We believe this rule benefits everyone. It eliminates duplicate mailings that stockholders living at the same address receive, and it reduces our printing and mailing costs. This rule applies to any annual reports, proxy statements, proxy statements combined with a prospectus and information statements. If you would like to receive another copy of this year’s proxy materials (whether or not you reside in a household with another stockholder), please write to Broadridge Investor Communications Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or call 800-542-1061.

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If your household received multiple copies of proxy materials and would like to receive single mailings in the future, please write to Broadridge Investor Communications Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or call 800-542-1061. Each stockholder will continue to receive a separate proxy card. If you are the beneficial owner, but not the record holder, of our shares and wish to receive only one copy of the proxy materials in the future, you need to contact your bank, brokerage firm or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address.

Q.	Where are the Company’s principal executive offices located and what is the Company’s main telephone number?
A.	The Company’s principal executive offices are located at 12 Monongahela Avenue, Glassport, Pennsylvania 15045. The Company’s main telephone number is (412) 678-6141.

ANNUAL REPORTS

Our 2012 Annual Report to Stockholders, which includes a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2012 (which is not a part of our proxy soliciting materials), excluding exhibits, is being mailed to you together with this Proxy Statement. A copy of any or all exhibits to the Form 10-K will be furnished to any stockholder, without charge, upon receipt of a phone call or written request from such person. Such request may be made to our Director of Investor Relations by mail at 12 Monongahela Avenue, Glassport, Pennsylvania 15045, by telephone at (412) 678-6141, or by email to shareholder.requests@tubecityims.com. The Annual Report is also available in the “Investors” section of our website at http://tmsinternationalcorp.investorroom.com. Information on our website does not constitute part of this Proxy Statement.

YOUR VOTE IS IMPORTANT!

If you are a stockholder of record, please vote by telephone or Internet or, if you received a printed copy of the proxy materials, sign and promptly return your proxy card in the enclosed envelope. If your shares are held in street name, you should follow the instructions provided by your nominee.

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PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees and Vote Required to Elect Nominees

A board of eight directors is to be elected at our 2013 annual meeting. Our bylaws provide that at all meetings of stockholders for the election of directors, the directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. You may vote the number of shares of common stock you own for up to eight persons. Unless you otherwise instruct by marking your proxy card, the proxy holders will vote the proxies received by them FOR the election of each of the eight nominees named below. If any of the nominees is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee designated by our present board of directors to fill the vacancy. We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected.

Our Certificate of Incorporation provides that the term of office of each person elected as a director will continue until the next succeeding annual meeting of stockholders and until his successor has been elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

The following table sets forth the nominees, their ages, their principal positions and the year in which each became a director. Each of the nominees was recommended for selection by the nominating and corporate governance committee. Each of the nominees is currently serving on our board of directors. There are no family relationships between any director, executive officer, or director nominee.

Name of Nominee	Age	Positions and Offices	Director Since
Joseph Curtin	67	Executive Chairman	2009
Raymond S. Kalouche(1)	50	President, Chief Executive Officer, and Director	2013
John J. Connelly(2)(3)(4)	66	Director	2008
Timothy A.R. Duncanson(2)(4)	45	Director	2007
Colin Osborne(2)(3)(4)	48	Director	2007
Herbert K. Parker(3)	55	Director	2012
Manish K. Srivastava(2)(4)	34	Director	2010
Patrick W. Tolbert	67	Director	2008

(1)	Effective as of January 1, 2013, our Board of Directors increased its size from seven directors to eight directors and elected Mr. Kalouche to fill the vacancy resulting from this size increase.
(2)	Currently a member of the nominating and governance committee (Mr. Duncanson serves as chairman of the committee).
(3)	Currently a member of the audit committee (Mr. Osborne serves as Chairman of the committee).
(4)	Currently a member of the compensation committee (Mr. Duncanson serves as Chairman of the committee).

Biographical Information for Nominees

Biographical information for each of the nominees is listed below:

Joseph Curtin was our President and Chief Executive Officer from August 2009 until his retirement on December 31, 2012, and now serves as our Executive Chairman and continues to serve on our board of directors. Mr. Curtin was elected to our board in August 2009. He was elected Chairman of the board in August 2011 and served as Vice-Chairman from August 2008 until August 2009. Prior to his election as our President and CEO, Mr. Curtin served as President and Chief Operating Officer of our Raw Material and Optimization Group, a position he held since December 2004. From July 1995 to December 2004, Mr. Curtin served as President and Chief Operating Officer of our subsidiary, Tube City, which he joined in 1983. From 1977 to the present,

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Mr. Curtin has been involved in trading operations, sales and marketing in the metal recycling industry. He received a bachelor of arts degree from the University of Pittsburgh in 1968 and a masters of business administration from Duquesne University in 1977.

With decades of experience in the steel industry, including his 30 years with us, Mr. Curtin is able to leverage his expansive knowledge of our business to assist the board of directors in growing and developing our successful international industrial services business.

John J. Connelly was elected to our board of directors in October 2008. Mr. Connelly began his career at United States Steel Corporation in 1971. He progressed through increasingly responsible positions at US Steel and at US Steel’s Commercial and Tubular Products divisions over the next 23 years. He was elected a corporate officer of US Steel in 1994. Over the next ten years, he served as President of United States Steel International, Inc., President of USX Engineers and Consultants (a subsidiary of US Steel) and President of MetChem (US Steel’s Mining Engineering Services Company). From 2004 through his retirement in 2008, Mr. Connelly served as US Steel’s Senior Vice President/Strategic Planning and Business Development, and as a member of the US Steel Executive Management Committee. He was Chairman of the Board of USS-POSCO Industries, a joint venture with South Korea’s largest steelmaker. He was a member of the American Iron and Steel Institute and the International Iron and Steel Institute. Mr. Connelly currently serves on the board of directors of the Audia Group in Washington, PA, where he is a member of the Audit and Executive committees. Mr. Connelly received his bachelor’s and master’s degrees from Duquesne University, Pittsburgh, PA.

Mr. Connelly’s nearly forty years experience as a senior executive in the steel industry enables him to provide valuable insights into our customer base and the outsourced industrial services we provide. His broad international experience, including his tenure with United States Steel International and as Chairman of the Board of USS-POSCO Industries, is also of particular value to our board of directors.

Timothy A.R. Duncanson was elected to our board of directors in January 2007. He is currently a Managing Director of Onex Corporation (“Onex”) and serves on the boards of Tropicana Las Vegas Hotel and Casino, Inc., which operates Tropicana Resort and Casino Las Vegas, and Huron University College. Prior to joining Onex in 1999, Mr. Duncanson was an Associate in Mergers & Acquisitions at Lazard Freres & Co., an advisory investment bank, in New York. He was also an Investment Analyst with Mutual Asset Management Ltd. Mr. Duncanson earned his bachelor’s degree from Huron University College in 1990. He earned his master’s degree in public policy from Harvard University and a masters of business administration from the Harvard Graduate School of Business Administration in 1997. Mr. Duncanson is a chartered financial analyst.

Mr. Duncanson’s experience in a variety of strategic and financing transactions and investments qualifies him to serve as a member of our board of directors. His high level of financial expertise is a valuable asset to our board. As an executive with Onex, our controlling stockholder, he has extensive knowledge of our business. His service on other boards of directors over the years allows him to provide our board of directors with a valuable perspective on corporate governance issues.

Raymond S. Kalouche was elected as our President and Chief Executive Officer effective January 1, 2013, and joined our board of directors at that time. Prior to his election as or President and CEO, Mr. Kalouche served as our corporate Chief Operating Officer beginning in August 2009, and also served as the President and Chief Operating Officer of our Mill Services Group since December 2004. He joined International Mill Service, Inc., the entity to which our Mill Services Group traces its roots (“IMS”), in 1989 and spent his early career in the Surface Conditioning Division. He proceeded to hold various positions in the Technical Services, Marketing and Operating Departments. In 1998, Mr. Kalouche was promoted to Vice President of Operations Planning of IMS. In 2000, he was named Senior Vice President — General Manager of IMS, and from 2002 to May 2004 he served as Executive Vice President and Chief Operating Officer of IMS. Mr. Kalouche was named President and Chief Executive Officer of IMS in May 2004. He earned his bachelor of science degree and a master’s degree in Civil Engineering, both from The Ohio State University in 1983 and 1985, respectively. Having held various

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positions of increasing responsibility, Mr. Kalouche has led the international growth of the Company, expanding its operations into Mexico, Europe, Latin America, South Africa and the Middle East. He has held a variety of positions within related industry organizations, and is currently a member of the Board of Directors of the National Slag Association (NSA) after having served as Chairman of the Board for the past three years.

Mr. Kalouche’s long and successful history with our company, intricate knowledge regarding the operations of our business, and extensive experience and relationships in the steel industry make him particularly qualified to serve on our board and as our President and Chief Executive Officer.

Colin Osborne was elected to our board of directors in January 2007. He is currently President and CEO of Vicwest Inc., which is publicly traded on the Toronto Stock Exchange (“Vicwest”), positions he has held since October 2007. Vicwest operates 18 manufacturing sites in Canada and the U.S. producing metal fabricated construction and storage products for the agricultural, building construction, and heavy industrial markets. Prior to joining Vicwest, Mr. Osborne served as the President and CEO of Caelan Consulting Inc., which provides consulting services in the metals, mining and manufacturing sector, with a focus on business assessment and strategic planning. Prior to joining Caelan Consulting in 2006, he served in various positions at Stelco Inc., a major Canadian steel producer (“Stelco”), from 1995 to 2006, most recently serving as the Chief Operating Officer. Mr. Osborne also served as the Senior Vice President of Strategic Planning & Business Development, and Vice President and General Manager of Operations at Hamilton Steel Division, Stelco. Mr. Osborne was serving as an executive officer when Stelco filed for protection under the Canadian Companies Creditors Arrangement Act in 2004. Mr. Osborne currently serves on the board of Vicwest and Strongco Inc. He earned a bachelor’s degree in Engineering from McGill University (Montreal, Quebec) in 1987.

Mr. Osborne is able to offer the board of directors sound business and financial strategies gathered through his years of leadership experience in the steel industry. His senior executive positions at various companies give him the experience to critically review the various business and industry considerations necessary to run a successful industrial services business such as ours. His service on other boards enables him to share best practices with our board of directors.

Herbert K. Parker was elected to our board of directors in February 2012. He has been Executive Vice President and Chief Financial Officer of Stamford, CT-based Harman International Industries Inc. (NYSE: HAR) since June 2008. He is also a member of Harman’s Group Executive Committee.

Previously, Mr. Parker served in various senior financial positions with global power and technology company ABB Group for 28 years, from 1980 to 2008. His most recent position was as Chief Financial Officer of the $6 billion Americas region from 2006 to 2008 based in Norwalk, CT. From 2002 to 2005 he was the Chief Financial Officer of the $12 billion global automation division, based initially in Zurich, Switzerland and later in Norwalk, CT. Mr. Parker received a Bachelor of Science from Lee University in 1980.

Mr. Parker’s 30 plus years of business experience, including positions of responsibility with multiple complex entities over a wide variety of financial functions, including controllership, financial planning and analysis, tax, treasury, internal controls, mergers and acquisitions, information systems and investor relations, qualifies him to serve on our board of directors and on our audit committee.

Manish K. Srivastava was elected to our board of directors in November 2010. He is currently a Principal at Onex. Prior to joining Onex in 2004, Mr. Srivastava worked in investment banking for three years with Greenhill & Co. and J.P. Morgan in New York. He earned a Bachelor of Arts degree in Economics from McGill University in 2001.

Mr. Srivastava’s experience in a variety of strategic and financing transactions and investments qualifies him to serve as a member of our board of directors. His high level of financial expertise is a valuable asset to our board. As a director with Onex, our controlling stockholder, he has extensive knowledge of our business.

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Patrick W. Tolbert was elected to our board of directors in October 2008. He is currently Chief Financial and Operating Officer of Sitel Worldwide Corporation, an Onex portfolio company which in certain instances may be deemed an affiliate of the Company. He retired as Executive Vice President and Chief Financial and Administrative Officer for LSG Lufthansa Service Holding, AG, a wholly-owned subsidiary of Lufthansa German Airlines (“LSG”), after a distinguished career as the Executive Vice President and Chief Financial and Administrative Officer of Onex Food Services, Inc., which LSG acquired full ownership of in 2001. While at LSG he was a member of the Executive Management Board and Supervisory Board, and was responsible for leadership in the integration of LSG with Onex Food Services, Inc. Mr. Tolbert earned a bachelor’s degree in economics and a master’s degree in business administration from Auburn University. Mr. Tolbert also serves on the boards of directors of Sitel Worldwide Corporation and Jeld-Wen, Inc., where he is also chairman of the Audit Committee.

Mr. Tolbert’s extensive executive experience, expertise and background make him a valuable member of our board of directors. His high level of financial expertise is also of great value to our board and well qualifies him to serve as a director.

Voting Arrangements

Investor Stockholders Agreement and Certain Letter Agreements

Under the Investor Stockholders Agreement, dated as of January 25, 2007, among TMS International Corp. (f/k/a Metal Services Acquisition Corp.), Onex Partners II LP, and the stockholders party thereto, each executive officer of TMS International Corp. has agreed to vote his shares on matters presented to the stockholders as specifically provided in the Investor Stockholders Agreement, or, if not so provided, in the same manner as Onex.

Nominee Recommendations

All director nominees were approved by the nominating and corporate governance committee for inclusion in our proxy card for the Annual Meeting of Stockholders.

There are no family relationships among any of our executive officers and directors.

Recommendation of our Board of Directors

Our board of directors recommends that the stockholders vote “FOR” the election of each of the nominees named above.

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CORPORATE GOVERNANCE

Director Independence and Controlled Company Exemption

Our board annually examines and makes a determination of each director’s and each nominee’s independence based on criteria set forth in the rules of New York Stock Exchange (the “NYSE”). The standards utilized by the board to determine director independence are listed in our Corporate Governance Guidelines, which are available in the “Investors” section of our website at http://tmsinternationalcorp.investorroom.com/ under the Corporate Governance / Charters and Policies tab.

The board considers all relevant circumstances when examining director independence. Based on this analysis, our board of directors has affirmatively determined that Messrs. Connelly, Osborne, and Parker are independent directors as such term is defined in Rule 10A-3(b)(1) under the Exchange Act and under the rules of the NYSE.

We are a “controlled company” as defined in the NYSE corporate governance rules because Onex Partners II LP, together with other affiliates of Onex Corporation, a public company listed on the Toronto Stock Exchange, possesses in excess of fifty percent of our voting power. See “Security Ownership of Management and Certain Beneficial Owners”, below, for more information on Onex’s ownership position. Therefore, we qualify for the “controlled company” exception to the board of directors and committee composition requirements under the rules of the NYSE. Pursuant to this exception, we are exempt from the rules that would otherwise require that the board be comprised of a majority of “independent directors” and that the compensation committee and the nominating and corporate governance committee be comprised solely of “independent directors,” as defined under the rules of the NYSE. The controlled company exception does not modify the independence requirements for the audit committee. Accordingly, we comply with the requirements of the Sarbanes-Oxley Act of 2002 and the NYSE rules, which require that the audit committee be comprised of independent directors exclusively.

Pursuant to this exemption and as noted above, only three of our eight current directors are independent directors, and those three individuals comprise the only nominees that would be considered independent upon their election. Furthermore, our nominating and corporate governance committee and our compensation committee are not comprised entirely of independent directors.

Meetings of Our Board of Directors

During our fiscal year ended December 31, 2012, our board of directors held nine meetings and acted by unanimous written consent two times. During that period, no director attended fewer than 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he was a director, or (ii) the total number of meetings held by all committees of our board of directors during the period that he served on such committees.

Executive Sessions of Non-Management Directors

The non-management directors meet in executive session at least four times a year and generally at the end of every regularly scheduled Board meeting to consider such matters as they deem appropriate, without the Company’s chief executive officer or other management present. In accordance with NYSE listed company rules, “non-management” directors are all those who are not executive officers of the Company. Among the items that the non-management directors meet privately in executive sessions to review is the performance of the Company’s chief executive officer and recommendations of the compensation committee concerning compensation for employee directors and other senior executive officers. Mr. Duncanson acts as the chair of the executive sessions of the non-management directors.

Our three independent directors are the sole members of the audit committee, and they meet quarterly in that capacity. Additionally, in February 2013, an independent-director-only executive session of the Board was held.

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In accordance with NYSE listed company rules, such independent-director-only executive sessions of the Board will be held at least once each year.

Committees of Our Board of Directors

Our board of directors has three standing committees: the audit committee; the compensation committee; and the nominating and corporate governance committee.

Audit Committee

The members of the audit committee are currently Messrs. Osborne, Connelly and Parker. Mr. Osborne serves as chairman of our audit committee. Each member of the audit committee is independent as such term is defined in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (the “1934 Act” or the “Exchange Act”), as amended, and under the rules of the NYSE, and possesses the level of financial literacy required by all applicable laws and regulations. Our board of directors has determined that Mr. Parker qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K based on his education and experience in his respective fields.

From October 23, 2008 until April 8, 2012, Mr. Tolbert was a member of the audit committee. He served as chairman of our audit committee from May 10, 2010 until April 8, 2012. Mr. Tolbert may have not qualified as an independent director for purposes of the audit committee but nevertheless was able to serve as a member of the audit committee until the one year anniversary of the effective date of the registration statement relating to our IPO under a transitional rule.

The audit committee operates under a written charter adopted by our board of directors, a current copy of which is available in the “Investors” section of our website at http://tmsinternationalcorp.investorroom.com/ under the Corporate Governance / Charters and Policies tab. As set forth in the audit committee charter, the audit committee’s primary purpose is to

(1)	assist the Board with its oversight responsibilities regarding: (a) the integrity of our financial statements; (b) our compliance with legal and regulatory requirements; (c) the independent auditor’s qualifications and independence; and (d) the performance of our internal audit function and independent auditor;

(2)	prepare the audit committee report required by the rules of the SEC to be included in our annual proxy statement, and

(3)	be directly responsible for the appointment, compensation, retention and oversight of the work of our independent auditor, who shall report directly to the Committee, and have the sole authority to approve all audit engagement fees and terms, as well as non-audit engagements with the independent auditor.

The audit committee, consistent with the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, meets with management and the auditors prior to the filing of all periodic reports under the 1934 Act, and prior to the filing of officers’ certifications with the SEC to receive information concerning, among other things, significant deficiencies, if any, in the design or operation of our internal controls.

The audit committee met nine times during our Fiscal Year ended December 31, 2012.

Policy on Audit Committee Pre-approval of Audit and Permissible Non-audit Services of Independent Auditor.

The audit committee charter provides that the audit committee shall pre-approve all audit services, audit-related tax services and other permitted services to be performed for the Company by our independent registered public accounting firm and the related fees. Pursuant to its charter and in compliance with rules of the SEC and Public

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Company Accounting Oversight Board (“PCAOB”) the audit committee has established a pre-approval policy and procedures that require the pre-approval of all services to be performed by the independent registered public accounting firm. The independent registered public accounting firm may be considered for other services not specifically approved as audit services or audit-related services and tax services so long as the services are not prohibited by SEC or PCAOB rules and would not otherwise impair the independence of the independent registered public accounting firm.

Compensation Committee

The members of the compensation committee are currently Messrs. Duncanson, Srivastava, Osborne and Connelly. Mr. Duncanson serves as chairman of the compensation committee. Two of the members of the compensation committee, Messrs. Osborne and Connelly, are independent within the meaning of the NYSE listing standards. Messrs. Duncanson and Srivastava are not independent within the meaning of the NYSE listing standards. The compensation committee maintains a sub-committee comprised of Messrs. Connelly and Osborne to consider performance-based compensation subject to Section 162(m) of the Internal Revenue Code.

The compensation committee operates under a written charter adopted by our board of directors, a current copy of which is available in the “Investors” section of our website at http://tmsinternationalcorp.investorroom.com/ under the Corporate Governance / Charters and Policies tab. The compensation committee met three times during our Fiscal Year ended December 31, 2012. In addition, during that period, the 162(m) sub-committee of the compensation committee met twice.

In general, the compensation committee has authority and responsibility for the review, evaluation and approval of the compensation structure and levels for all of our executive officers. Specifically, the compensation committee has the sole authority to determine the CEO’s compensation; is responsible for reviewing and approving all compensation for all other executive officers; and reviews and makes recommendations regarding all employment, severance, or change-in-control agreements, and special or supplemental benefits or provisions applicable to executive officers.

The compensation committee is also responsible for reviewing, managing, and making recommendations to the board regarding incentive-compensation and equity-based plans that are subject to board approval. In this role, the committee sets Company-wide performance targets under all such plans; certifies that such performance targets have been met before payments or awards based on those targets are made; and grants awards under such plans.

As noted above, the compensation committee has created and utilizes a 162(m) subcommittee comprised of at least two non-employee directors to ensure to the extent possible (in accordance with IRS guidelines) the deductibility of all compensation paid to our “covered employees” under Section 162(m) of the Internal Revenue Code of 1986, as amended. For purposes of compliance with Section 162(m), the subcommittee sets the goals and certifies the attainment of such goals for its “covered employees.” In fulfilling its responsibilities, the compensation committee is entitled to delegate certain of its responsibilities to a subcommittee. However, except to the extent any such duties are delegated to the 162(m) subcommittee, the compensation committee may not delegate its duties relating to the determination of our Chief Executive Officer’s compensation, its duty to review and approve compensation for all other officers from time to time, or its duty to manage and periodically review our compensation plans and programs perform certain related duties.

The compensation committee typically reviews annual compensation recommendations for the executive officers that are submitted by our Chief Executive Officer, but these recommendations are not binding and the compensation committee makes the final decisions on the executive officers’ compensation.

The compensation committee has the sole authority to retain or terminate any consulting or advisory firm that the committee deems necessary and appropriate to perform its functions. The Committee in 2012 engaged Towers

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Watson, a nationally recognized compensation consulting firm, to assist in analyzing our executive compensation levels and evaluating the compensation implications of our management succession plan. Please see the “Role of the Compensation Consultant” discussion within the “Compensation Discussion and Analysis” section for more details about the engagement of the compensation consultant.

Please see “Compensation Discussion and Analysis” for more details on our processes and procedures for considering and determining executive and director compensation.

Nominating and Corporate Governance Committee

The members of the nominating and corporate governance committee are currently Messrs. Duncanson, Srivastava, Osborne and Connelly. Mr. Duncanson serves as chairman of the nominating and corporate governance committee. Two of the members of the nominating and corporate governance committee, Messrs. Osborne and Connelly, are independent within the meaning of the NYSE listing standards. Messrs. Duncanson and Srivastava are not independent within the meaning of the NYSE listing standards.

The nominating and corporate governance committee operates under a written charter adopted by our board of directors, a current copy of which is available in the “Investors” section of our website at http://tmsinternationalcorp.investorroom.com/ under the Corporate Governance / Charters and Policies tab. The nominating and corporate governance committee provides assistance to the board of directors by identifying qualified candidates to become board members; selecting nominees for election as directors at stockholders’ meetings and to fill vacancies; recommending to the board compensation for directors and revisions to our Corporate Governance Guidelines, and making recommendations to the board regarding oversight of the evaluation of the board and management.

The nominating and corporate governance committee met three times during our Fiscal Year ended December 31, 2012.

Director Nominations and Qualification Standards

The nominating and corporate governance committee is responsible for reviewing with the board, on an annual basis, the appropriate characteristics, skills and experience required for the board as a whole and its individual members. While the nominating and corporate governance committee has established no minimum eligibility requirements for candidates to serve on the board, in performing its duties, the nominating and corporate governance committee considers any criteria it deems appropriate, including but not limited to the following criteria:

(1)	personal and professional integrity, ethics and values;

(2)	experience in corporate management, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today’s business environment;

(3)	experience in our industry and with relevant social policy concerns;

(4)	experience as a board member of another publicly held company;

(5)	academic expertise in an area of our operations; and

(6)	practical and mature business judgment, including ability to make independent analytical inquiries.

Each candidate nominee must also possess fundamental qualities of intelligence, honesty, good judgment, high ethics and standards of integrity, fairness and responsibility. The nominating and corporate governance committee may, in its discretion, consider diversity in identifying nominees for directors. The board evaluates each individual in the context of the board as a whole, with the objective of assembling a group that can best

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perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the nominating and corporate governance committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the board. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the board for an extended period of time.

In accordance with its charter, the nominating and corporate governance committee identifies individuals that are qualified, consistent with the criteria it deems appropriate, including but not limited to the criteria listed above, to become or continue serving as our directors and that are willing and available to serve. At an appropriate time prior to each annual meeting of stockholders at which directors are to be elected or reelected, the nominating and corporate governance committee recommends such individuals to the board to be nominated by the board and submitted to the stockholders for election at the annual meeting.

Pursuant to its charter, the nominating and governance committee will review and consider any nominations of director candidates validly made by stockholders in accordance with applicable laws, rules and regulations, and our certificate of incorporation and bylaws on the same basis that it considers all other candidates recommended to it. In accordance with our amended and restated bylaws, to recommend a director candidate to the nominating and governance committee, a stockholder must provide us with a written notice that contains,

(1)	all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act;

(2)	such person’s written consent to being named in the proxy statement as a nominee and to serving as a director (if elected);

(3)	such other information as is required by applicable law, regulation stock exchange rule or other legal requirement; and

(4)	as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made

a.	the name and address of such stockholder, as they appear on our books, and of such beneficial owner,

b.	the class and number of shares of our capital stock which are owned of record and beneficially by such stockholder and such beneficial owner,

c.	a representation that the stockholder is a holder of record of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination,

d.	any material interest of the stockholder in such business, and

e.	a representation as to whether the stockholder or the beneficial owner, if any, intends, or is part of a group which intends to:

i.	deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or

ii.	otherwise solicit proxies from stockholders in support of such proposal or nomination.

We may require any proposed nominee to furnish such other information as we may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Company. If a stockholder wishes to formally nominate a candidate, he or she must follow the procedures described in our amended and restated

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bylaws. All director candidate recommendations and formal nominations for membership to the board for the 2013 Annual Meeting of Stockholders must be sent to our principal executive offices and received by the date specified for stockholder proposals. See “Q. What are the deadline and the procedure for proposing actions for consideration at the 2013 Annual Meeting of Stockholders?” above. The presiding officer at our Annual Meeting of Stockholders may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Director Attendance at Annual Meetings

We believe that directors’ attendance at annual meetings can provide investors with an opportunity to communicate with directors about issues affecting the Company. In furtherance of our objective to provide investors with open lines of communication to the directors, we have adopted a policy that our directors will make reasonable efforts to attend annual meetings of stockholders. In addition, we disclose on the Investors section of our website the number of directors who attend the annual meetings.

Voting Standard for Director Elections

Our bylaws provide that at all meetings of stockholders for the election of directors, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Communications with Our Board of Directors

To send communications to the board, the non-management members as a group, the independent directors as a group, or any of the directors individually, interested parties (including but not limited to stockholders) may contact them in writing at c/o Office of the General Counsel, TMS International Corp., 12 Monongahela Avenue, Glassport, Pennsylvania 15045 or by telephone at (412) 678-6141. All communications will be compiled by the Office of the General Counsel and submitted to the board or the individual directors on a periodic basis, unless there are safety or security concerns that mitigate against further transmission of the communications, as determined by the General Counsel. The board or individual director so addressed shall be advised of a communication withheld for safety or security reasons as soon as practicable.

Interested parties (including but not limited to stockholders) that wish to make concerns known to TMS International Corp.’s non-management or independent directors may also do so by calling the Ethics Hotline number listed in the “Investors” section of our website at http://tmsinternationalcorp.investorroom.com/ under the “Ethic’s Contact Information” tab and indicating they would like the matter referred to such directors, or by sending an e-mail to auditcommittee@tmsinternationalcorp.com.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that is applicable to all of our employees, including our principal executive officer, our principal financial officer, our principal accounting officer, our controller, and employees performing similar functions. The Code of Business Conduct and Ethics establishes policies and procedures that we believe promote our employees adhering, and conducting business according to, the highest ethical standards. A copy of our Code of Business Conduct and Ethics is available on the “Investors” section of our website at http://tmsinternationalcorp.investorroom.com/ under the Corporate Governance / Charters and Policies tab.

Corporate Governance Guidelines

We have adopted a set of Corporate Governance Guidelines, which describe our corporate governance practices and policies and provide a framework for our Board governance. The Nominating and Corporate Governance

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Committee is responsible for overseeing these guidelines and reporting and making recommendations to the Board of Directors concerning corporate governance matters. From time to time, the Nominating and Corporate Governance Committee Governance Committee reviews our Corporate Governance Guidelines and, if necessary, recommends changes to the full Board. Our Corporate Governance Guidelines, as most recently revised in February, 2013, are available in the “Investors” section of our website at http://tmsinternationalcorp.investorroom.com/ under the Corporate Governance / Charters and Policies tab.

Board Leadership Structure

Effective January 1, 2013, we separated the roles of chief executive officer of the Company and chairman of the Board in recognition of the differences between the two roles. The chief executive officer is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company, while the chairman of the Board provides guidance to the chief executive officer and sets the agenda for Board meetings. Joseph Curtin, our former Chief Executive Officer and Chairman of the Board, serves as Executive Chairman of the Board. Raymond S. Kalouche serves as our President and Chief Executive Officers, and also as a director.

The board recognizes the importance of regularly evaluating our particular circumstances to determine if the leadership structure in place continues to serve the best interests of us and our stockholders. The board from time to time has assessed, and will continue to assess, whether its leadership structure remains the most appropriate for our organization.

The Role of the Board of Directors in Risk Oversight

While risk management is primarily the responsibility of our management team, the board of directors is responsible for the overall supervision of our risk management activities, including assessing the major risks facing us that are identified by management and reviewing options for their mitigation. The board’s oversight of the material risks faced by us occurs at both the full board level and at the committee level.

The board’s audit committee has oversight responsibility for financial reporting with respect to our major financial exposures and risks. Specifically, the audit committee is responsible for discussing with management the Company’s policies with respect to risk assessment and risk management, our significant financial risk exposures, and the actions management has taken to monitor and control such exposures.

In addition to the audit committee, the other committees of the board of directors consider the risks within their areas of responsibility. For example, as discussed in the “Compensation Discussion And Analysis” section, below, the compensation committee considers the risks that may be implicated by our executive compensation program.

Management provides regular updates throughout the year to the board of directors (at a minimum at each regular quarterly meeting of the board) regarding the management of the risks they oversee. Also, the board of directors receives presentations throughout the year from various department and business group heads that include discussion of significant risks as necessary. Additionally, through dedicated sessions focusing entirely on corporate strategy, the full board of directors reviews in detail our short and long-term strategies, including consideration of significant risks facing us and their potential impact.

Section 16(a) Beneficial Ownership Reporting Compliance

The members of our board of directors, the executive officers, our principal accounting officer, and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Exchange Act, which requires them to file reports with respect to their ownership of the common stock and their transactions in such common stock. Based upon the copies of Section 16(a) reports that we prepared for or

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received from such persons for their fiscal year 2012 transactions in the common stock and their common stock holdings, we believe that except as set forth below, all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by our directors, executive officers, our principal accounting officer, and greater than ten percent beneficial owners.

I Michael Coslov, a 10% holder, filed a Form 4 on June 21, 2012 reporting a sale of 9,600 shares of Class A Common Stock on June 18, 2012. According to this Form 4, Mr. Coslov is no longer subject to Section 16.

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PROPOSAL TWO

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The audit committee of our board of directors has selected Ernst & Young LLP as independent registered public accountants to audit our consolidated financial statements for the fiscal year ending December 31, 2013. Ernst & Young LLP has served as our independent registered public accountants since their appointment in our 2003 fiscal year. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

Stockholder ratification of the appointment of Ernst & Young LLP as our independent registered public accountants is not required by our bylaws or other applicable legal requirement. However, the appointment of Ernst & Young LLP is being submitted to the stockholders for ratification. If the stockholders fail to ratify the appointment, the audit committee will reconsider whether or not to retain the firm. Even if the appointment is ratified, the audit committee at its discretion may direct the appointment of a different independent registered public accountant at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Vote Required

Affirmative vote of the holders of a majority of the shares present or represented and voting at the Annual Meeting.

Recommendation of our Board of Directors

Upon the recommendation of the audit committee, our board of directors recommends that the stockholders vote “FOR” the ratification of Ernst & Young LLP as our independent registered public accountants for our fiscal year ending December 31, 2013.

Fees Billed by the Independent Registered Public Accounting Firm

Fees and expenses paid to our principal accountant, Ernst & Young LLP, for the years ended December 31, 2012 and 2011 consisted of the following (in thousands):

	Year Ended December 31, 2012	Year Ended December 31, 2011
Audit Fees(1)	$1,334	$991
Audit-Related Fees(2)	—	$223
Tax Fees(3)	$90	$168
All Other Fees	—	—

Total	$1,424	$1,382

(1)	Represents fees and expenses for professional services provided in connection with the audit of the Company’s annual financial statements and review of the Company’s quarterly financial statements, statutory audits, and advice on accounting matters directly related to the audit and audit services provided in connection with other regulatory filings.

(2)	Amounts are primarily for services associated with the Company’s initial public offering of stock.

(3)	Represents fees and expenses for preparation and review of tax returns and filings, tax consultations and advice related to compliance with tax laws, and tax planning strategies.

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Pre-Approval Policy

The audit committee charter provides that the audit committee of our board shall pre-approve all audit services, audit-related tax services and other permitted services to be performed for the Company by our independent registered public accounting firm and the related fees. Pursuant to its charter and in compliance with rules of the SEC and Public Company Accounting Oversight Board (“PCAOB”) the audit committee has established a pre-approval policy and procedures that require the pre-approval of all services to be performed by the independent registered public accounting firm. The independent registered public accounting firm may be considered for other services not specifically approved as audit services or audit-related services and tax services so long as the services are not prohibited by SEC or PCAOB rules and would not otherwise impair the independence of the independent registered public accounting firm. In 2012, all of the above services were approved by the audit committee in accordance with this policy.

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PROPOSAL THREE

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Background of the Proposal

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires all public companies to hold a separate non-binding, advisory stockholder vote to approve the compensation of their named executive officers as described in the Compensation Discussion and Analysis, the executive compensation tables and any related information in each such company’s proxy statement (such advisory vote, the “say-on-pay vote”).

We currently hold our say-on-pay vote every year. Stockholders will have an opportunity to cast an advisory vote on the frequency of say-on-pay votes at least every six years. The next advisory vote on the frequency of the say-on-pay vote will occur no later than 2018.

Executive Compensation

As discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement beginning on page 44, the board of directors believes that our current executive compensation programs directly link executive compensation to our financial performance and align the interests of our executive officers with those of our stockholders. Our board of directors also believes that our executive compensation programs provide our named executive officers with a balanced compensation package that includes a reasonable base salary together with annual and long-term incentive compensation programs that are based on the Company’s financial performance. These incentive programs are designed to reward our executive officers on both an annual and a long-term basis if they attain specified target goals, the attainment of which do not require the taking of an unreasonable amount of risk, as discussed below in the “Risk Review” section beginning on page 51.

The “Compensation Discussion and Analysis” discussion beginning on page 44 includes additional details about our executive compensation programs.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. This vote is advisory and not binding on the Company; however, like our other investor outreach activities, it will provide feedback concerning our executive compensation program.

We believe that the executive compensation as disclosed in our Compensation Discussion and Analysis, tabular disclosures and other narrative executive compensation disclosure in this Proxy Statement is reasonable, creates proper incentives to maximize shareholder value, and coincides with our compensation philosophy. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed by the Company pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure in the Proxy Statement.”

Vote Required

This proposal requires the affirmative vote of a majority of votes cast by stockholders entitled to vote and represented at the 2013 Annual Meeting in person or by proxy.

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Recommendation of our Board of Directors

The board of directors recommends that you vote FOR approval, on a non-binding, advisory basis, of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in the Proxy Statement set forth under the caption “Executive Compensation” of this Proxy Statement.

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PROPOSAL FOUR

APPROVAL OF AN AMENDMENT TO THE TMS INTERNATIONAL CORP. LONG-TERM INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE BY 750,000 AND CLARIFY THE BUSINESS CRITERIA UNDER THE PLAN, AND APPROVAL OF THE MATERIAL PERFORMANCE GOALS UNDER THE PLAN FOR PURPOSES OF THE “PERFORMANCE-BASED COMPENSATION” EXEMPTION IN SECTION 162(M) OF THE INTERNAL REVENUE CODE.

We are asking our stockholders to approve an amendment to the TMS International Corp. Long Term Incentive Plan, which was originally adopted March 10, 2011 (the “Plan”). On April 16, 2013, our board approved a proposed amendment to the Plan (the “Plan Amendment”), subject to approval by our stockholders, which would increase the number of shares of our Class A Common Stock available for issuance under the Plan by 750,000 shares and clarify the business criteria upon which performance goals under the Plan are based.

Approval of this Proposal Four by our stockholders will: (1) approve the Plan Amendment, and thereby increase the number of shares of our Class A Common Stock available for issuance under the Plan from 1,558,170 shares to 2,308,170 shares, an increase of 750,000 shares and clarify the business criteria upon which performance goals under the Plan are based and; (2) approve the material performance goals under the Plan for purposes of the “performance-based compensation” exemption in Section 162(m) of the Internal Revenue Code.

The Proposal in General

The Plan was originally adopted by our board and our stockholders effective on March 10, 2011, approximately five weeks prior to the initial public offering of our Class A Common Stock. As of April 15, 2013, out of the 1,558,170 shares of Class A Common Stock originally authorized for issuance under the Plan, 1,361,340 shares were subject to options awarded to purchase common stock under the Plan, and 175,362 shares remained available for future issuances.

The Plan Amendment, if approved by our stockholders, will increase the number of shares of our Class A Common Stock available for issuance under the Plan from 1,558,170 shares to 2,308,170 shares, an increase of 750,000 shares. The closing price of our Class A Common Stock as reported on the New York Stock Exchange on April 15, 2013 was $13.91 per Share. Our board believes it is in the best interests of the Company and our stockholders to approve the Plan Amendment to provide for a sufficient amount of authorized shares for future issuances under the Plan, in order to permit us to continue to attract, retain and incentivize our key employees and consultants. In addition, by approving the Plan Amendment and the material terms of the performance goals under the Plan, awards which qualify as performance-based compensation under the Plan should be fully deductible by us under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Performance Based Compensation — Section 162(m)

Under Section 162(m) of the Code, publicly held corporations are generally prohibited from deducting compensation in excess of $1 million per year paid to their “covered employees”. Covered employees are defined as the chief executive officer and the three other most highly compensated named executive officers (excluding the chief financial officer). Corporations that become publicly held in connection with an initial public offering do not become subject to Section 162(m) during an extended reliance period following the initial public offering, and we have relied on this extended reliance period for awards previously made under the Plan. Because we are now amending the Plan, the extended reliance period will end and the awards under the Plan will be subject to Section 162(m), and we are therefore seeking shareholder approval of the performance goals to ensure the deductibility of compensation paid to our covered employees.

Although Section 162(m) generally imposes a limit on the deductibility of compensation paid to covered employees in excess of $1,000,000, compensation that qualifies as “performance-based” is excluded for purposes

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of calculating the amount of compensation subject to this $1 million limit. One of the requirements that must be satisfied to qualify as “performance-based” compensation under Section 162(m) of the Code is that the material terms of the performance goals under which compensation may be paid must be disclosed to and approved by our stockholders. The material terms of the performance goals include the employees eligible to receive compensation under the Plan, a description of the business criteria on which the performance goals are based and the maximum amount of compensation that can paid to any employee under the Plan. Such performance goals must be reapproved by our stockholders once every five years or, if earlier, following a change of the material terms of the performance goals by the Section 162(m) subcommittee of our Compensation Committee (the “162(m) Committee”). Thus, in addition to approving the Plan Amendment, our stockholders are being asked to approve the materials terms of the performance goals under the Plan. Stockholder approval of the performance goals under the Plan will provide additional flexibility to grant awards under the Plan that qualify as “performance-based” compensation under Section 162(m) of the Code. Notwithstanding the foregoing, we retain the ability to grant awards under the Plan that do not qualify as “performance-based” compensation under Section 162(m) of the Code.

The business criteria for any award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will be any one or more of the following business criteria, or derivations of such business criteria, either individually, alternatively or in any combination, applied to either the Company on a consolidated basis and/or for specified business units of the Company (except with respect to the total stockholder return and earnings per share criteria): (a) total stockholder return; (b) such total stockholder return as compared to the total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 or the Nasdaq-U.S. Index; (c) net income or net operating income; (d) pre-tax earnings or profits; (e) EBIT or EBITDA; (f) pre-tax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (g) operating margin; (h) earnings per share or growth in earnings per share; (i) return on equity; (j) return on assets or capital; (k) return on investment; (l) operating income, excluding the effect of charges for acquired in-process technology and before payment of executive bonuses; (m) earnings per share, excluding the effect of charges for acquired in-process technology and before payment of executive bonuses; (n) working capital; (o) sales; (p) gross or net revenues or changes in gross or net revenues; (q) market share or market penetration with respect to designated products and/or geographic areas; (r) reduction of losses, loss ratios or expense ratios; (s) cost of capital; (t) debt reduction; (u) satisfaction of business expansion goals or goals relating to acquisitions or divestitures; (v) employee turnover; (w) cash flow; and/or (x) capital and/or operating expenditures. No participant may receive a performance award in excess of $7,500,000 during any three (3) year period. Performance awards may be settled in cash or shares. Further, no employee may be granted more than 350,000 shares under the Plan in any calendar year. As described further below under the “Description of the Plan”, the employees who are eligible to participate in the Plan are those employees of ours and our subsidiaries as determined by the Committee to be eligible to receive awards under the Plan.

To the extent consistent with Section 162(m) of the Code, the 162(m) Committee shall appropriately adjust the applicable performance criteria to eliminate the effects of extraordinary or unusual items all as determined in accordance with applicable accounting provisions. Awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code may be adjusted downwards but not upwards. Section 162(m) of the Code requires that the 162(m) Committee certify that performance goals were achieved before the payment of the “performance-based” compensation.

Description of the Plan

The following is a summary of the Plan. This summary is qualified in its entirety by reference to the complete text of the Plan and Plan Amendment. You are urged to read the actual text of the Plan and the Plan Amendment. The Plan is filed as Exhibit 10.23 to TMS International Corp.’s Quarterly Report on Form 10-Q, filed with the SEC on May 11, 2011. The Plan Amendment is set forth as Appendix A to this Proxy Statement.

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Purpose and Background

The purpose of the Plan is to attract, retain and motivate our employees, directors, consultants, and advisors and reward them for making major contributions to the success of the Company. These objectives are accomplished by making long-term incentive awards under the Plan that offer participants an opportunity to have a greater proprietary interest in, and closer identity with, the Company and its financial success.

The Plan authorizes grants (“Awards”) of incentive options (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)), non-statutory (or non-qualified) options (the incentive and non-statutory options issued under the Plan are referred to collectively as “Options”), restricted stock, stock appreciation rights (“SARs”), dividend equivalents, other stock based awards, performance awards, or cash awards.

Administration

The Plan is administered by a committee of our board consisting of two or more board members (the “Committee”). The Committee has discretion to determine which “key employees” and “key non-employees” (non-employee directors, consultants, advisors or independent contractors) receive Awards under the Plan (the “Participants”), and to establish the terms, conditions and limitations of each Award (subject to the terms of the Plan and the applicable provisions of the Code).

Eligible Participants

Awards under the Plan may be granted only to our or our subsidiaries’ key employees and key non-employees. The Committee shall determine whether a particular employee or non-employee qualifies as a key employee or key non-employee. Awards also may be granted to a prospective employee, conditioned upon such person becoming an employee. The Committee, in its sole discretion, but subject to the provisions of the Plan, shall determine the persons to whom Awards shall be granted, and the number of shares, if any, to be covered by each Award.

Terms and Conditions of Awards under the Plan

General

Awards under the Plan may consist of any combination of one or more incentive or non-statutory options, restricted stock, SARs, dividend equivalents, other stock based awards, performance awards or cash awards, on a stand alone, combination or tandem basis. The Committee may specify that Awards other than options shall be paid in cash, shares of Class A Common Stock, or a combination of cash and Class A Common Stock. Awards are evidenced by a written agreement (“Award Agreement”), setting forth the terms and conditions of that Award, which need not be identical for each Award.

The Committee may cancel any unexpired, unpaid, unexercised or deferred Awards at any time if the recipient (a) provides services for an organization that is competitive with our business, (b) discloses our confidential information, or (c) fails to disclose and convey to us any invention or idea developed during employment or engagement with us and which relates to our business.

Unless otherwise provided in the Award Agreement, all unexpired, unpaid, unexercised or deferred Awards, other than Options, shall be canceled immediately if the recipient ceases employment or engagement with us or our subsidiaries, except for (a) retirement under one of our (or our subsidiaries’) retirement plan, (b) the determination by our chief executive officer or other designated senior officer that continuing Awards is in the best interest of the Company notwithstanding the termination of such employment or engagement, or (c) termination of employment or engagement upon death or disability. Upon retirement under our (or our

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subsidiaries’) retirement plan, or (if determined in the best interests of the Company) upon resignation or termination, the Committee may permit Awards to continue, and may accelerate exercisability and vesting of Awards. Upon a recipient’s death or disability, the recipient’s estate or beneficiaries (or the recipient in the case of disability) may exercise or receive benefits under the Award until the original expiration date provided for in the Award (or within twelve months of such death or disability in the case of Options), and the Committee in its discretion may accelerate the vesting or terminate the restrictions to which the Award is subject.

Upon any change in the nature or number of outstanding shares of Class A Common Stock due to stock split, reverse stock split, recapitalization, reclassification, stock dividend, merger, reorganization, consolidation or similar event, adjustments as we determine to be appropriate shall be made to the numbers of shares and the applicable exercise and base prices under outstanding Awards to prevent dilution or enlargement of the Awards previously granted.

Stock Options

The Plan permits us to grant both incentive and non-statutory Options. Options must have an exercise price per share equal to at least the fair market value of a share at the time the Award is granted. As required by the Code, if an incentive option is granted to a participant who owns more than ten percent of our voting power (a “Significant Stockholder”), then the exercise price per share shall be not less than one hundred ten percent of the fair market value on the date of grant. Fair market value equals the closing sale price of the Class A Common Stock on the date of grant. The Committee may, in its discretion, set the term of non-statutory options. The maximum term of any incentive options granted under the Plan is ten years. (Incentive options granted to Significant Stockholders have a maximum term of five years.) No Options may be granted more than ten years after the date the Plan was adopted. Except as otherwise determined by the Committee, all Options are non-transferable. The aggregate fair market value of all of the shares covered by all of the incentive options that may be exercisable for the first time by any one person in any calendar year (under the Plan or any other plan sponsored by us or any of our subsidiaries) may not exceed $100,000.

At the time an Option is awarded, the Committee shall specify the date or dates upon which the Option, or portions of the Option, becomes exercisable. The Committee shall set the permissible manner of payment for the purchase price upon exercise of the Option (such as in cash, by check, through the transfer of previously owned, fully paid shares or through a “cash-less” exercise) in the particular Award Agreement or by general rules.

If a recipient ceases to be our employee or key non-employee for any reason other than death, disability or termination for “cause,” as defined in the Plan, the recipient may exercise any Option, to the extent it was exercisable on the date of such cessation, but only within three months of such cessation, or, if earlier, within the originally prescribed term of the Option provided, however, that if the recipient dies or becomes disabled within the three (3) month period after the termination of employment or, if earlier, within the originally prescribed term of the Option, the recipient or its estate or personal representative may exercise the Option within twelve (12) months after the date of death or, in the case of disability, within twelve (12) months after the date on which the recipient ceases to be an employee or key non-employee, but in no event beyond the originally prescribed term of the Option. If the recipient ceases to be an employee or key non-employee for “cause,” the recipient shall immediately lose all rights to exercise any Options. If the recipient dies at any time prior to the termination of employment or engagement, the recipient’s estate or personal representative may exercise the Option, to the extent it was exercisable on the date of death. If the recipient becomes permanently disabled at any time prior to the termination of employment or engagement, the recipient may exercise the Option, to the extent it was exercisable at the time the Committee determines the recipient was disabled. In the case of death or disability, the Option must be exercised within twelve (12) months after the date of death or determination of disability by the Committee and prior to the original expiration date of the Option.

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Restricted Stock

The Committee may award shares of Class A Common Stock (or grant an Award denominated in units of Class A Common Stock) on a restricted basis. The Committee shall determine, at the time the Award is made, the terms of the Award, including the consideration, if any, to be paid by the recipient to acquire the Class A Common Stock, and the restrictions placed upon such shares and the time or times or events upon which such restrictions will lapse. The Award Agreement will describe those terms. After the restricted stock is awarded, the recipient shall be a stockholder with respect to such stock, and shall have rights to vote and receive dividends with respect to such stock. Shares of restricted stock may not be transferred, assigned or pledged prior to the lapse of any applicable restrictions, provided, however, that, absent approval by the Committee, shares of restricted stock may not be transferred, assigned or pledged before six months have elapsed from the date of the grant. The Committee may in its discretion accelerate the date on which the restrictions lapse.

Stock Appreciation Rights

The Committee may award SARs either alone, in tandem or in combination with an Option or other Award. SARs will permit the recipient to receive, upon exercise, cash or shares of Class A Common Stock equal in value to the excess of the fair market value of a share of Class A Common Stock as of the exercise date over the base price set by the Committee at the time the SAR is granted, multiplied by the number of shares of Class A Common Stock then being exercised under the SAR. The base price shall be equal to at least the fair market value of a share of Class A Common Stock on the date of grant, unless a lower base price is approved by our board. SARs shall become exercisable upon the date or dates, or the occurrence of an event or events, set by the Committee at the time of grant, provided, however, that, absent approval by the Committee, SARs may not be exercised before six months have elapsed from the date of the grant. SARs may be exercised only by the recipient or, if applicable, by the recipient’s personal representative.

Dividend Equivalents

The Committee may grant Awards in the form of dividend equivalents. A dividend equivalent will entitle the recipient to receive cash, Class A Common Stock, or other awards or other property equal in value to dividends paid with respect to a specified number of shares of Class A Common Stock. Dividend equivalents may be awarded alone or in tandem with another Award. Dividend equivalents are subject to forfeiture or cancellation upon the terms set forth under “General” above.

Other Stock Based Awards

The Committee may grant Awards of Shares and/or Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or on the fair market value thereof. The Committee shall determine the form and other conditions upon which such other stock-based Awards shall be granted. Other stock-based Awards are subject to forfeiture or cancellation upon the terms set forth under “General” above.

Performance Awards

The Committee may grant Awards that are subject to certain performance conditions specified by the 162(m) Committee. The 162(m) Committee may use the business criteria as described above under “Performance Based Compensation Under 162(m)” and other methods of performance it deems appropriate in establishing any performance conditions, and may exercise its discretion to increase or decrease the amounts payable under any Awards subject to performance conditions, except as otherwise may be limited by the Code including, without limitation, Section 162(m) of the Code. Performance awards may be paid in cash, shares or other property, in the discretion of the Committee. Performance awards are subject to forfeiture or cancellation upon the terms set forth under “General” above.

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Cash Awards

The Committee may award cash payments under the Plan, subject to restrictions and conditions and other terms as determined by the Committee (and the 162(m) Committee to the extent the awards are intended to be performance-based under Section 162(m) of the Code at the time of the Award). Cash awards are payable on or about March 15 of the fiscal year immediately following the fiscal year during which the goals are attained, and in no event later than December 31 of such year. Cash Awards are subject to forfeiture or cancellation upon the terms set forth under “General” above.

Adjustments, Amendments and Termination of the Plan

In the event we pay a stock dividend or make a distribution of shares, or split up, combine, reclassify or substitute other securities for outstanding shares of our Class A Common Stock, the Committee shall make adjustments as it determines appropriate to the number of shares subject to outstanding Awards and the exercise prices thereof, subject to the limitations imposed by the Code.

Our board may amend the Plan in any respect, except that any amendment will be subject to the approval of our stockholders if approval is required by the Code, any federal or state law or regulation, the rules of any stock exchange or automated quotation system or if the board, in its discretion, determines to submit the amendment to our stockholders for approval.

Our board may terminate the Plan at any time. However, no termination or amendment will affect a recipient’s rights under Awards previously granted without the recipient’s consent. Unless previously terminated, the Plan will terminate on March 10, 2021, and no Awards shall be made after that date.

Awards Granted

The number of option or other equity Awards that an employee, director or consultant may receive under the Plan is in the discretion of the Committee and therefore cannot be determined in advance. The table below sets forth the number of Options granted through April 15, 2013 under the Plan to (i) our named executive officers, (ii) our current executive officers as a group, (iii) all current directors who are not executive officers as a group and (iv) all employees, including all current officers who are not executive officers, as a group:

TMS International Corp. Long-Term Incentive Plan

Name and Position	Number of Options Granted
Raymond S. Kalouche President and Chief Executive Officer (PEO)	225,000
Daniel E. Rosati Executive Vice President and Chief Financial Officer (PFO)	75,000
Joseph Curtin Executive Chairman	100,000
J. David Aronson President and Chief Operating Officer of the Raw Material and Optimization Group	210,000
Thomas E. Lippard Former Executive Vice President, General Counsel and Secretary (retired)	50,000
Current Executive Officers as a Group (total of 6)	627,500
Non-Executive Directors as a Group (total of 6)	0
Non-Executive Officer Employees as a Group (total of 222)	736,690

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Cash Awards under the Plan for fiscal years beyond 2013 cannot be reasonably estimated due to the variable of future participants and Company performance. The following table sets forth the threshold, target and maximum cash Awards that may be paid under the Plan for fiscal 2013 to the specified person or groups set forth below as of April 15, 2013. There can be no assurance as to the actual amounts that will be paid under the Plan in fiscal 2013 or any future fiscal years.

Name	Threshold Award for Fiscal 2013	Target Award for Fiscal 2013
Raymond S. Kalouche President and Chief Executive Officer (PEO)	$400,000	$800,000
Daniel E. Rosati Executive Vice President and Chief Financial Officer (PFO)	$175,000	$350,000
Joseph Curtin Executive Chairman	$400,000	$800,000
J. David Aronson President and Chief Operating Officer of the Raw Material and Optimization Group	$350,000	$700,000
Current Executive Officers as a Group (total of 5)	$1,366,250	$2,732,500
Non-Executive Directors as a Group (total of 6)	$0	$0
Non-Executive Officer Employees as a Group (total of 289)	$2,159,866	$4,319,731

Federal Income Tax Consequences

Non-Statutory Options and SARs

Under present federal income tax law, a recipient who receives a non-statutory Option or SAR will not realize taxable income at the time of the grant of the Option or award of the SAR. In the case of a non-statutory Option, the recipient must recognize ordinary income at the time of exercise of the Option in an amount equal to the excess of (i) the fair market value of the common stock at the time of exercise over (ii) the Option exercise price. In the case of SARs, the recipient must recognize ordinary income equal to the amount of payment received from us (less any exercise price, if applicable). In both cases, we will be entitled to a tax deduction in the same amount as is recognized by the participant and at the same time, provided we include and report such amounts on a timely filed Form W-2 or Form 1099-MISC (or similar such IRS Form filing). Upon a disposition of shares acquired upon exercise of a non-statutory Option, or shares, if any, received through the exercise of SARs, any amount received in excess of the market value of the shares at the time of exercise of the Option or SAR generally will be treated as long-term or short-term capital gain, depending on the holding period of the shares. We will not be entitled to any tax deduction upon such subsequent disposition.

Qualified Options

If a recipient receives an incentive option under the Plan, the recipient will not realize taxable income at the time of grant of the Option or at the time of exercising such Option. However, the fair market value of the common stock received less the Option exercise price is an item of tax preference for purposes of computing the alternative minimum tax. Upon the sale or other disposition of the Option shares after the later of (i) two years after the grant date or (ii) one year after the exercise date of the Option (the “Required Holding Period”), any gain or loss will be treated as long-term capital gain or loss. The tax basis of the Option shares in such case generally will equal the amount paid for the shares (plus the amount, if any, includable in the recipient’s gross income upon exercise of the incentive option as a result of the alternative minimum tax). We will not be entitled to a tax deduction with respect to the incentive option or any shares issued pursuant to the recipient’s exercise of the incentive option under these circumstances. Upon a disposition of the shares before the expiration of the Required Holding Period, including the delivery of any such shares as payment of the purchase price, the recipient generally will realize ordinary income in the year of the disposition in an amount equal to the difference

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between the Option exercise price and the lesser of (i) the fair market value of the stock on the date of exercise or (ii) the amount realized on such disposition. In such circumstances, we may deduct, in the year the recipient recognizes income, an amount equal to the ordinary income taxed to the recipient. Where the amount realized on the disposition of the common stock is greater than the common stock’s fair market value on the date of exercise and the capital gain holding period has been satisfied, the excess of the gain will be subject to long-term capital gain treatment.

Restricted Stock

For Awards of restricted stock, the fair market value of the stock is not taxable to the recipient as ordinary income until the year the recipient’s interest is freely transferable or is no longer subject to a substantial risk of forfeiture. Section 83 of the Code, however, permits the recipient to elect to have the fair market value of the common stock (less any amount the recipient paid for the common stock) taxed as ordinary income in the year the Award is made. We will be entitled to a deduction equal to the amount of ordinary income the recipient recognizes. Dividends on restricted stock are treated as ordinary income at the time paid.

Performance, Other Stock Based or Cash Award

If a recipient receives a performance, other stock based or cash award, the recipient will recognize ordinary income equal to the amount of the cash or the fair market value of the shares, which income will be includable in the recipient’s taxable income in the year in which such Award is paid. We will be entitled to a deduction equal to the amount of the Award in the same year.

Share Exchange Exercise

If a recipient exercises a non-statutory Option by delivering previously acquired shares as part or all of the payment of the exercise price, the recipient will not recognize any gain or loss with respect to the shares the recipient delivers to us. The recipient’s tax basis in the number of new shares equal to the number of shares surrendered will be the same as the recipient’s basis in the surrendered shares, and the recipient’s holding period in such shares for purposes of determining long-term or short-term capital gain will include the holding period for the shares surrendered. Any new shares the recipient receives in excess of the number of shares surrendered will result in the recognition of ordinary income in an amount equal to the fair market value of such excess shares on the date such shares are transferred, less any cash paid as part of the exercise price. The recipient’s basis in such excess shares will be equal to the sum of the ordinary income recognized and any cash paid as part of the exercise price, apportioned pro rata among the excess shares, and the holding period for such shares generally will begin on the date such shares are transferred.

If the recipient exercises an incentive option by delivering previously acquired shares as part or all of the payment of the exercise price, no gain or loss will be recognized with respect to the shares the recipient delivers to us. The recipient’s tax basis in the number of new shares equal to the number of shares surrendered will be the same as the recipient’s basis in the surrendered shares (increased, if applicable, by any amount included in your gross income pursuant to the alternative minimum tax). The recipient’s holding period for the number of shares equal to the number of shares surrendered will include the holding period for the shares surrendered. Any new shares the recipient receives in excess of the number of shares surrendered will have a zero basis and a holding period beginning on the date such shares are transferred to the recipient. Any disposition of shares received upon exercise of an incentive option involving the delivery of shares as part or all of the payment therefore, prior to satisfying the Required Holding Period requirements described above, will be considered to be a disqualifying disposition of the shares so received with the lowest basis.

Section 409A

Section 409A of the Code provides that non-qualified deferred compensation arrangements must meet certain requirements to avoid additional income taxes for those deferring compensation, including providing that

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distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death). Awards granted under the Plan are intended to comply with or be exempt from Section 409A of the Code, however we make no representations or warranties to that effect.

General

We have the right to deduct any sums required by federal, state or local tax laws to be withheld with respect to the exercise of any Option or with respect to the income recognition resulting from the grant, exercise or payment of an Award.

The Plan is not qualified under Section 401(a) of the Code, and we do not consider it subject to any provisions of the Employee Retirement Income Security Act of 1974.

The Board of Directors recommends that you vote “FOR” Proposal No. FOUR, to approve the amendment to the TMS International Long-Term Incentive Plan and to approve the material terms of the performance goals under the Plan for purposes of the “performance-based compensation” exemption in Section 162(m) of the Internal Revenue Code.

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OTHER MATTERS

Other than the four proposals included in this Proxy Statement, we know of no other matters to be submitted to the stockholders at the annual meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as our board of directors may recommend, or, in the absence of a recommendation, as such persons deem advisable. Discretionary authority with respect to such matters is granted by execution of the enclosed proxy.

OWNERSHIP OF SECURITIES

Security Ownership of Management and Certain Beneficial Owners

Our issued and outstanding capital stock is currently comprised of our Class A Common Stock and our Class B Common Stock. As of April 15, 2013, we had 39,277,441 total shares of common stock outstanding, consisting of 14,578,332 shares of Class A Common Stock and 24,669,109 shares of Class B Common Stock. Percentages of beneficial ownership set forth in the following table are based on these respective figures.

Our Class A Common Stock and our Class B Common Stock vote as a single class on all matters, except as otherwise provided in our amended and restated certificate of incorporation or as required by law. Each share of Class A Common Stock is entitled to one vote on each matter. Prior to the Transition Date (defined below), each share of Class B Common Stock is entitled to 10 votes on each matter. If the Transition Date occurs, the number of votes per share of Class B Common Stock will be reduced automatically to one vote per share. The “Transition Date” will occur when the total number of outstanding shares of Class B Common Stock is less than 10% of the total number of shares of Class A Common Stock and Class B Common Stock outstanding. Each share of Class B Common Stock is convertible into one share of Class A Common Stock at the option of the holder, and person or persons holding a majority of the outstanding shares of Class B Common Stock are entitled to cause all shares of Class B Common Stock to be converted into Class A Common Stock. Additionally, each share of Class B Common Stock automatically converts into a share of Class A Common Stock upon a transfer of such Class B Common Stock to any person other than the holders of our Class B Common Stock on April 19, 2011, the date of the consummation of the initial public offering of our Class A Common Stock, or their respective affiliates.

The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of April 15, 2013, by (i) each person known by us to own beneficially more than 5% of the outstanding shares of either our Class A Common Stock or our Class B Common Stock, (ii) each director and director nominee, (iii) each named executive officer as identified in the following paragraph, and (iv) all of our directors and executive officers as a group. Except to the extent indicated in the footnotes to the following table, each of the persons or entities listed therein has sole voting and investment power with respect to the shares which are reported as beneficially owned by such person or entity. We do not know of any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change of control of us.

Onex Partners II LP, 1597257 Ontario Inc., Onex Partners II GP LP, Onex US Principals LP and Tube City EI II Ltd. are all affiliates of Onex Corporation. Messrs. Curtin, Kalouche, Aronson, and Rosati are our current named executive officers. Mr. Lippard retired as of December 31, 2012, but was our Executive Vice President and General Counsel and is one of our named executive officers for the 2012 fiscal year. Messrs. Connelly, Curtin, Duncanson, Kalouche, Osborne, Parker, Srivastava and Tolbert are the current members of our board of directors and are nominees to be re-elected to our board of directors at our annual meeting. Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o TMS International Corp., 12 Monongahela Avenue, P.O. Box 2000, Glassport, PA 15045.

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BENEFICIAL OWNERSHIP TABLE

Name and Address of Beneficial Owner	Total Number of Shares Beneficially Owned(1)	Number of Shares of Class A Common Stock(1)	Percentage of Class A Common Stock(1)	Number of Shares of Class B Common Stock(1)	Percentage of Class B Common Stock(1)	Percentage of Total Shares of Common Stock(1)	Percentage of Voting Power(1)(2)
Onex Corporation; Onex Partners II LP; 1597257 Ontario Inc.; Onex Partner II GP LP; Onex US Principals LP; Tube City EI II Ltd.(3)	23,446,929	—	—	23,446,929	94.9%	59.7%	89.6%
Joseph Curtin(4)	324,585	71,725	*	252,860	1.0%	*	1.0%
Raymond S. Kalouche(5)	206,465	49,310	*	157,155	*	*	*
J. David Aronson(6)	292,806	63,873	*	228,933	*	*	*
Daniel E. Rosati(7)	91,901	6,250	*	85,651	*	*	*
Thomas E. Lippard(8)	130,305	24,122	*	106,183	*	*	*
John J. Connelly	5,367	5,367	*	—	*	*	*
Timothy A.R. Duncanson(9)	19,462	—	*	19,462	*	*	*
Colin Osborne	11,747	5,367	*	6,380	*	*	*
Herbert K. Parker	5,367	5,367	*	—	*	*	*
Manish K. Srivastava(10)	1,993	—	*	1,993	*	*	*
Patrick W. Tolbert	5,357	5,367	*	—	*	*	*
All directors and executive officers as a group (11 persons in total)(11)	1,095,365	236,748	1.6%	858,617	3.5%	2.8%	3.4%
Robeco Investment Management, Inc.(12)	1,199,155	1,199,155	8.2%	—	—	3.1%	*
Oaktree Capital Management, L.P., and certain of its affiliates(13)	1,095,000	1,095,000	7.5%	—	—	2.8%	*
Ameriprise Financial, Inc. and certain of its affiliates(14)	1,060,046	1,060,046	7.3%	—	—	2.7%	*
Eagle Boston Investment Management, Inc.(15)	997,166	997,166	6.8%	—	—	2.5%	*
Brandywine Global Investment Management, LLC(16)	763,517	763,517	5.2%	—	—	1.9%	*

*	Represents beneficial ownership of less than 1% of our Class A Common Stock, our Class B Common Stock, or our total outstanding common stock, as applicable.

(1)	The amounts and percentages of our common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days, including any shares of our common stock subject to an option that is exercisable within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of such securities as to which such person has an economic interest.

(2)	On each matter submitted to the stockholders for their vote, our Class A Common Stock is entitled to one vote per share, and our Class B Common Stock is entitled to ten votes per share. The percentage of voting power listed here reflects those voting rights. If the Transition Date (as defined above) occurs, the number of votes per share of Class B Common Stock will be reduced automatically to one vote per share.

(3)

Onex Corporation may be deemed to beneficially own 22,903,899 shares of our Class B Common Stock and has shared voting and dispositive power over such shares. Such shares include the following: (a) 5,710,898 shares of Class B Common Stock held directly by Onex Corporation, (b) 13,471,020 shares of Class B Common Stock held by Onex Partners II LP, (c) 112,544 shares of Class B Common Stock held by Onex Partners II GP LP, (d) 263,862 shares of Class B Common Stock held by Onex US Principals LP, and (e) 3,345,575 shares of Class B Common Stock held by Tube City EI II Ltd. Onex Corporation may be

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deemed to beneficially own the shares of Class B Common Stock held by (a) Onex Partners II LP, through Onex Corporation’s ownership of all of the common stock of Onex Partners GP Inc., the general partner of Onex Partners II GP LP, the general partner of Onex Partners II LP, (b) Onex Partners II GP LP, through Onex Corporation’s ownership of all of the common stock of Onex Partners GP Inc., the general partner of Onex Partners II GP LP, (c) Onex US Principals LP, through Onex Corporation’s ownership of all of the equity of Onex American Holdings II LLC, which owns all of the equity of Onex American Holdings GP LLC, the general partner of Onex US Principals LP, and (d) Tube City EI II Ltd., through Onex Corporation’s ownership of all of the common stock of Tube City EI II Ltd. Onex Corporation disclaims such beneficial ownership.

In addition, 1597257 Ontario Inc. directly holds 543,030 shares of our Class B Common Stock and has shared voting and dispositive power over such shares. These shares are not deemed beneficially owned by Onex Corporation.

Mr. Gerald W. Schwartz, the Chairman, President and Chief Executive Officer of Onex Corporation, owns shares representing a majority of the voting rights of the shares of Onex Corporation and has indirect voting and investment control of Onex Partners II LP, Onex Partners II GP LP, 1597257 Ontario Inc., Onex US Principals LP and Tube City EI II Ltd. Therefore, Mr. Schwartz may be deemed to own beneficially all of the shares of Class B Common Stock owned beneficially by Onex Corporation, Onex Partners II LP, Onex Partners II GP LP, 1597257 Ontario Inc., Onex US Principals LP and Tube City EI II Ltd. Mr. Schwartz disclaims such beneficial ownership.

The address for the principal business office of each of Onex Corporation, 1597257 Ontario Inc., Tube City EI II Ltd., and Gerald W. Schwartz is: 161 Bay Street P.O. Box 700 , Toronto, Ontario, Canada M5J 2S1. The address for the principal business office of each of Onex Partners II LP and Onex Partners II GP LP is: c/o Onex Investment Corporation, 712 Fifth Avenue, New York, New York 10019. The address for the principal business office of Onex US Principals LP is: 421 Leader Street, Marion, Ohio 43302.

(4)	The number of shares of Class A Common Stock and total shares of common stock beneficially owned by Mr. Curtin, and his respective ownership percentages, include 7,500 shares of Class A Common Stock issuable upon the exercise of stock options held by Mr. Curtin that are currently vested and that have a $13.00 exercise price, and 5,000 options issuable upon the exercise of stock options held by Mr. Curtin that are currently vested and that have an $11.18 exercise price. Mr. Curtin also holds options with a $13.00 exercise price that may be exercised for 7,500 shares of our Class A Common Stock at any time that the closing price of our Class A Common Stock on the New York Stock Exchange is at least $14.95 (115% of the exercise price) on the trading day prior to exercise (the “115% Options”). Because the closing price of our Class A Common Stock on the New York Stock Exchange was not at least $14.95 as of April 15, 2013, shares underlying Mr. Curtin’s 115% Options are not reflected in the beneficial ownership table.

(5)	The number of shares of Class A Common Stock and total shares of common stock beneficially owned by Mr. Kalouche, and his respective ownership percentages, include 7,500 shares of Class A Common Stock issuable upon the exercise of stock options held by Mr. Kalouche that are currently vested and that have a $13.00 exercise price, and 5,000 options issuable upon the exercise of stock options held by Mr. Kalouche that are currently vested and that have an $11.18 exercise price. Mr. Kalouche also holds options with a $13.00 exercise price that may be exercised for 7,500 shares of our Class A Common Stock at any time that the closing price of our Class A Common Stock on the New York Stock Exchange is at least $14.95 (115% of the exercise price) on the trading day prior to exercise (the “115% Options”). Because the closing price of our Class A Common Stock on the New York Stock Exchange was not at least $14.95 as of April 15, 2013, shares underlying Mr. Kalouche’s 115% Options are not reflected in the beneficial ownership table.

(6)

The number of shares of Class A Common Stock and total shares of common stock beneficially owned by Mr. Aronson, and his respective ownership percentages, include 5,250 shares of Class A Common Stock issuable upon the exercise of stock options held by Mr. Aronson that are currently vested and that have a $13.00 exercise price, and 5,000 options issuable upon the exercise of stock options held by Mr. Aronson that are currently vested and that have an $11.18 exercise price. Mr. Aronson also holds options with a

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$13.00 exercise price that may be exercised for 5,250 shares of our Class A Common Stock at any time that the closing price of our Class A Common Stock on the New York Stock Exchange is at least $14.95 (115% of the exercise price) on the trading day prior to exercise (the “115% Options”). Because the closing price of our Class A Common Stock on the New York Stock Exchange was not at least $14.95 as of April 15, 2013, shares underlying Mr. Aronson’s 115% Options are not reflected in the beneficial ownership table.

(7)	The number of shares of Class A Common Stock and total shares of common stock beneficially owned by Mr. Rosati, and his respective ownership percentages, include 3,750 shares of Class A Common Stock issuable upon the exercise of stock options held by Mr. Rosati that are currently vested and that have a $13.00 exercise price, and 2,500 options issuable upon the exercise of stock options held by Mr. Rosati that are currently vested and that have an $11.18 exercise price. Mr. Rosati also holds options with a $13.00 exercise price that may be exercised for 3,750 shares of our Class A Common Stock at any time that the closing price of our Class A Common Stock on the New York Stock Exchange is at least $14.95 (115% of the exercise price) on the trading day prior to exercise (the “115% Options”). Because the closing price of our Class A Common Stock on the New York Stock Exchange was not at least $14.95 as of April 15, 2013, shares underlying Mr. Rosati’s 115% Options are not reflected in the beneficial ownership table.

(8)	The number of shares of Class A Common Stock and total shares of common stock beneficially owned by Mr. Lippard, and his respective ownership percentages, include 3,750 shares of Class A Common Stock issuable upon the exercise of stock options held by Mr. Lippard that are currently vested and that have a $13.00 exercise price, and 2,500 options issuable upon the exercise of stock options held by Mr. Lippard that are currently vested and that have an $11.18 exercise price. Mr. Lippard also holds options with a $13.00 exercise price that may be exercised for 3,750 shares of our Class A Common Stock at any time that the closing price of our Class A Common Stock on the New York Stock Exchange is at least $14.95 (115% of the exercise price) on the trading day prior to exercise (the “115% Options”). Because the closing price of our Class A Common Stock on the New York Stock Exchange was not at least $14.95 as of April 15, 2013, shares underlying Mr. Lippard’s 115% Options are not reflected in the beneficial ownership table.

(9)	The shares reported for Mr. Duncanson include a portion of the shares of Class B Common Stock held by 1597257 Ontario Inc. that may be deemed to be owned beneficially by Mr. Duncanson by reason of his pecuniary interest in such shares. Mr. Duncanson disclaims beneficial ownership of the shares of Class B Common Stock owned by 1597257 Ontario Inc. Excludes options granted by Tube City EI II Ltd. in favor of Mr. Duncanson to purchase shares of the company held by it. The address for Mr. Duncanson is c/o Onex Corporation, 161 Bay Street, Toronto, Ontario, M5J 2S1, Canada.

(10)	The shares reported for Mr. Srivastava include a portion of the shares of Class B Common Stock held by 1597257 Ontario Inc. that may be deemed to be owned beneficially by Mr. Srivastava by reason of his pecuniary interest in such shares. Mr. Srivastava disclaims beneficial ownership of the shares of Class B Common Stock owned by 1597257 Ontario Inc. Excludes options granted by Tube City EI II Ltd. in favor of Mr. Srivastava to purchase shares of the company held by it. The address for Mr. Srivastava is c/o Onex Corporation, 161 Bay Street, Toronto, Ontario, M5J 2S1, Canada.

(11)	The number of shares of Class A Common Stock and total shares of common stock listed as beneficially owned by the officers and directors as a group includes 27,750 shares of Class A Common Stock issuable upon the exercise of stock options held by our executive officers that are currently vested and that have a $13.00 exercise price (as listed above).

(12)	Based solely on a Schedule 13G/A filed by Robeco Investment Management, Inc. (“Robeco”) with the SEC on February 7, 2013, Robeco is the beneficial owner of 1,199,155 shares of Class A Common Stock and has sole dispositive power over such shares and sole voting power over 724,590 of such shares. The address for Robeco is One Beacon Street, Boston, MA 02108.

(13)

Based solely on a Schedule 13G/A filed by Oaktree Capital Management, L.P. (“Oaktree Capital”) with the SEC on February 14, 2013 (the “Oaktree 13G”), Oaktree Capital is the beneficial owner of 1,095,000 shares of our Class A Common Stock and has sole voting and dispositive power over such shares. Of the 1,095,000

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shares of our Class A Common Stock beneficially owned by Oaktree Capital, 952,175 of those shares are directly held by Oaktree Value Opportunities Fund Holdings, L.P., a Delaware limited partnership (“VOF Holdings”), and the remaining 142,825 of such shares are directly held by Oaktree Value Equities Fund, L.P., a Delaware limited partnership (“VEF”). Oaktree Capital may be deemed to beneficially own the 1,095,000 shares based on the following relationships, each disclosed in the Oaktree 13G: Oaktree Capital is the sole director of Oaktree Value Opportunities Fund GP Ltd., a Cayman Islands exempted company, which is the general partner of Oaktree Value Opportunities Fund GP, L.P., a Cayman Islands limited partnership (“VOF GP”), and VOF GF is the general partner of VOF Holdings. Additionally, Oaktree Capital is the general partner of Oaktree Value Equities Fund GP, L.P, a Delaware limited partnership, which is the general partner of VEF. Certain additional affiliates of Oaktree Capital may also be deemed to be beneficial owners of some or all of the shares held by Oaktree Capital, as set forth in the Oaktree 13G. The address of Oaktree Capital and the other Oaktree entities referenced herein is 333 S. Grand Avenue, 28th Floor, Los Angeles, CA 90071.

(14)	Based solely on a Schedule 13G/A filed by Ameriprise Financial, Inc. (“AFI”) with the SEC on February 13, 2013, AFI is the beneficial owner of 1,060,046 shares of our Class A Common Stock and has shared dispositive power over such shares and shared voting power over 107,090 of such shares. In addition, (a) Columbia Management Investment Advisers, LLC (“CMIA”) may be deemed to beneficially own 1,060,046 shares of our Class A Common Stock and has shared dispositive power over such shares and shared voting power over 107,090 of such shares, and (b) Columbia Small Cap Value Fund II (“CSCV”) may be deemed to beneficially own 859,456 shares of our Class A Common Stock and has sole voting and shared dispositive power over such shares. CMIA and AFI do not directly own any shares of our Common Stock. As the investment adviser to CSCV, CMIA may be deemed to beneficially own the shares reported herein by CSCV. Accordingly, the shares reported herein by CMIA include those shares separately reported herein by CSCV. As the parent holding company of CMIA, AFI may be deemed to beneficially own the shares reported herein by CMIA. Accordingly, the shares reported herein by AFI include those shares separately reported herein by CMIA. The address for AFI is 145 Ameriprise Financial Center, Minneapolis, MN 55474. The address for each of CMIA and CSCV is 225 Franklin Street, Boston, MA 02110.

(15)	Based solely on a Schedule 13G/A filed by Eagle Boston Investment Management, Inc. (“Eagle”) with the SEC on January 17, 2013, Eagle is the beneficial owner of 997,166 shares of Class A Common Stock and has sole voting and dispositive power over such shares. The address for Eagle is 7 Liberty Square, Boston, MA 02109.

(16)

Based solely on a Schedule 13G filed by Brandywine Global Investment Management, LLC (“Brandywine”) with the SEC on February 14, 2013, Brandywine is the beneficial owner of 763,517 shares of our Class A Common Stock and has sole dispositive power over such shares and sole voting power over 665,369 of such shares. The address for Brandywine is 2929 Arch Street, 8th Floor, Philadelphia, PA 19104.

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Equity Compensation Table

The following table sets forth information concerning the Company’s equity compensation plan as of December 31, 2012.

Plan Category	Number of securities to be issued upon exercise of outstanding options (#)	Weighted-average exercise price of outstanding options ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column) (#)
Equity compensation plans approved by security holders(1)	876,140	$12.19	660,562
Equity compensation plans not approved by security holders	0	$—	0

Total(2)	876,140	$12.19	660,562

(1)	The Company’s Long-Term Incentive Plan.
(2)	In addition to the options listed above, the Company granted options to purchase 508,300 shares of our Class A Common Stock in February 2013 to our NEOs and certain other employees of the Company under the Long Term Incentive Plan. The options granted in February 2013 have an exercise price of $13.35 per share.

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REPORT OF THE AUDIT COMMITTEE

The audit committee operates under a written charter adopted by the board of directors. It is available on the Company’s website at http://tmsinternationalcorp.investorroom.com under the “Corporate Governance”/ “Charters and Policies” headings. The charter, which was last amended effective February 8, 2012, includes a calendar that outlines the audit committee’s duties and responsibilities quarter-by-quarter. The audit committee reviews the charter and calendar annually.

The primary purpose of the audit committee is to (i) assist the board with its oversight responsibilities regarding: (a) the integrity of the Company’s financial statements; (b) the Company’s compliance with legal and regulatory requirements; (c) the independent auditor’s qualifications and independence; and (d) the performance of the Company’s internal audit function and independent auditor; (ii) prepare the audit committee report required by the rules of the SEC to be included in the Company’s annual proxy statement, and (iii) be directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditor, who shall report directly to the committee, and have the sole authority to approve all audit engagement fees and terms, as well as non-audit engagements with the independent auditor.

The audit committee relies on the expertise and knowledge of management, the internal auditor, and the independent auditor in carrying out its oversight responsibilities. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements as well as the Company’s financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. The Company’s independent auditor, Ernst & Young LLP (“E&Y”), is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

During fiscal year 2012, the audit committee fulfilled its duties and responsibilities generally as outlined in the charter and the accompanying calendar. Specifically, the committee, among other actions:

•

reviewed and discussed with management and the independent auditor the Company’s consolidated financial statements, related periodic reports filed with the SEC, and quarterly earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information;

•	reviewed with the independent auditor, management, and the internal auditor, as appropriate, the audit scopes and plans of both the independent auditor and the internal auditor;
•	reviewed and discussed with the independent auditor and internal auditor the adequacy of the Company’s risk management processes and system of internal control;
•

met in periodic executive sessions with the independent auditor to review any problems or difficulties the independent auditor may have encountered during the course of the audit work, including any restrictions on the scope of activities or access to requested information or any significant disagreements with management and management’s responses to such matters; and

•

meet in periodic executive sessions with the internal auditor to discuss the responsibilities, budget and staffing of the Company’s internal audit function and any issues that the internal auditor believes warrant audit committee attention.

The audit committee has reviewed and discussed with management and the independent auditor the Company’s audited consolidated financial statements and related footnotes for the fiscal year ended December 31, 2012, and the independent auditor’s report on those financial statements. Management represented to the audit committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States. E&Y presented the matters required to be discussed with the audit committee by Public Company Accounting Oversight Board (United States) Audit Standard AU Section 380 Communication with Audit Committees and Rule 2-07 of SEC Regulation S-X. This review included a discussion with management and the independent auditor of the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in the Company’s financial statements, including the disclosures relating to critical accounting policies.

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The audit committee recognizes the importance of maintaining the independence of the Company’s independent auditor, both in fact and appearance. Consistent with its charter, the audit committee has evaluated E&Y’s qualifications, performance and independence, including that of the lead audit partner. As part of its auditor engagement process, the audit committee considers whether to rotate the independent audit firm. The audit committee has established a policy pursuant to which all services, audit and non-audit, provided by the independent auditor must be pre-approved by the audit committee or its delegate. The Company’s pre-approval policy is more fully described on pages 11-12 of this Proxy Statement under the caption “Policy on Audit Committee Pre-approval of Audit and Permissible Non-audit Services of Independent Auditor.” The audit committee has concluded that provision of the non-audit services described in that section was compatible with maintaining the independence of E&Y. In addition, E&Y has provided the audit committee with the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and the audit committee has discussed the firm’s independence with E&Y.

Based on the reviews and discussions described above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in the Company Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the SEC. The audit committee also has selected E&Y as the independent registered public accounting firm for fiscal year 2013. The board recommends that stockholders ratify this selection at the Annual Meeting.

Audit Committee

Colin Osborne (Chairman)

John J. Connelly

Herbert K. Parker

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EXECUTIVE OFFICERS

Set forth below is information regarding our executive officers as of April 29, 2013. Each officer holds office at the pleasure of the board of directors and until their successors shall have been duly elected and qualified, unless their earlier resignation or removal. There are no family relationships between any director, executive officer, or director nominee.

Name	Age	Positions and Offices
Joseph Curtin	67	Executive Chairman
Raymond S. Kalouche	50	President and Chief Executive Officer
J. David Aronson	46	President and Chief Operating Officer of the Raw Material and Optimization Group
Daniel E. Rosati	50	Executive Vice President and Chief Financial Officer
Leon Z. Heller	63	Executive Vice President, General Counsel and Secretary

Biographical Information for Executive Officers

Biographical information for each of our executive officers is listed below:

J. David Aronson was elected President of our Raw Material and Optimization Group in August 2008 and was named Chief Operating Officer of that group in August 2009. He is responsible for the growth and diversification of the group. From December 2004 to August 2008, Mr. Aronson served as Executive Vice President —Outsourced Purchasing, of our Raw Material and Optimization Group, where he was responsible for its domestic and international trading operations. He has worked in the scrap industry since 1989 and joined Tube City in 1991 as an account executive. In 1993, Mr. Aronson was promoted within Tube City to Midwest Region District Manager, a position he held until he was named senior vice president in 1996 and subsequently promoted to his current position in 2004. Mr. Aronson received a bachelor of arts degree from the University of Wisconsin in 1989.

Joseph Curtin See “Biographical Information for Nominees” above.

Leon Z. Heller was elected as our Executive Vice President, General Counsel and Secretary effective January 1, 2013. From 2004 until December 2012, Mr. Heller served as Senior Vice President, General Counsel and Assistant Secretary of the company’s Mill Services Group. Prior to joining the company in 1991, Mr. Heller was Vice President and Deputy General Counsel of a Philadelphia commercial bank, and a partner in a Chicago law firm. A native of Philadelphia, Mr. Heller earned his bachelor's degree from the University of Pennsylvania and is a graduate of the University of Wisconsin Law School.

Raymond S. Kalouche See “Biographical Information for Nominees” above.

Daniel E. Rosati was elected as our Executive Vice President in 2009 and he continues to serve as our Chief Financial Officer, a position he has held since 2004. Mr. Rosati was appointed Vice President in 2004 and Senior Vice President in 2007. He joined Tube City in January 2003 as Vice President and Chief Financial Officer. Mr. Rosati is responsible for all financial aspects of our business, including treasury, financial reporting and analysis, back office administration and information technology. Prior to joining Tube City, Mr. Rosati was the Director of Finance for Black Box Corporation, a publicly traded distributor of network infrastructure products and provider of network installation services. Prior to that, from 1984 to 1993, Mr. Rosati was Senior Tax Manager with the accounting firm of Arthur Andersen, in its Pittsburgh office. Mr. Rosati graduated from Duquesne University in 1984 with a bachelor of science in business administration. He qualified as a certified public accountant in 1987.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Management Agreement

On January 25, 2007, we entered into a management agreement with Onex, our principal equityholder. In each of 2008, 2009, 2010, 2011, and 2012 in exchange for providing us with corporate finance and strategic planning consulting services, we paid Onex Partners Manager LP an annual management fee of $1.0 million. We also reimburse Onex Partners Manager LP for out-of-pocket expenses incurred in connection with the provision of services pursuant to the agreement. The management agreement has an initial term of 10 years, subject to automatic one-year renewals, unless terminated by either party by notice given at least 90 days prior to the scheduled expiration date.

Investor Stockholders Agreement and Certain Letter Agreements

On January 25, 2007, all of our stockholders, including Onex and its affiliates, entered into an Investor Stockholders Agreement which placed limits on the amount of shares that can be sold by a stockholder in a twelve month period starting on the date that our initial public offering was consummated (April 19, 2011) and resetting on each anniversary thereof. Our stockholders who are named executive officers or are otherwise subject to Section 16(b) of the Exchange Act continue to be parties to the Investor Stockholders Agreement. The remainder of the persons that were our stockholders prior to our initial public offering are no longer parties to the Investor Stockholder Agreement, but are parties to certain Non-Executive Letter Agreements with the Company that contain the same limitations on transfers. Specifically, under each of the Investor Stockholder Agreement and the Non-Executive Letter Agreements, each non-Onex person who was a stockholder of the Company prior to the IPO is limited to selling 12.5% of the shares held by such person on the date of the IPO with respect to each twelve month measuring period, with any unsold amounts carrying over into subsequent periods. If at any time Onex shall have sold a greater percentage of the shares it held on the date of the IPO, then each non-Onex stockholder shall have the right to sell up to the same percentage of its shares. In addition, pursuant to the terms of the Investor Stockholder Agreement, each executive officer of TMS International Corp. has agreed to vote his shares on matters presented to the stockholders as specifically provided in the Investor Stockholders Agreement, or, if not so provided, in the same manner as Onex.

Transition Agreement

In August 2009, Mr. Coslov, our then Chief Executive Officer and Chairman of the board of directors entered into a Transition Agreement with us and retired as CEO and from our day-to-day operations. Mr. Coslov remained on our board of directors as non-executive chairman until his resignation from the board in August 2011, and remained the beneficial owner of 5% of a class of our common stock through at least May 2012. Pursuant to the Transition Agreement and an amendment thereto entered into in August 2011, Mr. Coslov is entitled to receive monthly payments from the Company of $20,833 for two years from the date of his board resignation.

Mr. Coslov’s son, David Coslov, was employed by us as a vice president of the Mill Services Group until February 2012. David Coslov received $236,785 in aggregate compensation from us during 2012, including salary, bonus, vacation pay, and severance payments. The Company paid a total of $288,747 in salary and other compensation to David Coslov in 2011.

Consulting Agreement

On June 3, 2011, we entered into an Amended and Restated Consulting Agreement (the “Consulting Agreement”) with Cogent Business Consulting, LLC, an Ohio limited liability company (the “Consultant”), which amended and restated a prior agreement between the parties dated January 21, 2010. Henry Kalouche is a principal of the Consultant and is the brother of Raymond Kalouche, who is our President and Chief Executive Officer, and is also one of our current directors and nominees for re-election to the Board.

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Pursuant to the Consulting Agreement, Consultant (through Henry Kalouche) provides certain services for us, including managing the Abu Dhabi branch of one of our subsidiaries and developing business in the Middle East (the “Consulting Services”). The term of the Consulting Agreement runs through January 31, 2014. The Consulting Agreement provides that through its term, we will pay Consultant the sum of $20,000 per month and an annual discretionary success fee of up to 30% of Consultant’s aggregate annual compensation, based on the performance of the branch and new business developed. The Consulting Agreement also requires that we pay for expenses incurred by the Consultant in providing Consulting Services. Henry Kalouche resides outside the U.S. at our request, and we therefore pay for certain of his housing, transportation, and travel costs.

We paid Consultant approximately $184,494 in United States Dollars and 480,000 in United Arab Emirates Dirhams (equal to approximately $130,684 United States Dollars at the prevailing exchange rate on April 18, 2013) in monthly payments and success fees for performing Consulting Services in 2012. Henry Kalouche has an interest in all such amounts.

Brent Curtin

In November 2012, Brent Curtin became an employee of the Company, serving in the position of Account Executive. Brent Curtin is the son of Joseph Curtin, who is currently our Executive Chairman and a nominee for re-election to the Board, and was our President and Chief Executive Officer throughout 2012. During his employment with the Company, Brent Curtin has been training to service customer accounts for customers of our Raw Materials and Optimization Group, and also performing services for our Mill Services Group. Brent Curtin received less than $15,000 in aggregate compensation from us during 2012, and currently remains our employee.

Indemnification Agreements

The Company has entered into an indemnification agreement, in the form filed as Exhibit 10.34 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 19, 2013, with each of the Company’s directors and executive officers.

Policy Regarding Related Party Transactions

In recognition that related party transactions present a heightened risk of conflicts of interest, our board of directors has adopted a Related Party Transaction Policy to which all related party transactions shall be subject. A copy of our Related Party Transaction Policy is available in the “Investors” section of the TMS International Corp. website at http://tmsinternationalcorp.investorroom.com/ under the “Corporate Governance” and “Charters and Policies” tabs. Pursuant to the policy, the audit committee of our board of directors, or such other committee or disinterested persons as our board of directors may designate, will review the relevant facts and circumstances of all related party transactions, including, but not limited to: (1) whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and (2) the extent of the related party’s interest in the transaction. Pursuant to the policy, no director may participate in any approval of a related party transaction to which he or she is a related party.

The designated committee or person will then, in its sole discretion, either approve or disapprove the transaction. If advance approval of a transaction is not feasible, the transaction may be preliminarily entered into by management, subject to ratification of the transaction by the designated committee or person. If the designated committee or person does not ratify the transaction, management shall make all reasonable efforts to cancel or annul such transaction.

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COMPENSATION COMMITTEE REPORT

Our compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, has recommended to the board that the following Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K.

April 29, 2013

Compensation Committee

Timothy A.R. Duncanson (Chair)

John J. Connelly

Colin Osborne

Manish K. Srivastava

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EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This section provides an overview and analysis of our compensation program and policies, the material compensation decisions made under those programs and policies, and the material factors considered in making those decisions. The discussion below is intended to help you understand the detailed information provided in our executive compensation tables and put that information into context within our overall compensation program. The “Committee” as used in this section refers to the compensation committee of our board. The share numbers referenced in this section reflect the 207.4307-for-one split of shares of our common stock, which occurred on April 13, 2011.

Background

On January 25, 2007, we acquired 100% of Tube City IMS Corporation’s capital stock from its previous owners (the “Onex Acquisition”). In connection with the Onex Acquisition, we entered into employment agreements with each of our named executive officers, or “NEOs.” Each of our NEOs also made a significant investment in our equity on January 25, 2007. Our NEOs’ names and current titles are listed below.

Name	Title
Joseph Curtin	Executive Chairman of the Board and Director. (Mr. Curtin served as Chairman of the Board, President, Chief Executive Officer and Director through December 31, 2012.)

Raymond S. Kalouche	Chief Executive Officer, President and Director (Mr. Kalouche served as Chief Operating Officer of the Company and as President and Chief Operating Officer of the Mill Services Group through December 31, 2012.)

J. David Aronson	President and Chief Operating Officer of the Raw Material and Optimization Group

Daniel E. Rosati	Executive Vice President and Chief Financial Officer

Thomas E. Lippard	Former Executive Vice President, General Counsel and Secretary (Mr. Lippard retired effective December 31, 2012.)

Compensation Philosophy and General Objectives

Our compensation program is designed to attract and retain employees who are able to meaningfully contribute to our success. The program has been structured both to reward employees for past performance and to provide an incentive for future achievement. We also strive to align the interests of our executive officers with our stockholders by providing our executive officers with equity interests in us. In designing the compensation program, we have been mindful of fairness to all stakeholders.

Executive Compensation Components

At the time of the Onex Acquisition, we entered into new employment agreements with our NEOs, terminated the then existing stock option plan and established the Restricted Stock Plan in which each of our NEOs participated. The current principal elements of compensation for each of our NEOs are:

•	base salary;
•	annual bonus;

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•	stock options;
•	perquisites and other personal benefits; and
•	retirement benefits.

Prior to our IPO, restricted stock grants comprised an element of our NEOs’ compensation; subsequent to the IPO, stock options awarded under our Long-Term Incentive Plan have replaced that element of compensation.

Why We Choose to Pay Each Element

Our employment agreements with our NEOs, which were entered into at the time of the Onex Acquisition, were negotiated with representatives from our majority stockholder, Onex, a private equity fund which has substantial experience in establishing management compensation programs.

While we have not used formal benchmarking in determining base salaries in effect through 2012, based on our board’s substantial experience with setting compensation for executives in various industries we believed that our NEOs’ base salaries have been competitive during that time relative to similar positions at companies performing similar functions, and that these base salary levels provide us with the ability to attract and retain employees with a proven record of performance. The initial salary levels agreed to in the employment agreements were the same as those in effect at the time of the Onex Acquisition. These salaries are subject to periodic review and increase, and have been increased since the Onex Acquisition.

We use incentive compensation, including bonuses, to provide a substantial cash payment opportunity based upon our achievement of budgetary and other objectives. Each of our NEOs is entitled to incentive compensation under his employment agreement and each participates in our bonus plan.

In 2010, we made significant changes to our bonus plan designed to more closely align financial and personal goals with the interests of our stockholders. Following the adoption of our Long-Term Incentive Plan, the Bonus Plan became incorporated into that Plan. We believe the structure of the current bonus plan (“the Bonus Plan”), which contains both a personal goal and a Company-wide goal component, serves as a tool to incentivize employees by providing a direct connection between their individual performance and the amount of their bonus. The Bonus Plan also retains a discretionary component, and is subject to certain minimum thresholds. The bonus for individuals is a function of five elements: (1) the individual’s base salary; (2) a target bonus percentage; (3) a financial goal attainment factor; (4) a personal goal attainment factor; and (5) a discretionary factor.

The NEOs’ target bonuses are approved by the Committee and by its Section 162(m) Subcommittee.

Preliminary Bonuses are calculated as follows:

Individual’s base salary

X

Target Bonus percentage

X

Financial Goal Attainment Factor (expressed as a percentage)

The financial goal attainment factor is a Company-wide factor. Each year the Committee recommends and our board of directors approves a targeted financial metric which establishes a goal level of pre-bonus Adjusted EBITDA less targeted Maintenance Capital Expenditures. The financial goal attainment factor is calculated as a percentage of the targeted financial metric.

The percentage by which the actual financial metric differs from the targeted financial metric is doubled in determining the financial goal attainment factor. For example, if we achieve an actual metric that is 90% of the targeted metric (a 10% shortfall), the financial goal attainment factor is 80% (the 10% shortfall x 2 or 20% shortfall). Conversely, if we achieve an actual metric that is 110% of the targeted metric, the financial goal attainment factor is 120%. If the actual financial metric is less than 75% of the targeted metric, no bonus is paid.

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Actual Bonuses are calculated by taking 75% of the Preliminary Bonus amount and adding up to an additional 25% of the Preliminary Bonus amount based upon the participant’s immediate supervisor’s assessment of the extent to which the participant accomplished his or her goals for the year and such other factors as the supervisor deems appropriate. Actual Bonuses of our employees are also subject to discretionary adjustments by executive management or, in the case of persons subject to Section 162(m), our 162(m) Sub-committee, provided, however, that with respect to persons subject to Section 162(m), such discretion is exercised in a manner permitted under Section 162(m) of the Code and the regulations thereunder.

The personal goals are established by the individual participant’s supervisor with the input of the participant and approved by other members of management. The personal goals are generally tied into achievements that will improve our overall value (e.g., activities which diversify our international presence, attainment of new customers and adding services for existing customers). The personal goals are reviewed at the end of the year relative to actual performance by executive management or, in the case of persons subject to Section 162(m), our 162(m) sub-committee.

By way of illustration, if the individual has a base salary of $100,000 with a target bonus percentage of 20% and we achieve an actual financial metric of 95% of our target, then the Preliminary Bonus would be calculated as follows: $100,000 x 20% x 90% (i.e. 100% less two times the 5% shortfall) = $18,000. The Actual Bonus would equal $13,500 (i.e., 75% of the Preliminary Bonus amount) plus up to $4,500 (i.e., 25% of the Preliminary Bonus amount), depending upon the supervisor’s assessment of the participant’s personal goal attainment. If the supervisor awarded the full 25%, the Actual Bonus would be $18,000, subject to discretionary adjustment by executive management.

In January 2010, we adopted a supplemental bonus plan for Messrs. Curtin and Aronson in order to insure that Mr. Aronson was compensated at a rate commensurate with other top performers at companies that buy and sell metals and other commodities and to recognize Mr. Curtin’s new leadership role as chief executive officer. The supplemental bonus entitled each of Messrs. Curtin and Aronson to earn an additional $150,000 based on business achievement, which they did in 2010. In each of 2011 and 2012, the participants in the supplemental bonus plan were Mr. Curtin and Mr. Kalouche, who each earned a $150,000 supplemental bonus in each such year. In 2013, the only participant in the supplemental bonus plan is Mr. Curtin, who will each be entitled to earn a supplemental bonus of $150,000, based on business achievement. We did not use formal benchmarking in determining the size of the supplemental bonuses; rather, we relied upon the judgment of the Committee, taking into account the Committee’s perception of the amounts necessary to retain and reward our executives given then existing competitive forces and other potential opportunities.

We believe that the interests of our senior management should be aligned with that of our stockholders, and to that end, in connection with the Onex Acquisition, each of our executive officers made a significant investment in our equity. To further align those interests, and to aid us in attracting, retaining and motivating key employees, we adopted a Restricted Stock Plan at the time of the Onex Acquisition. Our NEOs were awarded shares of common stock (which become shares of Class B Common Stock as a result of the share recapitalization or effectuated in connection with our IPO) under the Restricted Stock Plan based on an assessment of their relative level of responsibility and their contribution to our overall operating and financial performance. Further, our NEOs have been awarded stock options to purchase shares of our Class A Common Stock under our Long-Term Incentive Plan. We do not otherwise maintain formal equity ownership guidelines for our executives.

We believe that the various components of our compensation package, in the aggregate, provide a strong link between compensation and performance. We also believe that such elements align the interests of our employees with our stockholders by creating a strong compensatory incentive to successfully drive growth in our earnings, maintain our industry-leading safety record and achieve the goals we set for our individual executives and our business.

How We Choose Amounts for Each Element of Our Compensation Program

We do not allocate between cash and non-cash compensation or between long-term and current compensation based on a formula. Overall compensation is set sufficiently high to attract and retain talented management, to reward outstanding accomplishments in achieving corporate objectives and in performing general management responsibilities, and to provide an incentive to maximize our long-term growth and value.

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We believe it is important to align the interests of our NEOs and stockholders and to reward our NEOs for our overall performance and increase in value. Each of our NEOs has a significant equity investment in us as a result of investments made by our NEOs at the time of the Onex Acquisition and from awards under the Restricted Stock Plan and Long-Term Incentive Plan.

Selecting peers for compensation benchmarking has typically been a challenge for us, due to in part to the high pass-through of raw materials that are reflected in our revenue figures and the absence of competitors offering both of our two different business lines. The compensation consultant we retained in 2012 suggested a peer group of 15 companies across the metals and mining, machinery, construction and engineering, commercial services and supplies, and chemical industries. While the Committee may consider these and/or other benchmarks and peer group comparables in the future in establishing compensation levels of our NEOs, we have not to date relied on any formal benchmarking or set compensation levels by reference to any particular peer group.

Role of the Compensation Consultant

The Committee in 2012 engaged Towers Watson, a nationally recognized compensation consulting firm, to assist in analyzing our executive compensation levels and evaluating the compensation implications of our management succession plan, which was implemented as of January 1, 2013. Specifically, at the request of the Committee, Towers Watson in 2012 provided market insight regarding (i) competitive pay for our outgoing CEO transitioning into an executive chairman role; (ii) competitive pay for a rising CEO who will not be serving as chairman; and (iii) competitiveness of the compensation paid to our NEOs, as a whole. At the request of the Compensation Committee, Towers Watson also reviewed and provided market context regarding the value of our NEO’s equity-linked holdings, giving consideration to prior grants.

The Committee took the findings of Towers Watson into consideration in setting NEO compensation levels for the year ending December 31, 2013. But Towers Watson did not make any specific recommendations on individual compensation amounts for our NEOs, and did not determine the amount or form of executive compensation. Decisions on NEO compensation levels and programs were recommended and/or made by the Committee in conjunction with the standards described herein, with approval as appropriate from the Board. The Committee and the full Board approve the use of all equity grants for NEOs as well as other employees.

Towers Watson does not, and did not in 2012, provide any other services to TMS International Corp. or our management The Committee has assessed the independence of our compensation consultant and concluded that the consultant is independent, and that its services have not raised any conflicts of interest.

Individual Elements of Our Compensation Program

Base Salary

We entered into new employment agreements at the time of the Onex Acquisition with each of the NEOs. The agreements provide for the same base salary the executive was receiving at the time of the Onex Acquisition, subject to increases from time to time. These salaries are subject to periodic review and increase, and have been increased since the Onex Acquisition. In 2012, our NEOs were paid base salaries as required by their then current employment agreements.

The current base salaries of our NEOs who are currently employed by us are:

Name	Base Salary($)
Joseph Curtin	$650,000
Daniel E. Rosati	360,500
Raymond S. Kalouche	800,000
J. David Aronson	800,000

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Bonus

Each NEO’s employment agreement provides that the NEO is eligible to participate in a bonus plan to be established by us, as determined by our board in its sole discretion and based upon our achievement of budgetary and other objectives to be set by our board or the Committee.

Our Financial Goal Attainment Factor for 2012 under the Bonus Plan was 108.31%. For a description of the Bonus Plan, see “Why We Choose to Pay Each Element.” The 2012 bonuses paid to our NEOs under the Bonus Plan were:

Name	2012 Bonus Paid
Joseph Curtin	$866,464
Daniel E. Rosati	329,078
Raymond S. Kalouche	758,156
J. David Aronson	758,156
Thomas E. Lippard	379,078

In addition to the amounts shown above, pursuant to a supplemental bonus plan, each of Messrs. Curtin and Kalouche was paid $150,000 for his performance in 2012. For a description of the supplemental bonus plan, including amounts that may be earned thereunder for 2013, see “Why We Choose to Pay Each Element.”

For our NEOs who are currently employed by us, the target bonuses under our Bonus Plan for 2013 are as follows:

Name	2013 Target Bonus
Joseph Curtin	$800,000
Daniel E. Rosati	350,000
Raymond S. Kalouche	800,000
J. David Aronson	700,000

Stock Incentive Awards — Restricted Stock Plan

The Restricted Stock Plan was adopted in January 2007, both to reward employees for past performance and to provide an incentive for future achievement. It strove to achieve this objective by promoting an increased ownership motivation among our executive officers by providing additional equity interests in us. Each NEO’s employment agreement provided him with the right to receive a specified number of restricted shares (the “Restricted Shares”) under our Restricted Stock Plan in connection with the Onex Acquisition.

In connection with our IPO, we granted the remaining shares under the Restricted Stock Plan in recognition of our management’s considerable performance and to provide additional incentives for future achievements. Each of the shares was fully vested upon grant.

Upon the completion of our IPO, all nonvested Restricted Shares granted in January 2007 became vested. No further shares may be issued under the Restricted Stock Plan.

Long-Term Incentive Plan

In connection with the completion of our IPO in April 2011, we adopted the Long-Term Incentive Plan, which permits us to grant stock options (including both incentive stock options that meet the requirements of Section 422 of the Internal Revenue Code and nonqualified stock options), restricted stock, stock appreciation rights, dividend equivalents, performance awards, other stock-based awards and cash awards to employees and

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directors of, or consultants, advisors or independent contractors to, us or any of our affiliates. The Long-Term Incentive Plan is administered by the Committee. The foregoing notwithstanding, awards to our NEOs are administered by a subcommittee of the Committee, which subcommittee consists solely of non-employee directors as defined under Section 162(m) of the Internal Revenue Code.

In April 2012, each of Messrs. Aronson, Curtin and Kalouche was granted 50,000 options to purchase Class A Common Stock, and each of Messrs. Lippard and Rosati was granted 25,000 options to purchase Class A Common Stock. Such options have an exercise price of $11.18, which was the closing price of a share on the date of grant, and are subject to the following vesting schedule: 10% on the first anniversary of the grant date, 20% on the second anniversary, 30% on the third anniversary and 40% on the fourth anniversary. Additionally, 50% of each NEO’s vested options shall only be exercisable if, as of the trading date immediately preceding the applicable exercise date, the closing price of a share was at least 115% of the exercise price.

Certain other employees of the Company also received option grants in April 2012. Including the options granted to our NEOs, options to purchase 386,500 shares of our Class A Common Stock were granted in April 2012. Each of these options was granted on the same terms as those granted in April 2012 to the NEOs.

In February 2013, each of Messrs. Aronson and Kalouche was granted 125,000 options to purchase Class A Common Stock and Mr. Rosati was granted 25,000 options to purchase Class A Common Stock. Such options have an exercise price of $13.35, which was the closing price of a share on the date of grant, and are subject to the following vesting schedule: 10% on the first anniversary of the grant date, 20% on the second anniversary, 30% on the third anniversary and 40% on the fourth anniversary. Additionally, 50% of each NEO’s vested options shall only be exercisable if, as of the trading date immediately preceding the applicable exercise date, the closing price of a share was at least 115% of the exercise price.

Certain other employees of the Company also received option grants in February 2013. Including the options granted to our NEOs, options to purchase 508,300 shares of our Class A Common Stock were granted in February 2013. Each of these options was granted on the same terms as those granted in February 2013 to the NEOs.

Options granted under the Long-Term Incentive Plan will have an exercise price not less than the fair market value of our Class A Common Stock on the date of the grant, which is the closing price of that stock on the NYSE on the date of the grant.

The subcommittee has not established any formal program, plan or practice for the issuance of equity awards to employees. We do not have any program, plan or practice in place for selecting grant dates for awards under the Long-Term Incentive Plan in coordination with the release of material non-public information.

We believe that the granting of awards under the Long-Term Incentive Plan promotes, on a short-term and long-term basis, an enhanced alignment of the interests of those individuals receiving equity awards with our goals and strategies. We also believe that the equity grants provide not only financial rewards to such individuals for achieving Company goals but also provide additional incentives for individuals to remain with the Company and better align their economic interests with those of our stockholders.

Perquisites and other Personal Benefits

The perquisites made available to our NEOs are listed in the Summary Compensation Table. The maximum amount payable to each of our NEOs in respect of perquisites for 2011 and succeeding years is $15,000, although such limitation does not apply to club dues, insurance premiums, matching contributions under our 401(k) plan and automobile allowances.

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Retirement Benefits and Nonqualified Deferred Compensation

Retirement Benefits

Our NEOs are eligible to participate in our tax-qualified 401(k) plan which covers all of our salaried employees. We maintain a separate tax qualified 401(k) plan for all of our non-union hourly employees. In any plan year, we match 100% of the amount contributed by a participant, up to 6% of the participant’s compensation subject to applicable limits pursuant to Section 401(a)(17) of the Internal Revenue Code. All of our NEOs participated in our 401(k) plan during 2012 and received matching contributions.

Deferred Compensation Plan

We maintain the Tube City IMS, LLC Executive Deferred Compensation Plan (the “Deferred Compensation Plan”), which is intended to be an unfunded nonqualified deferred compensation plan maintained for a select group of management or highly compensated employees not subject to Parts 2, 3 and 4 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Deferred Compensation Plan is unfunded, but we established a grantor trust (the “Rabbi Trust”) to hold assets to assist us in paying certain benefits under the Deferred Compensation Plan. The Rabbi Trust currently has all of its assets invested in a life insurance policy. See “— Nonqualified Deferred Compensation Table.”

Effective January 1, 2008, the Tube City IMS Corporation Supplemental Executive Retirement Plan described below was merged into the Deferred Compensation Plan, and the Deferred Compensation Plan was amended and restated. Under the amended and restated Plan, a bookkeeping account is maintained to record the amounts that we credit to each participant for each calendar year, which include amounts that we would have contributed for the participant under our qualified 401(k) plan, but could not because of certain restrictions under the Internal Revenue Code. Each participant’s account is also credited with notional interest based on a formula set forth in the Plan. Each participant is fully vested in his Deferred Compensation Plan account. In general, each participant is entitled to receive a distribution of his December 31, 2007 Deferred Compensation Plan balance of his account upon termination of his employment. Benefits attributable to post-2007 service, which are not covered by the Rabbi Trust, are to be paid in five substantially equal annual installments.

Supplemental Executive Retirement Plan (IMS)

As noted above, as of January 1, 2008 the Tube City IMS Corporation Supplemental Executive Retirement Plan (the “Tube City IMS SERP”) was merged into the Deferred Compensation Plan. Mr. Kalouche had been a participant in the Tube City IMS SERP which was intended to be an unfunded nonqualified deferred compensation plan to pay additional benefits to certain eligible individuals whose benefits under our qualified 401(k) plan were restricted by the provisions of the Internal Revenue Code. The Tube City IMS SERP was intended to be exempt from all of the provisions of Parts 2, 3 and 4 of ERISA. A bookkeeping account was established to record the amounts that we credited to Mr. Kalouche for each calendar year, which included amounts that we would have contributed for him under our qualified 401(k) plan, but could not because of certain restrictions under the Internal Revenue Code. Mr. Kalouche’s account was also credited with notional interest based on a formula set forth in the Plan. The Tube City IMS SERP was not covered by the Rabbi Trust.

Supplemental Executive Retirement Plan (Tube City)

Messrs. Curtin, Aronson and Lippard were also entitled to nonqualified supplemental retirement benefits under their employment agreements in effect prior to the Onex Acquisition (the “Tube City Retirement Benefits”). The Tube City Retirement Benefits were included in their new employment agreements entered into at the time of the Onex Acquisition. In connection with the amendment of Mr. Kalouche’s employment agreement in 2012, his employment agreement now provides these benefits as well. The benefit payments to Messrs. Curtin, Kalouche, Aronson, Lippard in respect of the Tube City Retirement Benefits are described below in “—Potential Payments

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Made Upon Normal and Early Retirement.” Our obligation to pay the supplemental retirement benefits in respect of the Tube City Retirement Benefits is unfunded, but the Rabbi Trust described above holds assets to assist us in paying such benefits. See “—Pension Benefits Table.”

Risk Review

The Committee has generally reviewed, analyzed and discussed the executive compensation program. The Committee does not believe that any aspects of the compensation program encourage the NEOs to take unnecessary or excessive risks. Goals and objectives reflect a balanced mix of quantitative and qualitative performance measures to avoid excessive weight on a single performance measure, and the elements of compensation are balanced among current cash payments, deferred cash and equity awards. The financial goals set forth in the Bonus Plan are based upon performance targets that the Committee believes are attainable without the need to take inappropriate risks or make material changes to our business or strategy. In addition, the outstanding stock options issued under our Long-Term Incentive Plan that vest over a four-year period mitigate against taking short-term risks.

Description of our NEOs’ Employment Agreements

Each of our NEOs’ employment agreements had a five-year term commencing January 25, 2007 through January 24, 2012. During 2011, the terms under our NEOs’ employment agreements were extended. During 2012, the Company amended the employment agreements of Messrs. Curtin and Kalouche in connection with Mr. Curtin’s retirement as President and Chief Executive Officer and appointment to Executive Chairman and Mr. Kalouche’s promotion to President and Chief Executive Officer. Mr. Lippard’s employment agreement expired pursuant to its terms upon his retirement on December 31, 2012. For a discussion of the compensation payable to Mr. Lippard in connection with his retirement, see “— Potential Payments Made Upon Normal and Early Retirement” below.

The employment agreements of Messrs. Kalouche, Aronson, and Rosati have terms through December 31, 2017, December 31, 2014 and December 31, 2014, respectively, but provide for automatic successive one-year renewals thereafter unless either party provides the other with 60 days notice of an intention not to renew before the end of the initial or any renewal terms. The employment agreement with Mr. Curtin has a term through December 31, 2014 and provides for his retirement on such date.

Under the employment agreements, the NEOs receive a base salary, bonus opportunity, reimbursement of up to $11,000 in premiums per year for term life insurance with a death benefit of up to $1 million, severance benefits, and, in the case of Messrs. Kalouche, Aronson and Curtin, the Tube City Retirement Benefits. The NEOs are also eligible to participate in the benefit plans as described above and other plans offered to employees generally. However, pursuant to the amendment to Mr. Curtin’s employment agreement in 2012, Mr. Curtin will not be eligible for any stock option grants after January 1, 2013.

For a discussion of the various forms of compensation payable to our NEOs under their employment agreements, see “— Executive Compensation Components” and “— Why We Choose to Pay Each Element — Individual Elements of Our Compensation Program” and the sections following this paragraph.

Potential Payments on Termination

Each NEO’s employment agreement provides for certain payments if (i) we terminate his employment without “Cause”, (ii) if he terminates his employment for “Good Reason” (each as defined in the employment agreements), (iii) in the case of Messrs. Rosati and Aronson, if we elect not to renew the employment agreement, or (iv) in the case of Mr. Curtin, if he retires on December 31, 2014. Generally, the payments include severance payments and a continuation of health coverage for 24 months after the date of separation, although Mr. Kalouche’s health coverage continues until the date on which he becomes eligible for Medicare or

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comparable coverage under another employer’s health plan. Additionally, Messrs. Kalouche and Curtin are entitled to a pro-rated bonus for the year in which termination occurs based on the Company’s actual performance during such year. Further, Mr. Kalouche is entitled to continued stock option vesting until the earlier of December 31, 2017 and the end of the two-year period following the date of separation as well as continued exercisability of vested stock options for three months thereafter. Mr. Curtin is entitled to continued stock option vesting until his stock options become fully vested. Messrs. Kalouche, Rosati and Aronson are also entitled to receive a $10,000 allowance for outplacement expenses. We provide these benefits to be competitive in attracting and retaining employees with a proven record of performance. We believe these payments are necessary to, among other things, induce our NEOs to be bound by the non-competition and non-solicitation/no-hire restrictions included in their employment agreements.

If the employment of one of our NEOs is terminated for any other reason other than a reason noted above, the NEO will receive only his base salary accrued through termination.

Each employment agreement provides that the NEO is subject to: (1) a non-competition restriction during his employment and for a period thereafter equal to the greater of twelve months or the severance payment period; and (2) a non-solicitation/no-hire restriction during his employment and for a period thereafter equal to the greater of 24 months or the severance payment period. The employment agreements also provide that each NEO is subject to confidentiality restrictions. In addition, the NEO must timely execute and deliver a general release of claims in order to receive severance benefits. Mr. Curtin must also assist in the transition of his successor.

Potential Payments on Change of Control

If a successor entity provides in writing that it will assume the employment agreement of an NEO, the NEO is not eligible for any additional benefit in a change of control transaction. However, if a successor entity does not assume the employment agreement, the separation of the NEO would be considered for “Good Reason” and he would be eligible for termination payments as indicated above under “Potential Payments on Termination.” In addition, in the event of a change in control transaction the stock options granted to our NEOs would become 100% vested to the extent not already vested, regardless of whether a termination of employment occurs. We believe that these arrangements closely align the interests of the NEOs with those of our stockholders in the event of a change of control.

Potential Payments Made upon Normal and Early Retirement

The employment agreements entered into with Messrs. Aronson and Curtin in connection with the Onex Acquisition contain provisions in respect of certain retirement benefits (the “Tube City Retirement Benefits”). In connection with the amendment of Mr. Kalouche’s employment agreement in 2012, his employment agreement now provides these benefits as well. The employment agreements with Messrs. Kalouche, Aronson and Curtin provide that they are each entitled to normal retirement benefits of $50,000 annually for a period of ten years commencing upon the later of separation of service, or age 65, or, with respect to Messrs. Kalouche and Aronson, early retirement benefits of $30,000 (plus $2,000 for each full year of age attained between ages 55 and 65) annually for a period of ten years commencing upon separation of service at or after age 55 and before age 65. With respect to Messrs. Kalouche and Aronson, these retirement benefits will be increased for inflation to the extent the year over year increase in the consumer price index in any given year exceeds 10%. Messrs. Kalouche and Aronson will forfeit their retirement benefits if their employment is terminated for any reason other than death or disability prior to age 55. In the event that the employment of Messrs. Kalouche or Aronson is terminated due to disability at any age or death prior to age 55, their retirement benefits will equal $30,000 annually in the case of death and $50,000 annually in the case of disability, in each case for a period of ten years (unless, with respect to Mr. Aronson, his death or disability occurs prior to January 1, 2015, in which case his retirement benefits will be reduced to $25,000 annually in the case of death and $45,000 annually in the case of disability). Messrs. Kalouche, Aronson and Curtin will forfeit their vested retirement benefits if having reached age 55, they subsequently are terminated for Cause or violate the restrictive covenants as set forth in their respective employment agreements.

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On December 31, 2012, Mr. Lippard retired from his position of Executive Vice President, General Counsel and Secretary of the Company and TCIMS, as contemplated by the terms of his employment agreement. Consistent with his previously disclosed employment agreement, Mr. Lippard became entitled to the following payments and benefits upon his retirement: (1) a severance payment equal to two times his base salary payable in equal monthly installments over a period of two years, (2) continued health insurance coverage for a period of two years, (3) annual retirement benefits of $50,000 payable in equal monthly installments over a period of ten years, (4) the bonus that he otherwise earned in respect of fiscal year ending December 31, 2012, and (5) continued use of his Company-provided cell phone for a period of two years. Consistent with his previously disclosed stock option agreements, Mr. Lippard is also entitled to continued stock option vesting. In connection with his retirement, Mr. Lippard executed and delivered a general release of claims. Mr. Lippard is obligated to provide certain transition services to our board of directors, officers and employees for a period of two years and is bound by non-competition and non-solicitation/no-hire restrictions for a period of two years.

Tax and Accounting Implications

Section 162(m)

Section 162(m) of the Internal Revenue Code limits to $1,000,000 per person the amount that a publicly held company may deduct for compensation paid to named executive officers (other than a chief financial officer) in any fiscal year, unless the compensation is performance-based. Prior to the time of our IPO, the Committee did not take the deductibility limitation imposed by Section 162(m) into consideration in setting compensation, because none of our stock was then publicly-traded. To date, the Committee has determined that the Section 162(m) limitation did not apply because we fell within the extended reliance period for corporations that become publicly held in connection with an initial public offering. However, this reliance period will end with respect to our Long-Term Incentive Plan as a result of our proposed amendment to such Plan (as described in Proposal Four to this Proxy Statement), and we are therefore seeking stockholder approval with respect to such Plan. In a desire to adhere to best procedures, the Committee nonetheless has and will continue to review and consider the deductibility of executive compensation under Section 162(m) when it develops new compensation arrangements or plans. Although the Committee considers all elements of the cost to us in providing such compensation (including the impact of the Section 162(m) limitations), the Committee believes that it is important to maintain flexibility. Therefore, in certain circumstances, the Committee may authorize compensation payments that do not comply with the exemptions of Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2012, the compensation committee of our board of directors consisted of Messrs. Duncanson, Connelly, Osborne and Srivastava. None of these individuals has served at any time as an officer or employee of the Company or had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. In addition, none of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director of the Company or member of the compensation committee during the fiscal year ended December 31, 2012.

None of the Company’s executive officers served during fiscal year 2012 or currently serves, and the Company anticipates that none will serve, as a member of the board of directors or compensation committee of any entity (other than the Company) that has one or more executive officers that serves on the Company’s board or compensation committee.

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Summary Compensation Table

Name and Position at Year-End 2012	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non Equity Incentive Plan Compensation(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5) ($)	All Other Compensation(6) ($)	Total ($)
Joseph Curtin President & Chief Executive Officer and Director	2012	650,000		—	285,579	1,016,464	15,602	197,114	$2,164,759
	2011	650,000		84,890	340,427	996,174	(18,752)	229,407	$2,282,146
	2010	650,000		—	—	1,476,534	27,604	163,802	$2,317,940
Daniel E. Rosati Ex. VP and Chief Financial Officer	2012	360,500		—	142,789	329,078	—	124,972	$957,339
	2011	360,500		112,736	170,214	368,951	—	115,473	$1,127,874
	2010	350,000	—	—	—	497,450	—	69,737	$917,187
Raymond S. Kalouche, Chief Operating Officer, President and Chief Operating Officer of the Mill Services Group	2012	650,000		—	285,579	908,156	—	198,021	$2,041,756
	2011	641,667		84,890	340,427	937,902	—	227,275	$2,232,161
	2010	600,000	—	—	—	1,360,717	—	161,301	$2,122,018
J David Aronson President and Chief Operating Officer of the Raw Material and Optimization Group	2012	800,000		—	285,579	758,156	8,310	179,653	$2,031,968
	2011	800,000		200,213	238,299	787,902	7,952	205,526	$2,239,892
	2010	650,000	—	—	—	1,310,717	28,901	150,850	$2,140,468
Thomas E. Lippard Executive VP, General Counsel and Secretary	2012	521,375		—	142,789	379,078	17,037	136,862	$1,197,141
	2011	521,375		94,341	170,214	368,951	(11,903)	124,787	$1,267,765
	2010	521,375	—			580,359	11,758	119,718	$1,233,210

(1)	Includes pre-tax salary deferred contribution by each of the NEO’s to our tax qualified 401(k) plan of $17,500 in 2012, $17,000 in 2011 and $16,500 in 2010. In addition, annual catch-up contributions of $5,500 in 2012 made by Messrs. Curtin, Lippard, and Rosati and $5,500 in 2011 and 2010 made by Messrs. Curtin and Lippard are also included.

(2)	Beginning in 2010, bonuses were paid pursuant to a plan on the terms described above and, as such, are included in the Non-Equity Incentive Plan Compensation column.

(3)	As these stock awards were fully vested upon grant, the value is based on the price as of the date of grant ($13.00 per share).

(4)	The number shown in this column relate to grants of stock options made under our Long-Term Incentive Plan. The amounts disclosed represent the grant date fair value of the option awards, computed in accordance with FASB ASC Topic 718. See Note 15, “Stock-Based Compensation”, to the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2012 for a discussion of the relevant assumptions used to determine the valuation of our stock option awards.

(5)	This number represents the increase (decrease) in the present value of the accumulated benefit of each of Messrs. Curtin, Aronson and Lippard in respect of the Tube City Retirement Benefits that occurred during 2012, 2011 and 2010. Messrs. Curtin, Aronson and Lippard have accrued the maximum benefit payable under their employment agreements. See “— Retirement Benefits and Nonqualified Deferred Compensation — Supplemental Executive Retirement Plan (Tube City)” for a description of the Tube City Retirement Benefits, and the “— Pension Benefits Table.” Due to amendments to Messrs. Curtin’s and Lippard’s employment agreements in 2011, and the resulting change in the present value of the accumulated benefit of each, the revised calculation resulted in a decrease in the liability.

(6)	All Other Compensation for each NEO includes the following items: (i) reimbursement of personal legal and/or accounting professional fees; (ii) country club memberships; (iii) life and disability insurance premiums; (iv) matching contributions under the Company’s 401(k) plan; (v) car allowance; (vi) Company allocations under its Deferred Compensation plan and (vii) reimbursement for family travel and meal costs. The specific breakdown for each NEO is as follows:

With respect to Mr Curtin, includes reimbursement of professional fees ($15,000); country club memberships ($17,802); life and disability insurance premiums ($22,031); 401(k) plan matching contributions ($15,000); car allowance ($28,200) and Company allocation under its Deferred Compensation Plan, including annual earnings ($98,420).

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With respect to Mr. Rosati, includes reimbursement of professional fees ($5,566); country club memberships ($39,541); life and disability insurance premiums ($2,652); 401(k) plan matching contributions ($15,000); car allowance ($28,200) and Company allocation under its Deferred Compensation Plan, including annual earnings ($34,014).

With respect to Mr Kalouche, includes reimbursement of professional fees ($27,200); country club memberships ($1,100); life and disability insurance premiums ($13,102); 401(k) plan matching contributions ($15,000); car allowance ($28,200) and Company allocation under its Deferred Compensation Plan, including annual earnings ($113,419).

With respect to Mr. Aronson, includes reimbursement of professional fees ($2,000); country club memberships ($26,407); life and disability insurance premiums ($2,575); 401(k) plan matching contributions ($15,000); car allowance ($28,200) and Company allocation under its Deferred Compensation Plan, including annual earnings ($94,174).

With respect to Mr. Lippard, includes reimbursement of professional fees ($15,749); country club memberships ($11,520); life and disability insurance premiums ($24,238); 401(k) plan matching contributions ($15,000); car allowance ($24,000) and Company allocation under its Deferred Compensation Plan, including annual earnings ($46,354).

Grants of Plan Based Awards Table

The following table sets forth information concerning Plan based awards granted to the NEOs during the year ended December 31, 2012.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock(#)	All Other Option Awards: Number of Securities Underlying Options(#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Options Awards(3)
		Threshold ($)	Target ($)	Maximum ($)
Joseph Curtin (PEO)	3/05/2012	400,000	800,000	N/A	—	—	—	—
	4/13/2012	—	—	—	—	50,000	$11.18	$285,579
Daniel E. Rosati (PFO)	3/05/2012	175,000	350,000	N/A	—	—	—	—
	4/13/2012	—	—	—	—	25,000	$11.18	$142,789
Raymond S. Kalouche	3/05/2012	350,000	700,000	N/A	—	—	—	—
	4/13/2012	—	—	—	—	50,000	$11.18	$285,579
J. David Aronson	3/05/2012	350,000	700,000	N/A	—	—	—	—
	4/13/2012	—	—	—	—	50,000	$11.18	$285,579
Thomas E. Lippard	3/05/2012	175,000	350,000	N/A	—	—	—	—
	4/13/2012	—	—	—	—	25,000	$11.18	$142,789

(1)	These incentive plan awards were granted on March 5, 2012, and the figures listed above represent bonus thresholds and targets for our NEOs for fiscal year 2012 (calculated as of December 31, 2012). There are no maximum caps on bonus awards, which are calculated in reference to the Financial Goal Attainment Factor, as discussed above. The actual amount of bonuses paid to our NEOs for fiscal year 2012 under these incentive plan awards are listed in the summary compensation table and in the table of “2012 Bonus Paid” set forth in the “Individual Elements of Our Compensation Program” discussion above.

(2)	These stock options were granted on April 13, 2012. The grants vest over four years with 10% vesting on the first anniversary date of the grant, 20% on the second anniversary, 30% on the third anniversary and 40% on the fourth anniversary. In addition to the time based vesting requirement, one-half of the options subject to each grant are also subject to a performance based exercisability requirement; for the options to be exercisable, the share price of the Company’s Class A Common Stock must close at $12.86 or above on the day immediately preceding the exercise of the option.

(3)	The amounts disclosed represent the grant date fair value of the option awards, computed in accordance with FASB ASC Topic 718. See Note 15, “Stock-Based Compensation,” to the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2012 for a discussion of the relevant assumptions used to determine the valuation of our stock option awards.

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Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information concerning the holdings of stock options by the NEOs as of December 31, 2012.

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date
Joseph Curtin	4/13/2011	5,000	45,000	$13.00	4/13/2021
	4/13/2012	—	50,000	$11.18	4/13/2022
Daniel E. Rosati(2)	4/13/2011	2,500	22,500	$13.00	4/13/2021
	4/13/2012	—	25,000	$11.18	4/13/2022
Raymond Kalouche(2)	4/13/2011	5,000	45,000	$13.00	4/13/2021
	4/13/2012	—	50,000	$11.18	4/13/2022
J. David Aronson(2)	4/13/2011	3,500	31,500	$13.00	4/13/2021
	4/13/2012	—	50,000	$11.18	4/13/2022
Thomas E. Lippard	4/13/2011	2,500	22,500	$13.00	4/13/2021
	4/13/2012	—	25,000	$11.18	4/13/2022

(1)	The options vest over four years with 10% vesting on the first anniversary date of the grant, 20% on the second anniversary, 30% on the third anniversary and 40% on the fourth anniversary. In addition to the time based vesting requirement, one-half of the options subject to each grant are also subject to a performance based exercisability requirement; for such options to be exercisable, the share price of the Company’s Class A Common Stock must close at 115% of the exercise price (i.e., $14.95 or above in the case of options granted in 2011, or $12.86 or above in the case of options granted in 2012), on the day immediately preceding the exercise of the option.

(2)	In addition to the options listed in the above table, in February 2013, each of Messrs. Aronson and Kalouche was granted 125,000 options to purchase Class A Common Stock and Mr. Rosati was granted 25,000 options to purchase Class A Common Stock. Such options have an exercise price of $13.35 (which was the closing price of a share on the date of grant), and are otherwise subject to the same vesting schedule and exercise terms as the options listed in the above table.

Option Exercises and Stock Vested Table

No stock options were exercised during the year ended December 31, 2012.

Pension Benefits Table

The following table sets forth information regarding the Tube City Retirement Benefits for which Messrs. Curtin, Aronson and Lippard were eligible under their respective employment agreements as of December 31, 2012. See “— Potential Payments Made upon Normal and Early Retirement” above for further information.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)		Payments During Last Fiscal Year ($)
Joseph Curtin	Employment Agreement	10	362,296	(1)	—
J. David Aronson	Employment Agreement	10	192,975	(1)	—
Thomas E. Lippard	Employment Agreement	10	395,636	(1)	—
Raymond S. Kalouche(2)	N/A	N/A			—
Daniel E. Rosati	N/A	N/A			—

56

(1)	This number represents the present value of the accumulated benefit of each of Messrs. Curtin, Aronson and Lippard under this plan as of December 31, 2012. The benefit is calculated based on when the NEO will become eligible for the benefit and using a discount rate of 4.5%. See Note 20, “Retirement Plans,” to our Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2012 for the valuation method and material assumptions used to calculate the present value of the accrued amount.

(2)	Mr. Kalouche became entitled to the Tube City Retirement Benefits upon the effectiveness of his Amended and Restated Employment Agreement as of January 1, 2013.

Nonqualified Deferred Compensation Table

The following table sets forth information regarding the NEOs’ benefits with respect to the Deferred Compensation Plan for the year ended December 31, 2012. The terms of the Deferred Compensation Plan are summarized above in “— Retirement Benefits and Nonqualified Deferred Compensation — Deferred Compensation Plan.”

Name	Plan Name	Executive Contributions in Last Fiscal Year ($)	Company Allocations in Last Fiscal Year ($)(2)		Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(3)
Joseph Curtin	Deferred Compensation Plan	—	85,462	(1)	12,957	—	605,057
Daniel E. Rosati	Deferred Compensation Plan	—	30,459	(1)	3,810	—	136,616
Raymond Kalouche	Deferred Compensation Plan	—	81,966	(1)	31,453	—	1,016,201
J. David Aronson	Deferred Compensation Plan	—	81,966	(1)	12,208	—	599,044
Thomas E. Lippard	Deferred Compensation Plan	—	39,860	(1)	6,495	—	384,944

(1)	This number represents the 2012 company allocation made under the Deferred Compensation Plan. See “Retirement Benefits and Nonqualified Deferred Compensation — Deferred Compensation Plan” for a description of the Deferred Compensation Plan.

(2)	The Company allocations and the aggregate earnings figures for the year ended December 31, 2012 are included in the “All Other Compensation Column” in the Summary Compensation Table.

(3)	Includes Company allocations and earnings previously reported in the Summary Compensation Table for 2011 of the following amounts for each of the NEOs: Mr. Curtin: $124,093; Mr. Rosati: $40,237; Mr. Kalouche: $134,704; Mr. Aronson: $122,497; and Mr. Lippard: $57,722.

57

Payments Upon Termination and Change of Control

Termination Generally

The following table sets forth amounts of compensation to be paid to each NEO if (i) we terminate his employment without Cause, (ii) he terminates his employment for Good Reason (each as defined in his employment agreement) or (iii) we elect not to renew the employment period (in the case of Messrs. Aronson, Kalouche and Rosati) or the employment period ends on the NEO’s retirement date (in the case of Messrs. Curtin and Lippard). See the sections above entitled “Potential Payments on Termination” for a description of these benefits and “Potential Payments Made upon Normal and Early Retirement.” The amounts shown assume that such termination was effective as of December 31, 2012.

Payments Upon Termination

Name	Severance Payments ($)(1)	Non-qualified Defined Contribution Plan ($)(2)	Pension Benefit ($)(3)	Health Welfare and Life Insurance Benefits ($)(4)	Executive Level Outplacement Service ($)(5)	Non-Equity Incentive Plan Compensation ($)(6)	Intrinsic Value of Outstanding Options Not Vested ($)(7)	Total ($)
Joseph Curtin	1,300,000	605,057	500,000	18,222		1,016,464	33,500	3,473,242
Daniel E. Rosati	721,000	136,616	—	41,470	10,000	—	16,750	925,836
Raymond Kalouche	1,300,000	1,016,201	—	30,000	10,000	908,156	33,500	3,297,857
J. David Aronson	1,600,000	599,044	—	41,470	10,000	—	33,500	2,284,014
Thomas E. Lippard(8)	1,042,750	384,944	500,000	41,470		379,078	16,750	2,364,993

(1)	Each NEO’s employment agreement entitles the NEO to severance payments in an amount equal to two times his annual base salary paid in monthly installments over two years in the event employment is terminated without cause or due to the NEO’s resignation with good reason.

(2)	Amounts credited in the NEO's accounts under the Deferred Compensation Plan. Amounts attributable to periods of service prior to 2008 are payable in a lump sum upon termination; amounts attributable to subsequent periods of service are payable in five annual installments.

(3)	Messrs. Curtin, Kalouche, Aronson and Lippard are entitled to receive the Tube City Retirement Benefits in accordance with their respective employment agreements. See “Potential Payments Made upon Normal and Early Retirement” above for further information. Messrs. Curtin and Lippard will each receive their retirement benefits in the amount of $50,000 per year for ten years commencing upon their respective dates of termination of employment. Mr. Kalouche, 50 years old and Mr. Aronson, 47 years old would not have been eligible for any benefit if their termination had occurred as of December 31, 2012 because they had not yet attained age of 55, which is the age upon which they become eligible for early retirement benefits.

(4)	The NEO’s are eligible for continued normal benefits coverage including normal group life, long-term disability, accidental death and dismemberment and health insurance for two years following termination of employment. The amounts listed are our estimate of our costs of that coverage using the assumptions used for financial reporting purposes under generally accepted accounting principles. The actual amounts to be paid out can only be determined at the time of such executive's separation.

(5)	In connection with the amendment and restatement of their respective employment agreements in 2011, the $10,000 allowance for outplacement services was eliminated from the employment agreements of Messrs. Curtin and Lippard.

(6)	Under their employment agreements, Messrs. Curtin and Kalouche are each eligible for payments under our Bonus Plan for the year in which termination occurs, which is generally pro-rated based upon the portion of the year that elapses prior to the termination date. As we have assumed that the termination of employment occurred on December 31, 2012 for purposes of this table, the amounts deemed payable under the Bonus Plan are equal to 100% of the amounts actually earned by Messrs. Curtin and Kalouche in respect of fiscal year 2012.

(7)	Each of Mr. Curtin’s, Mr. Lippard’s and Mr. Kalouche’s employment agreements provide that the employee’s stock options will continue to vest following termination for specified periods of time in the event of termination without cause or by resignation for good reason. Based on the $12.52 closing price of our Class A common stock on the NYSE on December 31, 2012, none of the stock options granted in 2011, each of which has a $13.00 exercise price, had any intrinsic value as of December 31, 2012. Of the stock options granted in 2012, each of which has a $11.18 exercise price, (i) the options that were not subject to the 115% performance metric had $1.34 per share of intrinsic value as of December 31, 2012 and were included in this calculation, and (ii) the options that were subject to the 115% performance metric had no intrinsic value as of December 31, 2012, since the performance metric was not met on that date, and these options were therefore not included in this calculation.

(8)	On December 31, 2012, Mr. Lippard retired from his position of Executive Vice President, General Counsel and Secretary of the Company and TCIMS. The amounts listed in this table depict amounts he would have been entitled to upon termination prior to his retirement. The terms of his termination agreement are described more fully under “Potential Payments Made upon Normal and Early Retirement” in this document.

58

Termination by Reason of Disability

The following table sets forth amounts of compensation to be paid to each NEO if his employment terminates in the event of his Disability (as defined in his employment agreement). Such a termination is not considered a separation for “Good Reason” under the respective employment agreements so that, in general, the benefits for which the NEOs are potentially eligible are the same as those that all of our employees receive under the terms of our group long-term disability policy. However, under the terms of their employment agreements, (i) Mr. Aronson, regardless of age, would become immediately eligible for “Normal Retirement Benefits” as defined in his employment agreement, that would provide annual payments of $45,000 for a period of ten years, subject to adjustments as described above, and (ii) Messrs Curtin and Kalouche, regardless of age, would become immediately eligible to receive the “Retirement Benefits” as defined in their employment agreements, that would provide annual payments of $50,000 for a period of ten years. The amounts shown assume that such termination was effective as of December 31, 2012.

Payments Upon Termination By Reason of Disability (for currently employed NEOs)

Name	Non-qualified Defined Contribution Plan ($)(1)	Pension Benefit ($)(2)	Total ($)
Joseph Curtin	605,057	500,000	1,105,057
Daniel E. Rosati	136,616	—	136,616
Raymond Kalouche	1,016,201	500,000	1,516,201
J. David Aronson	599,044	450,000	1,049,044

(1)	Amounts credited in the NEOs’ accounts under the Deferred Compensation Plan . Amounts attributable to periods of service prior to 2008 are payable in a lump sum upon termination; amounts attributable to subsequent periods of service are payable in five annual installments.

(2)	Payable in annual installments over ten years as described above.

Change in Control

Under the terms of our NEOs’ employment agreements, failure to secure an agreement in writing with any successor entity to assume their respective employment agreements would constitute a separation for “Good Reason” as defined in the NEO employment agreements and, accordingly, the NEOs would be eligible for the benefits included in the first table under “Payment Upon Termination and Change of Control.” The NEOs would not be eligible for any enhanced severance benefits as a result of a change in control, although their stock options would accelerate 100% as a result of a Change in Control as defined in the applicable stock option agreements, regardless of whether a termination of employment occurs.

Director Compensation

The only directors who receive compensation for their service as directors are those who are not employees of the Company or of Onex Corporation. Commencing with the year ending December 31, 2012, the compensation for the directors who are not employees of the Company or of Onex Corporation has been set at $120,000 annually, with fifty percent of such amount ($60,000) to be paid in restricted stock of the Company issued pursuant to the terms of the Company’s Long-Term Incentive Plan upon the director’s election at the Annual Meeting of Stockholders, and the other fifty percent of such amount ($60,000) to be paid in equal quarterly installments of $15,000 in cash. The restricted stock vests on the day immediately preceding the next Annual Meeting of Stockholders. The directors are required to retain at least 60% of the restricted stock for at least four years following the grant date. Directors do not receive any additional compensation for their committee service or for serving as chairs of committees.

59

Director Compensation Table

The following table sets forth director compensation for the fiscal year ended December 31, 2012.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
John J. Connelly	60,000	60,000	120,000
Colin Osborne	60,000	60,000	120,000
Herbert K. Parker	60,000	60,000	120,000
Patrick W. Tolbert	60,000	60,000	120,000

60

CERTAIN INFORMATION NOT DEEMED INCORPORATED BY REFERENCE

IN ANY SECURITIES AND EXCHANGE COMMISSION FILINGS

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 (the “Securities Act”) or the 1934 Act that might incorporate all or portions of future filings, including this Proxy Statement, with the SEC, in whole or in part, the Report of the Compensation Committee of our Board of Directors and the Report of the Audit Committee of our Board of Directors shall not be deemed to be incorporated by reference into any such filing or deemed to be “soliciting material” or “filed” with the SEC under the Securities Act or the 1934 Act, or subject to the liabilities of Section 18 of the 1934 Act. In addition, this Proxy Statement includes certain website addresses intended to provide inactive, textural references only. The information on these websites shall not be deemed part of this Proxy Statement.

By order of the board of directors,

Raymond S. Kalouche

President and Chief Executive Officer

Glassport, Pennsylvania

April 29, 2013

61

Appendix A

FIRST AMENDMENT TO THE

TMS INTERNATIONAL CORP. LONG-TERM INCENTIVE PLAN

The TMS International Corp. Long-Term Incentive Plan (the “Plan”) is hereby amended, effective June 5, 2013, and subject to approval by stockholders, as follows:

1. The maximum number of Shares as to which Awards may be granted pursuant to Article III of the Plan shall be increased by 750,000. Accordingly, the first paragraph of Article III (“Shares Subject To The Plan”) shall be amended to read as follows:

The aggregate number of Shares as to which Awards may be granted from time to time shall be Two Million Three Hundred Eight Thousand, One Hundred Seventy (2,308,170) Shares. The aggregate number of Shares as to which Incentive Options may be granted from time to time shall be Two Million Three Hundred Eight Thousand, One Hundred Seventy (2,308,170) Shares. The aggregate numbers of shares set forth above take into effect the stock split occurring in connection with the Company’s initial public offering but are subject to adjustment for other future stock splits, stock dividends, and other adjustments described in Article XIX hereof.

2. The following items shall be added to the list of business criteria at the end of the first sentence of Article XII.C.2 of the Plan:

“(w) cash flow; and/or (x) capital and/or operating expenditures.”

ANNEX F

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES ACT OF 1934

For the Quarterly Period Ended March 31, 2013

or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                      to                     .

TMS INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

001-35128	Delaware	20-5899976
(Commission File Number)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12 Monongahela Avenue

P.O. Box 2000

Glassport, PA 15045

(412) 678-6141

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).    Yes  ☒    No  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).    Yes  ☐    No  ☒

14,727,085 shares of Class A Common Stock, $0.001 par value per share, and 24,550,356 shares of Class B Common Stock, $0.001 par value per share, were outstanding as of the close of business on May 2, 2013.

i

Explanatory Note

Unless the context otherwise indicates or requires, as used in this report for the quarterly period ended March 31, 2013 (the “Quarterly Report”), references to:

•	“Company,” “TMS,”“we,” “our” or “us” refer to TMS International Corp. and its consolidated subsidiaries;

•

“IPO” or “initial public offering” refers to the Company’s initial public offering of 12,880,000 shares of its Class A Common Stock pursuant to a registration statement relating to these securities (File No. 333-166807), filed with the Securities and Exchange Commission and declared effective on April 8, 2011.

•	“Mill Services Group” refers to the mill services group segment of the Company;

•	“Onex” refers to Onex Partners II LP, collectively with other entities affiliated with Onex Corporation;

•	“Raw Material and Optimization Group” refers to the raw material and optimization group segment of the Company; and

•	“TCIMS” refers to the Company’s wholly-owned indirect subsidiary, Tube City IMS Corporation, a Delaware corporation.

ii

PART I—Financial Information

Item 1.	Financial Statements

TMS INTERNATIONAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of dollars, except share and per share data)

	Quarter ended March 31,
	2013	2012
	(Unaudited)	(Unaudited)
Revenue:
Revenue from Sale of Materials	$453,630	$612,659
Service Revenue	135,965	134,299

Total Revenue	589,595	746,958
Costs and Expenses:
Cost of Raw Materials Shipments	433,791	591,058
Site Operating Costs	101,668	101,846
Selling, General and Administrative Expenses	15,821	17,261
Depreciation	15,796	13,166
Amortization	3,083	3,053

Total Costs and Expenses	570,159	726,384
Income from Operations	19,436	20,574
Interest Expense, Net	(5,973)	(8,101)
Loss from equity investment	(43)	—
Loss on Modification and Early Extinguishments of debt	(1,102)	(12,300)

Income Before Income Taxes	12,318	173
Income Tax Expense	(4,261)	(60)

Net Income	8,057	113
Net loss attributable to noncontrolling interests	6	298

Net income attributable to TMS International Corp. common stock	$8,063	$411

Net Income per Share:
Basic	$0.21	$0.01
Diluted	$0.21	$0.01
Average Common Shares Outstanding:
Basic	39,277,441	39,255,973
Diluted	39,330,737	39,255,973

The accompanying notes are an integral part of these condensed consolidated financial statements.

1

TMS INTERNATIONAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(in thousands of dollars)

	TMS International		Noncontrolling Interests		Total
	Quarter ended March 31		Quarter ended March 31		Quarter ended March 31
	2013	2012	2013	2012	2013	2012
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net income (loss)	$8,063	$411	$(6)	$(298)	$8,057	$113

Other comprehensive income, net of tax:
Changes in foreign currency translation	(4,067)	4,359	(114)	102	(4,181)	4,461
Net change from periodic revaluations	—	(6)	—	—	—	(6)
Net amount reclassified to earnings	342	246	—	—	342	246

Total other comprehensive (loss) income, net of tax	(3,725)	4,599	(114)	102	(3,839)	4,701

Comprehensive income (loss)	$4,338	$5,010	$(120)	$(196)	$4,218	$4,814

The accompanying notes are an integral part of these condensed consolidated financial statements.

2

TMS INTERNATIONAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of dollars, except share data)

	March 31, 2013	December 31, 2012
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$30,276	$26,936
Accounts receivable, net of allowance for doubtful accounts of $2,951 and $3,038, respectively	280,251	280,472
Inventories	58,956	50,520
Prepaid and other current assets	21,254	22,757
Deferred tax asset	7,108	7,485

Total current assets	397,845	388,170
Property, plant and equipment, net	217,933	214,668
Equity investment	2,192	2,235
Deferred financing costs, net of accumulated amortization of $2,327 and $1,863, respectively	9,348	10,069
Goodwill	241,554	242,669
Other intangibles, net of accumulated amortization of $74,842 and $72,012, respectively	146,661	147,885
Other noncurrent assets	4,087	4,098

Total assets	$1,019,620	$1,009,794

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$252,351	$251,941
Salaries, wages and related benefits	23,612	29,274
Current taxes payable	408	964
Accrued expenses	17,363	18,284
Revolving bank borrowings	13,500	—
Current portion of long-term debt	7,492	8,395

Total current liabilities	314,726	308,858
Long-term debt	303,563	303,657
Loans from noncontrolling interests	3,094	4,341
Deferred tax liability	60,066	58,192
Other noncurrent liabilities	26,285	27,704

Total liabilities	707,734	702,752
Stockholders’ equity:
Class A Common Stock; 200,000,000 shares authorized, $0.001 par value per share; 14,578,332 and 14,564,928 shares issued and outstanding at March 31, 2013 and December 31, 2012, respectively	14	14
Class B Common Stock; 30,000,000 shares authorized, $0.001 par value per share; 24,699,109 and 24,712,513 shares issued and outstanding at March 31, 2013 and December 31, 2012, respectively.	25	25
Capital in excess of par value	436,985	436,359
Accumulated deficit	(114,091)	(122,154)
Accumulated other comprehensive loss	(12,688)	(8,963)

Total TMS International Corp. stockholders’ equity	310,245	305,281
Noncontrolling interests	1,641	1,761

Total stockholders’ equity	311,886	307,042

Total liabilities and stockholders’ equity	$1,019,620	$1,009,794

The accompanying notes are an integral part of these condensed consolidated financial statements.

3

TMS INTERNATIONAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of dollars, except share and per share data)

	Three months ended March 31,
	2013	2012
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net Income	$8,057	$113
Adjustments to reconcile Net Income to net cash provided by operating activities:
Depreciation and Amortization	18,879	16,219
Amortization of deferred financing costs and original issue discount	617	747
Deferred income tax	2,907	(4)
(Recovery) provision for bad debts	(87)	226
Gain (loss) on the disposal of equipment	43	(165)
Non-cash share-based compensation cost	626	322
Equity loss	43	—
Loss on modification and early extinguishment of debt	1,102	12,300
Increase (decrease) from changes in:
Accounts receivable	308	(47,247)
Inventories	(8,436)	(14,257)
Prepaid and other current assets	58	5,604
Other noncurrent assets	11	(348)
Accounts payable	410	48,905
Accrued expenses	(7,139)	(14,227)
Other noncurrent liabilities	(1,078)	99
Other, net	(1,517)	1,503

Net cash provided by operating activities	14,804	9,790

Cash flows from investing activities:
Capital Expenditures	(20,579)	(33,153)
Software and systems expenditures	(2,366)	(71)
Proceeds from sale of equipment	78	271
Contingent payment for acquired business	—	(131)
Cash flows related to IU International, net	—	(27)

Net cash used in investing activities	(22,867)	(33,111)

Cash flows from financing activities:
Revolving credit facility borrowing (repayments), net	13,500	25,142
Debt issuance and termination fees	(772)	(13,630)
Repayment of debt	(3,185)	(380,732)
Proceeds from debt issuance, net of original issue discount	2,250	297,000
Payments to acquire noncontrolling interest	—	(231)
Borrowings from noncontrolling interests	—	1,917
Contributions from noncontrolling interest	—	269

Net cash provided by (used in) financing activities	11,793	(70,265)
Effect of exchange rate on cash and cash equivalents	(390)	232

Cash and cash equivalents:
Net increase (decrease) in cash	3,340	(93,354)
Cash at beginning of period	26,936	108,830

Cash at end of period	$30,276	$15,476

The accompanying notes are an integral part of these condensed consolidated financial statements.

4

Notes to Unaudited Condensed Consolidated Financial Statements.

Note 1—Nature of Operations

TMS International Corp. ( the “Company”) through its subsidiaries, including TCIMS, is the largest provider of outsourced industrial services to steel mills in North America with a substantial international presence. The Company operates at 81 customer sites in 12 countries and has a raw materials procurement network that extends to five continents. The Company’s primary services include: (i) scrap management and preparation, (ii) semi-finished and finished material handling, (iii) metal recovery and slag handling, processing and sales, (iv) surface conditioning, (v) raw materials procurement and logistics and (vi) proprietary software-based raw materials cost optimization.

Note 2—Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all material adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. For the three-month period ending March 31, 2012, $0.2 million dollars of selling, general and administrative expenses were recorded as an increase to non-current liabilities. The amount was subsequently reclassified as an increase to other comprehensive income and accumulated other comprehensive income. Operating results for the first three months ended March 31, 2013 and 2012 are not necessarily indicative of the results that may be expected for future periods.

Note 3—Earnings per Share

The calculation of basic net income (loss) per share for each period is based on the weighted-average number of shares of common stock outstanding during the period. Diluted net income (loss) per share is calculated using the weighted-average number of common shares plus potential common shares outstanding during the period, but only to the extent that such potential common shares are dilutive.

The table below reconciles the basic weighted average shares outstanding to the dilutive weighted average shares outstanding for the periods indicated:

	Quarter ended March 31
	2013	2012
Basic average common shares outstanding	39,277,441	39,255,973
Dilutive effect of stock options outstanding	53,296	—

Diluted average common shares outstanding	39,330,737	39,255,973

As of March 31, 2013, options to purchase 1,360,960 shares of Class A Common Stock were issued and outstanding. The dilutive impact of those options is calculated using the treasury stock method.

Note 4—Inventories

Inventories consisted of the following (in thousands):

	March 31, 2013	December 31, 2012
	(unaudited)
Scrap iron and steel	$20,013	$26,183
Goods in transit	26,345	11,926
Spare parts and supplies	12,598	12,411

Total inventories	$58,956	$50,520

Note 5—Income Taxes

The income tax expense for the three months ended March 31, 2013 and 2012 reflects a year-to-date effective tax rate of 34.6% and 34.9%, respectively, and a 2013 estimated annualized effective tax rate, excluding discrete items, of 30.2%. The income tax expense for the three months ended March 31, 2013 is based on an estimated annual effective rate, which requires management to make its best estimate of expected pre-tax income for the year. The difference between the estimated annualized effective tax rate and the year-to-date effective tax rate is caused by discrete items including the immediate recognition of the anticipated impact of a tax law change in South Africa. The expense recorded reflects management’s current best estimate of the effect of the law change, but may be subject to further adjustment as we continue to analyze the expected application of the new law. The estimated effective tax rates for 2013 and 2012 differ from the United States federal statutory rate of 35.0% due principally to state taxes, foreign taxes and permanent differences related to nondeductible marketing expenses.

5

Accounting for Uncertainty in Income Taxes

As of March 31, 2013 and December 31, 2012, the Company’s liability equaled $1.2 million for uncertain tax positions in accordance with ASC 740-10, Accounting for Uncertainty in Income Taxes. The total amount of interest and penalty recognized related to uncertain tax positions as of March 31, 2013 and 2012 was not material. The tax years 2009-2012 remain open to examination by the major taxing jurisdictions where the Company conducts business.

Note 6—Debt

Debt is summarized as follows (in thousands):

	March 31, 2013	December 31, 2012
	(unaudited)
ABL facility	$13,500	$—
Senior secured term loan due 2019, net of original issue discount $2,438 and $2,664, respectively	296,812	295,086
Loans from noncontrolling interests	3,094	4,341
Bank term loan facility	12,917	14,958
Capital equipment leases, installment notes and other	1,326	2,008

Total indebtedness	$327,649	$316,393

Total indebtedness includes the following line items on the condensed consolidated balance sheets (in thousands):

	March 31, 2013	December 31, 2012
	(unaudited)
Revolving borrowings	$13,500	$—
Current portion of long-term debt	7,492	8,395
Long-term debt	303,563	303,657
Loans from noncontrolling interests	3,094	4,341

Total indebtedness	$327,649	$316,393

2013 Repricing Amendment

On March 21, 2013, TCIMS, the Company’s wholly owned subsidiary, and certain other of its subsidiaries entered into Amendment No. 1 (the “Amendment”) to TCIMS’s outstanding senior secured Term Loan B credit agreement (the “Existing Term Loan Agreement” and, as amended by the Amendment, the “Amended Term Loan”) among TCIMS, as borrower, certain other subsidiaries of the Company, as guarantors, JPMorgan Chase Bank, N.A., as administrative agent and lender, and the other lenders party thereto.

Pursuant to the Amendment, the applicable margin used to calculate the amount of interest payable on borrowings under the Amended Term Loan has been reduced. Prior to the amendment, borrowings under the Existing Term Loan Agreement bore interest at a rate equal to an applicable margin plus, at TCIMS’ option, either (a) a base rate calculated in a customary manner (which would never be less than the adjusted Eurodollar rate plus 1%) or (b) an adjusted Eurodollar rate calculated in a customary manner (with a floor of 1.25%). The applicable margin under the Existing Term Loan Agreement was 3.50% per annum with respect to base rate borrowings and 4.50% per annum with respect to Eurodollar rate borrowings. Pursuant to the Amendment, the applicable margin has been amended to be 2.75% with respect to base rate borrowings and 3.75% with respect to Eurodollar rate borrowings, and the interest rate floor with respect to Eurodollar rate borrowings has been reduced to 1.00%.

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In connection with the Amendment, the Company received $2.25 million in proceeds bringing the principal amount of the Term Loan back to $300.0 million. The Company incurred a $1.1 million loss on debt extinguishment and modification associated with the amendment. The loss on debt extinguishment and modification was comprised of $0.7 million of fees paid in connection with the transition and a $0.4 million write-off of unamortized deferred issuance cost and original issue discount.

2012 Refinancing

On March 20, 2012 (the “Closing Date”), certain subsidiaries of the Company, including TCIMS (as the borrower) and Metal Services Holdco LLC (“Metal Services”) and Tube City IMS, LLC, as guarantors, entered into a new $300 million senior secured term loan agreement due in March 2019 (“Term Loan Facility”).

TCIMS received $297.0 million in proceeds from the Term Loan Facility which was net of a discount of $3.0 million, or 1%. On the Closing Date, TCIMS used the proceeds from the Term Loan Facility, combined with available cash and a draw on its revolving credit facility, to extinguish its obligations under its previous senior secured term loan due 2014, which allowed for prepayment without penalty, and to discharge and extinguish its liability under its senior subordinated notes due 2015. To extinguish its liability under the senior subordinated notes, TCIMS deposited $233.2 million in cash with the senior notes’ trustee, which was used to fund the repayment of $223.0 million in outstanding senior notes principal, a $5.4 million redemption premium, $3.0 million of accrued and unpaid interest through the date of discharge and $1.8 million of additional interest payable through the redemption date. Upon depositing the funds, TCIMS was discharged from its obligations under the senior notes’ indenture and received notice of the discharge from the senior notes’ trustee. The senior notes were redeemed in full on April 19, 2012 using the previously deposited funds.

In connection with the refinancing, the Company incurred a $12.3 million loss on the early extinguishment of debt which was comprised of the $5.4 million senior note redemption premium, $1.8 million of additional interest payable through the redemption date, $5.0 million to write-off the unamortized deferred issuance costs on the extinguished indebtedness and $0.1 million in miscellaneous legal and administrative charges.

Asset-Based Revolving Credit Facility

On December 15, 2011, certain of the Company’s subsidiaries, including TCIMS, entered into a new five year, asset-backed, multi-currency revolving credit facility (the “ABL facility”) with a group of lenders including JP Morgan Chase Bank as administrative agent. The ABL facility permits borrowing up to $350.0 million in total. The Company’s U.S. subsidiaries are permitted to borrow up to the full $350.0 million limit of the facility. There are separate sub-facilities that allow the Company’s Canadian subsidiary to borrow up to $20.0 million, the Company’s U.K. subsidiaries to borrow up to $10.0 million and the Company’s French subsidiaries to borrow up to $20.0 million. The borrowings on those sub-facilities are available in the local currency of the subsidiaries. The ABL facility also provides for a sub-limit of borrowings on the same-day notice referred to as swingline loans up to $30.0 million and a sub-limit for the issuance of letters of credit up to $100.0 million.

There is no scheduled amortization under the ABL facility. The principal amount outstanding will be due and payable in full at maturity, on December 15, 2016. The maximum available commitments under the ABL facility are based on specified percentages of the value of cash, accounts receivable, inventory, equipment and owned real property, less certain ineligible assets and subject to certain customary reserves as may be determined by the agent.

As of March 31, 2013, the eligible accounts receivable, inventory and equipment that comprise the collateral under the ABL facility supported a gross borrowing base of $275.5 million. At March 31, 2013, there was $13.5 million in borrowings drawn under the ABL facility and $49.2 million letters of credit outstanding against the facility, leaving a net available balance of $212.8 million. The ABL facility allows for eligible equipment to provide borrowing base capacity under the facility and the ABL lenders have a first lien on the domestic and Canadian equipment of the Company. The Company expects to add up to approximately $20 million of additional equipment related borrowing base capacity upon the resolution of certain collateral access and other administrative agreements with the agent for the ABL lenders. The Company believes the ABL facility and other sources of liquidity are adequate to fund its operations, but is carefully monitoring the global economic environment and its impact on its customers’ procurement volumes, which could affect its liquidity.

The per annum interest rates with respect to loans made under the U.S. dollar and Canadian dollar tranches of the ABL facility are, at the option of TCIMS, (1) the U.S. prime rate of JPMorgan Bank, plus an applicable margin ranging between 0.5% and 1.25%, as determined based on average historical excess availability under the ABL facility or (2) LIBOR, plus an applicable margin ranging between 1.5% and 2.25%, as determined based on average historical excess availability under the ABL facility. The per annum interest rates with respect to loans made under the Pound Sterling and Euro tranches are LIBOR, plus an applicable margin ranging between 1.5% and 2.25%, as determined based on average historical excess availability under the ABL facility.

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The Borrowers are required to pay a commitment fee in respect of unused commitments equal to either 0.25% or 0.375% per annum determined based on the average historical unused portion of the commitments under the ABL facility. In addition, the Borrowers pay the agents and issuing banks customary administrative fees and letter of credit fees.

The ABL facility is subject to mandatory prepayment with: (i) 100% of the net cash proceeds of certain asset sales, subject to certain reinvestment rights; (ii) 100% of the net cash proceeds from issuance of debt, other than debt permitted under the ABL facility; and (iii) 100% of net cash proceeds from certain insurance and condemnation payments, subject to certain reinvestment rights.

The commitments may be voluntarily reduced or terminated by TCIMS without premium or penalty subject to certain conditions including customary “breakage” costs.

TCIMS and the Company’s other domestic subsidiaries guarantee the entire ABL facility. The facility is secured, subject to certain exceptions, by a first-priority security interest in substantially all of the U.S. domiciled current assets and related intangible assets of the Company’s U.S. subsidiaries. The Company’s Canadian, U.K. and French subsidiaries guarantee the respective sub-facilities available to them. The individual sub-facilities are secured, subject to certain exceptions, by a first-priority security interest in the current assets of the respective subsidiary. Borrowing base availability for borrowings by our foreign subsidiaries can be provided either by their own current assets or by excess availability under the borrowing base supplied by U.S. assets. However, the U.S. subsidiaries may only borrow against borrowing base supplied by their own assets and may not use collateral support from the foreign subsidiaries who are party to the agreement. The priority of security interests between the lenders under the ABL facility and the lenders under the Term Loan Facility are governed by an intercreditor agreement.

Our ABL facility contains customary negative covenants, including: (1) limitations on indebtedness; (2) limitations on liens and negative pledges; (3) limitations on investments, loans, advances and acquisitions; (4) limitations on capital expenditures; (5) limitations on dividends and other payments in respect of capital stock and payments or repayments of subordinated debt; (6) limitations on mergers, consolidations, liquidations and dissolutions; (7) limitations on sales of assets; (8) limitations on transactions with stockholders and affiliates; (9) limitations on sale and leaseback transactions; and (10) limitations on changes in lines of business. The credit agreement also contains certain customary affirmative covenants.

During each period commencing when the amount available under our ABL facility is less than 10.0% of the total commitments under our ABL facility, and continuing until the amount available under the ABL facility has been greater than 10.0% of the total commitments under our ABL facility for 30 consecutive days, a minimum fixed charge coverage ratio (as defined in the credit agreement) of at least 1.0 to 1.0 will apply. The credit agreement also contains events of default for breach of principal or interest payments, breach of certain representations and warranties, breach of covenants and other customary events of default.

Senior Secured Term Loan due 2019

In the 2012 refinancing described above, the Term Loan Facility replaced TCIMS’ then existing senior secured term loan credit facility among TCIMS, Metal Services, certain other subsidiaries party thereto, Credit Suisse (a/k/a Credit Suisse AG, Cayman Islands Branch), as administrative agent and collateral agent, and the other agents and lenders party thereto from time to time. No prepayment penalties or fees were assessed in connection with the prepayment of the existing term loan facility, which was due to mature on January 25, 2014.

Obligations of TCIMS under the Term Loan Facility are senior obligations guaranteed by Metal Services and substantially all of TCIMS’ wholly-owned existing and future direct and indirect U.S. subsidiaries, with certain customary and agreed-upon exceptions. TCIMS and the subsidiary guarantors have pledged substantially all of their assets as security for such obligations, while Metal Services has pledged its shares of capital stock of TCIMS, provided that the security interest in favor of the lenders under the Term Loan Agreement has second priority for such lenders with respect to all collateral securing TCIMS’ ABL Facility (including accounts receivable, inventory and certain fixed assets) and first priority with respect to substantially all other pledged assets.

The Term Loan Facility also permits TCIMS to incur incremental borrowings thereunder in an aggregate principal amount equal to the greater of (1) $75 million and (2) an amount such that, after giving effect to such incremental borrowing, TCIMS will be in pro forma compliance with a total net first lien senior secured leverage ratio of 2.75 to 1.00. Incremental borrowings are uncommitted and the availability thereof will depend on market conditions at the time TCIMS seeks to incur such borrowings.

The Term Loan Facility amortizes in equal quarterly installments in an aggregate annual amount equal to 1% of the original principal amount thereof, with any remaining balance payable on the final maturity date of the Term Loan Facility, which is March 20, 2019. TCIMS may prepay amounts outstanding under the Term Loan Facility at any time. If such prepayment is made as a result of certain refinancing or repricing transactions within one year following the closing date, TCIMS will be required to pay a fee equal to 1.00% of the principal amount of the obligations so refinanced or repriced. Subject to certain exceptions, the Term Loan Facility requires TCIMS to prepay certain amounts outstanding thereunder with (a) the net cash proceeds of certain asset sales and certain issuances of debt and (b) a percentage of excess cash flow, which percentage is based upon TCIMS’ total net first lien senior secured leverage ratio.

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After the March 21, 2013 Amendment, borrowings under the Term Loan Facility bear interest at a rate equal to an applicable margin plus, at TCIMS’ option, either (a) a base rate calculated in a customary manner (which will never be less than the adjusted eurodollar rate plus 1%) or (b) an adjusted eurodollar rate calculated in a customary manner (with a floor of 1.00%). The applicable margin is 2.75% per annum with respect to base rate borrowings and 3.75% per annum with respect to eurodollar rate borrowings.

The Term Loan Facility contains customary negative covenants, including among others: (1) limitations on indebtedness; (2) limitations on liens; (3) limitations on investments, loans, advances and acquisitions; (4) limitations on dividends and other payments in respect of capital stock and payments or repayments of pari passu and subordinated debt; (5) limitations on mergers, consolidations, liquidations and dissolutions; (6) limitations on sales of assets; (7) limitations on transactions with affiliates; (8) limitations on sale and leaseback transactions; and (9) limitations on changes in lines of business. The Term Loan Agreement also contains certain customary affirmative covenants. These negative and affirmative covenants are subject to certain customary and agreed-upon exceptions. The Term Loan Agreement also contains events of default for breach of principal or interest payments, breach of certain representations and warranties, breach of covenants, defaults on other indebtedness, judgment defaults, bankruptcy proceedings and other customary events of default. Certain events of default, including the breach of principal payments and bankruptcy proceedings, result in the immediate termination of commitments under the Term Loan Agreement and all amounts shall become due and payable. Such amounts shall bear the interest rate applicable thereto plus 2.0%.

Loans From Noncontrolling Interest

In 2011, the Company formed a South African subsidiary with a minority partner. The Company controls the subsidiary through a 75% ownership of the subsidiary’s common stock and the results of the subsidiary are consolidated. In addition to its equity funding, the South African subsidiary received proceeds from loans from its shareholders. The loans were made in the same proportion as the equity interest so that the subsidiary received 75% of its shareholder loan funding from the Company. The remaining 25% of the South African subsidiary’s shareholder loan funding has been received from the minority partner and is recorded as Loans from noncontrolling interests.

Bank Term Loan Facility

In addition to equity and loan funding from its shareholders, the Company’s South African subsidiary (the “South African Subsidiary”) has entered into a term loan agreement with a South African bank (“Bank term loan facility”). The South African Subsidiary received 30.0 million Rand ($3.6 million USD) in proceeds in the second quarter of 2012 and 100.0 million Rand ($11.5 million USD) in proceeds in the fourth quarter of 2012 from such loan. The loan carries interest at the South African prime rate minus 0.8% and is payable in South African Rand. The loan is subject to financial covenants based on the results of operations of the South African Subsidiary. The loan is non-recourse to the Company and to any subsidiary or affiliate of the Company other than the South African Subsidiary.

Capital Leases

From time to time, the Company enters into lease arrangements with unrelated parties to finance the acquisition of equipment used on its job sites. Determinations of whether each arrangement should be treated as a capital or operating lease are made by applying the rules of ASC Topic 840 on accounting for leases.

Note 7—Derivative Financial Instruments and Fair Values

The Company is exposed to certain risks relating to its ongoing business operations. The primary risks managed by using derivative instruments are interest rate risk and foreign currency risk. The Accounting for Derivative Instruments and Hedging Activities Topic of FASB ASC required all companies to recognize all derivative instruments as either assets or liabilities at fair value in the statement of financial position.

Interest Rate Risk

As part of its overall risk management strategy, the Company attempts to reduce the volatility in cash interest payments associated with its variable rate term debt. TCIMS had entered into interest rate swap agreements swapping its variable rate interest payment for fixed payments to reduce the volatility of cash requirements associated with its variable rate debt. In accordance with the Accounting for Derivative Instruments and Hedging Activities Topic of FASB ASC, the Company designated its interest rate swaps as cash flow hedges of variable interest payments. In connection with its debt refinancing on March 20, 2012, the Company terminated its outstanding swap agreements. This termination occurred 10 days before the March 30, 2012 scheduled expiration of the swap agreements.

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The effective portion of the gain or loss on the interest rate swaps was reported as a component of other comprehensive income and reclassified into earnings in the same period in which the hedged transaction, the incurrence of variable rate interest, occurred. The variable rates and reset dates of the interest rates swap agreements mirrored the terms of the associated term debt. Accordingly, the hedges were highly effective in mitigating the underlying risk. The Company hedged a total notional amount of $80.0 million from April 1, 2010 until terminating the agreements on March 20, 2012 as follows (notional amounts in thousands):

	Notional Amount	Fixed Rate	Index Rate	Effective Date	Termination Date
Interest Rate Swap 4	$40,000	2.1675%	1 month LIBOR	April 1, 2010	March 20, 2012
Interest Rate Swap 5	40,000	2.3375%	1 month LIBOR	April 1, 2010	March 20, 2012

Total/average	$80,000	2.2525%

At the dates indicated, the Company recognized the following fair value liabilities in its consolidated balance sheets related to its interest rate swap agreements designated as cash flow hedging instruments (in thousands):

Derivatives
	Balance Sheet Location	Fair Value
Derivatives designated as hedging instruments under the Accounting for Derivative Instruments and Hedging Activities Topic of FASB ASC		March 31, 2013	December 31, 2012
Interest rate swaps	Other noncurrent liabilities	$—	$—

The interest rate swaps that became effective on April 1, 2010 settled on a monthly basis and the Company recorded Interest Expense for cash payments it made to its counterparties.

The Company recognized the following amounts related to its derivatives for the first quarter ended March 31, 2013 and 2012, respectively (in thousands):

	Amount of gain (loss) recognized in OCI on derivative instruments			Amount of loss reclassified from accumulated OCI into expense
Derivatives in the Accounting for Derivative Instruments and Hedging Activities Topic of FASB ASC Cash Flow Hedging Relationship	Quarter ended March 31,		Location of loss reclassified from accumulated OCI into expense	Quarter ended March 31,
	2013	2012		2013	2012
Interest rate swaps	$—	$(7)	Interest Expense	$—	$247

The amount of gain (loss) recognized in OCI on derivatives is net of a deferred tax benefit which was not material.

The volume of the Company’s derivative activity is limited. The Company will, from time to time, evaluate its future exposure to variable interest payments and may enter into additional interest rate swap agreements based on its evaluation of that exposure. However, such evaluation is made at infrequent intervals.

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The Company is also continuing to increase its international raw materials procurement activities and may encounter transactions where the related purchase and sale of materials are in different currencies. In those cases, the Company will evaluate its exposure and may enter into additional foreign currency forward agreements to protect its margin on those transactions. The Company will also continue to monitor other risks; including risks related to commodity pricing and, in the future, may use derivative instruments to mitigate those risks as well.

Note 8—Stockholders’ Equity

Common Stock—

As of March 31, 2013, there were 14,578,332 shares of Class A Common Stock and 24,699,109 shares of Class B Common Stock outstanding. There were 14,564,928 shares of Class A Common Stock and 24,712,513 outstanding at December 31, 2012.

Holders of the Company’s Class B Common Stock consist of current and former employees and affiliates of the Company, including Onex. Pursuant to the Company’s Certificate of Incorporation, shares of Class B Common Stock are convertible into Class A Common Stock, on a one-for-one basis, at the option of the holder. Certain shareholders have effected such conversions to allow for the sale or potential future sale of the resulting Class A Shares.

Accumulated Other Comprehensive income (loss)—

The changes in accumulated other comprehensive loss by component, net of tax, for the three months ended March 31, 2013 are as follows:

		Pension
		and post
	Foreign	retirement
	currency	benefit
In thousands	translation	plans	Total
Balance at December 31, 2012	$(1,402)	$(7,561)	$(8,963)
Other comprehensive income Before reclassifications	(4,067)	—	(4,067)

Amounts reclassified from accumulated other comprehensive income	—	342	342

Net current-period other comprehensive income	(4,067)	342	(3,725)

Balance at March 31, 2013	$(5,469)	$(7,219)	$(12,688)

The amounts reclassified from accumulated other comprehensive income were charged to selling, general and administrative expenses.

Note 9—Stock Based Compensation

Long Term Incentive Plan—Stock Options

In April 2011, the Company adopted the TMS International Corp. Long-Term Incentive Plan and registered 1,558,170 shares of Class A Common Stock to be available for awards. The plan provides for grants of stock-based awards to key employees and non-employee directors. The Company has had three grants of stock options under the Long Term Incentive Plan. On April 13, 2011, the date of the Company’s initial public offering, the Company granted 519,390 stock options. On April 13, 2012, the Company granted 386,500 stock options and on February 18, 2013, the Company granted 508,300 stock options. Each grant vests over four years with 10% vesting on the first anniversary date of the grant, 20% on the second anniversary, 30% on the third anniversary and 40% on the fourth anniversary. In addition to the time based vesting requirement, one-half the total grant is also subject to a market based exercisability requirement: For those options to be exercisable, the share price of the Company’s Class A Common Stock must close at 115% or more of the exercise price of the option on the day immediately preceding the exercise of the option. The 2011 grant has an exercise price of $13.00 per option and half the award is exercisable only when the stock price is $14.95 per share or greater. The 2012 grant has an exercise price of $11.18 and half the award is exercisable only when the stock price is $12.86 or greater. The 2013 grant has an exercise price of $13.35 and half the award is exercisable only when the stock price is $15.36 or greater.

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For that portion of the awards that is subject to time based vesting only, the Company used the Black-Scholes option pricing model to value the options. The expected term of grant was determined using a “safe harbor” calculation provided in SAB 107 for entities without extensive historical data. The term is calculated as the mid-point between the vesting period and the contractual term of the option. The risk free interest rate was determined for each vesting tranche of an award based upon the calculated yield on U.S. Treasury obligations for the expected term of the award. The expected forfeiture rate was estimated based on forfeiture experience in the Company’s previous share based compensation plans. For the option grants in 2011 and 2012, the expected volatility was estimated based on the average volatility of the stock price of peer group companies that were identified based on their market capitalization, industry, stage of life cycle and capital structure. For the option grants in 2013 the expected volatility was estimated using a combination of peer group companies and the Company’s own historical volatility for the period from its initial public offering in April 2011 through the 2013 grant date.

For that portion of the award which is subject to the additional market based restriction, the Company completed a “Monte Carlo” simulation which simulates a distribution of stock prices throughout the contractual life of the option. The lookback period for the peer historical volatility used in the model is 10 years, since 10 years of prices must be simulated and the valuation was done in a risk-neutral framework using the 10-year risk-free rate.

The fair value of each type of award was calculated for each individual vesting tranche. The options granted, exercise price, minimum stock price required for exercisability, weighted-average fair value of each type of award, total weighted average fair value of options granted with the assumptions used in determining the fair values is:

	2013 Grant		2012 Grant		2011 Grant
	Time based vesting only	Time based vesting + market criteria	Time based vesting only	Time based vesting + market criteria	Time based vesting only	Time based vesting + market criteria
Options granted	254,150	254,150	193,250	193,250	259,695	259,695
Exercise price	$13.35	$13.35	$11.18	$11.18	$13.00	$13.00
Minimum stock price for exercise	N/A	$15.36	N/A	$12.86	N/A	$14.95
Weighted average fair value of grant	$7.42	$7.16	$5.77	$5.73	$6.84	$6.78
Total fair value of options granted (in thousands)	$1,885	$1,819	$1,115	$1,107	$1,776	$1,761
Risk free rate	1.27%	2.09%	1.27%	2.08%	2.59%	3.42%
Expected dividend yield	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Expected forfeiture rate	2.00%	2.00%	2.00%	2.00%	2.00%	2.00%
Expected volatility	57.59%	53.26%	52.41%	49.16%	50.87%	48.32%
Expected term in years	6.50	6.58	6.50	6.59	6.50	6.59

The Company is recognizing the expense related to the time based only vesting options using the accelerated method. The Company is recognizing the expense related to the market based options by amortizing each individual tranche over the estimated requisite service period. During the three-month period ended March 31, 2013 and March 31, 2012, the Company recognized $0.6 million and $0.3 million, respectively, in share based compensation expense related to options issued under the Long Term Incentive Plan.

As of March 31, 2013 there were 1,360,960 stock options outstanding, of which 47,836 were vested. Of the vested total, 23,918 are subject to a performance condition and may only be exercised if the price of the Company’s common stock closes at $14.95 or higher on the day before exercise.

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Long Term Incentive Plan—Restricted Shares

The Long Term Incentive Plan also provides for the issuance of restricted share units.

On July 11, 2012, the Company granted 21,468 shares of Class A Common Stock to independent members of its board of directors. The shares granted to a director will vest if the recipient remains installed on the Company’s board of directors on the day immediately prior to the Company’s 2013 annual stockholder meeting. Once vested, the recipient will have the right to sell 40% of the shares immediately, but the remaining 60% will be restricted from sale or transfer for three years after the vesting date. The shares were valued at $9.54 per share, which was the closing price on the date of grant. The Company recognized $0.1 million of share based compensation expense related to the award during the first quarter of 2013. As of March 31, 2013, the 21,468 shares that had been granted remained outstanding and unvested.

Note 10—Operating Segments

The Company has two reportable segments in addition to its Administrative Group; the Mill Services Group and the Raw Material and Optimization Group. The services provided under the Mill Services Group segment are performed at the Company’s customers’ sites under long-term contracts. These contracts are typically structured on a fee-per-ton basis tied to production volumes at the Company’s customers’ sites and are not based on the underlying price of steel. In addition, these contracts typically include tiered pricing structures, with unit prices that increase as volume declines, and/or minimum monthly fees, each of which stabilizes the Company’s revenue in the event of volume fluctuations. The services provided to the Company’s customers under this segment include: (i) scrap management and preparation; (ii) semi-finished and finished material handling; (iii) metal recovery and slag handling, processing and sales; and (iv) surface conditioning. The services provided under the Raw Material and Optimization Group segment include: (i) raw materials procurement and logistics and (ii) proprietary software-based raw materials cost optimization.

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Information by reportable segment is as follows (in thousands):

	Quarter ended March 31,
	2013	2012
	(unaudited)	(unaudited)
Revenues, net of inter-segment revenues
Mill Services Group	$172,351	$180,070
Raw Material and Optimization Group	417,190	566,872
Administrative Group	54	16

	$589,595	$746,958

Adjusted earnings before interest, taxes, depreciation and amortization
Mill Services Group	$32,750	$32,417
Raw Material and Optimization Group	13,769	14,615
Administrative Group	(8,247)	(10,239)

	$38,272	$36,793

Depreciation and Amortization
Mill Services Group	$16,783	$14,109
Raw Material and Optimization Group	86	90
Administrative Group	2,010	2,020

	$18,879	$16,219

	March 31, 2013	December 31, 2012
	(unaudited)
Total assets
Mill Services Group	$735,119	$720,942
Raw Material and Optimization Group	313,215	315,884
Administrative Group	(28,714)	(27,032)

	$1,019,620	$1,009,794

	Quarter ended March 31,
	2013	2012
	(unaudited)	(unaudited)
Percentage of total revenue contributed by each class of service:
Mill Services Group	29.2%	24.1%
Raw Material and Optimization Group	70.8%	75.9%

The following table provides a reconciliation of earnings before interest, taxes, depreciation and amortization to income before tax for the periods indicated (in thousands):

	Quarter ended March 31,
	2013	2012
	(unaudited)	(unaudited)
Adjusted earnings before interest, taxes, depreciation and amortization	$38,272	$36,793
Less: Depreciation and Amortization	(18,879)	(16,219)
Interest Expense	(5,973)	(8,101)
Loss on Modification and Early Extinguishment of debt	(1,102)	(12,300)

Income Before Income Taxes	$12,318	$173

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Note 11—Retirement and Pension Plans

The following table reports net periodic pension costs for the Company and includes the components of net pension expense (benefit) recognized under the Employers’ Accounting for Defined Benefit Pensions and Other Post Retirement Benefit Plans Topic of FASB ASC (in thousands):

	Quarter ended March 31,
	2013	2012
	(unaudited)	(unaudited)
U.S. plans
Service cost	$—	$—
Interest cost	221	242
Expected return on plan assets	(305)	(308)
Net amortization	301	226

Net periodic pension costs-U.S. plans	217	160

Canadian plans
Service cost	59	53
Interest cost	61	63
Expected return on plans assets	(51)	(52)
Net amortization	15	11

Net periodic pension costs-Canadian plans	84	75

Other plans
Defined contribution	1,075	1,092
Multi-employer pension plans	1,453	1,409

Total other plans	2,528	2,501

Total net pension expense	$2,829	$2,736

The Company’s contributions to its defined benefit pension plans for the three months ended March 31, 2013 and 2012 were $0.1 million and $0.5 million, respectively.

For the full year 2013, the Company estimates that it will make employer contributions to its defined benefit pension plans of approximately $0.9 million. The following table reports net periodic cost for the Company’s other post-employment benefit plans (in thousands):

	Quarter ended March 31,
	2013	2012
	(unaudited)	(unaudited)
Service cost	$83	$76
Interest cost	73	78
Net amortization	26	17

Net periodic costs	$182	$171

The Company does not expect to contribute to the other post-employment benefit plan in 2013 and intends to pay benefit claims as they become due. For the three months ended March 31, 2013 and March 31, 2012 other post-employment benefit payments were not material.

Note 12—Fair Value of Financial Instruments

The carrying amount of cash and equivalents, accounts receivable and accounts payable approximate fair value due to the short-term maturities of these instruments. The Company’s obligations under its ABL facility, Term Loan and capital expenditure loans all have variable interest rates and, in our opinion, the carrying value approximates the fair value at the balance sheet dates. The fair value of the Company’s senior subordinated notes is based on quoted market prices, however, the senior subordinated notes are thinly traded. The fair value of the Company’s capital equipment leases has been estimated based on future expected cash flows relative to current interest rates.

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The fair value compared to the carrying value is summarized as follows (in thousands):

	March 31, 2013	December 31, 2012
	(unaudited)
Carrying value of financial instruments in:
Long-term debt (includes current portion)
Senior secured term loan due 2019, net of original issue discount	$296,812	$295,086
Bank term loan facility	12,917	14,958
Capital equipment leases, installment notes and noncontrolling partner loan	4,420	6,349

Total long-term debt	$314,149	$316,393

Fair value:
Long-term debt (includes current portion)
Senior secured term loan due 2019, net of original issue discount	$296,812	$295,086
Bank term loan facility	12,917	14,958
Capital equipment leases, installment notes and noncontrolling partner loan	4,420	6,349

Total long-term debt	$314,149	$316,393

Note 13—Commitments and Contingencies

Two non-operating subsidiaries of a predecessor company, along with a landfill and waste management business, were spun-off to our former stockholders in October 2002. The two former subsidiaries were subject to asbestos related personal injury claims. We believe that the Company has no obligation for asbestos related claims regarding the spun-off subsidiaries. In addition, the Company has been named as a defendant in certain asbestos-related claims relating to lines of business that were discontinued over 20 years ago. We believe that the Company is sufficiently protected by insurance with respect to these asbestos-related claims related to these former lines of business, and we do not believe that the ultimate outcome will have a material adverse effect on the Company’s financial position, results of operations or cash flows.

The Company is a party to other lawsuits, litigation and proceedings arising in the normal course of business, including, but not limited to regulatory, commercial and personal injury matters. While the precise amount of loss, if any, is not presently determinable, the Company does not believe that the final outcome of these matters will have a material adverse effect on the Company’s financial position or results of operations or cash flows.

The Company has agreements with certain officers and other employees. The agreements provide for termination benefits in the event of termination without cause, or in some instances, in the event of a change in control of the Company. The aggregate commitment for such potential future benefits at March 31, 2013 was approximately $8.3 million.

Note 14—Commercial Arbitration Award

On March 28, 2011, the Company was awarded $13.2 million against a former customer in a commercial arbitration case brought under the parties’ service agreement. The basis for the Company’s claims was the refusal of the customer to negotiate required price increases based on its change of practices and the customer’s wrongful unilateral early termination of the agreement. The Company considers the arbitration award a contingent gain and therefore did not record a gain for the full amount of the award, but recorded income when the proceeds from the award were constructively received.

The former customer and its parent entity were sold pursuant to a stock sale to a buyer (“Buyer Entities”) following the dispute and subsequent to the arbitration award. Following the purchase by the Buyer Entities, in April 2011, the Company petitioned the arbitrator for fees and costs in the amount of $3.1 million. In July 2011, the Company entered into a scrap purchase agreement with the Buyer Entities, and in August 2011, the Company and the Buyer Entities entered into a payment agreement pursuant to which the Buyer Entities agreed to pay the Company $15.0 million in respect of the arbitration award and the Company’s fees and costs, which represented a discount of $1.2 million against the total amount of the award, costs and expenses. Pursuant to the agreement, the discount would only be applied if the $15.0 million was paid in full by June 30, 2012. The Buyer Entities did not pay the agreed $15.0 million in full by June 30, 2012. The Buyer Entities had been making payments against the award partially by committed cash payments and the balance by credits against the transfer of various scrap metal commodities from the Buyer Entities to the Company at mutually agreed values under the scrap purchase agreement.

On May 31, 2012, the Buyer Entities and various other subsidiaries and affiliates filed for protection under the U.S. Bankruptcy Code. At that date, the remaining balance of the arbitration award plus fees and costs, as restated to $16.3 million based on the loss of the discount owed to the Company, was $4.8 million. That balance is an unsecured claim in the bankruptcy proceedings of the Buyer

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Entities. The Company does not expect to recognize any further income from this award. In February 2013, RG Steel Wheeling, LLC, the entity against whom the Award was entered, and various affiliated companies, including RG Steel Sparrows Point, LLC and RG Steel Warren, LLC ( collectively, the “Plaintiffs”), filed adversary actions against the Company asserting causes of action under the preference and fraudulent transfer sections of the Bankruptcy Code with respect to transfers alleged to have been received by the Company from the Plaintiffs prior to the filing of the bankruptcies. The above described complaints are generic, in nature, and at this juncture, prevent the Company from accurately assessing the extent to which the relief sought relates to payments received or set offs asserted by the Company in respect of the award; nonetheless, the Company believes that it has meritorious defenses to any such claims. The Company has not recorded a liability with regard to such claims.

During the three months ended March 31, 2013, the Company recorded no amounts related to the arbitration award. During the three months ended March 31, 2012, the Company recorded $2.0 million against the arbitration award and incurred related contingent legal fees of $0.3 million.

Note 15—Related-Party Transactions

The Company incurred and paid management fees and expenses incurred to an affiliate of its majority owner, Onex Partners II LP, totaling $0.3 million and $0.3 million for the three months ended March 31, 2013 and 2012, respectively.

Note 16—Recent Accounting Pronouncements

In July 2012, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2012-02, Intangibles—Goodwill and Other (Topic 350)—Testing Indefinite-Lived Intangible Assets for Impairment (ASU 2012-02), to allow entities to use a qualitative approach to test indefinite-lived intangible assets for impairment. ASU 2012-02 permits an entity to first perform a qualitative assessment to determine whether it is more likely than not that the fair value of an indefinite-lived intangible asset is less than its carrying value. If it is concluded that this is the case, it is then necessary to perform the currently prescribed quantitative impairment test by comparing the fair value of the indefinite-lived intangible asset with its carrying value. Otherwise, the quantitative impairment test is not required. ASU 2012-02 is effective for us in fiscal 2013. We do not believe that ASU No. 2012-02 will have a material impact on our consolidated financial statements.

In February 2013 the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2013-02 (ASU 2013-02), Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income. The ASU requires reporting and disclosure about changes in accumulated other comprehensive income (AOCI) balances and reclassifications out of AOCI. For public companies, the ASU is effective prospectively for fiscal years and interim periods within those years beginning after 15 December 2012. The Company adopted this ASU in the first quarter of 2013 and the disclosure is presented in Note 8 – Stockholders’ Equity.

Note 17—Subsequent Event

On April 25, 2013, the Company announced approval of the initiation of a quarterly cash dividend. The first dividend of $0.10 per share will be payable on July 3, 2013 to stockholders of record as of the close of business on May 16, 2013. This is the first dividend declared by the company since its initial public offering in April 2011.

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Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis of our consolidated results of operations, financial condition and liquidity should be read in conjunction with our consolidated financial statements and the related notes included elsewhere in this Quarterly Report. The following discussion contains forward-looking statements that reflect our current expectations, estimates, forecast and projections. These forward-looking statements are not guarantees of future performance, and actual outcomes and results may differ materially from those expressed in these forward-looking statements. See “Risk Factors” and “Forward-Looking Statements.”

Introduction

The following discussion is provided to supplement the consolidated financial statements and the related notes included in Part 1, Item 1 of this Quarterly Report to help provide an understanding of our financial condition, changes in financial condition and results of our operations, and is organized as follows:

Company Overview. This section provides a general description of our business in order to better understand our financial condition and results of operations and to anticipate future trends and risks in our business.

Certain Line Items Presented. This section provides an explanation of certain GAAP line items that are presented in our consolidated financial statements included in this Quarterly Report. These line items are discussed in detail under the heading “Results of Operations” below for the periods presented.

Key Measures We Use to Evaluate Our Company. This section provides an overview of certain non-GAAP measures that we believe are critical to understand in order to evaluate and assess our business. These are the measures that management utilizes most to assess our results of operations, anticipate future trends and risks and determine compensation levels, including under our management bonus plan.

Application of Critical Accounting Policies. This section discusses the accounting policies and estimates that we consider important to our financial condition and results of operations and that require significant judgment and estimates on the part of management in their application.

Results of Operations. This section provides a discussion of our results of operations for the quarter ended March 31, 2013 compared to the quarter ended March 31, 2012.

Liquidity and Capital Resources. This section provides an analysis of our cash flows for the three-month period ending March 31, 2013 compared to the three-month period ended March 31, 2012. This section also includes a discussion of our liquidity and Capital Expenditures.

Company Overview

We are the largest provider of outsourced industrial services to steel mills in North America as measured by revenue and have a substantial and growing international presence. We offer the most comprehensive suite of outsourced industrial services to the steel industry. Our employees and equipment are embedded at customer sites and are integral throughout the steel production process other than steel making itself. Our services are critical to our customers’ 24-hour-a-day operations, enabling them to generate substantial operational efficiencies and cost savings while focusing on their core business of steel making. We operate at 81 customer sites in 12 countries across North America, Europe, Latin America and the Middle East and our global raw materials procurement network spans five continents. Over the past 80 years we have established long-standing customer relationships and have served our top 10 customers, on average, for over 35 years. Our diversified customer base includes 12 of the top 15 largest global steel producers, including United States Steel, ArcelorMittal, Gerdau, Nucor, Baosteel, POSCO and Tata Steel.

We provide a broad range of services through two reporting segments: our Mill Services Group and our Raw Material and Optimization Group:

•

Mill Services Group. The services provided under this segment are performed at our customer sites under long-term contracts. These contracts are typically structured on a fee-per-ton basis tied to production volumes at our customer sites and are not based on the underlying price of steel. In addition, many of our contracts include tiered pricing structures, with unit prices that increase as volumes decline, and/or minimum monthly fees, each of which stabilizes our revenue in the event of volume fluctuations. The services provided to our customers under this segment include: (1) scrap management and preparation; (2) semi-finished and finished material handling; (3) metal recovery and slag handling, processing and sales; and (4) surface conditioning. The revenues from these services appear in the line item “Service Revenue” on our statement of operations, and the costs associated therewith appear in “Site Operating Costs” on our statement of operations. Substantially all of our Capital Expenditures, whether Growth Capital Expenditures or Maintenance Capital Expenditures, are incurred in connection with the services provided by this segment. This segment also includes the results of operations at our location where we buy, process and sell scrap for our own account, which revenues are included in the line item “Revenue from Sale of Materials” on our statement of operations and the costs associated therewith appear in “Cost of Raw Materials Shipments” on our statement of operations. This location represented 3% of the Mill Services Group’s Adjusted EBITDA for the three months ended March 31, 2013. The Total Revenue and Cost of Raw Materials Shipments from this location will fluctuate based upon the underlying price of scrap.

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•

Raw Material and Optimization Group. The services provided under this segment include: (1) raw materials procurement and logistics; and (2) proprietary software-based raw materials cost optimization. Revenues for the raw materials procurement and logistics services we provide are primarily generated pursuant to two alternative transaction models: (1) a contractually determined, volume-based fee for arranging delivery of raw materials shipments to a customer directly from a vendor with no price or inventory risk; or (2) a generally concurrent arrangement to purchase for our own account and sell raw materials at specified prices, typically locking in a margin with minimal price or inventory risk. In addition, we occasionally take measured market risk in connection with our raw materials procurement services by either purchasing raw materials at a fixed price without an immediate corresponding sale order or agreeing to sell raw materials at a fixed price before having procured such materials. The revenues from our raw materials procurement and logistics services are included in the line item “Revenue from Sale of Materials” and the related costs appear in the line item “Cost of Raw Materials Shipments” on our statement of operations. Our earnings are primarily driven by the steel production volumes of our customers rather than by the prices of steel or raw materials. We subtract the Cost of Raw Materials Shipments from Revenue from Sale of Materials, because market prices of the raw materials we procure for and generally concurrently sell to our customers are offset on our statement of operations. By subtracting the Cost of Raw Materials Shipments, we isolate the margin that we make on our raw materials procurement and logistics services, and we are better able to evaluate our performance in terms of the volume of raw materials we procure for our customers and the margin we generate. We refer to this measure as “Revenue After Raw Materials Costs,” which is a non-GAAP financial measure that we believe is critical in order to assess and evaluate our business. For additional information on Revenue After Raw Materials Costs, see “Key Measures We Use to Evaluate Our Company—Revenue After Raw Materials Costs” below. Tables reconciling Total Revenue to Revenue After Raw Materials Costs are included in “Summary Consolidated Financial Data.”

The vast majority of our Revenue After Raw Materials Costs and profitability is tied to our customers’ production volumes. Factors that impact a steel mill’s production levels include general economic conditions, North American and global demand for steel, competition and competitive pricing, and the relative strength of the U.S. dollar.

Over the last five years, we have expanded from primarily generating our Revenue After Raw Materials Costs and Adjusted EBITDA from North America, to generating approximately 28% and 27% of our first quarter 2013 Revenue After Raw Materials Costs and Adjusted EBITDA, respectively, outside of the U.S. and Canada. We believe we have substantial international growth opportunities which will be driven by expansion of our market share and continued growth in outsourcing in developing markets, such as Latin America, Eastern Europe, Africa, Asia and the Middle East.

Certain Line Items Presented

Revenue from Sale of Materials. Revenue from Sale of Materials is generated by each of our two operating segments as follows:

•	Our Mill Services Group generates some Revenue from Sale of Materials by buying, processing, and selling scrap for our own account.

•

Our Raw Material and Optimization Group primarily generates Revenue from Sale of Materials through raw materials procurement activities using two alternative transaction models. In the first type we take no title to the materials being procured and we record only our commission as revenue; in the second type, we take title to the material and sell it to a buyer, typically in a transaction where a buyer and seller are matched, and we record Revenue from Sale of Materials for the full value of the material based on the amount we invoice to our customer.

For the three months ended March 31, 2013, approximately 8% of our Revenue from Sale of Materials was generated by our Mill Services Group, and approximately 92% of our Revenue from Sale of Materials was generated by the raw materials procurement activities of our Raw Material and Optimization Group.

Service Revenue. Service Revenue is generated from our two operating segments as follows:

•

Our Mill Services Group generates Service Revenue from the services we provide to customers at their sites. This Service Revenue is generated from a combination of: (1) contractually committed base monthly fees; (2) fees for services based on customer production volumes; and (3) revenue from the sale of steel manufacturing co-products sold for our own account, less a royalty fee paid to the host mill.

•

Our Raw Material and Optimization Group generates Service Revenue by providing our proprietary software-based raw materials cost optimization service, which calculates the lowest cost blend of raw materials necessary to make a customer’s specified chemistry of steel. We typically charge an optimization service fee for each ton of scrap used in steel manufacturing.

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For the three months ended March 31, 2013, approximately 99% of our Service Revenue was generated by our Mill Services Group, and approximately 1% of our Service Revenue was generated by our Raw Material and Optimization Group.

Cost of Raw Materials Shipments. The activities that generate Revenue from Sale of Materials also incur Cost of Raw Materials Shipments, and are described as follows:

•

Our Mill Services Group generates Revenue from Sale of Materials by buying, processing and selling scrap for our own account. We record the cost of the purchase of raw materials as Cost of Raw Materials Shipments upon the sale of said raw materials.

•

Our Raw Material and Optimization Group generates Revenue from Sale of Materials through our raw materials procurement activities. When we arrange to purchase and sell scrap and other raw materials, the cost of such materials purchased and other direct costs including transportation are recorded as Cost of Raw Materials Shipments.

Site Operating Costs. Our Site Operating Costs are highly variable and largely correlated to the volume of steel produced at our customer sites. Site Operating Costs are predominantly incurred by our Mill Services Group and consist of employees’ wages, employee benefits, costs of operating supplies such as fuels and lubricants, repair and maintenance costs and equipment leasing costs.

Selling, General and Administrative Expenses. Our Selling, General and Administrative Expenses consist of labor and related costs of selling and administration, professional fees, insurance costs, management fees, bad debt costs, bank fees and corporate expenses and bonuses.

Depreciation and Amortization. Our consolidated Depreciation consists of Depreciation expenses related to property, plant and equipment. Our consolidated Amortization consists of Amortization expenses related to finite life intangibles such as environmental permits, customer related intangibles, patents and unpatented technology, in each case recognized on a straight-line basis over the estimated useful life of the asset.

Income (Loss) from Operations. Income (Loss) from Operations consists of Total Revenue less Total Costs and Expenses but does not include loss on modification and early extinguishment of debt, equity investments, Interest Expense, Net and certain other items that we believe are not indicative of future results.

Key Measures We Use to Evaluate Our Company

In addition to the GAAP line items described above, we also use the following additional financial measures to evaluate and assess our business:

Revenue After Raw Materials Costs. We measure our sales volume on the basis of Revenue After Raw Materials Costs, which we define as Total Revenue minus Cost of Raw Materials Shipments. Revenue After Raw Materials Costs is not a recognized financial measure under GAAP, but we believe it is useful in measuring our operating performance because it excludes the fluctuations in the market prices of the raw materials we procure for and sell to our customers. We subtract the Cost of Raw Materials Shipments from Total Revenue because market prices of the raw materials we procure for and generally concurrently sell to our customers are offset on our statement of operations. Further, in our raw materials procurement business, we generally engage in two alternative types of transactions that require different accounting treatments for Total Revenue. In the first type, we take no title to the materials being procured and we record only our commission as revenue; in the second type, we take title to the materials and sell it to a buyer, typically in a transaction where a buyer and seller are matched. By subtracting the Cost of Raw Materials Shipments, we isolate the margin that we make on our raw materials procurement and logistics services, and we are better able to evaluate our operating performance in terms of the volume of raw materials we procure for our customers and the margin we generate.

Adjusted EBITDA. Adjusted EBITDA is not a recognized financial measure under GAAP, but we believe it is useful in measuring our operating performance. Adjusted EBITDA is used internally to determine our incentive compensation levels, including under our management bonus plan, and it is required, with some additional adjustments, in certain covenant compliance calculations under our senior secured credit facilities. We also use Adjusted EBITDA to benchmark the performance of our business against expected results, to analyze year-over-year trends and to compare our operating performance to that of our competitors. We also use Adjusted EBITDA as a performance measure because it excludes the impact of tax provisions and Depreciation and Amortization, which are difficult to compare across periods due to the impact of accounting for business combinations and the impact of tax net operating losses on cash taxes paid. In addition, we use Adjusted EBITDA as a performance measure of our operating segments in accordance with ASC Topic 280, Disclosures About Segments of an Enterprise and Related Information. We believe that the presentation of Adjusted EBITDA enhances our investors’ overall understanding of the financial performance of and prospects for our business.

Adjusted EBITDA Margin. Adjusted EBITDA Margin is not a recognized financial measure under GAAP, but we believe it is useful in measuring our operating performance. We calculate Adjusted EBITDA Margin by dividing our Adjusted EBITDA by our Revenue After Raw Materials Costs. We use Adjusted EBITDA Margin to measure our profitability and our control of cash operating costs relative to Revenue After Raw Materials Costs.

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Capital Expenditures. We separate our Capital Expenditures into two categories: (1) Growth Capital Expenditures and (2) Maintenance Capital Expenditures. We separate our Capital Expenditures between these two categories because it helps us to differentiate between the discretionary cash we invest in our growth and the cash required to maintain our existing business. Growth Capital Expenditures and Maintenance Capital Expenditures are not recognized financial measures under GAAP, but we believe they are useful in measuring our operating performance. We also use these measures as a component in determining our performance-based compensation.

Growth Capital Expenditures relate to the establishment of our operations at new customer sites, the performance of additional services or significant productivity improvements at existing customer sites. We incur Growth Capital Expenditures when we win a new contract. Our Mill Services Group contracts generally require that we acquire the capital equipment necessary to provide the service in advance of receiving revenue from the contract.

We incur Maintenance Capital Expenditures as part of our ongoing operations. Maintenance Capital Expenditures generally include: (1) the cost of normal replacement of capital equipment used at existing customer sites on existing contracts; (2) any additional capital expenditures made in connection with the extension of an existing contract; and (3) any capital costs associated with acquiring previously leased equipment. We generally replace our equipment on a schedule that is based on the operating hours of that equipment. We expect Maintenance Capital Expenditures to be greater in periods where our customers’ production volumes are high, requiring us to operate more hours. Conversely, when our customers are producing less, we would expect fewer operating hours and reduced Maintenance Capital Expenditures.

Discretionary Cash Flow. Discretionary Cash Flow is not a recognized financial measure under GAAP. We calculate Discretionary Cash Flow as our Adjusted EBITDA minus our Maintenance Capital Expenditures, and we believe it is an important measure in analyzing our liquidity. In combination with our available liquidity, we use our Discretionary Cash Flow to assist us in determining our capacity to: (1) invest in Growth Capital Expenditures; (2) finance changes in our working capital, particularly in our raw materials procurement activities; and (3) voluntarily repay portions of our debt obligations. In addition, we use this measure to help determine how efficiently we are managing our assets, and we also use it as a component in determining our performance-based compensation.

Application of Critical Accounting Policies

The preparation of our consolidated financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and assumptions in applying our critical accounting policies that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. We continually evaluate our judgments and estimates in determining our financial condition and operating results. Estimates are based upon information available as of the date of the financial statements and, accordingly, actual results could differ from these estimates, sometimes materially. Critical accounting policies and estimates are defined as those that are both most important to the portrayal of our financial condition and operating results and require management’s most subjective judgments. The most critical accounting policies and estimates are described below.

Revenue Recognition. Revenue includes two categories: (1) Revenue from Sale of Materials and (2) Service Revenue.

Revenue from Sale of Materials is mainly generated by our raw materials procurement business, although it also includes revenue from our Mill Services Group location where we buy, process and sell scrap for our own account.

We generate Service Revenue from scrap management, scrap preparation, raw materials optimization, metal recovery and sales, material handling or product handling, slag processing and metal recovery services, surface conditioning and other services. We recognize revenue when we perform the service or when title and risk of loss pass to the buyer.

Revenue from Sale of Materials

Raw materials procurement and logistics—In our raw materials procurement business, we generally engage in two types of transactions that require different accounting treatment. We evaluate the accounting treatment for these transactions based on their individual facts and circumstances, and we categorize them into two general groupings:

(1) Transactions where we purchase raw materials from a supplier and sell the raw materials to a customer, for which we invoice the customer for the full sale price of the goods. In this first type of transaction model, it is common for us to arrange for a sale to our customer and a matching purchase from our vendor almost simultaneously. During the three months ended March 31, 2013, approximately 91% of the Company’s raw material procurement activity by volume was made under this transaction model; and,

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(2) Transactions where we arrange delivery of raw materials shipments to a customer directly from a supplier, for which we earn a contractually determined, volume based arranging fee. In this second type of transaction, we invoice the customer for our arranging fee (but not for the sale price of the goods, which is paid directly by the customer to the vendor). During the three months ended March 31, 2013, approximately 9% of the Company’s raw material procurement activity by volume was transacted under this model.

For each individual transaction, we make a determination as to whether we should record revenue for the full value of the shipment, or alternatively should only record revenue for our contractually determined arranging fee, based on our judgment as to whether we are acting as principal or agent in the transaction based on our consideration of the criteria set forth in ASC 605-45.

We record the full value of the material shipped and invoice that amount as revenue where we determine that we are acting as a principal in the transaction. In general, we conclude that we are acting as principal in the transaction when (i) we are the primary obligor under the arrangement – meaning that we are the party primarily obligated to provide the material to our customer, and that obligation is not relieved even if our supplier fails to ship the material; (ii) we have general inventory risk in the transaction, even though we may mitigate that risk by entering into a purchase and sale almost simultaneously; (iii) we have discretion in supplier selection, (iv) we have risk in physical inventory loss; and (v) we have credit risk in the transaction.

If we determine, after evaluating the above factors, that we are the principal in the transaction, we record the full invoiced value of the transaction as revenue from the sale of materials and record the full cost of the transaction as cost of raw materials shipments. If we determine that we have not met the criteria to be considered a principal in the transaction and are acting as an agent in the transaction, we will record only the contractually determined fee or margin on the transaction as revenue from the sale of materials.

We recognize revenue from raw materials procurement sales when title and risk of loss pass to the customer, which can be either F.O.B. shipping point or F.O.B. destination depending on terms of sale, or when we have the right to receive the contractual fee. Revenues from these sources are included in Revenue from Sale of Materials. During the three months ended March 31, 2013, approximately 91% of the Company’s raw material procurement activity by volume was made under the transaction model where the Company purchases raw materials from a supplier and sells the material to the customer acting as a principal in the transaction. During the three months ended March 31, 2013, approximately 9% of the Company’s raw material procurement activity by volume was transacted where the Company arranged for delivery of raw material for a customer directly from a vendor earning a contractually determined volume-based fee acting as an agent in the transaction. The volume-based fee is recorded as Revenue From Sale of Materials and there is no corresponding Cost of Raw Material Shipment in this transaction model.

The Company also purchases, processes and sells scrap iron and steel inventory for the Company’s own account. The Company recognizes revenue from scrap sales of material when title and risk of loss pass to the customer, which can be either F.O.B. shipping point or destination depending on terms of sale. Revenues from these sources are included in Revenue from Sale of Materials.

Service Revenue

Metal recovery, slag handling, processing, and sales—We generate revenue by removing slag from a furnace and processing it to separate metallic material from other slag components. The separated metallic material is generally reused in production of steel by the host mill or sold to other end users, and the remaining nonmetallic material is generally sold to third parties as aggregate. The Company recognizes revenue from slag processing and metal recovery services when it performs the services and revenue from co-product sales when title and risk of loss pass to the customer. Revenues from these sources are included in Service Revenue.

Semi finished material handling; scrap management preparation—We generate revenue from receiving, processing and managing raw material inputs, primarily scrap, and handling and recording inventory of finished products where all of the production is generally completed at the customer’s location. Revenues from these sources are included in Service Revenue and are recognized at the time the service is performed.

Surface conditioning—We generate revenue from removing imperfections from semi-finished steel processed for use in high-end applications. The Company recognizes revenue from surface conditioning services when it performs the services. Revenues from these sources are included in Service Revenue.

Raw materials optimization—Revenue from optimization fees represents income from determining, through use of its internally developed and proprietary software, the most economical combination of input materials necessary to make a customer’s specified chemistry of steel. The Company recognizes income from optimization fees as the optimization service is provided. Optimization software maintenance fees are recognized in income over the contract life. Revenues from these sources are included in Service Revenue.

Other revenues—We generate from various additional services, including dust and debris management, equipment rental services, mobile equipment maintenance, refractory removal, vacuumation, as well as revenues from services to customers outside of the normal contractual agreement. The Company recognizes revenue as the service is provided. Machine shop service revenues are recognized as work is performed. Revenues from these sources are included in Service Revenue.

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In certain instances, we have contracts under which we provide multiple services at a single mill site, but each type of service is detailed in a separate scope of work and subject to a separate fee structure within the contract. In those instances, each service that we provide is also provided individually to other customers and other mill sites, providing evidence that the individual services have stand alone value under ASC 605-25-5(a). We allocate revenue to each individual service based on the specific fee structure laid out in the contract as such fees fall within a consistent range of similar fees charged where we provide the service as a single service at a mill site. We believe the contractual pricing structure and its relationship to pricing for similar services offered to other customer provides objective evidence of the prices of the services we provide and, accordingly, our allocation is consistent with the relative selling price method prescribed in ASC 605-25-30-2.

Trade Receivables. We perform ongoing credit evaluations of our customers and generally do not require our customers to post collateral, although we typically require letters of credit or other credit assurances in our raw materials procurement business for international transactions. Account balances outstanding longer than the payment terms are considered past due and provisions are made for estimated uncollectible receivables. Our estimates are based on historical collection experience, a review of the current status of receivables, our judgment of the credit quality of our customer and the condition of the general economy and the industry. Decisions to charge off receivables are based on management’s judgment after consideration of facts and circumstances surrounding potential uncollectible accounts.

Property, Plant and Equipment. Property, plant and equipment are recorded at cost less accumulated depreciation. Costs in connection with business combinations are based on fair market value at the time of acquisition. Major components of certain high value equipment are recorded as separate assets with depreciable lives determined independently from the remainder of the asset. Expenditures that extend the useful lives of existing plant and equipment are capitalized, while expenditures for repairs and maintenance that do not extend the useful lives or improve productivity of the related assets are charged to expenses as incurred. The cost of property, plant and equipment retired or otherwise disposed of and the related accumulated depreciation are removed from our accounts, and any resulting gain or loss is reflected in current operations.

Depreciation of property, plant and equipment is computed principally on the straight-line method over the estimated useful lives of assets.

Goodwill and Other Intangible Assets. Goodwill and other indefinite life intangible assets not subject to amortization are recorded at the lower of cost or implied fair value. Finite life intangible assets subject to amortization are recorded at cost less accumulated amortization provided on a straight-line basis over the intangible assets’ estimated useful lives. Goodwill is evaluated for potential impairment on an annual basis or whenever events or circumstances indicate that an impairment may have occurred. Indefinite life intangibles are evaluated for potential impairment whenever events or changes in circumstances indicate that an impairment may have occurred. ASC Topic 350, Goodwill and Other Intangible Assets, requires that goodwill be tested for impairment using a two-step process. The first step of the goodwill impairment evaluation used to identify potential impairment compares the estimated fair value of the reporting unit containing goodwill with the related carrying amount. If the estimated fair value of the reporting unit exceeds its carrying amount, the reporting unit’s goodwill is not considered to be impaired, and the second step of the impairment evaluation is unnecessary. If the reporting unit’s carrying amount exceeds its estimated fair value, the second step of the evaluation must be performed to measure the goodwill impairment loss, if any. The second step of the evaluation compares the implied fair value of the reporting unit’s goodwill, determined in the same manner as the amount of goodwill recognized in a business combination, with the carrying amount of such goodwill. If the carrying amount of the reporting unit’s goodwill exceeds the implied fair value of the goodwill so calculated, an impairment loss is recognized in an amount equal to the excess.

During 2012, we did not record any impairment charge related to goodwill. We tested for impairment on October 1, 2012, the annual test date. There were no events that triggered any additional impairment tests during 2012 or the first quarter of 2013. In testing for impairment, we estimate the fair values of our reporting units under the income and market approach.

The income approach was based upon projected future cash flows discounted to present value using factors that consider the timing and risk associated with the future cash flows. Fair value for each reporting unit was estimated using future cash flow projections based on management’s long range estimates of market conditions over a multiple year horizon. A 4% perpetual growth rate was used to arrive at the estimated future terminal value. A discount rate of 10% was used for the Mill Services Group reporting unit and a discount rate of 12% was used for the Raw Material and Optimization Group reporting unit which were based upon the cost of capital of other comparable companies adjusted for company specific risks.

The market approach was based upon an analysis of valuation metrics for companies comparable to our reporting units and the pricing range for the company’s publicly traded shares. The fair value of the business enterprise value for both reporting units was estimated using a range of EBITDA multiples of market participants. We determined the fair value estimate during its testing using the income approach and used the market approach to corroborate the value as determined by the income approach.

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In May 2009, the continuing economic downturn and a change in our forecast related to certain customers and sites triggered a goodwill impairment evaluation in advance of our annual impairment evaluation. In performing the first step of the evaluation, we determined that the estimated fair value of our Raw Material and Optimization Group exceeded its carrying value and that the second step of the evaluation was not necessary for that segment; however, we determined that the estimated fair value of the Mill Services Group was less than its carrying amount and proceeded to the second step of the evaluation for that segment. In the second step of the impairment evaluation, we determined that the carrying amount of goodwill allocated to our Mill Services Group exceeded its estimated implied fair value of goodwill and, accordingly, recorded a $55.0 million impairment loss.

In the May 2009 impairment analysis, the income approach was based upon projected future cash flows discounted to present value using factors that consider the timing and risk associated with the future cash flows. Fair value for each reporting unit was estimated using future cash flow projections based on management’s long range estimates of market conditions over a multiple year horizon. A 3% perpetual growth rate was used to arrive at the estimated future terminal value. An after-tax discount rate of 14.6% was used to discount the projected cash flows for both reporting units which was based upon the cost of capital of other market participants adjusted for company specific risks. The market approach, which was based upon an analysis of valuation metrics for comparable companies, was used in the May 2009 impairment test to corroborate the value as determined by the income approach.

As of March 31, 2013, the Mill Services Group and the Raw Material and Optimization Group had $161.5 million and $80.1 million of goodwill, respectively. The 2012 annual goodwill impairment test, as of October 1, 2012, indicated that the estimated fair value of our Mill Services Group and our Raw Material and Optimization Group exceeded their carrying values by approximately 86% and 153%, respectively. The estimates of fair value of a reporting unit under the income approach are based on a discounted cash flow analysis which requires us to make various judgmental assumptions, including assumptions about the timing and amount of future cash flows, growth rates and discount rates. If business conditions change or other factors have an adverse effect on our estimates of discounted future cash flows, assumed growth rates or discount rates, future tests of goodwill impairment may result in additional impairment charges.

Equity Investment. We account for investments in entities where we exert significant influence, but do not control the entity, using the equity method of accounting under ASC 323-10. We record our initial investment at cost and record a proportional share of net income of the entity in our consolidated statement of operations.

Impairment of Long-Lived Assets. Long-lived assets, including property, plant and equipment and amortizable intangible assets, are reviewed for impairment at least annually and whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable in accordance with ASC Topic 360, Accounting for the Impairment or Disposal of Long-Lived Assets. Impairment is assessed when the undiscounted expected cash flow derived from an asset is less than its recorded amount. Impairment losses are measured as the amount by which the carrying value of an asset exceeds its fair value and are recognized in operating results. Judgment is used when applying these impairment rules to determine the timing of the impairment evaluation, the undiscounted cash flow used to assess impairments and the fair value of an impaired asset.

Foreign Currency Translation. The financial statements of our foreign subsidiaries are generally measured using the local currency as the functional currency. Assets and liabilities of our foreign subsidiaries are translated at the exchange rate as of the balance sheet date. Resulting translation adjustments are recorded in the cumulative translation adjustment account, a separate component of other comprehensive income (loss). Income and expense items are translated at average monthly exchange rates. During 2012, we substantially liquidated the assets of one of our foreign subsidiaries. ASC 830-30-40-1 requires that upon substantial liquidation, amounts that had previously been charged to the cumulative translation adjustment be reported in current earnings. Accordingly, we recorded a $0.4 million charge in the fourth quarter of 2012.

Grants from Government Agencies. We recognize receivables for grants from government agencies when we are reasonably assured that the amounts will be received and when the conditions necessary to receive that grant have been fully achieved. We recognize the benefit of government grants in our statement of operations on a systematic and rational basis over the periods of consumption or commitment as applicable. In 2012, we received direct notice from the Department of Trade and Industry of the Republic of South Africa that we have met the conditions and will receive grants totaling approximately $5.2 million. The grant was for a combination of asset investment and job creation and saving and because there were multiple conditions to receiving the grant, we determined the appropriate treatment for the grant is to record the amount as deferred revenue and recognize it in revenue ratably over the life of our service contracts. For the three months ended March 31, 2013, we recognized $0.8 million and in the fourth quarter of 2012, we recognized $0.7 million related to the first year of our seven year contracts.

Health Insurance. We provide health insurance to a portion of our employees through premium-based indemnity plans or nationalized health care plans that may require employer contributions. We provide health insurance to the rest of our employees under a self-insurance plan that uses a third-party administrator to process and administer claims. We have stop-loss coverage through an insurer, in excess of a stated self-insured limit per employee. We maintain an accrual for unpaid claims and claims incurred but not reported. In March 2010, the Patient Protection and Affordable Care Act and Health Care and Education Reconciliation Act were signed into law. To date, we have not seen a material financial impact as a result of these Acts. However, we are continuing to evaluate the impact of this comprehensive legislation on our self-insured health plans and our business, financial condition and results of operations as additional provisions of the Acts become effective over time.

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Workers’ Compensation. We self-insure our workers’ compensation insurance under a large deductible program. Under this program, the maximum exposure per claim is $1.0 million and stop-loss coverage is maintained for amounts above this limit. The aggregate maximum exposure is limited to a percentage of payroll for each open policy. We accrue for this expense in amounts that include estimates for incurred but not reported claims, as well as estimates for the ultimate cost of all known claims.

Share-Based Compensation. We established our Long-Term Incentive Plan in 2011. We account for share based payments under the plan at the fair value of the award on the date of grant or the date of modification of a grant. For grants that are subject to time-based vesting only, we recognize expense over the vesting period. For grants that are subject to time based vesting and a market condition, we recognize expense over the estimate requisite service period.

The Long-Term Incentive Plan also provides for the issuance of restricted shares. In July 2012, we issued 21,486 shares of Class A Common Stock to independent members of our board of directors. The grant date fair value of the shares was $0.2 million and the expense is being recognized over the requisite service period.

Results of Operations

Quarter ended March 31, 2013 compared to Quarter ended March 31, 2012

The following table sets forth each of the line items in our statement of operations for each of the periods indicated and the changes between the periods in terms of dollar amounts and percentage changes. The table also provides a reconciliation of Total Revenue to Revenue after Raw Materials Costs for each of the periods presented.

	Quarter ended March 31,		Variances
(dollars in thousands)	2013	2012	$	%
	(unaudited)
Statement of Operations Data:
Revenue:
Revenue from Sale of Materials	$453,630	$612,659	$(159,029)	-26.0%
Service Revenue	135,965	134,299	1,666	1.2%

Total Revenue	589,595	746,958	(157,363)	-21.1%
Costs and expenses:
Cost of Raw Materials Shipments	433,791	591,058	(157,267)	-26.6%
Site Operating Costs	101,668	101,846	(178)	-0.2%
Selling, General and Administrative Expenses	15,821	17,261	(1,440)	-8.3%
Depreciation and Amortization	18,879	16,219	2,660	16.4%

Total costs and expenses	570,159	726,384	(156,225)	-21.5%

Income from Operations	19,436	20,574	(1,138)	-5.5%
Interest Expense, Net	(5,973)	(8,101)	2,128	-26.3%
Loss from equity investment	(43)	—	(43)	—
Loss on Early Extinguishment of Debt	(1,102)	(12,300)	11,198	—

Income Before Income Taxes	12,318	173	12,145	—
Income Tax Expense	(4,261)	(60)	(4,201)	—

Net Income	$8,057	$113	$7,944	—

Other Financial Data:
Revenue After Raw Materials Costs:
Consolidated:
Total Revenue	$589,595	$746,958	$(157,363)
Cost of Raw Materials Shipments	(433,791)	(591,058)	157,267

Revenue After Raw Materials Costs	$155,804	$155,900	$(96)	-0.1%

Mill Services Group:
Total Revenue	$172,351	$180,070	$(7,719)

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	Quarter ended March 31,		Variances
(dollars in thousands)	2013	2012	$	%
	(unaudited)
Cost of Raw Materials Shipments	(35,389)	(43,711)	8,322

Revenue After Raw Materials Costs	$136,962	$136,359	$603	0.4%

Raw Material and Optimization Group:
Total Revenue	$417,190	$566,872	$(149,682)
Cost of Raw Materials Shipments	(398,394)	(547,339)	148,945

Revenue After Raw Materials Costs	$18,796	$19,533	$(737)	-3.8%

Administrative:
Total Revenue	$54	$16	$38
Cost of Raw Materials Shipments	(8)	(10)	2

Revenue After Raw Materials Costs	$46	$6	$40

Adjusted EBITDA:
Net Income	$8,057	$113	$7,944
Income Tax Expense	4,261	60	4,201
Interest Expense, Net	5,973	8,101	(2,128)
Loss on Early Extinguishment of Debt	1,102	12,300	(11,198)
Depreciation and Amortization	18,879	16,219	2,660

Adjusted EBITDA	$38,272	$36,793	$1,479	4.0%

Adjusted EBITDA by Operating Segment:
Mill Services Group	$32,750	$32,417	$333	1.0%
Raw Materials and Optimization Group	13,769	14,615	(846)	-5.8%
Administrative	(8,247)	(10,239)	1,992	-19.5%

	$38,272	$36,793	$1,479	4.0%

Adjusted EBITDA Margin	24.6%	23.6%

Revenue from Sale of Materials. Revenue from Sale of Materials was $453.6 million for the first quarter of 2013 compared to $612.7 million for the first quarter of 2012. Revenue from Sale of Materials is primarily generated from raw material procurement activities, which produced $415.5 million or 92% of the Revenue from Sale of Materials in the first quarter of 2013, and $565.0 million or 92% in the first quarter of 2012. The remaining Revenue from Sale of Materials of $38.1 million in the first quarter of 2013 and $47.7 million in the first quarter of 2012 was primarily generated by our Mill Services Group location where we buy, process and sell raw material for our own account.

Revenue from the Sale of Materials decreased 26.0%, and the cost to procure the materials decreased by 26.6% in the first quarter of 2013 compared to the first quarter of 2012. The decrease was driven by both a decrease in the market price of the raw materials we procure for and sell to our customers and by a decrease in the volume of material we procured or arranged for our customers. The market price of #1 heavy melt, an indicative grade of scrap, decreased approximately 14% in the first quarter of 2013 compared to the first quarter of 2012. The volume of material we procured or arranged for our customers also decreased driven by a 20% decrease in large vessel shipments and a decrease in our non-contractual domestic activity caused by lower steel production year-over-year.

Service Revenue. Service Revenue was $136.0 million in the first quarter of 2013 compared to $134.3 million in the first quarter of 2012, an increase of 1.2%. Service Revenue is primarily generated by our Mill Services Group which produced $134.2 million and $132.4 million in the first quarter of 2013 and 2012, respectively. The Mill Services Group accounted for approximately 99% of service revenue in each period, with the remainder generated by optimization services from our Raw Material and Optimization Group.

Our Service Revenue is largely generated on the basis of the volume of steel our customers produce, although service contracts typically include base monthly fees and/or tiered pricing arrangements. Our service revenue increased 1.2% year-over-year despite a drop in steel production by our customers of approximately 6% on a same site basis. The increase in our service revenue was largely driven by $6.7 million in revenue from new sites and services which was partially offset by a decrease of $2.0 million related to an Arbitration Award that was recognized in the first quarter of 2012. Factors that impact the year-over-year change in Service Revenue also impact the change in Revenue After Raw Materials Costs and are discussed below.

Cost of Raw Materials Shipments. Similar to the 26.0% decrease in Revenue from the Sale of Materials, the Cost of Raw Materials Shipments decreased 26.6% due predominantly to a decrease in the price of materials we procured for and sold to our customers and a market-driven volume decrease.

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Revenue After Raw Materials Costs. The Revenue After Raw Materials Costs for our Mill Services Group increased $0.6 million, or 0.4%, in the first quarter of 2013 compared to the first quarter of 2012. Year-over-year Revenue After Raw Materials Costs increased due to new sites and services which contributed $6.7 million of incremental revenue, $4.7 million of which was generated from new international sites and services. This increase was partially offset by a $1.2 million decrease in Service Revenue related to three contracts in the U.S. and Canada that were not renewed and a $0.4 million decrease from the cancellation of a contract in Serbia after our customer sold the mill to the Serbian government. Additionally, in the first quarter of 2012 we recognized $2.0 million of Revenue After Raw Materials Costs related to an arbitration award settlement stemming from the shutdown of operations at a previous customer site prior to the end of our service contract. The remaining decline of $1.3 million was partially the result of a decrease in our customers’ steel production volumes of approximately 6%.

The Revenue After Raw Materials Costs for our Raw Material and Optimization group decreased $0.7 million, or 3.8%, to $18.8 million. The volume of material we procured for our customers decreased approximately 17%. Approximately 33% of the overall decline in volume related to non-exclusive domestic customers due in part to a decrease in domestic steel production volumes which was down about 6% year-over-year. Additionally, a contractual change with a customer for whom we are the exclusive purchaser of scrap drove approximately 60% of the total volume decrease. However, the contractual change with that customer also improved our per ton margins which helped to offset the impact on our Revenue After Raw Materials Costs. Including a $1.1 million favorable non-recurring adjustment related to a true-up adjustment for certain accrued costs, our per ton margin increased by approximately 15%, largely offsetting the impact of lower volumes in the first quarter of 2013. Excluding that adjustment, our per ton margin would have increased approximately 8%.

Site Operating Costs. Site Operating Costs are primarily the costs incurred by our Mill Services Group in providing services to our customers. Site Operating Costs are largely variable and generally vary in line with our customers’ production and our service revenue. Site operating costs decreased $0.2 million year-over-year, or 0.2%. New sites and contracts contributed $3.8 million of additional site operating costs in the first quarter of 2013 compared to the first quarter of 2012. Site operating costs related to other sites and contracts decreased $4.0 million, or approximately 4%, which was substantially driven by a decrease in our customers’ steel production volumes.

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Selling, General and Administrative Expenses. Selling, General and Administrative Expenses for the first quarter of 2013 were $15.8 million, compared to $17.3 million in the first quarter of 2012, a decrease of $1.4 million. A non-recurring benefit of $0.9 million related to insurance recoveries on legacy workers compensation costs contributed to the decrease. Additionally our administrative salaries and wages decreased by $0.4 million driven by a reduction in internal labor costs including a $0.2 million decrease in severance costs related to a senior executive who retired on December 31, 2012.

Adjusted EBITDA. Adjusted EBITDA for the first quarter of 2013 was $38.3 million compared to $36.8 million for the first quarter of 2012, an increase of 4.0%.

Our Mill Services Group’s Adjusted EBITDA increased $0.3 million, or 1.0%, to $32.8 million. Year-over-year, the volume of steel produced by our Mill Services Group customers decreased by approximately 6%, but we had $2.9 million of additional Adjusted EBITDA from new operating contracts and services. Additionally, we generated $2.0 million of incremental adjusted EBITDA at two international sites where we began operating on January 1, 2012, but experienced losses in the first quarter of 2012 during the ramp-up of those operations. Additionally, three large domestic sites generated $1.0 million of additional Adjusted EBITDA. These positive items helped to offset the impact of a decrease in our customers’ production and a decrease of $1.7 million related to an Arbitration Award that was recognized in the first quarter of 2012. Additionally, we incurred $0.4 million of negative Adjusted EBITDA at a site where we began operating late in the first quarter of 2013. We typically incur some pre-operating losses when we begin operating in a new location as we put operating and administrative infrastructure in place to support our services prior to earning run-rate revenues.

Our Raw Material and Optimization Group’s Adjusted EBITDA decreased $0.8 million or 5.8% year-over-year, driven by a slight decrease in the volume of material we procured for and sold to our customers. Domestic steel production volume was down approximately 6% in the first quarter of 2013 compared to the first quarter of 2012 and contributed to the decrease in our procurement volume as did a 20% decrease in our large volume vessel shipments, which can be sporadic quarter to quarter. Overall, our per ton margins improved, helping to mitigate the loss of volume. The per ton margins benefited from a $1.1 million favorable non-recurring adjustment related to the true-up of certain accrued costs. However, even excluding that adjustment, our per ton margin would have increased approximately 8%.

Our Administrative net expenses decreased $2.0 million, or 19.5%, in the first quarter of 2013 compared to the first quarter of 2012. The decrease was primarily due to a non-recurring benefit of $0.9 million related to insurance recoveries on legacy workers compensation costs and a $0.9 million dollar decrease in our accrual for incentive compensation.

Adjusted EBITDA Margin. Adjusted EBITDA margin in the first quarter of 2013 was 24.6% compared to 23.6% in the first quarter of 2012. A variety of factors impact our Adjusted EBITDA margin including the relative contributions of the Mill Services Group and Raw Material and Optimization Group, which have different margin characteristics, and the relationship of the Administrative Segment expenses to consolidated Revenue After Raw Materials Costs. The year-over-year increase was driven by positive contributions from our new sites and services and by the decrease in our Administrative net expenses. These were partially offset by the decrease in Adjusted EBITDA of the Raw Material and Optimization Group.

Depreciation and Amortization. Depreciation and amortization expense during the first quarter of 2013 was $18.9 million compared to $16.2 million in the first quarter of 2012, an increase of approximately 16.4%. The increase was driven by the depreciation expenses associated with higher capital expenditures in 2012 and 2013. Much of that capital was expended at new sites in contracts where we began operation in 2012 and the first quarter of 2013. Depreciation expense at those sites amounted to $3.9 million in the first quarter of 2013 compared to $1.9 million in the first quarter of 2012; an increase of $2.0 million. Amortization expense for the first quarter of 2013 was comparable to that incurred in the first quarter of 2012.

Interest Expense, Net. Interest Expense, Net for the first quarter of 2013 was $6.0 million, compared to $8.1 million in the first quarter of 2012, a decrease of $2.1 million. The decrease resulted from lower average outstanding debt balances and lower underlying interest rates resulting from our March 20, 2012 refinancing. In that refinancing we reduced our outstanding indebtedness by $80.2 million and reduced our overall interest rate by repaying our senior secured notes which carried a fixed rate of 9  3/4%.

On March 21, 2013, we completed an amendment to re-price our term loan. The amendment reduced the applicable margin on LIBOR borrowings from 4.50% to 3.75% and reduced the LIBOR floor from 1.25% to 1.00%. We expect that the re-pricing will save approximately $3.0 million of interest expense annually, but it did not have a significant impact in the first quarter of 2013 because it occurred late in the period.

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Loss on Modification and Early Extinguishments of Debt. On March 21, 2103, we completed an amendment to re-price our term loan reducing our applicable margin by 0.75% and reducing our LIBOR floor by 0.25%. In connection with the transaction, we recorded a $1.1 million Loss on the Modification and Early Extinguishment of Debt. The charge consisted of $0.7 million in fees incurred in the transaction and $0.4 million to write-off deferred debt issuance costs and original issue discount associated with individual lenders who exited the facility in connection with the transaction.

In March 2012, we entered into a new $300.0 million term loan facility and paid off our obligations under our previous term loan facility due 2014 and our senior subordinated notes due 2015. In connection with the refinancing, we incurred a $12.3 million loss in the early extinguishment of debt which consisted of the $5.4 million senior note redemption premium, $1.8 million of interest payable to holders through the redemption date, $5.0 million to write-off the unamortized deferred issuance costs on the extinguished indebtedness and $0.1 million in miscellaneous legal and administrative charges.

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Income Tax Expense. Income Tax Expense for the first quarter of 2013 was $4.3 million, or 34.6% of our pre-tax income, compared to a $0.1 million expense, or 34.7% of our pre-tax income, in the first quarter of 2012. The Income Tax Expense for the first quarter of 2013 is based on an estimated annual effective rate, which requires us to make our best estimate of expected pre-tax income for the year. The income tax expense for the first quarter of 2013 was based on an annualized effective rate of 30.2%, but is adjusted to include a $0.7 million charge associated with the immediate recognition of the anticipated cost associated with a tax law change in South Africa.

Liquidity and Capital Resources

The eligible accounts receivable, inventory and equipment that comprise the collateral under the ABL facility as of March 31, 2013 supported a gross borrowing base of approximately $275.5 million. Our excess available balance was $212.8 million as we had outstanding borrowing of $13.5 million and $49.2 million of outstanding letters of credit. The gross borrowing base was approximately $74.5 million below the $350.0 million limit of the ABL facility. The Company expects to add an additional approximately $20 million of equipment related borrowing base capacity upon the resolution of certain collateral access and other administrative agreements with the agent for the ABL lenders.

We believe that cash flow from operations, together with availability under our new ABL facility, will be sufficient to fund our operating, capital and debt service requirements for at least the next 12 months.

Cash Flow

The nature of our procurement activities is such that the amount we invest in inventories and our accounts receivable may significantly vary at any given point in time. Cash flow provided by operating activities in the three-month period ending March 31, 2013 was $14.8 million compared to cash provided by operations of $9.8 million in the three-month period ending March 31, 2012. Working capital items used $14.8 million of cash in the first three months of 2013 compared to using $21.2 million in the first three months of 2012. Significant changes in working capital items generally relate to our raw material procurement activities and, while we work to manage the timing of disbursements and collections, our working capital levels fluctuate, sometimes significantly, over reporting periods. At March 31, 2013, we had paid $13.7 million for large ocean-going vessel inventories for which we were paid by our customers in April of 2013. Additionally, we paid incentive compensation in March 2013 related to 2012 performance.

Net cash used in investing activities in the three-month period ending March 31, 2013 was $22.9 million, of which $10.3 million funded Growth Capital Expenditures and $10.2 million funded Maintenance Capital Expenditures. Net cash used in investing activities in the three-month period ending March 31, 2012 was $33.1 million, of which $24.5 million funded Growth Capital Expenditures and $7.8 million funded Maintenance Capital Expenditures. Maintenance Capital Expenditures will vary with our customer production as the schedule of assets and major components replacement is highly correlated with equipment operating hours.

Net cash provided by financing activities in the first three months of 2013 was $11.8 million, and primarily consisted of $13.5 million in net borrowings on our revolving credit facility. In addition, the Company received $2.25 million in proceeds in connection with the Amendment to TCIMS’s outstanding senior secured Term Loan B credit agreement. Net cash used for financing activities in the first three months of 2012 was $70.3 million, mainly comprised of amounts paid to reduce our overall indebtedness as part of our March 2012 refinancing and the issuance and termination fees associated with that refinancing. In the March 2012 refinancing, we received $297.0 million in proceeds from our new Term Loan Facility and paid off $223.0 million of senior subordinated notes and $157.2 million outstanding on our senior secured term loan due 2014. We also incurred $13.6 million of debt issuance and termination fees associated with the transaction. In addition to the proceeds of our new senior secured term loan, we used available cash and a $30.0 million draw on our ABL facility to consummate the March 20, 2012 refinancing.

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Discretionary Cash Flow

During the three-month period ending March 31, 2013 we generated $28.0 million of Discretionary Cash Flow compared to $29.1 in the first three months of 2012. We define Discretionary Cash Flow as Adjusted EBITDA less Maintenance Capital Expenditures and it is calculated as follows for the periods indicated (in thousands):

	Three months ended
	March 31, 2013	March 31, 2012
Adjusted EBITDA	$38,272	$36,793
Maintenance Capital Expenditures	(10,238)	(7,696)

Discretionary Cash Flow	$28,034	$29,097

The $2.5 million increase in Maintenance Capital Expenditures was primarily due to timing differences in spend in comparison to the prior year same quarter. Offsetting this increase was an increase in Adjusted EBITDA of $1.5 million.

The table below reconciles Discretionary Cash Flow to cash flow provided by (used in) operating activities, for the periods indicated (in thousands):

	Three months ended
	March 31, 2013	March 31, 2012
Discretionary Cash Flow	$28,034	$29,097
Maintenance Capital Expenditures	10,238	7,696
Cash interest expense	(5,090)	(15,382)
Cash income taxes	(619)	(1,005)
Change in accounts receivable	308	(47,247)
Change in inventory	(8,436)	(14,257)
Change in accounts payable	410	48,905
Change in other current assets and liabilities	(7,347)	(595)
Other operating cash flows	(2,694)	2,578

Net cash provided by operating activities	$14,804	$9,790

Working Capital

Our current assets and liabilities, particularly our accounts receivable, inventory and accounts payable, vary significantly with changes in underlying business conditions including the volume and price of raw materials we procure for our customers. The volume and per ton price of the raw materials we buy from our vendors and sell to our customers will impact our Revenue from the Sale of Materials and our Cost of Raw Materials shipments. The same factors will typically impact our accounts receivable, inventory and accounts payable in comparable fashion. We generally expect that those increases will have offsetting effects and that any resulting impact to cash flows is temporary and not material. However, because of the purchasing scale of our raw material procurement business, changes in the timing of collection of receivables or payment of accounts payable can have significant impacts on our cash flow from operations in a given period. We generally expect that these impacts will be temporary. From time to time, we may also decide to invest in our working capital to take advantage of opportunities to realize higher than normal margins in our raw materials and optimization activities. The chart below shows the weighted average price of #1 Heavy Melt Scrap based on published prices of the commodity weighted by our monthly volume of raw materials shipments.

	2009	2010	2011	3 months -2012	3 months -2013
Weighted average per ton price of #1 Heavy Melt Scrap	$209	$332	$411	$411	$353

New site start-ups in our mill services business also impact working capital movements as we fund the operating costs for some period of time before receiving the first cash payments for our services.

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Our accounts receivable and inventory provide collateral for our senior secured ABL facility, and changes in those balances may affect the amount we are eligible to borrow under such facility. In periods when the volume and selling price of the raw materials we procure for our customers increase, we will usually experience increased accounts receivable and inventory balances and the amount available to be borrowed under the senior secured ABL facility may increase. Likewise, in periods when the volume and selling price of raw materials we procure for our customers decrease, we will usually experience decreased accounts receivable and inventory balances and the amount available to be borrowed under the senior secured ABL facility may decrease.

During the three-month period ending March 31, 2013, our accounts receivable decreased $0.3 million, or 0.1%, and our accounts payable increased $0.4 million, or 0.2%. The slight improvement in working capital from these balances were offset by a larger increase in our inventory of $8.4 million, or 16.7%. The increase in inventory generally reflects an increase in the volume of inventory that we have in transit to our customers.

During the three-month period ending March 31, 2012, our accounts receivable increased $47.0 million, or 16.1%, and our inventory increased $14.3 million, or 25.3%. The increase in accounts receivable generally reflects the increase in our revenue in the first quarter of 2012 compared to the fourth quarter of 2011; there were no significant impacts from collectability or valuation issued. The increase in inventory generally reflects an increase in the volume of inventory that we have in transit to our customers. The increases in accounts receivable and inventory were partially offset by a $48.9 million increase in accounts payable. Additionally, our net working capital increase in the first quarter of 2012 includes $14.2 million decrease in accrued expenses primarily resulting from $13.7 million in interest payments on our senior subordinated notes as well as the March 2012 payment of incentive compensation which had been accrued for in 2011. The net working capital increase during the first quarter of 2012 also reflects the impact of significant new sites in our mill services business where we fund our operations before receiving cash payments for our services.

Forward Looking Statements

This Quarterly Report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, with respect to our financial condition, results of operations and business and our expectations or beliefs concerning future events. Such forward-looking statements include the discussions of our business strategies, estimates of future global steel production and other market metrics and our expectations concerning future operations, margins, profitability, liquidity and capital resources. Forward-looking statements may be preceded by, followed by or include the words “may,” “will,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “could,” “might,” or “continue” or the negative or other variations thereof or comparable terminology. Forward-looking statements are not guarantees of performance. You should understand that the following important factors, in addition to those discussed in Item 1A of Part I of this report, could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks, uncertainties, estimates and assumptions. Actual outcomes and results may differ materially from those expressed in these forward-looking statements. You should not place undue reliance on any of these forward- looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any such statement to reflect new information, or the occurrence of future events or changes in circumstances.

Many factors could cause actual results to differ materially from those indicated by the forward-looking statements or could contribute to such differences, including:

•

North American and global steel production volumes and demand for steel are impacted by regional and global economic conditions and by conditions in our key end-markets, including automotive, consumer appliance, industrial equipment and construction markets;

•	we rely on a number of significant customers and contracts, the loss of any of which could have a material adverse effect on our results of operations;

•	some of our operations are subject to market price and inventory risk arising from changes in commodity prices;

•	if we fail to make accurate estimates in bidding for long-term contracts, our profitability and cash flow could be materially adversely affected;

•	operating in various international jurisdictions subjects us to a variety of risks;

•	our international expansion strategy may be difficult to implement and may not be successful;

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•

our business involves a number of personal injury and other operating risks, and our failure to properly manage these risks could result in liabilities and loss of future business not fully covered by insurance and loss of future business and could have a material adverse effect on results of operations;

•

we are subject to concentrated credit risk and we could become subject to constraints on our ability to fund our planned capital investments and/or maintain adequate levels of liquidity and working capital under our senior secured ABL facility as a result of concentrated credit risk, declines in raw material selling prices or declines in steel production volumes;

•

if we experience delays between the time we procure raw materials and the time we sell them, we could become subject to constraints on our ability to maintain adequate levels of liquidity and working capital;

•	our estimates of future production volumes may not result in actual revenue or translate into profits;

•	counterparties to agreements with us may not perform their obligations;

•	exchange rate fluctuations or decreases in exports of steel may materially adversely impact our business;

•	an increase in our debt service obligations may materially adversely affect our earnings and available cash and could make it more difficult to refinance our existing debt;

•	the terms of our credit facilities may restrict our current and future operations, particularly our ability to finance additional growth or take some strategic or operational actions;

•	we expend significant funds and resources to embed ourselves at our customers’ sites, but we may not receive significant profits for a period of time following such efforts;

•	increases in costs of maintenance and repair of our equipment or increases in energy prices could increase our operating costs and reduce profitability;

•

higher than expected claims under our self-insured health plans, under which we retain a portion of the risk, and our large deductible workers’ compensation program could adversely impact our results of operations and cash flows;

•	we are exposed to work stoppages and increased labor costs resulting from labor union activity among our employees and those of our customers;

•	we could be exposed to unknown or unmanaged risks or losses due to employee misconduct or fraud;

•	certain of our pension and other post-employment benefit plans are currently underfunded or unfunded, and we have to make cash payments, which may reduce the cash available for our business;

•	higher than expected claims that are in excess of the amount of our coverage under insurance policies would increase our costs;

•

equipment failure, failure of our computer, information processing, or communications hardware, software, systems or infrastructure, or other events could cause business interruptions that could have a material adverse effect on our results of operations;

•

we are subject to acquisition risks. If we are not successful in integrating companies that we acquire or have acquired, we may not achieve the expected benefits, and our profitability and cash flow could suffer. In addition, the cost of evaluating and pursuing acquisitions may not result in a corresponding benefit;

•

our business is subject to environmental and health and safety regulations that could expose us to liability, increase our cost of operations, or otherwise have a material adverse effect on our results of operations;

•	failure to comply with the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act, and similar regulations could subject us to penalties and other adverse consequences;

•	we may see increased costs arising from health care reform;

•	rapidly growing supply in China and other developing economies may grow faster than demand in those economies, which may result in additional excess worldwide capacity and falling steel prices;

•	a downgrade in our credit ratings would make it more difficult for us to raise capital and would increase the cost of raising capital;

•	we face significant competition in the markets we serve;

•	we may not be able to sustain our competitive advantages in the future;

•	we may not be able to successfully adapt to changes in the scrap trading industry;

•	the future success of our business depends on retaining existing and attracting new key personnel;

•

future conditions might require us to make substantial write-downs in our assets, including requiring us to incur goodwill impairment charges, which could materially adversely affect our balance sheet and results of operations;

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•	we may be subject to potential asbestos-related and other liabilities associated with former businesses;

•	certain of our operations are dependent on access to freight transportation;

•	our tax liabilities may substantially increase if the tax laws and regulations in the jurisdictions in which we operate change or become subject to adverse interpretations or inconsistent enforcement;

•	increased use of materials other than steel may have a material adverse effect on our business;

•	regulation of greenhouse gas emissions and climate change issues may materially adversely affect our operations and markets; and

•	if we fail to protect our intellectual property and proprietary rights adequately or infringe the intellectual property of others, our business could be materially adversely affected.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Quarterly Report and in our most recent Annual Report on Form 10-K and in our other filings with the Securities and Exchange Commission. We assume no obligation to update any forward-looking statements after the date of this Quarterly Report as a result of new information, future events or developments except as required by federal securities laws.

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Item 3.	Quantitative and Qualitative Disclosure about Market Risks

Certain statements we make under this “Quantitative and Qualitative Disclosures About Market Risk” section constitute “forward-looking statements.” See “Forward-Looking Statements.”

We do not carry market risk sensitive financial instruments for trading purposes, but we are exposed to the impact of interest rate and commodity price changes and, to a lesser extent, foreign currency fluctuations. In the normal course of business, we employ established policies and procedures to manage our exposure changes in interest rates on our variable rate debt using financial instruments we deem appropriate.

Inflation and Changing Prices

Other than the impact of rising fuel costs, we believe that inflation did not have a material impact on our consolidated results of operations during the last three fiscal years because inflation rates generally have remained at relatively low levels during the periods presented. Our customer contracts typically provide for price adjustments based on published indices, which pass defined increases or decreases in key operating costs through to our customers and have the effect of reducing our exposure to inflation.

Interest Rate Risk

Our financing agreements include a variable rate term loan with an outstanding balance of $299.3 million at March 31, 2013 and a $350.0 million variable rate, asset-based, revolving line of credit. At March 31, 2013, we had $13.5 million in outstanding revolving borrowings. Assuming no changes in variable rate borrowings from the amounts outstanding at March 31, 2013, a hypothetical 1.0% change in underlying variable rates would change our annual Interest Expense and cash flow from operations by approximately $3.1 million.

Foreign Currency Risk

Movements in foreign currency exchange rates may affect the translated value of our earnings and cash flows associated with our foreign operations as well as the translation of net asset or liability positions that are denominated in foreign currencies. For the three months ended March 31, 2013, we derived approximately 71.6% of our Revenue After Raw Materials Costs from providing services and products to steel mills in the United States. In countries outside the United States, we generate revenue and incur operating expenses denominated in local currencies. We are exposed to changes in the value of the U.S. dollar relative to the Euro, Canadian dollar, British pound, Polish zloty, Mexican peso, Trinidad/Tobago dollar, New Taiwan dollar, Bahraini dinar, United Arab Emirates dirham and the South African rand. For the three months ended March 31, 2013, we generated approximately $4.0 million of Income from Operations in foreign currencies. On an annual basis, we expect operating income in these countries would decrease or increase by approximately $1.6 million if all foreign currencies uniformly weaken or strengthen 10% relative to the U.S. dollar. As part of our growth strategies discussed above and elsewhere in this Quarterly Report, we are seeking to increase our operations overseas with the possibility that such operations will increase our foreign currency risk. We also plan to employ strategies, when appropriate, to mitigate foreign currency risk, and such strategies may include the use of derivative financial instruments.

Commodity Risk

Our operations, which include raw materials procurement, logistics and processing for our customers, have limited raw materials price risk. In general, we carry little inventory relative to our sales volume, although we do maintain some inventory at our scrap processing and other locations. In addition, we occasionally take measured market risk in connection with our raw materials procurement services by either purchasing raw materials at a fixed price without an immediate corresponding sale order or agreeing to sell raw materials at a fixed price before having procured such materials. As a result, we have some exposure to changes in raw material prices, but we believe that this exposure is typically not material to us.

We also purchase commodities for use in our operations, most notably diesel fuel. We consume approximately eight to 11 million gallons of diesel fuel annually, and we incurred $13.0 million in fuel and other petroleum-based supplies costs for the three months ended March 31, 2013. We estimate that a 10% change in the price of fuel would affect Income from Operations by approximately $5.2 million per year. To help mitigate the risk of changes in fuel and other commodity risks, our contracts typically provide for price adjustments based on published price indices which pass defined increases or decreases in key operating costs through to our customers. However, the timing of the impact of changes in commodity prices will generally precede the impact of a price adjustment mechanism. For example, changes in commodity prices in 2013 would likely change the indices used to calculate the 2014 price adjustment mechanism.

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Item 4.	Controls and Procedures

The Company’s senior management is responsible for establishing and maintaining a system of disclosure controls and procedures (as defined in Rule 13a-15 and 15d-15 under the Securities Exchange Act of 1934 (the “Exchange Act”)) designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by an issuer in the reports that it files or submits under the Exchange Act is accumulated and communicated to the issuer’s management, including its principal executive officer or officers and principal financial officer or officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

The Company has evaluated the effectiveness of the design and operation of its disclosure controls and procedures under the supervision of and with the participation of management, including the Chief Executive Officer and Chief Financial Officer, as of the end of the period covered by this report. Based on that evaluation, our Chief Executive Officer and Chief Financial Officer have concluded that our disclosure controls and procedures are effective in timely alerting them to material information required to be included in our periodic Securities and Exchange Commission filings.

There were no changes in our internal control over financial reporting that occurred during the first quarter of 2013 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

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PART II—Other Information

Item 1A.	Risk Factors

In addition to the other information set forth in this Quarterly Report on Form 10-Q, you should carefully consider the factors discussed in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012, which could materially affect our business, financial condition or future results. There have been no material changes to the Company’s risk factors previously disclosed in our Annual Report on Form 10-K for the year ended December 31, 2012. The risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2012 are not the only risks facing us. In the normal course of business, the Company is routinely subject to a variety of risks.

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Item 6.	Exhibits

Exhibit Number	Description of Exhibit

10.1	Amendment No. 1 to Credit Agreement, dated as of March 21, 2013, to the Credit Agreement, dated as of March 20, 2012, among Tube City IMS Corporation, as borrower, Metal Services Holdco, LLC and Tube City IMS, LLC, as guarantors, the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (incorporated by reference to Exhibit 10.1 to TMS International Corp.’s Current Report on Form 8-K filed March 27, 2013, File No. 001-35128).

10.2	Form of TMS International Corp. Nonstatutory Option Agreement.†

10.3	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.34 to TMS International Corp.’s Annual Report on Form 10-K, filed February 19, 2013, File No. 001-35128).

31.1	Certification of Chief Executive Officer pursuant to Rule 15d-14(a) of the Securities Exchange Act of 1934.†

31.2	Certification of Chief Financial Officer pursuant to Rule 15d-14(a) of the Securities Exchange Act of 1934.†

32.1	Certificate of Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.†

32.2	Certificate of Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.†

101*	XBRL data file†

†	filed herewith.
*	Pursuant to Rule 406T of Regulation S-T, the Interactive Data Files on Exhibit 101 hereto are deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended (the “Securities Act”), are deemed not filed for purposes of Section 18 of the Exchange Act, and otherwise not subject to liability under those sections. This exhibit shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Registrant specifically incorporates this exhibit by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this quarterly report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glassport, Commonwealth of Pennsylvania, on May 8, 2013.

TMS International Corp.

By:	/s/ Raymond S. Kalouche	By:	/s/ Daniel E. Rosati
	Raymond S. Kalouche		Daniel E. Rosati
	President, Chief Executive Officer and Director (Principal Executive Officer)		Executive Vice President and Chief Financial Officer (Principal Financial Officer)

39

EXHIBIT 10.2

TMS INTERNATIONAL CORP.

SCHEDULE OF NONSTATUTORY OPTION AGREEMENTS

FOR NAMED EXECUTIVE OFFICERS

(based on attached form of Agreement)

Officer	Date	Number of Options	Exercise Price
Joseph Curtin	April 13, 2011	50,000		$13.00

Raymond E. Kalouche	April 13, 2011 April 13, 2012 February 18, 2013	50,000 50,000 125,000	$ $ $	13.00 11.18 13.35

J. David Aronson	April 13, 2011 April 13, 2012 February 18, 2013	35,000 50,000 125,000	$ $ $	13.00 11.18 13.35

Daniel E. Rosati	April 13, 2011 April 13, 2012 February 18, 2013	25,000 25,000 25,000	$ $ $	13.00 11.18 13.35

Leon Z. Heller	April 13, 2011 April 13, 2012 February 18, 2013	3,750 3,750 10,000	$ $ $	13.00 11.18 13.35

TMS INTERNATIONAL CORP.

NONSTATUTORY STOCK OPTION AGREEMENT

THIS AGREEMENT is made this     day of         , 201     (the “Grant Date”) between TMS International Corp., a Delaware corporation (the “Company”), and             (the “Optionee”).

WHEREAS, the Company desires to grant to the Optionee an option to purchase shares of Class A Common Stock (the “Shares”) under the Company’s Long-Term Incentive Plan (the “Plan”); and

WHEREAS, the Company and the Optionee understand and agree that any capitalized terms used herein, if not otherwise defined, shall have the same meanings as in the Plan (the Optionee being referred to in the Plan as a “Participant”).

NOW, THEREFORE, in consideration of the following mutual covenants and for other good and valuable consideration, the parties agree as follows:

1.	GRANT OF OPTION

The Company grants to the Optionee the right and option to purchase all or any part of an aggregate of                 Shares (the “Option”) on the terms and conditions and subject to all the limitations set forth herein and in the Plan, which is incorporated herein by reference. The Optionee acknowledges receipt of a copy of the Plan and acknowledges that the definitive records pertaining to the grant of this Option, and exercises of rights hereunder, shall be retained by the Company. The Option granted herein is intended to be a Nonstatutory Option as defined in the Plan.

2.	PURCHASE PRICE

The purchase price of the Shares subject to the Option shall be $        per Share (the “Exercise Price”), the Fair Market Value of the Shares as of the Grant Date.

3.	VESTING AND EXERCISE OF OPTION

(a)	Subject to the Plan and this Agreement, the Option shall become vested as follows:

EXERCISE PERIOD
Number of Shares	Commencement Date	Expiration Date
10% of Shares	1st Anniversary of Grant Date	10 Years from Grant Date
Additional 20% of Shares	2nd Anniversary of Grant Date	10 Years from Grant Date
Additional 30% of Shares	3rd Anniversary of Grant Date	10 Years from Grant Date
Remaining 40% of Shares	4th Anniversary of Grant Date	10 Years from Grant Date

(b)	Notwithstanding the vesting schedule set forth in Paragraph 3(a), fifty percent (50%) of the Vested Shares subject to the Option (the “Price Restricted Options”) shall only be exercisable if, as of the trading date immediately preceding the applicable exercise date, the closing price of a Share is at least one hundred fifteen percent (115%) of the Exercise Price. The remaining fifty percent (50%) of the Vested Shares shall not be subject to such restriction, and the Option may, with respect to such Vested Shares, be exercised at any time following the date they become Vested Shares, subject to the terms of the Plan and this Agreement. Any exercise of an Option when the closing price of a Share is at least one hundred fifteen percent (115%) of the Exercise Price on the trading date immediately preceding the applicable exercise date shall be deemed to be an exercise of a Price Restricted Option. Any exercise of an Option when the closing price of a Share is less than one hundred fifteen percent (115%) of the Exercise Price on the trading date immediately preceding the applicable exercise date shall not be deemed to be an exercise of a Price Restricted Option. The terms and conditions of this Section 3(b) shall terminate immediately prior to the occurrence of a Change in Control (as defined below).

(c)	Notwithstanding anything to the contrary in this Section 3, one hundred percent (100%) of the Shares which are otherwise unvested Shares shall become vested Shares upon a Change in Control. For purposes of this Agreement, a “Change in Control” shall be deemed to occur on the earliest of (i) the purchase or other acquisition of outstanding shares of the Company’s capital stock by any entity, person or group of beneficial ownership, as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934 (other than the Company or one of its subsidiaries or employee benefit plans), in one or more transactions, such that the holder, following such acquisition, thereafter beneficially owns more than 50% of the voting power of the outstanding capital stock of the Company entitled to vote for the election of directors (“Voting Stock”); (ii) the completion by any entity, person, or group (other than the Company or one of its subsidiaries or employee benefit plans) of a tender offer or an exchange offer for more than 50% of the outstanding Voting Stock of the Company; and (iii) the effective time of (1) a merger or consolidation of the Company with one or more corporations as a result of which the holders of the outstanding Voting Stock of the Company immediately prior to such merger or consolidation hold less than 50% of the Voting Stock of the surviving or resulting corporation immediately after such merger or consolidation, or (2) a transfer of all or substantially all of the property or assets of the Company other than to an entity of which the Company owns at least 80% of the Voting Stock, or (3) the approval by the stockholders of the Company of a liquidation or dissolution of the Company. For the avoidance of doubt, one or more sales of Voting Stock by the holders of the Company’s Voting Stock in so-called “secondary offerings” shall not constitute a Change in Control.

Any Shares which have become vested pursuant to Section 3 shall be referred to herein as “Vested Shares”.

2

4.	ISSUANCE OF STOCK

The Option may be exercised in whole or in part (to the extent that it is exercisable in accordance with its terms) by giving written notice (or any other approved form of notice) to the Company. Such written notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised, shall contain the warranty, if any, required under the Plan and shall specify a date (other than a Saturday, Sunday or legal holiday) not less than five (5) nor more than ten (10) days after the date of such written notice, as the date on which the Shares will be purchased, at the principal office of the Company during ordinary business hours, or at such other hour and place agreed upon by the Company and the person or persons exercising the Option, and shall otherwise comply with the terms and conditions of this Agreement and the Plan. On the date specified in such written notice (which date may be extended by the Company if any law or regulation requires the Company to take any action with respect to the Option Shares prior to the issuance thereof), the Company shall accept payment for the Option Shares and shall deliver to the Optionee as soon as practicable thereafter an appropriate certificate or certificates for the Shares as to which the Option is exercised.

The Option price of any Shares shall be payable at the time of exercise as determined by the Company in its sole discretion either:

(a)	in cash, by certified check or bank check, or by wire transfer;

(b)	in whole shares of the Company’s common stock, provided, however, that (i) if such shares were acquired pursuant to an incentive stock option plan (as defined in Code Section 422) of the Company or Affiliate, then the applicable holding period requirements of said Section 422 have been met with respect to such shares, (ii) if the Optionee is subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended from time to time, and if such shares were granted pursuant to an option, then such option must have been granted at least six (6) months prior to the exercise of the Option hereunder, and (iii) the transfer of such shares as payment hereunder does not result in any adverse accounting consequences to the Company;

(c)	through the delivery of cash or the extension of credit by a broker-dealer to whom the Optionee has submitted notice of exercise or otherwise indicated an intent to exercise an Option (a so-called “cashless” exercise); or

(d)	in any combination of (a), (b) or (c) above.

The Fair Market Value of the stock to be applied toward the purchase price shall be determined as of the date of exercise of the Option. Any certificate for shares of outstanding stock of the Company used to pay the purchase price shall be accompanied by a stock power duly endorsed in blank by the registered holder of the certificate, with signature guaranteed in the event the certificate shall also be accompanied by instructions from the Optionee to the Company’s transfer agent with respect to disposition of the balance of the shares covered thereby.

3

The Company shall pay all original issue taxes with respect to the issuance of Shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith. The holder of this Option shall have the rights of a stockholder only with respect to those Shares covered by the Option which have been registered in the holder’s name in the share register of the Company upon the due exercise of the Option.

5.	NON-ASSIGNABILITY

This Option shall not be transferable by the Optionee and shall be exercisable only by the Optionee, except as the Plan or this Agreement may otherwise provide.

6.	NOTICES

Any notices required or permitted by the terms of this Agreement or the Plan shall be given by registered or certified mail, return receipt requested, addressed as follows:

To the Company:	TMS International Corp.
P.O. Box 2000
Glassport, PA 15045
Attention: General Counsel

To the Optionee:

or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given when mailed in accordance with the foregoing provisions.

7.	GOVERNING LAW

This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

8.	BINDING EFFECT

This Agreement shall (subject to the provisions of Paragraph 5 hereof) be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

[Remainder of page intentionally blank]

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IN WITNESS WHEREOF, the Company and the Optionee have caused this Agreement to be executed on their behalf, by their duly authorized representatives, all on the day and year first above written.

TMS International Corp.	OPTIONEE:

By:
Its:	Name:

EXHIBIT 31.1

Certification in the Form Provided by Rule 15d-14(a)

of the Securities Exchange Act of 1934

I, Raymond S. Kalouche, certify that:

1.	I have reviewed this quarterly report on Form 10-Q for the period ended March 31, 2013 of TMS International Corp.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a.	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting.

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent functions):

a.	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: May 8, 2013

By:	/s/ Raymond S. Kalouche
Raymond S. Kalouche
Chief Executive Officer
(Principal Executive Officer)

EXHIBIT 31.2

Certification in the Form Provided by Rule 15d-14(a)

of the Securities Exchange Act of 1934

I, Daniel E. Rosati, certify that:

1.	I have reviewed this quarterly report on Form 10-Q for the period ended March 31, 2013 of TMS International Corp.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a.	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting.

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent functions):

a.	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: May 8, 2013

By:	/s/ Daniel E. Rosati
Daniel E. Rosati
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of TMS International Corp. (the “Company”) on Form 10-Q for the period ended March 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Raymond S. Kalouche, as Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Raymond S. Kalouche
Raymond S. Kalouche
Chief Executive Officer

Date: May 8, 2013

EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of TMS International Corp. (the “Company”) on Form 10-Q for the period ended March 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Daniel E. Rosati, as Chief Financial Officer, Executive Vice President and Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Daniel E. Rosati
Daniel E. Rosati
Executive Vice President and Chief Financial Officer

Date: May 8, 2013

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES ACT OF 1934

For the Quarterly Period Ended June 30, 2013

or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                     to                    .

TMS INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

001-35128	Delaware	20-5899976
(Commission File Number)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12 Monongahela Avenue

P.O. Box 2000

Glassport, PA 15045

(412) 678-6141

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).    Yes  ☒    No  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act).

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).    Yes  ☐    No  ☒

14,765,493 shares of Class A Common Stock, $0.001 par value per share, and 24,528,208 shares of Class B Common Stock, $0.001 par value per share, were outstanding as of the close of business on July 31, 2013.

Explanatory Note

Unless the context otherwise indicates or requires, as used in this report for the quarterly period ended June 30, 2012 (the “Quarterly Report”), references to:

•	“Company,” “TMS,” “we,” “our” or “us” refer to TMS International Corp. and its consolidated subsidiaries;

•

“IPO” or “initial public offering” refers to the Company’s initial public offering of 12,880,000 shares of its Class A Common Stock pursuant to a registration statement relating to these securities (File No. 333-166807), filed with the Securities and Exchange Commission and declared effective on April 8, 2011.

•	“Mill Services Group” refers to the mill services group segment of the Company;

•	“Onex” refers to Onex Partners II LP, collectively with other entities affiliated with Onex Corporation;

•	“Raw Material and Optimization Group” refers to the raw material and optimization group segment of the Company; and

•	“TCIMS” refers to the Company’s wholly-owned indirect subsidiary, Tube City IMS Corporation, a Delaware corporation.

2

PART I—Financial Information

Item 1.	Financial Statements

TMS INTERNATIONAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of dollars, except share and per share data)

	Second quarter ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue:
Revenue from Sale of Materials	$493,812	$533,034	$947,442	$1,145,693
Service Revenue	137,609	136,321	273,574	270,620

Total Revenue	631,421	669,355	1,221,016	1,416,313
Costs and Expenses:
Cost of Raw Materials Shipments	478,273	515,778	912,064	1,106,836
Site Operating Costs	100,480	100,016	202,148	201,862
Selling, General and Administrative Expenses	16,522	15,714	32,343	32,975
Depreciation	16,578	13,688	32,374	26,854
Amortization	3,079	3,051	6,162	6,104

Total Costs and Expenses	614,932	648,247	1,185,091	1,374,631
Income from Operations	16,489	21,108	35,925	41,682
Interest Expense, Net	(5,362)	(5,923)	(11,335)	(14,024)
Loss from equity investment	(61)	—	(104)	—
Loss on early extinguishment of debt	—	—	(1,102)	(12,300)

Income Before Income Taxes	11,066	15,185	23,384	15,358
Income Tax Expense	(2,841)	(5,476)	(7,102)	(5,536)

Net Income	8,225	9,709	16,282	9,822
Net (income) loss attributable to noncontrolling interests	(87)	74	(81)	372

Net income attributable to TMS International Corp. common stock	$8,138	$9,783	$16,201	$10,194

Net Income per Share:
Basic	$0.21	$0.25	$0.41	$0.26
Diluted	$0.21	$0.25	$0.41	$0.26
Average Common Shares Outstanding:
Basic	39,281,908	39,255,973	39,279,687	39,255,973
Diluted	39,400,986	39,257,671	39,364,671	39,256,619

The accompanying notes are an integral part of these condensed consolidated financial statements.

3

TMS INTERNATIONAL CORP. AND SUBSIDIARIES

STATEMENTS OF CONSOLIDATED COMPREHENSIVE INCOME (LOSS)

(in thousands of dollars)

	TMS International Corp.		Noncontrolling Interests		Total
	Second quarter ended June 30		Second quarter ended June 30		Second quarter ended June 30
	2013	2012	2013	2012	2013	2012
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net income (loss)	$8,138	$9,783	$87	$(74)	$8,225	$9,709
Other comprehensive income, net of tax:
Changes in foreign currency translation	(3,194)	(5,803)	(108)	(86)	(3,302)	(5,889)
Net amount reclassified to earnings	89	—	—	—	89	—

Total other comprehensive losses, net of tax	(3,105)	(5,803)	(108)	(86)	(3,213)	(5,889)

Comprehensive income (loss)	$5,033	$3,980	$(21)	$(160)	$5,012	$3,820

	TMS International Corp.		Noncontrolling Interests		Total
	Six months ended June 30		Six months ended June 30		Six months ended June 30
	2013	2012	2013	2012	2013	2012
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net income (loss)	$16,201	$10,194	$81	$(372)	$16,282	$9,822
Other comprehensive income, net of tax:
Changes in foreign currency translation	(7,261)	(1,444)	(222)	16	(7,483)	(1,428)
Net change from periodic revaluations	—	(6)	—	—	—	(6)
Net amount reclassified to earnings	431	246	—	—	431	246

Total other comprehensive (losses) income, net of tax	(6,830)	(1,204)	(222)	16	(7,052)	(1,188)

Comprehensive income (loss)	$9,371	$8,990	$(141)	$(356)	$9,230	$8,634

The accompanying notes are an integral part of the consolidated financial statements.

4

TMS INTERNATIONAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of dollars, except share data)

	June 30, 2013	December 31, 2012
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$33,135	$26,936
Accounts receivable, net of allowance for doubtful accounts of $3,075 and $3,038, respectively	269,271	280,472
Inventories	50,732	50,520
Prepaid and other current assets	35,734	22,757
Deferred tax asset	7,727	7,485

Total current assets	396,599	388,170
Property, plant and equipment, net	213,487	214,668
Equity investment	2,130	2,235
Deferred financing costs, net of accumulated amortization of $2,860 and $1,863, respectively	8,809	10,069
Goodwill	241,363	242,669
Other intangibles, net of accumulated amortization of $77,870 and $72,012, respectively	146,589	147,885
Other noncurrent assets	3,910	4,098

Total assets	$1,012,887	$1,009,794

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$248,817	$251,941
Salaries, wages and related benefits	25,502	29,274
Current taxes payable	2,380	964
Accrued expenses	23,601	18,284
Revolving bank borrowings	418	—
Current portion of long-term debt	7,458	8,395

Total current liabilities	308,176	308,858
Long-term debt	301,465	303,657
Loans from noncontrolling interests	2,638	4,341
Deferred tax liability	59,644	58,192
Other noncurrent liabilities	27,154	27,704

Total liabilities	699,077	702,752
Stockholders’ equity (deficit):
Class A Common Stock; 200,000,000 shares authorized, $0.001 par value per share; 14,765,493 and 14,564,928 shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively	14	14
Class B Common Stock; 30,000,000 shares authorized, $0.001 par value per share; 24,528,208 and 24,712,513 issued and outstanding at June 30, 2013 and December 31, 2012, respectively	25	25
Capital in excess of par value	433,897	436,359
Accumulated deficit	(105,953)	(122,154)
Accumulated other comprehensive loss	(15,793)	(8,963)

Total TMS International Corp. stockholders’ equity	312,190	305,281
Noncontrolling interests	1,620	1,761

Total stockholders’ equity	313,810	307,042

Total liabilities and stockholders’ equity	$1,012,887	$1,009,794

The accompanying notes are an integral part of these condensed consolidated financial statements.

5

TMS INTERNATIONAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of dollars, except share and per share data)

	Six months ended June 30,
	2013	2012
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net Income	$16,282	$9,822
Adjustments to reconcile Net Income to net cash provided by operating activities:
Depreciation and Amortization	38,536	32,958
Amortization of deferred financing costs and original issue discount	1,259	1,350
Deferred income tax	3,021	2,501
Provision for bad debts	—	206
Loss (gain) on the disposal of equipment	25	(168)
Non cash share based compensation cost	1,571	818
Loss on early extinguishment of debt	1,102	12,300
Increase (decrease) from changes in:
Accounts receivable	11,201	4,673
Inventories	(212)	(5,162)
Prepaid and other current assets	(12,948)	4,834
Other noncurrent assets	188	(210)
Accounts payable	(3,124)	10,323
Accrued expenses	(967)	(8,330)
Other noncurrent liabilities	(550)	1,193
Other, net	(3,313)	(2,132)

Net cash provided by operating activities	52,071	64,976
Cash flows from investing activities:
Capital Expenditures	(36,038)	(55,028)
Software and systems expenditures	(5,431)	(483)
Proceeds from sale of equipment	140	347
Contingent payment for acquired business	—	(131)
Cash flows related to IU International, net	—	(67)

Net cash used in investing activities	(41,329)	(55,362)
Cash flows from financing activities:
Revolving credit facility borrowing (repayments), net	418	(3)
Borrowing from noncontrolling interest	—	2,347
Repayment of debt	(5,858)	(381,254)
Proceeds from debt issuance, net of original issue discount	2,250	300,703
Contributions from noncontrolling interests	—	269
Payments to acquire noncontrolling interest	—	(231)
Debt issuance and termination fees	(772)	(13,711)

Net cash used in financing activities	(3,962)	(91,880)
Effect of exchange rate on cash and cash equivalents	(581)	(62)
Cash and cash equivalents:
Net increase (decrease) in cash	6,199	(82,328)
Cash at beginning of period	26,936	108,830

Cash at end of period	$33,135	$26,502

The accompanying notes are an integral part of these condensed consolidated financial statements.

6

Notes to Unaudited Condensed Consolidated Financial Statements.

Note 1—Nature of Operations

TMS International Corp. (the “Company”) through its subsidiaries, including Tube City IMS Corporation and Tube City IMS, LLC,, is the largest provider of outsourced industrial services to steel mills in North America with a substantial international presence. The Company operates at 81 customer sites in 12 countries and has a raw materials procurement network that extends to five continents. The Company’s primary services include: (i) scrap management and preparation, (ii) semi-finished and finished material handling, (iii) metal recovery and slag handling, processing and sales, (iv) surface conditioning, (v) raw materials procurement and logistics and (vi) proprietary software-based raw materials cost optimization.

Note 2—Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. For the six-month period ended June 30, 2012, $0.4 million of selling, general and administrative expenses were recorded as an increase to non-current liabilities. The amount was subsequently reclassified as an increase to other comprehensive income and accumulated other comprehensive income. Operating results for the first six months ended June 30, 2013 and 2012 are not necessarily indicative of the results that may be expected for future periods. The balance sheet as of December 31, 2012, has been derived from the audited consolidated financial statements at that date, but does not include all the notes required by GAAP for complete financial statements.

Note 3—Earnings and Dividends per Share

The calculation of basic earnings per share for each period is based on the weighted-average number of shares of common stock outstanding during the period. Diluted net income per share is calculated using the weighted-average number of common shares plus potential common shares outstanding during the period, but only to the extent that such potential common shares are dilutive.

The table below reconciles the basic weighted average shares outstanding to the dilutive weighted average shares outstanding for the periods indicated;

	Second quarter ended June 30		Six months ended June 30
	2013	2012	2013	2012
Basic average common shares outstanding	39,281,908	39,255,973	39,279,687	39,255,973
Dilutive effect of stock options outstanding	119,078	1,292	84,984	646

Diluted average common shares outstanding	39,400,986	39,257,265	39,364,671	39,256,619

As of June 30, 2013, the Company had outstanding 1,358,570 options to purchase shares of Class A Common Stock. The dilutive impact of those options is calculated using the treasury stock method.

On April 24, 2013, the Company declared a cash dividend, payable on July 3, 2013 to the holders of record of each issued and outstanding share of Class A and Class B Common Stock as of the close of business on May 16, 2013, in the amount of $0.10 per share and recorded $3.9 million in accrued expenses on the balance sheet.

Note 4—Inventories

Inventories consisted of the following (in thousands):

	June 30, 2013	December 31, 2012
	(unaudited)
Scrap iron and steel	$15,620	$26,183
Goods in transit	22,701	11,926
Spare parts and supplies	12,411	12,411

Total inventories	$50,732	$50,520

7

Scrap iron and steel inventories are stated at the lower of cost or net realizable value, with cost being determined using the weighted-average method. During the second quarter of 2012, due to falling market prices for scrap and scrap substitutes, the Company recorded a charge of $1.4 million to record its scrap and steel inventories at their net realizable value.

Note 5—Income Taxes

The income tax expense for the six months ended June 30, 2013 and 2012 reflects a year-to-date effective tax rate of 30.4 % and 36.0%, respectively, and a 2013 estimated annualized effective tax rate, excluding discrete items, of 29.3%. The income tax expense for the six months ended June 30, 2013 is based on an estimated annual effective rate, which requires management to make its best estimate of expected pre-tax income for the year. The difference between the estimated annualized effective tax rate and the year-to-date effective tax rate is caused by discrete items including the immediate recognition of the anticipated impact of a tax law change in South Africa. The expense recorded reflects management’s current best estimate of the effect of the law change, but may be subject to further adjustment as we continue to analyze the expected application of the new law. The estimated effective tax rates for 2013 and 2012 differ from the United States federal statutory rate of 35.0% due principally to state taxes, foreign taxes and permanent differences related to nondeductible marketing expenses.

Accounting for Uncertainty in Income Taxes

As of June 30, 2013 and December 31, 2012, the Company’s liability equaled $1.2 million for uncertain tax positions in accordance with ASC 740-10, Accounting for Uncertainty in Income Taxes. The total amount of interest and penalty recognized related to uncertain tax positions as of June 30, 2013 and 2012 was not material. The tax years 2009-2012 remain open to examination by the major taxing jurisdictions where the Company conducts business.

Note 6—Debt

Debt is summarized as follows (in thousands):

	June 30, 2013	December 31, 2012
	(unaudited)
Asset based revolving credit facility	$—	$—
Vendor financing program	418	—
Senior secured term loan due 2019, net of original issue discount $2,335 and $2,664, respectively	296,165	295,086
Loans from noncontrolling interests	2,638	4,341
Bank term loan facility	11,300	14,958
Capital equipment leases, installment notes and other	1,458	2,008

Total indebtedness	$311,979	$316,393

Total indebtedness includes the following line items on the condensed consolidated balance sheets (in thousands):

	June 30, 2013	December 31, 2012
	(unaudited)
Revolving bank borrowings	$418	$—
Current portion of long-term debt	7,458	8,395
Long-term debt	301,465	303,657
Loans from noncontrolling interests	2,638	4,341

Total indebtedness	$311,979	$316,393

8

Vendor Financing Program

During the second quarter of 2013, the Company began processing payments under a vendor financing program with a financial institution. Under this program, the financial institution processes payments on behalf of the Company under one of two methods; (1) ACH transfers and (2) a virtual single-use credit card payment.

Under the virtual credit card program, the financial institution pays subscribed vendors on the Company’s behalf via a credit card. The financial institution pays under reduced terms with a negotiated discount. The Company reimburses the financial institution at some later date based upon an agreed upon cycle. The program includes a rebate that is paid to the Company based on the volume of payments processed under the program. The rebate amount ultimately depends on reaching a certain annual level of spending. As of June 30, 2013, the financial institution had made payments to the Company’s vendors totaling $0.4 million for which the Company had not yet reimbursed the financial institution. This amount is included in Revolving bank borrowings on the consolidated balance sheet.

2013 Repricing Amendment

On March 21, 2013, TCIMS, the Company’s wholly owned subsidiary, and certain other of its subsidiaries entered into Amendment No. 1 (the “Amendment”) to TCIMS’s outstanding senior secured Term Loan B credit agreement (the “Existing Term Loan Agreement” and, as amended by the Amendment, the “Amended Term Loan”) among TCIMS, as borrower, certain other subsidiaries of the Company, as guarantors, JPMorgan Chase Bank, N.A., as administrative agent and lender, and the other lenders party thereto.

Pursuant to the Amendment, the applicable margin used to calculate the amount of interest payable on borrowings under the Amended Term Loan has been reduced. Prior to the amendment, borrowings under the Existing Term Loan Agreement bore interest at a rate equal to an applicable margin plus, at TCIMS’ option, either (a) a base rate calculated in a customary manner (which would never be less than the adjusted Eurodollar rate plus 1%) or (b) an adjusted Eurodollar rate calculated in a customary manner (with a floor of 1.25%). The applicable margin under the Existing Term Loan Agreement was 3.50% per annum with respect to base rate borrowings and 4.50% per annum with respect to Eurodollar rate borrowings. Pursuant to the Amendment, the applicable margin has been amended to be 2.75% with respect to base rate borrowings and 3.75% with respect to Eurodollar rate borrowings, and the interest rate floor with respect to Eurodollar rate borrowings has been reduced to 1.00%.

In connection with the Amendment, the Company received $2.25 million in proceeds bringing the principal amount of the Term Loan back to $300.0 million. The Company incurred a $1.1 million loss on debt extinguishment and modification associated with the amendment. The loss on debt extinguishment and modification was comprised of $0.7 million of fees paid in connection with the transition and a $0.4 million write-off of unamortized deferred issuance cost and original issue discount.

2012 Refinancing

On March 20, 2012 (the “Closing Date”), certain subsidiaries of the Company, including TCIMS (as the borrower) and Metal Services Holdco LLC (“Metal Services”) and Tube City IMS, LLC, as guarantors, entered into a new $300 million senior secured term loan agreement due in March 2019 (“Term Loan Facility”).

TCIMS received $297.0 million in proceeds from the Term Loan Facility which was net of a discount of $3.0 million, or 1%. On the Closing Date, TCIMS used the proceeds from the Term Loan Facility, combined with available cash and a draw on its revolving credit facility, to extinguish its obligations under its previous senior secured term loan due 2014, which allowed for prepayment without penalty, and to discharge and extinguish its liability under its senior subordinated notes due 2015. To extinguish its liability under the senior subordinated notes, TCIMS deposited $233.2 million in cash with the senior notes’ trustee, which was used to fund the repayment of $223.0 million in outstanding senior notes principal, a $5.4 million redemption premium, $3.0 million of accrued and unpaid interest through the date of discharge and $1.8 million of additional interest payable through the redemption date. Upon depositing the funds, TCIMS was discharged from its obligations under the senior notes’ indenture and received notice of the discharge from the senior notes’ trustee. The senior notes were redeemed in full on April 19, 2012 using the previously deposited funds.

In connection with the refinancing, the Company incurred a $12.3 million loss on the early extinguishment of debt which was comprised of the $5.4 million senior note redemption premium, $1.8 million of additional interest payable through the redemption date, $5.0 million to write-off the unamortized deferred issuance costs on the extinguished indebtedness and $0.1 million in miscellaneous legal and administrative charges.

9

Asset-Based Revolving Credit Facility

On December 15, 2011, certain of the Company’s subsidiaries, including TCIMS, entered into a new five year, asset-backed, multi-currency revolving credit facility (the “ABL facility”) with a group of lenders including JP Morgan Chase Bank as administrative agent. The ABL facility permits borrowing up to $350.0 million in total. The Company’s U.S. subsidiaries are permitted to borrow up to the full $350.0 million limit of the facility. There are separate sub-facilities that allow the Company’s Canadian subsidiary to borrow up to $20.0 million, the Company’s U.K. subsidiaries to borrow up to $10.0 million and the Company’s French subsidiaries to borrow up to $20.0 million. The borrowings on those sub-facilities are available in the local currency of the subsidiaries. The ABL facility also provides for a sub-limit of borrowings on the same-day notice referred to as swingline loans up to $30.0 million and a sub-limit for the issuance of letters of credit up to $100.0 million.

There is no scheduled amortization under the ABL facility. The principal amount outstanding will be due and payable in full at maturity, on December 15, 2016. The maximum available commitments under the ABL facility are based on specified percentages of the value of cash, accounts receivable, inventory, equipment and owned real property, less certain ineligible assets and subject to certain customary reserves as may be determined by the agent.

As of June 30, 2013, the eligible accounts receivable, inventory and equipment that comprise the collateral under the ABL facility supported a gross borrowing base of $274.5 million. At June 30, 2013, there were no borrowings drawn under the ABL facility and $33.0 million letters of credit outstanding against the facility, leaving a net available balance of $241.5 million. The ABL facility allows for eligible equipment to provide borrowing base capacity under the facility and the ABL lenders have a first lien on the domestic and Canadian equipment of the Company. The Company expects to add up to approximately $15.0 million of additional equipment related borrowing base capacity upon the resolution of certain collateral access and other administrative agreements with the agent for the ABL lenders. The Company believes the ABL facility and other sources of liquidity are adequate to fund its operations, but is carefully monitoring the global economic environment and its impact on its customers’ procurement volumes, which could affect its liquidity.

The per annum interest rates with respect to loans made under the U.S. dollar and Canadian dollar tranches of the ABL facility are, at the option of TCIMS, (1) the U.S. prime rate of JPMorgan Bank, plus an applicable margin ranging between 0.5% and 1.25%, as determined based on average historical excess availability under the ABL facility or (2) LIBOR, plus an applicable margin ranging between 1.5% and 2.25%, as determined based on average historical excess availability under the ABL facility. The per annum interest rates with respect to loans made under the Pound Sterling and Euro tranches are LIBOR, plus an applicable margin ranging between 1.5% and 2.25%, as determined based on average historical excess availability under the ABL facility.

The Borrowers are required to pay a commitment fee in respect of unused commitments equal to either 0.25% or 0.375% per annum determined based on the average historical unused portion of the commitments under the ABL facility. In addition, the Borrowers pay the agents and issuing banks customary administrative fees and letter of credit fees.

The ABL facility is subject to mandatory prepayment with: (i) 100% of the net cash proceeds of certain asset sales, subject to certain reinvestment rights; (ii) 100% of the net cash proceeds from issuance of debt, other than debt permitted under the ABL facility; and (iii) 100% of net cash proceeds from certain insurance and condemnation payments, subject to certain reinvestment rights.

The commitments may be voluntarily reduced or terminated by TCIMS without premium or penalty subject to certain conditions including customary “breakage” costs.

TCIMS and the Company’s other domestic subsidiaries guarantee the entire ABL facility. The facility is secured, subject to certain exceptions, by a first-priority security interest in substantially all of the U.S. domiciled current assets and related intangible assets of the Company’s U.S. subsidiaries. The Company’s Canadian, U.K. and French subsidiaries guarantee the respective sub-facilities available to them. The individual sub-facilities are secured, subject to certain exceptions, by a first-priority security interest in the current assets of the respective subsidiary. Borrowing base availability for borrowings by our foreign subsidiaries can be provided either by their own current assets or by excess availability under the borrowing base supplied by U.S. assets. However, the U.S. subsidiaries may only borrow against borrowing base supplied by their own assets and may not use collateral support from the foreign subsidiaries who are party to the agreement. The priority of security interests between the lenders under the ABL facility and the lenders under the Term Loan Facility are governed by an intercreditor agreement.

10

Our ABL facility contains customary negative covenants, including: (1) limitations on indebtedness; (2) limitations on liens and negative pledges; (3) limitations on investments, loans, advances and acquisitions; (4) limitations on capital expenditures; (5) limitations on dividends and other payments in respect of capital stock and payments or repayments of subordinated debt; (6) limitations on mergers, consolidations, liquidations and dissolutions; (7) limitations on sales of assets; (8) limitations on transactions with stockholders and affiliates; (9) limitations on sale and leaseback transactions; and (10) limitations on changes in lines of business. The credit agreement also contains certain customary affirmative covenants.

During each period commencing when the amount available under our ABL facility is less than 10.0% of the total commitments under our ABL facility, and continuing until the amount available under the ABL facility has been greater than 10.0% of the total commitments under our ABL facility for 30 consecutive days, a minimum fixed charge coverage ratio (as defined in the credit agreement) of at least 1.0 to 1.0 will apply. The credit agreement also contains events of default for breach of principal or interest payments, breach of certain representations and warranties, breach of covenants and other customary events of default.

Senior Secured Term Loan due 2019

In the 2012 refinancing described above, the Term Loan Facility replaced TCIMS’ then existing senior secured term loan credit facility among TCIMS, Metal Services, certain other subsidiaries party thereto, Credit Suisse (a/k/a Credit Suisse AG, Cayman Islands Branch), as administrative agent and collateral agent, and the other agents and lenders party thereto from time to time. No prepayment penalties or fees were assessed in connection with the prepayment of the existing term loan facility, which was due to mature on January 25, 2014.

Obligations of TCIMS under the Term Loan Facility are senior obligations guaranteed by Metal Services and substantially all of TCIMS’ wholly-owned existing and future direct and indirect U.S. subsidiaries, with certain customary and agreed-upon exceptions. TCIMS and the subsidiary guarantors have pledged substantially all of their assets as security for such obligations, while Metal Services has pledged its shares of capital stock of TCIMS, provided that the security interest in favor of the lenders under the Term Loan Agreement has second priority for such lenders with respect to all collateral securing TCIMS’ ABL Facility (including accounts receivable, inventory and certain fixed assets) and first priority with respect to substantially all other pledged assets.

The Term Loan Facility also permits TCIMS to incur incremental borrowings thereunder in an aggregate principal amount equal to the greater of (1) $75 million and (2) an amount such that, after giving effect to such incremental borrowing, TCIMS will be in pro forma compliance with a total net first lien senior secured leverage ratio of 2.75 to 1.00. Incremental borrowings are uncommitted and the availability thereof will depend on market conditions at the time TCIMS seeks to incur such borrowings.

The Term Loan Facility amortizes in equal quarterly installments in an aggregate annual amount equal to 1% of the original principal amount thereof, with any remaining balance payable on the final maturity date of the Term Loan Facility, which is March 20, 2019. TCIMS may prepay amounts outstanding under the Term Loan Facility at any time. If such prepayment is made as a result of certain refinancing or repricing transactions within one year following the closing date, TCIMS will be required to pay a fee equal to 1.00% of the principal amount of the obligations so refinanced or repriced. Subject to certain exceptions, the Term Loan Facility requires TCIMS to prepay certain amounts outstanding thereunder with (a) the net cash proceeds of certain asset sales and certain issuances of debt and (b) a percentage of excess cash flow, which percentage is based upon TCIMS’ total net first lien senior secured leverage ratio.

After the March 21, 2013 Amendment, borrowings under the Term Loan Facility bear interest at a rate equal to an applicable margin plus, at TCIMS’ option, either (a) a base rate calculated in a customary manner (which will never be less than the adjusted eurodollar rate plus 1%) or (b) an adjusted eurodollar rate calculated in a customary manner (with a floor of 1.00%). The applicable margin is 2.75% per annum with respect to base rate borrowings and 3.75% per annum with respect to eurodollar rate borrowings.

The Term Loan Facility contains customary negative covenants, including among others: (1) limitations on indebtedness; (2) limitations on liens; (3) limitations on investments, loans, advances and acquisitions; (4) limitations on dividends and other payments in respect of capital stock and payments or repayments of pari passu and subordinated debt; (5) limitations on mergers, consolidations, liquidations and dissolutions; (6) limitations on sales of assets; (7) limitations on transactions with affiliates; (8) limitations on sale and leaseback transactions; and (9) limitations on changes in lines of business. The Term Loan Agreement also contains certain customary affirmative covenants. These negative and affirmative covenants are subject to certain customary and agreed-upon exceptions. The Term Loan Agreement also contains events of default for breach of principal or interest payments, breach of certain representations and warranties, breach of covenants, defaults on other indebtedness, judgment defaults, bankruptcy proceedings and other customary events of default. Certain events of default, including the breach of principal payments and bankruptcy proceedings, result in the immediate termination of commitments under the Term Loan Agreement and all amounts shall become due and payable. Such amounts shall bear the interest rate applicable thereto plus 2.0%.

11

Loans From Noncontrolling Interest

In 2011, the Company formed a South African subsidiary with a minority partner. The Company controls the subsidiary through a 75% ownership of the subsidiary’s common stock and the results of the subsidiary are consolidated. In addition to its equity funding, the South African subsidiary received proceeds from loans from its shareholders. The loans were made in the same proportion as the equity interest so that the subsidiary received 75% of its shareholder loan funding from the Company. The remaining 25% of the South African subsidiary’s shareholder loan funding has been received from the minority partner and is recorded as Loans from noncontrolling interests.

Bank Term Loan Facility

In addition to equity and loan funding from its shareholders, the Company’s South African subsidiary (the “South African Subsidiary”) has entered into a term loan agreement with a South African bank (“Bank term loan facility”). The South African Subsidiary received 30.0 million Rand ($3.6 million USD) in proceeds in the second quarter of 2012 and 100.0 million Rand ($11.5 million USD) in proceeds in the fourth quarter of 2012 from such loan. The loan carries interest at the South African prime rate minus 0.8% and is payable in South African Rand. The loan is subject to financial covenants based on the results of operations of the South African Subsidiary. The loan is non-recourse to the Company and to any subsidiary or affiliate of the Company other than the South African Subsidiary.

Capital Leases

From time to time, the Company enters into lease arrangements with unrelated parties to finance the acquisition of equipment used on its job sites. Determinations of whether each arrangement should be treated as a capital or operating lease are made by applying the rules of ASC Topic 840 on accounting for leases.

Note 7—Derivative Financial Instruments and Fair Values

The Company is exposed to certain risks relating to its ongoing business operations. The primary risks managed by using derivative instruments are interest rate risk and foreign currency risk. The Accounting for Derivative Instruments and Hedging Activities Topic of FASB ASC required all companies to recognize all derivative instruments as either assets or liabilities at fair value in the statement of financial position.

Interest Rate Risk

As part of its overall risk management strategy, the Company attempts to reduce the volatility in cash interest payments associated with its variable rate term debt. TCIMS had entered into interest rate swap agreements swapping its variable rate interest payment for fixed payments to reduce the volatility of cash requirements associated with its variable rate debt. In accordance with the Accounting for Derivative Instruments and Hedging Activities Topic of FASB ASC, the Company designated its interest rate swaps as cash flow hedges of variable interest payments. In connection with its debt refinancing on March 20, 2012, the Company terminated its outstanding swap agreements. This termination occurred 10 days before the March 30, 2012 scheduled expiration of the swap agreements.

The effective portion of the gain or loss on the interest rate swaps was reported as a component of other comprehensive income and reclassified into earnings in the same period in which the hedged transaction, the incurrence of variable rate interest, occurred. The variable rates and reset dates of the interest rates swap agreements mirrored the terms of the associated term debt. Accordingly, the hedges were highly effective in mitigating the underlying risk. The Company hedged a total notional amount of $80.0 million from April 1, 2010 until terminating the agreements on March 20, 2012 as follows (notional amounts in thousands):

	Notional Amount	Fixed Rate	Index Rate	Effective Date	Termination Date
Interest Rate Swap 4	$40,000	2.1675%	1 month LIBOR	April 1, 2010	March 20, 2012
Interest Rate Swap 5	40,000	2.3375%	1 month LIBOR	April 1, 2010	March 20, 2012

Total/average	$80,000	2.2525%

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At the dates indicated, the Company recognized the following fair value liabilities in its consolidated balance sheets related to its interest rate swap agreements designated as cash flow hedging instruments (in thousands):

Derivatives
	Balance Sheet Location	Fair Value
Derivatives designated as hedging instruments under the Accounting for Derivative Instruments and Hedging Activities Topic of FASB ASC		June 30, 2013	December 31, 2012
Interest rate swaps	Other noncurrent liabilities	$—	$—

The interest rate swaps that became effective on April 1, 2010 settled on a monthly basis and the Company recorded Interest Expense for cash payments it made to its counterparties.

The Company recognized the following amounts related to its derivatives for the second quarter ended June 30, 2013 and 2012 and for the six-month periods ending June 30, 2013 and 2012, respectively (in thousands):

Derivatives in SFAS 133 Cash Flow Hedging Relationship	Amount of gain (loss) recognized in OCI on derivative instruments				Location of loss reclassified from accumulated OCI into expense	Amount of loss reclassified from accumulated OCI into expense
	Second quarter ended June 30,		Six months ended June 30,			Second quarter ended June 30,		Six months ended June 30,
	(Unaudited)		(Unaudited)			(Unaudited)		(Unaudited)
	2013	2012	2013	2012		2013	2012	2013	2012
Interest rate swaps	$—	$—	$—	$(6)	Interest Expense	$—	$—	$—	$246

The amount of gain (loss) recognized in OCI on derivatives is net of a deferred tax benefit which was not material.

The volume of the Company’s derivative activity is limited. The Company will, from time to time, evaluate its future exposure to variable interest payments and may enter into additional interest rate swap agreements based on its evaluation of that exposure. However, such evaluation is made at infrequent intervals.

The Company is also continuing to increase its international raw materials procurement activities and may encounter transactions where the related purchase and sale of materials are in different currencies. In those cases, the Company will evaluate its exposure and may enter into additional foreign currency forward agreements to protect its margin on those transactions. The Company will also continue to monitor other risks, including risks related to commodity pricing, and, in the future, may use derivative instruments to mitigate those risks as well.

Note 8—Stockholders’ Equity

Common Stock—

As of June 30, 2013, there were 14,765,493 shares of Class A Common Stock and 24,528,208 shares of Class B Common Stock outstanding. There were 14,564,928 shares of Class A Common Stock and 24,712,513 outstanding at December 31, 2012.

Holders of the Company’s Class B Common Stock consist of current and former employees and affiliates of the Company, including Onex. Pursuant to the Company’s Certificate of Incorporation, shares of Class B Common Stock are convertible into Class A Common Stock, on a one-for-one basis, at the option of the holder. Certain shareholders have effected such conversions to allow for the sale or potential future sale of the resulting Class A Shares.

Accumulated Other Comprehensive income (loss)—

The changes in accumulated other comprehensive loss by component, net of tax, are as follows:

For the three months ended June 30, 2013:

In thousands	Foreign currency translation	Pension and post retirement benefit plans	Total
Balance at March 31, 2013	$(5,469)	$(7,219)	$(12,688)
Other comprehensive income before reclassifications	(3,194)	—	(3,194)
Amounts reclassified from accumulated other comprehensive income, net of tax of $254	—	89	89

Net current-period other comprehensive income	(3,194)	89	(3,105)

Balance at June 30, 2013	$(8,663)	$(7,130)	$(15,793)

For the six months ended June 30, 2013:

In thousands	Foreign currency translation	Pension and post retirement benefit plans	Total
Balance at December 31, 2012	$(1,402)	$(7,561)	$(8,963)
Other comprehensive income before reclassifications	(7,261)	—	(7,261)
Amounts reclassified from accumulated other comprehensive income, net of tax of $254	—	431	431

Net current-period other comprehensive income	(7,261)	431	(6,830)

Balance at June 30, 2013	$(8,663)	$(7,130)	$(15,793)

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The amounts reclassified from accumulated other comprehensive income consisted of the amortization of actuarial losses on defined benefit plans and were charged to selling, general and administrative expenses.

Note 9—Stock Based Compensation

Long Term Incentive Plan—Stock Options

In April 2011, the Company adopted the TMS International Corp. Long-Term Incentive Plan and registered 1,558,170 shares of Class A Common Stock to be available for awards. The plan provides for grants of stock-based awards to key employees and non-employee directors. The Company has had three grants of stock options under the Long Term Incentive Plan. On April 13, 2011, the date of the Company’s initial public offering, the Company granted 519,390 stock options. On April 13, 2012, the Company granted 386,500 stock options and on February 18, 2013, the Company granted 508,300 stock options. Each grant vests over four years with 10% vesting on the first anniversary date of the grant, 20% on the second anniversary, 30% on the third anniversary and 40% on the fourth anniversary. In addition to the time based vesting requirement, one-half the total grant is also subject to a market based exercisability requirement: For those options to be exercisable, the share price of the Company’s Class A Common Stock must close at 115% or more of the exercise price of the option on the day immediately preceding the exercise of the option. The 2011 grant has an exercise price of $13.00 per option and half the award is exercisable only when the stock price is $14.95 per share or greater. The 2012 grant has an exercise price of $11.18 and half the award is exercisable only when the stock price is $12.86 or greater. The 2013 grant has an exercise price of $13.35 and half the award is exercisable only when the stock price is $15.36 or greater.

For that portion of the awards that is subject to time based vesting only, the Company used the Black-Scholes option pricing model to value the options. The expected term of grant was determined using a “safe harbor” calculation provided in SAB 107 for entities without extensive historical data. The term is calculated as the mid-point between the vesting period and the contractual term of the option. The risk free interest rate was determined for each vesting tranche of an award based upon the calculated yield on U.S. Treasury obligations for the expected term of the award. The expected forfeiture rate was estimated based on forfeiture experience in the Company’s previous share based compensation plans. For the option grants in 2011 and 2012, the expected volatility was estimated based on the average volatility of the stock price of peer group companies that were identified based on their market capitalization, industry, stage of life cycle and capital structure. For the option grants in 2013 the expected volatility was estimated using a combination of peer group companies and the Company’s own historical volatility for the period from its initial public offering in April 2011 through the 2013 grant date.

For that portion of the award which is subject to the additional market based restriction, the Company completed a “Monte Carlo” simulation which simulates a distribution of stock prices throughout the contractual life of the option. The lookback period for the peer historical volatility used in the model is 10 years, since 10 years of prices must be simulated and the valuation was done in a risk-neutral framework using the 10-year risk-free rate.

The fair value of each type of award was calculated for each individual vesting tranche. The options granted, exercise price, minimum stock price required for exercisability, weighted-average fair value of each type of award, total weighted average fair value of options granted with the assumptions used in determining the fair values is:

	2013 Grant		2012 Grant		2011 Grant
	Time based vesting only	Time based vesting + market criteria	Time based vesting only	Time based vesting + market criteria	Time based vesting only	Time based vesting + market criteria
Options granted	254,150	254,150	193,250	193,250	259,695	259,695
Exercise price	$13.35	$13.35	$11.18	$11.18	$13.00	$13.00
Minimum stock price for exercise	N/A	$15.36	N/A	$12.86	N/A	$14.95
Weighted average fair value of grant	$7.42	$7.16	$5.77	$5.73	$6.84	$6.78
Total fair value of options granted (in thousands)	$1,885	$1,819	$1,115	$1,107	$1,776	$1,761

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	2013 Grant		2012 Grant		2011 Grant
	Time based vesting only	Time based vesting + market criteria	Time based vesting only	Time based vesting + market criteria	Time based vesting only	Time based vesting + market criteria
Risk free rate	1.27%	2.09%	1.27%	2.08%	2.59%	3.42%
Expected dividend yield	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Expected forfeiture rate	2.00%	2.00%	2.00%	2.00%	2.00%	2.00%
Expected volatility	57.59%	53.26%	52.41%	49.16%	50.87%	48.32%
Expected term in years	6.50	6.58	6.50	6.59	6.50	6.59

15

The Company is recognizing the expense related to the time based only vesting options using the accelerated method. The Company is recognizing the expense related to the market based options by amortizing each individual tranche over the estimated requisite service period. During the six-month period ended June 30, 2013 and June 30, 2012, the Company recognized $1.4 million and $0.8 million, respectively, in share based compensation expense related to options issued under the Long Term Incentive Plan.

As of June 30, 2013 there were 1,358,570 stock options outstanding, of which 180,096 were vested. Of the vested total, 90,048 are subject to a performance condition and may only be exercised if the price of the Company’s common stock closes at $14.95 or higher on the day before exercise.

Long Term Incentive Plan—Restricted Shares

The Long Term Incentive Plan also provides for the issuance of restricted share units.

On July 11, 2012, the Company granted 21,468 shares of Class A Common Stock to independent members of its board of directors. The shares granted to a director will vest if the recipient remains installed on the Company’s board of directors on the day immediately prior to the Company’s 2013 annual stockholder meeting. Once vested, the recipient will have the right to sell 40% of the shares immediately, but the remaining 60% will be restricted from sale or transfer for three years after the vesting date. The shares were valued at $9.54 per share, which was the closing price on the date of grant.

On June 5, 2013, the Company granted an additional 16,260 shares of Class A Common Stock to independent members of its board of directors. These shares granted will vest if the recipient remains installed on the Company’s board of directors on the day immediately prior to the Company’s 2014 annual stockholder meeting. The shares were valued at $14.76 per share, which was the closing price on the date of grant.

The Company recognized $0.1 million of share based compensation expense related to the awards during the six-month period ended June 30, 2013. As of June 30, 2013, the Company had 37,728 shares granted and outstanding of which 21,468 are vested.

Note 10—Operating Segments

The Company has two reportable operating segments in addition to its administrative group; the Mill Services Group and the Raw Material and Optimization Group. The services provided under the Mill Services Group segment are performed at the Company’s customers’ sites under long-term contracts. These contracts are typically structured on a fee-per-ton basis tied to production volumes at the Company’s customers’ sites and are not based on the underlying price of steel. In addition, these contracts typically include tiered pricing structures, with unit prices that increase as volume declines, and/or minimum monthly fees, each of which stabilizes the Company’s revenue in the event of volume fluctuations. The services provided to the Company’s customers under this segment include: (i) scrap management and preparation; (ii) semi-finished and finished material handling; (iii) metal recovery and slag handling, processing and sales; and (iv) surface conditioning. The services provided under the Raw Material and Optimization Group segment include (i) raw materials procurement and logistics and (ii) proprietary software-based raw materials cost optimization.

Information by reportable segment is as follows (in thousands):

	Second quarter ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues, net of inter-segment revenues
Mill Services Group	$171,377	$182,598	$343,728	$362,668
Raw Material and Optimization Group	460,121	486,743	877,311	1,053,615
Administrative Group	(77)	14	(23)	30

	$631,421	$669,355	$1,221,016	$1,416,313

Adjusted earnings before interest, taxes, depreciation and amortization
Mill Services Group	$34,477	$35,441	$67,227	$67,858
Raw Material and Optimization Group	11,049	11,644	24,818	26,258
Administrative Group	(9,441)	(9,238)	(17,688)	(19,476)

	$36,085	$37,847	$74,357	$74,640

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	Second quarter ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Depreciation and Amortization
Mill Services Group	$17,587	$14,616	$34,369	$28,725
Raw Material and Optimization Group	65	103	151	193
Administrative Group	2,005	2,020	4,016	4,040

	$19,657	$16,739	$38,536	$32,958

	June 30, 2013	December 31, 2012
	(unaudited)
Total assets
Mill Services Group	$654,544	$720,942
Raw Material and Optimization Group	299,358	315,884
Administrative Group	58,985	(27,032)

	$1,012,887	$1,009,794

	Second quarter ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Percentage of total revenue contributed by each Segment:
Mill Services Group	27.1%	27.3%	28.1%	25.6%
Raw Material and Optimization Group	72.9%	72.7%	71.9%	74.4%

The following table provides a reconciliation of earnings before interest, taxes, depreciation and amortization to income before tax for the periods indicated (in thousands):

	Second quarter ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Adjusted earnings before interest, taxes, depreciation and amortization	$36,085	$37,847	$74,357	$74,640
Less: Depreciation and Amortization	(19,657)	(16,739)	(38,536)	(32,958)
Interest Expense	(5,362)	(5,923)	(11,335)	(14,024)
Loss on early extinguishment of debt	—	—	(1,102)	(12,300)

Income Before Income Taxes	$11,066	$15,185	$23,384	$15,358

Note 11—Retirement and Pension Plans

The following table reports net periodic pension costs for the Company and includes the components of net pension expense (benefit) recognized under the Employers’ Accounting for Defined Benefit Pensions and Other Post Retirement Benefit Plans Topic of FASB ASC (in thousands):

17

	Second quarter ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
U.S. plans
Service cost	$—	$—	$—	$—
Interest cost	220	242	441	485
Expected return on plan assets	(306)	(308)	(611)	(616)
Net amortization	303	226	604	451

Net periodic pension costs-U.S. plans	217	160	434	320
Canadian plans
Service cost	59	53	118	106
Interest cost	62	63	123	126
Expected return on plans assets	(52)	(52)	(103)	(104)
Net amortization	15	11	30	22

Net periodic pension costs-Canadian plans	84	75	168	150
Other plans
Defined contribution	886	764	1,961	1,856
Multi-employer pension plans	1,343	1,457	2,796	2,866

Total other plans	2,229	2,221	4,757	4,722

Total net pension expense	$2,530	$2,456	$5,359	$5,192

The Company’s contributions to its defined benefit pension plans for the six months ended June 30, 2013 and 2012 were $0.9 million and $1.0 million, respectively.

For the full year 2013, the Company estimates that it will make employer contributions to its defined benefit pension plans of approximately $0.9 million. The following table reports net periodic cost for the Company’s other post-employment benefit plans (in thousands):

	Second quarter ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Service cost	$84	$76	$167	$152
Interest cost	73	78	146	156
Net amortization	25	17	51	34

Net periodic costs	$182	$171	$364	$342

The Company does not expect to contribute to the other post-employment benefit plan in 2013 and intends to pay benefit claims as they become due. For the six months ended June 30, 2013 and 2012, other post-employment benefit payments were $0.1 million and $0.1 million, respectively.

Note 12—Fair Value of Financial Instruments

The carrying amount of cash and equivalents, accounts receivable, and accounts payable approximate fair value due to the short-term maturities of these instruments. The Company’s obligations under its ABL facility and bank term loan facility both have variable interest rates and, in our opinion, the carrying value approximates the fair value at the balance sheet dates. The fair value of the Company’s senior secured term loan is estimated from available information from an inactive market. The fair value of the Company’s capital equipment leases has been estimated based on future expected cash flows relative to current interest rates.

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The fair value compared to the carrying value is summarized as follows (in thousands):

	June 30, 2013	December 31, 2012
	(unaudited)
Carrying value of financial instruments in:
Long-term debt (includes current portion)
Senior secured term loan due 2019, net of original issue discount	$296,165	$295,086
Bank term loan facility	11,300	14,958
Capital equipment leases, installment notes and noncontrolling partner loan	4,514	6,349

Total long-term debt	$311,979	$316,393

Fair value:
Long-term debt (includes current portion)
Senior secured term loan due 2019	$298,500	$300,728
Bank term loan facility	11,300	14,958
Capital equipment leases, installment notes and noncontrolling partner loan	4,514	6,349

Total long-term debt	$314,314	$322,035

Note 13—Commitments and Contingencies

Two non-operating subsidiaries of a predecessor company, along with a landfill and waste management business, were spun-off to our former stockholders in October 2002. The two former subsidiaries were subject to asbestos related personal injury claims. We believe that the Company has no obligation for asbestos related claims regarding the spun-off subsidiaries. In addition, the Company has been named as a defendant in certain asbestos-related claims relating to lines of business that were discontinued over 20 years ago. We believe that the Company is sufficiently protected by insurance with respect to these asbestos-related claims related to these former lines of business, and we do not believe that the ultimate outcome will have a material adverse effect on the Company’s financial position, results of operations or cash flows.

The Company is a party to other lawsuits, litigation and proceedings arising in the normal course of business, including, but not limited to regulatory, commercial and personal injury matters. While the precise amount of loss, if any, is not presently determinable, the Company does not believe that the final outcome of these matters will have a material adverse effect on the Company’s financial position or results of operations or cash flows.

The Company has agreements with certain officers and other employees. The agreements provide for termination benefits in the event of termination without cause, or in some instances, in the event of a change in control of the Company. The aggregate commitment for such potential future benefits at June 30, 2013 was approximately $8.2 million.

Note 14—Commercial Arbitration Award

On March 28, 2011, the Company was awarded $13.2 million against a former customer in a commercial arbitration case brought under the parties’ service agreement. The basis for the Company’s claims was the refusal of the customer to negotiate required price increases based on its change of practices and the customer’s wrongful unilateral early termination of the agreement. The Company considers the arbitration award a contingent gain and therefore did not record a gain for the full amount of the award, but recorded income when the proceeds from the award were constructively received.

The former customer and its parent entity were sold pursuant to a stock sale to a buyer (“Buyer Entities”) following the dispute and subsequent to the arbitration award. Following the purchase by the Buyer Entities, in April 2011, the Company petitioned the arbitrator for fees and costs in the amount of $3.1 million. In July 2011, the Company entered into a scrap purchase agreement with the Buyer Entities, and in August 2011, the Company and the Buyer Entities entered into a payment agreement pursuant to which the Buyer Entities agreed to pay the Company $15.0 million in respect of the arbitration award and the Company’s fees and costs, which represented a discount of $1.2 million against the total amount of the award, costs and expenses. Pursuant to the agreement, the discount would only be applied if the $15.0 million was paid in full by June 30, 2012. The Buyer Entities did not pay the agreed $15.0 million in full by June 30, 2012. The Buyer Entities had been making payments against the award partially by committed cash payments and the balance by credits against the transfer of various scrap metal commodities from the Buyer Entities to the Company at mutually agreed values under the scrap purchase agreement.

19

On May 31, 2012, the Buyer Entities and various other subsidiaries and affiliates filed for protection under the U.S. Bankruptcy Code. At that date, the remaining balance of the arbitration award plus fees and costs, as restated to $16.3 million based on the loss of the discount owed to the Company, was $4.8 million. That balance is an unsecured claim in the bankruptcy proceedings of the Buyer Entities. The Company does not expect to recognize any further income from this award. In February 2013, RG Steel Wheeling, LLC, the entity against whom the Award was entered, and various affiliated companies, including RG Steel Sparrows Point, LLC and RG Steel Warren, LLC ( collectively, the “Plaintiffs”), filed adversary actions against the Company asserting causes of action under the preference and fraudulent transfer sections of the Bankruptcy Code with respect to transfers alleged to have been received by the Company from the Plaintiffs prior to the filing of the bankruptcies. The above described complaints are generic, in nature, and at this juncture, prevent the Company from accurately assessing the extent to which the relief sought relates to payments received or set offs asserted by the Company in respect of the award; nonetheless, the Company believes that it has meritorious defenses to any such claims. The Company has not recorded a liability with regard to such claims.

During the six months ended June 30, 2013, the Company recorded no amounts related to the arbitration award. During the three months ended June 30, 2012, the Company recorded $3.0 million against the arbitration award and incurred related contingent legal fees of $0.6 million. During the six months ended June 30, 2012, the Company recorded $5.1 million against the arbitration award and incurred related contingent legal fees of $1.0 million.

Note 15—Related-Party Transactions

The Company incurred and paid management fees and expenses incurred to an affiliate of its majority owner, Onex Partners II LP, totaling $0.5 million and $0.5 million for the six months ended June 30, 2013 and 2012, respectively. The second quarter 2013 and 2012 amounts incurred were $0.2 million and $0.2 million, respectively.

Note 16—Recent Accounting Pronouncements

In July 2012, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2012-02, Intangibles—Goodwill and Other (Topic 350)—Testing Indefinite-Lived Intangible Assets for Impairment (ASU 2012-02), to allow entities to use a qualitative approach to test indefinite-lived intangible assets for impairment. ASU 2012-02 permits an entity to first perform a qualitative assessment to determine whether it is more likely than not that the fair value of an indefinite-lived intangible asset is less than its carrying value. If it is concluded that this is the case, it is then necessary to perform the currently prescribed quantitative impairment test by comparing the fair value of the indefinite-lived intangible asset with its carrying value. Otherwise, the quantitative impairment test is not required. ASU 2012-02 is effective for us in fiscal 2013. We do not believe that ASU No. 2012-02 will have a material impact on our consolidated financial statements.

In February 2013 the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2013-02 (ASU 2013-02), Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income. The ASU requires reporting and disclosure about changes in accumulated other comprehensive income (AOCI) balances and reclassifications out of AOCI. For public companies, the ASU is effective prospectively for fiscal years and interim periods within those years beginning after 15 December 2012. The Company adopted this ASU in the first quarter of 2013 and the disclosure is presented in Note 8 – Stockholders’ Equity.

Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis of our consolidated results of operations, financial condition and liquidity should be read in conjunction with our consolidated financial statements and the related notes included elsewhere in this Quarterly Report. The following discussion contains forward-looking statements that reflect our current expectations, estimates, forecast and projections. These forward-looking statements are not guarantees of future performance, and actual outcomes and results may differ materially from those expressed in these forward-looking statements. See “Risk Factors” and “Forward-Looking Statements.”

Introduction

The following discussion is provided to supplement the consolidated financial statements and the related notes included in Part 1, Item 1 of this Quarterly Report to help provide an understanding of our financial condition, changes in financial condition and results of our operations, and is organized as follows:

Company Overview. This section provides a general description of our business in order to better understand our financial condition and results of operations and to anticipate future trends and risks in our business.

Certain Line Items Presented. This section provides an explanation of certain GAAP line items that are presented in our consolidated financial statements included in this Quarterly Report. These line items are discussed in detail under the heading “Results of Operations” below for the periods presented.

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Key Measures We Use to Evaluate Our Company. This section provides an overview of certain non-GAAP measures that we believe are critical to understand in order to evaluate and assess our business. These are the measures that management utilizes most to assess our results of operations, anticipate future trends and risks and determine compensation levels, including under our management bonus plan.

Application of Critical Accounting Policies. This section discusses the accounting policies and estimates that we consider important to our financial condition and results of operations and that require significant judgment and estimates on the part of management in their application.

Results of Operations. This section provides a discussion of our results of operations for the second quarter and six-month period ended June 30, 2013 compared to the second quarter and six-month period ended June 30, 2012.

Liquidity and Capital Resources. This section provides an analysis of our cash flows for the six-month period ended June 30, 2013 compared to the six-month period ended June 30, 2012. This section also includes a discussion of our liquidity and Capital Expenditures.

Company Overview

We are the largest provider of outsourced industrial services to steel mills in North America as measured by revenue and have a substantial and growing international presence. We offer the most comprehensive suite of outsourced industrial services to the steel industry. Our employees and equipment are embedded at customer sites and are integral throughout the steel production process other than steel making itself. Our services are critical to our customers’ 24-hour-a-day operations, enabling them to generate substantial operational efficiencies and cost savings while focusing on their core business of steel making. We operate at 81 customer sites in 12 countries across North America, Europe, Latin America and the Middle East and our global raw materials procurement network spans five continents. Over the past 80 years we have established long-standing customer relationships and have served our top 10 customers, on average, for over 35 years. Our diversified customer base includes 12 of the top 15 largest global steel producers, including United States Steel, ArcelorMittal, Gerdau, Nucor, Baosteel, POSCO and Tata Steel.

We provide a broad range of services through two reporting segments: our Mill Services Group and our Raw Material and Optimization Group:

•

Mill Services Group. The services provided under this segment are performed at our customer sites under long-term contracts. These contracts are typically structured on a fee-per-ton basis tied to production volumes at our customer sites and are not based on the underlying price of steel. In addition, many of our contracts include tiered pricing structures, with unit prices that increase as volumes decline, and/or minimum monthly fees, each of which stabilizes our revenue in the event of volume fluctuations. The services provided to our customers under this segment include: (1) scrap management and preparation; (2) semi-finished and finished material handling; (3) metal recovery and slag handling, processing and sales; and (4) surface conditioning. The revenues from these services appear in the line item “Service Revenue” on our statement of operations, and the costs associated therewith appear in “Site Operating Costs” on our statement of operations. Substantially all of our Capital Expenditures, whether Growth Capital Expenditures or Maintenance Capital Expenditures, are incurred in connection with the services provided by this segment. This segment also includes the results of operations at our location where we buy, process and sell scrap for our own account, which revenues are included in the line item “Revenue from Sale of Materials” on our statement of operations and the costs associated therewith appear in “Cost of Raw Materials Shipments” on our statement of operations. This location represented 2% of the Mill Services Group’s Adjusted EBITDA for the six months ended June 30, 2013. The Total Revenue and Cost of Raw Materials Shipments from this location will fluctuate based upon the underlying price of scrap.

•

Raw Material and Optimization Group. The services provided under this segment include: (1) raw materials procurement and logistics; and (2) proprietary software-based raw materials cost optimization. Revenues for the raw materials procurement and logistics services we provide are primarily generated pursuant to two alternative transaction models: (1) a contractually determined, volume-based fee for arranging delivery of raw materials shipments to a customer directly from a vendor with no price or inventory risk; or (2) a generally concurrent arrangement to purchase for our own account and sell raw materials at specified prices, typically locking in a margin with minimal price or inventory risk. In addition, we occasionally take measured market risk in connection with our raw materials procurement services by either purchasing raw materials at a fixed price without an immediate corresponding sale order or agreeing to sell raw materials at a fixed price before having procured such materials. The revenues from our raw materials procurement and logistics services are included in the line item “Revenue from Sale of Materials” and the related costs appear in the line item “Cost of Raw Materials Shipments” on our statement of operations. Our earnings are primarily driven by the steel production

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volumes of our customers rather than by the prices of steel or raw materials. We subtract the Cost of Raw Materials Shipments from Revenue from Sale of Materials, because market prices of the raw materials we procure for and generally concurrently sell to our customers are offset on our statement of operations. By subtracting the Cost of Raw Materials Shipments, we isolate the margin that we make on our raw materials procurement and logistics services, and we are better able to evaluate our performance in terms of the volume of raw materials we procure for our customers and the margin we generate. We refer to this measure as “Revenue After Raw Materials Costs,” which is a non-GAAP financial measure that we believe is critical in order to assess and evaluate our business. For additional information on Revenue After Raw Materials Costs, see “Key Measures We Use to Evaluate Our Company—Revenue After Raw Materials Costs” below. Tables reconciling Total Revenue to Revenue After Raw Materials Costs are included in “Summary Consolidated Financial Data.”

The vast majority of our Revenue After Raw Materials Costs and profitability is tied to our customers’ production volumes. Factors that impact a steel mill’s production levels include general economic conditions, North American and global demand for steel, competition and competitive pricing, and the relative strength of the U.S. dollar.

Over the last five years, we have expanded from primarily generating our Revenue After Raw Materials Costs and Adjusted EBITDA from North America, to generating approximately 26% and 24% of our year-to-date 2013 Revenue After Raw Materials Costs and Adjusted EBITDA, respectively, outside of the U.S. and Canada. We believe we have substantial international growth opportunities which will be driven by expansion of our market share and continued growth in outsourcing in developing markets, such as Latin America, Eastern Europe, Africa, Asia and the Middle East.

Certain Line Items Presented

Revenue from Sale of Materials. Revenue from Sale of Materials is generated by each of our two operating segments as follows:

•	Our Mill Services Group generates some Revenue from Sale of Materials by buying, processing, and selling scrap for our own account.

•

Our Raw Material and Optimization Group primarily generates Revenue from Sale of Materials through raw materials procurement activities using two alternative transaction models. In the first type we take no title to the materials being procured and we record only our commission as revenue; in the second type, we take title to the material and sell it to a buyer, typically in a transaction where a buyer and seller are matched, and we record Revenue from Sale of Materials for the full value of the material based on the amount we invoice to our customer.

For the six months ended June 30, 2013, approximately 8% of our Revenue from Sale of Materials was generated by our Mill Services Group, and approximately 92% of our Revenue from Sale of Materials was generated by the raw materials procurement activities of our Raw Material and Optimization Group.

Service Revenue. Service Revenue is generated from our two operating segments as follows:

•

Our Mill Services Group generates Service Revenue from the services we provide to customers at their sites. This Service Revenue is generated from a combination of: (1) contractually committed base monthly fees; (2) fees for services based on customer production volumes; and (3) revenue from the sale of steel manufacturing co-products sold for our own account, less a royalty fee paid to the host mill.

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•

Our Raw Material and Optimization Group generates Service Revenue by providing our proprietary software-based raw materials cost optimization service, which calculates the lowest cost blend of raw materials necessary to make a customer’s specified chemistry of steel. We typically charge an optimization service fee for each ton of scrap used in steel manufacturing.

For the six months ended June 30, 2013, approximately 99% of our Service Revenue was generated by our Mill Services Group, and approximately 1% of our Service Revenue was generated by our Raw Material and Optimization Group.

Cost of Raw Materials Shipments. The activities that generate Revenue from Sale of Materials also incur Cost of Raw Materials Shipments, and are described as follows:

•

Our Mill Services Group generates Revenue from Sale of Materials by buying, processing and selling scrap for our own account. We record the cost of the purchase of raw materials as Cost of Raw Materials Shipments upon the sale of said raw materials.

•

Our Raw Material and Optimization Group generates Revenue from Sale of Materials through our raw materials procurement activities. When we arrange to purchase and sell scrap and other raw materials, the cost of such materials purchased and other direct costs including transportation are recorded as Cost of Raw Materials Shipments.

Site Operating Costs. Our Site Operating Costs are highly variable and largely correlated to the volume of steel produced at our customer sites. Site Operating Costs are predominantly incurred by our Mill Services Group and consist of employees’ wages, employee benefits, costs of operating supplies such as fuels and lubricants, repair and maintenance costs and equipment leasing costs.

Selling, General and Administrative Expenses. Our Selling, General and Administrative Expenses consist of labor and related costs of selling and administration, professional fees, insurance costs, management fees, bad debt costs, bank fees and corporate expenses and bonuses.

Depreciation and Amortization. Our consolidated Depreciation consists of Depreciation expenses related to property, plant and equipment. Our consolidated Amortization consists of Amortization expenses related to finite life intangibles such as environmental permits, customer related intangibles, patents and unpatented technology, in each case recognized on a straight-line basis over the estimated useful life of the asset.

Income (Loss) from Operations. Income (Loss) from Operations consists of Total Revenue less Total Costs and Expenses but does not include loss on modification and early extinguishment of debt, equity investments, Interest Expense, Net and certain other items that we believe are not indicative of future results.

Key Measures We Use to Evaluate Our Company

In addition to the GAAP line items described above, we also use the following additional financial measures to evaluate and assess our business:

Revenue After Raw Materials Costs. We measure our sales volume on the basis of Revenue After Raw Materials Costs, which we define as Total Revenue minus Cost of Raw Materials Shipments. Revenue After Raw Materials Costs is not a recognized financial measure under GAAP, but we believe it is useful in measuring our operating performance because it excludes the fluctuations in the market prices of the raw materials we procure for and sell to our customers. We subtract the Cost of Raw Materials Shipments from Total Revenue because market prices of the raw materials we procure for and generally concurrently sell to our customers are offset on our statement of operations. Further, in our raw materials procurement business, we generally engage in two alternative types of transactions that require different accounting treatments for Total Revenue. In the first type, we take no title to the materials being procured and we record only our commission as revenue; in the second type, we take title to the materials and sell it to a buyer, typically in a transaction where a buyer and seller are matched. By subtracting the Cost of Raw Materials Shipments, we isolate the margin that we make on our raw materials procurement and logistics services, and we are better able to evaluate our operating performance in terms of the volume of raw materials we procure for our customers and the margin we generate.

Adjusted EBITDA. Adjusted EBITDA is not a recognized financial measure under GAAP, but we believe it is useful in measuring our operating performance. Adjusted EBITDA is used internally to determine our incentive compensation levels, including under our management bonus plan, and it is required, with some additional adjustments, in certain covenant compliance calculations under our senior secured credit facilities. We also use Adjusted EBITDA to benchmark the performance of our business against expected results, to analyze year-over-year trends and to compare our operating performance to that of our competitors. We also use Adjusted EBITDA as a performance measure because it excludes the impact of tax provisions and Depreciation and Amortization, which are difficult to compare across periods due to the impact of accounting for business combinations and the impact of tax net operating losses on cash taxes paid. In addition, we use

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Adjusted EBITDA as a performance measure of our operating segments in accordance with ASC Topic 280, Disclosures About Segments of an Enterprise and Related Information. We believe that the presentation of Adjusted EBITDA enhances our investors’ overall understanding of the financial performance of and prospects for our business.

Adjusted EBITDA Margin. Adjusted EBITDA Margin is not a recognized financial measure under GAAP, but we believe it is useful in measuring our operating performance. We calculate Adjusted EBITDA Margin by dividing our Adjusted EBITDA by our Revenue After Raw Materials Costs. We use Adjusted EBITDA Margin to measure our profitability and our control of cash operating costs relative to Revenue After Raw Materials Costs.

Capital Expenditures. We separate our Capital Expenditures into two categories: (1) Growth Capital Expenditures and (2) Maintenance Capital Expenditures. We separate our Capital Expenditures between these two categories because it helps us to differentiate between the discretionary cash we invest in our growth and the cash required to maintain our existing business. Growth Capital Expenditures and Maintenance Capital Expenditures are not recognized financial measures under GAAP, but we believe they are useful in measuring our operating performance. We also use these measures as a component in determining our performance-based compensation.

Growth Capital Expenditures relate to the establishment of our operations at new customer sites, the performance of additional services or significant productivity improvements at existing customer sites. We incur Growth Capital Expenditures when we win a new contract. Our Mill Services Group contracts generally require that we acquire the capital equipment necessary to provide the service in advance of receiving revenue from the contract.

We incur Maintenance Capital Expenditures as part of our ongoing operations. Maintenance Capital Expenditures generally include: (1) the cost of normal replacement of capital equipment used at existing customer sites on existing contracts; (2) any additional capital expenditures made in connection with the extension of an existing contract; and (3) any capital costs associated with acquiring previously leased equipment. We generally replace our equipment on a schedule that is based on the operating hours of that equipment. We expect Maintenance Capital Expenditures to be greater in periods where our customers’ production volumes are high, requiring us to operate more hours. Conversely, when our customers are producing less, we would expect fewer operating hours and reduced Maintenance Capital Expenditures.

Discretionary Cash Flow. Discretionary Cash Flow is not a recognized financial measure under GAAP. We calculate Discretionary Cash Flow as our Adjusted EBITDA minus our Maintenance Capital Expenditures, and we believe it is an important measure in analyzing our liquidity. In combination with our available liquidity, we use our Discretionary Cash Flow to assist us in determining our capacity to: (1) invest in Growth Capital Expenditures; (2) finance changes in our working capital, particularly in our raw materials procurement activities; and (3) voluntarily repay portions of our debt obligations. In addition, we use this measure to help determine how efficiently we are managing our assets, and we also use it as a component in determining our performance-based compensation.

Application of Critical Accounting Policies

The preparation of our consolidated financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and assumptions in applying our critical accounting policies that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. We continually evaluate our judgments and estimates in determining our financial condition and operating results. Estimates are based upon information available as of the date of the financial statements and, accordingly, actual results could differ from these estimates, sometimes materially. Critical accounting policies and estimates are defined as those that are both most important to the portrayal of our financial condition and operating results and require management’s most subjective judgments. The most critical accounting policies and estimates are described below.

Revenue Recognition. Revenue includes two categories: (1) Revenue from Sale of Materials and (2) Service Revenue.

Revenue from Sale of Materials is mainly generated by our raw materials procurement business, although it also includes revenue from our Mill Services Group location where we buy, process and sell scrap for our own account.

We generate Service Revenue from scrap management, scrap preparation, raw materials optimization, metal recovery and sales, material handling or product handling, slag processing and metal recovery services, surface conditioning and other services. We recognize revenue when we perform the service or when title and risk of loss pass to the buyer.

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Revenue from Sale of Materials

Raw materials procurement and logistics—In our raw materials procurement business, we generally engage in two types of transactions that require different accounting treatment. We evaluate the accounting treatment for these transactions based on their individual facts and circumstances, and we categorize them into two general groupings:

(1) Transactions where we purchase raw materials from a supplier and sell the raw materials to a customer, for which we invoice the customer for the full sale price of the goods. In this first type of transaction model, it is common for us to arrange for a sale to our customer and a matching purchase from our vendor almost simultaneously. During the six months ended June 30, 2013, approximately 91% of the Company’s raw material procurement activity by volume was made under this transaction model; and,

(2) Transactions where we arrange delivery of raw materials shipments to a customer directly from a supplier, for which we earn a contractually determined, volume based arranging fee. In this second type of transaction, we invoice the customer for our arranging fee (but not for the sale price of the goods, which is paid directly by the customer to the vendor). During the six months ended June 30, 2013, approximately 9% of the Company’s raw material procurement activity by volume was transacted under this model.

For each individual transaction, we make a determination as to whether we should record revenue for the full value of the shipment, or alternatively should only record revenue for our contractually determined arranging fee, based on our judgment as to whether we are acting as principal or agent in the transaction based on our consideration of the criteria set forth in ASC 605-45.

We record the full value of the material shipped and invoice that amount as revenue where we determine that we are acting as a principal in the transaction. In general, we conclude that we are acting as principal in the transaction when (i) we are the primary obligor under the arrangement – meaning that we are the party primarily obligated to provide the material to our customer, and that obligation is not relieved even if our supplier fails to ship the material; (ii) we have general inventory risk in the transaction, even though we may mitigate that risk by entering into a purchase and sale almost simultaneously; (iii) we have discretion in supplier selection, (iv) we have risk in physical inventory loss; and (v) we have credit risk in the transaction.

If we determine, after evaluating the above factors, that we are the principal in the transaction, we record the full invoiced value of the transaction as revenue from the sale of materials and record the full cost of the transaction as cost of raw materials shipments. If we determine that we have not met the criteria to be considered a principal in the transaction and are acting as an agent in the transaction, we will record only the contractually determined fee or margin on the transaction as revenue from the sale of materials.

We recognize revenue from raw materials procurement sales when title and risk of loss pass to the customer, which can be either F.O.B. shipping point or F.O.B. destination depending on terms of sale, or when we have the right to receive the contractual fee. Revenues from these sources are included in Revenue from Sale of Materials. During the six months ended June 30, 2013, approximately 91% of the Company’s raw material procurement activity by volume was made under the transaction model where the Company purchases raw materials from a supplier and sells the material to the customer acting as a principal in the transaction. During the six months ended June 30, 2013, approximately 9% of the Company’s raw material procurement activity by volume was transacted where the Company arranged for delivery of raw material for a customer directly from a vendor earning a contractually determined volume-based fee acting as an agent in the transaction. The volume-based fee is recorded as Revenue From Sale of Materials and there is no corresponding Cost of Raw Material Shipment in this transaction model.

The Company also purchases, processes and sells scrap iron and steel inventory for the Company’s own account. The Company recognizes revenue from scrap sales of material when title and risk of loss pass to the customer, which can be either F.O.B. shipping point or destination depending on terms of sale. Revenues from these sources are included in Revenue from Sale of Materials.

Service Revenue

Metal recovery, slag handling, processing, and sales—We generate revenue by removing slag from a furnace and processing it to separate metallic material from other slag components. The separated metallic material is generally reused in production of steel by the host mill or sold to other end users, and the remaining nonmetallic material is generally sold to third parties as aggregate. The Company recognizes revenue from slag processing and metal recovery services when it performs the services and revenue from co-product sales when title and risk of loss pass to the customer. Revenues from these sources are included in Service Revenue.

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Semi finished material handling; scrap management preparation—We generate revenue from receiving, processing and managing raw material inputs, primarily scrap, and handling and recording inventory of finished products where all of the production is generally completed at the customer’s location. Revenues from these sources are included in Service Revenue and are recognized at the time the service is performed.

Surface conditioning—We generate revenue from removing imperfections from semi-finished steel processed for use in high-end applications. The Company recognizes revenue from surface conditioning services when it performs the services. Revenues from these sources are included in Service Revenue.

Raw materials optimization—Revenue from optimization fees represents income from determining, through use of its internally developed and proprietary software, the most economical combination of input materials necessary to make a customer’s specified chemistry of steel. The Company recognizes income from optimization fees as the optimization service is provided. Optimization software maintenance fees are recognized in income over the contract life. Revenues from these sources are included in Service Revenue.

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Other revenues—We generate from various additional services, including dust and debris management, equipment rental services, mobile equipment maintenance, refractory removal, vacuumation, as well as revenues from services to customers outside of the normal contractual agreement. The Company recognizes revenue as the service is provided. Machine shop service revenues are recognized as work is performed. Revenues from these sources are included in Service Revenue.

In certain instances, we have contracts under which we provide multiple services at a single mill site, but each type of service is detailed in a separate scope of work and subject to a separate fee structure within the contract. In those instances, each service that we provide is also provided individually to other customers and other mill sites, providing evidence that the individual services have stand alone value under ASC 605-25-5(a). We allocate revenue to each individual service based on the specific fee structure laid out in the contract as such fees fall within a consistent range of similar fees charged where we provide the service as a single service at a mill site. We believe the contractual pricing structure and its relationship to pricing for similar services offered to other customer provides objective evidence of the prices of the services we provide and, accordingly, our allocation is consistent with the relative selling price method prescribed in ASC 605-25-30-2.

Trade Receivables. We perform ongoing credit evaluations of our customers and generally do not require our customers to post collateral, although we typically require letters of credit or other credit assurances in our raw materials procurement business for international transactions. Account balances outstanding longer than the payment terms are considered past due and provisions are made for estimated uncollectible receivables. Our estimates are based on historical collection experience, a review of the current status of receivables, our judgment of the credit quality of our customer and the condition of the general economy and the industry. Decisions to charge off receivables are based on management’s judgment after consideration of facts and circumstances surrounding potential uncollectible accounts.

Property, Plant and Equipment. Property, plant and equipment are recorded at cost less accumulated depreciation. Costs in connection with business combinations are based on fair market value at the time of acquisition. Major components of certain high value equipment are recorded as separate assets with depreciable lives determined independently from the remainder of the asset. Expenditures that extend the useful lives of existing plant and equipment are capitalized, while expenditures for repairs and maintenance that do not extend the useful lives or improve productivity of the related assets are charged to expenses as incurred. The cost of property, plant and equipment retired or otherwise disposed of and the related accumulated depreciation are removed from our accounts, and any resulting gain or loss is reflected in current operations.

Depreciation of property, plant and equipment is computed principally on the straight-line method over the estimated useful lives of assets.

Goodwill and Other Intangible Assets. Goodwill and other indefinite life intangible assets not subject to amortization are recorded at the lower of cost or implied fair value. Finite life intangible assets subject to amortization are recorded at cost less accumulated amortization provided on a straight-line basis over the intangible assets’ estimated useful lives. Goodwill is evaluated for potential impairment on an annual basis or whenever events or circumstances indicate that an impairment may have occurred. Indefinite life intangibles are evaluated for potential impairment whenever events or changes in circumstances indicate that an impairment may have occurred. ASC Topic 350, Goodwill and Other Intangible Assets, requires that goodwill be tested for impairment using a two-step process. The first step of the goodwill impairment evaluation used to identify potential impairment compares the estimated fair value of the reporting unit containing goodwill with the related carrying amount. If the estimated fair value of the reporting unit exceeds its carrying amount, the reporting unit’s goodwill is not considered to be impaired, and the second step of the impairment evaluation is unnecessary. If the reporting unit’s carrying amount exceeds its estimated fair value, the second step of the evaluation must be performed to measure the goodwill impairment loss, if any. The second step of the evaluation compares the implied fair value of the reporting unit’s goodwill, determined in the same manner as the amount of goodwill recognized in a business combination, with the carrying amount of such goodwill. If the carrying amount of the reporting unit’s goodwill exceeds the implied fair value of the goodwill so calculated, an impairment loss is recognized in an amount equal to the excess.

During 2012, we did not record any impairment charge related to goodwill. We tested for impairment on October 1, 2012, the annual test date. There were no events that triggered any additional impairment tests during 2012 or the first six months of 2013. In testing for impairment, we estimate the fair values of our reporting units under the income and market approach.

The income approach was based upon projected future cash flows discounted to present value using factors that consider the timing and risk associated with the future cash flows. Fair value for each reporting unit was estimated using future cash flow projections based on management’s long range estimates of market conditions over a multiple year horizon. A 4% perpetual growth rate was used to arrive at the estimated future terminal value. A discount rate of 10% was used for the Mill Services Group reporting unit and a discount rate of 12% was used for the Raw Material and Optimization Group reporting unit which were based upon the cost of capital of other comparable companies adjusted for company specific risks.

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The market approach was based upon an analysis of valuation metrics for companies comparable to our reporting units and the pricing range for the company’s publicly traded shares. The fair value of the business enterprise value for both reporting units was estimated using a range of EBITDA multiples of market participants. We determined the fair value estimate during its testing using the income approach and used the market approach to corroborate the value as determined by the income approach.

In May 2009, the continuing economic downturn and a change in our forecast related to certain customers and sites triggered a goodwill impairment evaluation in advance of our annual impairment evaluation. In performing the first step of the evaluation, we determined that the estimated fair value of our Raw Material and Optimization Group exceeded its carrying value and that the second step of the evaluation was not necessary for that segment; however, we determined that the estimated fair value of the Mill Services Group was less than its carrying amount and proceeded to the second step of the evaluation for that segment. In the second step of the impairment evaluation, we determined that the carrying amount of goodwill allocated to our Mill Services Group exceeded its estimated implied fair value of goodwill and, accordingly, recorded a $55.0 million impairment loss.

In the May 2009 impairment analysis, the income approach was based upon projected future cash flows discounted to present value using factors that consider the timing and risk associated with the future cash flows. Fair value for each reporting unit was estimated using future cash flow projections based on management’s long range estimates of market conditions over a multiple year horizon. A 3% perpetual growth rate was used to arrive at the estimated future terminal value. An after-tax discount rate of 14.6% was used to discount the projected cash flows for both reporting units which was based upon the cost of capital of other market participants adjusted for company specific risks. The market approach, which was based upon an analysis of valuation metrics for comparable companies, was used in the May 2009 impairment test to corroborate the value as determined by the income approach.

As of June 30, 2013, the Mill Services Group and the Raw Material and Optimization Group had $161.3 million and $80.1 million of goodwill, respectively. The 2012 annual goodwill impairment test, as of October 1, 2012, indicated that the estimated fair value of our Mill Services Group and our Raw Material and Optimization Group exceeded their carrying values by approximately 86% and 153%, respectively. The estimates of fair value of a reporting unit under the income approach are based on a discounted cash flow analysis which requires us to make various judgmental assumptions, including assumptions about the timing and amount of future cash flows, growth rates and discount rates. If business conditions change or other factors have an adverse effect on our estimates of discounted future cash flows, assumed growth rates or discount rates, future tests of goodwill impairment may result in additional impairment charges.

Equity Investment. We account for investments in entities where we exert significant influence, but do not control the entity, using the equity method of accounting under ASC 323-10. We record our initial investment at cost and record a proportional share of net income of the entity in our consolidated statement of operations.

Impairment of Long-Lived Assets. Long-lived assets, including property, plant and equipment and amortizable intangible assets, are reviewed for impairment at least annually and whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable in accordance with ASC Topic 360, Accounting for the Impairment or Disposal of Long-Lived Assets. Impairment is assessed when the undiscounted expected cash flow derived from an asset is less than its recorded amount. Impairment losses are measured as the amount by which the carrying value of an asset exceeds its fair value and are recognized in operating results. Judgment is used when applying these impairment rules to determine the timing of the impairment evaluation, the undiscounted cash flow used to assess impairments and the fair value of an impaired asset.

Foreign Currency Translation. The financial statements of our foreign subsidiaries are generally measured using the local currency as the functional currency. Assets and liabilities of our foreign subsidiaries are translated at the exchange rate as of the balance sheet date. Resulting translation adjustments are recorded in the cumulative translation adjustment account, a separate component of other comprehensive income (loss). Income and expense items are translated at average monthly exchange rates. During 2012, we substantially liquidated the assets of one of our foreign subsidiaries. ASC 830-30-40-1 requires that upon substantial liquidation, amounts that had previously been charged to the cumulative translation adjustment be reported in current earnings. Accordingly, we recorded a $0.4 million charge in the fourth quarter of 2012.

Grants from Government Agencies. We recognize receivables for grants from government agencies when we are reasonably assured that the amounts will be received and when the conditions necessary to receive that grant have been fully achieved. We recognize the benefit of government grants in our statement of operations on a systematic and rational basis over the periods of consumption or commitment as applicable. In 2012, we received direct notice from the Department of

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Trade and Industry of the Republic of South Africa that we have met the conditions and will receive grants totaling approximately $5.2 million. The grant was for a combination of asset investment and job creation and saving and because there were multiple conditions to receiving the grant, we determined the appropriate treatment for the grant is to record the amount as deferred revenue and recognize it in revenue ratably over the life of our service contracts. For the six months ended June 30, 2013, we recognized $1.7 million and in the fourth quarter of 2012, we recognized $0.7 million related to the first year of our seven year contracts.

Health Insurance. We provide health insurance to a portion of our employees through premium-based indemnity plans or nationalized health care plans that may require employer contributions. We provide health insurance to the rest of our employees under a self-insurance plan that uses a third-party administrator to process and administer claims. We have stop-loss coverage through an insurer, in excess of a stated self-insured limit per employee. We maintain an accrual for unpaid claims and claims incurred but not reported. In March 2010, the Patient Protection and Affordable Care Act and Health Care and Education Reconciliation Act were signed into law. To date, we have not seen a material financial impact as a result of these Acts. However, we are continuing to evaluate the impact of this comprehensive legislation on our self-insured health plans and our business, financial condition and results of operations as additional provisions of the Acts become effective over time.

Workers’ Compensation. We self-insure our workers’ compensation insurance under a large deductible program. Under this program, the maximum exposure per claim is $1.0 million and stop-loss coverage is maintained for amounts above this limit. The aggregate maximum exposure is limited to a percentage of payroll for each open policy. We accrue for this expense in amounts that include estimates for incurred but not reported claims, as well as estimates for the ultimate cost of all known claims.

Share-Based Compensation. We established our Long-Term Incentive Plan in 2011. We account for share based payments under the plan at the fair value of the award on the date of grant or the date of modification of a grant. For grants that are subject to time-based vesting only, we recognize expense over the vesting period. For grants that are subject to time based vesting and a market condition, we recognize expense over the estimate requisite service period.

The Long-Term Incentive Plan also provides for the issuance of restricted shares. In July 2012, we issued 21,486 shares of Class A Common Stock to independent members of our board of directors. The grant date fair value of the shares was $0.2 million and the expense is being recognized over the requisite service period. In June 2013, we issued 16,260 shares of Class A Common Stock to independent members of our board of directors. The grant date fair value of the shares was $0.2 million and the expense is being recognized over the requisite service period.

Results of Operations

Quarter ended June 30, 2013 compared to Quarter ended June 30, 2012

The following table sets forth each of the line items in our statement of operations for each of the periods indicated and the changes between the periods in terms of dollar amounts and percentage changes. The table also provides a reconciliation of Total Revenue to Revenue after Raw Materials Costs for each of the periods presented.

	Quarter ended June 30,		Variances
(dollars in thousands)	2013	2012	$	%
	(unaudited)
Statement of Operations Data:
Revenue:
Revenue from Sale of Materials	$493,812	$533,034	$(39,222)	-7.4%
Service Revenue	137,609	136,320	1,289	0.9%

Total Revenue	631,421	669,354	(37,933)	-5.7%
Costs and expenses:
Cost of Raw Materials Shipments	478,273	515,776	(37,503)	-7.3%
Site Operating Costs	100,480	100,017	463	0.5%
Selling, General and Administrative Expenses	16,522	15,714	808	5.1%
Depreciation and Amortization	19,657	16,739	2,918	17.4%

Total costs and expenses	614,932	648,246	(33,314)	-5.1%

Income from Operations	16,489	21,108	(4,619)	-21.9%
Loss on equity investment	(61)	—	(61)	—
Interest Expense, Net	(5,362)	(5,923)	561	9.5%

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	Quarter ended June 30,		Variances
(dollars in thousands)	2013	2012	$	%
	(unaudited)
Income Before Income Taxes	11,066	15,185	(4,119)	-27.1%
Income Tax Expense	(2,841)	(5,475)	2,634	48.1%

Net Income	$8,225	$9,710	$(1,485)	-15.3%

Other Financial Data:
Revenue After Raw Materials Costs:
Consolidated:
Total Revenue	$631,421	$669,354	$(37,933)
Cost of Raw Materials Shipments	(478,273)	(515,776)	(37,503)

Revenue After Raw Materials Costs	$153,148	$153,578	$(430)	-0.3%

Mill Services Group:
Total Revenue	$171,377	$182,597	$(11,220)
Cost of Raw Materials Shipments	(34,572)	(45,468)	10,896

Revenue After Raw Materials Costs	$136,805	$137,129	$(324)	-0.2%

Raw Material and Optimization Group:
Total Revenue	$460,121	$486,744	$(26,623)
Cost of Raw Materials Shipments	(443,704)	(470,309)	26,605

Revenue After Raw Materials Costs	$16,417	$16,435	$(18)	-0.1%

Administrative:
Total Revenue	$(77)	$13	$(90)
Cost of Raw Materials Shipments	3	1	2

Revenue After Raw Materials Costs	$(74)	$14	(88)

Adjusted EBITDA:
Net Income	$8,225	$9,710	$(1,485)
Income Tax Expense	2,841	5,475	(2,634)
Interest Expense, Net	5,362	5,923	(561)
Depreciation and Amortization	19,657	16,739	2,918

Adjusted EBITDA	$36,085	$37,847	$(1,763)	-4.7%

Adjusted EBITDA by Operating Segment:
Mill Services Group	$34,477	$35,440	$(963)	-2.7%
Raw Material and Optimization Group	11,049	11,645	(596)	-5.1%
Administrative	(9,441)	(9,238)	(204)	-2.2%

	$36,085	$37,847	$(1,763)	-4.7%

Adjusted EBITDA Margin	23.6%	24.6%	-1.0%

Revenue from Sale of Materials. Revenue from Sale of Materials was $631.4 million for the second quarter of 2013 compared to $669.4 million for the second quarter of 2012. Revenue from Sale of Materials is primarily generated from raw material procurement activities, which produced $458.5 million or 93% of the Revenue from Sale of Materials in the second quarter of 2013, and $484.9 million or 91% in the second quarter of 2012. The remaining Revenue from Sale of Materials of $35.3 million in the second quarter of 2013 and $48.1 million in the second quarter of 2012 was primarily generated by our Mill Services Group location where we buy, process and sell raw material for our own account.

Revenue from the Sale of Materials decreased 7.4% and the cost to procure the materials decreased by 7.3% in the second quarter of 2013 compared to the second quarter of 2012. The total volume of material we procured, arranged or managed declined 17%, however, when we exclude the internally generated scrap we handle for our customers, the total volume we procured or arranged in the second quarter of 2013 was approximately 5% lower than in the second quarter of 2012. The decrease in volume was accompanied by a decrease in the price of materials we procured for our customer which drove both the decline in Revenue from the Sale of Materials and the decrease in Cost of Scrap Shipments. The price of #1 Heavy Melt, an indicative grade of scrap, decreased approximately 12% year-over-year.

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Service Revenue. Service Revenue was $137.6 million in the second quarter of 2013 compared to $136.3 million in the second quarter of 2012, an increase of 0.9%. Service Revenue is primarily generated by our Mill Services Group which produced $135.9 million and $134.6 million in the second quarter of 2013 and 2012, respectively. The Mill Services Group accounted for approximately 99% of Service Revenue in each period, with the remainder generated by optimization services from our Raw Material and Optimization Group.

Our Service Revenue is largely generated on the basis of the volume of steel our customers produce, although service contracts typically include base monthly fees and/or tiered pricing arrangements. Our Service Revenue increased 0.9% year-over-year despite a 4% decrease in same-site steel production at our customers’ locations. The increase in our Service Revenue was driven by $8.5 million in revenue from new sites and services, partially offset by a $2.1 million decrease from sites where we were no longer providing services due to shutdowns or contract non-renewals. Additionally, in the second quarter of 2012 we recorded $3.4 million of revenue from a customer that filed for bankruptcy protection in late May 2012 which did not recur in 2013 resulting in a year-over-year decline. That $3.4 million total included $3.0 million related to an arbitration award settlement stemming from the shutdown of operations at a previous customer site prior to the end of our service contract (the “Arbitration Award Settlement”). Factors that impact the year-over-year change in Service Revenue also impact the change in Revenue After Raw Materials Costs and are discussed below.

Cost of Raw Materials Shipments. Similar to the 7.4% decrease in Revenue from the Sale of Materials, the Cost of Raw Materials Shipments decreased 7.3% due to a decrease in the price of materials we procured for and sold to our customers and a market driven volume decrease.

Revenue After Raw Materials Costs. Revenue After Raw Materials Costs for our Mill Services Group decreased $0.3 million, or 0.2%, to $136.8 million in the second quarter of 2013 compared to the second quarter of 2012. Year-over-year Revenue After Raw Materials Costs increased due to new sites and services which contributed $8.5 million of incremental revenue, $2.6 million of which was generated from new international sites and services. This increase was offset by a $0.8 million decrease in revenue related to two contracts in the United States and Canada that were not renewed and a $0.3 million decrease from the cancellation of a contract in Serbia after our customer sold the mill to the Serbian government. The idling of steel making at two customer mills in the United States and Canada resulted in a $1.1 million year-over-year decrease in revenue. Additionally, in the second quarter of 2012 we recorded $3.4 million of revenue from a customer that filed for bankruptcy protection in late May 2012 which did not recur in 2013 resulting in a year-over-year decline. That $3.4 million total included $3.0 million related to the Arbitration Award Settlement. The remaining decline of $3.2 million was partially the result of a decrease in our customers’ steel production volume of approximately 4% on a same site basis.

The Revenue After Raw Materials Costs for our Raw Material and Optimization Group in the second quarter of 2013 of $16.4 million was consistent with the same period in 2012. The total volume we procured, arranged or managed declined 17%, while the volume of material we procured for and sold to our customers was down about 5%, an increase in the per ton margin on those shipments across most of our channels of business offset the volume decrease.

Site Operating Costs. Site Operating Costs are primarily the costs incurred by our Mill Services Group in providing services to our customers. Site Operating Costs are largely variable and generally vary in-line with our customers’ production and our Service Revenue. Site operating costs increased $0.5 million year-over-year, or 0.5%. New sites and contracts contributed $5.1 million of additional site operating costs in the second quarter of 2013 compared to the second quarter of 2012. Site operating costs related to other sites and contracts decreased $4.6 million, or approximately 5%, which was substantially driven by a decrease in our customers’ steel production volumes.

Selling, General and Administrative Expenses. Selling, General and Administrative Expenses for the second quarter of 2013 were $16.6 million, compared to $15.7 million in the second quarter of 2012, an increase of $0.9 million. The second quarter of 2012 benefited from a $0.6 million recovery of value added tax which did not recur in 2013, a $0.6 million increase in selling general and administrative expenses associated with our procurement activities, a $0.3 million increase in share based compensation costs and a $0.2 million increase in professional fees. These increases were partially offset by a $0.9 million decrease in accrual for incentive compensation.

Adjusted EBITDA. Adjusted EBITDA for the second quarter of 2013 was $36.1 million compared to $37.8 million for the second quarter of 2012, a decrease of 4.7%.

Our Mill Services Group’s Adjusted EBITDA decreased $1.0 million, or 2.7%, to $34.5 million. The decrease was driven by a $2.4 million year-over-year decrease related to the Arbitration Award Settlement where we recognized adjusted EBITDA in the second quarter of 2012. A decrease in production by our mill services customers contributed to a same site decrease of approximately $1.4 million year-over-year. Additionally, the Mill Services Group adjusted EBITDA was negatively impacted by $1.0 million year-over-year by contracts that were not renewed, contracts that were renewed on slightly less favorable terms and customers sites experiencing longer term production outages. These decreases were partially offset by the favorable impact of new sites and contracts which contributed $3.8 million of additional EBITDA year over year.

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Our Raw Material and Optimization Group’s Adjusted EBITDA increased by $0.6 million, or 5.1%. While the Revenue after Raw Material Cost generated by our Raw Material and Optimization Group was consistent year-over-year, costs increased $0.6 million primarily due to additional payroll associated with hiring new traders.

Our Administrative net expenses increased $0.2 million, or 2.2%, in the second quarter of 2013 compared to the second quarter of 2012. The increase in expense was largely due the unfavorable year-over-year impact of a $0.6 million favorable value added tax adjustment in the second quarter 2012 for which there was no corresponding amount in the second quarter of 2013. Additionally, administrative professional fees increased $0.2 million year-over-year and share based compensation costs increased $0.4 million year-over-year. These unfavorable year-over-year variances were partially offset by a $1.0 million decrease in our accrual for incentive compensation.

Adjusted EBITDA Margin. Adjusted EBITDA margin in the second quarter of 2013 was 23.6% compared to 24.6% in the second quarter of 2012. A variety of factors impact our Adjusted EBITDA margin including the relative contributions of the Mill Services Group and Raw Materials and Optimization Group, which have different margin characteristics, and the relationship of the Administrative Segment expenses to consolidated Revenue After Raw Materials Costs. The year-over-year decrease was largely driven by the impact of the Arbitration Award Settlement which had an unfavorable Adjusted EBITDA margin impact of about 1.0% year-over-year .

Depreciation and Amortization. Depreciation and amortization expense during the second quarter of 2013 was $19.7 million compared to $16.7 million in the second quarter of 2012, an increase of approximately 17.4%. The increase was driven by the depreciation expense associated with higher capital expenditures in 2012 and 2013. Much of that capital was expended at new sites in contracts where we began operations in 2012 and the first half of 2013.

Interest Expense, Net. Interest Expense, Net for the second quarter of 2013 was $5.4 million, compared to $5.9 million in the second quarter of 2012, a decrease of $0.5 million. This decrease is due to a reduction in rate on our senior secured term loan which was re-priced via an amendment in March 2013. The re-pricing had the impact of reducing our interest on the debt by approximately $3.0 million per year.

Income Tax Expense. Income Tax Expense for the second quarter of 2013 was $2.8 million, or 26% of our pre-tax income, compared to a $5.5 million expense, or 36% of our pre-tax income, in the second quarter of 2012. The Income Tax Expense for the second quarter of 2013 is based on an estimated annual effective rate, which requires us to make our best estimate of expected pre-tax income for the year. The estimated effective tax rate differs from the statutory rate due principally to state taxes, permanent differences related to non-deductible marketing expenses, valuation allowances on foreign tax credits and other items. The effective rate for 2013 is lower than that for 2012 due principally to the impact of our forecasted income from lower tax jurisdictions.

Results of Operations

Six months ended June 30, 2013 compared to six months ended June 30, 2012

The following table sets forth each of the line items in our statement of operations for each of the periods indicated and the changes between the periods in terms of dollar amounts and percentage changes. The table also provides a reconciliation of Total Revenue to Revenue after Raw Materials Costs for each of the periods presented.

	Six months ended June 30,		Variances
(dollars in thousands)	2013	2012	$	%
	(unaudited)
Statement of Operations Data:
Revenue:
Revenue from Sale of Materials	$947,442	$1,145,693	$(198,251)	-17.3%
Service Revenue	273,574	270,620	2,954	1.1%

Total Revenue	1,221,016	1,416,313	(195,297)	-13.8%
Costs and expenses:
Cost of Raw Materials Shipments	912,064	1,106,836	(194,772)	-17.6%
Site Operating Costs	202,148	201,862	286	0.1%
Selling, General and Administrative Expenses	32,343	32,975	(632)	-1.9%
Depreciation and Amortization	38,536	32,958	5,578	16.9%

Total costs and expenses	1,185,091	1,374,631	(189,540)	-13.8%

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	Six months ended June 30,		Variances
(dollars in thousands)	2013	2012	$	%
	(unaudited)
Income from Operations	35,925	41,682	(5,757)	-13.8%
Interest Expense, Net	(11,335)	(14,024)	2,689	19.2%
Loss on equity investment	(104)	—	(104)	—
Loss on early extinguishment of debt	(1,102)	(12,300)	11,198	—

Income Before Income Taxes	23,384	15,358	8,026	52.2%
Income Tax Expense	(7,102)	(5,536)	(1,566)	28.3%

Net Income	$16,282	$9,822	$6,460	65.8%

Other Financial Data:
Revenue After Raw Materials Costs:
Consolidated:
Total Revenue	$1,221,016	$1,416,313	$(195,297)
Cost of Raw Materials Shipments	(912,064)	(1,106,836)	(194,772)

Revenue After Raw Materials Costs	$308,952	$309,477	$(525)	-0.2%

Mill Services Group:
Total Revenue	$343,728	$362,668	$(18,940)
Cost of Raw Materials Shipments	(69,961)	(89,179)	19,218

Revenue After Raw Materials Costs	$273,767	$273,489	$278	0.1%

Raw Material and Optimization Group:
Total Revenue	$877,311	$1,053,615	$(176,304)
Cost of Raw Materials Shipments	(842,098)	(1,017,647)	175,549

Revenue After Raw Materials Costs	$35,213	$35,968	$(755)	-2.1%

Administrative:
Total Revenue	$(23)	$30	$(53)
Cost of Raw Materials Shipments	(5)	(10)	5

Revenue After Raw Materials Costs	$(28)	$20	$(48)

Adjusted EBITDA:
Net Income	$16,282	$9,822	$6,460
Income Tax Expense	7,102	5,536	1,566
Interest Expense, Net	11,335	14,024	(2,689)
Loss on early extinguishment of debt	1,102	12,300	(11,198)
Depreciation and Amortization	38,536	32,958	5,578

Adjusted EBITDA	$74,357	$74,640	$(283)	-0.4%

Adjusted EBITDA by Operating Segment:
Mill Services Group	$67,227	$67,857	$(630)	-0.9%
Raw Material and Optimization Group	24,818	26,260	(1,442)	-5.5%
Administrative	(17,688)	(19,477)	1,789	9.2%

	$74,357	$74,640	$(283)	-0.4%

Adjusted EBITDA Margin	24.1%	24.1%	—

Revenue from Sale of Materials. Revenue from Sale of Materials was $947.4 million for the six-month period ending June 30, 2013 compared to $1,145.7 million for the six-month period ending June 30, 2012. Revenue from Sale of Materials is primarily generated from raw material procurement activities, which produced $874.0 million, or 92%, of the Revenue from Sale of Materials in the six-month period ending June 30, 2012, and $1,049.6 million, or 92%, in the six-month period ending June 30, 2012. The remaining Revenue from Sale of Materials of $73.4 million in the six-month period ending June 30, 2013 and $96.1 million in the six-month period ending June 30, 2012 was primarily generated by our Mill Services Group location where we buy, process and sell raw material for our own account.

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Revenue from Sale of Materials decreased by 17.3% in the six-month period ending June 30, 2013 compared to the six-month period ending June 30, 2012. The total volume of material we procured or arranged for our customers in the first six months of 2013 decreased approximately 5% compared to the first six months of 2012. However, a portion of the volume we procure or arrange for our customers includes shipments where we do not take title and only record a commission or fee for arranging the shipments. Excluding the tonnage related to such arrangements, which have a minimal effect on our Revenue from Sale of Materials, our shipments decreased approximately 4%. The decrease in Revenue from the Sale of Materials from the decrease in procured volume was accompanied by a decrease in the market price of scrap and other raw materials. The composite price of #1 Heavy Melt, an indicative grade of scrap, decreased approximately 13% year-over-year.

Service Revenue. Service Revenue was $273.6 million in the six-month period ending June 30, 2013, compared to $270.6 million in the six-month period ending June 30, 2012. Service Revenue is primarily generated by our Mill Services Group which produced $270.0 million and $267.0 million in the six-month periods ending June 30, 2013 and June 30, 2012, respectively. The Mill Services Group accounted for approximately 99% of Service Revenue in each period, with the remainder generated by optimization services from our Raw Material and Optimization Group.

Our Service Revenue is largely generated on the basis of the volume of steel our customers produce, although service contracts typically include base monthly fees and/or tiered pricing arrangements. Our Service Revenue increased 1.1% year-over-year despite a 5% same-site decrease in steel production at our customers’ locations. The increase in our service revenue was driven by $15.2 million in revenue from new sites and services, partially offset by a $3.8 million decrease from sites where we no longer provide services due to shutdowns or contract non-renewals and by a decrease of $6.7 million from a customer that filed for bankruptcy protection in late May 2012. That $6.7 million total included $5.1 million related to the Arbitration Award Settlement that was recognized in the first half of 2012. Factors that impact the year-over-year change in Service Revenue also impact the change in Revenue After Raw Materials Costs and are discussed below.

Cost of Raw Materials Shipments. Similar to the 17.3% decrease in Revenue from the Sale of Materials, the Cost of Raw Materials Shipments decreased 17.6% due to a decrease in the price of materials we procured for our customers and a market driven volume decrease.

Revenue After Raw Materials Costs. Revenue After Raw Materials Costs for our Mill Services Group increased $0.3 million, or 0.1%, to $273.8 million in the six-month period ending June 30, 2013 compared to the six-month period ending June 30, 2012. Year-over-year Revenue After Raw Materials Costs increase due to new sites and services which contributed $15.2 million of incremental revenue, $3.3 million of which was generated from new international sites and services. This increase was offset by a $1.9 million decrease in revenue related to three contracts in the United States and Canada that were not renewed and $0.7 million decrease from the cancellation of a contract in Serbia after our customer sold the mill to the Serbian government. The idling of steel making at two North American customer mills resulted in a $1.1 million year-over-year decrease in revenue. Additionally, in the first half of 2012 we recorded $6.7 million of revenue from a customer that filed for bankruptcy protection in late May 2012 which did not recur in 2013 resulting in a year-over-year decline. That $6.7 million total included $5.1 million related to the Arbitration Award Settlement. The remaining decline of $4.5 million was primarily the result of a decrease in our customers’ steel production volume of approximately 5% on a same-site basis.

Revenue After Raw Materials Costs for our Raw Material and Optimization Group decreased 0.8 million, or 2.1%, to $35.2 million. While the volume of material we procured for and sold to our customers was down about 5%, an increase in the per ton margin across most of our channels of business offset the volume decrease. Including a $1.1 million favorable non-recurring true-up adjustment for certain accrued costs, our per ton margin increased approximately 12%. Excluding that adjustment, our per ton margin would have increased approximately 8%.

Site Operating Costs. Site Operating Costs are primarily the costs incurred by our Mill Services Group in providing services to our customers. These costs are largely variable and are generally correlated with our customers’ production levels. Site Operating Costs increased by $0.3 million, 0.1%, year-over-year. New sites and contracts contributed $8.9 million of additional site operating costs in the six-month period ended June 30, 2013 as compared to the six-month period ended June 30, 2012. Site operating costs related to other sites and contracts decreased by $8.6 million, or approximately 4% which was substantially driven by a decrease in our customers’ steel production.

Selling, General and Administrative Expenses. Selling, General and Administrative Expenses for the six-month period ending June 30, 2013 were $32.3 million, compared to $33.0 million in the six-month period ending June 30, 2012, a decrease of 1.9%. The decrease was driven by a $2.0 million year-over-year decrease in our accrual for incentive compensation and a non-recurring benefit of $0.9 million related to insurance recoveries on legacy workers compensations costs. Those decreases in administrative expense was partially offset by the $0.6 million unfavorable year-over-year effect of a 2012 benefit related to a value added tax recovery, a $0.8 million increase in our selling, general and administrative expenses associated with our procurement activities, a $0.4 million increase in share based compensation cost and a $0.6 million increase in administrative professional fees.

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Adjusted EBITDA. Adjusted EBITDA for the six-month period ending June 30, 2013 was $74.4 million compared to $74.6 million for the six-month period ending June 30, 2012, a decrease of $0.3 million or 0.4%.

Our Mill Services Group’s Adjusted EBITDA decreased $0.6 million, or 0.9%, to $67.2 million. The decrease in Adjusted EBITDA was driven by a $4.7 million year-over-year decrease in Adjusted EBITDA related to the customer with whom we had the Arbitration Award Settlement. A decrease in production by our mill services customers contributed to a same site decrease of approximately $2.8 million year-over-year. Additionally the mill services group adjusted EBITDA was negatively impacted by $2.2 million year-over-year by contracts that were not renewed, contracts that were renewed on less favorable terms and customers sites experiencing longer term production outages. Those decreases were partially offset by the favorable impact of new sites and contracts which contributed $6.8 million of additional EBITDA year-over-year and by a $2.2 million adjusted EBITDA increase at two international sites where we began operating on January 1, 2012, but experienced losses in the first quarter of 2012 during the ramp-up of those operations.

Our Raw Material and Optimization Group’s Adjusted EBITDA decreased $1.4 million or 5.5% year-over-year, driven by a decrease in the volume of raw materials we procured for and sold to our customers of approximately 5%. Domestic steel production was down about 5% in the first half of 2013 compared to the first half of 2012 and that decline contributed to the decrease in our procurement volume. Our overall per ton margins improved, helping to partially mitigate the reduced volume. Our per ton margins benefited from a $1.1 million favorable non-recurring adjustment related to the true-up of certain accrued costs. The operating costs for the Raw Material and Optimization Group, which primarily are included in selling, general and administrative expenses, increased year-over-year driven by higher wage and benefit costs.

Our Administrative net expenses decreased $1.7 million in the six-month period ending June 30, 2013 to $17.7 million, compared to the six-month period ending June 30, 2012. The decrease was primarily the result of a $2.0 million decrease in performance-based compensation accruals and severance costs. We also benefited from a $0.9 million insurance recovery on legacy workers compensation costs that is non-recurring in nature. The first half of 2012 had benefited from a $0.6 million refund of value added tax that resulted in a negative year-over-year variance as no such benefit recurred in the first half of 2013.

Adjusted EBITDA Margin. Our Adjusted EBITDA margin for the first half of 2013 was 24.1%, consistent with the first half of 2012. A variety of factors impact our Adjusted EBITDA margin including the relative contributions of the Mill Services Group and Raw Material and Optimization Group, which have different margin characteristics, and the relationship of the Administrative Segment expenses to consolidated Revenue After Raw Material Costs.

Depreciation and Amortization. Depreciation and amortization expense during the six-month period ending June 30, 2013 was $38.5 million compared to $33.0 million in the six-month period ending June 30, 2012, an increase of 16.9%. The increase resulted from higher capital expenditures in 2012 and 2013. Much of that capital was expended at new sites in contracts where we began operation in 2012 and the first half of 2013. Depreciation expense at those sites amounted to $5.3 million in the first half of 2013 compared to the $2.7 million in the first half of 2012, an increase of $2.6 million.

Interest Expense, Net. Interest Expense, Net for the six-month period ending June 30, 2013 was $11.3 million, compared to $14.0 million for the six-month period ending June 30, 2012, a decrease of $2.6 million. The decrease resulted from lower average outstanding debt balances and lower underlying interest rates resulting from our March 20, 2012 refinancing. In that refinancing we reduced our outstanding indebtedness by $80.2 million and reduced our overall interest rate by repaying our senior secured notes which carried a fixed rate of 9 3/4%.

On March 21, 2013, we completed an amendment to re-price our term loan. The amendment reduced the applicable margin on LIBOR borrowings from 4.50% to 3.75% and reduced the LIBOR floor from 1.25% to 1.00%. We expect that the re-pricing will save approximately $3.0 million of interest expense annually, but it did not have a significant impact in the first quarter of 2013 because it occurred late in the period.

Loss on Modification and Early Extinguishments of Debt. On March 21, 2103, we completed an amendment to re-price our term loan reducing our applicable margin by 0.75% and reducing our LIBOR floor by 0.25%. In connection with the transaction, we recorded a $1.1 million Loss on the Modification and Early Extinguishment of Debt. The charge consisted of $0.7 million in fees incurred in the transaction and $0.4 million to write-off deferred debt issuance costs and original issue discount associated with individual lenders who exited the facility in connection with the transaction.

In March 2012, we entered into a new $300.0 million term loan facility and paid off our obligations under our previous term loan facility due 2014 and our senior subordinated notes due 2015. In connection with the refinancing, we incurred a $12.3 million loss in the early extinguishment of debt which consisted of the $5.4 million senior note redemption premium, $1.8 million of interest payable to holders through the redemption date, $5.0 million to write-off the unamortized deferred issuance costs on the extinguished indebtedness and $0.1 million in miscellaneous legal and administrative charges.

Income Tax Expense. Income Tax Expense for the six-month period ending June 30, 2013 was $7.1 million, or 30.4% of our pre-tax income, compared to $5.5 million of expense, or 36.0% of our pre-tax income in the six-month period ending June 30, 2012.

The Income Tax Expense for the six months of 2013 is based on an estimated annual effective rate, which requires us to make our best estimate of expected pre-tax income for the year. The income tax expense for the first half of 2013 was based on an annualized effective rate of 29.3%, but is adjusted to include a $0.7 million charge associated with the immediate recognition of the anticipated cost associated with a tax law change in South Africa.

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Liquidity and Capital Resources

The eligible accounts receivable and eligible inventory that comprise the collateral under the ABL facility as of June 30, 2013 supported a gross borrowing base of approximately $274.5 million. Our excess available balance was $241.5 million as we had no borrowings outstanding and $33.0 million of outstanding letters of credit. The gross borrowing base was approximately $75.5 million below the $350.0 million limit of the ABL facility. The ABL facility also allows for eligible equipment to provide borrowing base capacity under the facility and, with the senior secured term loan due 2014 extinguished, the ABL facility has a first lien on our domestic and Canadian equipment. The Company expects to add an additional approximately $15.0 million of equipment related borrowing base capacity upon the resolution of certain collateral access and other administrative agreements with the agent for the ABL lenders.

We believe that cash flow from operations, together with availability under our new ABL facility, will be sufficient to fund our operating, capital and debt service requirements for at least the next 12 months.

Cash Flow

The nature of our procurement activities is such that the amount we invest in inventories and our accounts receivable may significantly vary at any given point in time. Cash flow provided by operating activities in the six-month period ending June 30, 2013 was $52.1 million compared to $65.0 million in the six-month period ending June 30, 2012. Working capital items used $6.1 million of cash in the first six months of 2013 compared to providing $6.3 million in the first six months of 2012. Significant changes in working capital items generally relate to our raw material procurement activities and while we work to manage the timing of disbursements and collections, our working capital levels fluctuate, sometimes significantly, over reporting periods. Additionally, we may, from time to time, invest in our working capital in order to take advantage of opportunities to realize higher than normal margins in our Raw Material and Optimization Group.

Net cash used in investing activities in the six-month period ending June 30, 2013 was $41.3 million, of which $15.4 million funded Growth Capital Expenditures, $20.7 million funded Maintenance Capital Expenditures and $5.4 million was spent on development and implementation of software and systems including our a new ERP system. In the six-month period ending June 30, 2012, our net cash used by investing activities consisted primarily of $38.1 million of Growth Capital Expenditures and $16.9 million of Maintenance Capital Expenditures. Generally, our Maintenance Capital Expenditures will vary with our customer production as the schedule of assets and major components replacement is highly correlated with equipment operating hours.

Net cash used for financing activities in the first six months of 2013 was $4.0 million, mainly comprised of $5.8 million of scheduled debt repayments offset by $2.3 million in proceeds received in connection with the Amendment to TCIMS’s outstanding senior secured Term Loan B credit agreement. Net cash used for financing activities in the first half of 2012 was $91.9 million, mainly comprised of amounts paid to reduce our overall indebtedness as part of our March 2012 refinancing and the issuance and termination fees associated with that refinancing. In the March 2012 refinancing, we received $297.0 million in proceeds from our new Term Loan Facility and paid off $223.0 million of senior subordinated notes and $157.2 million outstanding on our senior secured term loan due 2014. We also incurred $13.6 million of debt issuance and termination fees associated with the transaction. In addition to the proceeds of our new senior secured term loan, we used available cash and a $30.0 million draw on our ABL facility to consummate the March 20, 2012 refinancing. The draw on the ABL was repaid prior to June 30, 2012.

Discretionary Cash Flow

During the six-month period ending June 30, 2013 we generated $53.7 million of Discretionary Cash Flow compared to $57.7 in the first six months of 2012. We define Discretionary Cash Flow as Adjusted EBITDA less Maintenance Capital Expenditures and it is calculated as follows for the periods indicated (in thousands):

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	Six months ended
	June 30, 2013	June 30, 2012
Adjusted EBITDA	$74,357	$74,640
Maintenance Capital Expenditures	(20,665)	(16,937)

Discretionary Cash Flow	$53,692	$57,703

The table below reconciles Discretionary Cash Flow to Cash flow provided by operating activities, for the periods indicated (in thousands):

	Six months ended
	June 30, 2013	June 30, 2012
Discretionary Cash Flow	$53,692	$57,703
Maintenance Capital Expenditures	20,665	16,937
Cash interest expense	(10,043)	(20,773)
Cash income taxes	(6,739)	(1,953)
Change in accounts receivable	11,201	4,673
Change in inventory	(212)	(5,162)
Change in account payable	(3,124)	10,323
Change in other current assets and liabilities	(13,979)	4,603
Other operating cash flows	610	(1,437)

Net cash provided by operating activities	$52,071	$64,914

Working Capital

Our current assets and liabilities, particularly our accounts receivable, inventory and accounts payable, vary significantly with changes in underlying business conditions including the volume and price of raw materials we procure for our customers. The volume and per ton price of the raw materials we buy from our vendors and sell to our customers will impact our Revenue from the Sale of Materials and our Cost of Raw Materials shipments. The same factors will typically impact our accounts receivable, inventory and accounts payable in comparable fashion. We generally expect that those increases will have offsetting effects and that any resulting impact to cash flows is temporary. However, because of the purchasing scale of our raw material procurement business, changes in the timing of collection of receivables or payment of accounts payable can have significant impacts on our cash flow from operations in a given period. We generally expect that these impacts will be temporary. However, from time to time, we may decide to invest in our working capital to take advantage of opportunities to realize higher than normal margins in our raw materials and optimization activities. The chart below shows the weighted average price of #1 Heavy Melt Scrap based on published prices of the commodity weighted by our monthly volume of raw materials shipments.

	2009	2010	2011	6 months -2012	6 months -2013
Weighted average per ton price of #1 Heavy Melt Scrap	$209	$384	$411	$397	$344

New site start-ups in our mill services business also impact working capital movements as we fund the operating costs for some period of time before receiving the first cash payments for our services.

During the six-month period ending June 30, 2013, our accounts receivable decreased $11.2 million, or 4.0% and our accounts payable decreased $3.1 million, or 1.2%. The decrease generally reflects a slight decrease in the selling price of the materials we procure for and sell to our customers.

During the six-month period ending June 30, 2012, our accounts receivable decreased $4.9 million, or 1.7%, to $287.7 million, and our inventory increased $5.2 million, or 9.2%, to $61.5 million, in each case compared to the levels present at December 31, 2011. Our accounts payable increased $10.3 million during the same period. We generally expect that movements in accounts receivable and inventory will be offset by movements in accounts payable driven by the volume and market price of the raw materials we procure for our customers. However, for the six months ending June 30, 2012 this was not the case. Our accounts receivable decreased and our accounts payable increased each generating a positive cash flow impact. A decrease in days sales outstanding and a slight increase in days payable drove favorable cash flow from both accounts receivable and accounts payable. The increase in inventory was caused by an increase in the volume of inventory we had on hand.

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Forward Looking Statements

This Quarterly Report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, with respect to our financial condition, results of operations and business and our expectations or beliefs concerning future events. Such forward-looking statements include the discussions of our business strategies, estimates of future global steel production and other market metrics and our expectations concerning future operations, margins, profitability, liquidity and capital resources. Forward-looking statements may be preceded by, followed by or include the words “may,” “will,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “could,” “might,” or “continue” or the negative or other variations thereof or comparable terminology. Forward-looking statements are not guarantees of performance. You should understand that the following important factors, in addition to those discussed in Item 1A of Part I of this report, could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks, uncertainties, estimates and assumptions. Actual outcomes and results may differ materially from those expressed in these forward-looking statements. You should not place undue reliance on any of these forward- looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any such statement to reflect new information, or the occurrence of future events or changes in circumstances.

Many factors could cause actual results to differ materially from those indicated by the forward-looking statements or could contribute to such differences, including:

•

North American and global steel production volumes and demand for steel are impacted by regional and global economic conditions and by conditions in our key end-markets, including automotive, consumer appliance, industrial equipment and construction markets;

•	we rely on a number of significant customers and contracts, the loss of any of which could have a material adverse effect on our results of operations;

•	some of our operations are subject to market price and inventory risk arising from changes in commodity prices;

•	if we fail to make accurate estimates in bidding for long-term contracts, our profitability and cash flow could be materially adversely affected;

•	operating in various international jurisdictions subjects us to a variety of risks;

•	our international expansion strategy may be difficult to implement and may not be successful;

•

our business involves a number of personal injury and other operating risks, and our failure to properly manage these risks could result in liabilities and loss of future business not fully covered by insurance and loss of future business and could have a material adverse effect on results of operations;

•

we are subject to concentrated credit risk and we could become subject to constraints on our ability to fund our planned capital investments and/or maintain adequate levels of liquidity and working capital under our senior secured ABL facility as a result of concentrated credit risk, declines in raw material selling prices or declines in steel production volumes;

•

if we experience delays between the time we procure raw materials and the time we sell them, we could become subject to constraints on our ability to maintain adequate levels of liquidity and working capital;

•	our estimates of future production volumes may not result in actual revenue or translate into profits;

•	counterparties to agreements with us may not perform their obligations;

•	exchange rate fluctuations or decreases in exports of steel may materially adversely impact our business;

•	an increase in our debt service obligations may materially adversely affect our earnings and available cash and could make it more difficult to refinance our existing debt;

•	the terms of our credit facilities may restrict our current and future operations, particularly our ability to finance additional growth or take some strategic or operational actions;

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•	we expend significant funds and resources to embed ourselves at our customers’ sites, but we may not receive significant profits for a period of time following such efforts;

•	increases in costs of maintenance and repair of our equipment or increases in energy prices could increase our operating costs and reduce profitability;

•

higher than expected claims under our self-insured health plans, under which we retain a portion of the risk, and our large deductible workers’ compensation program could adversely impact our results of operations and cash flows;

•	we are exposed to work stoppages and increased labor costs resulting from labor union activity among our employees and those of our customers;

•	we could be exposed to unknown or unmanaged risks or losses due to employee misconduct or fraud;

•	certain of our pension and other post-employment benefit plans are currently underfunded or unfunded, and we have to make cash payments, which may reduce the cash available for our business;

•	higher than expected claims that are in excess of the amount of our coverage under insurance policies would increase our costs;

•

equipment failure, failure of our computer, information processing, or communications hardware, software, systems or infrastructure, or other events could cause business interruptions that could have a material adverse effect on our results of operations;

•

we are subject to acquisition risks. If we are not successful in integrating companies that we acquire or have acquired, we may not achieve the expected benefits, and our profitability and cash flow could suffer. In addition, the cost of evaluating and pursuing acquisitions may not result in a corresponding benefit;

•

our business is subject to environmental and health and safety regulations that could expose us to liability, increase our cost of operations, or otherwise have a material adverse effect on our results of operations;

•	failure to comply with the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act, and similar regulations could subject us to penalties and other adverse consequences;

•	we may see increased costs arising from health care reform;

•	rapidly growing supply in China and other developing economies may grow faster than demand in those economies, which may result in additional excess worldwide capacity and falling steel prices;

•	a downgrade in our credit ratings would make it more difficult for us to raise capital and would increase the cost of raising capital;

•	we face significant competition in the markets we serve;

•	we may not be able to sustain our competitive advantages in the future;

•	we may not be able to successfully adapt to changes in the scrap trading industry;

•	the future success of our business depends on retaining existing and attracting new key personnel;

•

future conditions might require us to make substantial write-downs in our assets, including requiring us to incur goodwill impairment charges, which could materially adversely affect our balance sheet and results of operations;

•	we may be subject to potential asbestos-related and other liabilities associated with former businesses;

•	certain of our operations are dependent on access to freight transportation;

•	our tax liabilities may substantially increase if the tax laws and regulations in the jurisdictions in which we operate change or become subject to adverse interpretations or inconsistent enforcement;

•	increased use of materials other than steel may have a material adverse effect on our business;

•	regulation of greenhouse gas emissions and climate change issues may materially adversely affect our operations and markets; and

•	if we fail to protect our intellectual property and proprietary rights adequately or infringe the intellectual property of others, our business could be materially adversely affected.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Quarterly Report. We assume no obligation to update any forward-looking statements after the date of this Quarterly Report as a result of new information, future events or developments except as required by federal securities laws.

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Item 3.	Quantitative and Qualitative Disclosure about Market Risks

Certain statements we make under this “Quantitative and Qualitative Disclosures About Market Risk” section constitute “forward-looking statements.” See “Forward-Looking Statements.”

We do not carry market risk sensitive financial instruments for trading purposes, but we are exposed to the impact of interest rate and commodity price changes and, to a lesser extent, foreign currency fluctuations. In the normal course of business, we employ established policies and procedures to manage our exposure changes in interest rates on our variable rate debt using financial instruments we deem appropriate.

Inflation and Changing Prices

Other than the impact of rising fuel costs, we believe that inflation did not have a material impact on our consolidated results of operations during the last three fiscal years because inflation rates generally have remained at relatively low levels during the periods presented. Our customer contracts typically provide for price adjustments based on published indices, which pass defined increases or decreases in key operating costs through to our customers and have the effect of reducing our exposure to inflation.

Interest Rate Risk

Our financing agreements include a variable rate term loan with an outstanding balance of $298.5 million at June 30, 2013 and a $350 million variable rate, asset-based, revolving line of credit. At June 30, 2013, we had no outstanding asset-based revolving borrowings. Assuming no changes in variable rate borrowings from the amounts outstanding at June 30, 2013, a hypothetical 1.0% change in underlying variable rates would change our annual Interest Expense and cash flow from operations by approximately $3.0 million.

Foreign Currency Risk

Movements in foreign currency exchange rates may affect the translated value of our earnings and cash flows associated with our foreign operations as well as the translation of net asset or liability positions that are denominated in foreign currencies. For the six months ended June 30, 2013, we derived approximately 70.8% of our Revenue After Raw Materials Costs from providing services and products to steel mills in the United States. In countries outside the United States, we generate revenue and incur operating expenses denominated in local currencies. We are exposed to changes in the value of the U.S. dollar relative to the Euro, Canadian dollar, British pound, Serbian dinar, Mexican peso, Trinidad/Tobago dollar, New Taiwan dollar, Bahraini dinar, United Arab Emirates dirham and the South African rand. For the six months ended June 30, 2013, we generated approximately $8.5 million of Income from Operations in foreign currencies. On an annual basis, we expect operating income in these countries would decrease or increase by approximately $1.7 million if all foreign currencies uniformly weaken or strengthen 10% relative to the U.S. dollar. As part of our growth strategies discussed above and elsewhere in this Quarterly Report, we are seeking to increase our operations overseas with the possibility that such operations will increase our foreign currency risk. We also plan to employ strategies, when appropriate, to mitigate foreign currency risk, and such strategies may include the use of derivative financial instruments.

Commodity Risk

Our operations, which include raw materials procurement, logistics and processing for our customers, have limited raw materials price risk. In general, we carry little inventory relative to our sales volume, although we do maintain some inventory at our scrap processing and other locations. In addition, we occasionally take measured market risk in connection with our raw materials procurement services by either purchasing raw materials at a fixed price without an immediate corresponding sale order or agreeing to sell raw materials at a fixed price before having procured such materials. As a result, we have some exposure to changes in raw material prices.

We also purchase commodities for use in our operations, most notably diesel fuel. We consume approximately eight to 11 million gallons of diesel fuel annually, and we incurred $25.3 million in fuel and other petroleum-based supplies costs for the six months ended June 30, 2013. We estimate that a 10% change in the price of fuel would affect Income from Operations by approximately $5.1 million per year. To help mitigate the risk of changes in fuel and other commodity risks, our contracts typically provide for price adjustments based on published price indices which pass defined increases or decreases in key operating costs through to our customers. However, the timing of the impact of changes in commodity prices will generally precede the impact of a price adjustment mechanism. For example, changes in commodity prices in 2013 would likely change the indices used to calculate the 2014 price adjustment mechanism.

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Item 4.	Controls and Procedures

The Company’s senior management is responsible for establishing and maintaining a system of disclosure controls and procedures (as defined in Rule 13a-15 and 15d-15 under the Securities Exchange Act of 1934 (the “Exchange Act”)) designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by an issuer in the reports that it files or submits under the Exchange Act is accumulated and communicated to the issuer’s management, including its principal executive officer or officers and principal financial officer or officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

The Company has evaluated the effectiveness of the design and operation of its disclosure controls and procedures under the supervision of and with the participation of management, including the Chief Executive Officer and Chief Financial Officer, as of the end of the period covered by this report. Based on that evaluation, our Chief Executive Officer and Chief Financial Officer have concluded that our disclosure controls and procedures are effective in timely alerting them to material information required to be included in our periodic Securities and Exchange Commission filings.

The Company is controlled by Onex Partners II LP, an affiliate of Onex Corporation, a public company listed on the Toronto Stock Exchange, and, therefore, is required to maintain internal controls over financial reporting as required by applicable Canadian regulations.

The Company is involved in a multi-year ERP project (using Microsoft Dynamics AX (‘AX’) and SAI) to transform the Company’s technology platforms and enhance its business information and transaction processing systems. An ERP system is a fully-integrated set of programs and databases that incorporate order processing, operational planning, equipment scheduling and maintenance, purchasing, billing, accounts receivables and payables, inventory management, and accounting and reporting. In the quarter ended June 30, 2013 the Company began to implement AX in parts of its North American MSG businesses and Corporate headquarters and expects the implementation to continue globally through calendar year 2014. SAI will support the RMOG business and will commence in the quarter ended December 31, 2013 in North America and globally in 2014. In connection with this project we are updating internal controls over financial reporting, as necessary, due to changes to our business processes and accounting procedures. We do not believe that these ERP system implementations will have an adverse effect on internal controls over financial reporting.

There were no changes in our internal control over financial reporting that occurred during the six months ended June 30, 2013 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

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PART II—Other Information

Item 1A.	Risk Factors

In addition to the other information set forth in this Quarterly Report on Form 10-Q, you should carefully consider the factors discussed in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012, which could materially affect our business, financial condition or future results. There have been no material changes to the Company’s risk factors previously disclosed in our Annual Report on Form 10-K for the year ended December 31, 2012. The risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2012 are not the only risks facing us. In the normal course of business, the Company is routinely subject to a variety of risks.

Item 6.	Exhibits

Exhibit Number	Description of Exhibit

10.1	Form of Restricted Stock Agreement dated June 5, 2013.†

10.2	First Amendment to the TMS International Corp. Long-Term Incentive Plan, effective June 5, 2013.†

31.1	Certification of Chief Executive Officer pursuant to Rule 15d-14(a) of the Securities Exchange Act of 1934.†

31.2	Certification of Chief Financial Officer pursuant to Rule 15d-14(a) of the Securities Exchange Act of 1934.†

32.1	Certificate of Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.†

32.2	Certificate of Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.†

101*	XBRL data file†

†	filed herewith.
*	Pursuant to Rule 406T of Regulation S-T, the Interactive Data Files on Exhibit 101 hereto are deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended (the “Securities Act”), are deemed not filed for purposes of Section 18 of the Exchange Act, and otherwise not subject to liability under those sections. This exhibit shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Registrant specifically incorporates this exhibit by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this quarterly report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glassport, Commonwealth of Pennsylvania, on August 6, 2013.

TMS International Corp. and Subsidiaries

By:	/s/ Raymond S. Kalouche	By:	/s/ Daniel E. Rosati
	Raymond S. Kalouche		Daniel E. Rosati
	President, Chief Executive Officer and Director (Principal Executive Officer)		Executive Vice President and Chief Financial Officer (Principal Financial Officer)

43

EXHIBIT 10.1

TMS INTERNATIONAL CORP.

LONG TERM INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

(based on attached form)

Director	Date of Grant	Number of Shares of Class A Common Stock Granted

John J. Connelly	June 5, 2013	4,065
Colin Osborne	June 5, 2013	4,065
Herbert K. Parker	June 5, 2013	4,065
Patrick W. Tolbert	June 5, 2013	4,065

TMS INTERNATIONAL CORP.

FORM OF RESTRICTED STOCK AGREEMENT

THIS AGREEMENT is made effective the 5th day of June, 2013 (the “Grant Date”), between TMS International Corp. (the “Company”) and                              (the “Recipient”).

WHEREAS, in consideration of the Recipient’s services as a member of the Company’s Board, the Company desires to grant to the Recipient a number of Shares of Restricted Stock as specified below; and

WHEREAS, the Shares of Restricted Stock are being issued under and subject to the Company’s Long-Term Incentive Plan (the “Plan”) and any capitalized terms used herein shall have the same meanings as under the Plan (the Recipient being referred to in the Plan as a “Participant”).

NOW, THEREFORE, in consideration of the following covenants and for other good and valuable consideration, the parties agree as follows:

1.	GRANT OF RESTRICTED STOCK

The Company grants to the Recipient 4,065 Shares of Restricted Stock, which reflects a number of Shares of the Company’s Class A Common Stock having a Fair Market Value equal to Sixty Thousand Dollars ($60,000) as of the Grant Date, on the terms and conditions and subject to all of the limitations set forth herein and in the Plan.

2.	PURCHASE PRICE

The purchase price of the Restricted Stock shall be zero dollars. The Recipient shall be permitted to make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, to recognize income at the date of the grant of the Restricted Stock. THE FORM FOR MAKING THIS SECTION 83(b) ELECTION IS ATTACHED TO THIS AGREEMENT AS EXHIBIT A AND THE RECIPIENT (AND NOT THE COMPANY OR ANY OF ITS AGENTS) SHALL BE SOLELY RESPONSIBLE FOR APPROPRIATELY FILING SUCH FORM, EVEN IF THE RECIPIENT REQUESTS THE COMPANY OR ITS AGENTS TO MAKE THIS FILING ON RECIPIENT’S BEHALF.

3.	BOOK-ENTRY SHARES

The Company shall not issue stock certificates representing the Shares that the Recipient has been granted. Rather, the Company shall maintain a book-entry record of such Shares, subject to a “stop transfer order” which shall remain in place, until such time as the vesting requirements of Paragraph 4(b) are fulfilled and transfer restrictions of Paragraph 4(c) have terminated.

4.	RESTRICTIONS AND VESTING

a)	Subject to the terms of the Plan, and until the passage of the time periods specified in Paragraphs 4(b) and 4(c) below, the Recipient shall not be allowed at any time to

2

sell, transfer, convey, exchange, give, assign, pledge, encumber, or otherwise dispose of (“Transfer”) all or a portion of any interest in the Restricted Stock or the Vested Shares (as hereinafter defined). Any attempted Transfer shall be void and shall not transfer ownership in, title to, or any rights respecting the Restricted Stock or the Vested Shares, as applicable.

b)	Subject to the requirements of Paragraph 4(c), the restrictions with respect to all of the Shares of Restricted Stock shall lapse on the day immediately preceding the Company’s first annual meeting of its stockholders next following the Grant Date (the “Vesting Date”) and all of the Shares shall be fully vested on such date, so long as the Recipient continues to serve as a member of the Board at all times from the Grant Date through the Vesting Date. If the Recipient ceases to be a member of the Company’s Board at any time prior to the Vesting Date, all of the Shares of Restricted Stock granted hereunder shall be forfeited as of the date the Recipient ceases to be a member of the Board. The Shares of Restricted Stock which become vested pursuant to this Paragraph 4(b) shall be referred to herein as “Vested Shares”.

c)	As a condition to receiving the grant of Restricted Stock, the Recipient agrees to hold, for a period of three (3) years from the Vesting Date, Vested Shares equal to sixty percent (60%) of the Vested Shares.

5.	RELEASE OF RESTRICTIONS

When the Shares become Vested Shares, or, with respect to Vested Shares that are subject to Paragraph 4(c), upon the passage of the time period set forth therein, or, in each instance, as soon thereafter as may be practicable, the stop transfer order described in Paragraph 3 shall be removed.

6.	FORFEITURE/CLAWBACK

In addition to the Committee’s rights of rescission and cancellation set forth under the Plan, any grant, payment or delivery made pursuant to this Agreement which is subject to recovery under any law, government regulations or stock exchange listing requirement will be subject to such clawbacks or deductions as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

7.	NOTICES

Any notices required or permitted pursuant to the provisions of this Agreement or the Plan must be in writing and will be deemed to have been properly given (a) when delivered by hand; (b) by electronic mail; (c) when sent by facsimile (with acknowledgment of complete transmission), provided that a copy is mailed by U.S. certified mail, return receipt requested; (d) three (3) days after sent by certified mail, return receipt requested; or (e) one (1) day after deposit with a nationally recognized

3

overnight delivery service, in each case to the appropriate addresses and facsimile numbers set forth below:

To the Company:

TMS International Corp.

12 Monongahela Avenue

P.O. Box 2000

Glassport, PA 15045

Attention: Chief Financial Officer and Executive Vice President, Secretary and General Counsel

Email: drosati@tubecityims.com; tlippard@tubecityims.com

To the Recipient:

Email:

Each party will be entitled to specify a different address for the receipt of subsequent notices by giving written notice thereof to the other party in accordance with this Paragraph 7.

8.	BINDING EFFECT

This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

9.	GOVERNING LAW

This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Company and Recipient have caused this Agreement to be executed on its and his behalf on the day and year first above written.

TMS INTERNATIONAL CORP.	RECIPIENT

By:

Its:

4

EXHIBIT 10.2

FIRST AMENDMENT TO THE

TMS INTERNATIONAL CORP. LONG-TERM INCENTIVE PLAN

The TMS International Corp. Long-Term Incentive Plan (the “Plan”) is hereby amended, effective June 5, 2013, and subject to approval by stockholders, as follows:

1. The maximum number of Shares as to which Awards may be granted pursuant to Article III of the Plan shall be increased by 750,000. Accordingly, the first paragraph of Article III (“Shares Subject To The Plan”) shall be amended to read as follows:

The aggregate number of Shares as to which Awards may be granted from time to time shall be Two Million Three Hundred Eight Thousand, One Hundred Seventy (2,308,170) Shares. The aggregate number of Shares as to which Incentive Options may be granted from time to time shall be Two Million Three Hundred Eight Thousand, One Hundred Seventy (2,308,170) Shares. The aggregate numbers of shares set forth above take into effect the stock split occurring in connection with the Company’s initial public offering but are subject to adjustment for other future stock splits, stock dividends, and other adjustments described in Article XIX hereof.

2. The following items shall be added to the list of business criteria at the end of the first sentence of Article XII.C.2 of the Plan:

“(w) cash flow; and/or (x) capital and/or operating expenditures.”

EXHIBIT 31.1

Certification in the Form Provided by Rule 15d-14(a)

of the Securities Exchange Act of 1934

I, Raymond S. Kalouche, certify that:

1.	I have reviewed this quarterly report on Form 10-Q for the period ended June 30, 2013 of TMS International Corp.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a.	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting.

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent functions):

a.	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: August 6, 2013

By:	/s/ Raymond S. Kalouche
Raymond S. Kalouche
Chief Executive Officer
(Principal Executive Officer)

EXHIBIT 31.2

Certification in the Form Provided by Rule 15d-14(a)

of the Securities Exchange Act of 1934

I, Daniel E. Rosati, certify that:

1.	I have reviewed this quarterly report on Form 10-Q for the period ended June 30, 2013 of TMS International Corp.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a.	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting.

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent functions):

a.	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: August 6, 2013

By:	/s/ Daniel E. Rosati
Daniel E. Rosati
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of TMS International Corp. (the “Company”) on Form 10-Q for the period ended June 30, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Raymond S. Kalouche, as Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Raymond S. Kalouche
Raymond S. Kalouche
Chief Executive Officer

Date: August 6, 2013

EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of TMS International Corp. (the “Company”) on Form 10-Q for the period ended June 30, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Daniel E. Rosati, as Chief Financial Officer, Executive Vice President and Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Daniel E. Rosati
Daniel E. Rosati
Executive Vice President and Chief Financial Officer

Date: August 6, 2013

ANNEX G

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 21, 2013

TMS INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

001-35128	Delaware	20-5899976
(Commission File Number)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12 Monongahela Avenue

P.O. Box 2000

Glassport, PA 15045

(412) 678-6141

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 21, 2013, TMS International Corp. (the “Company”) announced that Tube City IMS Corporation (“TCIMS”), the Company’s wholly owned subsidiary, and certain other of its subsidiaries entered into Amendment No. 1 (the “Amendment”) to TCIMS’s outstanding senior secured Term Loan B credit agreement (the “Existing Term Loan Agreement” and, as amended by the Amendment, the “Amended Term Loan”) among TCIMS, as borrower, certain other subsidiaries of the Company, as guarantors, JPMorgan Chase Bank, N.A., as administrative agent and lender, and the other lenders party thereto.

Pursuant to the Amendment, the applicable margin used to calculate the amount of interest payable on borrowings under the Amended Term Loan has been reduced. Borrowings under the Existing Term Loan Agreement bore interest at a rate equal to an applicable margin plus, at TCIMS’ option, either (a) a base rate calculated in a customary manner (which would never be less than the adjusted Eurodollar rate plus 1%) or (b) an adjusted Eurodollar rate calculated in a customary manner (with a floor of 1.25%). The applicable margin under the Existing Term Loan Agreement was 3.50% per annum with respect to base rate borrowings and 4.50% per annum with respect to Eurodollar rate borrowings. Pursuant to the Amendment, the applicable margin has been amended to be 2.75% with respect to base rate borrowings and 3.75% with respect to Eurodollar rate borrowings, and the interest rate floor with respect to Eurodollar rate borrowings has been reduced to 1.00%.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment and Exhibit A thereto, copies of which are filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

J.P. Morgan Chase Bank, N.A. and certain of its affiliates also serve as administrative agent and collateral agent under TCIMS’ asset-backed revolving credit facility (the “ABL Facility”) and certain of the lenders under the Amended Term Loan or their affiliates are lenders under the ABL Facility as well. In addition, certain of the lenders under the Amended Term Loan and their affiliates have engaged in, and may in the future engage in, commercial and investment transactions with the Company, its subsidiaries, and/or Onex Corporation or its affiliates (which collectively hold a majority of the Company’s issued and outstanding common stock) in the ordinary course of business.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Amendment No. 1 to Credit Agreement, dated as of March 21, 2013, to the Credit Agreement, dated as of March 20, 2012, among Tube City IMS Corporation, as borrower, Metal Services Holdco, LLC and Tube City IMS, LLC, as guarantors, the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TMS INTERNATIONAL CORP.

Date: March 27, 2013

	By:	/s/ Daniel E. Rosati
Daniel E. Rosati
Executive Vice President and Chief Financial Officer

Exhibit 10.1

AMENDMENT No. 1, dated as of March 21, 2013 (this “Amendment”), to the Credit Agreement dated as of March 20, 2012, among METAL SERVICES HOLDCO, LLC a Delaware limited liability company (“MS Holdco”), TUBE CITY IMS CORPORATION, a Delaware corporation (the “Company” or the “Borrower”), the Subsidiary Guarantors, the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the “Lenders”), JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”) and the other parties thereto (as amended, restated, modified and supplemented from time to time, the “Credit Agreement”); capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, the Borrower desires to amend the Credit Agreement on the terms set forth herein;

WHEREAS, Section 10.1 of the Credit Agreement provides that the relevant Loan Parties and the Required Lenders may amend the Credit Agreement and the other Loan Documents for certain purposes;

WHEREAS, (i) each Amendment No. 1 Consenting Lender (as defined in Exhibit A) has agreed, on the terms and conditions set forth herein, to have up to all of its outstanding Initial Term Loans (as defined in Exhibit A) converted into a like principal amount of a Term B Loan (as defined in Exhibit A) effective as of the Amendment No. 1 Effective Date (as defined below) and (ii) if not all outstanding Initial Term Loans are converted as described in clause (i), the Additional Term B Lender (as defined in Exhibit A) has agreed to provide an Additional Term B Commitment (as defined in Exhibit A) in a principal amount equal to the principal amount of Initial Term Loans not converted into Term B Loans on the Amendment No. 1 Effective Date, the proceeds of which shall be applied to repay in full such non-converted Initial Term Loans;

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Amendment. The Credit Agreement is, effective as of the Amendment No. 1 Effective Date (as defined below), hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.

Section 2. Representations and Warranties, No Default. In order to induce the Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Holdings and the Borrower represent and warrant to each Lender that:

a)	After giving effect to this Amendment, each of the representations and warranties in the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof, except to the extent that any such representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date; and

b)	At the time of and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

Section 3. Effectiveness. Section 1 of this Amendment shall become effective on the date (such date, if any, the “Amendment No. 1 Effective Date”) that the following conditions have been satisfied:

(i) Consents. The Administrative Agent shall have received executed signature pages hereto from Lenders constituting the Required Lenders;

(ii) Additional Joinder Agreement. The Administrative Agent, the Borrower and the Additional Term B Lender shall have entered into the Additional Term B Joinder Agreement (as defined in Exhibit A);

(iii) Fees. The Borrower shall have paid to the Amendment No. 1 Lead Arrangers (as defined in Exhibit A) in immediately available funds, all fees and expenses owing to Amendment No. 1 Lead Arrangers and due and payable on the Amendment No. 1 Effective Date as separately agreed to in writing by the Borrower and the Amendment No. 1 Lead Arrangers and (ii) to the extent invoiced prior to the Amendment No. 1 Effective Date, all reasonable out-of-pocket expenses of the Amendment No. 1 Lead Arrangers and the Administrative Agent in connection with this Amendment and the transaction contemplated hereby (including the reasonable fees and expenses of Cahill Gordon & Reindel LLP, counsel to the Amendment No. 1 Lead Arrangers and the Administrative Agent);

(iv) Legal Opinions. The Administrative Agent shall have received a favorable legal opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, special counsel to the Loan Parties and the general counsel of the Company, covering such matters as the Administrative Agent may reasonably request and otherwise reasonably satisfactory to the Administrative Agent;

(v) Officer’s Certificate. The Administrative Agent shall have received a certificate of an authorized officer of the Borrower dated the Amendment No. 1 Effective Date certifying that (a) after giving effect to this Amendment, each of the representations and warranties in the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof, except to the extent that any such representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date and (b) at the time of and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing;

(vi) Closing Certificates. The Administrative Agent shall have received (i) a certificate of good standing (where relevant) of each Loan Party as of a recent date, from such Secretary of State or similar Governmental Authority and (ii) a certificate of a duly authorized officer of each Loan Party dated the Amendment No. 1 Effective Date and certifying (A) that there have been no changes to the organizational documents of such Loan Party since the Closing Date, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended since the date adopted and are in full force and effect, and (C) as to the incumbency and specimen signature of each officer executing any Loan Document on behalf of such Loan Party and countersigned by another officer as to the incumbency and specimen signature of a duly authorized officer executing the certificate referred to above;

(vii) Repayment of Initial Term Loans. The Administrative Agent shall have received a notice of repayment in full of and/or conversion of the Initial Term Loans to occur on the Amendment No. 1 Effective Date.

Section 4. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 5. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT FOR NEW YORK GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402).

Section 6. Headings. Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

Section 7. Effect of Amendment. Except as expressly set forth herein, (i) this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or any other Agent, in each case under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of either such agreement or any other Loan Document. Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect. Each Loan Party reaffirms its Obligations, including obligations (whether direct, as a guarantor or otherwise), liabilities and indebtedness, under the Loan Documents to which it is party and the validity of the Liens granted by it pursuant to the Collateral Documents, and all Mortgages, UCC financing statements and all other recordings and filings previously made, recorded or filed are intended to and do secure and perfect all of its Obligations, in each case to the extent provided in such Collateral Documents. This Amendment shall constitute a Loan Document for purposes of the Credit Agreement and from and after the Amendment No. 1 Effective Date, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement as amended by this Amendment. Each of the Loan Parties hereby consents to this Amendment and confirms that all obligations of such Loan Party under the Loan Documents to which such Loan Party is a party shall continue to apply to the Credit Agreement as amended hereby.

Section 8. Submission To Jurisdiction; Waivers. Each of the parties hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Amendment and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the address set forth in Section 10.02 of the Credit Agreement or on the signature pages hereof, as the case may be, or at such other address of which the Administrative Agent shall have been notified pursuant thereto; and

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

TUBE CITY IMS CORPORATION, as Borrower

By:	/s/ Daniel E. Rosati
Name: Daniel E. Rosati Title: Executive Vice President and Chief Financial Officer

METAL SERVICES HOLDCO LLC,

By: TMS INTERNATIONAL CORP., as sole member

	By:	/s/ Daniel E. Rosati
Name: Daniel E. Rosati Title: Executive Vice President and Chief Financial Officer

TUBE CITY IMS, LLC

By:	/s/ Daniel E. Rosati
Name: Daniel E. Rosati Title: Executive Vice President and Chief Financial Officer

[Signature Page to Amendment]

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Dan Bueno
Name: Dan Bueno Title: Vice President

[Signature Page to Amendment]

The undersigned Lender hereby consents to this Amendment and to having up to all of its Initial Term Loans being converted to Term B Loans in a like principal amount on the Amendment No. 1 Effective Date in accordance with the Amendment:

,
(Name of Institution)

By:
Name: Title:

[If a second signature is necessary:

By:
Name: Title:]

[Lender Signature Page to Tube City Amendment]

EXHIBIT A

$300,000,000

CREDIT AGREEMENT

among

Metal Services Holdco, LLC,

as MS Holdco,

Tube City IMS Corporation,

as Company,

The Several Lenders from Time to Time Parties Hereto,

JPMorgan Chase Bank, N.A.,

as Administrative Agent,

Bank of America, N.A.

and

Credit Suisse AG, Cayman Islands Branch,

as Co-Syndication Agents,

Wells Fargo Bank, National Association,

as Documentation Agent

Dated as of March 20, 2012

and as amended by Amendment No. 1 on March 21, 2013

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Credit Suisse Securities (USA) LLC

and

Wells Fargo Securities, LLC,

as Joint Lead Arrangers and Joint Bookrunners

and

as Lead Arrangers and Joint Bookrunners for Amendment No. 1

Page
SECTION 1. DEFINITIONS		2

1.1	Defined Terms	2
1.2	Other Interpretive Provisions	~~36~~37

SECTION 2. AMOUNT AND TERMS OF COMMITMENTS		~~37~~38

2.1	Term Commitments	~~37~~38
2.2	Procedure for Borrowing	~~37~~38
2.3	Repayment of Term Loans	~~38~~39
2.4	Fees	~~38~~39
2.5	Optional Prepayments	~~38~~39
2.6	Mandatory Prepayments and Commitment Reductions	~~39~~40
2.7	Conversion and Continuation Options	~~40~~41
2.8	Interest Rates and Payment Dates	~~41~~42
2.9	Computation of Interest	~~41~~42
2.10	Inability to Determine Interest Rate; Illegality	~~42~~43
2.11	Pro Rata Treatment and Payments	~~43~~44
2.12	Requirements of Law	~~44~~45
2.13	Taxes	~~45~~46
2.14	Indemnity	~~48~~49
2.15	Change of Lending Office	~~48~~49
2.16	Replacement of Lenders	~~48~~49
2.17	Notes	~~49~~50
2.18	Incremental Credit Extensions	~~49~~50
2.19	Refinancing Amendments	~~51~~51
2.20	Extensions of Term Loans	~~52~~52

SECTION 3. REPRESENTATIONS AND WARRANTIES		~~53~~54

3.1	Financial Condition	~~53~~54
3.2	No Change	~~53~~54
3.3	Organization; Powers	~~53~~54
3.4	Authorization; Enforceability	~~53~~54
3.5	Governmental Approval; Compliance with Law	~~54~~54
3.6	Litigation	~~54~~55
3.7	Ownership of Property; Liens	~~54~~55
3.8	Intellectual Property	~~55~~55
3.9	Taxes	~~55~~56
3.10	Federal Regulations	~~55~~56
3.11	ERISA	~~55~~56
3.12	Investment Company Act; Other Regulations	~~55~~56
3.13	Subsidiaries	~~56~~56
3.14	Environmental Matters	~~56~~56
3.15	Accuracy of Information, etc.	~~56~~57
3.16	Security Documents	~~56~~57
3.17	Solvency	~~57~~57

-i-

Page
3.18	Labor Disputes	~~57~~58
3.19	Compliance with Laws and Agreements	~~57~~58
3.20	Insurance	~~57~~58
3.21	PATRIOT Act and Other Specified Laws	~~57~~58

SECTION 4. CONDITIONS PRECEDENT		~~58~~59

4.1	Conditions to Initial Extension of Credit	~~58~~59
4.2	Conditions to Each Extension of Credit	~~60~~60

SECTION 5. AFFIRMATIVE COVENANTS		~~60~~61

5.1	Financial Statements	~~60~~61
5.2	Certificates; Other Information	~~61~~62
5.3	Payment of Taxes	~~63~~63
5.4	Maintenance of Existence; Compliance	~~63~~63
5.5	Maintenance of Property; Insurance	~~63~~64
5.6	Inspection of Property; Books and Records; Discussions	~~63~~64
5.7	Notices	~~64~~64
5.8	Additional Collateral, Further Assurances	~~64~~65
5.9	Credit Ratings	~~65~~66
5.10	Designation of Unrestricted Subsidiaries	~~65~~66
5.11	Use of Proceeds	~~66~~66
5.12	Post Closing Matters	~~66~~66

SECTION 6. NEGATIVE COVENANTS		~~66~~67

6.1	Indebtedness	~~66~~67
6.2	Liens	~~72~~72
6.3	Fundamental Changes	~~75~~76
6.4	Disposition of Property	~~75~~76
6.5	Restricted Payments	~~78~~78
6.6	Investments	~~80~~81
6.7	Optional Payments of Subordinated Indebtedness	~~82~~83
6.8	Transactions with Affiliates	~~83~~83
6.9	Sale Leaseback Transactions	~~84~~84
6.10	Swap Agreements	~~84~~84
6.11	Negative Pledge Clauses	~~84~~84
6.12	Clauses Restricting Restricted Subsidiary Distributions	~~85~~85
6.13	Lines of Business	~~85~~86

SECTION 7. GUARANTEE		~~85~~86

7.1	The Guarantee	~~85~~86
7.2	Obligations Unconditional	~~86~~86
7.3	Reinstatement	~~87~~87
7.4	No Subrogation	~~87~~88
7.5	Remedies	~~87~~88
7.6	Instrument for the Payment of Money	~~87~~88
7.7	Continuing Guarantee	~~87~~88
7.8	General Limitation on Guarantor Obligations	~~88~~88

-ii-

Page
7.9	Release of Guarantors	~~88~~88
7.10	Right of Contribution	~~88~~89

SECTION 8. EVENTS OF DEFAULT		~~88~~89

8.1	Events of Default	~~88~~89
8.2	Action in Event of Default	~~91~~91
8.3	Application of Proceeds	~~91~~91

SECTION 9. ADMINISTRATIVE AGENT		~~92~~92

9.1	Appointment	~~92~~92
9.2	Delegation of Duties	~~92~~93
9.3	Exculpatory Provisions	~~92~~93
9.4	Reliance by Agents	~~93~~94
9.5	Notice of Default	~~94~~94
9.6	Non-Reliance on Administrative Agent and Other Lenders	~~94~~94
9.7	Indemnification	~~94~~95
9.8	Administrative Agent in its Individual Capacity	~~95~~95
9.9	Successor Administrative Agent	~~95~~95
9.10	No Other Duties, etc.	~~96~~96
9.11	Withholding Taxes	~~96~~96

SECTION 10. MISCELLANEOUS		~~96~~97

10.1	Amendments and Waivers	~~96~~97
10.2	Notices	~~99~~99
10.3	No Waiver; Cumulative Remedies	~~100~~101
10.4	Survival of Representations and Warranties	~~101~~101
10.5	Payment of Expenses	~~101~~101
10.6	Successors and Assigns; Participations and Assignments	~~102~~102
10.7	Adjustments; Set off; Counterparts; Electronic Execution	~~106~~106
10.8	Severability	~~107~~107
10.9	Integration	~~107~~107
10.10	Governing Law	~~107~~108
10.11	Submission To Jurisdiction; Waivers	~~108~~108
10.12	Acknowledgements	~~108~~109
10.13	Confidentiality	~~110~~110
10.14	WAIVERS OF JURY TRIAL	~~111~~111
10.15	USA PATRIOT Act Notification	~~111~~111
10.16	Maximum Amount	~~111~~111
10.17	Lender Action	~~112~~112
10.18	No Fiduciary Duty	~~112~~112
10.19	Intercreditor Agreement	~~112~~112

SCHEDULES & EXHIBITS:

1.1A	Commitments
3.6	Litigation
3.14	Disclosed Matters
3.16	UCC Filing Jurisdictions

-iii-

5.12	Post-Closing Matters
6.1(c)	Existing Indebtedness
6.2(h)	Existing Liens
6.4	Disposition of assets
6.6(l)	Existing Investments
6.8	Affiliate Transactions
6.11	Restrictive Agreements

EXHIBITS:

A	Form of Pledge and Security Agreement
B	Form of Borrowing Notice
C	Form of Officer’s Certificate
D	Form of Assignment and Assumption
E	Form of Conversion/Continuation Notice
F	Form of Term Loan Note
G	[Reserved.]
H	Form of Guarantor Joinder Agreement
I	Form of Pari Lien Intercreditor Agreement Terms
J	Form of Junior Lien Intercreditor Agreement Terms
K	Form of U.S. Tax Compliance Certificate

-iv-

CREDIT AGREEMENT (this “Agreement”), dated as of March 20, ~~2012,~~2012 (as amended by Amendment No. 1 on [            ], 2013), among Metal Services Holdco, LLC, a Delaware limited liability company (“MS Holdco”), Tube City IMS Corporation, a Delaware corporation (the “Company” or the “Borrower”), the Subsidiary Guarantors (this and each other capitalized term used herein without definition having the meaning assigned to such term in Section 1.1), the several banks, financial institutions, institutional investors and other entities from time to time parties to this Agreement as lenders or holders of Loans or Commitments (the “Lenders”), and JPMorgan Chase Bank, N.A., as Administrative Agent.

W I T N E S S E T H:

WHEREAS, MS Holdco, Metal Services Merger Sub Corp. (which merged into the Company with the Company being the surviving entity in such merger), certain subsidiaries of MS Holdco, the several banks, financial institutions, institutional investors and other entities from time to time parties thereto as lenders or holders of the loans and issuers of letters of credit thereunder, and Credit Suisse, as Administrative Agent and collateral agent entered into that certain term loan credit agreement on January 25, 2007 (the “Existing Term Loan Credit Facility” and the term loans made thereunder the “Existing Term Loan” and the letters of credit issued thereunder the “Existing Synthetic Letters of Credit”);

WHEREAS, MS Holdco, Metal Services Merger Sub Corp. (which merged into the Company with the Company being the surviving entity in such merger), certain subsidiaries of MS Holdco and The Bank of New York, as trustee entered into that certain Indenture on January 25, 2007 (the “Senior Subordinated Notes Indenture”) governing the Company’s 9.75% Senior Subordinated Notes due 2015 (the “Senior Subordinated Notes”);

WHEREAS, MS Holdco, the Borrower, certain subsidiaries of Borrower as borrowers from time to time, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “U.S. ABL Administrative Agent”), JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian administrative agent, J.P. Morgan Europe Limited, as European administrative agent and as European Collateral Agent and the other agents party thereto from time to time, entered into that certain Credit Agreement on December 15, 2011 (the “ABL Credit Agreement”);

WHEREAS, on the ~~date hereof~~Closing Date, the Administrative Agent, on behalf of the Term Secured Parties (as defined in the Term Loan/ABL Intercreditor Agreement), the U.S. ABL Administrative Agent, on behalf of the ABL Secured Parties (as defined in the Term Loan/ABL Intercreditor Agreement), MS Holdco and certain of its subsidiaries entered into that certain Lien Subordination and Intercreditor Agreement (the “Term Loan/ABL Intercreditor Agreement”);

WHEREAS, the Lenders have agreed to extend certain credit facilities to the Borrower in an aggregate amount not to exceed $300,000,000, consisting of $300,000,000 in an aggregate principal amount of Initial Term Loans; and

WHEREAS, the proceeds, or a portion thereof, of the Initial Term Loans will (i) be used by the Company to repay in full the Existing Term Loan outstanding as of the Closing Date, (ii) be used by the Company to redeem in full the Senior Subordinated Notes outstanding as of the Closing Date, (iii) be used to pay fees and expenses related to the foregoing, and (iv) be used for general corporate purposes;

WHEREAS, the proceeds of the loans borrowed in respect of the Additional Term B Commitment shall be used on the Amendment No. 1 Effective Date (i) to repay the outstanding Initial Terms Loans that are not Converted Initial Term Loans (ii) to pay fees and expenses related to the foregoing, and (iii) be used for general corporate purposes (the transactions referred in clauses (i) through (~~iv~~iii) collectively, together with transactions ancillary thereto, the “Transactions”);

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS

1.1 Defined Terms. As used in this Agreement (including the recitals hereof), the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“ABL Credit Agreement”: as defined in the preamble hereto.

“ABR”: means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1% and (c) the Eurodollar Rate for a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that, for the avoidance of doubt, the Eurodollar Rate for any day shall be based on the one-month rate appearing on the Reuters Screen LIBOR01 Page (or on any successor or substitute page) at approximately 11:00 a.m. London time on such day (without any rounding). Any change in the ABR due to a change in the Prime Rate, the Federal Funds Effective Rate or the Eurodollar Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Eurodollar Rate, respectively.

“ABR Loans”: Loans the rate of interest applicable to which is based upon the ABR.

“Acceptable Price”: shall have the meaning assigned to such term in the definition of “Dutch Auction.”

“Accounting Change”: shall have the meaning assigned to such term in the definition of “GAAP.”

“Additional Lender”: at any time, any bank or other financial institution that agrees to provide any portion of any (a) Incremental Term Loans or Incremental Revolving Commitments pursuant to an Incremental Amendment in accordance with Section 2.18 or (b) Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.19; provided that (i) the Administrative Agent shall have consented (not to be unreasonably withheld) to such Additional Lender if such consent would be required under Section 10.6(b) for an assignment of Loans or Incremental Revolving Commitments to such Additional Lender, (ii) the Company shall have consented to such Additional Lender and (iii) if such Additional Lender is an Affiliated Lender, such Additional Lender must comply with the limitations and restrictions set forth in Section 10.6(b)(iv).

“Additional Term B Commitment”: means, with respect to the Additional Term B Lender, its commitment to make a Term B Loan on the Amendment No. 1 Effective Date in an amount equal to $300,000,000 minus the aggregate principal amount of the Converted Initial Term Loans of all Lenders.

“Additional Term B Joinder Agreement”: means the joinder agreement, dated the Amendment No. 1 Effective Date, by and among the Borrower, the Administrative Agent and the Additional Term B Lender.

“Additional Term B Lender”: means the Person identified as such in the Additional Term B Joinder Agreement.

“Administrative Agent”: JPMorgan Chase Bank, N.A., as the administrative agent for the Lenders and as the collateral agent for the Secured Parties under this Agreement and the other Loan Documents, together with any of its successors in such capacities.

“Affiliate”: with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Affiliate Transaction”: as defined in Section 6.8.

“Affiliated Investment Fund”: an Affiliate of MS Holdco (other than MS Holdco, the Company or any of their respective Subsidiaries) that is a bona fide debt fund or an investment vehicle that is engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course and with respect to which Onex Partners II LP and investment vehicles managed or advised by Onex Partners II LP that are not engaged primarily in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course do not make investment decisions for such entity.

“Affiliated Lender”: at any time, any Lender that is the Sponsor or an Affiliate of the Sponsor (other than MS Holdco, the Company or any of their respective Subsidiaries or any natural person) at such time.

“Agents”: collectively, the Administrative Agent, the Lead Arrangers, the Co-Syndication Agents and the Documentation Agent.

“Aggregate Exposure”: with respect to any Lender at any time, an amount equal to (a) until the ~~Closing~~Amendment No. 1 Effective Date, the aggregate amount of such Lender’s Commitments at such time and (b) thereafter, the aggregate then unpaid principal amount of such Lender’s Term B Loans.

“Aggregate Exposure Percentage”: with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

“Agreement”: as defined in the preamble hereto.

“Amendment No. 1”: means Amendment No. 1 to this Agreement, dated as of [            ], 2013, by and among the Borrower, the Guarantors, the Administrative Agent and the Lenders party thereto.

“Amendment No. 1 Consenting Lender”: means each Lender that provided the Administrative Agent with a counterpart to Amendment No. 1 executed by such Lender.

“Amendment No. 1 Effective Date”: has the meaning specified in Amendment No. 1.

“Amendment No. 1 Lead Arrangers”: means J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC in their capacities as joint lead arrangers and joint bookrunners for Amendment No. 1.

“Applicable Discount”: shall have the meaning assigned to such term in the definition of “Dutch Auction.”

“Applicable Margin”: for each Type of Loan (excluding Other Term Loans, Extended Term Loans and Incremental Term Loans), the rate per annum set forth under the relevant column heading below:

	ABR Loans	Eurodollar Loans	~~ABR Loans~~
Term B Loans	2.75%	~~4.50~~3.75%	~~3.50~~	~~%~~

; provided, that, (a) with respect to any Incremental Term Loans, the Applicable Margin shall be as set forth in the Incremental Amendment relating to the Incremental Term Commitment in respect of such Incremental Term Loan, (b) with respect to any Other Term Loans, the Applicable Margin shall be as set forth in the Refinancing Amendment relating to such Loans and (c) with respect to any Series of Extended Term Loans shall be the applicable percentage(s) per annum set forth in the relevant Extension Amendment.

“Approved Electronic Communications”: as defined in Section 10.2.

“Approved Fund”: as defined in Section 10.6(b)(ii).

“Asset Sale”: any Dispositions (excluding any such Dispositions permitted by clauses (a) through (g), (i), (k) through (q), (s), (t) and (v) through (x) of Section 6.4) that yield gross proceeds to any Group Member.

“Asset Sale Reduction Amount”: as defined in Section 2.6(c).

“Assignee”: as defined in Section 10.6(b)(i).

“Assignment and Assumption”: an Assignment and Assumption, substantially in the form of Exhibit D.

“Assignment Taxes”: as defined in the definition of “Other Taxes.”

“Attributable Debt”: in respect of a Sale Leaseback Transaction, at the time of determination, the present value of the obligation of the Loan Party that acquires, leases or licenses back the right to use all or a material portion of the subject property for net rental, license or other payments during the remaining term of the lease, license or other arrangement included in such Sale Leaseback Transaction including any period for which such lease, license or other arrangement has been extended or may, at the sole option of the other party (or parties) thereto, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP (or, if there is no rate of interest implicit in such transaction, determined in accordance with GAAP, the rate of interest on the Term B Loans in effect on such date).

“Auction Purchase”: a purchase of Loans or Commitments pursuant to a Dutch Auction (x) in the case of a Permitted Auction Purchaser, in accordance with the provisions of Section 10.6(b)(iii) or (y) in the case of an Affiliated Lender, in accordance with the provisions of Section 10.6(b)(iv).

“Available Amount”: at any time, an amount (not less than zero) determined on a cumulative basis equal to the sum of, without duplication:

(a) the Retained Excess Cash Flow Amount at such time, plus

(b) the cumulative amount of cash and Cash Equivalent proceeds from (i) the sale of Qualified Equity Interests of MS Holdco or of any direct or indirect parent of MS Holdco after the Closing Date and on or prior to such time (including upon exercise of warrants or options) which proceeds have been contributed as equity to the capital of the Company and (ii) the Qualified Equity Interests of MS Holdco or of any direct or indirect parent of MS Holdco issued upon conversion of Indebtedness of the Company or any of its Restricted Subsidiaries owed to a Person other than a Loan Party or a Restricted Subsidiary of the Company incurred after the Closing Date (excluding (x) any such contribution by the Company or any of its Subsidiaries and (y) issuances of Capital Stock applied pursuant to Section 6.5(d)(y), Section 6.5(h) or Section 6.6(o)), plus

(c) to the extent not already included or reflected in the Retained Excess Cash Flow Amount, in the event any Unrestricted Subsidiary has been re-designated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company, the fair market value (as determined by a Responsible Officer of the Company) of the Investments consisting of cash and Cash Equivalents of the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such re-designation (but not in excess of the original principal amount of the Investment in such Unrestricted Subsidiary immediately prior to such re-designation), combination or transfer (or of the assets transferred or conveyed, as applicable), in each case to the extent such Investments correspond to the designation of a Subsidiary as an Unrestricted Subsidiary pursuant to Section 5.10 and were originally made using the Available Amount pursuant to Section 6.6(p), plus

(d) to the extent not included pursuant to clause (b) above, an amount equal to the aggregate amount of cash and the fair market value, as determined in good faith by the Borrower, of marketable securities or other property contributed to the capital of the Borrower after the Closing Date (excluding (x) any such contribution by the Company or any of its Subsidiaries and (y) issuances of Capital Stock applied pursuant to Section 6.5(d)(y), Section 6.5(h) or Section 6.6(o)); plus

(e) the aggregate amount of Declined Proceeds; plus

(f) an amount equal to the net reduction in Investments made pursuant to Section 6.6(d) and Section 6.6(p) (in each case, not in excess of the original amount of such Investments that reduced the Available Amount) in respect of any returns in cash and Cash Equivalents (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received by the Company and its Restricted Subsidiaries from such Investments, minus

(g) any amount of the Available Amount used to make Restricted Payments pursuant to Section 6.5(b) after the Closing Date and on or prior to such time, minus

(h) any amount of the Available Amount used to make Restricted Payments pursuant to Section 6.5(c) in an amount not to exceed the amount of the Available Amount immediately prior thereto, minus

(i) any amount of the Available Amount used to make Investments pursuant to Section 6.6(d) in an amount not to exceed the amount of the Available Amount immediately prior thereto, minus

(j) any amount of the Available Amount used to make Investments pursuant to Section 6.6(p) after the Closing Date and on or prior to such time, minus

(k) any amount of the Available Amount used to make payments or redemptions pursuant to Section 6.7(c) after the Closing Date and on or prior to such time, minus

(l) any amount of the Available Amount used to make payments or redemptions pursuant to Section 6.7(d) in an amount not to exceed the amount of the Available Amount immediately prior thereto.

“Bankruptcy Code”: Title 11 of the United States Code entitled “Bankruptcy”, as now and hereinafter in effect, or any successor statute.

“Bankruptcy Event”: with respect to any Person, such Person or its parent entity becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person or its parent entity.

“Beneficially Own”: as defined within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act; Beneficial Ownership shall have a correlative meaning.

“Benefited Lender”: as defined in Section 10.7(a).

“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower”: as defined in the preamble hereto.

“Borrower Materials”: as defined in Section 5.2(a).

“Borrowing”: any Loans of the same Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

“Cancellation” or “Cancelled”: the cancellation, termination and forgiveness by Permitted Auction Purchaser of all Loans, Commitments and related Obligations acquired in connection with an Auction Purchase or other acquisition of Term B Loans, which cancellation shall be consummated as described in Section 10.6(b)(iii)(C) and the definition of “Eligible Assignee.”

“Capital Lease Obligations”: as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP. For the avoidance of doubt, “Capital Lease Obligations” shall not include obligations or liabilities of any Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations would be required to be classified and accounted for as an operating lease under GAAP as existing on the Closing Date.

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation (including common stock and preferred stock), any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests (general and limited), and membership and limited liability company interests, and any and all warrants, rights or options to purchase any of the foregoing (but excluding any debt security that is exchangeable for or convertible into such capital stock).

“Cash Equivalents” means:

(a) Dollars;

(b) Canadian dollars, Japanese yen, pounds sterling, euro or, in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(c) securities issued or directly and fully and unconditionally guaranteed or insured by the government of the United States of America or any country that is a member of the European Union or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(d) certificates of deposit, time deposits, bankers acceptances and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having, at the time of acquisition thereof, capital and surplus in excess of $250,000,000, or the foreign currency equivalent thereof;

(e) repurchase obligations for underlying securities of the types described in clauses (c) and (d) above entered into with any financial institution, at the time of acquisition thereof, meeting the qualifications specified in clause (d) above;

(f) commercial paper rated, at the time of acquisition thereof, at least “P-2” by Moody’s or at least “A-2” by S&P and in each case maturing within 12 months after the date of issuance thereof;

(g) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(h) Indebtedness or preferred stock issued by persons with a rating, at the time of acquisition thereof, of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition;

(i) investment funds investing at least 95% of their assets in securities of the types described in clauses (a) through (h) above; and

(j) in the case of any Foreign Subsidiary, investments made locally of a type and quality comparable to those described in clauses (a) through (i) of this definition.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (a) and (b) above; provided that, except with respect to local currency held by a Foreign Subsidiary, such amounts are converted into one or more of the currencies set forth in clauses (a) and (b) above as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Cash Management Obligations”: all obligations, including guarantees thereof, of any Group Member to a bank or other financial institution that is reasonably acceptable to a Lender, Agent or affiliate of a Lender or Agent in respect of (i) overdrafts and related liabilities owed to any such bank or financial institution arising from treasury, depositary and cash management services or in connection with any automated clearinghouse transfer of funds, (ii) foreign exchange and currency management services or (iii) purchase cards, credit cards or similar services, in each case, arising from transactions in the ordinary course of business of such Group Members.

“Certificated Securities”: as defined in Section 3.16.

“CFC”: a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“CFC Holdco”: any Domestic Subsidiary that has no material assets other than Capital Stock of one or more Foreign Subsidiaries that are CFCs.

“Change in Law”: (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.12(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case relating to Basel III, shall in the case of each of the foregoing clauses (i) and (ii), be deemed to be a “Change in Law,” regardless of the date enacted, adopted, issued or implemented.

“Change in Tax Law” shall mean the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (including the Code), treaty, regulation or rule (or in the official interpretation of any law, treaty, regulation or rule by any Governmental Authority (including a court)) relating to taxation.

“Change of Control”: at any time, (a) any “person” or “group” (within the meaning of Rule 13d-5 of the Exchange Act but excluding any employee benefit plan of such person and its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than the Permitted Investors, shall Beneficially Own Capital Stock of Holdings representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of Holdings and the percentage of the aggregate ordinary voting power represented by such Capital Stock Beneficially Owned by such person or group exceeds the percentage of the aggregate ordinary voting power represented by Capital Stock of Holdings then Beneficially Owned by the Permitted Investors or (b) Holdings shall cease to Beneficially Own, directly or indirectly, 100% of the issued and outstanding Capital Stock of the Company.

“Class”: (a) when used with respect to Lenders, refers to whether such Lender is a Term B Lender, an Incremental Term Lender of a particular Series of Incremental Term Loans, an Incremental Revolving Lender of a particular Series of Incremental Revolving Commitments or an Other Term Lender of a particular Series of Other Term Loans, (b) when used with respect to Commitments, refers to whether such Commitments are Term Commitments, Additional Term B Commitments, Incremental Term Commitments with respect to a particular Series of Incremental Term Loans, Incremental Revolving Commitments with respect to a particular Series of Incremental Revolving Commitments, or Other Term Commitments with respect to a particular Series of Other Term Loans and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Initial Term Loans, Term B Loans, Incremental Term Loans of a particular Series, Loans made pursuant to Incremental Revolving Commitments of a particular Series, Extended Term Loans of a particular Series or Other Term Loans of a particular Series.

“Closing Date”: March 20, 2012.

“Co-Syndication Agents”: Bank of America, N.A. and Credit Suisse AG, Cayman Islands Branch.

“Code”: the Internal Revenue Code of 1986, as amended from time to time.

“Collateral”: all of the assets and property of the Loan Parties and any other Person, now owned of hereafter acquired, whether real, personal or mixed, upon which a Lien is purported to be created by any Security Document.

“Commitment”: as to any Lender, the Term Commitment, Additional Term B Commitment, Incremental Term Commitment, Other Term Commitment and/or Incremental Revolving Commitment of such Lender.

“Commonly Controlled Entity”: an entity, whether or not incorporated, that is under common control with MS Holdco or the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes MS Holdco or the Borrower and that is treated as a single employer under Section 414 of the Code.

“Company”: as defined in the preamble hereto.

“Confidential Information Memorandum”: the Confidential Information Memorandum dated March 2012 and furnished to certain Lenders.

“Consolidated Capital Expenditures”: for any period, with respect to any Person, the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Lease Obligations which is capitalized on the consolidated balance sheet of the Company) by such Person and its Restricted Subsidiaries during such period for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs or improvements during such period) or intangible assets related to the ERP system implementation.

“Consolidated Current Assets”: at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Company and its Restricted Subsidiaries at such date.

“Consolidated Current Liabilities”: at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Company and its Restricted Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of the Company and its Restricted Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of Loans to the extent otherwise included therein.

“Consolidated EBITDA”: for any period, Consolidated Net Income for such period plus, without duplication and, except in the case of clause (r) below, to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or write off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, including amortization of intangibles and organization costs, (d) any extraordinary charges, non-recurring or unusual charges (including relating to start-up losses, severance and relocation, one time compensation charges, integration and facilities, sites or contracts, opening costs, business optimization costs, inventory optimization programs, systems establishment, development and retirement costs, transition costs, including costs related to a transition to a stand-alone company, restructuring costs or reserves, any expenses related to any reconstruction, recommissioning or reconfiguration of fixed assets for alternative uses, plant shutdown or consolidation costs, acquisition integration costs, curtailments or modifications to pension and post-retirement employee benefit plans and warrants or options to purchase Capital Stock of MS Holdco or a direct or indirect parent of MS Holdco), (e) deferred compensation and bonuses, deferred purchase price or earn-out obligations payable in connection with any acquisition or Investment effected after the Closing Date (with regard to accounting treatment), (f) any non-cash charges, expenses or losses for such period that do not constitute reserves and which are not expected to result in cash payments in a future period (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash losses on sales of assets outside the ordinary course of business), (g) charges or expenses related to the Transactions, (h) the aggregate amount actually paid by the Company and its Restricted Subsidiaries in cash to the Sponsor or an Affiliate thereof on account of management, consulting, monitoring, closing, transactional, advisory and similar fees and expenses, in each case, permitted to be paid under this Agreement (including termination fees) and related expenses and indemnities paid (or any accruals related to such fees or related expenses), (i) expenses incurred in connection with the prepayment, amendment, modification or Refinancing of Indebtedness during such period, (j) any transaction costs or charges incurred during such period in connection with an actual or proposed incurrence of Indebtedness, including a Refinancing, prepayment or amendment thereof, issuance of Capital Stock, investment, acquisition, Disposition, abandonment, divestiture or recapitalization (in each case whether or not consummated), (k) any net loss resulting in such period from

Swap Agreements and the application of Statement of Financial Accounting Standards No. 133, (l) any net loss resulting in such period from currency translation losses related to currency re-measurements of Indebtedness (including intercompany Indebtedness), (m) non-cash losses or charges associated with any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, goodwill, long-lived assets and investments in debt and equity securities, (n) costs and expenses incurred in connection with the establishment and initial implementation of policies and procedures for complying with the Sarbanes Oxley Act of 2002 and the rules and regulations thereunder in an aggregate amount not to exceed $2,000,000, (o) any loss from the early extinguishment of Indebtedness or Swap Agreements or other derivative instruments, (p) any loss from disposed, abandoned, transferred, closed or discontinued operations and losses on disposal of disposed, abandoned, transferred, closed or discontinued operations, (q) any purchase price payments made in connection with a Permitted Acquisition or other similar investment permitted hereunder, (r) in connection with any acquisition, divestiture, restructuring, cost savings initiatives and other similar initiatives occurring after the Closing Date: (A) cost savings, operating expense reductions, operational improvements and synergies permitted to be reflected in pro forma financial information under Rule 11-02 of Regulation S-X under the Securities Act, for such period and (B) cost savings, operating expense reductions, operational improvements and cost saving synergies of the Company and its Restricted Subsidiaries resulting from, or expected to result from, actions taken, committed to be taken or planned to be taken within the next twelve months following the date of such acquisition, divestiture, restructuring or the date such cost saving initiative or other similar initiative is adopted (and that are set forth in reasonable detail in a certificate of a Responsible Officer delivered to the Administrative Agent) that (1) are factually supported and determined in good faith by the Company to be probable as a result of such actions, and (2) do not exceed the actual cost savings expected in good faith to be realized by the Company and its Restricted Subsidiaries as a result of such actions; provided that the aggregate amount of any increase pursuant to this clause (r)(B) for any Test Period shall not exceed 10% of Consolidated EBITDA for such Test Period prior to giving effect to this clause (r)(B), and (s) minority interest expense, and minus, without duplication, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (i) interest income, (ii) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business), (iii) income tax credits (to the extent not netted from income tax expense), (iv) any net gain resulting in such period from Swap Agreements and the application of Statement of Financial Accounting Standards No. 133, (v) any net gain resulting in such period from currency translation gains related to currency re-measurements of Indebtedness, (vi) any other non-cash income, which is not expected to result in cash income in a future period (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash income on sales of assets outside the ordinary course of business), all as determined on a consolidated basis, (vii) any income or gain from the early extinguishment of Indebtedness or Swap Agreements or other derivative instruments (including as a result of an assignment of the Term B Loans to a Permitted Auction Purchaser or an Affiliated Lender as permitted under Section 10.6), (viii) any income or gain from disposed, abandoned or discontinued operations and any gains on disposal of disposed, abandoned, transferred, closed or discontinued operations, (ix) any income or gain (less all fees and expenses relating thereto) attributable to asset dispositions or abandonments or the sale or other disposition of any Capital Stock of any Person other than in the ordinary course of business, as determined in good faith by the Company.

“Consolidated Net Income”: for any period, the consolidated net income (or loss) of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that (x) there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries, (b) the income (or deficit) of any Person (other than a Restricted Subsidiary of the Company) in which the Company or any of its Restricted Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Company or such Restricted Subsidiary in the form of dividends or similar distributions, (c) solely for the purpose of determining Excess Cash Flow, the net income for such period of any Restricted Subsidiary of the Company (other than any Subsidiary Guarantor), to the extent the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its net income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents to the Company or a Subsidiary Guarantor in respect of such period, to the extent not already included therein, (d) any increase in amortization or depreciation or other non-cash charges that results from the application of purchase accounting in relation to any acquisition that is consummated after the Closing Date, net of taxes and (e) the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income. In addition, to the extent not already accounted for in the Consolidated Net Income, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of net proceeds received by the Company or any Restricted Subsidiary thereof from business interruption insurance.

“Consolidated Total Debt”: at any date, the aggregate principal amount (or, if higher, the par value or stated face amount (other than with respect to zero coupon Indebtedness)) of all Indebtedness of the Company and its Restricted Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP and without duplication, including the outstanding principal amount of the Term B Loans, but excluding (i) any liabilities in respect of undrawn letters of credit referred to in clause (a)(ii) of the definition of “Indebtedness” and any Guarantee Obligations in respect of any such liabilities, and (ii) Indebtedness incurred in reliance on clause (l) of Section 6.1.

“Consolidated Working Capital”: at any date, the excess of Consolidated Current Assets on such date over Consolidated Current Liabilities on such date.

“Consolidated Working Capital Adjustment”: for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than (in which case the Consolidated Working Capital Adjustment will be a negative number)) Consolidated Working Capital as of the end of such period.

“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control”: the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Investment Affiliate”: as to any Person, any other Person that (a) directly or indirectly, is in Control of, is Controlled by, or is under common Control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies.

“Converted Initial Term Loan”: means each outstanding Initial Term Loan held by an Amendment No. 1 Consenting Lender on the Amendment No. 1 Effective Date immediately prior to the effectiveness of Amendment No. 1 (or, if less, the amount notified to such Lender by the Amendment No. 1 Lead Arrangers through J.P. Morgan Securities LLC).

“Credit Agreement Refinancing Indebtedness”: (a) Indebtedness incurred pursuant to Section 6.1(d) and (b) Indebtedness incurred pursuant to a Refinancing Amendment.

“Cumulative Net Cash Proceeds Amount”: as defined in Section 2.6(c).

“Declined Proceeds”: as defined in Section 2.6(d).

“Default”: any of the events specified in Section 8.1, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Defaulting Lender”: any Lender that has (a) failed to fund any portion of its Loans within three Business Days of the date required to be funded by it hereunder, (b) notified the Borrower, the Administrative Agent or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) failed, within three Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding letters of credit and swingline loans; provided that any such Lender shall cease to be a Defaulting Lender under this clause (c) upon receipt of such confirmation by the Administrative Agent, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become subject to a Bankruptcy Event.

“Designated Non-cash Consideration”: the fair market value of noncash consideration received by the Company or a Subsidiary of the Company in connection with a Disposition pursuant to Section 6.4(v) that is designated as Designated Non-cash Consideration at the time of such Disposition pursuant to a certificate of a Responsible Officer delivered to the Administrative Agent, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the noncash consideration converted to cash following the consummation of the applicable Disposition).

“Disclosed Matters”: the environmental matters disclosed in Schedule 3.14.

“Disposition”: with respect to any property (including, without limitation, Capital Stock of any Restricted Subsidiary), any sale, lease, Sale Leaseback Transaction, assignment, conveyance, transfer or other disposition thereof (including by merger or consolidation or amalgamation and excluding the granting of a Lien permitted hereunder) and any issuance of Capital Stock of the Company’s Restricted Subsidiaries (in each case, other than any such sale, lease, Sale Leaseback Transaction, assignment, conveyance, transfer, other disposition or issuance with a value less than $5,000,0000 with respect to any single such transaction or related such transactions valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds). The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disqualified Equity Interests”: any Capital Stock which, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change in control or asset sale so long as any right of the holders thereof upon the occurrence of a change in control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are then accrued and payable and the termination of the Commitments), in each case, prior to the date that is ninety-one days after the Latest Maturity Date, (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, prior to the date that is ninety-one days after the Latest Maturity Date, except as a result of a change in control or an asset sale or the death, disability, retirement, severance or termination of employment or service of a holder who is an employee or director of Holdings, MS Holdco, the Borrower or a Subsidiary, in each case so long as any such right of the holder (1) is not effective during the continuance of an Event of Default and is not effective to the extent that such redemption would result in a Default or an Event of Default or (2) is subject to the prior repayment in full of the Loans and all other Obligations that are then accrued and payable and the termination of the Commitments, (c) requires the payment of any cash dividend or any other scheduled cash payment constituting a return of capital, in each case, prior to the date that is ninety-one days after the Maturity Date, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Capital Stock that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one days after the Latest Maturity Date; provided that if such Capital Stock is issued to any plan for the benefit of employees of Holdings, MS Holdco, the Borrower or its Restricted Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by MS Holdco or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Documentation Agent”: Wells Fargo Bank, National Association.

“Dollars” and “$”: dollars in lawful currency of the United States.

“Domestic Subsidiary”: any Subsidiary of the Company organized under the laws of the United States, any state within the United States, or the District of Columbia.

“Dutch Auction”: one or more purchases (each, a “Purchase”) by a Permitted Auction Purchaser or an Affiliated Lender (either, a “Purchaser”) of Loans; provided that, each such Purchase is made on the following basis:

(a) (i) the Purchaser will notify the Administrative Agent in writing (a “Purchase Notice”) (and the Administrative Agent will deliver such Purchase Notice to each relevant Lender) that such Purchaser wishes to make an offer to purchase from each Term B Lender and/or each Lender with respect to any Class of Loans, on an individual Class basis, Term B Loans, in an aggregate principal amount as is specified by such Purchaser (the “Term Loan Purchase Amount”) with respect to each applicable Class, subject to a range or minimum discount to par expressed as a price at which range or price such Purchaser would consummate the Purchase (the “Offer Price”) of such Loans to be purchased (it being understood that different Offer Prices and/or Term Loan Purchase Amounts may be offered with respect to different Classes of Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this Section); provided that the Purchase Notice shall specify that each Return Bid (as defined below) must be submitted by a date and time to be specified in the Purchase Notice, which date shall be no earlier than the second Business Day following the date of the Purchase Notice and no later than the fifth Business Day following the date of the Purchase Notice; (ii) at the time of delivery of the Purchase Notice to the Administrative Agent, no Default or Event of Default shall have occurred and be continuing or would result therefrom (which condition shall be certified as being satisfied in such Purchase Notice) and (iii) the Term Loan Purchase Amount specified in each Purchase Notice delivered by such Purchaser to the Administrative Agent shall not be less than $10,000,000 in the aggregate;

(b) such Purchaser will allow each Lender holding the Loans of any Class, subject to the Purchase Notice to submit a notice of participation (each, a “Return Bid”) which shall specify (i) one or more discounts to par of such Lender’s Class or Classes of Loans, subject to the Purchase Notice expressed as a price (each, an “Acceptable Price”) (but in no event will any such Acceptable

Price be greater than the highest Offer Price for the Purchase subject to such Purchase Notice) and (ii) the principal amount of such Lender’s Loans of the applicable Class at which such Lender is willing to permit a purchase of all or a portion of its Loans to occur at each such Acceptable Price (the “Reply Amount”);

(c) based on the Acceptable Prices and Reply Amounts of the Loans of the applicable Class, as are specified by the Lenders, the Administrative Agent in consultation with such Purchaser, will determine the applicable discount (the “Applicable Discount”) which will be the lower of (i) the lowest Acceptable Price at which such Purchaser can complete the Purchase for the entire Term Loan Purchase Amount and (ii) in the event that the aggregate Reply Amounts relating to such Purchase Notice are insufficient to allow such Purchaser to complete a purchase of the entire Term Loan Purchase Amount, the highest Acceptable Price that is less than or equal to the Offer Price;

(d) such Purchaser shall purchase Loans of the applicable Class from each Lender with one or more Acceptable Prices that are equal to or less than the Applicable Discount (“Qualifying Bids”) at the Applicable Discount (such Term B Loans being referred to as “Qualifying Loans” and such Lenders being referred to as “Qualifying Lenders”), subject to clauses (e), (f), (g) and (h) below;

(e) such Purchaser shall purchase the Qualifying Loans offered by the Qualifying Lenders at the Applicable Discount; provided that if the aggregate principal amount required to purchase the Qualifying Loans would exceed the Term Loan Purchase Amount, such Purchaser shall purchase Qualifying Loans ratably based on the aggregate principal amounts of all such Qualifying Loans tendered by each such Qualifying Lender;

(f) the Purchase shall be consummated pursuant to and in accordance with Section 10.6(b) and, to the extent not otherwise provided herein, shall otherwise be consummated pursuant to procedures (including as to timing, rounding and minimum amounts, Interest Periods, and other notices by such Purchaser) reasonably acceptable to the Administrative Agent (provided that, subject to the proviso of subsection (g) of this definition, such Purchase shall be required to be consummated no later than five Business Days after the time that Return Bids are required to be submitted by Lenders pursuant to the applicable Purchase Notice);

(g) upon submission by a Lender of a Return Bid, subject to the foregoing clause (f), such Lender will be irrevocably obligated to sell the entirety or its pro rata portion (as applicable pursuant to clause (e) above) of the Reply Amount at the Applicable Discount plus accrued and unpaid interest through the date of purchase to such Purchaser pursuant to Section 10.6(b) and as otherwise provided herein; provided that as long as no Return Bids have been submitted each Purchaser may rescind its Purchase Notice by notice to the Administrative Agent; and

(h) purchases by a Permitted Auction Purchaser of Qualifying Loans shall result in the immediate Cancellation of such Qualifying Loans.

“ECF Percentage”: means, for any fiscal year, 50%; provided, that, the ECF Percentage shall be reduced to 0% if the First Lien Leverage Ratio as of the last day of such fiscal year is not greater than ~~1.75~~2.50 to 1.00.

“Eligible Assignee”: (a) any Lender, any Affiliate of a Lender and any Approved Fund, and (b) any commercial bank, insurance company, financial institution, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys commercial loans in the ordinary course; provided that “Eligible Assignee” shall (x) include (i) Affiliated Investment Funds, (ii) Affiliated Lenders, subject to the provisions of 10.6(b)(iv) and (iii) Permitted Auction Purchasers, subject to the provisions of Section 10.6(b)(iii), and solely to the extent that such Permitted Auction Purchasers purchase or acquire Term B Loans pursuant to a Dutch Auction and effect a Cancellation immediately upon such contribution, purchase or acquisition pursuant to documentation reasonably satisfactory to the Administrative Agent and shall (y) not include any natural person or the Borrower or any of MS Holdco or the Borrower’s Affiliates (other than as set forth in clause (x) above).

“Engagement Letter”: the Term Loan Engagement Letter, dated as of March 4, 2012, among certain of the Agents, certain other parties and the Company.

“Environmental Laws”: any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning Materials of Environmental Concern, human health and safety with respect to exposure to Materials of Environmental Concern, and protection or restoration of the environment as now or may at any time hereafter be in effect.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Restricted Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Materials of Environmental Concern, (c) exposure to any Materials of Environmental Concern, (d) the release or threatened release of any Materials of Environmental Concern into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Eurocurrency Reserve Requirements”: for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

“Eurodollar Base Rate”: with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the greater of (a) ~~1.25~~1.00% and (b) the rate per annum determined by reference to the British Bankers’ Association Interest Settlement Rates for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 A.M. (London, England time) two Business Days prior to the beginning of such Interest Period (as set forth by Bloomberg Information Service or any successor thereto or any other service selected by the Administrative Agent which has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rates). In the event that the rate referenced in clause (b) of the preceding sentence is not available, the rate referenced in clause (b) of the preceding sentence shall be determined by reference to the rate per annum equal to the offered quotation rate to first class banks in the London interbank market by the Administrative Agent for deposits (for delivery on the first day of the relevant Interest Period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loan of Administrative Agent, in its capacity as a Lender, for which the Eurodollar Base Rate is then being determined (or such other amount as may be reasonably determined by the Administrative Agent) with maturities comparable to such period as of approximately 11:00 A.M. (London, England time) two Business Days prior to the beginning of such Interest Period.

“Eurodollar Loans”: Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

“Eurodollar Rate”: with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula:

Eurodollar Base Rate
1.00 - Eurocurrency Reserve Requirements

“Event of Default”: any of the events specified in Section 8.1, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Excess Cash Flow”: for any Excess Cash Flow Period, the excess, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income for such Excess Cash Flow Period, (ii) the amount of all non-cash charges (including depreciation and amortization and reserves for future expenses) deducted in arriving at such Consolidated Net Income, (iii) the Consolidated Working Capital Adjustment for such Excess Cash Flow Period, (iv) the aggregate net amount of non-cash loss on the Disposition of property by the Company and its Restricted Subsidiaries during such Excess Cash Flow Period (other than sales in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income and (v) the amount, if any, by which taxes deducted in determining Consolidated Net Income exceed taxes paid in cash during such period over (b) the sum, without duplication, of (i) the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the Company and its Restricted Subsidiaries in cash during such Excess Cash Flow Period on account of Consolidated Capital Expenditures (excluding (x) the principal amount of Indebtedness incurred in connection with such expenditures other than Indebtedness incurred under any revolving credit facility and (y) the proceeds of equity contributions to, or equity issuances by, MS Holdco or any direct or indirect parent thereof, which are contributed to the Company to finance such expenditures), (iii) the aggregate amount actually paid by the Company and its Restricted Subsidiaries in cash during such Excess Cash Flow Period on account of Permitted Acquisitions (excluding (x) the principal amount of Indebtedness incurred in connection with such expenditures other than Indebtedness incurred under any revolving credit facility and (y) the proceeds of equity contributions to, or equity issuances by, MS Holdco, which are contributed to the Company to finance such expenditures), (iv) all mandatory prepayments of the Term B Loans pursuant to Section 2.6(c) made during such Excess Cash Flow Period, but only to the extent that the Asset Sale or Recovery Event giving rise to the obligation to make a mandatory prepayment pursuant to Section 2.6(c) resulted in a corresponding increase in Consolidated Net Income, (v) to the extent not funded with the proceeds of Indebtedness (other than Indebtedness in respect of any revolving credit facility), the aggregate amount of all regularly scheduled principal amortization payments of Funded Debt made on their due date during such Excess Cash Flow Period (including, payments in respect of Capital Lease Obligations to the extent not deducted in the calculation of Consolidated Net Income), (vi) to the extent not funded with the proceeds of Indebtedness (other than Indebtedness in respect of any revolving credit facility), the aggregate amount of all optional prepayments of Indebtedness (other than (x) the Loans and (y) in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder) made during the Specified Period for such Excess Cash Flow Period including any premium, make-whole or penalty payments actually paid in cash and that are required to be made in connection with any prepayment of indebtedness to the extent, in the case of prepayments, such prepayments are applied to reduce scheduled amortization payments of Indebtedness that are due during such Excess Cash Flow Period, (vii) the aggregate net amount of non-cash gains on the Disposition of property by the Company and its Restricted Subsidiaries during such Excess Cash Flow Period (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income, (viii) to the extent not funded with proceeds of Indebtedness (other than Indebtedness in respect of any revolving credit facility) or pursuant to Section 6.6(p), the aggregate amount of all Investments and acquisitions made in cash during such Excess Cash Flow Period to the extent permitted under this Agreement, (ix) any cash payments that are made during such Excess Cash Flow Period and have the effect of reducing an accrued liability (other than Indebtedness) that was not accrued during such Excess Cash Flow Period, (x) cash payments by the Borrower and its Subsidiaries during such Excess Cash Flow Period in respect of long-term liabilities of the Borrower and its Subsidiaries other than Indebtedness, (xi) the aggregate amount of expenditures actually made by the Borrower and the Subsidiaries in cash during such Excess Cash Flow Period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such Excess Cash Flow Period, (xii) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower and the Subsidiaries during such Excess Cash Flow Period that are required to be made in connection with any prepayment of Indebtedness, (xiii) without duplication of amounts deducted from Excess Cash Flow in other periods, the aggregate consideration required to be paid by the Borrower or any of its Subsidiaries pursuant to (a) binding contracts or (b) letters of intent, in each case, entered into prior to or during such Excess Cash Flow Period relating to acquisitions or Consolidated Capital Expenditures to be consummated or made during the period of four consecutive fiscal quarters of the Borrower following the end of such Excess Cash Flow Period, (xiv) the amount of taxes paid in cash during such Excess Cash Flow Period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period, and (xv) to the extent not funded with the proceeds of Indebtedness or deducted in determining Consolidated Net Income, Restricted Payments made under clauses (d), (e), (f) and (g) of Section 6.5.

“Excess Cash Flow Application Date”: as defined in Section 2.6(b).

“Excess Cash Flow Period”: each fiscal year of the Company beginning with the fiscal year ending December 31, 2012.

“Exchange Act”: the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Excluded Subsidiary”: (a) any Restricted Subsidiary that is not a Wholly Owned Subsidiary of the Company, (b) (i) any Foreign Subsidiary, (ii) any CFC Holdco or (iii) any Domestic Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary that is a CFC, (c) any Subsidiary that is prohibited or restricted by applicable law from providing a Guarantee of the Guaranteed Obligations or if such Guarantee would require governmental (including regulatory) consent, approval, license or authorization, (d) any special purpose securitization vehicle (or similar entity), (e) any Restricted Subsidiary that is a not-for-profit organization, (f) any Unrestricted Subsidiary, (g) any Immaterial Subsidiary, (h) any captive insurance company and (i) any other Restricted Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Borrower), the cost or other consequences (including any adverse tax consequences) of becoming a Guarantor shall be excessive in view of the benefits to be obtained by the Lenders therefrom.

“Excluded Taxes”: with respect to the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any Loan Document, (a) Taxes imposed on or measured by its net income (however denominated), and franchise Taxes imposed on it, in each case, by a jurisdiction as a result of such recipient being organized under the laws of, or having its principal office or applicable lending office in, such jurisdiction or as a result of any other present or former connection between such recipient and such jurisdiction (other than any connection arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, and/or enforced, any Loan Document), (b) any branch profits Tax under Section 884(a) of the Code, or any similar Tax, imposed by any jurisdiction described in clause (a), (c) in the case of a Non-U.S. Lender (other than an assignee pursuant to a request by the Borrower under Section 2.16), any U.S. federal withholding Tax that is not imposed solely as a result of a Change in Tax Law occurring after such Non-U.S. Lender became a party to this Agreement, except (i) to the extent that such Non-U.S. Lender’s assignor, if any, was entitled, immediately prior to the assignment to such Non-U.S. Lender, to receive additional amounts with respect to such withholding Tax pursuant to Section 2.13 or (ii) where such Non-U.S. Lender changes its applicable lending office or takes any other action after the occurrence of such Change in Tax Law, to the extent that the additional amounts payable (if any) to such Non-U.S. Lender in respect of such withholding Tax after such change in applicable lending office or such other action do not exceed the additional amounts (if any) payable to such Non-U.S. Lender solely as a result of such Change in Tax Law, (d) any United States federal withholding Tax imposed pursuant to FATCA, and (e) any withholding Taxes attributable to the failure of a Lender to comply with Section 2.13(e).

“Existing Synthetic Letters of Credit”: as defined in the preamble hereto.

“Existing Term Loan Credit Facility”: as defined in the preamble hereto.

“Existing Term Loan”: as defined in the preamble hereto.

“Extended Term Lender”: as defined in Section 2.20(a).

“Extended Term Loan”: as defined in Section 2.20(a).

“Extension”: as defined in Section 2.20(a).

“Extension Amendment”: as defined in Section 2.20(a).

“Extension Offer”: as defined in Section 2.20(a).

“Facility”: any Class of Loans, as the context may require.

“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (and any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future treasury regulations or official interpretations thereof by any Governmental Authority (including a court).

“Federal Funds Effective Rate”: for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers (or, if such day is not a Business Day, for the next preceding Business Day), as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“First Lien Leverage Ratio”: as at the last day of any Test Period, the ratio of (a) the excess of (i) Consolidated Total Debt that is secured by a lien on any assets or property of any Loan Party (including the Loans but excluding any Indebtedness that is secured solely by Liens that are expressly subordinated or otherwise rank junior in priority to the Liens securing the Obligations) over (ii) an amount equal to the amount of unrestricted cash and Cash Equivalents of the Company and its Restricted Subsidiaries on such date, not to exceed $50,000,000, that are free and clear of any Lien (other than Permitted Liens) to (b) Consolidated EBITDA for such period.

“First-Tier CFC Holdco”: any CFC Holdco owned directly by the Borrower or any Domestic Subsidiary.

“First-Tier Foreign DRE”: any Foreign DRE that is owned, directly or indirectly through one or more Foreign DREs, by the Borrower or a Domestic Subsidiary.

“First-Tier Foreign Subsidiary”: any Foreign Subsidiary (other than a Foreign DRE), owned directly by the Borrower, any Domestic Subsidiary, or any First-Tier Foreign DRE.

“Flood Insurance Laws”: means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto and (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto.

“Foreign DRE”: a Foreign Subsidiary that for U.S. federal income tax purposes is classified as a partnership or that is “disregarded as an entity separate from its owner” (within the meaning of Treas. Reg. § 301.7701-3), but not any such Foreign Subsidiary that has no material assets other than Capital Stock of one or more Foreign Subsidiaries that are CFCs.

“Foreign Subsidiary”: any Subsidiary of the Company that is not a Domestic Subsidiary.

“Funded Debt”: as to any Person, all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Company, Indebtedness in respect of the Loans.

“Funding Office”: the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

“GAAP”: generally accepted accounting principles in the United States as in effect from time to time. In the event that any “Accounting Change” (as defined below) shall occur and such change results in a change in the method of calculation of financial tests, standards or terms in this Agreement, then at the Company’s request, the Administrative Agent shall enter into negotiations with the Company in order to amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the Company’s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Company, the Administrative Agent and the Required Lenders, all financial tests, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred (other than for purposes of delivery of financial statements under Section 5.1(a) and (b)). “Accounting Changes” refers to changes in accounting principles (i) required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC or (ii) otherwise proposed by the Company to, and approved by, the Administrative Agent.

“Governmental Approval”: any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority”: the government of the United States or any other country, including any political subdivision of any of the foregoing (including state, provincial or local), the European Central Bank, the Council of Ministers of the European Union, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity (including any European supranational body) exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Group Members”: the collective reference to the Company and its Restricted Subsidiaries.

“Guarantee”: as defined in Section 7.2.

“Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

“Guarantor Joinder Agreement”: an agreement substantially in the form of Exhibit H.

“Guarantor Obligations”: as defined in Section 7.1.

“Guarantors”: the collective reference to MS Holdco and the Subsidiary Guarantors.

“Holdings”: TMS International Corp, a Delaware corporation.

“Immaterial Subsidiary” means, at any date of determination, any Restricted Subsidiary that, at the last day of the most recently ended fiscal quarter of the Company for which financial statements have theretofore been most recently delivered pursuant to Section 5.1(a) or (b), accounted for less than (x) 5% of Total Assets at such date and (y) less than 5% of the consolidated revenues of the Company and its Restricted Subsidiaries for the Test Period ending on such date; provided that, notwithstanding the above, “Immaterial Subsidiary” shall also include any of the Company’s Restricted Subsidiaries designated in writing to the Administrative Agent, by a Responsible Officer of the Company (which the Company shall be required to designate (and hereby undertakes to designate) to the extent necessary to ensure that Immaterial Subsidiaries accounted for, at the last day of the Test Period ending on the last day of the most recent fiscal period for which financial statements have theretofore been most recently delivered pursuant to Section 5.1(a) or (b), less than 10% of Total Assets at such date and less than 10% of consolidated revenues of the Company for the Test Period ending on such date.

“Incremental Amendment”: as defined in Section 2.18(c).

“Incremental Facility Closing Date”: as defined in Section 2.18(c).

“Incremental OID”: as defined in the definition of “Yield Calculation Principles.”

“Incremental Revolving Commitments”: as defined in Section 2.18(a).

“Incremental Revolving Lender” means a Lender with an Incremental Revolving Commitment or credit exposure to the Borrower arising from an Incremental Revolving Commitment.

“Incremental Term Commitments”: as defined in Section 2.18(a).

“Incremental Term Lender”: as defined in Section 2.18(a).

“Incremental Term Loans”: as defined in Section 2.18(a).

“Incremental Term Loan Maturity Date”: the date on which an Incremental Term Loan matures as set forth on the Incremental Amendment relating to such Incremental Term Loan.

“Incremental Yield Differential”: as defined in Section 2.18(b).

“Indebtedness” means, with respect to any Person, (a) any indebtedness (including principal and premium) of such Person, whether or not contingent (i) in respect of borrowed money, (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without double counting, reimbursement agreements in respect thereof), (iii) representing the balance deferred and unpaid of the purchase price of any property (including Capital Lease Obligations), except any such balance that constitutes a trade payable, accrued liability or similar obligation to a trade creditor, in each case accrued in the ordinary course of business, or (iv) representing any obligations in respect of Swap Agreements, if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Swap Agreements) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; (b) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (a) of another Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; (c) to the extent not otherwise included, any obligation of the type referred to in clause (a) of another Person secured by a Lien on any asset owned by such Person, whether or not such obligations are assumed by such Person and whether or not such obligations would appear upon the balance sheet of such Person; provided that the amount of such Indebtedness will be the lesser of the fair market value of such asset at the date of determination and the amount of Indebtedness so secured; and (d) Attributable Debt in respect of Sale Leaseback Transactions; provided that notwithstanding the foregoing, Indebtedness will be deemed not to include contingent obligations incurred in the ordinary course of business. In no event shall non-contractual obligations or liabilities, in either case, in respect of any equity interests constitute Indebtedness under this definition.

“Indemnified Liabilities”: as defined in Section 10.5.

“Indemnitee”: as defined in Section 10.5.

“Initial Terms Loans”: shall mean the term loans made by the Lenders on the Closing Date to the Borrower.

“Insolvency”: with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Insolvent”: pertaining to a condition of Insolvency.

“Intellectual Property”: as defined in the Security Agreement

“Intellectual Property Security Agreements”: the Intellectual Property Security Agreement, dated as of the ~~date hereof~~Closing Date, by the grantors party thereto in favor of the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance therewith and with this Agreement and any additional agreements or documents granting or purporting to grant a Lien on Intellectual Property of any Loan Party for the benefit of any Secured Party.

“Interest Payment Date”: (a) as to any ABR Loan, the last Business Day of each March, June, September and December (commencing on June 30, 2012) to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan, the date of any repayment or prepayment made in respect thereof; provided that the Amendment No. 1 Effective Date shall constitute an Interest Payment Date with respect to accrued and unpaid interest through the Amendment No. 1 Effective Date for the Initial Term Loans (including the Converted Initial Term Loans).

“Interest Period”: as to any Eurodollar Loan, (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six or (if agreed to by all Lenders of the relevant Class) nine or twelve months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six or (if agreed to by all Lenders of the relevant Class) nine or twelve months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not later than 11:00 A.M., New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(a) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(b) the Company may not select an Interest Period for any Class of Loans beyond the date final payment is due on such Class of Loans; and

(c) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

“Investments”: as defined in Section 6.6.

“Junior Lien Intercreditor Agreement”: any intercreditor agreement executed in connection with any transaction requiring such agreement to be executed pursuant to the terms hereof, among the Administrative Agent, the Company, MS Holdco and the Subsidiary Guarantors and one or more Representatives or any other party, as the case may be, on terms set forth on Exhibit J with such modifications as are reasonably satisfactory to the Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time.

“Latest Maturity Date”: at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Incremental Term Loans, Other Term Loan, any Other Term Commitment or Incremental Revolving Commitment.

“Lead Arrangers”: J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC in their capacities as joint lead arrangers and joint bookrunners for the Initial Term Loans and the Amendment No. 1 Lead Arrangers.

“Lenders”: as defined in the preamble hereto.

“Lien”: any mortgage, deed of trust, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Loan”: any loan made or maintained by any Lender pursuant to this Agreement consisting of Initial Term Loans, Term B Loans, Incremental Term Loans, Extended Term Loans, Other Term Loans and loans made pursuant to any Incremental Revolving Commitment.

“Loan Documents”: this Agreement, the Notes, the Security Documents, a Refinancing Amendment, if any, an Incremental Amendment, if any, and, solely for purposes of paragraph (d) of Section 8.1, the Engagement Letter.

“Loan Parties”: the Borrower and the Guarantors.

“Majority Facility Lenders”: at any time with respect to any Facility, Lenders having Loans and unused and outstanding commitments with respect to such Facility representing more than 50% of the sum of all Loans outstanding and unused and outstanding commitments with respect to such Facility at such time.

“Management Stockholders”: the members of management of Holdings or its Subsidiaries and their Control Investment Affiliates who are holders of Capital Stock of Holdings or any direct or indirect parent company of Holdings on the Closing Date.

“Mandatory Prepayment Date”: as defined in Section 2.6(f).

“Material Adverse Effect”: a material adverse effect on (a) the business, assets, operations or financial condition of the Company and its Restricted Subsidiaries taken as a whole, (b) the ability of the Loan Parties (taken as a whole) to perform their obligations under the Loan Documents or (c) the rights of or benefits available to, or conferred upon, the Administrative Agent or any Lender hereunder or thereunder.

“Materials of Environmental Concern”: any chemicals, pollutants, contaminants, wastes, or substances in any form, including, any petroleum or petroleum products, asbestos or asbestos containing materials, polychlorinated biphenyls, lead or lead-based paints or materials, radon, urea-formaldehyde insulation, molds fungi, mycotoxins, radioactivity, or radiofrequency radiation, that are regulated pursuant to any Environmental Law.

“Maturity Date”: March 20, 2019.

“Maximum Pari Passu Facilities Amount”: at any date of determination, the greater of (a)(i) $75,000,000 minus (ii) the sum of (A) the aggregate principal amount of Incremental Term Loans made pursuant to Section 2.18 prior to such date and (B) the aggregate principal amount of Indebtedness issued or incurred pursuant to Section 6.1(e) prior to such date; provided that the maximum amount deducted pursuant to this clause (a)(ii) shall not exceed $75,000,000, and (b) an amount if, after giving effect to the incurrence of such additional amount (and assuming all Incremental Revolving Commitments were fully drawn), the First Lien Leverage Ratio shall be less than or equal to 2.75:1.00, determined on a Pro Forma Basis as of the most recently completed Test Period for which financial statements and certificates were required to be delivered under Section 5.1(a) or (b), as the case may be.

“Maximum Amount”: as defined in Section 10.16(a).

“Minimum Extension Condition”: as defined in Section 2.20(b).

“Minimum Tranche Amount”: as defined in Section 2.20(b).

“Moody’s”: Moody’s Investors Service, Inc., or any successor thereto.

“Mortgaged Properties”: the owned real properties (if any) identified as a “Mortgaged Property” on the Perfection Certificate to be encumbered by a Mortgage together with any real properties encumbered by a Mortgage pursuant to Section 5.8(d), in each case in favor of the Administrative Agent, for the benefit of the Secured Parties.

“Mortgages”: each of the mortgages, deeds of trust, and deeds to secure debt or such equivalent documents hereafter entered into and executed and delivered by one or more of the Loan Parties to the Administrative Agent, in each case, in form and substance reasonably acceptable to the Administrative Agent.

“Multiemployer Plan”: a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds”: (a) in connection with any Asset Sale or any other sale of assets the proceeds thereof actually received in the form of cash and cash equivalents (including Cash Equivalents) (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received), net of (i) attorneys’ fees, accountants’ fees, investment banking fees, and other bona fide fees, costs and expenses actually incurred in connection therewith, (ii) amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or any other sale of assets (other than any Lien pursuant to a Security Document), (iii) taxes paid and the Company’s reasonable and good faith estimate of income, franchise, sales, and other applicable taxes required to be paid by MS Holdco, the Company or any Restricted Subsidiary in connection with such Asset Sale or any other sale of assets, (iv) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to the seller’s indemnities and representations and warranties to the purchaser in respect of such Asset Sale or any other sale of assets owing by MS Holdco or any of its Restricted Subsidiaries in connection therewith and which are reasonably expected to be required to be paid; provided that to the extent such indemnification payments are not made and are no longer reserved for, such reserve amount shall constitute Net Cash Proceeds, (v) cash escrows to MS Holdco or any of its Restricted Subsidiaries from the sale price for such Asset Sale or other sale of assets; provided that any cash released from such escrow shall constitute Net Cash Proceeds upon such release, (vi) other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits, and tax credit carry forwards, and similar tax attributes or deductions and any tax sharing arrangements), and (b) in connection with any incurrence or issuance of Indebtedness, the cash proceeds received from any such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other bona fide fees and expenses actually incurred in connection therewith.

“New York UCC”: the Uniform Commercial Code as in effect from time to time in the State of New York.

“Non-Consenting Lender”: as defined in Section 10.1(g).

“Non-Excluded Taxes”: all Taxes other than Excluded Taxes and Other Taxes.

“Non-U.S. Lender”: any Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“Note”: a Term Loan Note.

“Obligations”: the unpaid principal of and interest on (including interest accruing after the maturity of the Loans or the maturity of Cash Management Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company or any Guarantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, and all other obligations and liabilities of the Company or any other Restricted Subsidiary (including with respect to guarantees) to the Administrative Agent, any Lender, any other Secured Party or any party to a Specified Swap Agreement or a party providing Cash Management Obligations, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement or any other Loan Document or any other document made, delivered or given in connection herewith or therewith or any Specified Swap Agreement or any document relating to Cash Management Obligations, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Company or any Guarantor pursuant to any Loan Document), guarantee obligations or otherwise.

“Offer Price”: shall have the meaning set forth in the definition of “Dutch Auction.”

“Onex”: Onex Corporation.

“Organizational Document”: (i) relative to each Person that is a corporation, its charter and its by-laws (or similar documents), (ii) relative to each Person that is a limited liability company, its certificate of formation and its operating agreement (or similar documents), (iii) relative to each Person that is a limited partnership, its certificate of formation and its limited partnership agreement (or similar documents), (iv) relative to each Person that is a general partnership, its partnership agreement (or similar document) and (v) relative to any Person that is any other type of entity, such documents as shall be comparable to the foregoing.

“Other Applicable Indebtedness”: as defined in Section 2.6(d).

“Other Taxes”: any and all present or future stamp or documentary Taxes or any other excise, property or similar Taxes arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, excluding, in each case, any such Tax imposed as a result of a Lender’s assignment or other transfer or grant of a participation in any Loan or a Lender’s designation of a new applicable lending office or other office for receiving payments under any Loan Document (collectively, “Assignment Taxes”), but only to the extent such Assignment Taxes result from a present or former connection between the assignor and/or assignee or Lender and/or Participant and the taxing jurisdiction (other than any connection arising from such assignor, assignee, Lender or Participant having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, and/or enforced, any Loan Documents); provided that the foregoing exclusions shall not apply to any Assignment Taxes resulting from any action taken pursuant to a request by a Borrower under Section 2.13.

“Other Term Commitments”: one or more Classes of term loan commitments hereunder that result from a Refinancing Amendment.

“Other Term Lender”: means a Lender with an Other Term Commitment or an Other Term Loan.

“Other Term Loans”: one or more Classes of ~~Term Loans~~term loans that result from a Refinancing Amendment.

“Outstanding Amount”: with respect to the Loans on any date, the amount thereof after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date.

“Pari Lien Intercreditor Agreement”: any intercreditor agreement executed in connection with any transaction requiring such agreement to be executed pursuant to the terms hereof, among the Administrative Agent, the Company, MS Holdco and the Subsidiary Guarantors and one or more Representatives or any other party, as the case may be, on terms set forth on Exhibit I with such modifications as are reasonably satisfactory to the Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time.

“Participant”: as defined in Section 10.6(c)(i).

“Participant Register”: as defined in Section 10.6(c)(i).

“PATRIOT Act”: as defined in Section 3.21(a).

“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Perfection Certificate” means the Perfection Certificate, dated as of the Closing Date, and executed by the Borrower and the Guarantors and delivered to the Administrative Agent.

“Permitted Acquisition”: as defined in Section 6.6(k).

“Permitted Asset Swap”: means the concurrent purchase and sale or exchange of assets that are used or useful in the business of the Company and its Restricted Subsidiaries or a combination of such assets and cash or Cash Equivalents between the Borrower or any Restricted Subsidiaries and another Person that is not the Borrower or any Restricted Subsidiaries; provided that any cash or Cash Equivalents received by the Borrower or any Restricted Subsidiaries must be applied in accordance with Section 2.6(c).

“Permitted Auction Purchaser”: the Company or MS Holdco.

“Permitted Investors”: the collective reference to the Sponsor and the Management Stockholders.

“Permitted Liens”: as defined in Section 6.2.

“Permitted Priority Liens”: (i) with respect to Collateral other than Capital Stock, Liens permitted by Section 6.2 (excluding paragraph (j) thereof) and (ii) with respect to Collateral that is Capital Stock, Section 6.2(c).

“Permitted Refinancing”: with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, (b) such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (excluding the effects of nominal amortization in the amount of no greater than one percent per annum and prepayments of Indebtedness), (c) at the time thereof, no Event of Default shall have occurred and be continuing, and (d) (i) to the extent such Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, (ii) to the extent Liens securing such Indebtedness being modified, refinanced, refunded, renewed or extended are subordinated to Liens securing the Obligations, the Liens, if any, securing such modification, refinancing, refunding, renewal or extension are subordinated to the Liens securing the Obligations pursuant to a Junior Lien Intercreditor Agreement (and a Junior Lien

Intercreditor Agreement may be amended in a manner reasonably acceptable to the Administrative Agent to provide for such Liens to be subordinated to the Liens securing the Obligations on a basis consistent with a Junior Lien Intercreditor Agreement prior to such modification, refinancing, refunding, renewal or extension), (iii) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor shall not refinance Indebtedness of the Borrower or a Subsidiary Guarantor, (iv) Indebtedness of the Borrower or a Restricted Subsidiary shall not refinance Indebtedness of a Subsidiary that is not a Guarantor and (v) the other terms and conditions of such Indebtedness (excluding pricing, fees, rate floors, premiums, optional prepayment or optional redemption provisions and financial covenants) are either (x) (taken as a whole) not materially more favorable to the providers of such Permitted Refinancing than those applicable to the Indebtedness being refinanced or (y) on market terms for Indebtedness of the type being incurred pursuant to such Permitted Refinancing at the time of incurrence, except in each case for covenants or other provisions contained in such Indebtedness that are applicable only after the then Latest Maturity Date; provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least two Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Company has determined in good faith that such terms and conditions satisfy the requirement of this clause (v) shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies the Borrower within such two Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees)).

“Person”: any individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan”: at a particular time, any employee pension benefit plan (other than a Multiemployer Plan) that is covered by Title IV of ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform”: as defined in Section 5.2(a).

“Prepayment Fees”: as defined in Section 2.5(b).

“Prime Rate”: the rate of interest per annum announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to debtors).

“Private Lender Information”: any information and documentation that is not Public Lender Information.

“Pro Forma Basis”: for the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”), (i) if at any time during such Reference Period the Company or any Restricted Subsidiary shall have made any Asset Sale, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Asset Sale for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period the Company or any Restricted Subsidiary shall have made an acquisition of assets constituting at least a division of a business unit of, or all or substantially all of the assets of, any Person, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such acquisition of assets constituting at least a division of a business unit of, or all or substantially all of the assets of, any Person, occurred on the first day of such Reference Period (including, in each such case, pro forma adjustments consistent with clause (r) of the definition of Consolidated EBITDA.

“Projections”: as defined in Section 5.2(c).

“Public Lender Information”: information and documentation that is either exclusively (i) publicly available or (ii) not material with respect to Holdings and its Subsidiaries or any of their securities for purposes of foreign, United States Federal and state securities laws.

“Public Offering”: the initial underwritten public offering of common Capital Stock of Holdings in April 2011.

“Purchase”: as defined in the definition of “Dutch Auction.”

“Purchase Notice”: as defined in the definition of “Dutch Auction.”

“Purchaser”: as defined in the definition of “Dutch Auction.”

“Qualified Counterparty”: with respect to any Specified Swap Agreement, any counterparty thereto that, at the time such Specified Swap Agreement was entered into or as of the Closing Date, was the Administrative Agent, an Agent or a Lender or an Affiliate of such Person.

“Qualified Equity Interests”: any Capital Stock of the Borrower that is not a Disqualified Equity Interest.

“Qualifying Bids”: as defined in the definition of “Dutch Auction.”

“Qualifying Lenders” as defined in the definition of “Dutch Auction.”

“Qualifying Loans”: as defined in the definition of “Dutch Auction.”

“Recovery Event”: any settlement of or payment in excess of an amount equal to $5,000,000 in respect of any property or casualty insurance claim or any condemnation, eminent domain or similar proceeding relating to any assets of any Group Member.

“Reference Period”: as defined in the definition of “Pro Forma Basis”.

“Refinance”: in respect of any Indebtedness, to refinance, redeem, defease, refund, extend, renew or repay any Indebtedness with the proceeds of other Indebtedness, or to issue other Indebtedness, in exchange or replacement for, such Indebtedness in whole or in part; “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinanced Term Loans”: as defined in Section 10.1(c).

“Refinancing Amendment”: an amendment to this Agreement executed by each of (a) the Borrower, (b) the Administrative Agent and (c) each Additional Lender and Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.19.

“Register”: as defined in Section 10.6(b)(vi).

“Reinvestment Deferred Amount”: with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by any Loan Party in connection therewith that are not applied to repay the Term B Loans pursuant to Section 2.6(c).

“Reinvestment Event”: any Asset Sale or Recovery Event in respect of which the Company (directly or indirectly through a Restricted Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire or repair assets useful in its business.

“Reinvestment Prepayment Amount”: with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire, replace, reconstruct or repair assets useful in the Company’s or applicable Restricted Subsidiary’s business (or to acquire all of the issued and outstanding Capital Stock of a Person that is engaged in a business in which the Company and its Restricted Subsidiaries are permitted to engage in under Section 6.13).

“Reinvestment Prepayment Date”: with respect to any Reinvestment Event, the earlier of (a) the date occurring one year after such Reinvestment Event (or, if later, 180 days after the date the Company or a Restricted Subsidiary thereof has entered into a binding commitment to reinvest the Net Cash Proceeds of any such Reinvestment Event prior to the expiration of such one year period) and (b) the date on which the Company or the applicable Restricted Subsidiary shall have determined not to acquire or repair assets useful in the Company’s or the applicable Restricted Subsidiary’s business (or to acquire all of the issued and outstanding Capital Stock of a Person that is engaged in a business in which the Company and its Restricted Subsidiaries are permitted to engage in under Section 6.13) with all or any portion of the relevant Reinvestment Deferred Amount.

“Rejection Notice”: as defined in Section 2.6(d).

“Related Parties”: with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Reorganization”: with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Repatriation Limitation”: as defined in Section 2.6(e).

“Replacement Term Loans”: as defined in Section 10.1(c).

“Reply Amount”: shall have the meaning assigned to such term in the definition of “Dutch Auction.”

“Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. § 4043.

“Representative”: with respect to any series of Indebtedness permitted under Section 6.1(d), (e), and (f), the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Required Lenders”: at any time, the holders of more than 50% of the sum of (a) the aggregate Commitments then in effect (and, in the case of Incremental Revolving Commitments that have terminated, the credit exposure then outstanding arising from extensions of credit pursuant to the Incremental Revolving Commitments) and (b) the Term B Loans, Incremental Term Loans and Other Term Loans then outstanding; provided that the Commitment of any Defaulting Lender shall be excluded for all purposes of any determination of the Required Lenders.

“Requirement of Law”: as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Repricing Transaction”: other than in the context of a Change of Control or Significant Acquisition, the prepayment, refinancing, substitution or replacement of all or a portion of the Term B Loans with the incurrence by the Borrower or any Restricted Subsidiary of any debt financing (other than borrowings under the ABL Credit Agreement) having an effective interest cost or weighted average yield (with the comparative determinations to be made by the Administrative Agent consistent with generally accepted financial practices, after giving effect to, among other factors, margin, interest rate floors, upfront or similar fees or original issue discount shared with all providers of such financing, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all providers of such financing, and without taking into account any fluctuations in the Eurodollar Base Rate) that is less than the effective interest cost or weighted average yield (as determined by the Administrative Agent on the same basis) of the Term B Loans, including without limitation, as may be effected through any amendment to this Agreement relating to the interest rate for, or weighted average yield of, the Term B Loans.

“Responsible Officer”: the chief executive officer, president, chief financial officer, treasurer, controller or comptroller of the Company and any other officer or similar official thereof responsible for the administration of the obligations in respect of this Agreement, but in any event, with respect to financial matters, the chief financial officer, treasurer, controller or comptroller of the Company.

“Restricted Payments”: as defined in Section 6.5.

“Restricted Subsidiary”: means, collectively, any Subsidiary of the Company other than any Unrestricted Subsidiary.

“Retained Excess Cash Flow Amount”: at any date of determination, an amount equal to:

(a) the sum of the amounts of Excess Cash Flow for all Excess Cash Flow Periods ending on or prior to the date of determination, minus

(b) the sum at the time of determination of the aggregate amount of prepayments made or required to be made pursuant to Section 2.6(b) through the date of determination calculated without regard to any reduction in such sum that resulted from voluntary prepayments of the Term B Loans referred to in Section 2.6(b)(ii), (provided that, in the case of any Excess Cash Flow Period in respect of which the amount of Excess Cash Flow shall have been calculated as contemplated by Section 5.2(d) but the prepayment required pursuant to Section 2.6(b) is not yet due and payable in accordance with the provisions of Section 2.6(b) as of the date of determination, the amount of prepayments that will be so required to be made in respect of such Excess Cash Flow shall be deemed to be made for purposes of this paragraph).

“Return Bid”: shall have the meaning assigned to such term in the definition of “Dutch Auction.”

“Revolving Facility First Lien Collateral”: as defined in the Term Loan/ABL Intercreditor Agreement.

“S&P”: Standard & Poor’s Ratings Services, or any successor thereto.

“Sale Leaseback Transaction”: any arrangement with any Person or Persons, whereby in contemporaneous or substantially contemporaneous transactions a Loan Party sells substantially all of its right, title and interest in any property and, in connection therewith, a Loan Party acquires, leases or licenses back the right to use all or a material portion of such property.

“SEC”: the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

“Secured Parties”: the collective reference to the Administrative Agent, the Lenders, any Qualified Counterparties and banks or financial institutions providing Cash Management Obligations.

“Securities Act”: the Securities Act of 1933, as amended from time to time, and any successor statute.

“Security Agreement”: the Pledge and Security Agreement to be executed and delivered by MS Holdco, the Company and each Subsidiary Guarantor, substantially in the form of Exhibit A.

“Security Documents”: the collective reference to the Security Agreement, the Intellectual Property Security Agreements, the Mortgages, the Term Loan/ABL Intercreditor Agreement, any Pari Lien Intercreditor Agreement, any Junior Lien Intercreditor Agreement and all other security documents granting or perfecting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

“Senior Subordinated Notes”: as defined in the preamble hereto.

“Senior Subordinated Notes Indenture”: as defined in the preamble hereto.

“Series”: means with respect to any Incremental Term Commitments and Incremental Term Loans, Other Term Commitments and Other Term Loans, Incremental Revolving Commitments or Extended Term Loans, all such Commitments and Loans established pursuant to a single Incremental Amendment, Refinancing Amendment or Extension Amendment unless the Incremental Amendment, Refinancing Amendment or Extension Amendment specifies that such Commitments and Loans are intended to be an increase in the amount of Term B Loans or any previously established Series of other Commitments or Loans (in which case such additional Commitments and Loans shall have the same interest rate, fee, amortization and maturity terms as the applicable existing Commitments and Loans).

“Significant Acquisition”: a Permitted Acquisition the result of which is that Consolidated EBITDA, determined on a Pro Forma Basis after giving effect thereto, is equal to or greater than 125.0% of Consolidated EBITDA immediately prior to the consummation of such Permitted Acquisition, in each case with respect to the Borrower and its Restricted Subsidiaries, as of the last day of the most recent Test Period for which financial statements have been delivered (or were required to be delivered) pursuant to Section 5.1(a) or (b).

“Significant Group Member”: at any date of determination, each Subsidiary of the Company that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the ~~date hereof~~Closing Date.

“Solvent”: with respect to any Person and its Subsidiaries on a consolidated basis, means that as of any date of determination, (a) the sum of the “fair value” of the assets of such Person will, as of such date, exceed the sum of all debts of such Person as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the “present fair saleable value” of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the probable liability on existing debts of such Person as such debts become absolute and matured, as such quoted term is determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct any business in which it is or is about to become engaged and (d) such Person does not intend to incur, or believe or reasonably should believe that it will incur, debts beyond its ability to pay as they mature. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured. For purposes of this definition, the amount of any contingent, unliquidated and disputed claim and any claim that has not been reduced to judgment at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such liabilities meet the criteria for accrual under the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 5).

“Specified Foreign Restructuring”: the transactions disclosed to Lenders that have elected to receive Private Lender Information on or prior to the Closing Date relating to the restructuring of the Company and its Subsidiaries.

“Specified Period”: as to (i) the Excess Cash Flow Period ending December 31, 2012, the period commencing on the Closing Date and ending on the day immediately preceding the Excess Cash Flow Application Date that occurs in calendar year 2012 and (ii) any subsequent Excess Cash Flow Period, the period commencing on the Excess Cash Flow Application Date that occurs during such period and ending on the day immediately preceding the Excess Cash Flow Application Date that occurs in the next succeeding Excess Cash Flow Period.

“Specified Swap Agreement”: any Swap Agreement entered into by the Company or any of its Restricted Subsidiaries on the one hand, and any Qualified Counterparty on the other hand, in respect of interest rates, currencies and commodities to the extent permitted under Section 6.10.

“Sponsor”: Onex Corporation and its Control Investment Affiliates, and, in any event, excluding any of their respective portfolio companies.

“Spot Currency Exchange Rate”: as defined in Section 1.2(b).

“Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other Capital Stock having ordinary voting power (other than stock or such other Capital Stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

“Subsidiary Guarantor”: each Restricted Subsidiary of the Company other than any Excluded Subsidiary.

“Swap Agreement”: any agreement with respect to any swap, cap, collar, hedge, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of any Group Member shall be a “Swap Agreement.”

“Synthetic Lease Obligation”: the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease or (b) an agreement for the use of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Tax Indemnitee”: as defined in Section 2.13(c).

“Taxes”: any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term B Lenders”: each Lender that has an Additional Term B Commitment or that holds a Term B Loan.

“Term B Loan”: has the meaning given to such term in Section 2.1.

“Term Commitment”: as to any Lender, the obligation of such Lender, if any, to make a Term Loan to the Company in a principal amount not to exceed the amount set forth under the heading “Term Commitment” opposite such Lender’s name on Schedule 1.1A. The original aggregate amount of the Term Commitments ~~is~~on the Closing Date was $300,000,000.

“Term First Lien Collateral”: as defined in the Term Loan/ABL Intercreditor Agreement.

~~“Term Lenders”: each Lender that has a Term Commitment or that holds a Term Loan.~~

~~“Term Loan”: a Loan made pursuant to Section 2.1.~~

“Term Loan/ABL Intercreditor Agreement”: as defined in the preamble hereto.

“Term Loan Note”: a promissory note substantially in the form of Exhibit F, as it may be amended, supplemented or otherwise modified from time to time.

“Term Loan Purchase Amount”: shall have the meaning assigned to such term in the definition of “Dutch Auction.”

~~“Term Percentage”: as to any Term Lender at any time, the percentage which such Lender’s Term Commitment then constitutes of the aggregate Term Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender’s Term Loans then outstanding constitutes of the aggregate principal amount of the Term Loans then outstanding).~~

“Test Period”: each period of four consecutive fiscal quarters of the Company then last ended, in each case taken as one accounting period.

“Total Assets”: the total amount of all assets of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP as shown on the most recent balance sheet of the Company.

“Total Leverage Ratio”: as at the last day of any period, the ratio of (a) the excess of (i) Consolidated Total Debt on such day over (ii) an amount equal to the amount of cash and Cash Equivalents of the Company and its Restricted Subsidiaries on such date, not to exceed $50,000,000, that are free and clear of any Lien (other than Permitted Liens) to (b) Consolidated EBITDA for such period.

“Transactions”: as defined in the recitals hereto.

“Transferee”: any Assignee or Participant.

“Type”: as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

“Uniform Commercial Code” or “UCC”: the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction.

“United States”: the United States of America.

“Unrestricted Subsidiary”: (i) any Subsidiary of the Borrower designated by the board of directors of the Borrower as an Unrestricted Subsidiary pursuant to Section 5.10 subsequent to the Closing Date and (ii) any Subsidiary of an Unrestricted Subsidiary.

“U.S. ABL Administrative Agent”: as defined in the preamble hereto.

“U.S. Tax Compliance Certificate”: as defined in Section 2.13(e)(ii)(C).

“U.S. Lender”: a Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“Weighted Average Life to Maturity”: when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary”: as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law and similar requirements under other applicable laws) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

“Yield Calculation Principles”: the means with respect to any Indebtedness, the calculation of the yield thereof taking into account interest rates, discounts, and upfront fees (other than any customary arrangement or similar fees that are paid to the arranger of such loans in its capacity as such); provided that in the case of any Incremental Term Loans such yield shall be the sum of (x) the margin above the Eurodollar Base Rate on such Incremental Term Loans, (y) if such Incremental Term Loans are initially made at a discount or the Lenders making the same receive an upfront fee (other than any customary arrangement or similar fees that are paid to the arranger of such Incremental Term Loans in its capacity as such) directly or indirectly from MS Holdco, the Company or any of their respective Subsidiaries (the amount of such discount or fee, expressed as a percentage of the Incremental Term Loans, being referred to herein as “Incremental OID”), the amount of such Incremental OID divided by the lesser of (A) the average life to maturity of such Incremental Term Loans and (B) four, and (z) the greater of (A) any amount by which the minimum Eurodollar Base Rate applicable to such Incremental Term Loans exceeds the minimum Eurodollar Base Rate then applicable to the Term B Loans, and (B) any amount by which the minimum ABR applicable to such Incremental Term Loans exceeds the minimum ABR then applicable to the Term B Loans.

1.2 Other Interpretive Provisions.

(a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP; (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (v) references to agreements or other Contractual Obligations (including any of the Loan Documents) shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated, amended and restated or otherwise modified from time to time. For purposes of this Agreement and the other Loan Documents, where the permissibility of a transaction or determinations of required actions or circumstances depend upon compliance with, or are determined by reference to, amounts stated in Dollars, any requisite currency translation shall be based on the rate of exchange between the applicable currency and Dollars (as quoted by a known dealer in such currency designated by the Company (the “Spot Currency Exchange Rate”)) in effect on the Business Day immediately preceding the date of such transaction (except for such other time periods as provided for in Section 6.1) or determination and shall not be affected by subsequent fluctuations in exchange rates.

(c) The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

2.1 Term Commitments. Subject to the terms and conditions hereof, ~~each~~(i) the Additional Term B Lender ~~severally~~ agrees to make ~~a Term Loan to the Borrower on the Closing Date in an amount not to exceed the amount of the Term Commitment of such Lender on the Closing Date. The Term~~to the Borrower a loan (together with each Converted Initial Term Loan pursuant to clause (ii) below, a “Term B Loan”) equal to the Additional Term B Commitment on the Amendment No. 1 Effective Date and (ii) each Converted Initial Term Loan of each Amendment No. 1 Consenting Lender shall be converted into a Term B Loan of such Lender effective as the Amendment No. 1 Effective Date in a principal amount equal to the principal amount of such Lender’s Converted Initial Term Loan immediately prior to such conversion. The Term B Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.7. The Additional Term ~~Commitments shall automatically terminate at 5:00 P.M., New York City time, on the Closing Date.~~B Commitment shall be automatically and permanently reduced to $0 upon the making of the Additional Term B Lender’s Additional Term B Loans pursuant to this Section 2.1.

2.2 Procedure for Borrowing.

(a) The Borrower shall give the Administrative Agent irrevocable notice, substantially in the form of Exhibit B, (which notice must be received by the Administrative Agent prior to 12:00 noon, New York City time, (i) one Business Day prior to the ~~anticipated Closing~~Amendment No. 1 Effective Date, in the case of ABR Loans, and (ii) two Business Days prior to the ~~Closing~~Amendment No. 1 Effective Date, in the case of Eurodollar Loans) requesting that the Additional Term B Lenders make the Term B Loans on the ~~Closing~~Amendment No. 1 Effective Date and specifying (a) the amount to be borrowed and (b) instructions for remittance of the Term B Loans to be borrowed (except that notice of the Borrowing of Term B Loans on the Amendment No. 1 Effective Date may be provided on such shorter notice as may be agreed by the Administrative Agent). Upon receipt of such notice the Administrative Agent shall promptly notify ~~each~~the Additional Term B Lender thereof. Not later than 12:00 Noon, New York City time, on the ~~Closing~~Amendment No. 1 Effective Date ~~each such~~the Additional Term B Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term B Loan to be made by such ~~Lender~~Additional Term B Lender pursuant to its Additional Term B Commitment. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting such account as is designated in writing to the Administrative Agent by the Borrower, with the aggregate of the amounts made available to the Administrative Agent by the Additional Term ~~Lenders~~B Lender and in like funds as received by the Administrative Agent.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of any Borrowing, the Administrative Agent may (in its sole discretion) assume that such Lender has made such share available on such date in accordance with Section 2.2(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans of the applicable Class. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

2.3 Repayment of Term Loans.

(a) The principal amount of the Term B Loans of each Term B Lender shall be repaid (i) on the last Business Day of each March, June, September and December, commencing with the last Business Day of ~~June 2012,~~March 2013, in an amount equal to 0.25% of the aggregate principal amount of the Term ~~Loans outstanding on the Closing~~B Loans made (including by way of conversion of Initial Term Loans) on the Amendment No. 1 Effective Date and (ii) on the Maturity Date, in an amount equal to the aggregate principal amount outstanding on such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment. Any prepayment of Term B Loans pursuant to Section 2.5 and Section 2.6 shall be applied to reduce remaining scheduled amortization payments as directed by the Borrower in the notice or certificate, as applicable, delivered pursuant to Section 2.5(a) or Section 2.6(f), as applicable. Any reduction in the amount of outstanding Term B Loans as a result of any Purchase shall reduce remaining scheduled amortization payments on a pro rata basis.

(b) To the extent not previously paid, (i) each Incremental Term Loan shall be due and payable on the Incremental Term Loan Maturity Date applicable to such Incremental Term Loan and (ii) each Other Term Loan shall be due and payable on the maturity date thereof as set forth in the Refinancing Amendment applicable thereto together, in each case, with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

(c) The Borrower shall repay to the Administrative Agent for the ratable account of the Lenders with Initial Term Loans that are not Converted Initial Term Loans, all Initial Term Loans that are not Converted Initial Term Loans on the Amendment No. 1 Effective Date.

2.4 Fees. The Company agrees to pay to the Agents (and their respective affiliates) the fees in the amounts and on the dates as set forth in any fee agreements (including, without limitation, the Engagement Letter) with such Persons and to perform any other obligations contained therein.

2.5 Optional Prepayments.

(a) The Borrower may at any time and from time to time prepay the Loans, in whole or in part, in each case, without premium or penalty, subject to the requirements of Section 2.5(b), upon irrevocable notice delivered to the Administrative Agent no later than 12:00 Noon, New York City time, three Business Days prior thereto, in the case of Eurodollar Loans, and no later than 12:00 Noon, New York City time, one Business Day prior thereto, in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or ABR Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.14; and provided, further, that if such notice of prepayment indicates that such prepayment is to be funded with the proceeds of a Refinancing of the Facilities, such notice of prepayment may be revoked if such Refinancing is not consummated. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Prepayments shall be accompanied by Prepayment Fees required by Section 2.5(b), if any, and accrued interest. Partial prepayments of Term B Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof.

(b) If the Borrower (x) prepays, refinances, substitutes or replaces any Term B Loans in connection with a Repricing Transaction (including, for avoidance of doubt, any prepayment made pursuant to Section 2.6(a) that constitutes a Repricing Transaction), or (y) effects any amendment of this Agreement resulting in a Repricing Transaction, then the Company shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders, (I) in the case of clause (x), a prepayment premium of 1.00% of the aggregate principal amount of the Term B Loans so prepaid, refinanced, substituted or replaced and (II) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the applicable Term B Loans outstanding immediately prior to such amendment. Such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction (as applicable, the “Prepayment Fees”); provided that the Borrower shall only be subject to the requirements of this Section 2.5(b) until the ~~day~~date that is ~~one year~~twelve months following the ~~Closing~~Amendment No. 1 Effective Date.

2.6 Mandatory Prepayments and Commitment Reductions.

(a) If any Indebtedness shall be incurred by any Group Member (excluding any Indebtedness permitted to be incurred by any Group Member in accordance with Section 6.1, except for Indebtedness incurred pursuant to Section 6.1(d) and Credit Agreement Refinancing Indebtedness), concurrently with, and as a condition to the closing of such transaction, an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such issuance or incurrence toward the prepayment of the Loans as set forth in Section 2.6(d).

(b) If, for any Excess Cash Flow Period, there shall be Excess Cash Flow, an amount equal to the excess of (i) ECF Percentage of such Excess Cash Flow over (ii) to the extent not funded with the proceeds of Indebtedness (other than Indebtedness in respect of any revolving credit facility), the aggregate amount of all Purchases by the Company or MS Holdco (determined by the actual cash purchase price paid and not the par value of the Loans purchased) and voluntary prepayments of Term B Loans made by the Borrower during the Specified Period, shall, on the relevant Excess Cash Flow Application Date, be applied toward the prepayment of the Loans as set forth in Section 2.6(d). Each such prepayment shall be made on a date (an “Excess Cash Flow Application Date”) no later than ten Business Days after the date on which the financial statements of the Company referred to in Section 5.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders.

(c) If on any date any Group Member shall receive Net Cash Proceeds from any Asset Sale or Recovery Event which, when taken together with the Net Cash Proceeds theretofore received by any Group Member from such Asset Sale or Recovery Event (collectively the “Cumulative Net Cash Proceeds Amount”), are greater than $5,000,000 (the “Asset Sale Reduction Amount”), then, unless a Reinvestment Event has occurred, such Net Cash Proceeds (up to an amount equal to the excess of the Cumulative Net Cash Proceeds Amount over the Asset Sale Reduction Amount) shall be applied from such Net Cash Proceeds within ten Business Days of such date to either (x) prepay outstanding Term B Loans in accordance with Section 2.6(d) or (y) if such Net Cash Proceeds are from the sale or disposition of any, or a Recovery Event in respect of, ABL Priority Collateral, repay outstanding borrowings under the ABL Credit Agreement; provided that notwithstanding the foregoing on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to any Asset Sale Event shall be applied to prepay the outstanding Term B Loans as set forth in Section 2.6(d).

(d) Amounts to be applied in connection with prepayments made pursuant to Section 2.6(b) and (c) shall be applied, to (A) in the case of a prepayment pursuant to clause (b) above, the prepayment of the Term B Loans and (B) at the Company’s option in the case of a prepayment pursuant to clause (c) above, outstanding Indebtedness incurred pursuant to Section 6.1(d) and (e) (collectively, “Other Applicable Indebtedness”); provided that any such Net Cash Proceeds may be applied to Other Applicable Indebtedness only (and not in excess of) the extent to which a mandatory prepayment in respect of such Asset Sale or Recovery Event is required under the terms of such Other Applicable Indebtedness (with any remaining Net Cash Proceeds applied to prepay outstanding Term B Loans in accordance with the terms hereof) unless such application would result in the holders of Other Applicable Indebtedness receiving in excess of their pro rata share (determined on the basis of the aggregate outstanding principal amount of Term B Loans and Other Applicable Indebtedness at such time) of such Net Cash Proceeds relative to Term B Lenders, in which case such Net Cash Proceeds may only be applied to Other Applicable Indebtedness on a pro rata basis with outstanding Term B Loans; provided further that to the extent the holders of Other Applicable Indebtedness decline to have such indebtedness repurchased, repaid or prepaid with any such Net Cash Proceeds, the declined amount of such Net Cash Proceeds shall promptly (and, in any event, within ten Business Days after the date of such rejection) be applied to prepay Term B Loans in accordance with the terms hereof (to the extent such Net Cash Proceeds would otherwise have been required to be applied if such Other Applicable Indebtedness was not then outstanding). Each prepayment of the Term B Loans under Section 2.6 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid. The Administrative Agent will promptly notify each Lender holding Term B Loans of the contents of the Company’s repayment notice and of such Lender’s pro rata share of any repayment. Each such Lender may reject all or a portion of its pro rata share of any mandatory repayment pursuant to clause (b) or (c) above (such declined amounts, the “Declined Proceeds”) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Company no later than 5:00 P.M. (New York City time) on the Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such repayment. Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory repayment of Term B Loans to be rejected by such Lender. If a Lender fails to deliver such Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term B Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory repayment of Term B Loans to which such Lender is otherwise entitled. Any Declined Proceeds shall be retained by the Company and its Restricted Subsidiaries (subject to any prepayment obligations it may have with respect to other Indebtedness).

(e) Notwithstanding the foregoing, if the Company reasonably determines in good faith that any amounts attributable to Foreign Subsidiaries that are required to be prepaid pursuant to Sections 2.6(b) and (c) would result in material adverse tax consequences or violate local law in respect of upstreaming proceeds (including financial assistance and corporate benefit restrictions and fiduciary and statutory duties of the relevant directors), in each case as set forth in a certificate delivered by a Responsible Officer of the Company to the Administrative Agent, then the Borrower shall not be required to prepay such amounts as required under Sections 2.6(b) and (c) until such material tax consequences or local law violation no longer exists (any such limitation, a “Repatriation Limitation”); provided that the Borrower shall take commercially reasonable actions to permit repatriation of the proceeds subject to such prepayments in order to effect such prepayments without violating local law or incurring material adverse tax consequences.

(f) The Borrower shall deliver to the Administrative Agent (who will notify each Lender) notice of each prepayment required under this Section 2.6 not less than five Business Days prior to the date such prepayment shall be made (each such date, a “Mandatory Prepayment Date”). Such notice shall set forth (i) the Mandatory Prepayment Date, (ii) the principal amount of each Loan (or portion thereof) to be prepaid, and (iii) the Type of each Loan being prepaid. The Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.6, a certificate signed by a Responsible Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment.

2.7 Conversion and Continuation Options.

(a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent prior irrevocable notice, substantially in the form of Exhibit E, of such election no later than 1:00 P.M., New York City time, on the Business Day preceding the proposed conversion date; provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 12:00 Noon, New York City time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor); and provided, further, that no ABR Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

(b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans; provided that no Eurodollar Loan may be continued as such when any Event of Default has occurred and is continuing; and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

(c) At no time shall there be more than six Interest Periods outstanding with respect to any Class of Loans.

2.8 Interest Rates and Payment Dates.

(a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

(b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

(c) (i) If all or a portion of the principal amount of any Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise) or if a Default or Event of Default under Section 8.1(a) or (f) has occurred and is continuing, such overdue amount (and, in the case of a Default or Event of Default under Section 8.1(f), all Loans) shall bear interest at a rate per annum equal to in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.8 plus 2% and (ii) if all or a portion of any interest payable on any Loan or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans under the relevant Facility plus 2%, in each case, with respect to clauses (i) and (ii) above, from the date of such non payment until such amount is paid in full (as well after as before judgment).

(d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to Section 2.8(c) shall be payable from time to time on demand.

2.9 Computation of Interest.

(a) Interest payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365-day (or 366-day, as the case may be) year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to an ABR Loan being converted from a Eurodollar Loan, the date of conversion of such Eurodollar Loan to such ABR Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to an ABR Loan being converted to a Eurodollar Loan, the date of conversion of such ABR Loan to such Eurodollar Loan, as the case may be, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.

(b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Company, deliver to the Company a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.8(a).

2.10 Inability to Determine Interest Rate; Illegality. If prior to the first day of any Interest Period (with regard to clauses (a) and (b) of this Section 2.10 only):

(a) the Administrative Agent or the Required Lenders shall have determined (which determination shall, absent manifest error, be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

(b) the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as, absent manifest error, conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then-current Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent (which the Administrative Agent agrees to do promptly once such condition no longer exists), no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

(c) Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Company and to the Administrative Agent:

(i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods) and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans, whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

(ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans (the interest rate on which shall, if necessary to avoid illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the ABR), in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

For purposes of this clause (c) a notice to the Company by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Company.

(d) If any Secured Party determines, acting reasonably, that any applicable law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Secured Party to hold or benefit from a Lien over real property of the Loan Parties pursuant to any law of the United States or any State thereof, such Secured Party may notify the Administrative Agent and disclaim any benefit of such security interest to the extent of such illegality; provided, that such determination or disclaimer shall not invalidate, render unenforceable or otherwise affect in any manner such Lien for the benefit of any other Secured Party.

2.11 Pro Rata Treatment and Payments.

(a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Commitments of the applicable Class of the relevant Lenders.

(b) Except as otherwise provided herein, each payment (including each prepayment) on account of principal of and interest on the Term B Loans shall be made pro rata to the Term B Lenders according to the respective outstanding principal amounts of the Term B Loans then held by the Term B Lenders.

(c) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 1:00 P.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. Any payments received after such time shall be deemed to be received on the next Business Day at the Administrative Agent’s sole discretion. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. Except as otherwise provided hereunder, if any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

(d) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

2.12 Requirements of Law.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement (other than any Taxes) against assets of, deposits with or for the account of, or credit extended by, the Administrative Agent or any Lender (except any such reserve requirement reflected in the Eurodollar Rate);

(ii) subject any Lender to any Tax (other than Non-Excluded Taxes or Other Taxes indemnified by Section 2.13 and any Excluded Taxes); or

(iii) impose on the Administrative Agent or any Lender, or the London interbank market, any other condition affecting this Agreement or Eurodollar Loans made by the Administrative Agent or any Lender;

and the result of any of the foregoing shall be (A) to increase the cost to the Administrative Agent or such Lender of making or maintaining any such Eurodollar Loan (or of maintaining its obligation to make any such Loan) or (B) to reduce the amount of any sum received or receivable by the Administrative Agent or such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to the Administrative Agent or such Lender, as the case may be, such additional amount or amounts as will compensate the Administrative Agent or such Lender, as the case may be, for such additional costs incurred or reduction suffered.

(b) If the Administrative Agent or any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on the Administrative Agent’s or such Lender’s capital or on the capital of the Administrative Agent’s or such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by the Administrative Agent or such Lender to a level below that which the Administrative Agent or such Lender or the Administrative Agent’s or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration the Administrative Agent’s or such Lender’s policies and the policies of the Administrative Agent’s or such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to the Administrative Agent or such Lender, as the case may be, such additional amount or amounts as will compensate the Administrative Agent or such Lender or the Administrative Agent’s or such Lender’s holding company for any such reduction suffered as a result of the extensions of credit to the Borrower hereunder.

(c) A certificate of the Administrative Agent or a Lender setting forth the amount or amounts necessary to compensate the Administrative Agent or such Lender or its holding company, as the case may be, as specified in clause (a) or (b) of this Section 2.12 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay the Administrative Agent or such Lender, as the case may be, the amount shown as due on any such certificate within 20 days after receipt thereof.

(d) Failure or delay on the part of the Administrative Agent or any Lender to demand compensation pursuant to this Section 2.12 shall not constitute a waiver of the Administrative Agent’s or Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate the Administrative Agent or any Lender pursuant to this Section 2.12 for any increased costs or reductions incurred more than 270 days prior to the date that the Administrative Agent or such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of the Administrative Agent’s or Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

2.13 Taxes.

(a) Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be paid free and clear of, and without any deduction or withholding on account of, any Taxes, except to the extent required by any Requirement of Law, as determined in the good faith discretion of the Person required by such Requirement of Law to withhold or deduct such Taxes (such Person, the “Applicable Withholding Agent”); provided that if any Loan Party or any other Applicable Withholding Agent shall be required by any Requirement of Law, as determined in the good faith discretion of the Applicable Withholding Agent, to deduct or withhold any Taxes from or in respect of any such payment, then (i) the applicable Loan Party shall promptly notify the Administrative Agent of such requirement; (ii) the Applicable Withholding Agent shall make such deduction or withholding and timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with such Requirement of Law; and (iii) if the Tax in question is a Non-Excluded Tax or Other Tax, the sum payable by such Loan Party shall be increased to the extent necessary so that after all required deductions or withholdings of Non-Excluded Taxes or Other Taxes have been made (including any deductions or withholdings of such Non-Excluded Taxes or Other Taxes attributable to any amounts payable under this Section 2.13), the applicable recipient receives a net payment equal to the payment it would have received had no such deduction or withholding been required or made.

(b) The Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Each Loan Party shall jointly and severally indemnify each applicable Lender and the Administrative Agent (each a “Tax Indemnitee”), within ten days after written demand therefor, for the full amount of any Non-Excluded Taxes payable by such Tax Indemnitee in respect of any Loans or any other Obligations of the Loan Parties under any of the Loan Documents and the full amount of any Other Taxes payable by such Tax Indemnitee, including any Non-Excluded Taxes or Other Taxes imposed on or attributable to amounts payable under this Section 2.13, and any reasonable out-of-pocket expenses related thereto, whether or not such Non-Excluded Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis and the calculation of the amount of such liability delivered by the Tax Indemnitee, or by the Administrative Agent on its own behalf or on behalf of another Tax Indemnitee, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Non-Excluded Taxes or Other Taxes by any Loan Party or other Applicable Withholding Agent to a Governmental Authority, the applicable Loan Party or other Applicable Withholding Agent (as the case may be) shall deliver to the Administrative Agent or such applicable Loan Party, respectively, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent or such applicable Loan Party, respectively.

(e) Each Lender shall, at such times as are reasonably requested by the Borrower or the Administrative Agent, provide the Borrower and the Administrative Agent with any documentation prescribed by any Requirement of Law or reasonably requested by the Borrower or the Administrative Agent certifying as to any entitlement of such Lender to an exemption from, or reduction in, any withholding Tax with respect to any payments to be made to such Lender under any Loan Document. Each such Lender shall, whenever a lapse in time or change in circumstances renders any such documentation (including any specific documentation required below in this Section 2.13(e)) obsolete, expired or inaccurate in any respect, deliver promptly to the Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its inability to do so.

Without limiting the generality of the foregoing:

(i) Each U.S. Lender shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent) two properly completed and duly signed original copies of IRS Form W-9 (or any successor forms) certifying that such U.S. Lender is exempt from U.S. federal backup withholding.

(ii) Each Non-U.S. Lender shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent) whichever of the following is applicable:

(A) two properly completed and duly signed original copies of IRS Form W-8BEN (or any successor forms) claiming eligibility for the benefits of an income tax treaty to which the United States is a party, and such other documentation as required under the Code,

(B) two properly completed and duly signed original copies of IRS Form W-8ECI (or any successor forms),

(C) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (x) two properly completed and duly signed certificates substantially in the form of Exhibit K (any such certificate, a “U.S. Tax Compliance Certificate”) and (y) two properly completed and duly signed original copies of IRS Form W-8BEN (or any successor forms),

(D) to the extent a Non-U.S. Lender is not the beneficial owner (for example, where such Non-U.S. Lender is a partnership, or is a participating Lender that has transferred its beneficial ownership to a Participant), two properly completed and duly signed original copies of IRS Form W-8IMY (or any successor forms) of such Non-U.S. Lender, accompanied by a Form W-8ECI, W-8BEN, U.S. Tax Compliance Certificate, Form W-9, Form W-8IMY or any other required information (or any successor forms) from each beneficial owner that would be required under this Section 2.13(e) if such beneficial owner were a Lender, as applicable (provided that if such Non-U.S. Lender is a partnership and not a participating Lender, and one or more beneficial owners are claiming the portfolio interest exemption, the U.S. Tax Compliance Certificate may be provided by such Non-U.S. Lender on behalf of such beneficial owners), or

(E) two properly completed and duly signed original copies of any other form prescribed by applicable U.S. federal income tax laws as a basis for claiming a complete exemption from, or a reduction in, U.S. federal withholding tax on any payments to such Lender under the Loan Documents.

(iii) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Sections 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA and, if necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iii), “FATCA” shall include any amendment made to FATCA after the date of this Agreement.

Notwithstanding any other provision of this clause (e), no Lender shall be required to deliver any documentation that such Lender is not legally eligible to deliver.

(f) If a Tax Indemnitee determines, in its sole discretion, exercised in good faith, that it has received a refund (in cash or applied as payment of Taxes otherwise payable in cash) of any Non-Excluded Taxes or Other Taxes as to which it has received additional amounts or indemnification payments under this Section 2.13, then it shall pay over the amount of such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Loan Parties under this Section 2.13 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of the Tax Indemnitee (including any Taxes imposed with respect to such refund) and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of such Tax Indemnitee, agrees to repay the amount paid over to the Borrower (plus any related penalties, interest or other charges imposed by the relevant Governmental Authority) to such Tax Indemnitee in the event such Tax Indemnitee is required to repay such refund to the applicable Governmental Authority. Notwithstanding anything to the contrary in this paragraph, in no event will any such Tax Indemnitee be required to pay any amount to the Borrower pursuant to this clause (f) if such payment would place any such Tax Indemnitee in a less favorable position (on a net after-Tax basis) than any such Tax Indemnitee would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 2.13(f) shall not be construed to require a Tax Indemnitee to make available its tax returns (or any other information relating to its taxes which it deems confidential) to any Loan Party or any other Person.

2.14 Indemnity. The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) failure by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) failure by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, reduced, converted or continued, for the period from the date of such prepayment or of such failure to borrow, reduce, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, reduce, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest or other return for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any, and the effect of the minimum rate set forth in the definition of “Eurodollar Base Rate”) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section 2.14 submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.15 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.12 or 2.13 with respect to such Lender, it will, if requested by the Company, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.12 or 2.13.

2.16 Replacement of Lenders. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.12 or 2.13(a), or (b) has not consented to a proposed change, waiver, discharge or termination of the provisions of this Agreement as contemplated by Section 10.1 that requires the consent of all Lenders or all Lenders under a particular Facility and which has been approved by the Required Lenders as provided in Section 10.1, with a Lender or Eligible Assignee; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) in the case of clause (a), prior to any such replacement, such Lender shall have taken no action under Section 2.15 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.12 or 2.13, (iii) the replacement financial institution or other Eligible Assignee shall purchase, at par, all Loans and other amounts (or, in the case of clause (b) as it relates to provisions affecting a particular Facility, Loans or other amounts owing under such Facility) owing to such replaced Lender on or prior to the date of replacement, (iv) the Borrower shall be liable to such replaced Lender under Section 2.14 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (v) the replacement financial institution or other Eligible Assignee, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vi) the replaced Lender shall be deemed to have made such replacement in accordance with the provisions of Section 10.6, (vii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.12, 2.13(a) or 2.13(c), as the case may be, (viii) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender and (ix) the replacement Lender or Eligible Assignee shall grant its consent with respect to the applicable change, waiver, discharge or termination of the provisions of this Agreement as contemplated by Section 10.1. Upon any such assignment, such replaced Lender shall no longer constitute a “Lender” for purposes hereof (or, in the case of clause (c) as it relates to provisions affecting a particular Facility, a Lender under such Facility); provided that any rights of such replaced Lender to indemnification hereunder shall survive as to such replaced Lender. Each Lender, the Administrative Agent and the Borrower agrees that in connection with the replacement of a Lender and upon payment to such replaced Lender of all amounts required to be paid under this Section 2.16, the Administrative Agent and the Borrower shall be authorized, without the need for additional consent from such replaced Lender, to execute an Assignment and Assumption on behalf of such replaced Lender, and any such Assignment and Assumption so executed by the Administrative Agent or the Company and, to the extent required under Section 10.6, the Borrower, shall be effective for purposes of this Section 2.16 and Section 10.6.

2.17 Notes. If so requested by any Lender by written notice to the Borrower (with a copy to the Administrative Agent), the Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) (promptly after the Borrower’s receipt of such notice) a Note or Notes to evidence such Lender’s Loans.

2.18 Incremental Credit Extensions.

(a) The Company may at any time or from time to time after the ~~Closing~~Amendment No. 1 Effective Date, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request additional term loans (the commitments thereof, the “Incremental Term Commitments”, the loans thereunder, the “Incremental Term Loans” and a Lender making such loans, an “Incremental Term Lender”) the creation and/or one or more subsequent increases of revolving commitments (“Incremental Revolving Commitments”), provided that (x) both at the time of any such request and upon the effectiveness of any Incremental Amendment referred to below, no Default or Event of Default shall exist at the time that any such Incremental Term Loan or Incremental Revolving Commitment is made (and after giving effect thereto) no Default or Event of Default shall exist and (y) the aggregate amount of Incremental Term Loans or Incremental Revolving Commitments incurred during the term of this Agreement shall not exceed the Maximum Pari Passu Facilities Amount. Except as permitted in clauses (ii) and (iii) of Section 2.18(b) and Section 2.18(d), all terms and documentation with respect to Incremental Term Loans or Incremental Revolving Commitments that (i) are materially more restrictive on MS Holdco and its Restricted Subsidiaries (when taken as a whole) than those with respect to any other Loans under the Facility or (ii) relate to provisions of a mechanical (including with respect to any Incremental Revolving Commitments, delayed draw facilities and currency mechanics) or administrative nature, shall be reasonably satisfactory to the Administrative Agent.

(b) Each incurrence of Incremental Term Loans or Incremental Revolving Commitments shall be in an aggregate principal amount that is not less than $10,000,000 (provided that such amount may be less than $10,000,000 if such amount represents all remaining availability under the Maximum Pari Passu Facilities Amount). The Incremental Term Loans or Incremental Revolving Commitments (i) shall rank pari passu in right of payment and in right of security with the Term B Loans, (ii) shall not mature earlier than the Latest Maturity Date and, in the case of Incremental Term Loans, shall have a Weighted Average Life to Maturity no shorter than the Weighted Average Life to Maturity of the Term B Loans (except by virtue of amortization of or prepayment of the Term B Loans prior to such date of determination), and (iii) except as set forth above, shall be treated substantially the same as the Term B Loans (in each case, including with respect to mandatory and voluntary prepayments, except that (x) such

Incremental Term Loans may, to the extent provided in the applicable Incremental Amendment, participate on a less than pro rata basis in any mandatory prepayment pursuant to Section 2.6 and (y) the Borrower may prepay any Class of Term B Loans at its option pursuant to Section 2.5); provided that the interest rates, fees and amortization schedule (subject to clause (ii) above) applicable to the Incremental Term Loans or Incremental Revolving Commitments shall be determined by the Company and the lenders thereof; provided further that, if the initial yield on such Incremental Term Loans or Incremental Revolving Commitments (as determined by the Yield Calculation Principles) exceeds the sum of (1) the Applicable Margin then in effect for Eurodollar Loans, and (2) the upfront fees with respect to the Term B Loans paid on the ~~Closing~~Amendment No. 1 Effective Date divided by four, by more than 50 basis points (the amount of such excess above 50 basis points being referred to herein as the “Incremental Yield Differential”), then the Applicable Margin then in effect for Term B Loans shall automatically be increased by the Incremental Yield Differential, effective upon the making of the Incremental Term Loans or Incremental Revolving Commitments. Each notice from the Company pursuant to this Section 2.18 shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans or Incremental Revolving Commitments.

(c) Incremental Term Loans or Incremental Revolving Commitments may be made by any existing Lender or any Additional Lender (provided that no Lender shall be obligated to make a portion of any Incremental Term Loan or Incremental Revolving Commitment), in each case on terms permitted in this Section 2.18 and otherwise on terms reasonably acceptable to the Administrative Agent, provided that the Administrative Agent shall have consented (not to be unreasonably withheld) to such Lender’s making such Incremental Term Loans or Incremental Revolving Commitments if such consent would be required under Section 10.6(b) for an assignment of Loans to such Lender or Additional Lender. Commitments in respect of Incremental Term Loans or Incremental Revolving Commitments shall become Commitments under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by MS Holdco, the Company, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Administrative Agent. The Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Company, to effect the provisions of this Section. The effectiveness of any Incremental Amendment shall be subject to the satisfaction on the date thereof (each, an “Incremental Facility Closing Date”) of each of the conditions set forth in Section 4.2 (it being understood that all references to the date of such extension of credit or similar language in such Section 4.2(b) and Section 4.2(a) shall be deemed to refer to the effective date of such Incremental Amendment) and such other conditions as the parties thereto shall agree. The Company will use the proceeds of the Incremental Term Loans or loans made pursuant to any Incremental Revolving Commitment for any purpose not prohibited by this Agreement.

(d) Incremental Term Loans or Incremental Revolving Commitments may be denominated in Dollars or any currency reasonably acceptable to the Administrative Agent and the Additional Lenders providing such Facility.

(e) This Section 2.18 shall supersede any provisions in Section 2.11 or 10.1 to the contrary.

2.19 Refinancing Amendments.

(a) At any time after the ~~Closing~~Amendment No. 1 Effective Date, the Borrower may obtain, from any Lender or any Additional Lender, Credit Agreement Refinancing Indebtedness in respect of all or any portion of the Term B Loans then outstanding under this Agreement (which will be deemed to include any then outstanding Other Term Loans), in the form of Other Term Loans or Other Term Commitments, in each case pursuant to a Refinancing Amendment; provided that such Credit Agreement Refinancing Indebtedness:

(i) will rank pari passu in right of payment and of security with the other Loans and Commitments hereunder,

(ii) will have such pricing, premiums, optional prepayment terms and financial covenants as may be agreed by the ~~Borrowers~~Borrower and the Lenders thereof,

(iii) with respect to any Other Term Loans or Other Term Commitments, will have a maturity date that is not prior to the maturity date of, and will have a Weighted Average Life to Maturity that is not shorter than the Term B Loans being refinanced,

(iv) subject to clause (ii) above, will have terms and conditions that are either (x) substantially identical to, or, (y) taken as a whole, less favorable to the Lenders or Additional Lenders providing such Credit Agreement Refinancing Indebtedness than, the Refinanced Debt, and

(v) the proceeds of such Credit Agreement Refinancing Indebtedness shall be applied, substantially concurrently with the incurrence thereof, to the prepayment of outstanding Term B Loans being so refinanced;

provided further that the terms and conditions applicable to such Credit Agreement Refinancing Indebtedness may provide for any additional or different financial or other covenants or other provisions that are agreed between the ~~Borrowers~~Borrower and the Lenders thereof and applicable only during periods after the Latest Maturity Date that is in effect on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained. The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.2 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Closing Date under Section 4.1.

(b) The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans subject thereto as Other Term Loans and/or Other Term Commitments).

(c) Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement Pari Lien Intercreditor Agreement, Junior Lien Intercreditor Agreement, and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the ~~Borrowers~~Borrower, to effect the provisions of this Section.

(d) This Section 2.19 shall supersede any provisions in Section 2.11 or Section 10.1 to the contrary.

2.20 Extensions of Term Loans.

(a) Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders of Loans of any Class on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term B Loans with a like maturity date) and on the same terms to each such Lender, the Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s Loans of such Class and otherwise modify the terms of such Loans pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate or fees payable in respect of such Loans and/or modifying the amortization schedule in respect of such Lender’s Loans) (each, an “Extension”), so long as the following terms are satisfied: (i) no Default or Event of Default shall have occurred and be continuing at the time the Extension Offer is delivered to the Lenders, (ii) except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iii), (iv) and (v), be determined between the Borrower and the applicable Lenders and set forth in the relevant amendment to the Loan Documents providing for such Extended Term Loans (an “Extension Amendment”)), the Loans of any Lender that agrees to an extension with respect to such Loans (an “Extending Term Lender”) extended pursuant to any Extension (“Extended Term Loans”) shall have the same terms as the Class of Loans subject to such Extension Offer, (iii) the final maturity date of any Extended Term Loans shall be no earlier than the final maturity date of the existing Class of Loans, (iv) the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the existing Class of Loans, (v) any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Extension Amendment, (vi) if the aggregate principal amount of Loans (calculated on the face amount thereof) in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Loans offered to be extended by the Borrower pursuant to such Extension Offer, then the Loans of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts of Loans with respect to which such Lenders, have accepted such Extension Offer, (vii) all documentation in respect of such Extension shall be consistent with the foregoing, (viii) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower and (ix) the Minimum Tranche Amount shall be satisfied unless waived by the Administrative Agent.

(b) With respect to all Extensions consummated by the ~~Borrowers~~Borrower pursuant to this Section 2.20, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.5 or 2.6 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment, provided that (x) the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower’s sole discretion and may be waived by the Borrower) of Loans of any Class be tendered and (y) no Series of Extended Term Loans shall be in an amount of less than $50,000,000 (the “Minimum Tranche Amount”), unless such Minimum Tranche Amount is waived by the Administrative Agent. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.20 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 2.5, 2.6, 2.11 and 10.1) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.20.

(c) No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension Amendment, other than the consent of each Lender agreeing to such Extension with respect to one or more of its Term B Loans (or a portion thereof). All Extended Term Loans and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into any Extension Amendment with the Borrower as may be necessary in order to establish Extended Term Loans.

(d) In connection with any Extension, the Borrower shall provide the Administrative Agent and the Lenders of the applicable Class at least five (5) Business Days’ prior written notice thereof, and shall agree to such procedures (including, without limitation, regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section.

SECTION 3. REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, each Loan Party hereby jointly and severally represents and warrants to the Administrative Agent and each Lender that:

3.1 Financial Condition. The audited consolidated balance sheets of Holdings and its consolidated Subsidiaries as at December 31, 2010 and December 31, 2011, and the related consolidated statements of income and of cash flows for the fiscal years ended on December 31, 2010 and December 31, 2011 present fairly in all material respects the consolidated financial condition of Holdings and its consolidated Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein).

3.2 No Change. Since December 31, 2011, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

3.3 Organization; Powers. Each Loan Party and each of the Restricted Subsidiaries (a) is duly organized, validly existing and, unless inapplicable in the jurisdiction of its organization, in good standing under the laws of the jurisdiction of its organization, (b) has the requisite power and authority, and the legal right, to own and operate its property and to conduct the business in which it is currently engaged and (c) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where such qualification is required except where the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

3.4 Authorization; Enforceability. Each Loan Party has the organizational power and has been duly authorized by all necessary organizational action to enter into the Transactions. Each Loan Document has been duly executed and delivered and constitutes a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

3.5 Governmental Approval; Compliance with Law. The Transactions (a) do not require Governmental Approval or consent or authorization of, filing with, notice to or other act by or in respect of, any other Person is required in connection with the Transactions, except (i) Governmental Approvals, consents, authorizations, filings and notices that have been obtained or made and are in full force and effect, (ii) the filings referred to in Section 3.16 and (iii) those, the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect, (b) will not violate any material

Requirement of Law, any Contractual Obligation of any Loan Party that is material to the Company and its Subsidiaries taken as a whole or the Organizational Documents of any Loan Party and (c) will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law, any such Organizational Documents or any such Contractual Obligation (other than the Liens created by the Security Documents).

3.6 Litigation. Except as set forth on Schedule 3.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of any Loan Party, threatened by or against any Loan Party or any of the Restricted Subsidiaries or against any of their respective properties, assets or revenues (a) with respect to any of the Loan Documents or any of the Transactions, or (b) that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.7 Ownership of Property; Liens.

(a) As of the Closing Date, each owned real property located in the United States and held by the Company or any of its Restricted Subsidiaries that has a fair market value together with improvements thereof of at least $100,000 is set forth in the Perfection Certificate together with the name of the record owner of each such owned real property and applicable recording office in which the Mortgage relating to such owned real property is to be recorded.

(b) Each Loan Party has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by Section 6.2.

(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its Restricted Subsidiaries has received any notice of, or has any knowledge of, the occurrence or pendency or contemplation of any Recovery Event affecting all or any portion of its property. No Mortgage encumbers real property with improvements that are located in an area that has been identified by the Federal Emergency Management Agency (or any successor agency) as a Special Flood Hazard Area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto) unless flood insurance available under such Act or otherwise has been obtained in accordance with Section 5.5.

(d) Each Loan Party owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property necessary to its business (taken as a whole) as currently conducted, and the use thereof by the Loan Parties does not infringe in any material respect upon the rights of any other Person, except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.8 Intellectual Property. The Group Members own, or are licensed to use, all Intellectual Property necessary for the conduct in all material respects of the business of the Group Members, taken as a whole, as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning any Group Member’s use of any Intellectual Property or the validity or effectiveness of any Group Member’s business infringes or violates the rights of any Person, nor does the Borrower know of any valid basis for any such claim except for such claims that could not reasonably be expected to impair or interfere in any material respect with the operations of the business conducted by all of the Group Members, taken as a whole or result in a Material Adverse Effect.

3.9 Taxes. The Borrower and each of its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes levied or imposed upon it or otherwise due and payable (including in its capacity as a withholding agent), except (a) Taxes that are being contested in good faith by appropriate proceedings that stay the enforcement of the Tax in question and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. There are no Liens for Taxes with respect to any assets of the Borrower or its Subsidiaries (other than Permitted Liens). There is no current, pending or, to the knowledge of the Borrower, proposed Tax audit, assessment, deficiency or other claim against the Borrower or any of its Subsidiaries that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

3.10 Federal Regulations. No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for the purpose of buying or carrying Margin Stock or for any purpose that violates the provisions of the Regulations of the Board.

3.11 ERISA. Neither a Reportable Event nor a failure to meet the minimum funding standards of Section 412 or 430 of the Code or Section 302 or 303 of ERISA has occurred during the five year period prior to the date on which this representation is made or deemed made with respect to any Plan, that in the aggregate, would reasonably be expected to result in a Material Adverse Effect and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period that in the aggregate, would reasonably be expected to result in a Material Adverse Effect. The present value of all accrued benefits under each Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by an amount that would reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

3.12 Investment Company Act; Other Regulations. No Loan Party nor any of the Restricted Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

3.13 Subsidiaries. As of the Closing Date and after giving effect to the Transactions, the Perfection Certificate sets forth the name and jurisdiction of organization of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party.

3.14 Environmental Matters. Except for the Disclosed Matters, (a) each Loan Party and each Restricted Subsidiary, and their respective operations and properties, is in compliance with all Environmental Laws, which compliance includes having obtained and being in compliance with all permits, licenses or other approval required under any Environmental Law, except for such noncompliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (b) no Loan Party nor any of the Restricted Subsidiaries has received written notice of any pending or threatened claim with respect to any Environmental Liability or knows of any basis for any

Environmental Liability, in each case, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect, (c) except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, no Loan Party nor any of the Restricted Subsidiaries has become subject to any Environmental Liability, (d) no Loan Party nor any of the Restricted Subsidiaries has treated, stored, transported, disposed of, or arranged for the treatment, transport or disposal of, any Materials of Environmental Concern at or from any currently or formerly owned, leased or operated property in a manner that could reasonably be expected to result in a Material Adverse Effect and (e) there are no circumstances, conditions or occurrences, including the release or threatened release of any Materials of Environmental Concern, relating to any property currently or, to the knowledge of any Loan Party or Restricted Subsidiary, formerly owned, leased or operated by any Loan Party or any Restricted Subsidiary, that could reasonably be expected to have a Material Adverse Effect.

3.15 Accuracy of Information, etc. No statement or information (other than projections and information of a general or industry-specific nature) concerning any Loan Party or the business of any Loan Party contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or statement furnished by or on behalf of any Loan Party (as modified or supplemented by other information so furnished) to the Administrative Agent or the Lenders, or any of them, for use in connection with the Transactions, when taken as a whole, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Agreement), any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not materially misleading. The projections and pro forma financial information, taken as a whole, contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Company to be reasonable at the time made and as of the Closing Date (with respect to such projections and pro forma financial information delivered prior to the Closing Date), it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact, forecasts and projections are subject to uncertainties and contingencies, actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount and no assurance can be given that any forecast or projections will be realized.

3.16 Security Documents.Each of the Security Documents (other than the Mortgages) is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of (i) the Capital Stock described in the Security Agreement or any other Security Document that are securities represented by stock certificates or otherwise constituting certificated securities within the meaning of Section 8-102(a)(15) of the New York UCC or the corresponding code or statute of any other applicable jurisdiction (“Certificated Securities”), when certificates representing such Capital Stock are delivered to the Administrative Agent, together with stock powers undated and endorsed in blank, and (ii) in the case of the other Collateral not described in clause (i) constituting personal property described in the Security Documents (other than the Mortgages), when financing statements and other filings, agreements and actions specified on Schedule 3.16 in appropriate form are executed and delivered, performed or filed in the offices specified on Schedule 3.16, as the case may be, the Administrative Agent, for the benefit of the Secured Parties, shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations, in each case prior and superior in right to any other Person (except, in the case of Permitted Priority Liens) subject to and as provided for under the terms of the Term Loan/ABL Intercreditor Agreement.

3.17 Solvency. MS Holdco and the Restricted Subsidiaries are, on a consolidated basis, and after giving effect to the Transactions and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith and the other transactions contemplated hereby and thereby will be and will continue to be, Solvent.

3.18 Labor Disputes. As of the Closing Date, except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes, lockouts or slowdowns against any Loan Party pending or, to the knowledge of the Borrower, threatened, (b) the hours worked by and payments made to employees of the Loan Parties and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters and (c) all payments due from any Loan Party or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Loan Party or such Subsidiary to the extent required by GAAP.

3.19 Compliance with Laws and Agreements. Each Loan Party and the Restricted Subsidiaries is in compliance with all Requirements of Law applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

3.20 Insurance. A description of all insurance maintained by or on behalf of the Loan Parties as of the Closing Date is set forth in the Perfection Certificate. As of the Closing Date, all premiums in respect of such insurance have been paid. The Borrower believes that the insurance maintained by or on behalf of the Loan Parties is customary for companies of a similar size engaged in similar businesses in similar locations.

3.21 PATRIOT Act and Other Specified Laws.

(a) To the extent applicable, each Loan Party is in compliance, in all material respects, with the (i) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (ii) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended (the “PATRIOT Act”), (iii) the Proceeds of Crime Act or (iv) any similar law applicable to any Loan Party. No part of the proceeds of the Loans will be used, directly or indirectly, in violation in any material respect of the United States Foreign Corrupt Practices Act of 1977, as amended, or the Proceeds of Crime Act, or any similar law applicable to any Loan Party. No Loan Party is engaged in or has engaged in any course of conduct that could reasonably be expected to subject any of their respective properties to any Lien, seizure or other forfeiture under any criminal law, racketeer influenced and corrupt organizations law or the Proceeds of Crime Act or other similar laws. None of the Loan Parties is named on the list of Specially Designated Nationals and Blocked Persons maintained by the United States Department of Treasury Office of Foreign Assets Control.

(b) Neither the Borrower nor any other Loan Party (i) is a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) engages in any dealings or transactions prohibited by Section 2 of such Executive Order, or is otherwise associated with any such Person in any manner that violates such Section 2, or (iii) is a Person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

SECTION 4. CONDITIONS PRECEDENT

4.1 Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it under this Agreement on the Closing Date is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent (unless otherwise waived in accordance with Section 10.1):

(a) Loan Documents. The Administrative Agent shall have received (i) this ~~Agreement, executed and delivered by MS Holdco, the Company, each Subsidiary Guarantor and each Person listed on Schedule 1.1A, (ii) the Security~~ Agreement, executed and delivered by MS Holdco, the Company, each Subsidiary Guarantor and each Person listed on Schedule 1.1A, (ii) the Security Agreement, executed and delivered by MS Holdco, the Company and each Subsidiary Guarantor, (iii) the Intellectual Property Security Agreements executed and delivered by each Loan Party party thereto, (iv) the Term Loan/ABL Intercreditor Agreement, the Mortgages (if any), and each other Security Document executed and delivered by each Loan Party party thereto and (v) if requested by any Lender, each Note duly executed by the Borrower in favor of each Lender requesting the same.

(b) Transactions. The Administrative Agent shall have received (x) a fully -executed customary payoff letter, dated as of the Closing Date and related to the termination of the Existing Term Loan Credit Facility and (y) satisfactory evidence of the termination of all Liens securing the obligations under the Existing Term Loan Credit Facility, the termination of any remaining commitments with respect thereto and the delivery of a notice of redemption with respect to all of the outstanding Senior Subordinated Notes in accordance with the terms of the Senior Subordinated Notes Indenture.

(c) After giving effect to the Transactions, MS Holdco, the Company and each of their respective Subsidiaries shall have outstanding no Indebtedness other than the Indebtedness permitted to be outstanding under this Agreement.

(d) All Existing Term Loans shall have been repaid simultaneously herewith and funds sufficient to pay upon redemption all outstanding Senior Subordinated Notes have been irrevocably deposited with the trustee under the Senior Subordinated Notes Indenture.

(e) Lien Searches. The Administrative Agent shall have received the results of recent UCC, United States Patent and Trademark Office and United States Copyright Office, tax and judgment lien searches in each of the jurisdictions where the Loan Parties are located (within the meaning of Section 9-307 of the New York UCC or the corresponding code or statute of any other applicable jurisdiction) or maintains its principal place of business and such other searches that are required by the Perfection Certificate and all such searches shall reveal no liens on any of the assets of the Loan Parties, except for Permitted Priority Liens, or any liens discharged on or prior to the Closing Date pursuant to customary documentation reasonably satisfactory to the Administrative Agent. The Administrative Agent shall have received lien release documents, UCC-3 termination statements and other customary and reasonably required documentation and filings from the agent under the Existing Term Loan Credit Facility.

(f) Fees. The Administrative Agent and the Agents shall have received all fees required to be paid, and all expenses required to be paid for which invoices have been presented (including the reasonable fees and expenses of one single external legal counsel to the Agents), on or before the Closing Date.

(g) Closing Certificates; Certified Certificates of Incorporation; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments, including certified organizational authorizations, incumbency certifications, the certificate of incorporation or other similar organizational document of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and bylaws or other similar organizational document of each Loan Party certified by a Responsible Officer as being in full force and effect on the Closing Date and (ii) a good standing certificate for each Loan Party from its jurisdiction of organization.

(h) Legal Opinions. The Administrative Agent shall have received (i) the legal opinion of Fried, Frank, Harris, Shriver & Jacobson, LLP, special counsel to the Loan Parties and (ii) the legal opinion of the general counsel of the Company. Such legal opinions shall be in form and substance reasonably satisfactory to the Administrative Agent.

(i) Pledged Stock; Stock Powers; Pledged Notes. The Administrative Agent shall have received (i) the certificates representing the shares of Capital Stock (that are Certificated Securities) pledged pursuant to the Security Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, and (ii) each promissory note (if any) required to be pledged to the Administrative Agent pursuant to the Security Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

(j) Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement and Intellectual Property Security Agreements) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than Permitted Priority Liens and subject to the Term Loan/ABL Intercreditor Agreement), shall have been executed and delivered to the Administrative Agent in proper form for filing, registration or recordation.

(k) Solvency Certificate. The Administrative Agent shall have received a solvency certificate from the chief financial officer of the Borrower certifying that MS Holdco and its Restricted Subsidiaries, on a consolidated basis after giving effect to the Transactions to occur on the Closing Date, are Solvent.

(l) Insurance. The Administrative Agent shall have received insurance certificates satisfying the requirements of Section 5.5 of this Agreement and Section 4.10 of the Security Agreement.

(m) Patriot Act. The Administrative Agent shall have received all documentation and other information required by Governmental Authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act.

(n) Intercreditor Agreement. The Term Loan/ABL Intercreditor Agreement shall have been duly executed and delivered by each party thereto and shall be in full force and effect.

4.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

(a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date.

(b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

SECTION 5. AFFIRMATIVE COVENANTS

The Company hereby agrees that, until all Commitments have been terminated and the principal of and interest on each Loan, all fees and all other expenses or amounts payable under any Loan Document shall have been paid in full (other than contingent indemnification and reimbursement obligations for which no claim has been made), the Company shall and shall cause each of its Restricted Subsidiaries to:

5.1 Financial Statements. Furnish to the Administrative Agent (who shall promptly furnish to each Lender):

(a) within ninety days after the end of each fiscal year of the Company commencing with the year ending December 31, 2012, its audited consolidated and unaudited consolidating balance sheet and related statements of operations, stockholders’ equity and cash flows (or financial statements of Holdings and its consolidated subsidiaries, in lieu of such audited financial statements of the Company, together with a detailed reconciliation, reflecting such financial information for the Company and its Restricted Subsidiaries, on the one hand, and Holdings and any other Subsidiaries of Holdings, on the other hand) as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst and Young LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Restricted Subsidiaries in accordance with GAAP consistently applied accompanied by any management letter prepared by said accountants; and

(b) within forty-five days after the end of each of the first three fiscal quarters of each fiscal year of the Company commencing with the fiscal quarter ending March 31, 2012, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows (or financial statements of Holdings and its consolidated subsidiaries, in lieu of such financial statements of the Company, together with a detailed reconciliation, reflecting such financial information for the Company and its Restricted Subsidiaries, on the one hand, and Holdings and any other Subsidiaries of Holdings, on the other hand) as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Responsible Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Restricted Subsidiaries in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

5.2 Certificates; Other Information. Furnish to the Administrative Agent (who shall promptly furnish to each Lender):

(a) in connection with the delivery of any financial statements or other information to the Lenders pursuant to this Agreement (collectively, “Borrower Materials”), confirmation of whether such statements or information contains any Private Lender Information. MS Holdco and the Company and each Lender acknowledge that certain of the Lenders may be “public-side” Lenders (Lenders that do not wish to receive material non-public information with respect to Holdings, MS Holdco, the Company and their respective Subsidiaries or their securities) and, if documents or notices required to be delivered pursuant to Section 5.1 or this Section 5.2 or otherwise are being distributed through IntraLinks/IntraAgency, SyndTrak or another relevant website or other information platform (the “Platform”), any document or notice that the Borrower has indicated contains Private Lender Information shall not be posted on that portion of the Platform designated for such public-side Lenders. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the “public-side” Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (x) by marking Borrower Materials “PUBLIC”, the Borrower shall be deemed to have authorized the Administrative Agent, the Lead Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to Holdings, MS Holdco, the Company, their respective subsidiaries or their securities for purposes of United States Federal and state securities laws, (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through that portion of the Platform designated for such “public-side” Lenders and (z) the Administrative Agent and the Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated for such “public-side” Lenders;

(b) concurrently with the delivery of any financial statements pursuant to Section 5.1, (i) a certificate of a Responsible Officer stating that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (ii) a certificate of a Responsible Officer stating whether any material change in GAAP or in the application used in the preparation of such financial statements has occurred since the date of the audited financial statements referred to in Section 5.1 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, (iii) to the extent not previously disclosed to the Administrative Agent, a description of any change in the jurisdiction of organization of any Loan Party and a list of any registered Intellectual Property acquired or developed by any Loan Party since the date of the most recent report delivered pursuant to this clause (iii) (or, in the case of the first such report so delivered, since the Closing Date), (iv) certifying a list of names of all Immaterial Subsidiaries, that each Subsidiary set forth on such list individually qualifies as an Immaterial Subsidiary and that all such Subsidiaries in the aggregate do not exceed the limitation set forth in the definition of the term “Immaterial Subsidiary”, and (iv) certifying a list of names of all Unrestricted Subsidiaries and that each Subsidiary set forth on such list individually qualifies as an Unrestricted Subsidiary;

(c) as soon as available, and in any event no later than ninety days after the end of each fiscal year of the Company commencing with the year ending December 31, 2012, a detailed consolidated budget for the following fiscal year (including (i) projected consolidated quarterly income statements and (ii) projected consolidated annual balance sheets of the Company and its Subsidiaries, the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the material underlying assumptions applicable thereto) (collectively, the “Projections”), which Projections shall be based on reasonable estimates, information and assumptions that are reasonable at the time in light of the circumstances then existing, it being understood that projections are subject to uncertainties and there is no assurance that any projections will be realized;

(d) in connection with the annual financial statements delivered pursuant to Section 5.1(a), a certificate setting forth the amount, if any, of Excess Cash Flow for such fiscal year together with the calculation thereof in reasonable detail;

(e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials publicly filed by Holdings, MS Holdco or the Company with the SEC;

(f) promptly following the Administrative Agent’s request therefor, all documentation and other information that the Administrative Agent reasonably requests on its behalf or on behalf of any Lender in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering or terrorist financing rules and regulations, including the Patriot Act; and

(g) as promptly as reasonably practicable from time to time following the Administrative Agent’s request therefor, such other non-privileged information regarding the operations, business affairs and financial condition of MS Holdco, the Company or any Restricted Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent may reasonably request (on behalf of itself or any Lender).

Documents required to be delivered pursuant to Sections 5.1 and 5.2 above may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s (or Holdings’) website; (ii) on which such documents are posted on the Borrower’s behalf on a Platform, if any, to which each Lender and the Administrative Agent have access; or (iii) the date on which executed certificates or other documents are faxed to the Administrative Agent (or electronically mailed to an address provided by the Administrative Agent); provided that: (i) upon written request by the Administrative Agent, the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.

5.3 Payment of Taxes. The Borrower will, and will cause each of its Restricted Subsidiaries to, pay or discharge all Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings that stay the enforcement of such claim and the Borrower or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) the failure to pay such liabilities could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

5.4 Maintenance of Existence; Compliance. (a) Preserve, renew and keep in full force and effect its organizational existence, except (i) other than with respect to MS Holdco’s or the Borrower’s existence, to the extent such failure to do so could not reasonably be expected to have a Material Adverse Effect or (ii) pursuant to a transaction permitted by Section 6.3, (b) take all reasonable action to maintain or obtain all Governmental Approvals and all other all rights, privileges and franchises, in each case necessary or desirable in the normal conduct of its business, except (i) to the extent such failure to do so could not reasonably be expected to have a Material Adverse Effect or (ii) pursuant to a transaction permitted by Section 6.3; and (c) comply with all Contractual Obligations and Requirements of Law applicable to it or its property except to the extent that failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.5 Maintenance of Property; Insurance.

(a) (i) Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear and casualty and condemnation excepted, except to the extent the failure to do so could not, in the reasonable judgment of the Company, reasonably be expected to have a Material Adverse Effect, (ii) maintain all the rights, licenses, permits, privileges, franchises, Intellectual Property material to the conduct of its business, except to the extent the failure to do so could not, in the reasonable judgment of the Company, reasonably be expected to have a Material Adverse Effect, and (iii) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by similarly situated companies engaged in the same or a similar business.

(b) If any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then the Company shall, or shall cause the applicable Loan Party to (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent.

5.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which entries full, true and correct in all material respects in conformity with all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and from which financial statements conforming with GAAP can be derived and (b) permit, at the Company’s sole expense, representatives of the Administrative Agent to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time during normal business hours, upon reasonable prior notice, and to discuss the business, operations, properties and financial and other condition of the Group Members with officers and employees of the Group Members and with their independent certified public accountants; provided that (i) in no event shall there be more than one such visit for the Administrative Agent and its representatives as a group per calendar year except during the continuance of an Event of Default and (ii) the Company shall have the right to be present during any discussions with accountants.

5.7 Notices. Promptly give notice to the Administrative Agent (who shall promptly furnish to each Lender) after any Responsible Officer of MS Holdco or the Borrower obtains knowledge of:

(a) the occurrence of any Default or Event of Default;

(b) any (i) default under any Contractual Obligation of any Group Member or (ii) the filing or commencement of, or any written threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority or in arbitration, against MS Holdco, the Company or any of its Restricted Subsidiaries, in each case, which would reasonably be expected to have a Material Adverse Effect;

(c) any Recovery Event in the amount of $10,000,000 or more, whether or not covered by insurance;

(d) any actual knowledge of a Responsible Officer of the occurrence of any Reportable Event, or steps taken by the Borrower to terminate any Plan that, alone or together with any other Reportable Events relating to any Plan that have occurred, would reasonably be expected to have a Material Adverse Effect; or

(e) any development or event that has had or could reasonably be expected to have a Material Adverse Effect;

Each notice pursuant to this Section 5.7 shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the relevant Group Member proposes to take with respect thereto.

5.8 Additional Collateral, Further Assurances.

(a) Subject to applicable law, the Borrower and each Domestic Subsidiary that is a Loan Party shall cause (i) each of its Domestic Subsidiaries, other than any Domestic Subsidiary that is an Excluded Subsidiary and (ii) each First-Tier Foreign DRE, in each case formed or acquired after the Closing Date in accordance with the terms of this Agreement, to become a Subsidiary Guarantor promptly (and in any event within forty-five days after the creation or acquisition thereof or after such Domestic Subsidiary ceases to be an Excluded Subsidiary) by executing a Guarantor Joinder Agreement set forth as Exhibit H hereto. Upon execution and delivery thereof, each such Person shall (i) automatically become a Subsidiary Guarantor hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents, (ii) will grant Liens to the Administrative Agent (for the benefit of the Secured Parties) to the extent required by the terms thereof, in any property (subject to the limitations with respect to Capital Stock set forth in paragraph (b) of this Section 5.8 and any other limitations set forth in the Security Agreement) of such Loan Party which constitutes Collateral, on such terms as may be required pursuant to the terms of the Security Documents and in such priority as may be required pursuant to the terms of the Security Documents and (iii) subject to the terms of the Security Documents, deliver to the Administrative Agent the certificates, if any, representing all of the Capital Stock of such Subsidiary, together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Capital Stock, and all intercompany notes owing from such Subsidiary to any Loan Party together with instruments of transfer executed and delivered in blank by a duly authorized officer of such Loan Party.

(b) The Borrower and each Domestic Subsidiary that is a Loan Party will cause (i) 100% of the issued and outstanding Capital Stock directly owned thereby of each of its Domestic Subsidiaries (other than First-Tier CFC Holdcos), (ii) 100% of the issued and outstanding Capital Stock directly owned thereby of each of the First-Tier Foreign DREs and (iii) 100% of the Capital Stock directly owned thereby (but in the case of Capital Stock entitled to vote, not more than 65% of the Capital Stock constituting the total combined classes of Capital Stock entitled to vote) in each First-Tier Foreign Subsidiary and First-Tier CFC Holdco, to be pledged to the Administrative Agent pursuant to the terms of the Security Agreement and, subject to the terms of the Security Documents, will deliver to the Administrative Agent the certificates, if any, representing such Capital Stock of such Subsidiary, together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Capital Stock.

(c) Without limiting the foregoing, each Loan Party will, and will cause each Subsidiary to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents and such other actions or deliveries of the type required by Sections 4.1 or 4.2, as applicable), which may be required by law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Security Documents (subject to the terms of Term Loan/ABL Intercreditor Agreement), all at the expense of the Loan Parties.

(d) With respect to any interest in any owned real property located in the United States having a fair market value, together with improvements thereof of at least $2,000,000 (as reasonably determined by the Company in good faith) acquired after the Closing Date by any Loan Party that is a Group Member (or any Group Member required to become a Loan Party pursuant to the terms of the Loan Documents) (other than any such real property subject to a Lien expressly permitted by clauses (i), (q) and (s) of Section 6.2 to the extent and for so long as the obligations relating to such Liens do not permit a Lien on such property in favor of the Secured Parties), promptly execute and deliver a first priority Mortgage, in favor of the Administrative Agent, for the benefit of the Secured Parties, covering such interest in real property, in each case subject only to Permitted Liens or other Liens acceptable to the Administrative Agent.

5.9 Credit Ratings. Use commercially reasonable efforts to maintain at all times a credit rating by each of S&P and Moody’s in respect of the Facilities provided for under this Agreement and a corporate rating by S&P and a corporate family rating by Moody’s for the Company.

5.10 Designation of Unrestricted Subsidiaries. The Company may at any time after the Closing Date designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that immediately before and after such designation, no Default shall have occurred and be continuing. The designation of any Restricted Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by the applicable Loan Party therein at the date of designation in an amount equal to the fair market value of the applicable Loan Party’s investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (x) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time, and (y) a return on any Investment by the applicable Loan Party in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of such Loan Party’s Investment in such Subsidiary.

5.11 Use of Proceeds. The proceeds of the ~~Term~~ Loans will be used only for the purposes specified in the introductory statement to this Agreement. No part of the proceeds of any Loan a will be used, whether directly or indirectly, for any purpose that would entail a violation of Regulations T, U or X.

5.12 Post Closing Matters. Notwithstanding anything to the contrary contained in this Agreement and the Collateral Documents, the parties hereto acknowledge and agree that the Loan Parties shall take the actions specified in Schedule 5.12 as promptly as reasonably practicable, and in any event within the periods after the Closing Date specified in said Schedule 5.12. The provisions of said Schedule 5.12 shall be deemed incorporated by reference herein as fully as if set forth herein in their entirety.

SECTION 6. NEGATIVE COVENANTS

The Company hereby agrees that, until all Commitments have been terminated and the principal of and interest on each Loan, all fees and all other expenses or amounts payable under any Loan Document shall have been paid in full (other than contingent indemnification and reimbursement obligations for which no claim has been made), the Company shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly:

6.1 Indebtedness. Incur any Indebtedness, except:

(a) Indebtedness pursuant to any Loan Document;

(b) the incurrence by the Company or any Restricted Subsidiary of Indebtedness under the ABL Credit Agreement (and extensions, renewals and replacements of any such Indebtedness) including the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) up to an aggregate principal amount then outstanding not to exceed the greater of (i) $350,000,000 minus the aggregate amount of Net Cash Proceeds applied in accordance with Section 2.6(c)(y) to repay the ABL Credit Agreement and (ii) the sum of the following items as reflected on the most recent balance sheet of Holdings delivered in accordance with Section 5.1(a) or (b): (w) 85% of the net book value of the accounts receivable of the Company and its Restricted Subsidiaries, (x) 75% of the net book value of the inventory of the Company and its Restricted Subsidiaries and (y) 50% of the book value of the plant, property and equipment of the Company and its Restricted Subsidiaries;

(c) Indebtedness outstanding on the Closing Date and listed on Schedule 6.1(c);

(d) Indebtedness of the Loan Parties issued to refinance Loans so long as:

(i) the principal amount or accreted value, if applicable (in the case of any such Indebtedness consisting of term loans) or maximum commitment amount (in the case of any such Indebtedness consisting of revolving Indebtedness) of any Indebtedness incurred pursuant to this Section 6.1(d) shall not exceed the principal amount (or accreted value, if applicable) of the Loans so refinanced or exchanged (or in the case of Loans to refinance Incremental Revolving Commitments, the amount of the reduction in the Incremental Revolving Commitments in connection therewith) except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, including fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal, extension or exchange;

(ii) in the case of Indebtedness secured on a pari passu or junior-lien basis by Collateral securing the Obligations, a Representative acting on behalf of the holders of such Indebtedness shall have become party to a Pari Lien Intercreditor Agreement or Junior Lien Intercreditor Agreement and a Representative acting on behalf of the holders of such Indebtedness and the Obligations shall have become a party to the Term Loan/ABL Intercreditor Agreement or the parties shall have entered into such collateral and intercreditor arrangements that are reasonably satisfactory to the Administrative Agent;

(iii) such Indebtedness has a Weighted Average Life to Maturity not shorter than that for existing Loans (including Incremental Term Loans, Other Term Loans or Incremental Revolving Commitments) having the Latest Maturity Date;

(iv) the stated final maturity of any such Indebtedness is not earlier than the Latest Maturity Date;

(v) all terms and conditions (other than terms that apply after the Latest Maturity Date and with respect to interest rates (including original issue discount and upfront fees and prepayment and redemption terms)) with respect to such Indebtedness will be on terms not materially more restrictive (taken as a whole) to the Borrower and the Restricted Subsidiaries than those with respect to the Term B Loans or on market terms for the type of Indebtedness being incurred; provided that a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent at least two Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, certifying that the Borrower has determined in good faith that the terms of such Indebtedness satisfy the requirements of this clause (v) shall be conclusive evidence that such terms satisfy such requirements unless the Administrative Agent notifies such applicable Loan Party within such period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees);

(vi) no Person shall be an obligor in respect of such Indebtedness that is not a Loan Party; and

(vii) the Net Cash Proceeds of such Indebtedness are used substantially concurrently with the incurrence of such Indebtedness to refinance Loans (or Incremental Revolving Commitments) or in exchange for Loans; provided that any Loans that are received by the Company pursuant to any exchange shall be immediately cancelled.

(e) Indebtedness of the Loan Parties secured on a pari passu basis by Collateral securing the Obligations so long as:

(i) the aggregate principal amount of Indebtedness incurred pursuant to this Section 6.1(e) does not exceed the Maximum Pari Passu Facilities Amount;

(ii) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to a Pari Lien Intercreditor Agreement and a Representative acting on behalf of the holders of such Indebtedness and the Obligations shall have become a party to the Term Loan/ABL Intercreditor Agreement or the parties shall have entered into such collateral and intercreditor arrangements that are reasonably satisfactory to the Administrative Agent;

(iii) such Indebtedness has a Weighted Average Life to Maturity not shorter than that for existing Loans (including Incremental Term Loans or Incremental Revolving Commitments) having the Latest Maturity Date;

(iv) no Default or Event of Default shall have occurred and be continuing or would otherwise result therefrom;

(v) the interest rate and other pricing terms and amortization schedule (subject to clause (iii) above) applicable to such Indebtedness shall be determined by the Company and the lenders thereof; provided that if such Indebtedness is in the form of loans and has an initial yield (as determined by the Yield Calculation Principles) that exceeds the sum of

(1) the Applicable Margin then in effect for Eurodollar Loans and (2) the upfront fees with respect to the Term B Loans paid on the ~~Closing~~Amendment No. 1 Effective Date divided by four, by more than 50 basis points, then the Applicable Margin then in effect for Term B Loans shall automatically be increased by the Incremental Yield Differential, effective upon the incurrence of Indebtedness pursuant to this Section 6.1(e); and

(vi) all terms and conditions (other than terms that apply after the Latest Maturity Date and with respect to interest rates (including original issue discount and upfront fees and prepayment and redemption terms)) with respect to such Indebtedness will be on terms not materially more restrictive (taken as a whole) to the Borrower and the Restricted Subsidiaries than those with respect to the Term B Loans or on market terms for the type of Indebtedness being incurred; provided that a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent at least two Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, certifying that the Borrower has determined in good faith that the terms of such Indebtedness satisfy the requirements of this clause (vi) shall be conclusive evidence that such terms satisfy such requirements unless the Administrative Agent notifies such applicable Loan Party within such period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees);

(f) Senior unsecured Indebtedness or subordinated Indebtedness of the Loan Parties or Indebtedness of the Loan Parties secured on a junior-lien basis by Collateral securing the Obligations so long as:

(i) the Total Leverage Ratio, on a Pro Forma Basis, as of the last day of the most recent Test Period for which financial statements have been delivered (or were required to be delivered) pursuant to Section 5.1(a) or (b), does not exceed 5.00:1.00;

(ii) in the case of Indebtedness secured on a junior-lien basis by Collateral securing the Obligations, a Representative acting on behalf of the holders of such Indebtedness shall have become party to a Junior Lien Intercreditor Agreement and a Representative acting on behalf of the holders of such Indebtedness and the Obligations shall have become a party to the Term Loan/ABL Intercreditor Agreement or the parties shall have entered into such collateral and intercreditor arrangements that are reasonably satisfactory to the Administrative Agent;

(iii) such Indebtedness has a Weighted Average Life to Maturity not shorter than that for existing Loans (including Incremental Term Loans or Incremental Revolving Commitments) having the Latest Maturity Date;

(iv) no Default or Event of Default shall have occurred and be continuing or would otherwise result therefrom;

(v) the stated final maturity of such Indebtedness is not earlier than ninety-one days outside the Latest Maturity Date; and

(vi) all terms and conditions (other than terms that apply after the Latest Maturity Date and with respect to interest rates (including original issue discount and upfront fees and prepayment and redemption terms)) with respect to such Indebtedness will be on terms not materially more restrictive (taken as a whole) to the Borrower and the Restricted Subsidiaries than those with respect to the Term B Loans or on market terms for the type of Indebtedness being incurred; provided that a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent at least two Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, certifying that the Borrower has determined in good faith that the terms of such Indebtedness satisfy the requirements of this clause (vi) shall be conclusive evidence that such terms satisfy such requirements unless the Administrative Agent notifies such applicable Loan Party within such period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees);

(g) Indebtedness of (x) the Company to any Restricted Subsidiary of the Company and (y) any Restricted Subsidiary of the Company to the Company or any Restricted Subsidiary thereof; provided that all such intercompany Indebtedness owed by any Loan Party to any Restricted Subsidiary that is not a Subsidiary Guarantor shall be unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of any applicable promissory notes or an intercompany subordination agreement, in each case, in form and substance reasonably satisfactory to Administrative Agent;

(h) (A) any guarantee by the Borrower or a Restricted Subsidiary of Indebtedness of any Subsidiary Guarantor, so long as the incurrence of such Indebtedness by such Subsidiary is permitted under the terms of this Agreement or (B) any guarantee by a Restricted Subsidiary of Indebtedness of the Borrower permitted to be incurred under the terms of this Agreement;

(i) Indebtedness (including, without limitation, Capital Lease Obligations and Synthetic Lease Obligations) to finance the acquisition, construction or improvement of any fixed or capital assets (whether or not constituting purchase money Indebtedness) and including any Indebtedness assumed in connection with the acquisition of any such fixed or capital assets or secured by a Lien on any fixed or capital assets prior to the acquisition thereof and any Indebtedness incurred in connection with any Refinancing thereof in an aggregate principal amount not to exceed (when aggregated with the aggregate amount of Indebtedness outstanding pursuant to clause (q) in respect of Indebtedness originally incurred pursuant to this clause (i)) the greater of (x) $30,000,000 and (y) 2.75% of the Total Assets at any one time outstanding (plus the principal amount of Indebtedness incurred in connection with a Refinancing of Indebtedness incurred under this clause (i) which equals the unpaid accrued interest and premium (including applicable prepayment penalties) of such Indebtedness being Refinanced plus fees and expenses reasonably incurred in connection with such Refinancing);

(j) Indebtedness in respect of Swap Agreements permitted by Section 6.10;

(k) Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

(l) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds, performance and completion guarantees, import and export custom and duty guaranties and similar obligations, or obligations in respect of letters of credit, bank acceptances or guarantees or similar instruments related thereto, in each case provided in the ordinary course of business;

(m) Indebtedness consisting of obligations under deferred compensation, purchase price, earn outs or other similar arrangements incurred by such Person in connection with Permitted Acquisitions or any other acquisitions permitted hereunder;

(n) (x) Cash Management Obligations and Guarantee Obligations in respect thereof, and other Indebtedness in respect of netting services, overdraft protections, employee credit card programs and similar arrangements, in each case in the ordinary course of business and (y) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within fifteen Business Days of its incurrence;

(o) Indebtedness consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(p) Indebtedness incurred by any Foreign Subsidiary in an aggregate principal amount not to exceed (when aggregated with the aggregate amount of Indebtedness outstanding pursuant to clause (q) in respect of Indebtedness originally incurred pursuant to this clause (p)) the sum of the following, on a consolidated basis, as of the date of the most recent balance sheet delivered pursuant to Section 5.1(a) or (b) (x) 75% of foreign accounts receivable, (y) 60% of foreign inventory plus (z) the greater of (i) $~~25,000,000~~50,000,000 and (ii) ~~10~~20% of foreign assets;

(q) Indebtedness which represents a Permitted Refinancing of any of the Indebtedness permitted under clauses (c), (d), (e), (f), (i), (p), (q), (r), (u) and (y) of this Section 6.1;

(r) Indebtedness of any Person that becomes a Restricted Subsidiary after the Closing Date and Indebtedness acquired or assumed in connection with Permitted Acquisitions in an aggregate outstanding principal amount not to exceed $75,000,000 at any time; provided that such Indebtedness exists at the time such Person becomes a Restricted Subsidiary or at the time of such Permitted Acquisition and is not created in contemplation of or in connection therewith;

(s) Indebtedness owing to current or former officers, directors and employees, their respective estates, heirs, spouses or former spouses to finance the purchase or redemption of Capital Stock of MS Holdco (or any direct or indirect parent thereof) permitted by Section 6.5(d);

(t) Indebtedness constituting indemnification and reimbursement obligations in connection with sales and dispositions permitted under this Agreement;

(u) Capital Lease Obligations to the extent constituting Attributable Debt arising in Sale Leaseback Transactions permitted by Section 6.9;

(v) Indebtedness supported by a letter of credit issued pursuant to a facility consisting of Indebtedness otherwise permitted hereunder, in a principal amount not to exceed the face amount of such letter of credit;

(w) shareholder loans of Restricted Subsidiaries from minority equity investors to the extent that the Company and/or any other Restricted Subsidiary holds a loan from such Restricted Subsidiary in an amount that is at least proportional (compared to such loan held by such minority shareholder) to the Company’s ownership interest in such Restricted Subsidiary (compared to such minority shareholder’s ownership interest in such Restricted Subsidiary) and that has a ranking and collateral that is at least equal to the ranking and collateral for such minority shareholder’s loan to such Restricted Subsidiary;

(x) Indebtedness pursuant to the Specified Foreign Restructuring;

(y) additional Indebtedness of the Company or any of its Restricted Subsidiaries in an aggregate principal amount (for the Company and all Restricted Subsidiaries) not to exceed (when aggregated with the aggregate amount of Indebtedness outstanding pursuant to clause (q) in respect of Indebtedness originally incurred pursuant to this clause (y)) the greater of (i) $50,000,000 and (ii) 4.50% of the Total Assets at any one time outstanding; and

(z) pending the redemption thereof, the Senior Subordinated Notes.

The accrual of interest, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 6.1.

For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the Spot Currency Exchange Rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that, if such Indebtedness is incurred to Refinance other Indebtedness denominated in a foreign currency, and such Refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the Spot Currency Exchange Rate in effect on the date of such Refinancing such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Indebtedness so Refinanced does not exceed the principal amount of such Indebtedness being Refinanced.

Notwithstanding the foregoing, the principal amount of any Indebtedness incurred to Refinance other Indebtedness, if incurred in a different currency from the Indebtedness being Refinanced, shall be calculated based on the Spot Currency Exchange Rate that is in effect on the date of such Refinancing.

6.2 Liens. Incur any Lien upon any of its property, whether now owned or hereafter acquired, except (herein referred to as “Permitted Liens”):

(a) Liens created pursuant to any Loan Document;

(b) Liens to secure Indebtedness incurred under Section 6.1(b); provided, that, in the case of Liens on the Collateral such Liens shall be subject to the Term Loan/ABL Intercreditor Agreement;

(c) Liens imposed by law for taxes, assessments or other governmental charges that are not yet due or are being contested in good faith and by appropriate proceedings that stay the enforcement of such claim if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d) carriers’, warehousemen’s, landlord’s, mechanics’, materialmen’s, repairmen’s, suppliers’ or other like Liens arising in the ordinary course of business that are not overdue for a period of more than thirty days or that are being contested in good faith by appropriate proceedings;

(e) pledges or deposits made in connection with workers’ compensation, unemployment insurance and other insurance and other social security laws or retirement benefits or similar laws or regulations;

(f) deposits to secure the performance of bids, trade contracts, leases, utilities, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case incurred in the ordinary course of business;

(g) minor survey exceptions, minor encumbrances, easements or reservations of, rights-of-way, zoning or other restrictions and similar encumbrances as to the use of real properties or Liens incidental to the conduct of the business of the Company and its Restricted Subsidiaries or to the ownership or their properties;

(h) Liens in existence on the Closing Date listed on Schedule 6.2(h), securing obligations referenced on Schedule 6.2(h) and any Refinancing permitted by Section 6.1(q), provided that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased (except to the extent of accrued interest, premiums and fees and expenses payable in connection with a Refinancing);

(i) Liens securing Indebtedness of the Company or its Restricted Subsidiaries incurred pursuant to Section 6.1(i) to finance the acquisition, construction or improvement of any fixed or capital assets or to Refinance Indebtedness incurred for such purpose; provided that (i) such Liens shall be created within 180 days following the acquisition, construction or improvement of such fixed or capital assets or such Refinancing, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness (or the Indebtedness being Refinanced) and accessions thereto and (iii) in the case of any Refinancing, the amount of Indebtedness secured thereby is not increased (except by an amount equal to accrued interest, a reasonable premium or other reasonable amount paid in connection with such Refinancing, as applicable, and fees and expenses reasonably incurred in connection therewith);

(j) Liens on the Collateral securing Indebtedness of the Company or its Restricted Subsidiaries incurred pursuant to Section 6.1(d), (e) or (f) and any Permitted Refinancing thereof pursuant to Section 6.1(q), so long as such Liens are subject to the terms of the Term Loan/ABL Intercreditor Agreement and the Pari Lien Intercreditor Agreement or Junior Lien Intercreditor Agreement, as applicable;

(k) any interest or title of a lessor under any lease entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of its business and covering only the assets so leased;

(l) Liens (i) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business or (ii) on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

(m) Liens in favor of credit card processors arising in the ordinary course of business under any processor agreement;

(n) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection; and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(o) Liens on property of a Restricted Subsidiary that is not a Subsidiary Guarantor securing Indebtedness or other obligations of such Restricted Subsidiary not otherwise prohibited by this Agreement;

(p) Liens in respect of the non-exclusive licensing of Intellectual Property in the ordinary course of business;

(q) Liens (i) existing on any property or asset of any Person that becomes a Restricted Subsidiary after the Closing Date or (ii) existing on any property or asset prior to the acquisition thereof securing Indebtedness incurred pursuant to Section 6.1(r) (and any Permitted Refinancing thereof pursuant to Section 6.1(q)); provided that (x) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, as the case may be, and (y) such Lien shall not apply to any other property or assets of any Loan Party (and shall not be expanded to cover any additional property or assets of any such Person (other than proceeds or products thereof);

(r) Liens securing Indebtedness permitted by Section 6.1(u) (and any Permitted Refinancing thereof pursuant to Section 6.1(q)) arising out of Sale Leaseback Transactions permitted by Section 6.9 that are secured by the assets that are the subject of such Sale Leaseback Transaction;

(s) Liens arising from precautionary UCC financing statements or similar filings made in respect of operating leases entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(t) ground leases in respect of real property on which facilities owned or leased by the Company or any of its Restricted Subsidiaries are located;

(u) licenses, sublicenses, leases or subleases with respect to any personal or real property or assets (other than licenses of Intellectual Property) granted to third Persons in the ordinary course of business (including the termination or expiration of any lease or real or personal property in accordance with its terms); provided, that the same do not in any material respect interfere with the business of the Company and its Restricted Subsidiaries, taken as a whole, or materially detract from the value of the relative assets of the Company and its Restricted Subsidiaries, taken as a whole;

(v) Liens relating to insurance premiums securing Indebtedness incurred under Section 6.1(o) and other obligations arising in connection with the financing of insurance policies;

(w) Liens in respect of judgments that do not constitute an Event of Default under Section 8.1(h) and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(x) bankers’ Liens, rights of setoff and similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more deposit, securities, investment or similar accounts, in each case granted in the ordinary course of business in favor of the bank or banks which such accounts are maintained, securing amounts owing to such bank with respect to cash management or other account arrangements, including those involving pooled accounts and netting arrangements or sweep accounts of the Company or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(y) Liens solely on any cash earnest money deposits and cash advances made by the Company or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement in connection with an Investment permitted hereunder;

(z) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into in the ordinary course of business;

(aa) Liens deemed to exist in connection with investments in repurchase agreements under Section 6.6; provided that such Liens do not extend to any assets other than those assets that are subject of such repurchase agreement;

(bb) Liens not otherwise permitted by this Section so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Company and all Restricted Subsidiaries) $25,000,000 at any one time;

(cc) Liens on Capital Stock of Unrestricted Subsidiaries and restrictions with respect to the Capital Stock of any joint venture or similar arrangement created pursuant to the joint venture or similar agreements with respect to such joint venture or similar arrangement;

(dd) Liens arising in connection with (i) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business complies, and (ii) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrower and the Restricted Subsidiaries, taken as a whole;

(ee) Liens on Capital Stock deemed to exist in connection with any options, put and call arrangements, rights of first refusal and similar rights relating to Investments in Persons that are joint ventures or are not Subsidiaries;

(ff) Liens on inventory or equipment of the Borrower or any of its Restricted Subsidiaries granted to the Borrower’s or a Restricted Subsidiary’s client at which such inventory or equipment is located;

(gg) Liens on any property in favor of domestic or foreign governmental bodies to secure partial, progress, advance or other payment pursuant to any contract or statute, not yet due and payable; and

(hh) Liens securing Indebtedness and other obligations permitted by Section 6.1(j) and (n).

6.3 Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except that:

(a) any Restricted Subsidiary of the Company may be merged or consolidated with or into the Company (provided that the Company shall be the continuing or surviving corporation) or with or into any Subsidiary Guarantor (provided that a Subsidiary Guarantor shall be the continuing or surviving corporation) and (ii) any Restricted Subsidiary that is not a Subsidiary Guarantor may be merged or consolidated with or into another Restricted Subsidiary that is not a Subsidiary Guarantor;

(b) (x) any Subsidiary Guarantor may Dispose of any or all of its assets (i) to the Company or any Subsidiary Guarantor (upon voluntary liquidation or otherwise) or (ii) pursuant to a Disposition permitted by Section 6.4 and (y) any Restricted Subsidiary of the Company (other than a Guarantor) may Dispose of any or all of its assets to (i) the Company or any Restricted Subsidiary of the Company or (ii) pursuant to a Disposition permitted by Section 6.4;

(c) any Investment by the Borrower and its Restricted Subsidiaries expressly permitted by Section 6.6 may be structured as a merger, consolidation or amalgamation (provided that (x) if the Company is a party to such merger, consolidation or amalgamation, the Company shall be the continuing or surviving corporation thereof, (y) if a Subsidiary Guarantor is a party to such merger, consolidation or amalgamation, a Subsidiary Guarantor shall be the continuing or surviving Person thereof; and (z) if a Restricted Subsidiary is a party to such merger, consolidation or amalgamation (and the Company is not a party thereto), a Restricted Subsidiary shall be the continuing or surviving Person thereof);

(d) any Restricted Subsidiary of the Company may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders; and

(e) any merger, dissolution or liquidation not involving the Company may be effected for the purposes of effecting a transaction permitted by Section 6.4.

6.4 Disposition of Property. Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Restricted Subsidiary of the Company, issue or sell any shares of such Restricted Subsidiary’s Capital Stock to any Person, except:

(a) the Disposition of used, obsolete, worn out, damaged or surplus property and equipment in the ordinary course of business;

(b) the sale of inventory in the ordinary course of business;

(c) Dispositions permitted by clauses (a), (b)(x)(i), (b)(y)(i), (c) and (d) of Section 6.3;

(d) the sale or issuance of Capital Stock of any Restricted Subsidiary to the Company or any Subsidiary Guarantor or, in the case of a Restricted Subsidiary that is not a Subsidiary Guarantor, to any Restricted Subsidiary (provided that in the case of such issuance of Capital Stock of a Restricted Subsidiary that is not a Wholly Owned Subsidiary, Capital Stock of such Restricted Subsidiary may be also issued to other owners thereof (other than Group Members) to the extent such issuance is not dilutive to the ownership of the Company and its Restricted Subsidiaries);

(e) the use, sale, exchange or other disposition of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents;

(f) the non-exclusive licensing or sublicensing of Intellectual Property rights in the ordinary course of business;

(g) the granting of Liens permitted under Section 6.2;

(h) Dispositions which are required by court order or regulatory decree or otherwise required or compelled by regulatory authorities;

(i) licenses, sublicenses, leases or subleases with respect to any personal or real property or assets (other than Intellectual Property) granted to third Persons in the ordinary course of business (including the termination or expiration of any lease or real or personal property in accordance with its terms); provided, that the same do not in any material respect interfere with the business of the Company and its Restricted Subsidiaries, taken as a whole, or materially detract from the value of the relative assets of the Company and the Restricted Subsidiaries, taken as a whole;

(j) Dispositions among the Company and the Restricted Subsidiaries;

(k) the Disposition of assets described in Schedule 6.4;

(l) the settlement, forgiveness or write-off of accounts receivable or sale of overdue accounts receivable for collection, compromise or settlement in the ordinary course of business;

(m) Dispositions constituting (i) Investments permitted under Section 6.6 excluding clause (t) thereof, (ii) Restricted Payments permitted under Section 6.5 or (iii) Sale Leaseback Transactions permitted under Section 6.9;

(n) Dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by foreclosure, condemnation or similar proceeding of, any property or asset or pursuant to a sale thereof to a purchaser with such power under threat of such a taking;

(o) Dispositions of property in the ordinary course of business to the extent that such property is exchanged for credit against the purchase price of similar replacement property;

(p) the abandonment or cancellation of intellectual property, in the reasonable judgment of the Company, that is no longer used or useful in any material respect in the business of the Company and its Restricted Subsidiaries, taken as a whole;

(q) the unwinding of any Swap Agreements;

(r) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(s) Dispositions of non-core assets acquired in a Permitted Acquisition by the Company or any of its Restricted Subsidiaries within 18 months of such Permitted Acquisition;

(t) Any surrender or waiver of contract rights or settlement, release or surrender of contract, tort or other litigation claims in the ordinary course of business;

(u) Dispositions pursuant to the Specified Foreign Restructuring;

(v) so long as no Default or Event of Default has occurred and is continuing, the Disposition of other property; provided that (A) the Borrower or the Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Borrower) of the assets sold or otherwise Disposed of, and (B) except in the case of a Permitted Asset Swap, not less than 75% of the consideration payable to the Company and its Restricted Subsidiaries in connection with such Disposition is in the form of cash or Cash Equivalents; (provided, further that for purposes of this clause (u), (i) any Designated Non-cash Consideration received by the Company or such Restricted Subsidiary in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this proviso that is at that time outstanding, not in excess of $20,000,000, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value and (ii) any securities, notes or other obligations or assets received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Assets Sale, shall be deemed to be cash);

(w) sales of assets received by the Company or any Restricted Subsidiary from Persons other than the Company or a Restricted Subsidiary upon foreclosure on a lien in favor of the Company of such Subsidiary;

(x) any exchange of property of the Company or any Restricted Subsidiary (other than Capital Stock or other Investments) which qualifies as a like kind exchange pursuant to and in compliance with Section 1031 of the Code or any other substantially concurrent exchange of property by the Company or any Restricted Subsidiary (other than Capital Stock or other Investments) for property (other than Capital Stock or other Investments) of another person; provided that (a) such property is useful to the business of the Company or such Restricted Subsidiary, (b) the Company or such Restricted Subsidiary shall receive reasonably equivalent or greater market value for such property (as reasonably determined by the Company) in good faith and (c) such property will be received by the Company or such Restricted Subsidiary substantially concurrently with its delivery of property to be exchanged; and

(y) Grants of credits and allowances in the ordinary course of business.

6.5 Restricted Payments. Declare or pay any dividend or distribution (other than Restricted Payments payable solely in Qualified Equity Interests) on any Capital Stock of any Group Member, whether now or hereafter outstanding, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Group Member, whether now or hereafter outstanding, or pay any management or similar fees to the Sponsor or any holders of the Capital Stock of MS Holdco or any of their respective Affiliates, or make any other distribution in respect of any Capital Stock of any Group Member, either directly or indirectly, whether in cash or property or in obligations of any Group Member (collectively, “Restricted Payments”), except that:

(a) any Restricted Subsidiary of the Company may make Restricted Payments to the Company or ratably to the holders of such Restricted Subsidiary’s Capital Stock, taking into account the relative preferences, if any, on the various classes of Capital Stock of such Restricted Subsidiary;

(b) so long as no Default or Event of Default shall have occurred and be continuing or would otherwise result therefrom and the Total Leverage Ratio, on a Pro Forma Basis, as of the last day of the most recent Test Period for which financial statements have been delivered (or were required to be delivered) pursuant to Section 5.1(a) or (b), does not exceed 3.00:1.00, the Company may make any Restricted Payment in an amount not to exceed the Available Amount at such time;

(c) so long as no Default or Event of Default shall have occurred and be continuing or would otherwise result therefrom and the Total Leverage Ratio, on a Pro Forma Basis, as of the last day of the most recent Test Period for which financial statements have been delivered (or were required to be delivered) pursuant to Section 5.1(a) or (b), does not exceed ~~1.75~~2.00:1.00, the Company may make any Restricted Payment;

(d) the Company may make Restricted Payments or make distributions to MS Holdco (or any direct or indirect parent), to repurchase, redeem or otherwise acquire for value Capital Stock of MS Holdco (or such parent) held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) of Holdings or any of its Subsidiaries upon their death, disability, retirement, severance or termination of employment or service; provided that the aggregate consideration paid for all such redemptions and payments shall not exceed, in any fiscal year, $10,000,000 (with unused amounts in any fiscal year being carried over to succeeding fiscal years subject to a maximum (without giving effect to the following proviso) of $10,000,000 in any fiscal year); provided further that such amount in any fiscal year may be increased by an amount not to exceed, without duplication, (x) the aggregate amount of loans made by the Borrower or any of its Subsidiaries pursuant to Section 6.6(i) that are repaid in connection with such purchase, redemption or other acquisition of such Capital Stock of MS Holdco or such parent, plus (y) the amount of any Net Cash Proceeds received by or contributed to the Company from the issuance and sale after the Closing Date of Capital Stock of MS Holdco (or such parent) to officers, directors or employees of any Group Member that have not been used to make any repurchases, redemptions or payments under this clause (d), plus (z) the net cash proceeds of any “key-man” life insurance policies of any Group Member that have not been used to make any repurchases, redemptions or payments under this clause (d);

(e) (i) the Company or any of its Restricted Subsidiaries may pay (and the Company may make Restricted Payments or distributions to MS Holdco or any direct or indirect parent to permit such Person to pay) reasonable management, consulting, administrative and similar fees to the Sponsor and its Affiliates in an amount not to exceed $1,000,000 in any fiscal year; (ii) the Company may reimburse the Sponsor for the out-of-pocket costs and expenses incurred by the Sponsor and its Affiliates on or prior to the Closing Date in connection with the Transaction; and (iii) the Company or any of its Restricted Subsidiaries may pay (and the Company may make Restricted Payments to MS Holdco or any direct or indirect parent to permit such Person to pay) the out-of-pocket costs and expenses incurred by the Sponsor and its Affiliates in connection with its provision of management, consulting, advisory and similar services to the Group Members;

(f) Restricted Payments to MS Holdco (or any direct or indirect parent thereof) to pay corporate and overhead expense attributable to the preservation of their existence or ownership of the Company and its Restricted Subsidiaries in the ordinary course of business;

(g) the Company may (i) make Restricted Payments to any direct or indirect parent of the Company to pay any franchise Taxes required to maintain its corporate existence and (ii) for any taxable period for which the Company is a member of a group filing a consolidated, combined or similar income tax return of which any direct or indirect parent of the Company is the common parent, the Company may make payments of dividends or other distributions to such direct or indirect parent, the proceeds of which will be used to pay consolidated or combined federal, state, local and/or foreign income taxes imposed on such direct or indirect parent to the extent such income taxes are attributable to the income of the Company and/or its Subsidiaries; provided, however, that (x) the amount of such payments in respect of any taxable period does not, in the aggregate, exceed the amount that the Company and/or its Subsidiaries that are members of such consolidated or combined group would have been required to pay in respect of such federal, state, local and/or foreign income taxes (as the case may be) in respect of such taxable period if the Company and/or its Subsidiaries paid such income taxes directly as a stand-alone consolidated or combined income tax group (reduced by any such taxes paid directly by the Company or any Subsidiary) and (y) the permitted payment pursuant to this clause (g)(ii) with respect to any income of any Unrestricted Subsidiary for any taxable period shall be limited to the amount actually paid in cash with respect to such period by such Unrestricted Subsidiary to the Company or any Restricted Subsidiary for the purposes of paying such consolidated or combined income taxes;

(h) Restricted Payments out of capital contributions received by the Borrower within 6 months of the date of such capital contribution to the extent such capital contribution has not been the basis for the making of any other Restricted Payment, Investment or redemption pursuant to this Agreement;

(i) non-cash repurchases of Capital Stock deemed to occur upon exercise of stock options or warrants to the extent such Capital Stock represents a portion of the exercise price of such options or warrants;

(j) to the extent constituting Restricted Payments, the Borrower and any of their Restricted Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Sections 6.3 or 6.8;

(k) so long as no Default or Event of Default shall have occurred and be continuing or would otherwise result therefrom, the making of Restricted Payments of up to 6% per annum of the net proceeds received by or contributed to the Company in connection with the Public Offering;

(l) the Company may make Restricted Payments to MS Holdco (or any of its direct or indirect parent companies) to permit MS Holdco (or any of its direct or indirect parent companies) to make payments in respect of withholding or similar Taxes payable by any future, present or former employee, director, manager or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributes of any of the foregoing) of MS Holdco upon the exercise of stock options or warrants to acquire Capital Stock of MS Holdco (or any of its direct or indirect parent companies);

(m) so long as no Default or Event of Default shall have occurred and be continuing or would otherwise result therefrom, Borrower and its Restricted Subsidiaries may make other Restricted Payments in an amount not to exceed $20,000,000 in any fiscal year; and

(n) the Company and its Restricted Subsidiaries may make Restricted Payments pursuant to the Specified Foreign Restructuring.

6.6 Investments. Make any advance, loan, extension of credit (by way of guarantee or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a division or business unit of, or all or substantially all of the assets of, or make any other investment in, any Person (all of the foregoing, “Investments”), except:

(a) accounts receivable or notes receivable arising from extensions of trade credit granted in the ordinary course of business;

(b) Investments in cash and Cash Equivalents;

(c) loans and advances to employees, officers and directors of any Group Member in the ordinary course of business (including for travel, entertainment, relocation and similar expenses) in an aggregate amount for all Group Members not to exceed $2,000,000 at any one time outstanding;

(d) so long as no Default or Event of Default shall have occurred and be continuing or would otherwise result therefrom and the Total Leverage Ratio, on a Pro Forma Basis, as of the last day of the most recent Test Period for which financial statements have been delivered (or were required to be delivered) pursuant to Section 5.1(a) or (b), does not exceed 1.75:1.00, the Borrower or any of its Restricted Subsidiaries may make any Investments;

(e) Investments in assets useful in the business of the Company or any of its Restricted Subsidiaries and Investments in the Company or any Restricted Subsidiary or any newly created Restricted Subsidiary;

(f) Investments constituting (x) Liens that are permitted under Section 6.2 or (y) Restricted Payments that are permitted under Section 6.5;

(g) Investments acquired by a Loan Party or any of its Restricted Subsidiaries (i) in exchange for any other Investment or accounts receivable held by a Loan Party or any of its Restricted Subsidiaries in connection with or as a result of a bankruptcy or reorganization of the Person in which such other Investment is made or which is the obligor with respect to such accounts receivable or (ii) as a result of a foreclosure by a Loan Party or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(h) loans and advances to MS Holdco (or any of its direct or indirect parent companies) in lieu of (and which shall be deemed to be), and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to MS Holdco (or any of its direct or indirect parent companies) in accordance with Section 6.5;

(i) loans and advances to employees, officers and directors of Holdings or any of its Subsidiaries to the extent used to acquire Capital Stock of Holdings and to the extent such transactions are cashless;

(j) Investments in the ordinary course of business consisting of prepaid expenses and endorsements of negotiable instruments for collection or deposit, prepaid expenses, utility and workers’ compensation performance and unemployment insurance law and similar pledges and deposits and UCC Article IV customary trade arrangements with customers consistent with past practices;

(k) acquisitions by the Company or any Restricted Subsidiary of outstanding Capital Stock of Persons or of assets constituting at least a division of a business unit of, or all or substantially all of the assets of a Person (each a “Permitted Acquisition”); provided that (i) each such Permitted Acquisition is of a Person or ongoing business engaged in business activities in which the acquiror is permitted to engage pursuant to Section 6.13; (ii) no Default or Event of Default has occurred or is continuing both before and after giving effect to such Permitted Acquisition and (iii) any such newly acquired Person becomes a Restricted Subsidiary;

(l) Investments in existence or contemplated on the date of this Agreement and described in Schedule 6.6(l); and any modification, replacement, renewal, reinvestment or extension thereof (provided that the amount of the original investment is not increased except as otherwise permitted by this Section 6.6), and any investments, loans and advances existing on the Closing Date by the Company or any Restricted Subsidiary in or to the Company or any other Restricted Subsidiary;

(m) Investments permitted by Sections 6.8 and 6.10;

(n) Investments of any Person existing at the time such Person becomes a Restricted Subsidiary of the Company or consolidates or merges with the Company or any of its Restricted Subsidiaries (including in connection with a Permitted Acquisition) so long as such Investments were not made in contemplation of such Person becoming a Restricted Subsidiary or of such consolidation or merger;

(o) Investments paid for with consideration which consists of (i) Capital Stock of MS Holdco or any of its direct or indirect parent companies or (ii) the proceeds of a substantially contemporaneous issuance or sale of Capital Stock of MS Holdco or any of its direct or indirect parent companies, or a substantially contemporaneous contribution of cash to MS Holdco or any of its direct or indirect parent companies, in each case, to the extent the Net Cash Proceeds thereof (if any), or such cash shall be, as applicable, contributed to the Company and used by the Company or any of its Restricted Subsidiaries for such Investment (and excluded from the calculation of the Available Amount);

(p) Investments in an amount not to exceed the Available Amount;

(q) guarantees by the Borrower or any of its Restricted Subsidiaries of the obligations of the Company or any Restricted Subsidiary of leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(r) Guarantee Obligations permitted by Section 6.1(h);

(s) in addition to Investments otherwise expressly permitted by this Section, Investments by the Company or any of its Restricted Subsidiaries in an aggregate amount (valued at cost) not to exceed during the term of this Agreement the greater of (x) $45,000,000 and (y) 4.25% of Total Assets as of the date of such Investment (net of any cash returns on such Investments constituting a repayment of such Investment or a return of capital on such Investments);

(t) Investments resulting from the receipt of non-cash consideration received in connection with Dispositions permitted by Section 6.4;

(u) advances of payroll payments to employees in the ordinary course of business and Investments made pursuant to employment and severance arrangements of officers and employees in the ordinary course of business and transactions pursuant to stock option plans and employee benefit plans and arrangements in the ordinary course of business;

(v) Investments consisting of purchase and acquisitions of inventory, supplies, material or equipment or the non-exclusive licensing or non-exclusive contribution of Intellectual Property pursuant to joint marketing arrangements with other Persons;

(w) other Investments in a Person that is engaged in a similar business to the business conducted by the Borrower and the Restricted Subsidiaries in an aggregate amount outstanding pursuant to this paragraph (v) not to exceed the greater of (x) $25,000,000 and (y) 2.25% of Total Assets at the time such Investment is made or any amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations thereof; provided that the principal amount of such Investment is not increased by such amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings; and

(x) Investments pursuant to the Specified Foreign Restructuring.

6.7 Optional Payments of Subordinated Indebtedness. Make any optional prepayment, repayment, redemption or repurchase with respect to any Indebtedness that is subordinated in right of payment to the Obligations (other than the Senior Subordinated Notes); provided such Indebtedness:

(a) may be Refinanced with the proceeds of a Permitted Refinancing permitted by Section 6.1(q);

(b) consisting of intercompany Indebtedness may be prepaid, repaid, redeemed or repurchased in accordance with past practices arising in connection with cash management transactions in the ordinary course of business; provided that no such payment shall be made in violation of any subordination terms applicable thereto;

(c) may be prepaid, repaid, repurchased or redeemed in an aggregate amount equal to the Available Amount; provided that no Default or Event of Default shall have occurred and be continuing or would otherwise result therefrom and (ii) the Total Leverage Ratio, on a Pro Forma Basis, as of the last day of the most recent Test Period for which financial statements have been delivered (or were required to be delivered) pursuant to Section 5.1(a) or (b) shall not exceed 3.00:1.00; and

(d) may be prepaid, repaid, repurchased or redeemed; provided that no Default or Event of Default shall have occurred and be continuing or would otherwise result therefrom and (ii) the Total Leverage Ratio, on a Pro Forma Basis, as of the last day of the most recent Test Period for which financial statements have been delivered (or were required to be delivered) pursuant to Section 5.1(a) or (b) shall not exceed 1.75:1.00.

6.8 Transactions with Affiliates. Directly or indirectly, enter into or permit to exist any transaction or contract (including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees) with or for the benefit of any Affiliate (each an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $5,000,000, except (a) transactions between or among the Company and its Restricted Subsidiaries and ordinary course transactions among MS Holdco and any Group Member that are operational in nature, (b) transactions that are on terms and conditions not less favorable to the Company or such Restricted Subsidiary as would be obtainable by the Company or such Restricted Subsidiary at the time in a comparable arm’s-length transaction from unrelated third parties that are not Affiliates, (c) any Restricted Payment permitted by Section 6.5 or Investments permitted by Section 6.6, (d) fees and compensation, benefits and incentive arrangements paid or provided to, and any indemnity provided on behalf of, officers, directors or employees of MS Holdco (or any of its direct or indirect parent companies), the Company or any Restricted Subsidiary as determined in good faith by the Board of Directors of MS Holdco (or any of its direct or indirect parent companies), the Company or such Restricted Subsidiary, as applicable, (e) payments and reimbursements to the Sponsor and its Affiliates to the extent permitted under Section 6.5(e), (f) the transactions pursuant to agreements in existence or contemplated on the Closing Date and set forth on Schedule 6.8 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect, (g) transactions between the Company or any Restricted Subsidiary and any Person that is an Affiliate solely due to the fact that a director of such Person is also a director of the Borrower or any direct or indirect parent of the Borrower; provided, however, that such director abstains from voting as a director of the Borrower or such direct or indirect parent of the Borrower, as the case may be, on any matter involving such other Person, (h) the existence of, or the performance by a Loan Party or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement or its equivalent (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Closing Date and set forth in Schedule 6.8 and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Loan Party or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Closing Date shall only be permitted by this clause (h) to the extent that the terms of any such existing agreement together with all amendments thereto, taken as a whole, or new agreement are not otherwise more disadvantageous to the Lenders in any material respect than the terms of the original agreement in effect on the Closing Date as reasonably determined in good faith by the Company, (i) Investments by the Permitted Investors in securities of the Loan Party or any of its Restricted Subsidiaries so long as (A) the Investment is being offered generally to other investors on the same or more favorable terms and (B) the Investment constitutes less than 5.0% of the proposed or outstanding issue amount of such class of securities; provided in each paragraph under this Section 6.8, the Borrower and its Restricted Subsidiaries may enter into an Affiliate Transaction so long as such Affiliate Transaction is approved by a majority of the independent directors of the Board of Directors of Holdings as being fair to the Company and its Restricted Subsidiaries and (j) transactions pursuant to the Specified Foreign Restructuring.

6.9 Sale Leaseback Transactions. Enter into any Sale Leaseback Transaction unless, after giving effect thereto, the aggregate outstanding amount of Attributable Debt in respect of all Sale Leaseback Transactions does not at any time exceed $30,000,000.

6.10 Swap Agreements. Enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Company or any Restricted Subsidiary has actual exposure including with regard to currencies and commodities and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Company or any of its Restricted Subsidiaries.

6.11 Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Group Member to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure its obligations under the Loan Documents to which it is a party other than (a) this Agreement and the other Loan Documents, (b) any agreements evidencing or governing any purchase money Liens or Capital Lease

Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (c) customary restrictions on the assignment of leases, licenses and contracts entered into in the ordinary course of business, (d) any agreement in effect at the time any Person becomes a Restricted Subsidiary of the Company; provided that such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary of the Company, (e) customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary of the Company (or the assets of a Restricted Subsidiary of the Company) pending such sale; provided such restrictions and conditions apply only to the Restricted Subsidiary of the Company that is to be sold (or whose assets are to be sold) and such sale is permitted hereunder), (f) restrictions and conditions existing on the Closing Date identified on Schedule 6.11 and any amendments or modifications thereto so long as such amendment or modification does not expand the scope of any such restriction or condition in any material respect, (g) restrictions under agreements evidencing or governing or otherwise relating to Indebtedness of Restricted Subsidiaries that are not Guarantors permitted under Section 6.1; provided that such Indebtedness is only with respect to the assets of Subsidiaries that are not Guarantors, (h) customary provisions in joint venture agreements, limited liability company operating agreements, partnership agreements, stockholders agreements and other similar agreements, (i) restrictions and conditions imposed by law, (j) secured Indebtedness otherwise permitted to be incurred pursuant to Sections 6.1 and 6.2 that limit the right of the debtor to dispose of the assets securing such Indebtedness, (k) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business, (l) other Indebtedness of Restricted Subsidiaries permitted to be incurred after the Closing Date pursuant to Section 6.1 so long as not more restrictive than this Agreement, (m) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase or other agreement to which a Loan Party or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of the Loan Party or such Restricted Subsidiaries that are the subject of such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Loan Party or such Restricted Subsidiaries or the assets or property of any other Restricted Subsidiary, and (n) any encumbrances or restrictions on a Restricted Subsidiary’s ability to sell, lease or transfer any of its properties or assets imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (d) and (j) through (m).

6.12 Clauses Restricting Restricted Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (a) make Restricted Payments in respect of any Capital Stock of such Restricted Subsidiary held by, or repay or prepay any Indebtedness owed to, the Company or any other Restricted Subsidiary of the Company, (b) make loans or advances to, or other Investments in, the Company or any other Restricted Subsidiary of the Company or (c) transfer any of its assets to the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under law or the Loan Documents, (ii) any restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary so long as such sale is permitted hereunder, (iii) customary restrictions on the assignment of leases, contracts and licenses entered into in the ordinary course of business, (iv) any agreement in effect at the time any Person becomes a Restricted Subsidiary of the Company; provided that such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary of the Company, (v) restrictions of the nature referred to in clause (c) above under agreements governing purchase money liens or Capital Lease Obligations otherwise permitted hereby which restrictions are only effective against the assets financed thereby, (vi) agreements governing Indebtedness outstanding on the Closing Date and listed on Schedule 6.1(c) and any amendments, modifications, restatements, renewals, increases, supplements, refundings, or Refinancings of those agreements, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, or Refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such agreements on the Closing Date, (vii) Liens permitted by Section 6.2 that limit the right of the Company or any of its Restricted Subsidiaries to dispose of the assets subject to such Liens, (viii) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, agreements in respect of sales of Capital Stock and other similar agreements entered into in connection with transactions permitted under this Agreement, provided that such encumbrance or restriction shall only be effective against the assets or property that are the subject of such agreements, (ix) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the date of such acquisition, which encumbrance or restriction is not applicable to any Person, or the property or assets of any Person, other than the Person, or the properties or assets of such Person, so acquired, (x) restrictions under agreements evidencing or governing Indebtedness of Restricted Subsidiaries that are not Guarantors permitted under Section 6.1; provided that such restrictions are only with respect to assets of Restricted Subsidiaries that are not Guarantors and (xi) restrictions under Indebtedness incurred in reliance on Sections 6.1(d), (e), (f) and (h) or 6.2 that when taken as a whole are no more restrictive than those contained in the Loan Documents.

6.13 Lines of Business. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Restricted Subsidiaries on the ~~date hereof~~Amendment No. 1 Effective Date or any business reasonably related or ancillary thereto or a reasonable extension thereof.

SECTION 7. GUARANTEE

7.1 The Guarantee. Each Guarantor hereby jointly and severally guarantees, as a primary obligor and not as a surety, to each Secured Party and their respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of (1) the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of the Bankruptcy Code after any bankruptcy or insolvency petition under the Bankruptcy Code or any similar law of any other jurisdiction) on (i) the Incremental Term Loans or the Incremental Revolving Commitments, (ii) the Other Term Loans made by any lender thereof, and (iii) the Notes held by each Lender of the Company and (2) all other Obligations from time to time owing to the Secured Parties by any Loan Party (such obligations being herein collectively called the “Guarantor Obligations”). Each Guarantor hereby jointly and severally agrees that if the Borrower or the other Guarantors shall fail to pay when due (whether at stated maturity, by acceleration or otherwise) any of the Guarantor Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guarantor Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

7.2 Obligations Unconditional. The obligations of the Guarantors under Section 7.1, respectively, shall constitute a guaranty of payment (and not of collection) and to the fullest extent permitted by applicable Requirements of Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guarantor Obligations of the Company under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guarantor Obligations, and, in each case, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety by any Guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall, in each case, remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(a) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Guarantor Obligations shall be extended, or such performance or compliance shall be waived;

(b) any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;

(c) the maturity of any of the Guarantor Obligations shall be accelerated, or any of the Guarantor Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guarantor Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(d) any Lien or security interest granted to, or in favor of, any Lender or the Administrative Agent as security for any of the Guarantor Obligations shall fail to be perfected; or

(e) the release of any other Guarantor pursuant to Section 7.9, or otherwise.

Each of the Guarantors hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against the Company under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guarantor Obligations. Each of the Guarantors waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guarantor Obligations and notice of or proof of reliance by any Secured Party upon this guarantee made under this Section 7 (this “Guarantee”) or acceptance of this Guarantee, and the Guarantor Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between the Company and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guarantor Obligations at any time or from time to time held by the Secured Parties and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against the Company or against any other person which may be or become liable in respect of all or any part of the Guarantor Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guarantor Obligations outstanding.

7.3 Reinstatement. The obligations of the Guarantors under this Section 7 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company or other Loan Party in respect of the Guarantor Obligations is rescinded or must be otherwise restored by any holder of any of the Guarantor Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

7.4 No Subrogation. Each Guarantor hereby agrees that until the payment and satisfaction in full in cash of all Guarantor Obligations (other than contingent indemnification and reimbursement obligations for which no claim has been made) and the expiration and termination of the Commitments under this Agreement it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 7.1, whether by subrogation, right of contribution or otherwise, against the Company or any other Guarantor of any of the Guarantor Obligations or any security for any of the Guarantor Obligations.

7.5 Remedies. Each Guarantor jointly and severally agrees that, as between the Guarantors and the Lenders, the obligations of the Borrower under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Section 8 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8) for purposes of Section 7.1, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower or any Guarantor and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable, or the circumstances occurring where Section 8 provides that such obligations shall become due and payable), such obligations (whether or not due and payable by the Company) shall forthwith become due and payable by the Guarantors for purposes of Section 7.1.

7.6 Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Section 7 constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

7.7 Continuing Guarantee. The Guarantee made by the Guarantors in this Section 7 is a continuing guarantee of payment, and shall apply to all Guarantor Obligations whenever arising.

7.8 General Limitation on Guarantor Obligations. In any action or proceeding involving any federal, state, provincial or territorial, corporate, limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 7.1 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 7.1, then, notwithstanding any other provision to the contrary, the amount of such liability of such Guarantor shall, without any further action by such Guarantor, any Loan Party or any other Person, be automatically limited and reduced to the highest amount (after giving effect to the right of contribution established in Section 7.10) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

7.9 Release of Guarantors. A Subsidiary Guarantor shall be automatically released from its obligations hereunder (a) in the event that all the Capital Stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of to a Person other than a Loan Party in a transaction permitted by Section 6 or (b) if such Subsidiary Guarantor is designated as an Unrestricted Subsidiary in accordance with Section 5.10; provided that the Company shall have delivered to the Administrative Agent prior to the date of the release, a written notice of such for release identifying the relevant Subsidiary Guarantor and in the case of (a) above the terms of the sale or other disposition in reasonable detail, together with a certification by the Company stating that such transaction is in compliance with Section 6 of the Agreement and the other Loan Documents. In connection with any such release of a Guarantor, the Administrative Agent shall execute and deliver to such Guarantor, at such Guarantor’s expense, all UCC termination statements and other documents that such Guarantor shall reasonably request to evidence such release.

7.10 Right of Contribution. Each Subsidiary Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder which has not paid its proportionate share of such payment. Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 7.4. The provisions of this Section 7.10 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Administrative Agent and the other Secured Parties, and each Subsidiary Guarantor shall remain liable to the Administrative Agent and the other Secured Parties for the full amount guaranteed by such Subsidiary Guarantor hereunder.

SECTION 8. EVENTS OF DEFAULT

8.1 Events of Default. An Event of Default shall occur if any of the following events shall occur and be continuing; provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied (any such event, an “Event of Default”):

(a) the Company shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or the Company shall fail to pay any interest on any Loan or any other amount payable hereunder or under any other Loan Document within five Business Days after any such interest or other amount becomes due in accordance with the terms hereof; or

(b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made (or if any representation or warranty is expressly stated to have been made as of a specific date, inaccurate in any material respect as of such specific date); or

(c) any Loan Party shall default in the observance or performance of any agreement contained in Section 5.4 (with respect to the Company only), Section 5.7(a) or Section 6 of this Agreement; or

(d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section 8.1), and such default shall continue unremedied for a period of thirty days after notice to the Company from the Administrative Agent or the Required Lenders; or

(e) any Group Member shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation in respect of Indebtedness, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to (x) cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable or (y) to cause, with the giving of notice if required, any Group Member to purchase or redeem or make an offer to purchase or redeem such Indebtedness prior to its stated maturity; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this Section 8.1(e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this Section 8.1(e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $35,000,000; provided further that clause (iii) of this Section 8.1(e) shall not apply to secured Indebtedness that becomes due as a result of the voluntary Disposition of the property or assets securing such Indebtedness, if such Disposition is permitted hereunder and such Indebtedness that becomes due is paid upon such Disposition; or

(f) (i) MS Holdco, the Company or any Significant Group Member shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or MS Holdco, the Company or any Significant Group Member shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against MS Holdco, the Company or any Significant Group Member any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty days; or (iii) there shall be commenced against MS Holdco, the Company or any Significant Group Member any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty days from the entry thereof; or (iv) MS Holdco, the Company or any Significant Group Member shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) MS Holdco, the Company or any Significant Group Member shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g) (i) any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any Plan shall fail to meet the minimum funding standards of Section 412 or 430 of the Code or Section 302 or 303 of ERISA or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Group Member or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is reasonably likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Plan shall terminate for purposes of Title IV of ERISA or (v) any Group Member or any Commonly Controlled Entity shall, or is reasonably likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan; and in each case in clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

(h) one or more judgments or decrees shall be entered against any Group Member involving in the aggregate a liability (not (x) paid or covered by insurance as to which the relevant insurance company has been notified of the claim and has not denied coverage or (y) covered by valid third party indemnification obligation from a third party which is Solvent) of $35,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within sixty days from the entry thereof; or

(i) any Security Documents shall cease, for any reason, to be in full force and effect with respect to any material portion of the Collateral, other than pursuant to the terms hereof or thereof, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby, except to the extent that (x) any such loss of perfection or priority results from the failure of the Administrative Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Security Agreement or from the failure of the Administrative Agent to file UCC continuation statements (or similar statements or filings in other jurisdictions) and except as to Collateral consisting of real property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has been notified and has not denied coverage and (y) the Loan Parties take such action as the Administrative Agent may reasonably request to remedy such loss of perfection or priority; or

(j) the Guarantee of any Guarantor contained in Section 7 shall cease, for any reason, to be in full force and effect, other than as provided for in Section 7.9, or any Loan Party or any Affiliate of any Loan Party shall so assert; or

(k) a Change of Control shall occur.

8.2 Action in Event of Default.

(a) Upon any Event of Default specified in clause (i) or (ii) of Section 8.1(f), the Commitments shall immediately terminate automatically and the Loans (with accrued interest thereon) and all other Obligations owing under this Agreement and the other Loan Documents shall automatically immediately become due and payable, and (b) if any other Event of Default under Section 8.1 occurs, with the consent of the Required Lenders, the Administrative Agent shall, upon the request of the Required Lenders, by notice to the Company, declare the Commitments to be terminated and the Loans (with accrued interest thereon) and all other Obligations owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately terminate and become due and payable. Except as expressly provided above in this Section 8.2, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Company.

(b) In the event of any Event of Default specified in Section 8.1(e) above, such Event of Default and all consequences thereof (excluding any resulting payment default if the Loans have otherwise become due and payable) shall be annulled, waived and rescinded automatically and without any action by the Administrative Agent or the Lenders if, within twenty days after such Event of Default arose, (i) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged, (ii) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (iii) the default that is the basis for such Event of Default has been cured.

8.3 Application of Proceeds. If an Event of Default shall have occurred and be continuing, the Administrative Agent may apply, at such time or times as the Administrative Agent may elect, all or any part of proceeds constituting Collateral in payment of the Obligations (and in the event the Loans and other Obligations are accelerated pursuant to Section 8.2, the Administrative Agent shall, from time to time, apply the proceeds constituting Collateral in payment of the Obligations) in the following order, subject to the terms of the Security Documents:

(a) First, to the payment of all costs and expenses of any sale, collection or other realization on the Collateral, including reimbursement for all costs, expenses, liabilities and advances made or incurred by the Administrative Agent in connection therewith (including, without limitation, all reasonable costs and expenses of every kind incurred in connection any action taken pursuant to any Loan Document or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the other Secured Parties hereunder, reasonable attorneys’ fees and disbursements and any other amount required by any provision of law (including, without limitation, Section 9-615(a)(3) of the Uniform Commercial Code)), and all amounts for which Administrative Agent is entitled to indemnification hereunder and under the other Loan Documents and all advances made by the Administrative Agent hereunder and thereunder for the account of any Loan Party (excluding principal and interest in respect of any Loans extended to such Loan Party), and to the payment of all costs and expenses paid or incurred by the Administrative Agent in connection with the exercise of any right or remedy hereunder or under the Agreement or any other Loan Document and to the payment or reimbursement of all indemnification obligations, fees, costs and expenses owing to the Administrative Agent hereunder or under the Agreement or any other Loan Document, all in accordance with the terms hereof or thereof;

(b) Second, for application by it towards all other Obligations (including, without duplication, Guarantee Obligations with respect to Loans), pro rata among the Secured Parties according to the amounts of the Obligations then held by the Secured Parties (including all Obligations in respect of Specified Swap Agreements and Cash Management Obligations); and

(c) Third, any balance of such proceeds remaining after all of the Obligations shall have been satisfied by payment in full in immediately available funds and the Commitments shall have been terminated, be paid over to or upon the order of the applicable Loan Party or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

SECTION 9. ADMINISTRATIVE AGENT

9.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, each Lender hereby authorizes the Administrative Agent to enter into or accept each Security Document and any Intercreditor Agreement, other intercreditor arrangements or collateral trust arrangements contemplated by this Agreement on behalf of and for the benefit of the Lenders and the other Secured Parties named therein and agrees to be bound by the terms of each Security Document and any Intercreditor Agreement and other agreements or documents. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy with respect to any Collateral against the Borrower or any other Loan Party or any other obligor under any of the Loan Documents, the Specified Swap Agreements or any document relating to Cash Management Obligations (including, in each case, the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral of the Borrower or any other Loan Party, without the prior written consent of the Administrative Agent. In the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or a sale of any of the Collateral pursuant to Section 363 of the Bankruptcy Code, the Administrative Agent or any Lender may be

the purchaser of any or all of such Collateral at any such sale and the Administrative Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, with the consent or at the direction of the Required Lenders, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent at such sale.

9.2 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.

9.3 Exculpatory Provisions.

(a) The Administrative Agent shall have no duties or obligations to any Lender or any other Person except those expressly set forth herein and in the other Loan Documents and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing, the Administrative Agent:

(i) shall not be subject to any fiduciary or other implied duties to any Lender or any other Person, regardless of whether any Default or any Event of Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), as applicable; and

(iii) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and the Administrative Agent shall not be liable for the failure to disclose, any information relating to the Borrower or any of its respective Affiliates that is communicated to or obtained by any Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 10.1) or (ii) in the absence of its own gross negligence or willful misconduct (as determined in a final, non-appealable judgment of a court of competent jurisdiction).

(c) The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.4 Reliance by Agents. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or such other number or percentage of Lenders as shall be provided for herein or in the other Loan Documents) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or such other number or percentage of Lenders as shall be provided for herein or in the other Loan Documents), and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and all future holders of the Loans.

9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received written notice from a Lender, MS Holdco or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action or refrain from taking such action with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

9.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys in fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of a Group Member or any affiliate of a Group Member, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Group Members and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Group Members and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Group Member or any affiliate of a Group Member that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys in fact or affiliates.

9.7 Indemnification. Each of the Lenders agrees to indemnify the Administrative Agent and the Agents (and their Related Parties) in their respective capacities as such (to the extent not reimbursed by MS Holdco, the Company or any other Loan Party and without limiting the obligation of MS Holdco, the Company or any other Loan Party to do so), according to its Aggregate Exposure Percentage in effect on the date on which indemnification is sought under this Section 9.7 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, in accordance with its Aggregate Exposure Percentage immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent, the Agents or their Related Parties in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or any other Person under or in connection with any of the foregoing; provided that no Lender shall be liable to any such Person for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from such Person’s gross negligence or willful misconduct. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

9.8 Administrative Agent in its Individual Capacity. Each Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each such Person serving as Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with MS Holdco, the Company or any of their respective Subsidiaries or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.9 Successor Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, subject to the approval of the Company, not to be unreasonably withheld, for so long as no Event of Default has occurred and is continuing, to appoint a successor, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank with an office in New York, New York. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within fifteen days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent (which shall be a bank with an office in New York, New York or an Affiliate of any such bank with an office in New York, New York), provided that if the retiring Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Secured Parties under any of the Loan Documents, the retiring Administrative Agent may continue to hold such collateral security until such time as a successor Administrative Agent is appointed and such collateral security is assigned to such successor Administrative Agent) and (2) all payments, communications and determinations provided to be made by, to or through such Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph (provided that the Administrative Agent may, in its sole discretion, agree to continue to perform any or all of such functions until such time as a successor is appointed as provided in this paragraph). Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of Section 9 and Section 10.5 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

9.10 No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the Agents shall have any obligations, liabilities, powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as Administrative Agent or Lender hereunder. The provisions of Section 9 are solely for the benefit of the Administrative Agent, the other Persons referenced in the preceding sentence (and the Related Parties of the Administrative Agent and such Persons) and the Lenders and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions nor shall any such provisions constitute a defense available to the Borrower nor any other Loan Party.

9.11 Withholding Taxes To the extent required by any applicable laws, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 2.13, each Lender shall indemnify and hold harmless the Administrative Agent against, within 10 days after written demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent as a result of the failure of the Administrative Agent to properly withhold any Tax from amounts paid to or for the account of such Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding Tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 9.11. The agreements in this Section 9.11 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

SECTION 10. MISCELLANEOUS

10.1 Amendments and Waivers.

(a) Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (i) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (ii) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (A) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term B Loan, reduce the stated rate of any interest or fee payable hereunder (except (x) in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Lenders) and (y) that any amendment or modification of defined terms used in the financial ratios in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (A)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Commitment, in each case without the written consent of each Lender directly and adversely affected thereby; (B) eliminate or reduce the voting rights of any Lender under this Section 10.1 without the written consent of all Lenders; (C) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Guarantors from their obligations under Section 7 of this Agreement or under the Security Documents, in each case without the written consent of all Lenders; (D) amend, modify or waive any provision of Section 2.11(a) or (b) which results in a change to the pro rata application of Loans under any Facility without the written consent of each Lender directly and adversely affected thereby in respect of each Facility adversely affected thereby; (E) amend, modify or waive any provision of Section 9 without the written consent of the Administrative Agent; and (F) amend or modify the application of prepayments set forth in Section 2.6(d) in a manner that expressly adversely affects any Facility differently than any other Facility without the written consent of the Majority Facility Lenders with respect to such Facility. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing during the period such waiver is effective; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

(b) Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (i) to add one or more additional credit facilities to this Agreement or to increase the amount of the existing facilities under this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this

Agreement and the other Loan Documents with the Term B Loans and the accrued interest and fees in respect thereof, (ii) to permit any such additional credit facility which is a term loan facility or any such increase in the Facility to share ratably in prepayments with the Term B Loans, (iii) to permit any such additional credit facility which is a revolving loan facility or a delayed draw term loan facility and (iv) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

(c) In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the Refinancing or modification of all outstanding Loans of any Class (“Refinanced Term Loans”) with a replacement term loan hereunder (“Replacement Term Loans”), provided that (i) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans, (ii) the Applicable Margin and interest rate “floors” for such Replacement Term Loans shall not be higher than the Applicable Margin and interest rate “floors” for such Refinanced Term Loans, (iii) the Weighted Average Life to Maturity of such Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity of such Refinanced Term Loans at the time of such Refinancing and (iv) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable (unless all remaining Lenders have the benefit of any more favorable terms) to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Term B Loans in effect immediately prior to such Refinancing.

(d) In addition, notwithstanding the foregoing, this Agreement and the other Loan Documents may be amended or amended and restated as contemplated by Section 2.18, Section 2.19 and Section 2.20 in connection with (x) any Incremental Amendment and any related increase in Commitments or Loans or (y) any Extended Term Loans, in each case with the consent of the Company, the Administrative Agent and, as applicable, (i) the Incremental Term Lenders providing such increased Commitments or Loans or (ii) the Extending Term Lenders agreeing to an extension with respect to such Extended Term Loans.

(e) In addition, upon the effectiveness of any Refinancing Amendment, the Administrative Agent, the Borrower and the Lenders providing the relevant Credit Agreement Refinancing Indebtedness may amend this Agreement and any other Loan Document to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other Term Loans or Other Term Commitments). The Administrative Agent and the Borrower may effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the ~~Borrowers~~Borrower, to effect the terms of any Refinancing Amendment.

(f) Notwithstanding the foregoing, the Administrative Agent may amend the Term Loan/ABL Intercreditor Agreement (or enter into a replacement thereof) and enter or amend any Pari Lien Intercreditor Agreement or Junior Lien Intercreditor Agreement in connection with the incurrence of any Indebtedness incurred under Section 6.1(d), (e) and (f).

(g) If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Borrower may elect to replace such Non-Consenting Lender as a Lender party to this Agreement or terminate the

Commitment of such Non-Consenting Lender, provided that, if the Borrower elects to replace such Non-Consenting Lender, concurrently with such replacement, (i) another bank or other entity consented to by the Borrower and the Administrative Agent (such consent not to be unreasonably withheld or delayed), as of such date, must purchase for cash the Loans and other Obligations due to such Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of such Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 10.6, and (ii) the Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.12 and 2.13, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.11 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender; provided further that if the Borrower elect to terminate the Commitment of such Non-Consenting Lender, concurrently with such termination, the Borrower must repay each outstanding Loan of such Non-Consenting Lender, which gave rise to the need to obtain such Non-Consenting Lender’s consent.

10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of MS Holdco, the Company and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

If to any Loan Party, to the Company at:

Tube City IMS Corporation

12 Monongahela Avenue

Glassport, PA 15045

U.S.A.

Attention: Daniel E. Rosati

Executive Vice President and Chief Financial Officer

Telephone No: (421) 615-8252

Telecopy No.: (412) 675-8295

with a copy to:

Tube City IMS Corporation

12 Monongahela Avenue

Glassport, PA 15045

U.S.A.

Attention: Treasury Departments

Telecopy No.: (412) 267-5166

Administrative Agent:

JPMorgan Chase Bank, N.A.

270 Park Avenue, 44th Floor

New York, NY 10017

U.S.A.

Attention: Dan Bueno

Facsimile No: (646) 534-2274

; provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder. All telephonic notices to the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender (“Approved Electronic Communications”). The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (a) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (b) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its email address as described in the foregoing clause (a) of notification that such notice or communication is available and identifying the website address therefor.

Each Loan Party agrees to assume all risk, and hold the Administrative Agent, the Agents and each Lender harmless from any losses, associated with, the electronic transmission of information (including, without limitation, the protection of confidential information), except to the extent caused by the gross negligence or willful misconduct of such Person.

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON FOR LOSSES, CLAIMS, DAMAGES, LIABILITIES OR EXPENSES OF ANY KIND (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A

FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT; PROVIDED, HOWEVER, THAT IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON FOR INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES).

Each Loan Party, the Lenders, the Agents and the Administrative Agent agree that the Administrative Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Platform in accordance with Administrative Agent’s customary document retention procedures and policies.

10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

10.5 Payment of Expenses. The Borrower agrees (a) to pay or reimburse the Administrative Agent, the Lead Arrangers and the Agents for all reasonable out of pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of a single external counsel to the Administrative Agent and the Agents (and, if necessary, one local counsel in each relevant jurisdiction plus, in the event of any actual conflict of interest, one additional counsel in each relevant jurisdiction) and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Company on or prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) to pay or reimburse each Lender and the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the reasonable fees and disbursements of one primary counsel to such parties, taken as a whole (or in the case of an actual or perceived conflict of interest by any such party, additional counsel to the affected party), one regulatory counsel and one local counsel in each appropriate jurisdiction (which may include one special counsel acting in multiple jurisdictions) to the Lenders and the Administrative Agent and (c) to pay, indemnify, and hold the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) which do not constitute Non-Excluded Taxes or Other Taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, the Administrative Agent, each Agent and their respective members, partners, officers, directors, trustees, employees, affiliates, agents, partners, advisors, representatives and controlling persons (each, an “Indemnitee”) harmless from and against any and all other claims, liabilities, obligations, losses, incremental Taxes, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to or arising out of or in connection with the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents (regardless of whether any Indemnitee is a party hereto and regardless of whether any such matter is initiated by a third party, the Company, any other Loan Party or any other Person), including any of the foregoing relating to the use of proceeds of the Loans, any failure of the Borrower to deliver to the Administrative Agent the required receipts or other required documentary evidence with respect to a payment made by the Borrower for Taxes pursuant to Section 2.13, any actual or alleged presence or release or threat of release of Materials of Environmental Concern on, at, under or from any property currently owned, leased or operated by any Loan Party or any of their Subsidiaries, or the violation of, noncompliance with or liability under, any Environmental Law relating to any Group Member or any of the Properties and the reasonable fees and expenses of one primary legal counsel to the Indemnitees taken as a whole (or in the case of an actual or perceived conflict of interest by an Indemnitee, additional counsel to the affected Indemnitees), one regulatory counsel and one local counsel in each appropriate jurisdiction (which may include one special counsel acting in multiple jurisdictions) to the Lenders and the Administrative Agent in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (c), collectively, the “Indemnified Liabilities”) (but excluding any losses, liabilities, claims, damages or expenses relating to the matters referred to in Sections 2.12, 2.13 and 2.14 (which shall be the sole remedy in respect of the matters set forth therein)), provided, that the Borrower shall not have any obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent (i) such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its Affiliates or controlling persons or any of the officers, directors, employees, agents or members of any of the foregoing, a material breach under this Agreement or any other Loan Document by any such persons or disputes between and among Indemnified Persons (other than disputes against the Agents or the Administrative Agent, in such capacity) or (ii) any settlement is entered into by such person without the Company’s written consent (such consent not to be unreasonably withheld or delayed). All amounts due under this Section 10.5 shall be payable not later than ten days after written demand therefor. Statements payable by the Borrower pursuant to this Section 10.5 shall be submitted to the Company at the address of the Company set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section 10.5 shall survive the termination of this Agreement and the repayment of the Loans and all other amounts payable hereunder. For the avoidance of doubt, this Section 10.5 shall not apply to Taxes other than Taxes that represent losses, claims, damages, etc. in respect of a non-Tax claim.

10.6 Successors and Assigns; Participations and Assignments.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void).

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it and the Note or Notes (if any) held by it) with the prior written consent (such consent not to be unreasonably withheld, delayed or conditioned) of:

(A) the Borrower; provided that no consent of the Borrower shall be required for an assignment to a Lender, an affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default pursuant to Section 8.1(a) or Section 8.1(f) (with respect to the Borrower) has occurred and is continuing, any other Eligible Assignee; and

(B) except with respect to an assignment (other than an assignment of a Commitment) to a Lender, an Affiliate of a Lender or an Approved Fund, the Administrative Agent.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 (provided that simultaneous assignments to or by two or more Approved Funds shall be aggregated for purposes of determining such amount) unless the Administrative Agent and the Borrower otherwise consent;

(B) the parties to each assignment shall execute and deliver to the Administrative Agent an assignment agreement via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent); and

(C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire and applicable tax forms required by Section 2.13(e).

This paragraph (b) shall not prohibit any Lender from assigning all or any portion of its rights and obligations among separate Facilities on a non-pro rata basis.

For the purposes of this Section 10.6, “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii) Assignments to Permitted Auction Purchasers. Each Lender acknowledges that each Permitted Auction Purchaser is an Eligible Assignee hereunder and may purchase or acquire Loans hereunder from Lenders from time to time pursuant to a Dutch Auction in accordance with the terms of this Agreement (including Section 10.6 hereof), subject to the restrictions set forth in the definitions of “Eligible Assignee” and “Dutch Auction”, in each case, subject to the following limitations:

(A) each Permitted Auction Purchaser agrees that, notwithstanding anything herein or in any of the other Loan Documents to the contrary, with respect to any Auction Purchase or other acquisition of Loans, all Loans held by any Permitted Auction Purchaser shall be automatically Cancelled immediately upon the purchase or acquisition thereof by a Permitted Auction Purchaser;

(B) at the time any Permitted Auction Purchaser is making purchases of Loans pursuant to a Dutch Auction it shall enter into an Assignment and Assumption Agreement;

(C) immediately upon the effectiveness of each Auction Purchase or other acquisition of Loans, a Cancellation (it being understood that such Cancellation shall not constitute a voluntary repayment of Loans for purposes of this Agreement) shall be automatically irrevocably effected with respect to all of the Loans and related Obligations subject to such Auction Purchase, with the effect that such Loans and related Obligations shall for all purposes of this Agreement and the other Loan Documents no longer be outstanding, and the Borrower and the Guarantors shall no longer have any Obligations relating thereto, it being understood that such forgiveness and cancellation shall result in the Borrower and the Guarantors being irrevocably and unconditionally released from all claims and liabilities relating to such Obligations which have been so cancelled and forgiven, and the Collateral shall cease to secure any such Obligations which have been so cancelled and forgiven; and

(D) at the time of such Purchase Notice and Auction Purchase, no Default or Event of Default shall have occurred and be continuing or would result therefrom.

Notwithstanding anything to the contrary herein, this Section 10.6(b)(iii) shall supersede any provisions in Section 2.11 to the contrary.

(iv) Assignments to Affiliated Lenders. Any Lender may, at any time, assign all or a portion of its rights and obligations to an Affiliated Lender (including Affiliated Investment Funds) on a non-pro rata basis through (x) Dutch Auctions or (y) open market purchases, in each case subject to the following limitations:

(A) notwithstanding anything in Section 10.1 or the definition of “Required Lenders” to the contrary, for purposes of determining whether the Lenders have (1) consented to any amendment, waiver or modification of any Loan Document (including such modifications pursuant to Section 10.1), (2) otherwise acted on any matter related to any Loan Document, (3) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, or (4) subject to Section 2.16, voted on any plan of reorganization pursuant to Title 11 of the United States Code, that in either case does not require the consent of each Lender or each affected Lender or does not adversely affect such Affiliated Lender (solely in its capacity as a Lender) disproportionately in any material respect as compared to other Lenders, Affiliated Lenders will be deemed to have voted in the same proportion as Lenders that are not Affiliated Lenders voting on such matter; and each Affiliated Lender hereby acknowledges, agrees and consents that if, for any reason, its vote to accept or reject any plan pursuant to Title 11 of the United States Code) is not deemed to have been so voted, then such vote will be (x) deemed not to be in good faith and (y) “designated” pursuant to Section 1126(e) of Title 11 of the United States Code such that the vote is not counted in determining whether the applicable class has accepted or rejected such plan in accordance with Section 1126(c) of Title 11 of the United States Code; provided that Affiliated Investment Funds shall not be subject to such limitation and shall be entitled to vote as any other Lender; provided further that, notwithstanding anything herein to the contrary, Affiliate Investment Funds may not in the aggregate account for more than 25% of the amounts set forth in the calculation of Required Lenders and any amount in excess of 25% will be subject to the limitations set forth in this clause (A);

(B) Affiliated Lenders shall not be permitted to attend or participate in meetings attended solely by Lenders and the Administrative Agent and their advisors or receive notices, other than the right to receive notices of Borrowings, notices of prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Article II; provided that Affiliated Investment Funds shall not be subject to such limitation;

(C) at the time any Affiliated Lender is making purchases of Loans pursuant to a Dutch Auction it shall enter into an Assignment and Assumption Agreement; and

(D) the aggregate principal amount of all Term B Loans which may be purchased by Affiliated Lenders through Dutch Auctions or assigned to the Affiliated Lenders through open market purchases (or made by Affiliated Lenders pursuant to Section 2.18 or Section 2.19) (in each case, other than Affiliated Investment Funds) shall in no event exceed, as calculated at the time of the consummation of any aforementioned Purchases or assignments, 25% of the aggregate principal amount of the Term B Loans then outstanding.

Notwithstanding anything to the contrary herein, this Section 10.6(b)(iv) shall supersede any provisions in Section 2.11 to the contrary.

(v) Subject to acceptance and recording thereof pursuant to Section 10.6(b)(vii) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.14 and 10.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations if such transaction complies with the requirements of Section 10.6(c).

(vi) The Administrative Agent, acting for this purpose as an agent of the Borrower and the Lenders, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount (and interest amounts) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(vii) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), together with (x) any processing and recordation fee and (y) any written consent to such assignment required by Section 10.6(b), the Administrative Agent shall promptly accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (other than a natural person, MS Holdco, the Borrower or any Subsidiary of the Borrower) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 10.1(a) and (2) directly affects such Participant. Subject to Section 10.6(c)(ii), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.14 (subject to the limitations and requirements of such Sections and Section 2.15 and 2.16) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.6(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7(b) as though it were a Lender, provided such Participant shall be subject to Section 10.7(a) as though it were a Lender. Each Lender that sells a participation shall (acting solely for this purpose as a non-fiduciary agent of the Borrower) maintain a register on which is entered the name and address of each Participant and the principal and interest amounts of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and the parties hereto shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. No Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, or its other Obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish in connection with a request, inquiry or examination by a Governmental Authority that such Commitment, Loan, or other Obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.12 or 2.13 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to a greater payment results from any change in any Requirement of Law or Change in Tax Law occurring after the date on which the sale of such participation takes place.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(e) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in Section 10.6(d) above.

(f) Each Lender, upon succeeding to an interest in Commitments or Loans, as the case may be, represents and warrants as of the effective date of the applicable Assignment and Assumption that it is an Eligible Assignee.

10.7 Adjustments; Set off; Counterparts; Electronic Execution.

(a) Except to the extent that this Agreement expressly provides for or permits payments to be allocated or made to a particular Lender or to the Lenders under a particular Facility, if any Lender (a “Benefited Lender”) shall receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set off, pursuant to events or proceedings of the nature referred to in Section 8.1(f) or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, with the prior consent of the Administrative Agent, without prior notice to MS Holdco or the Borrower or any other Loan Party, any such notice being expressly waived by MS Holdco and the Borrower and each other Loan Party to the extent permitted by applicable law, upon the occurrence and during the continuance of any Event of Default, to set off and appropriate and apply against the Obligations any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of MS Holdco or the Borrower or any such other Loan Party, as the case may be. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

(c) This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement or any document or instrument delivered in connection herewith by facsimile transmission or electronic PDF shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Administrative Agent.

(d) The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

10.8 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.9 Integration. This Agreement, the Engagement Letter and the other Loan Documents and any separate letter agreements with respect to fees payable to the Agents and the Administrative Agent represent the entire agreement of MS Holdco, the Company, the Agents, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

10.10 Governing Law. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) AND ALL CLAIMS, CONTROVERSIES OR DISPUTES (WHETHER IN TORT OR OTHERWISE) RELATING TO THE LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS; PROVIDED, HOWEVER, THAT IF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK SHALL GOVERN IN REGARD TO THE VALIDITY, PERFECTION OR EFFECT OF PERFECTION OF ANY LIEN OR IN REGARD TO PROCEDURAL MATTERS AFFECTING ENFORCEMENT OF ANY LIENS ON ALL OR ANY PARTY OF THE COLLATERAL, SUCH LAWS OF SUCH OTHER JURISDICTIONS SHALL CONTINUE TO APPLY TO THAT EXTENT.

10.11 Submission To Jurisdiction; Waivers.

(a) Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any U.S. Federal or New York State court sitting in the Borough of Manhattan, New York in any action or proceeding arising out of or relating to any Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction;

(b) Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to each party hereto, as the case may be at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(d) Each party hereto waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof, any special, exemplary, indirect, punitive or consequential damages against any Indemnitee.

10.12 Acknowledgements. The Borrower and each Guarantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to MS Holdco, the Borrower or any Guarantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and MS Holdco, the Borrower and each Guarantor, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among MS Holdco, the Borrower or the Guarantors and the Lenders.

(d) Releases of Guarantees and Liens . Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) to take any action requested by the Borrower having the effect of (1) releasing any Collateral or Guarantor Obligations (i) to the extent necessary to permit consummation of any transaction that has been consented to in accordance with Section 10.1 or (ii) under the circumstances described in Section 10.12(e) below, or (2) releasing any Lien on any Collateral (i) subject to Liens incurred under Section 6.2(i) or subordinating Liens on the Collateral to such Liens permitted under Section 6.2(i), in each case, to the extent required under the agreements relating to such Liens permitted under Section 6.2(i), (ii) constituting property being sold or disposed of (other than to another Loan Party that is required to grant a Lien in such Collateral to the Administrative Agent to secure the Obligations) if the Loan Party disposing of such property certifies to the Administrative Agent that the sale or disposition is made in compliance with the terms of this Agreement (and each Agent may rely conclusively on any such certificate, without further inquiry), and to the extent that the property being sold or disposed of constitutes 100% of the Capital Stock of a Subsidiary, the Administrative Agent is authorized to release any Loan Guaranty provided by such Subsidiary, (iii) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement, (iv) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Section 8 or as required pursuant to the terms of the Term Loan/ABL Intercreditor Agreement or Pari Lien Intercreditor Agreement, (v) if such Liens were granted by any Guarantor that ceases to be a Restricted Subsidiary in a transaction permitted by this Agreement or (vi) that constitutes “Excluded Property” (or any equivalent term) under any Security Document. Except as provided in the preceding sentence and in Section 10.1(a)(C), the Administrative Agent will not release any Liens on Collateral without the prior written authorization of the Required Lenders. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral. In connection with any termination or release pursuant to this Section, the Administrative Agent shall execute and deliver to any Loan Party, at the sole expense of the Company, all documents that such Loan Party shall reasonably request to evidence such termination or release.

(e) At such time as the Loans and the other Obligations (other than contingent obligations for which no claim has been made) shall have been satisfied by payment in full in immediately available funds and the Commitments have been terminated, the Collateral shall be automatically released from the Liens created by the Security Documents, and the Security

Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Security Documents shall automatically terminate, all without delivery of any instrument or performance of any act by any Person and the Administrative Agent shall, upon the request and at the sole expense of the Company, deliver any such instruments, release documents and lien termination notices and filings as may be reasonably requested to evidence such termination.

10.13 Confidentiality. Each of the Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party or any Restricted Subsidiary, the Administrative Agent or any Lender pursuant to or in connection with this Agreement that is not designated by the provider thereof as public information or non-confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, the Lead Arrangers, the Agents, any other Lender or any Affiliate thereof, (b) subject to an agreement to comply with provisions no less restrictive than this Section, to any actual or prospective Transferee or any direct or indirect counterparty to any Swap Agreement (or any professional advisor to such counterparty), (c) to its employees, directors, trustees, agents, attorneys, accountants and other professional advisors that have been advised of the provisions of this Section and have been instructed to keep such information confidential, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding; provided that unless specifically prohibited by applicable law, reasonable efforts shall be made to notify the Company of any such request prior to disclosure, (g) with the prior written consent of the Borrower, (h) to the extent such information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent or any Lender other than as a result of a breach of this Section by the Administrative Agent or such Lender, as applicable, on a non-confidential basis from a source other than the Borrower or its representatives which is not known by any such Person to be under a duty of confidentiality with respect to the information, (i) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender; provided, such Person has been advised of the provisions of this Section and instructed to keep such information confidential or (j) in connection with the exercise of any remedy hereunder or under any other Loan Document. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the extensions of credit hereunder. Notwithstanding anything herein to the contrary, any party to this Agreement (and any employee, representative, or other agent of any party to this Agreement) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. However, any such information relating to the tax treatment or tax structure is required to be kept confidential to the extent necessary to comply with any applicable federal or state securities laws.

EACH LENDER ACKNOWLEDGES THAT INFORMATION FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE COMPANY AND ITS AFFILIATES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE COMPANY, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE ~~BORROWERS~~BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

10.14 WAIVERS OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.15 USA PATRIOT Act Notification. Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the PATRIOT Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” an anti-money laundering rules and regulations, including the PATRIOT Act.

10.16 Maximum Amount. (a) It is the intention of the Borrower and the Lenders to conform strictly to the usury and similar laws relating to interest from time to time in force, and all agreements between the Loan Parties and their respective Subsidiaries and the Lenders, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity hereof or otherwise, shall the amount paid or agreed to be paid in the aggregate to the Lenders as interest (whether or not designated as interest, and including any amount otherwise designated but deemed to constitute interest by a court of competent jurisdiction) hereunder or under the other Loan Documents or in any other agreement given to secure the Indebtedness evidenced hereby or other Obligations of the Borrower, or in any other document evidencing, securing or pertaining to the Indebtedness evidenced hereby, exceed the maximum amount permissible under applicable usury or such other laws (the “Maximum Amount”). If under any circumstances whatsoever fulfillment of any provision hereof, or any of the other Loan Documents, at the time performance of such provision shall be due, shall involve exceeding the Maximum Amount, then, ipso facto, the obligation to be fulfilled shall be reduced to the Maximum Amount. For the purposes of calculating the actual amount of interest paid and/or payable hereunder in respect of laws pertaining to usury or such other laws, all sums paid or agreed to be paid to the holder hereof for the use, forbearance or detention of the Indebtedness of the Borrower evidenced hereby, outstanding from time to time shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread from the date of disbursement of the proceeds of the Loans until payment in full of all of such Indebtedness, so that the actual rate of interest on account of such Indebtedness is uniform through the term hereof. The terms and provisions of this subsection shall control and supersede every other provision of all agreements between the Borrower and the Lenders.

(b) If under any circumstances any Lender shall ever receive an amount which would exceed the Maximum Amount, such amount shall be deemed a payment in reduction of the principal amount of the Loans and shall be treated as a voluntary prepayment under Section 2.5(a) and shall be so applied in accordance with Section 2.11 or if such excessive interest exceeds the unpaid balance of the Loans and any other Indebtedness of the Borrower in favor of such Lender, the excess shall be deemed to have been a payment made by mistake and shall be refunded to the Borrower.

10.17 Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, unless expressly provided for herein or in any other Loan Document, without the prior written consent of the Administrative Agent. The provisions of this Section 10.17 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

10.18 No Fiduciary Duty. Each of the Agents, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their Affiliates. Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Loan Party, its stockholders or its Affiliates, on the other. The Loan Parties acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Agent and Lenders, on the one hand, and the Loan Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Agent or Lender has assumed an advisory or fiduciary responsibility in favor of any Loan Party, its stockholders or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Agent or Lender has advised, is currently advising or will advise any Loan Party, its stockholders or its Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (y) each Agent and Lender is acting solely as principal and not as the agent or fiduciary of any Loan Party, its management, stockholders, creditors or any other Person. Each Loan Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Loan Party agrees that it will not claim that any Agent or Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Loan Party, in connection with such transaction or the process leading thereto.

10.19 Intercreditor Agreement. REFERENCE IS MADE TO THE TERM LOAN/ABL INTERCREDITOR AGREEMENT. EACH LENDER HEREUNDER (A) CONSENTS TO THE SUBORDINATION OF LIENS PROVIDED FOR IN THE TERM LOAN/ABL INTERCREDITOR AGREEMENT, (B) AGREES THAT IT WILL BE BOUND BY AND WILL TAKE NO ACTIONS CONTRARY TO THE PROVISIONS OF THE TERM LOAN/ABL INTERCREDITOR AGREEMENT

AND (C) AUTHORIZES AND INSTRUCTS THE ADMINISTRATIVE AGENT TO ENTER INTO THE TERM LOAN/ABL INTERCREDITOR AGREEMENT AS TERM LOAN AGENT AND ON BEHALF OF SUCH LENDER. THE FOREGOING PROVISIONS ARE INTENDED AS AN INDUCEMENT TO THE LENDERS UNDER THE ABL CREDIT AGREEMENT TO EXTEND CREDIT AND SUCH LENDERS ARE INTENDED THIRD PARTY BENEFICIARIES OF SUCH PROVISIONS AND THE PROVISIONS OF THE TERM LOAN/ABL INTERCREDITOR AGREEMENT.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

TUBE CITY IMS CORPORATION, as the Borrower

By:
Name:
Title:

METAL SERVICES HOLDCO, LLC, as a Guarantor

By:
Name:
Title:

TUBE CITY IMS, LLC, as a Guarantor

By:
Name:
Title:

[Signature Page to Credit Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender

By:
Name:
Title:

By:
Name:
Title:

[ ], as a Lender

By:
Name:
Title:

[Signature Page to Credit Agreement]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 5, 2013

TMS INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

001-35128	Delaware	20-5899976
(Commission File Number)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12 Monongahela Avenue

P.O. Box 2000

Glassport, PA 15045

(412) 678-6141

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

TMS International Corp. (the ‘‘Company’’) held its 2013 Annual Meeting of Stockholders on June 5, 2013. Set forth below are the voting results for each of the four proposals submitted to a vote of the Company’s stockholders:

Proposal 1. Election of Directors

Nominee	Votes For	Votes Withheld	Broker Non-Votes

John J. Connelly	255,095,443	766,214	1,298,935

Joseph Curtin	251,294,551	4,567,106	1,298,935

Timothy A. R. Duncanson	249,948,655	5,913,002	1,298,935

Raymond S. Kalouche	252,231,682	3,629,975	1,298,935

Collin Osborne	254,885,889	975,768	1,298,935

Herbert K. Parker	255,394,000	467,657	1,298,935

Manish K. Srivastava	249,948,705	5,912,952	1,298,935

Patrick W. Tolbert	251,183,196	4,678,461	1,298,935

Proposal 2. Vote to ratify Ernst & Young LLP as the Company’s independent registered public accountants for the year ending December 31, 2013.

Votes For	Votes Against	Abstain	Broker Non-Votes

257,030,528	129,634	430	0

Proposal 3. Advisory vote to approve named executive officer compensation.

Votes For	Votes Against	Abstain	Broker Non-Votes

255,012,561	847,627	1,469	1,298,935

Proposal 4. Vote to approve an amendment to the TMS International Corp. Long Term Incentive Plan and to approve the performance goals under the Plan.

Votes For	Votes Against	Abstain	Broker Non-Votes

254,642,060	1,170,636	48,961	1,298,935

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TMS INTERNATIONAL CORP.

Date: June 6, 2013

	By:	/s/ Leon Z. Heller
Leon Z. Heller
Executive Vice President, Secretary and General Counsel

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 23, 2013

TMS INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

001-35128	Delaware	20-5899976
(Commission File Number)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12 Monongahela Avenue

P.O. Box 2000

Glassport, PA 15045

(412) 678-6141

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On August 23, 2013, TMS International Corp., a Delaware corporation (“TMS” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Crystal Acquisition Company, Inc., a Delaware corporation (“Parent”), and Crystal Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Sub”), providing for the acquisition of the Company by Parent. Pursuant to the Merger Agreement and subject to the conditions set forth therein, Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving entity and a wholly-owned subsidiary of Parent. Parent and Sub were formed by trusts for the benefit of Thomas J. Pritzker and Gigi Pritzker and their lineal descendants (together with certain of their affiliates, the “Sponsors”).

Pursuant to and subject to the conditions set forth in the Merger Agreement, at the Effective Time (as defined in the Merger Agreement) of the Merger, each share of issued and outstanding class A common stock, par value $0.001 per share (“Class A Common Stock”), and class B common stock, par value $0.001 per share (“Class B Common Stock” and collectively with the Class A Common Stock, the “Company Common Stock”), of the Company, excluding (i) treasury stock, (ii) Company Common Stock owned by Parent or Sub and (iii) Company Common Stock with respect to which appraisal rights under Delaware law are properly exercised and not withdrawn, will be converted into the right to receive $17.50 per share in cash without interest (the “Merger Consideration”).

Immediately prior to the Effective Time, each outstanding share of restricted Class A Common Stock shall automatically vest with the holder thereof and shall be converted in the Merger into the right to receive the Merger Consideration. Also, immediately prior to the Effective Time, each unexercised option to purchase shares of Company Common Stock, whether vested or unvested, shall be vested and canceled and each holder shall be entitled to receive an amount in cash, without interest, equal to (a) the excess of (i) the Merger Consideration over (ii) the exercise price per share of Company Common Stock subject to such option, multiplied by (b) the number of shares of Company Common Stock subject to such option.

The Merger Agreement contains a “no-shop” provision that prohibits the Company from soliciting, initiating or knowingly facilitating or encouraging competing acquisition proposals. However, until 11:59 p.m. (Eastern time) on September 27, 2013, the Company may, subject to the terms and conditions set forth in the Merger Agreement, furnish information to, and engage in discussions and negotiations with, any third party that makes an unsolicited acquisition proposal, provided that, among other things, the Board of Directors of the Company determines in good faith (i) that such acquisition proposal either constitutes a Superior Proposal (as defined in the Merger Agreement) or would reasonably be expected to result in a Superior Proposal and (ii) that the failure to do so would be inconsistent with its fiduciary duties to the holders of Company Common Stock under applicable law. Under certain circumstances, the Company is permitted to terminate the Merger Agreement to enter into a definitive agreement with respect to

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such Superior Proposal, provided that the Company must, among other things, notify Parent at least four days in advance of its intention to take such action, negotiate in good faith with Parent during the Notice Period (as defined in the Merger Agreement), and concurrently with entering into such agreement pay Parent the termination fee described below.

Parent has obtained debt financing commitments from JPMorgan Chase Bank, N.A. and Goldman Sachs Bank USA (the “Debt Commitment”) and equity financing commitments from the Sponsors (the “Equity Commitment” and, together with the Debt Commitment, the “Financing Commitments”), in each case to fund the transactions contemplated by the Merger Agreement. The Merger Agreement requires each of Parent and Sub to use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and obtain the financing on the terms and conditions described in the Financing Commitments, including using its reasonable best efforts to (i) maintain in effect the Financing Commitments in accordance with the terms and subject to the conditions thereof, (ii) negotiate and enter into definitive agreements with respect to the Financing Commitments on the terms and conditions described therein or, if certain conditions are satisfied, on such other terms acceptable to Parent, Sub and their financing sources, (iii) satisfy all conditions applicable to Parent and Sub in such definitive agreements on or prior to the Closing (as defined in the Merger Agreement), (iv) consummate the financing at or prior to the Closing, and (v) enforce the Debt Commitment.

The Merger Agreement contains representations, warranties and covenants of the parties customary for a transaction of this type. Completion of the Merger is subject to customary closing conditions, including, among others, (i) approval by the holders of a majority of all votes that are entitled to be cast with respect to the outstanding shares of Company Common Stock entitled to vote thereon, which approval was obtained following the execution and delivery of the Merger Agreement by the Written Consent (as defined below) of the Principal Stockholders (as defined below), (ii) expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) at least twenty calendar days having elapsed since the mailing to the Company’s stockholders of the definitive information statement with respect to the adoption of the Merger Agreement, and (iv) absence of a Company Material Adverse Effect (as defined in the Merger Agreement) occurring after the date of the Merger Agreement. The receipt of the financing contemplated by the Financing Commitments by Parent or Sub (or any other financing transaction) is not a condition to any of the parties’ obligations under the Merger Agreement.

The Merger Agreement contains certain termination rights for Parent and the Company. In connection with the termination of the Merger Agreement under specified circumstances, including in connection with the Company entering into an agreement with respect to a Superior Proposal, the Company is required to pay to Parent a termination fee equal to $26,034,647. Parent will be required to pay the Company a termination fee equal to $45,126,722 (the “Reverse Break-Up Fee”) under certain specified circumstances as set forth in the Merger Agreement. The Sponsors have provided limited guaranties in favor of the Company, which, subject to the terms and conditions thereof, guarantee the payment of the Reverse Break-Up Fee and certain expense and indemnification obligations of Parent under the Merger Agreement.

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A copy of the Merger Agreement has been provided solely to inform investors of its terms. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Merger Agreement and may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Merger Agreement and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. The Company’s stockholders and other investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties or covenants contained therein or any descriptions thereof as a characterization of the actual state of facts or conditions of the Company, Parent, Sub or any of their respective subsidiaries or affiliates.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Support Agreement

In connection with the execution of the Merger Agreement, Parent entered into a support agreement (the “Support Agreement”) with Onex Corporation, Onex Partners II LP, 1597257 Ontario Inc., Onex Partners II GP LP, Onex US Principals LP and Tube City EI II Ltd. (collectively, the “Principal Stockholders”). Pursuant to the terms of the Support Agreement, the Principal Stockholders agreed to execute and deliver a written consent (the “Written Consent”) adopting and approving in all respects the Merger Agreement and the transactions and agreements contemplated thereby and, during the term of the Support Agreement, but subject to certain limitations set forth therein, to refrain from voting any of their shares of Company Common Stock with respect to (i) any acquisition proposal (other than the Merger Agreement and the Merger), (ii) approval of any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company, and (iii) any proposal, action or agreement that would reasonably be expected to (1) result in a breach of any covenant, representation, warranty or any other obligation or agreement of the Company under the Merger Agreement or (2) result in any of the conditions set forth in Article VII of the Merger Agreement not being fulfilled. The Principal Stockholders are also subject to certain transfer restrictions and non-solicitation restrictions set forth in the Support Agreement. The Principal Stockholders hold (in the aggregate) 23,446,929 shares of Class B Common Stock, constituting approximately 60% of the total outstanding shares of Company Common Stock and 90% of the voting power of the outstanding shares of Company Common Stock.

The Written Consent was executed and delivered on August 23, 2013, following the execution and delivery of the Merger Agreement, and, as a result, the required approval of the Merger Agreement by the stockholders of the Company has been obtained. The Support Agreement terminates if the Merger Agreement is terminated in accordance with its terms.

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The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Support Agreement, which is filed as Exhibit 2.2 hereto and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 23, 2013, following the execution and delivery of the Merger Agreement, the Principal Stockholders, holding (in the aggregate) 23,446,929 shares of Class B Common Stock, constituting approximately 90.16392% of the voting power of the outstanding shares of Company Common Stock, executed the Written Consent adopting and approving in all respects the Merger Agreement and the transactions and agreements contemplated thereby. No further approval of the stockholders of the Company is required to approve and adopt the Merger Agreement and the transactions contemplated thereby.

Item 8.01. Other Events.

On August 26, 2013, the Company issued a press release in connection with the Merger. The full text of the press release is attached hereto as Exhibit 99.1.

Forward-Looking Statements

Certain statements in this Form 8-K regarding the proposed transaction, the expected timetable for completing the transaction, benefits of the transaction, future opportunities for the Company and any other statements regarding the Company’s future expectations, beliefs, goals or prospects contained in this Form 8-K constitute “forward-looking statements” under Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be preceded by, followed by or include the words “may,” “will,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “could,” “might,” or “continue” or the negative or other variations thereof or comparable terminology. A number of important factors could cause actual events or results to differ materially from those indicated by such forward-looking statements, including the parties’ ability to consummate the transaction; the results and impact of the announcement of the transaction; the timing for satisfying the conditions to the completion of the transaction, including the receipt of the regulatory approvals required for the transaction; the parties’ ability to meet expectations regarding the timing and completion of the transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; and other factors described in the most recent Annual Report on Form 10-K of the Company and elsewhere in the Company’s filings with the Securities and Exchange Commission (the “SEC”). You should not place undue reliance on any of these forward- looking statements. Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any such statement to reflect new information, or the occurrence of future events or changes in circumstances.

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Additional Information and Where to Find It

This communication is being made in respect of the proposed Merger involving the Company and Parent. In connection with the Merger, the Company will prepare an information statement to be filed with the SEC that will provide additional important information concerning the Merger. When completed, a definitive information statement will be mailed to the Company’s stockholders. The Company’s stockholders will be able to obtain, without charge, a copy of the information statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s stockholders will also be able to obtain, without charge, a copy of the information statement and other documents relating to the Merger (when available) upon written request to TMS International Corp., at 12 Monongahela Avenue, Glassport, Pennsylvania 15045, or from the Company’s website, http://www.tmsinternationalcorp.com/.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

2.1*	Agreement and Plan of Merger, dated as of August 23, 2013, by and among TMS International Corp., a Delaware corporation, Crystal Acquisition Company, Inc., a Delaware corporation, and Crystal Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Crystal Acquisition Company, Inc.

2.2*	Support Agreement, dated as of August 23, 2013, by and among Crystal Acquisition Company, Inc., Crystal Merger Sub, Inc., Onex Corporation, Onex Partners II LP, 1597257 Ontario Inc., Onex Partners II GP LP, Onex US Principals LP and Tube City EI II Ltd.

99.1	Joint Press Release issued by TMS International Corp. and The Pritzker Organization, LLC, dated August 26, 2013

*	Schedules to the Agreement and Plan of Merger and Support Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of the omitted schedules upon request by the SEC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TMS INTERNATIONAL CORP.

Date: August 26, 2013

	By:	/s/ Leon Z. Heller
Leon Z. Heller
Executive Vice President, Secretary and General Counsel

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Exhibit 2.1

See Annex A of this information statement for a copy of the Agreement and Plan of Merger, dated as of August 23, 2013, by and among TMS International Corp., a Delaware corporation, Crystal Acquisition Company, Inc., a Delaware corporation, and Crystal Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Crystal Acquisition Company, Inc.

Exhibit 2.2

EXECUTION VERSION

SUPPORT AGREEMENT

THIS SUPPORT AGREEMENT, dated as of August 23, 2013 (this “Agreement”), is entered into by and among CRYSTAL ACQUISITION COMPANY, INC., a Delaware corporation (“Parent”), CRYSTAL MERGER SUB, INC., a Delaware corporation and a wholly-owned subsidiary of Parent (“Sub”), and the Persons listed on Schedule I hereto (“Principal Stockholders”).

Concurrently with the execution and delivery of this Agreement, TMS INTERNATIONAL CORP., a Delaware corporation (the “Company”), is entering into an Agreement and Plan of Merger, in the form attached hereto as Exhibit A (the “Merger Agreement”), with Parent and Sub that provides, among other things, for the merger of Sub with and into the Company (the “Merger”) upon the terms and subject to the conditions set forth in the Merger Agreement. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Merger Agreement.

As of the date hereof, each Principal Stockholder is the record owner of that number of shares of Company Common Stock set forth opposite the name of such Principal Stockholder on Schedule I hereto, which shares, collectively, represent 90.16392% of the outstanding voting power of the Company.

As a condition to the willingness of Parent and Sub to enter into the Merger Agreement and as an inducement and in consideration therefor, each Principal Stockholder has agreed to enter into this Agreement.

The parties, intending to be legally bound, agree as follows:

SECTION 1. Stockholder Consent; Voting.

(a) Stockholder Consent. Each Principal Stockholder agrees, severally and not jointly, that, as soon as practicable (and in any event, prior to 5:00 p.m., New York City time, on the date immediately following the date of this Agreement), it shall execute and deliver to the Company an irrevocable written consent in the form attached as Exhibit D to the Merger Agreement evidencing such Principal Stockholder’s affirmative adoption and approval of the Merger Agreement and the transactions and agreements contemplated thereby.

(b) Voting. Subject to Section 2(f) hereof, each Principal Stockholder hereby agrees, severally and not jointly, that from and after the date hereof and until the date and time this Agreement is terminated in accordance with Section 6 (the “Termination Date”), (1) such Principal Stockholder shall not (x) call, or cause the Company to call, any special meeting of the stockholders of the Company (or any adjournment thereof) or (y) take action by written consent (other than the Stockholder Written Consent) and (2) at any meeting of the stockholders of the Company however called, or at any adjournment thereof, or in any circumstance in which the vote, consent or other approval of the stockholders of the Company is sought, such Principal Stockholder shall (x) appear at each such meeting or otherwise cause all of its shares of Company Common Stock to be counted as present thereat for purposes of calculating a quorum and (y) refrain from voting (or authorizing any other Person to vote on its behalf) or delivering consents with respect to all of its shares of Company Common Stock with respect to:

(i) any Acquisition Proposal (other than the Merger Agreement and the Merger),

(ii) approval of any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company, and

(iii) any proposal, action or agreement that would reasonably be expected to (1) result in a breach of any covenant, representation, warranty or any other obligation or agreement of the Company under the Merger Agreement or (2) result in any of the conditions set forth in Article VII of the Merger Agreement not being fulfilled.

(c) Each Principal Stockholder shall not commit or agree to take any action which it has agreed not to take in the foregoing Sections 1(a) and (1)(b).

SECTION 2. Restriction on Transfer of the Company Common Stock; Other Actions.

(a) Each Principal Stockholder agrees it will not, prior to the termination of this Agreement: (i) transfer, assign, sell, gift-over, pledge, encumber, hypothecate, exchange or otherwise dispose (whether by sale, liquidation, dissolution, dividend or distribution) of any or all of its Company Common Stock or any right or interest therein, or consent to any of the foregoing (any such action, a “Transfer”), (ii) enter into any derivative arrangement with respect to, or create any pledge, lien, claim, security interest, proxy, voting trust or agreement, option, right (other than community property interest), or other encumbrance or restriction whatsoever on title transfer, or exercise of any rights of a Principal Stockholder in respect of such Company Common Stock (collectively, “Encumbrances”) with respect to, any or all of its Company Common Stock or any right or interest therein, in either case that would reasonably be expected to prevent or delay such Principal Stockholder’s compliance with its obligations hereunder; (iii) enter into any contract, option or other agreement, arrangement or understanding with respect to any Transfer; (iv) grant any proxy, power-of-attorney or other authorization or consent with respect to any or all of its Company Common Stock with respect to any matter that is, or that could be exercised in a manner, inconsistent with Section 1; (v) deposit any of the Company Common Stock into a voting trust, or enter into a voting agreement or arrangement with respect to any of its Company Common Stock; or (vi) enter into any Contract that would be breached by, or take any other action that would reasonably be expected to prevent or delay, such Principal Stockholder’s compliance with its obligations hereunder.

(b) Notwithstanding the foregoing, each Principal Stockholder may make Transfers of Company Common Stock to a member of the Onex Group (as defined in the

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Second Amended and Restated Certificate of Incorporation of the Company in effect on the date hereof) or employees of a member of the Onex Group or trusts or other entities formed for their benefit or the benefit of their family members (and enter into contracts, options or other agreements, arrangements or understandings with respect thereto) if and only if such transferee agrees in writing to Parent to be bound by this Agreement as a Principal Stockholder prior to or concurrently with the consummation of any such Transfer; provided that no such Transfer shall relieve the transferor of any of its obligations hereunder; provided, further, that if any transferee that is a member of the Onex Group or an employee of a member of the Onex Group ceases to be such prior to the Effective Time, such transferee shall immediately Transfer all of the applicable transferor’s shares of Company Common Stock to another member of the Onex Group.

(c) Subject to Section 2(f), from and after the date hereof until the Termination Date, each Principal Stockholder shall not, and shall not authorize its agents, advisors and other representatives to, directly or indirectly: (i) solicit from a third party or initiate, knowingly facilitate or knowingly encourage the submission of any Acquisition Proposal (other than the Merger Agreement and the Merger); (ii) engage in, continue or otherwise participate in any discussions or negotiations with a third party concerning, or provide any non-public information regarding the Company or any of its Subsidiaries or afford access to the books or records or officers of the Company or any of its Subsidiaries to any third party that is seeking to the knowledge of such Principal Stockholder to make, could reasonably be expected to make, or has made, an Acquisition Proposal; (iii) approve, endorse, recommend or enter into any Alternative Acquisition Agreement; (iv) approve or recommend, or publicly propose to approve or recommend, any Acquisition Proposal; or (v) agree to do any of the foregoing. Notwithstanding anything to the contrary in this Agreement, to the extent the Company is permitted to take the actions set forth in Section 6.03 of the Merger Agreement with respect to an Acquisition Proposal, each Principal Stockholder and its Representatives will be free to participate in any discussions or negotiations regarding such Acquisition Proposal (including, without limitation, regarding any related stockholders’ consent or voting agreement) with the Person making such Acquisition Proposal and to otherwise take action to the extent the Company may take such action, provided that in each such case such action by such Principal Stockholder and its Representatives would be permitted to be taken by the Company pursuant to Section 6.03 of the Merger Agreement. For purposes of this Section 2(c), the Company will be deemed not to be a representative of any Principal Stockholder, and any officer, director, employee, agent or advisor of the Company (in each case, acting in their capacities as such) will be deemed not to be a representative of any such Principal Stockholder. For the avoidance of doubt, nothing in this Section 2(c) shall affect in any way the obligations of any Person (including the Company) under Section 6.03 of the Merger Agreement.

(d) Each Principal Stockholder hereby (i) waives and agrees not to exercise or assert any rights of appraisal or rights to dissent from the Merger that such Principal Stockholder may have with respect to any of its shares of Company Common Stock and (ii) agrees not to commence or participate in, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Sub, the Company or any of their respective successors, or any of their respective directors, officers, employees or Affiliates, relating to the negotiation, execution

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or delivery of this Agreement or the Merger Agreement or the consummation of the Merger, including any claim (A) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement or (B) alleging a breach of any fiduciary duty of any Person in connection with this Agreement or the Merger Agreement or the transactions contemplated hereby or thereby.

(e) Each Principal Stockholder hereby consents, in its capacity as a party thereto, to the termination of (i) that certain Investor Stockholders Agreement, made as of January 25, 2007, among Metal Services Acquisition Corp., Onex Partners II LP, the stockholders listed on the signature pages to such agreement and such other stockholders as have, from time to time thereafter, become parties to such agreement, as amended from time to time thereafter and (ii) that certain Registration Agreement, made as of January 25, 2007, among Metal Services Acquisition Corp. and the Persons listed on Schedule A thereto and such other stockholders as have, from time to time thereafter, become parties to such agreement, as amended from time to time thereafter, in each case effective at the Effective Time.

(f) It is understood that Section 1 and this Section 2 limit the rights of each Principal Stockholder only to the extent that such Principal Stockholder is acting in its capacity as a stockholder of the Company. Nothing in Section 1 or this Section 2 shall be construed as preventing such Principal Stockholder, if an officer or director of the Company, from fulfilling the obligations of such office (including, subject to the limitations contained in Section 6.03 of the Merger Agreement, the performance of obligations required by the fiduciary obligations of such Principal Stockholder acting solely in its capacity as an officer or director). Nothing in this Agreement, including this Section 2, shall limit or restrict any Affiliate or designee of the Principal Stockholder who serves as a member of the Board of Directors in acting in his or her capacity as a director of the Company (including, subject to the limitations contained in Section 6.03 of the Merger Agreement, the performance of obligations required by the fiduciary obligations of such Affiliate or designee of the Principal Stockholder acting solely in his or her capacity as a director), it being understood that this Agreement shall apply to the Principal Stockholders solely in their capacity as stockholders of the Company and shall not apply to any such Affiliate or designee’s actions, judgments or decisions as a director, officer or representative of the Company. The restrictions and covenants of each Principal Stockholder hereunder shall not be binding, and shall have no effect, in any way with respect to any director, officer or representative of the Company or any of its Subsidiaries in such Person’s capacity as such a director, officer or representative, nor shall any action taken by any such director, officer or representative in his or her capacity as such be deemed a breach by a Principal Stockholder of this Agreement.

SECTION 3. Non-Solicitation; Information.

(a) From the Closing Date until the three-year anniversary thereof (the “Non-Solicit Period”), each Principal Stockholder will not, and it shall cause its controlled Affiliates not to, directly or indirectly, solicit for employment or employ any person set forth on Schedule II hereto; provided that general media advertising not targeted at employees of the Company or its Subsidiaries or the use of an independent search firm that

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contacts employees of the Company or its Subsidiaries (other than at the direction of any Principal Stockholder or any of its controlled Affiliates) shall not be deemed to be direct or indirect solicitations; provided, further, that, during the Non-Solicit Period, notwithstanding the foregoing proviso, in no event shall any Principal Stockholder or any of its controlled Affiliates hire any person set forth on Schedule II hereto unless such person’s employment by the Company or its applicable Subsidiary has terminated. The restrictions contained in this Section 3(a) shall not apply to the activities of any direct or indirect portfolio companies of any Principal Stockholder, so long as no such Principal Stockholder nor any of its controlled Affiliates encourages or induces such portfolio companies to take any of the actions prohibited by this Section 3(a).

(b) From and after the Closing Date, Parent shall cause the Surviving Corporation to provide to the Principal Stockholders such non-privileged information concerning the Surviving Corporation and its Subsidiaries for periods prior to the Effective Time as the Principal Stockholders may from time to time reasonably require for Tax or regulatory purposes and is reasonably available to the Surviving Corporation, subject to the Principal Stockholders entering into a customary confidentiality agreement with the Surviving Corporation.

SECTION 4. Representations and Warranties of the Principal Stockholders. Each Principal Stockholder on its own behalf hereby severally and not jointly represents and warrants to Parent and Sub as to itself only as follows:

(a) Such Principal Stockholder is the sole record owner of the shares of Company Common Stock set forth opposite such Principal Stockholder’s name on Schedule I to this Agreement and has all right to vote and deliver consents with respect to such shares. Such shares constitute all of the capital stock and any other equity securities of the Company owned of record by such Principal Stockholder on the date hereof or as to which such Principal Stockholder has the right to vote and deliver consents. Except as permitted by this Agreement, such shares and the certificates representing such shares, if any, are now, and at all times during the term hereof will be, held by such Principal Stockholder, or by a nominee or custodian for the benefit of such Principal Stockholder, free and clear of Encumbrances (other than as created by this Agreement).

(b) Such Principal Stockholder is a legal entity duly organized, validly existing and in good standing (where such concept is recognized under applicable Law) under the Laws of its respective jurisdiction of incorporation or organization, and has all requisite power and authority to enter into and deliver this Agreement and to consummate the transactions contemplated hereby.

(c) The execution and delivery of this Agreement by such Principal Stockholder and the consummation of the transactions contemplated hereby, and compliance with the provisions of this Agreement, by such Principal Stockholder have been duly authorized by all requisite corporate, partnership, limited liability company or other entity action on the part of such Principal Stockholder, and no other corporate, partnership, limited liability company or other entity proceedings on the part of such Principal Stockholder (including any stockholder action) on the part of such Principal

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Stockholder is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by such Principal Stockholder and, assuming this Agreement has been duly authorized, executed and delivered by Parent and Sub, constitutes the legal, valid and binding obligation of such Principal Stockholder, enforceable against such Principal Stockholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other Laws of general applicability relating to or affecting creditors’ rights generally and to equitable principles (whether considered in a proceeding in equity or at law).

(d) The execution and delivery of this Agreement by such Principal Stockholder does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof by such Principal Stockholder will not, (i) conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, require consent under, or give rise to, or to a right of, termination, modification, cancellation or acceleration of any obligation or to the loss of any benefit under any (A) Contract to which such Principal Stockholder is party or (B) Authorization applicable to such Principal Stockholder, (ii) result in the creation of any Liens upon any of the properties or assets of such Principal Stockholder, (iii) conflict with or result in any violation of such Principal Stockholder’s Organizational Documents or (iv) conflict with or violate any applicable Laws, other than, in the case of clauses (i), (ii) and (iv), as would not, individually or in the aggregate, prevent or materially and adversely affect such Principal Stockholder’s ability to perform any of its obligations under this Agreement.

(e) Such Principal Stockholder understands and acknowledges that the Company, Parent and Sub are entering into the Merger Agreement in reliance upon Principal Stockholder’s execution and delivery of this Agreement.

SECTION 5. Representations and Warranties of Parent and Sub. Parent and Sub hereby jointly and severally represent and warrant to each Principal Stockholder as follows:

(a) Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Sub has all requisite power and authority to enter into and deliver this Agreement and to consummate the transactions contemplated hereby.

(b) The execution and delivery of this Agreement by each of Parent and Sub and the consummation of the transactions contemplated hereby, and compliance with the provisions of, this Agreement by each of Parent and Sub have been duly authorized by all requisite corporate action on the part of each of Parent and Sub, and no other corporate proceedings on the part of each of Parent and Sub (including any stockholder action) on the part of each of Parent and Sub is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by each of Parent and Sub and, assuming this Agreement has been duly authorized, executed and delivered by each other party hereto, constitutes the legal, valid and binding obligation of each of Parent and Sub, enforceable against Parent and Sub in

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accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other Laws of general applicability relating to or affecting creditors’ rights generally and to equitable principles (whether considered in a proceeding in equity or at law).

(c) The execution, delivery and performance by Parent and Sub of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof by Parent and Sub will not, (i) conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, require consent under, or give rise to, or to a right of termination, modification, cancellation or acceleration of any obligation or to the loss of any benefit under any (A) Contract to which Parent or Sub is a party, or (B) permit, concession, franchise, right or license binding upon Parent or Sub, (ii) result in the creation of any Liens upon any of the properties or assets of Parent or Sub, (iii) conflict with or result in any violation of any provision of the Organizational Documents of Parent or Sub or (iv) conflict with or violate any applicable Laws, other than, in the case of clauses (i), (ii) and (iv), as would not, individually or in the aggregate, prevent or materially and adversely affect each of Parent’s or Sub’s ability to perform any of its obligations under this Agreement.

SECTION 6. Termination.

(a) This Agreement shall terminate immediately upon the earliest to occur of the following:

(i) termination of the Merger Agreement in accordance with its terms;

(ii) the Effective Time; and

(iii) the mutual written consent of Parent and the Principal Stockholders.

(b) Upon termination of this Agreement, except in the case of liability for any willful breach by any party to this Agreement prior to termination, from which liability termination shall not relieve any such party, and except as set forth in Section 6(c), all rights and obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise.

(c) This Section 6 (Termination), Section 2(d) (Waiver of Appraisal Rights and Related Matters), Section 7 (Expenses) and Section 8 (Miscellaneous) and, in the event this Agreement is terminated pursuant to Section 6(a)(ii), Section 3 (Non-Solicitation; Information), shall survive the termination of this Agreement.

SECTION 7. Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

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SECTION 8. Miscellaneous.

(a) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service; or (b) transmitted by telecopy or e-mail (with confirmation of transmission) confirmed with a copy delivered as provided in clause (a), in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the Person (by name or title) designated below (or to such other address, telecopy number, e-mail address or person as a party may designate by notice to the other parties):

To the Principal Stockholders:

Onex Corporation

161 Bay Street

P.O. Box 700

Toronto, Ontario M5J 2S1 Canada

Telecopy: 416-362-5765

Email: adaly@onex.com

Attention: General Counsel

with a copy to:

Kaye Scholer LLP

425 Park Avenue, 16th Floor

New York, NY 10022

Telecopy: 212-836-8689

Email: joel.greenberg@kayescholer.com &

derek.stoldt@kayescholer.com

Attention: Joel I. Greenberg & Derek Stoldt

To Parent and Sub:

c/o Diversified Financial Management Corp.

71 South Wacker Drive, Suite 4700

Chicago, IL 60606

Telecopy: 312-577-2599

Email: gmiller@divfin.com

Attention: Glen Miller

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with a copy to:

Latham & Watkins LLP

233 South Wacker Drive, Suite 5800

Chicago, IL 60606

Telecopy: 312-993-9767

Email: michael.pucker@lw.com,

bradley.faris@lw.com &

shaun.hartley@lw.com

Attention: Michael A. Pucker, Bradley C. Faris & Shaun D. Hartley

(b) Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(c) Counterparts; Facsimile and Electronic Signatures. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. This Agreement or any counterpart may be executed and delivered by facsimile copies or delivered by electronic communications by portable document format (.pdf), each of which shall be deemed an original to the other parties.

(d) Entire Agreement; No Third Party Beneficiaries. This Agreement (including the Exhibits and Schedules hereto) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. Neither this Agreement nor any other agreement contemplated hereby is intended to or shall confer upon any person other than the parties hereto and thereto any legal or equitable rights or remedies except as provided in Section 6.08(e) of the Merger Agreement.

(e) Governing Law. This Agreement and the agreements, instruments and documents contemplated hereby shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might apply under applicable principles of conflicts of laws thereof.

(f) WAIVER OF JURY TRIAL. EACH PARTY HERETO AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN

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CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) EACH PARTY HERETO UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (c) EACH PARTY HERETO MAKES THIS WAIVER VOLUNTARILY AND (d) EACH PARTY HERETO HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8(f).

(g) Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (in whole or in part) by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties, and any such assignment without such consent shall be null and void and of no effect. No assignment by any party shall relieve such party of any of its obligations hereunder. Subject to the preceding sentences, this Agreement shall be binding upon, and shall inure to the benefit of, and shall be enforceable by the parties hereto and their respective successors and assigns.

(h) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

(i) Specific Performance, Jurisdiction, Enforcement.

(i) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that any breach of this Agreement would not be adequately compensated by monetary damages. The parties hereto acknowledge and agree that, other than following the termination of this Agreement pursuant to Sections 6(a)(i) or 6(a)(iii), each party shall be entitled to an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement by the other and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under this Agreement.

(ii) Each of the parties irrevocably (i) submits itself to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or in the event, but only in

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the event, that such court does not have subject matter jurisdiction over such action or proceeding, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware) for the purpose of any Litigation directly or indirectly based upon, relating to or arising out of this Agreement or any of the transactions contemplated hereby or the negotiation, execution or performance hereof or thereof, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than the Chancery Court of the State of Delaware (or in the event, but only in the event, that such court does not have subject matter jurisdiction over such action or proceeding, in the Superior Court of the State of Delaware or the United States District Court for the District of Delaware). Each of the parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Litigation with respect to this Agreement, (x) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with this Section 8(i), (y) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (z) to the fullest extent permitted by the applicable Law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter of this Agreement, may not be enforced in or by such courts.

(iii) Each of the parties hereby irrevocably consents to service being made through the notice procedures set forth in Section 8(a) and agrees that service of any process, summons, notice or document by personal delivery to the respective addresses set forth in Section 8(a) shall be effective service of process for any Litigation in connection with this Agreement or the transactions contemplated hereby. Nothing in this Section 8(i) shall affect the right of any party to serve legal process in any other manner permitted by Law.

(j) Amendment. No amendment or modification of this Agreement shall be effective unless it shall be in writing and signed by each of the parties hereto, and no waiver or consent hereunder shall be effective against any party unless it shall be in writing and signed by such party.

(k) Nature of Obligations. The obligations of the Principal Stockholders hereunder are several, not joint, whether or not so stated, and no Principal Stockholder shall have any liability or other obligation with respect to the failure of any other Principal Stockholder to perform its obligations hereunder.

(l) No Recourse. Except for any liability for claims, losses, damages, liabilities or other obligations arising out of a Principal Stockholder’s failure to perform its obligations hereunder, Parent and Sub agree that no Principal Stockholder (in its capacity as a stockholder of the Company) will be liable for claims, losses, damages, liabilities or

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other obligations resulting from or related to the Merger Agreement, including any breach by the Company of the Merger Agreement, and that the Company will not be liable for claims, losses, damages, liabilities or other obligations resulting from or related to any Principal Stockholder’s failure to perform its obligations hereunder; provided that this clause (l) shall not in any way limit the liability of the Company under the Merger Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered as of the date first written above.

CRYSTAL ACQUISITION COMPANY, INC.,
a Delaware corporation

By:	/s/ Glen Miller
Glen Miller
President

CRYSTAL MERGER SUB, INC., a Delaware corporation

By:	/s/ Glen Miller
Glen Miller
President

[Signature Page to Support Agreement]

ONEX CORPORATION

By:	/s/ Andrea A. Daly
Andrea E. Daly
Vice President, General Counsel and Secretary

By:	/s/ Donald W. Lewtas
Donald W. Lewtas
Chief Financial Officer

ONEX PARTNERS II LP
By: Onex Partners II GP LP, its General Partner
By: Onex Partners Manager LP, its Agent
By: Onex Partners Manager GP ULC, its General Partner

By:	/s/ Robert M. Le Blanc
Robert M. Le Blanc
Senior Managing Director

By:	/s/ Donald F. West
Donald F. West
Vice President and Secretary

1597257 ONTARIO INC.

By:	/s/ Andrea A. Daly
Andrea E. Daly
Vice President and General Counsel

By:	/s/ Donald W. Lewtas
Donald W. Lewtas
Chief Financial Officer

[Signature Page to Support Agreement]

ONEX PARTNERS II GP LP
By: Onex Partners GP Inc., its General Partner

By:	/s/ Robert M. Le Blanc
Robert M. Le Blanc
President

By:	/s/ Donald F. West
Donald F. West
Vice President

ONEX US PRINCIPALS LP
By: Onex American Holdings GP LLC, its General Partner

By:	/s/ Donald F. West
Donald F. West
Representative

TUBE CITY EI II LTD.

By:	/s/ Andrea A. Daly
Andrea E. Daly
Secretary

By:	/s/ Donald W. Lewtas
Donald W. Lewtas
Vice President

[Signature Page to Support Agreement]

Exhibit and Schedules

Schedule I- Principal Stockholders

Schedule II- Non-Solicitation Parties

Exhibit A- Agreement and Plan of Merger

Exhibit 99.1

The Pritzker Organization Announces Acquisition Of TMS International Corp.

In An Approximately $1 Billion Transaction

PITTSBURGH, PA, and CHICAGO, IL, August 26, 2013 – TMS International Corp. (NYSE: TMS) and The Pritzker Organization, LLC (TPO) announced today a definitive merger agreement under which business interests of certain members of the Pritzker family will acquire TMS in an all-cash transaction valued at approximately $1 billion, including refinanced third-party debt. Under the terms of the agreement, TMS stockholders will receive $17.50 in cash for each share of TMS Class A common stock and Class B common stock.

Through its subsidiaries, including Tube City IMS Corporation, TMS is the largest provider of outsourced industrial services to steel mills in North America as measured by revenue and has a substantial and growing international presence. TMS provides mill services at 81 customer sites in 12 countries and operates 36 brokerage offices from which it buys and sells raw materials across five continents.

Raymond Kalouche, TMS President and CEO, said, “We have built a world-class outsourced industrial services company over the past six years during our partnership with Onex. With this transaction, we are pleased to be able to maximize stockholder returns while positioning ourselves to continue to deliver exceptional value for our customers and expand our global operations as a privately held company, with TPO as our new long-term partner.”

Tom Pritzker, Chairman and CEO of The Pritzker Organization, said, “TMS is a leading provider of mill, procurement, and logistics services to the steel industry, with an exceptional management team and a proven track record of delivering value to its customers. We are delighted to have the opportunity for TPO to participate in and support the growth of the business over the long-term. Throughout TPO’s history, we have partnered with strong management teams to build durable businesses for the future. We look forward to working closely with the TMS management team in a similar fashion to help them build on their impressive track record of success.”

The transaction is expected to close in the fourth quarter of 2013. Completion of the transaction is subject to certain closing conditions, including, among other things, expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Upon completion of the transaction, TMS will become a privately held company and its common stock will no longer trade on the NYSE.

The TMS Board of Directors has unanimously approved and declared advisable the definitive merger agreement and the transactions contemplated thereby. Following the execution of the definitive merger agreement, Onex Corporation and certain of its affiliates, the holders of approximately 60% of the outstanding shares of TMS common stock, executed a written consent adopting and approving the definitive merger agreement. No additional stockholder action is required to adopt or approve the definitive merger agreement.

The transaction will be financed through a combination of debt and equity commitments, and is not conditioned upon the consummation of such financing. Goldman Sachs Bank USA and J.P. Morgan are providing committed debt financing. Committed equity funding is being provided by business interests of Tom Pritzker and Gigi Pritzker. BofA Merrill Lynch is acting as financial advisor to TMS and Kaye Scholer LLP is advising TMS on legal matters in connection with the transaction. Goldman Sachs & Co. and J.P. Morgan Securities LLC are acting as financial advisors to TPO and Latham & Watkins LLP is acting as legal advisor to TPO and the Pritzker family business interests.

About TMS International Corp.

TMS International Corp., through its subsidiaries, including Tube City IMS Corporation, is the largest provider of outsourced industrial services to steel mills in North America as measured by revenue and has a substantial and growing international presence. TMS provides mill services at 81 customer sites in 12 countries and operates 36 brokerage offices from which it buys and sells raw materials across five continents. For additional information, visit www.tmsinternationalcorp.com.

About The Pritzker Organization, LLC

The Pritzker Organization is the merchant bank for the interests of certain members of the Pritzker family. TPO’s primary focus is principal investing. For more than 60 years, TPO has controlled and guided the development of dozens of portfolio companies across a wide variety of industries, including manufacturing, logistics, life sciences, hospitality, healthcare and services. Notable businesses include Hyatt Hotels, Triton Container and the Marmon Group. In addition to its core strategy of long-term business building, TPO is also an active special situations investor, deploying capital across a wide spectrum of industries and across every tier of the balance sheet, from senior debt to equity. Additional information can be found at www.tpo.org.

Additional Information

TMS will file with the SEC a Current Report on Form 8-K, which will contain, among other things, a copy of the definitive merger agreement. In connection with the proposed merger, TMS will prepare an information statement to be filed with the SEC that will provide additional important information concerning the proposed merger. When completed, a definitive information statement will be mailed to the stockholders of TMS. The stockholders of TMS will be able to obtain, without charge, a copy of the information statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. Stockholders of TMS will also be able to obtain, without charge, a copy of the information statement and other documents relating to the proposed merger (when available) upon written request to TMS International Corp., at 12 Monongahela Avenue, Glassport, PA, 15045-1315 or from TMS’ website, http://www.tmsinternationalcorp.com/.

Forward Looking Statements

Certain statements in this communication regarding the transaction, the expected timetable for completing the transaction, the benefits of the transaction, and the future opportunities for TMS and TPO and any other statements regarding TMS’ and TPO’s future expectations, beliefs, goals or prospects contained in this press release constitute “forward-looking statements” under Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be preceded by, followed by or include the words “may,” “will,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “could,” “might,” or “continue” or the negative or other variations thereof or comparable terminology. A number of important factors could cause actual events or results to differ materially from those indicated by such forward-looking statements, including the parties’ ability to consummate the transaction; the results and impact of the announcement of the transaction; the timing for satisfying the conditions to the completion of the transaction, including the receipt of the regulatory approvals required for the transaction; the parties’ ability to meet expectations regarding the timing and completion of the transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; and other factors described in the most recent Annual Report on Form 10-K of TMS and elsewhere in TMS’ filings with the Securities and Exchange Commission. You should not place undue reliance on any of these forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and except as required by law neither TMS nor TPO undertakes any obligation to update any such statement to reflect new information, or the occurrence of future events or changes in circumstances. Neither TMS nor TPO is responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services or Internet service providers.

Contacts:

For TMS

Jim Leonard

(412) 267-5226

For TPO

Sard Verbinnen & Co.

George Sard (212) 687-8080

Debbie Miller/Bryan Locke (312) 895-4700